UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

Schedule 14A
___________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INCEPTION GROWTH ACQUISITION LIMITED

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
INCEPTION GROWTH ACQUISITION LIMITED
AND PROSPECTUS FOR UP TO 21,546,684 ORDINARY SHARES, 9,896,250 WARRANTS,
AND 9,896,250 ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS
OF IGTA MERGER SUB LIMITED

Proxy Statement/Prospectus dated May 27, 2025
and first mailed to the stockholders of Inception Growth Acquisition Limited on or about June 3, 2025

To the Stockholders of Inception Growth Acquisition Limited:

You are cordially invited to attend the Special Meeting of the Stockholders of Inception Growth Acquisition Limited (“Inception Growth,” “IGTA,” “we,” “our,” or “us”), which will be held at the offices of Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR on July 1, 2025, at 10 a.m. local time (the “Special Meeting”) and virtually using the following dial-in information:

US Toll Free	+1 866 213 0992
Hong Kong Toll	+852 2112 1888
Participant Passcode	2910077#

The board of directors of Inception Growth (the “Inception Growth Board” or “IGTA Board”) has determined to utilize virtual stockholder meeting technology, and encourages stockholders to attend the Special Meeting virtually.

Inception Growth is a Delaware corporation incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” The business combination will be completed through a two-step process consisting of the Redomestication Merger (as defined below) and the Share Exchange (as defined below). The Redomestication Merger and the Share Exchange are collectively referred to herein as the “Business Combination.”

On September 12, 2023, Inception Growth entered into a Business Combination Agreement with IGTA Merger Sub Limited, a British Virgin Islands company and wholly owned subsidiary of IGTA (such company before the Redomestication Merger is sometimes referred to as the “Purchaser” and upon and following the Redomestication Merger (as defined below) is hereinafter sometimes referred to as “PubCo”), AgileAlgo Holdings Ltd., a British Virgin Islands company (“AgileAlgo” or the “Company”), and certain shareholders of AgileAlgo (the “Signing Sellers”), and which agreement may also be thereafter executed by each of the other shareholders of AgileAlgo (such shareholders, together with the Signing Sellers, the “Sellers”) in one or more joinder agreements, (collectively, the “Seller Joinders”) (such agreement, as amended on June 20, 2024, December 16, 2024, March 27, 2025 and May 6, 2025 and may be further amended from time to time, together with the Seller Joinders, the “Business Combination Agreement”), which provides for a Business Combination between Inception Growth and AgileAlgo. Pursuant to the Business Combination Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Business Combination Agreement by the stockholders of Inception Growth, Inception Growth will merge with and into Purchaser, with PubCo remaining as the surviving publicly traded entity (the “Redomestication Merger”); and (ii) substantially concurrently with the Redomestication Merger, the shareholders of AgileAlgo will exchange all of their ordinary shares of AgileAlgo (the “Purchased Shares”) for an aggregate of fourteen million (14,000,000) ordinary shares of PubCo (“PubCo Ordinary Shares”), valued at $10.00 each, for a total of One Hundred Forty Million Dollars ($140,000,000) (the “Closing Consideration Shares”), plus an additional two million (2,000,000) PubCo Ordinary Shares, for a total of Twenty Million Dollars ($20,000,000) as additional contingent consideration (“Earnout Consideration Shares”) (such exchange, the “Share Exchange”, collectively with the Redomestication Merger, the “Business Combination”). On each of June 20, 2024, December 16, 2024, March 27, 2025 and May 6, 2025, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the outside date required for the Closing to occur until July 31, 2025 (with either party being able to terminate the Business Combination Agreement for passage of such date), to clarify a condition to Closing regarding PubCo being required to list PubCo Ordinary Shares on Nasdaq on or before July 31, 2025 and to provide for Inception Growth’s consent to certain transfers and issuances of AgileAlgo ordinary shares as required by Section 7.1 of the Business Combination Agreement.

Following the Business Combination, Purchaser will be a publicly traded company renamed as “Prodigy, Inc.” and which we also refer to as the Combined Company.

Purchaser was formed on September 11, 2023, for the sole purpose of, immediately prior to the Closing, merging with Inception Growth in the Redomestication Merger, where Purchaser will be the surviving entity as a British Virgin Islands business company.

At the consummation of the Share Exchange (the “Closing”), the former Inception Growth stockholders will receive the consideration specified below and the former shareholders of AgileAlgo will receive the Closing Consideration Shares consisting of an aggregate of 14,000,000 PubCo Ordinary Shares. Any Earnout Consideration will be paid in PubCo Ordinary Shares. A number of PubCo Ordinary Shares that equals 15% of the total outstanding issued PubCo Ordinary Shares immediately upon Closing is proposed to be reserved and authorized for issuance under the 2025 AgileAlgo Employee Incentive Plan upon Closing (the “Incentive Plan”). For more information see “Incentive Plan Proposal.”

In addition, IGTA, PubCo and AgileAlgo have entered into a standby equity purchase agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”), an affiliate of Yorkville Advisors Global, LP, pursuant to which Yorkville will open an equity credit line for the Combined Company in the aggregate principal amount of up to $30,000,000, of which $2,000,000 will be available to the Combined Company in the form of a pre-paid advance evidenced by a convertible promissory note on the closing date of the Business Combination, and $1,000,000 will be available to the Combined Company in the form of a second pre-paid advance with an equivalent note on the second trading day after the initial registration statement, filed pursuant to a registration rights agreement in connection with the SEPA, becomes effective and the required shareholder approval has been obtained (collectively, the “Yorkville Financing”). Each of the pre-paid advances is subject to an original issue discount as described in the accompanying proxy statement/prospectus, and further advances under the equity credit line are subject to conditions specified in the SEPA. The availability period of the equity line of credit is for 36 months after the completion of the Business Combination.

At the Special Meeting, Inception Growth stockholders will be asked to consider and vote upon the following proposals:

1.      approval of the Redomestication Merger and the Plan of Merger (as defined below), which we refer to as the “Redomestication Merger Proposal” or “Proposal No. 1;”

2.      approval of the Share Exchange, which we refer to as the “Share Exchange Proposal” or “Proposal No. 2;”

3.      approval, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, of (i) the issuance of PubCo Ordinary Shares in connection with the Business Combination and (ii) the issuance of an aggregate of up to $30,000,000 of PubCo Ordinary Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing, which we refer to collectively as the “Nasdaq Proposal” or “Proposal No. 3”;

4.      approval of the Charter Proposal to approve and adopt PubCo’s Amended and Restated Memorandum and Articles of Association upon consummation of the Business Combination, which we refer to as the “Charter Proposal” or “Proposal No. 4.” A copy of PubCo’s Amended and Restated Memorandum and Articles of Association is attached hereto as Annex B;

5.      approval of the Governance Proposal, which we refer to as the “Governance Proposal” or “Proposal No. 5”;

6.      approval of the NTA Requirement Amendment Proposal (defined below) to eliminate from Inception Growth’s certificate of incorporation the limitation that it shall not redeem Public Shares to the extent that such redemption would cause Inception Growth’s net tangible assets to be less than $5,000,001, so as to facilitate the consummation of the Business Combination by permitting redemptions by public stockholders of Inception Growth even if such redemptions result in Inception Growth having net tangible assets that are less than $5,000,001 upon consummation thereof and by permitting consummation of the Business Combination even if it would cause Inception Growth’s net tangible assets to be less than $5,000,001 upon consummation thereof, by adopting the fifth amendment to Inception Growth’s amended and restated certificate of incorporation, which we refer to as the “NTA Requirement Amendment Proposal” or “Proposal No. 6.” A copy of the fifth amendment to Inception Growth’s amended and restated certificate of incorporation is attached hereto as Annex C;

7.      approval of the appointment of six (6) directors of PubCo, assuming the Redomestication Merger Proposal, the Share Exchange Proposal and the Nasdaq Proposal are all approved, to appoint six (6) directors, effective upon the Closing which we refer to as the “Director Appointment Proposal” or “Proposal No. 7”;

8.      approval of the Incentive Plan, which we refer to as the “Incentive Plan Proposal” or “Proposal No 8.” A form of the Incentive Plan is attached to the accompanying proxy statement as Annex D; and

9.      approval to adjourn the Special Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus, which we refer to as the “Adjournment Proposal” or “Proposal No. 9” and, together with the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Amendment Proposal and the Incentive Plan Proposal, collectively, the “Proposals.”

If Inception Growth stockholders approve the Redomestication Merger Proposal and the Share Exchange Proposal, then, immediately prior to the consummation of the Business Combination, all outstanding units of Inception Growth (each of which consists of one IGTA Share, one-half of one IGTA Warrant and one IGTA Right) (the “IGTA Units”) will separate into their individual components of IGTA Shares, IGTA Warrants and IGTA Rights and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Inception Growth stockholders shall be exchanged as follows:

(i)     Each share of common stock of IGTA, par value $0.0001 per share (“IGTA Share”), issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares), will automatically be cancelled and cease to exist and for each such IGTA Share, PubCo shall issue to each Inception Growth stockholder (other than Inception Growth stockholders who exercise their redemption rights in connection with the Business Combination) one validly issued PubCo Ordinary Share, which shall be fully paid;

(ii)    Each whole warrant to purchase one IGTA Share (“IGTA Warrant”) issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a warrant to purchase one PubCo Ordinary Share (each, a “PubCo Warrant”) (or equivalent portion thereof) provided, however, that the number of warrants issuable upon separation of the units will be rounded down to the nearest whole number of warrants. The PubCo Warrants will have substantially the same terms and conditions as set forth in the IGTA Warrants; and

(iii)   Each IGTA Right (each exchangeable into one-tenth of one IGTA Share) (“IGTA Right”) issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Ordinary Share in exchange for the cancellation of each IGTA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded down to the nearest whole share.

Each IGTA Unit consists of one IGTA Share, one IGTA Right and one-half of one redeemable IGTA Warrant, exercisable upon the later of one year after the closing of Inception Growth’s IPO or the consummation of the Business Combination. It is anticipated that, immediately after consummation of the Business Combination, Inception Growth’s existing stockholders, including the Sponsor (as defined below), will own approximately 20.00% of the issued and outstanding PubCo Ordinary Shares, the AgileAlgo Shareholders will own approximately 77.95% of such PubCo Ordinary Shares and other third parties (as referenced in the accompanying proxy statement/prospectus) will own approximately 2.05% of such PubCo Ordinary Shares. These relative percentages assume (i) none of Inception Growth’s existing public stockholders exercise their redemption rights or dissenting rights, as discussed herein; (ii) there is no exercise or conversion of PubCo Warrants; (iii) the Notes (as defined herein) have been converted and (iv) the issuance of 320,000 PubCo Ordinary Shares will be issued to Porche Capital Ltd. as financial advisor to the Business Combination. If any of Inception Growth’s existing public stockholders exercise their redemption rights, the anticipated percentage ownership of Inception Growth’s existing stockholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination and the Business Combination Agreement” and “Unaudited Pro Forma Condensed Consolidated Financial Information” for further information.

Inception Growth received a notice, dated December 10, 2024 (the “Nasdaq Notice”) from Nasdaq, stating that Inception Growth did not comply with Nasdaq Interpretive Material IM-5101-2, according to which a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since Inception Growth did not complete its initial business combination by December 8, 2024, the Nasdaq Notice provided that trading of Inception Growth’s securities on Nasdaq would be suspended at the opening of business on December 17, 2024 (the “Trading Suspension”), and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”), which would remove Inception Growth’s securities from listing on The Nasdaq Stock Market. Following the Trading Suspension, as discussed above, Inception Growth’s securities commenced trading on the OTC Markets at the opening of business on December 17, 2024, under the same trading symbols, respectively, that each of those securities traded on Nasdaq. See “Nasdaq Rule 5815 was amended effective

October 7, 2024 to provide for the immediate suspension and delisting for failure to meet the 36-month requirement in Nasdaq Rule IM 5101-2(b) to complete a business combination, and Inception Growth’s securities were suspended from trading on Nasdaq and delisted at the opening of business on December 17, 2024.”

As of December 17, 2024, the IGTA Units, IGTA Shares, IGTA Warrants and IGTA Rights commenced trading on the OTC Markets under the symbols “IGTAU,” “IGTA,” “IGTAW” and “IGTAR,” respectively. Until December 17, 2024, each of these securities were traded on the Nasdaq Capital Market (where they had been trading under these same symbols shown above) until the Trading Suspension (as defined below). On December 17, 2024, Inception Growth’s securities commenced trading under their above referenced symbols on the OTC Markets. On May 23, 2025, the closing price on the OTC Markets of IGTA Units was $13.09, of IGTA Shares was $12.25, of IGTA Warrants was $0.07 and of IGTA Rights was $0.19. PubCo intends to apply for the listing, to be effective upon the consummation of the Business Combination, of its PubCo Ordinary Shares and PubCo Warrants on The Nasdaq Stock Market under the symbols “PRGY” and “PRGYW,” respectively.

Investing in PubCo securities involves a high degree of risk. See “Risk Factors” beginning on page 23 for a discussion of information that should be considered in connection with an investment in PubCo securities.

As of April 30, 2025, there was approximately $3,689,890 in Inception Growth’s trust account (the “Trust Account”). On May 23, 2025, the last sale price of IGTA Shares was $12.25.

Following the completion of the Business Combination, the issued and outstanding share capital of PubCo will consist of PubCo Ordinary Shares. The shareholders of AgileAlgo will beneficially own 16,000,000 of the issued PubCo Ordinary Shares and will be able to exercise 77.95% of the total voting power of the issued and outstanding share capital of PubCo immediately following the completion of the Business Combination, assuming that (i) none of Inception Growth’s existing public stockholders exercise their redemption rights or dissenting rights, as discussed herein, (ii) there is no exercise of PubCo Warrants, (iii) the Notes (as defined herein) not been converted and (iv) no Earnout Consideration Shares have been issued.

Pursuant to Inception Growth’s amended and restated certificate of incorporation, Inception Growth is providing its public stockholders with the opportunity to redeem all or a portion of their IGTA Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in Inception Growth’s Trust Account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding IGTA Shares that were sold as part of the IGTA Units in Inception Growth’s IPO, subject to the limitations described herein. Inception Growth estimates that the per-share price at which IGTA Shares held by the public (the “Public Shares”) may be redeemed from cash held in the Trust Account will be approximately $3,689,890 at the time of the Special Meeting. Inception Growth’s public stockholders may elect to redeem their shares even if they vote for the Redomestication Merger or do not vote at all.

Inception Growth is providing this proxy statement/prospectus and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. The Sponsor, which owns approximately 40.99% of the outstanding IGTA Shares as of the record date, has agreed to vote its IGTA Shares in favor of the Redomestication Merger Proposal and the Share Exchange Proposal, which transactions comprise the Business Combination, and intends to vote for the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal, the Incentive Plan Proposal and the Adjournment Proposal, although there is no agreement in place with respect to voting on those latter proposals.

Each stockholder’s vote is very important. Whether or not you plan to attend the Special Meeting in person (including by virtual presence), please submit your proxy card without delay. Inception Growth’s stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting in person (including by virtual presence) if such stockholder subsequently chooses to attend the Special Meeting. If you are a holder of record and you attend the Special Meeting and wish to vote in person (including by virtual presence), you may withdraw your proxy and vote in person. Assuming that a quorum is present, attending the Special Meeting either in person (including by virtual presence) or by proxy and abstaining from voting and broker non-votes will have no effect on any of the Proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person (including by virtual presence), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting of stockholders. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person (including by virtual presence), you may withdraw your proxy and vote in person (including by virtual presence).

This proxy statement/prospectus provides you with detailed information about the Business Combination Agreement and other matters to be considered at the Special Meeting. We encourage you to read this entire proxy statement/prospectus, including the annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 23 of this proxy statement/prospectus.

Inception Growth’s board of directors has unanimously approved the Business Combination Agreement and the Plan of Merger, and unanimously recommends that Inception Growth’s stockholders vote “FOR” approval of each of the Proposals. When you consider the Inception Growth board of director’s recommendation of these Proposals, you should keep in mind that Inception Growth’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a stockholder. See the section titled “Summary of the Proxy Statement/Prospectus — Interests of Certain Persons in the Business Combination.”

On behalf of Inception Growth’s board of directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Sincerely,
/s/ Cheuk Hang Chow
Cheuk Hang Chow Chief Executive Officer Inception Growth Acquisition Limited May 27, 2025

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Inception Growth with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor, at:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Individuals call toll-free: 1-877-870-8565
Brokers call: 1-206-870-8565
Email: ksmith@advantageproxy.com

If you would like to request documents, please do so no later than one week prior to the meeting date to receive them before the Special Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about Inception Growth, PubCo and AgileAlgo. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. None of Inception Growth, PubCo and AgileAlgo has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement/prospectus:

•        References to “Exchange Consideration” refer to up to $160,000,000, the aggregate consideration for the Share Exchange, which is comprised of the Closing Consideration Payment and the Earnout Consideration;

•        References to “AgileAlgo” refer to AgileAlgo Holdings Ltd. and, unless the context otherwise requires, to its subsidiaries;

•        References to “AI” refer to artificial intelligence;

•        References to “Business Combination” refer to the business combination between Inception Growth and AgileAlgo pursuant to the Business Combination Agreement;

•        References to “Business Combination Agreement” refer to a Business Combination Agreement dated as of September 12, 2023, as amended by an Amendment No. 1 on June 20, 2024, an Amendment No. 2 on December 16, 2024, an Amendment No. 3 on March 27, 2025 and an Amendment No. 4 on May 6, 2025, and supplemented by the Seller Joinders (as it may be amended from time to time), which provides for a Business Combination between Inception Growth and AgileAlgo;

•        References to “CAGR” refer to compound annual growth rate;

•        References to “Closing Consideration Payment” refer to a closing payment equal to One Hundred Forty Million Dollars ($140,000,000);

•        References to “Closing Consideration Shares” refer to fourteen million (14,000,000) newly issued PubCo Ordinary Shares;

•        References to “Closing Date” refer to the date on which the Business Combination is consummated;

•        References to “Combined Company” refer to Purchaser and AgileAlgo as of the Closing;

•        References to “Current Charter” refer to Inception Growth’s current amended and restated certificate of incorporation and bylaws;

•        References to “Earnout Consideration Shares” refer to the aggregate of up to 2,000,000 newly issued PubCo Ordinary Shares (rounded to the nearest whole share) subject to the attainment of certain post-Closing targets and subject to the other terms set forth in the Business Combination Agreement;

•        References to “EBITDA” refer to earnings before interest, taxes, depreciation and amortization;

•        References to “Exchange Act” refer to the Securities Exchange Act of 1934, as amended;

•        References to “Group” refer to the Company and its subsidiary collectively;

•        References to “IGTA Rights” refer to the rights of IGTA, each such right convertible into one-tenth (1/10) of one IGTA Share at the closing of a business combination;

•        References to “IGTA Shares” refer to the shares of common stock, par value $0.0001 per share, of IGTA;

•        References to “IGTA Units” refer to the units of IGTA, each such unit consisting of one IGTA Share, one-half of one IGTA Warrant and one IGTA Right;

•        References to “IGTA Warrants” refer to the warrants of IGTA, each warrant to purchase one IGTA Share at a price of $11.50 per whole share;

•        References to “Incentive Plan” refer to the 2025 AgileAlgo Employee Incentive Plan, attached to this proxy statement as Annex D;

•        References to “Inception Growth” or “IGTA” refer to Inception Growth Acquisition Limited, a Delaware Corporation;

•        References to “Initial Stockholders” refer to the Sponsor and all of Inception Growth’s current officers and directors to the extent they hold IGTA Shares;

•        References to “Investor” refer to Yorkville.

•        References to “Investor AgileAlgo Shares” refer to 15,152 shares of AgileAlgo transferred to the Investor upon entry into the SEPA as a commitment fee in connection with entry into the SEPA, on October 1, 2024, and which AgileAlgo shares at the Closing are expected to be exchanged for 75,000 PubCo Ordinary Shares.

•        References to “IPO” refer to the initial public offering of 10,350,000 units (including the over-allotment option) of Inception Growth consummated on December 13, 2021;

•        References to “IT” refer to information technology;

•        References to “Loeb” refer to Loeb & Loeb LLP;

•        References to “LOI” refer to a letter of intent;

•        References to “Nasdaq Notice” refer to the notice, dated December 10, 2024 from Nasdaq, stating that Inception Growth did not comply with Nasdaq Interpretive Material IM-5101-2, and that its securities were subject to delisting.

•        References to “Note(s)” refer to any or all the promissory notes issued post-IPO by Inception Growth to the Sponsor, or its affiliates or designees, whether for working capital or for the payment of extension fees which, as of the date of this proxy statement/prospectus, is comprised of non-interest bearing, unsecured promissory notes in the principal amount of $200,000, $420,000, $400,000, $100,000 and $420,000 respectively, issued by Inception Growth to the Sponsor on November 17, 2023, January 24, 2024, March 12, 2024, April 26, 2024 and September 30, 2024;

•        References to “Plan of Merger” refer respectively to the statutory plans of merger (including the applicable articles of merger and the memorandum and articles of association) to be filed with the Delaware Secretary of State and the British Virgin Islands Registrar of Corporate Affairs in connection with the Redomestication Merger;

•        References to “Porche” refer to Porche Capital Ltd., advisor to AgileAlgo;

•        References to “Pre-Paid Advance” refer the amount of the pre-paid advances as specified in the SEPA available to the Combined Company as specified in the applicable Yorkville Note;

•        References to “proxy solicitor” refer to Advantage Proxy, Inc., Inception Growth’s proxy solicitor;

•        References to “PubCo” or the “Combined Company” refer to IGTA Merger Sub Limited, a British Virgin Islands business company and wholly owned subsidiary of Inception Growth (such company before the Redomestication Merger is sometimes referred to as “Purchaser” and upon and following the Redomestication Merger is hereinafter sometimes referred to as “PubCo” or the “Combined Company”);

•        References to “PubCo Charter” mean the amended and restated Memorandum and Articles of Association of PubCo as of the Closing and included with this proxy statement/prospectus as Annex B.

•        References to “Existing PubCo Charter” mean the amended and restated Memorandum and Articles of Association of PubCo, as amended, as of the date of this proxy statement/prospectus.

•        References to “PubCo Ordinary Shares” refer to the ordinary shares of PubCo, par value $0.0001 each;

•        References to “Redomestication Merger” refer to the redomestication of Inception Growth whereby Inception Growth will merge with and into Purchaser, with PubCo remaining as the surviving publicly traded entity;

•        References to “Registration Statement” refer to Purchaser’s registration statement on Form S-4 (Registration No. 333-276929), of which this proxy statement/prospectus is a part;

•        References to “Sellers” refer to the shareholders of AgileAlgo;

•        References to “SEPA” refer to the standby equity purchase agreement with Yorkville, pursuant to which Yorkville will open an equity credit line for the Combined Company in the aggregate principal amount of up to $30,000,000, of which $2,000,000 will be available to the Combined Company in the form of a pre-paid advance evidenced by a convertible promissory note on the closing date of the Business Combination, and $1,000,000 will be available to the Combined Company in the form of a second pre-paid advance with an equivalent note on the second trading day after the initial registration statement, filed pursuant to a registration rights agreement in connection with the SEPA, becomes effective and the required shareholder approval has been obtained. Each of the pre-paid advances is subject to a discount in the amount equal to 8% of the principal amount of that pre-paid advance netted from the purchase price and structured as an original issue discount, and such advances and further advances under the equity credit line are subject to conditions specified in the SEPA. The availability period of the equity line of credit is for 36 months after the completion of the Business Combination;

•        References to “Share Exchange” refers to the share exchange between PubCo and the shareholders of AgileAlgo, whereby the shareholders of AgileAlgo will exchange all of their ordinary shares of AgileAlgo for up to an aggregate of sixteen million (16,000,000) ordinary shares of PubCo (including the Earnout Consideration Shares);

•        References to “Sponsor” refer to Soul Venture Partners LLC;

•        References to “Trading Suspension” refer to following a notice received by Inception Growth, dated December 10, 2024 from Nasdaq, which stated that Inception Growth did not comply with Nasdaq Interpretive Material IM-5101-2, according to which a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement, and accordingly Inception Growth’s securities on Nasdaq would be suspended at the opening of business on December 17, 2024, as such period had passed on December 8, 2024. This notice also indicated that Nasdaq would file a Form 25-NSE with the SEC, which would remove Inception Growth’s securities from listing on The Nasdaq Stock Market. Commencing on December 17, 2024, Inception Growth’s securities began trading on the OTC Markets.

•        References to “Trust Account” refer to the trust account established pursuant to the Investment Management Trust Agreement dated December 8, 2021, between Inception Growth and Continental Stock Transfer and Trust Company, LLC, as amended;

•        References to “US Dollars,” “$,” or “US$” refer to the legal currency of the United States;

•        References to “U.S. GAAP” refer to accounting principles generally accepted in the United States;

•        References to “Yorkville” refer to YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP, and its affiliates;

•        References to “Yorkville Financing” refer to the potential sale of the PubCo Ordinary Shares pursuant to the SEPA which provides for an equity credit line for the Combined Company in the aggregate principal amount of up to $30,000,000, as specified in the SEPA and the Yorkville Notes, of which up to $3,000,000 will be available to the Combined Company in the form of a pre-paid advances as specified in the SEPA, with $2,000,000 of such pre-paid advances available upon the Closing of the Business Combination and with delivery of a Yorkville Note; and

•        References to “Yorkville Note” refer to those certain unsecured convertible promissory notes to be issued by PubCo to Yorkville in the amount of $2,000,000 at the Closing of the Business Combination, and $1,000,000 on the second trading day after the initial registration statement, filed pursuant to a registration rights agreement in connection with the SEPA, becomes effective and the required shareholder approval has been obtained, in each case with an effective original issue discount of 8% and that are convertible into PubCo Ordinary Shares. For more information on the Yorkville Note, please see “Summary of this Proxy Statement/Prospectus — Recent Developments — Standby Equity Purchase Agreement.”

As used in this proxy statement/prospectus, S$ denotes Singapore dollars and $ or US$ denotes U.S. dollars. Unless otherwise noted, all translations from Singapore dollars to U.S. dollars and from U.S. dollars to Singapore dollars, as the case may be, in this proxy statement/prospectus are made as of the date referenced in the applicable disclosure, or if not so referenced, at 1.3 Singapore dollars to US$1.00, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on May 16, 2025. We make no representation that any of the aforementioned currencies could have been, or could be, converted into any of the other aforementioned currencies, at any particular rate, the rates stated above, or at all.

Inception Growth Acquisition Limited
875 Washington Street
New York,
NY 10014
Tel: (315) 636-6638

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 1, 2025

TO THE STOCKHOLDERS OF INCEPTION GROWTH ACQUISITION LIMITED:

NOTICE IS HEREBY GIVEN that an Special Meeting of Stockholders of Inception Growth Acquisition Limited, a Delaware corporation (“Inception Growth”), will be held at the offices of Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR on July 1, 2025, at 10 a.m. local time (“Special Meeting”) and virtually using the following dial-in information:

US Toll Free	+1 866 213 0992
Hong Kong Toll	+852 2112 1888
Participant Passcode	2910077#

The Inception Growth Board has determined to utilize virtual stockholder meeting technology, and encourages stockholders to attend the Special Meeting virtually. We encourage stockholders to attend the Special Meeting virtually. This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity.

The Special Meeting will be held for the purposes of considering and voting upon, and if through fit passing and approving, the following resolutions that:

I.       the redomestication of Inception Growth from Delaware to the British Virgin Islands, to be accomplished by the merger of Inception Growth with and into IGTA Merger Sub Limited, a British Virgin Islands business company and wholly owned subsidiary of Inception Growth (such company before the Business Combination is referred to as “Purchaser” and upon and following the Share Exchange is hereinafter sometimes referred to as “PubCo”), with PubCo surviving the merger, be approved and authorized in all respects and that the Plan of Merger, a copy of which is included as Annex A-6 to the accompanying proxy statement/prospectus, and any and all transactions provided for in the Plan of Merger, be and is hereby authorized and any director and/or officer of Inception Growth be and is hereby authorized to execute the Plan of Merger, for and on behalf of Inception Growth, with such changes therein and additions thereto as any director and/or officer of Inception Growth may deem necessary, appropriate or advisable, such determinations to be evidenced conclusively by his/her execution thereof. We refer to this merger as the Redomestication Merger. This proposal is referred to as the Redomestication Merger Proposal or Proposal No. 1. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

II.     the exchange of up to 16,000,000 PubCo Ordinary Shares for all the issued and outstanding ordinary shares of AgileAlgo, resulting in AgileAlgo becoming a wholly owned subsidiary of PubCo, be approved and authorized in all respect and that PubCo’s board of directors be and is hereby authorized to take any such actions as may be necessary to complete the share exchange merger. We refer to this transaction as the as the “Share Exchange”. This proposal is referred to as the Share Exchange Proposal or Proposal No. 2. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

III.    for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of (i) PubCo Ordinary Shares by PubCo as the surviving entity in connection with the Business Combination, and (ii) the issuance of an aggregate of up to $30,000,000 of PubCo Ordinary Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing (a component of which includes, without limitation, the reservation and registration of 4,500,000 PubCo Ordinary Shares for issuance in connection with the Yorkville Notes), be approved and authorized in all respect. We refer to this proposal as the Nasdaq Proposal or Proposal No. 3. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

IV.     at the effective time of the Redomestication Merger, (i) the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to this proxy statement/prospectus as Annex B, and (ii) the adoption of the new name by PubCo as “Prodigy, Inc.,” be and are hereby approved. We refer to this proposal as the Charter Proposal or Proposal No. 4. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

V.      certain governance provisions in the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to this proxy statement/prospectus as Annex B be and are hereby approved on an advisory and non-binding basis. We refer to this proposal as the Governance Proposal or Proposal No. 5. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

VI.    the amendment of the certificate of incorporation of Inception Growth by adopting the fifth amendment to the amended and restated certificate of incorporation of Inception Growth in the form attached as Annex C, in order to eliminate from Inception Growth’s certificate of incorporation the limitation that it shall not redeem Public Shares to the extent that such redemption would cause Inception Growth’s net tangible assets to be less than $5,000,001, be and is hereby approved. We refer to this proposal to amend Inception Growth’s certificate of incorporation as the NTA Requirement Amendment Proposal or Proposal No. 6. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

VII.   the appointment of six (6) directors of PubCo, namely Tay Yee Paa Tony, Lee Wei Chiang Francis, Lim Chee Heong, Loo Choo Leong, Seah Chin Siong and Wee Carmen Yik Cheng, assuming the Redomestication Merger Proposal, the Share Exchange Proposal and the Nasdaq Proposal are all approved, effective upon the Closing, be and is hereby approved. We refer to this proposal to appoint directors of PubCo as the Director Appointment Proposal or Proposal No. 7. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

VIII. the Incentive Plan be and is hereby approved for adoption by PubCo as the surviving entity of the Redomestication Merger with effect from the closing of the Business Combination. We refer to this proposal to approve the Incentive Plan as the Incentive Plan Proposal or Proposal No. 8. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

IX.    the Special Meeting be adjourned to a later date or dates to be determined by the chairman of the Special Meeting as necessary, including without limitation (a) to permit further solicitation and vote of proxies in the event Inception Growth does not receive the requisite stockholder vote to approve any of the above Proposals; (b) to the extent necessary, to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Inception Growth stockholders, or (c) if, as of the time for which the Special Meeting is scheduled, there are insufficient IGTA Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting. This proposal is called the Adjournment Proposal or Proposal No. 9. Holders of IGTA Shares as of the record date are entitled to vote on this proposal.

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The Redomestication Merger Proposal and the Share Exchange Proposal are dependent upon each other. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Share Exchange Proposal is not approved, then Inception Growth will not consummate the Business Combination. If Inception Growth does not consummate the Business Combination and fails to complete an initial business combination by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth will be required to dissolve and liquidate. As disclosed in Inception Growth’s prospectus in relation to the IPO, Inception Growth originally had 15 months after the consummation of the IPO to consummate an initial business combination and may extend such period to a total of 21 months after the consummation of the IPO by depositing certain sum into its Trust Account. As approved by its stockholders at the annual meeting of Stockholders held on March 13, 2023, Inception Growth entered into an amendment to the investment management trust agreement, dated December 8, 2021 (the “Trust Agreement”), on March 13, 2023 with Continental Stock Transfer & Trust Company, giving Inception Growth the right to extend the time to complete a business combination for a period of six months from March 13, 2023 to September 13, 2023 without having to make any payment to the Trust Account.

Subsequently on September 8, 2023 at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, such that Inception Growth has the right to extend the date by which it has to consummate a business combination by nine times for an additional one (1) month each time from September 13, 2023 to June 13, 2024 by depositing into the Trust Account the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of September 8, 2023, October 5, 2023, November 1, 2023, November 29, 2023, January 4, 2024, February 5, 2024, February 27, 2024, April 3, 2024 and May 6, 2024, Inception Growth deposited $100,000 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination.

Further, subsequently on June 4, 2024 at the annual meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, such that Inception Growth has the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from June 13, 2024 to December 13, 2024 by depositing into the Trust Account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of June 6, 2024, July 8, 2024, August 1, 2024, September 5, 2024, October 2, 2024 and November 12, 2024, Inception Growth deposited $50,000 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination.

On December 6, 2024, at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, which would give Inception Growth the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from December 13, 2024 to June 13, 2025 by depositing into the Trust Account an aggregate amount that equals to $0.04 multiplied by the number of Public Shares that have not been redeemed for each one-month extension. On each of December 12, 2024, January 9, 2025, February 12, 2025, March 12, 2025, April 10, 2025 and May 12, 2025, Inception Growth deposited a monthly deposit of $11,199 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination to June 13, 2025.

On May 12, 2025, Inception Growth filed a definitive proxy statement with the SEC for its annual meeting to be held on June 5, 2025, which will be devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. There can be no assurance that the annual meeting will proceed as scheduled on June 5, 2025, or at all. Furthermore, even if the annual meeting takes place as planned, there is no guarantee that the stockholders will approve the proposals to extend the time to consummate a business combination. If the extension proposals are not approved, or if Inception Growth otherwise fails to extend the deadline, Inception Growth will have until June 13, 2025 to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by June 13, 2025, it will be required to dissolve and liquidate. See “Risk Factors — Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by June 13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $13.18 per share and the IGTA Warrants and IGTA Rights will expire worthless.” If the extension proposals are approved, Inception Growth will have until October 13, 2025 (assuming full extension) to consummate the Business Combination, and the Trust Account’s per-share redemption price will increase by up to a total of $0.3. However, stockholders may elect to redeem their shares in connection with the vote on the extension proposals, which would reduce the Trust Account balance, potentially decreasing the funds available for the Business Combination. See “Risk Factors — In the event that a significant number of IGTA Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.”

As of May 27, 2025, the record date, there were 2,917,490 IGTA Shares issued and outstanding and entitled to vote. Only Inception Growth’s stockholders who hold shares of record as of the close of business on May 27, 2025 are entitled to vote at the Special Meeting or any adjournment of the Special Meeting. This proxy statement/prospectus is first being mailed to Inception Growth’s stockholders on or about June 3, 2025. Approval of each of the Proposals (other than the NTA Requirement Amendment Proposal) will require the affirmative vote of the holders of a majority of the issued and outstanding IGTA Shares present and entitled to vote at the Special Meeting or any adjournment thereof; and approval of the NTA Requirement Amendment Proposal will require the affirmative vote of the holders of at least sixty-five percent (65%) of all issued and outstanding IGTA Shares. Assuming that a quorum is present, attending the Special Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on any of the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals.

Whether or not you plan to attend the Special Meeting in person (including by virtual presence), please submit your proxy card without delay to the proxy solicitor not later than the time appointed for the Special Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting. If you fail to return your proxy card and do not attend the Special Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. You may revoke a proxy at any time before it is voted at the Special Meeting by executing and returning a proxy card dated later than the previous one, by attending the Special Meeting in person and casting your vote by ballot or by submitting a written revocation to the proxy solicitor, that is received by the proxy solicitor before we take the vote at the Special Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The Inception Growth Board unanimously recommends that you vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,
/s/ Cheuk Hang Chow
Cheuk Hang Chow Chief Executive Officer of Inception Growth Acquisition Limited
May 27, 2025

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed by PubCo (File No. 333-276929) with the SEC, constitutes a prospectus of PubCo under Section 5 of the Securities Act, with respect to the issuance of (i) the PubCo Ordinary Shares to Inception Growth’s stockholders, (ii) the PubCo Ordinary Shares to the shareholders of AgileAlgo under the Business Combination Agreement, (iii) the PubCo Warrants to holders of IGTA Warrants in exchange for the IGTA Warrants and (iv) the PubCo Ordinary Shares underlying and issuable upon the exercise of the PubCo Warrants, in each instance if the Business Combination is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Special Meeting at which Inception Growth’s stockholders will be asked to consider and vote upon the Proposals to approve the Redomestication Merger, the Share Exchange, the Nasdaq Proposal and the Incentive Plan Proposal.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

After the consummation of the Business Combination, PubCo will be required to file its Annual Report on Form 10-K with the SEC no later than 90 days following its fiscal year end. Inception Growth files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Inception Growth’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.report.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact the proxy solicitor, Advantage Proxy, individual call toll-free at 1-877-870-8565 and banks and brokers call at 1-206-870-8565.

All information contained in this proxy statement/prospectus relating to Inception Growth and PubCo has been supplied by Inception Growth, and all such information relating to AgileAlgo has been supplied by AgileAlgo. Information provided by either of Inception Growth or AgileAlgo does not constitute any representation, estimate or projection of the other party.

Neither Inception Growth, PubCo nor AgileAlgo has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of PubCo, Inception Growth and/or AgileAlgo and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo,” and “Business of AgileAlgo.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Inception Growth and AgileAlgo, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Inception Growth and the following:

•        expectations regarding AgileAlgo’s strategies and future financial performance, including AgileAlgo’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and AgileAlgo’s ability to invest in growth initiatives and pursue acquisition opportunities;

•        anticipated trends, growth rates, and challenges in the nutraceutical industry in general and the markets in which AgileAlgo operates;

•        AgileAlgo’s ability to stay in compliance with laws and regulations that currently apply or become applicable to its business in its current markets, both within the United States and internationally, including but not limited to the laws enforced by the United States and Singapore;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•        the outcome of any legal proceedings that may be instituted against AgileAlgo, Inception Growth and others following announcement of the Business Combination Agreement and transactions contemplated therein;

•        the inability to complete the Business Combination due to the failure to obtain approval by the stockholders of Inception Growth;

•        the risk that the proposed Business Combination disrupts current plans and operations of AgileAlgo as a result of the announcement and consummation of the Business Combination;

•        the ability to recognize the anticipated benefits of the Business Combination;

•        unexpected costs related to the proposed Business Combination;

•        the amount of any redemptions by existing holders of IGTA Shares being greater than expected;

•        the management and board composition of PubCo following the proposed Business Combination;

•        the ability to list PubCo’s securities on Nasdaq;

•        limited liquidity and trading of Inception Growth’s and PubCo’s securities;

v

•        geopolitical risk and changes in applicable laws or regulations;

•        the possibility that AgileAlgo, PubCo and/or Inception Growth may be adversely affected by other economic, business, and/or competitive factors;

•        operational risk;

•        litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on AgileAlgo’s resources;

•        fluctuations in exchange rates between the foreign currencies in which AgileAlgo typically does business the United States dollar; and

•        the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Inception Growth, AgileAlgo and PubCo prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to AgileAlgo, Inception Growth, PubCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, PubCo, AgileAlgo and Inception Growth undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE SPECIAL MEETING

Q:     What is the purpose of this document?

A:     Inception Growth is proposing to consummate the Business Combination. The Business Combination consists of the Redomestication Merger and the Share Exchange, each of which is described in this proxy statement/prospectus. In addition, the Business Combination Agreement, the Amendment No. 1 to the Business Combination Agreement, the Amendment No. 2 to the Business Combination Agreement, the Amendment No. 3 to the Business Combination Agreement, the Amendment No. 4 to the Business Combination Agreement and the Plan of Merger are attached to this proxy statement/prospectus as Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5 and Annex A-6, respectively, and are incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Approval of the Redomestication Merger and the Share Exchange will each require the affirmative vote of the holders of a majority of the issued and outstanding IGTA Shares present and entitled to vote at the Special Meeting or any adjournment thereof.

Q:     What is being voted on at the Special Meeting?

A:     Below are the Proposals that the Inception Growth’s stockholders are being asked to vote on:

•        The Redomestication Merger Proposal to approve the Redomestication Merger and the Plan of Merger;

•        The Share Exchange Proposal to approve the Share Exchange;

•        The Nasdaq Proposal to approve the issuance of up to an aggregate of 16,000,000 PubCo Ordinary Shares in connection with the Business Combination;

•        The Charter Proposal to approve and adopt the PubCo Charter upon the effective time of the Redomestication Merger;

•        The Governance Proposal to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the PubCo Charter to be adopted by PubCo upon the effective time of the Redomestication Merger and the change of PubCo’s name to “Prodigy, Inc.”;

•        The NTA Requirement Amendment Proposal to remove the NTA Requirement from Inception Growth’s Certificate of Incorporation;

•        The Director Appointment Proposal to elect six (6) directors of PubCo;

•        The Incentive Plan Proposal to approve the 2025 AgileAlgo Employee Incentive Plan; and

•        The Adjournment Proposal to approve the adjournment of the Special Meeting in the event Inception Growth does not receive the requisite stockholder vote to approve the above Proposals.

Approval of each of the Proposals (other than the NTA Requirement Amendment Proposal) requires the affirmative vote of the holders of a majority of the issued and outstanding IGTA Shares present and entitled to vote at the Special Meeting or any adjournment thereof; and approval of the NTA Requirement Amendment Proposal will require the affirmative vote of the holders of at least sixty-five percent (65%) of all issued and outstanding IGTA Shares. As of the record date, 1,303,490 shares held by the Initial Stockholders, including the Sponsor and all of Inception Growth’s current officers and directors to the extent they hold IGTA Shares (the “Initial Stockholders”), or approximately 44.68% of the outstanding IGTA Shares, would be voted in favor of each of the Proposals.

Q:     Are any of the proposals conditioned on one another?

A:     Yes, the Redomestication Merger Proposal and the Share Exchange Proposal are dependent upon each other. The Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal and the Incentive Plan Proposal are dependent on the Redomestication Merger Proposal and the Share Exchange Proposal. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Share Exchange Proposal is not approved, Inception Growth will not consummate the Business Combination. If Inception Growth does not consummate the Business Combination and fails to complete an initial business combination by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth will be required to dissolve and liquidate. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Q:     Do any of Inception Growth’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

•        On September 12, 2023, contemporaneously with the execution of the Business Combination Agreement, Inception Growth’s Initial Stockholders entered into a Sponsor Support Agreement, pursuant to which, among other things, such stockholders agree not to exercise any right to redeem all or a portion of their respective IGTA Shares in connection with the Business Combination. Inception Growth did not provide any separate consideration to the Initial Stockholders for such forfeiture of redemption rights.

•        The Initial Stockholders have waived their rights to redeem their IGTA Shares (including shares underlying IGTA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Inception Growth is unable to consummate a business combination. Accordingly, the IGTA Shares, as well as the IGTA Units purchased by the Sponsor and Inception Growth’s officers and directors, will be worthless if Inception Growth does not consummate a business combination;

•        If the proposed Business Combination is not completed by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth will be required to liquidate. In such event, the 1,303,490 IGTA Shares held by the Initial Stockholders, which were acquired prior to the IPO for approximately $0.001 per share, will be worthless. Such shares had an aggregate market value of approximately $15,967,753 based on the closing price of IGTA Shares of $12.25 OTC Markets as of May 23, 2025. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding IGTA Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Inception Growth stockholder at the time of purchase of the IGTA Shares by such stockholder, a situation may arise in which the Sponsor or a director of Inception Growth maintains a positive rate of return on its/his/her IGTA Shares while such Inception Growth stockholder experiences a negative rate of return on the shares such Inception Growth stockholder purchased;

•        If the proposed Business Combination is not completed by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), the 4,721,250 Private Warrants purchased by the Sponsor for a total purchase price of $4,721,250, will be worthless. Such Private Warrants had an aggregate market value of approximately $330,488 based on the closing price of IGTA Warrants of $0.07 on OTC Markets as of May 23, 2025; and

•        As a result of the interests of the Sponsor and Inception Growth’s directors and officers in Inception Growth’s securities, the Sponsor and Inception Growth’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Inception Growth’s initial business combination.

None of Inception Growth’s officers and directors has or will have any interest in, or affiliation with, PubCo. For a discussion of the fiduciary or contractual obligations that such persons may have to other entities, please see “Directors, Executive Officers, Executive Compensation and Corporate Governance of Inception Growth — Conflicts of Interest.”

Q:     What is the Exchange Consideration and what will AgileAlgo Shareholders receive in return for the Business Combination?

A:     At the Closing, among other things, by virtue of the Share Exchange and without any action on the part of Inception Growth or AgileAlgo, each ordinary share of AgileAlgo (“AgileAlgo Ordinary Share”) issued and outstanding immediately prior to the Closing shall be exchanged for the applicable number of PubCo Ordinary Shares as specified in the Business Combination Agreement. After Closing, each AgileAlgo Shareholder will cease to have any rights with respect to AgileAlgo Ordinary Shares, except the right to receive the Exchange Consideration. The Exchange Consideration shall be comprised of the Closing Consideration Shares, comprising 14,000,000

PubCo Ordinary Shares which shall be issued at the Closing, and up to 2,000,000 Earnout Consideration Shares which shall be issued at Closing and held in escrow as potential additional consideration for the Share Exchange, subject to the attainment of certain contingent payment targets as further described in the Business Combination Agreement. For further details, see “Proposal No. 2: The Share Exchange Proposal — General Description of the Share Exchange — Share Exchange with AgileAlgo; Share Exchange Consideration.”

Q:     What are the Earnout Consideration Shares and under what circumstances will the Earnout Consideration Shares be issued?

A:     “Earnout Consideration Shares” refer to contingent shares that may be issued as part of a business combination from one party (usually the purchaser) to another (usually the seller) if certain financial or commercial conditions or milestones laid out in a business combination agreement are met. In this case, in connection with the Business Combination and pursuant to the Business Combination Agreement, up to an additional 2,000,000 Earnout Consideration Shares may be paid to the AgileAlgo Shareholders as contingent post-closing earnout consideration. All of the Earnout Consideration Shares will be released to the AgileAlgo shareholders if PubCo’s consolidated gross revenues as reported in the Purchaser’s quarterly reports on Form 10-Q and/or annual report on Form 10-K as filed with the SEC (the “Gross Revenues”) equal or exceed $15,000,000 (the “Full Earnout Target”) during the three (3) fiscal quarter period beginning on October 1, 2024 (the “Earnout Period”). If PubCo’s Gross Revenues during the Earnout Period are greater than $7,500,000 (the “Minimum Earnout Target”) but less than the Full Earnout Target, then a portion of the Earnout Consideration Shares, expressed as a percentage, equal to (i) (A) the Gross Revenues minus (B) the Minimum Earnout Target, divided by (ii) (A) the Full Earnout Target less (B) the Minimum Earnout Target shall vest and be payable from the Escrow Account to the Sellers. If the Gross Revenues during the Earnout Period are less than the Minimum Earnout Target, then all of the Earnout Consideration Shares will be surrendered to PubCo and no Earnout Consideration will be paid.

The Sellers will have all voting rights in respect to the Earnout Consideration Shares, and to receive dividends thereon, while the Earnout Consideration Shares are held in escrow.

For further details, see “Proposal No. 2: The Share Exchange Proposal — General Description of the Share Exchange — Share Exchange with AgileAlgo; Share Exchange Consideration.”

Q:     When and where is the Special Meeting?

A:     The Special Meeting will take place at 10:00 a.m. local time on July 1, 2025, and virtually in a virtual meeting format using the following dial-in information. Stockholders are encouraged to attend the Special Meeting virtually:

US Toll Free	+1 866 213 0992
Hong Kong Toll	+852 2112 1888
Participant Passcode	2910077#

This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Q:     Who may vote at the Special Meeting?

A:     Only holders of record of IGTA Shares as of the close of business on May 27, 2025 (the record date) may vote at the Special Meeting. As of May 27, 2025, there were 2,917,490 IGTA Shares outstanding and entitled to vote. Please see the section titled “The Special Meeting of Inception Growth stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the Special Meeting?

A:     Stockholders representing a majority of the shares of capital issued and outstanding as of the record date and entitled to vote at the Special Meeting must be present in person (including by virtual presence) or represented by proxy in order to hold the Special Meeting and conduct business. This is called a quorum. IGTA Shares will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum within two hours from the time appointed for the meeting, the Special Meeting will be adjourned to a business day at the same time and place, or to such other time and place as the directors may determine. As of the date of this proxy statement/prospectus, the Initial Stockholders own 1,303,490 IGTA Shares, or approximately 44.68% of the issued and outstanding IGTA Shares. The Initial Stockholders have agreed to vote any IGTA Shares owned by them in favor of the Redomestication Merger Proposal and the Share Exchange Proposal and, accordingly, their shares will be counted towards the quorum.

Q:     What vote is required to approve the Proposals?

A:     Approval of each of the Proposals (other than the NTA Requirement Amendment Proposal) will require the affirmative vote of the holders of a majority of the issued and outstanding IGTA Shares present and entitled to vote at the Special Meeting or any adjournment thereof; and approval of the NTA Requirement Amendment Proposal will require the affirmative vote of the holders of at least sixty-five percent (65%) of all issued and outstanding IGTA Shares. Since each of the Proposals require the affirmative vote of a at least a majority of the IGTA Shares present and entitled to vote at the Special Meeting or any adjournment thereof, attending the Special Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals. As of the date of this proxy statement/prospectus, the Initial Stockholders own 1,303,490 IGTA Shares, or approximately 44.68% of the issued and outstanding IGTA Shares. The Initial Stockholders, all of whom have entered into the Sponsor Support Agreement, have agreed to vote any IGTA Shares owned by them in favor of the Redomestication Merger Proposal and the Share Exchange Proposal and, accordingly, we would need only an excess of 5.32% of the 2,917,490 issued and outstanding IGTA Shares owned by IGTA’s public stockholders to be voted in favor of the Redomestication Merger Proposal and only an excess of 5.32% of the issued and outstanding IGTA Shares owned by IGTA’s public stockholders to be voted in favor of the Share Exchange Proposal in order to have them approved (assuming that only a quorum was present at the meeting). The Initial Stockholders have indicated that they will vote their IGTA Shares in favor of the NTA Requirement Amendment Proposal, although they are not legally bound to do so. Assuming that the Initial Stockholders do vote all of their IGTA Shares in favor of the NTA Requirement Amendment Proposal, we would need only an excess of 5.32% of the issued and outstanding IGTA Shares owned by IGTA’S public stockholders to be voted in favor of the Share Exchange Proposal in order to have it approved (assuming that only a quorum was present at the meeting).

Q:     Why did Inception Growth add the NTA Requirement Amendment Proposal?

A:     The adoption of the NTA Requirement Amendment Proposal is being proposed in order to facilitate the consummation of the Business Combination, by permitting redemptions by public stockholders of Inception Growth even if such redemptions result in Inception Growth having net tangible assets that are less than $5,000,001 and by permitting consummation of the Business Combination even if it would cause Inception Growth’s net tangible assets to be less than $5,000,001 upon consummation thereof. The purpose of the NTA Requirement initially was to ensure that the IGTA Shares are not deemed to be “penny stock” pursuant to Rule 3a51-1 under the Exchange Act. Because we expect that the PubCo Ordinary Shares will be listed on Nasdaq as of the Closing Date, and therefore under the “Exchange Rule” (Rule 3a51-1(a)(2) under the Exchange Act) the PubCo Ordinary Shares will not be deemed to be a “penny stock” pursuant Rule 3a51-1 under the Exchange Act, Inception Growth is presenting the NTA Requirement Amendment Proposal so that the parties may consummate the Business Combination even if Inception Growth has less than $5,000,001 in net tangible assets at the Closing. See “Proposal No. 6 — The NTA Requirement Amendment Proposal.” The implementation of the NTA Requirement Amendment may pose risks to stockholders, including relating to the removal of the net tangible assets minimum required in the Current Charter, in the event the Business Combination was not consummated, and otherwise, and which are described in “Risk Factors — Risks Related to Inception Growth and the Business Combination” contained elsewhere in this proxy statement/prospectus. Approval of the NTA Requirement Amendment Proposal will require the affirmative vote of the holders of at least sixty-five percent (65%) of all issued and outstanding IGTA Shares.

x

Q:     How will the Initial Stockholders vote?

A:     Inception Growth’s Initial Stockholders, who as of the record date, owned 1,303,490 IGTA Shares, or approximately 44.68% of the issued and outstanding IGTA Shares, and all of whom have entered into the Sponsor Support Agreement, have agreed to vote their respective shares acquired by them prior to the IPO in favor of the Redomestication Merger Proposal, Share Exchange Proposal and other related proposals. The Initial Stockholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals.

Q:     What do I need to do now?

A:     We urge you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as an Inception Growth stockholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:     Do I need to attend the Special Meeting to vote my shares?

A:     No. You are invited to attend the Special Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Special Meeting to vote your IGTA Shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. Inception Growth encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:     Am I required to vote against the Redomestication Merger and the Share Exchange Proposal in order to have my IGTA Shares redeemed?

A:      No. You are not required to vote against the Redomestication Merger Proposal and the Share Exchange Proposal in order to have the right to demand that Inception Growth redeem your IGTA Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on your pro rata portion of the Trust Account, net of taxes payable) before payment of deferred underwriting commissions. You will be entitled to redeem your IGTA Shares for cash in connection with this vote whether or not you vote or abstain to vote on the Redomestication Merger Proposal and the Share Exchange Proposal so long as you elect to redeem your public shares for a pro rata portion of the funds available in the Trust Account in connection with the Business Combination. These redemption rights in respect of the IGTA Shares are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of IGTA Shares electing to exercise their redemption rights will not be entitled to receive such payments and their IGTA Shares will be returned to them.

Q:     How do I exercise my redemption rights?

A:     If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on June 27, 2025 (two business days before the Special Meeting), that Inception Growth redeem your shares for cash, and (ii) submit your request in writing to Inception Growth’s transfer agent, at the address listed at the end of this section and deliver your shares to Inception Growth’s transfer agent (physically, or electronically using the DWAC (Deposit/Withdrawal At Custodian) system) at least two business days prior to the vote at the Special Meeting.

Any corrected or changed written demand of redemption rights must be received by Inception Growth’s transfer agent two business days prior to the Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Special Meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against, or abstain from voting on, the Business Combination and whether or not they are holders of IGTA Shares as of the record date. Any public stockholder who holds IGTA Shares on or before June 27, 2025 (two business days before the Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company, LLC

1 State Street 30th Floor

New York, NY 10004-1561

Attn: Michael Goedecke

E-mail: mgoedecke@continentalstock.com

Inception Growth stockholders holding both IGTA Shares and IGTA Warrants may redeem their IGTA Shares but retain the IGTA Warrants, which, if the Business Combination closes, will become PubCo Warrants. Assuming that 100% of IGTA Shares held by Inception Growth stockholders were to be redeemed, the 9,896,250 retained outstanding IGTA Warrants, which will be automatically and irrevocably assigned to, and assumed by, PubCo following the Closing of the Business Combination, would have an aggregate value of $692,738, based on a price per IGTA Warrants of $0.07 on May 23, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus. In addition, on May 23, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, the price per share of IGTA Shares closed at $12.25. If PubCo Ordinary Shares are trading above the exercise price of $11.50 per warrant, the PubCo Warrants are considered to be “in the money” and are therefore more likely to be exercised by the holders thereof (when they become exercisable upon the later of one year after the closing of Inception Growth’s IPO or Closing of the Business Combination) and this in turn increases the risk to non-redeeming stockholders that the PubCo Warrants will be exercised, which would result in immediate dilution to the non-redeeming stockholders.

Q:     How can I vote?

A:     If you were a holder of record of IGTA Shares on May 27, 2025, the record date for the Special Meeting, you may vote with respect to the Proposals in person (including by virtual presence) at the Special Meeting, or by submitting a proxy by mail so that it is received prior to 10:00 a.m. Eastern Time on June 30, 2025, in accordance with the instructions provided to you under the section titled “The Special Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person (including by virtual presence), obtain a proxy from your broker, bank or nominee.

Q:     If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:     No. Under applicable rules, your broker, bank or nominee cannot vote your IGTA Shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Inception Growth believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your IGTA Shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your IGTA Share; this indication that a bank, broker or nominee is not voting your IGTA Shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your IGTA Shares only if you provide instructions on how to vote. You should instruct your broker to vote your IGTA Shares in accordance with directions you provide.

Q:     What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:     Inception Growth will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Special Meeting of Inception Growth’s stockholders. For purposes of approval, an abstention on any Proposals, while considered present for the purpose of establishing a quorum are not treated as votes case and will have no effect on any of the Proposals.

Q:     What happens if I sell my IGTA Shares before the Special Meeting?

A:     The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your IGTA Shares after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Special Meeting. However, you would not be entitled to receive any PubCo Ordinary Shares following the consummation of the Business Combination because only Inception Growth stockholders at the time of the consummation of the Business Combination will be entitled to receive PubCo Ordinary Shares in connection with the Business Combination.

Q:     Will I experience dilution as a result of the Business Combination?

A:     Prior to the Business Combination, the Inception Growth’s public stockholders who hold shares issued in the IPO own approximately 9.60% of Inception Growth’s issued and outstanding shares. After giving effect (i) to the issuance of the 16,000,000 PubCo Ordinary Shares in the Share Exchange; (ii) to the issuance of up to 3,902,490 PubCo Ordinary Shares to the Inception Growth’s stockholders in connection with the Redomestication Merger (assuming there are no Inception Growth stockholders who exercise their redemption rights and an aggregate of 1,035,000 shares are issued upon conversion of the IGTA Rights); (iii) the conversion of the Notes into PubCo Ordinary Shares; (iv) the issuance of 320,000 PubCo Ordinary Shares to Porche as financial advisor to the Business Combination; and (v) assuming no exercise of the PubCo Warrants, Inception Growth’s current public stockholders upon Closing of the Business Combination will own approximately 12.60% of the issued share capital of PubCo.

The following table summarizes the pro forma ownership of PubCo Ordinary Shares upon Closing of the Business Combination under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemption, and (iii) a maximum redemption scenario:

	No Redemption Scenario(1)		Interim Redemption Scenario(2)		Max Redemption Scenario(3)
Equity Capitalization Summary	# of Shares	%	# of Shares	%	# of Shares	%
AgileAlgo Shareholders(4)	16,000,000	77.95	16,000,000	78.48	16,000,000	79.02
Inception Growth Public Stockholders (including rights shares)(5)	2,586,500	12.60	2,446,505	12.00	2,306,510	11.40
Inception Growth pre-IPO shares (including rights shares)(6)	1,315,990	6.41	1,315,990	6.46	1,315,990	6.49
Notes converted shares	204,395	0.99	204,395	1.00	204,395	1.02
Representative shares	100,000	0.49	100,000	0.49	100,000	0.49
Financial advisor	320,000	1.56	320,000	1.57	320,000	1.58
Total Ordinary Shares	20,526,885	100	20,386,890	100	20,246,895	100

____________

(1)      Under No Redemption Scenario, it assumes actual redemptions of IGTA Shares, up to the date of filing.

(2)      Under Interim Redemption Scenario, it assumes a 50% redemption of 139,995 IGTA Shares for aggregate redemption payments of $1.8 million using a per-share redemption price of $12.88.

(3)      Under Maximum Redemption Scenario, it assumes a 100% redemption of 279,990 IGTA Shares for aggregate redemption payments of $3.6 million using a per-share redemption price of $12.88.

(4)      Includes 75,000 PubCo Ordinary Shares to be issued to the Investor in exchange for 15,152 shares of AgileAlgo transferred to the Investor upon entry into the SEPA as a commitment fee in connection with entry into the SEPA, and which we refer to as the Investor AgileAlgo Shares.

(5)      Includes 1,035,000 PubCo Ordinary shares issuable upon conversion of the Public Rights and 1,271,510 shares transferred by Sponsor per non-redemption agreement. These 1,271,510 shares were purchased by Sponsor prior to the initial public offering. This presentation reflects the actual redemption of 984,194 Inception Growth shares on December 6, 2024.

(6)      Includes 1,315,990 PubCo Ordinary Shares issuable to the Initial Stockholders (comprising 1,195,990 PubCo Ordinary Shares issuable to the Sponsor and 107,500 PubCo Ordinary Shares issuable to Inception Growth’s current directors) and 12,500 PubCo Ordinary Shares issuable to Stephen Man Tak Suen, Inception Growth’ former director.

Potential Impact of Additional Dilution

The table below shows the potential impact of additional dilution owing to shares underlying Earnout Consideration Shares, Inception Growth Public Warrants and Private Warrants.

	No Redemption Scenario		Interim Redemption Scenario		Max Redemption Scenario
Including Additional Dilution Sources	# of Shares	%	# of Shares	%	# of Shares	%
PubCo Shareholders(1)	16,000,000	50.00	16,000,000	50.22	16,000,000	50.44
Inception Growth Public Stockholders (including rights shares)(2)	2,586,500	8.08	2,446,505	7.68	2,306,510	7.27
Inception Growth pre-IPO shares (including rights shares)(3)	1,315,990	4.11	1,315,990	4.13	1,315,990	4.15
Notes converted shares	204,395	0.64	204,395	0.64	204,395	0.64
AgileAlgo US Legal Counsel(5)	50,000	0.16	50,000	0.16	50,000	0.16
Inception Growth US Legal Counsel(5)	30,000	0.09	30,000	0.09	30,000	0.10
Representative Shares	100,000	0.31	100,000	0.31	100,000	0.31
Financial advisor	320,000	1.00	320,000	1.00	320,000	1.01
Investor shares(4)	1,500,000	4.69	1,500,000	4.71	1,500,000	4.73
Public warrants (as exercised)	5,175,000	16.17	5,175,000	16.24	5,175,000	16.31
Private warrants (as exercised)	4,721,250	14.75	4,721,250	14.82	4,721,250	14.88
Total Ordinary Shares	32,003,135	100.00	31,863,140	100.00	31,723,145	100.00

____________

(1)      Includes 75,000 PubCo Ordinary Shares to be issued to the Investor in exchange for 15,152 shares of AgileAlgo transferred to the Investor upon entry into the SEPA as a commitment fee.

(2)      Includes 1,035,000 PubCo Ordinary Shares issuable upon conversion of the Public Rights and 1,271,510 shares transferred by Sponsor per non-redemption agreement. These 1,271,510 shares were purchased by Sponsor prior to the initial public offering. This presentation reflects the actual redemption of 984,194 Inception Growth shares on December 6, 2024.

(3)      Includes 1,315,990 PubCo Ordinary Shares issuable to the Initial Stockholders (comprising 1,195,990 PubCo Ordinary Shares issuable to the Sponsor and 107,500 PubCo Ordinary Shares issuable to Inception Growth’s current directors) and 12,500 PubCo Ordinary Shares issuable to Stephen Man Tak Suen, Inception Growth’ former director.

(4)      Includes total pre-paid advances of $3,000,000 ($2,000,000 pre-paid advance at the closing plus an additional $1,000,000 pre-paid advance following the closing as provided in the SEPA), all of which, for purposes of presenting additional dilution, are deemed to be exercised at the floor price of $2 per share, instead of at another assumed conversion price, as provided in the SEPA and Yorkville Notes. The registration rights agreement in connection with the SEPA requires registration of 4,500,000 PubCo Ordinary Shares in connection with these shares. For more information, see “Summary of this Proxy Statement/Prospectus — Recent Developments — Standby Equity Purchase Agreement.”

(5)      These PubCo Ordinary Shares to be issued after Closing.

Q:     Are AgileAlgo’s shareholders required to approve the Share Exchange?

A:     Yes. AgileAlgo’s shareholders’ approval of the Share Exchange and the Business Combination Agreement is required to consummate the Business Combination. It is a condition to the obligations of Inception Growth to consummate the Closing of the Business Combination that AgileAlgo shall have obtained authorization and approval of the Business Combination Agreement, the Share Exchange and all other transactions contemplated by the Business Combination Agreement by way of a resolution of AgileAlgo Shareholders passed by the unanimous affirmative vote of holders of all AgileAlgo Ordinary Shares in accordance with the organizational documents of AgileAlgo and the BVI Business Companies Act 2004 (as amended).

Q:     Is the consummation of the Business Combination subject to any conditions?

A:     Yes. The obligations of each of Inception Growth, PubCo and AgileAlgo to consummate the Business Combination are subject to conditions, as more fully described in the section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Business Combination Agreement” in this proxy statement/prospectus.

Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Special Meeting in person (including by virtual presence) and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Special Meeting. If you hold your IGTA Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Individuals call toll-free: 1-877-870-8565
Brokers call: 1-206-870-8565
Email: ksmith@advantageproxy.com

Q:     Should I send in my share certificates now?

A:     Yes. Inception Growth’s stockholders who intend to have their shares redeemed should send their certificates or tender their shares electronically no later than two business days before the Special Meeting. Please see the section titled “The Special Meeting of Inception Growth stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q:     When is the Business Combination expected to occur?

A:     Assuming the requisite stockholder approvals are received, Inception Growth expects that the Business Combination will occur as soon as practicable following the Special Meeting, but only after the registration of the articles of merger and Plan of Merger by the Delaware Secretary of State and the British Virgin Islands Registrar of Corporate Affairs and for the British Virgin Islands Registrar of Corporate Affairs to issue a certificate of merger with respect to the Redomestication Merger. Currently, Inception Growth has until June 13, 2025 to complete the Business Combination. However, on May 12, 2025, Inception Growth filed a definitive proxy statement with the SEC for its annual meeting to be held on June 5, 2025, which will be devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. There can be no assurance that the annual meeting will proceed as scheduled on June 5, 2025, or at all. Furthermore, even if the annual meeting takes place as planned, there is no guarantee that the stockholders will approve the proposals to extend the time to consummate a business combination. If the extension proposals are approved, then the Combination Period will be extended to October 13, 2025, and Inception Growth will have until October 13, 2025 (assuming full extension) to consummate the Business Combination, and the Trust Account’s per-share redemption price will increase by up to a total of $0.3. However, stockholders may elect to redeem their shares in connection with the vote on the extension proposals, which would reduce the Trust Account balance, potentially decreasing the funds available for the Business Combination. If the extension proposals are not approved, or if Inception Growth otherwise fails to extend the deadline, Inception Growth will have until June 13, 2025 to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by June 13, 2025, it will be required to dissolve and liquidate.

Q:     Who will manage PubCo?

A:     Tay Yee Paa Tony, who currently serves as Chief Executive Officer of AgileAlgo, will jointly serve with Lee Wei Chiang Francis as Co-Chief Executive Officers, and Yeo Eddie Kia Loke, will serve as Chief Financial Officer at PubCo following the consummation of the Business Combination. For more information on PubCo’s current and anticipated management, see the section titled “PubCo’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

Q:     What happens if the Business Combination is not consummated?

A:     If the Business Combination is not consummated, Inception Growth may seek another suitable business combination. If Inception Growth does not consummate a business combination by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), then pursuant to the Current Charter, Inception Growth’s officers must take all actions necessary to dissolve and liquidate Inception Growth as soon as reasonably practicable. Following dissolution, Inception Growth will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of IGTA Shares who acquired such shares in Inception Growth’s IPO or in the aftermarket. The estimated consideration that each IGTA Share would be paid at liquidation would be approximately $13.18 per share for stockholders based on amounts on deposit in the Trust Account as of April 30, 2025. The closing price of IGTA Shares on the OTC Markets as of May 23, 2025 was $12.25.

The Sponsor and other Initial Stockholders have waived the right to any liquidation distribution with respect to any IGTA Shares held by them.

Q:     What happens to the funds deposited in the Trust Account following the Business Combination?

A:     Following the closing of the Business Combination, holders of IGTA Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to PubCo and utilized to fund working capital needs of PubCo. As of April 30, 2025, there was approximately $3,689,890 in Inception Growth’s Trust Account. Inception Growth estimates that approximately $13.18 per outstanding share issued in Inception Growth’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. Holder (as defined below) elects to redeem its IGTA Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the IGTA Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the IGTA Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the IGTA Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the IGTA Shares redeemed exceeds one year.

Long-term capital gains recognized by non-corporate U.S. Holders (as defined below) will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the IGTA Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See the section titled “U.S. Federal Income Tax Considerations — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its IGTA Shares for cash.

Additionally, because the Redomestication Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to IGTA Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code, are discussed more fully below under “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” All holders of IGTA Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Q:     Will holders of IGTA Shares, IGTA Rights or IGTA Warrants be subject to U.S. federal income tax on the PubCo Ordinary Shares or PubCo Warrants received in the Redomestication Merger?

A:     Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations,” the Redomestication Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code.

The rules under Section 368 of the Code, however, are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are out of Inception Growth’s control.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a reorganization under Section 368 of the Code, Section 367(a) of the Code could require U.S. Holders to recognize gain (but not loss) with respect to the Redomestication Merger. However, Section 367(a) of the Code should not apply to the Redomestication Merger in a manner that causes gain recognition to the U.S. Holders, unless the exchange of IGTA securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. The requirements under Section 367(a) are not discussed herein. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

If the Redomestication Merger does not qualify as a “reorganization” for a reason other than the application of Section 367(a) of the Code, then a U.S. Holder that exchanges its IGTA Shares, IGTA Rights, or IGTA Warrants for the consideration under the Redomestication Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the IGTA Shares, IGTA Rights, and IGTA Warrants exchanged. For a more detailed discussion of certain U.S. federal income tax consequences of the Redomestication Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Redomestication Merger.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Inception Growth’s proxy solicitor at:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Individuals call toll-free: 1-877-870-8565
Brokers call: 1-206-870-8565
Email: ksmith@advantageproxy.com

You may also obtain additional information about Inception Growth from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

DELIVERY OF DOCUMENTS TO INCEPTION GROWTH’S STOCKHOLDERS

Pursuant to the rules of the SEC, Inception Growth and vendors that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus, unless Inception Growth has received contrary instructions from one or more of such stockholders. Upon written or oral request, Inception Growth will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that Inception Growth deliver single copies of this proxy statement/prospectus in the future. Stockholders may notify Inception Growth of their requests by contacting the proxy solicitor as follows:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Individuals call toll-free: 1-877-870-8565
Brokers call: 1-206-870-8565
Email: ksmith@advantageproxy.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, including the Business Combination Agreement, the Amendment No. 1 to the Business Combination Agreement, the Amendment No. 2 to the Business Combination Agreement, the Amendment No. 3 to the Business Combination Agreement, the Amendment No. 4 to the Business Combination Agreement and the Plan of Merger attached as Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5 and Annex A-6, respectively, the PubCo Charter attached as Annex B and the Incentive Plan attached as Annex D. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by Inception Growth’s stockholders.

The Parties to the Business Combination

Inception Growth Acquisition Limited

Inception Growth was incorporated as a blank check company on March 4, 2021 as a Delaware corporation, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Inception Growth’s efforts to identify prospective target businesses were not limited to any particular industry or geographic location, although it intended to direct its efforts to identify, acquire, and build a company based in the United States and/or Asia (excluding China) with a focus in the technology, media and telecom (TMT), sports and entertainment, and/or non-gambling gaming sectors. It shall not undertake an initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

On December 13, 2021, Inception Growth consummated its initial public offering (the “IPO”) of 9,000,000 IGTA Units, each IGTA Unit consisting of one share of common stock, par value $0.0001 per share, one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share, and one right to receive one-tenth (1/10) of a share of common stock upon consummation of an initial business combination. The IGTA Units were sold at a price of $10.00 per unit, generating aggregate gross proceeds to Inception Growth of $90,000,000.

On December 9, 2021, the underwriters of the IPO fully exercised their over-allotment option, and the closing and sale of an additional 1,350,000 IGTA Units also occurred on December 13, 2021. The issuance by Inception Growth of the over-allotment units at a price of $10.00 per unit resulted in total gross proceeds of $13,500,000.

As of December 13, 2021, a total of $104,535,000 of the net proceeds from the IPO (including the over-allotment) and the Private Placement (as defined below) were deposited in the Trust Account established for the benefit of Inception Growth’s public stockholders and can be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination and the liquidation due to Inception Growth’s failure to complete a business combination within the Combination Period.

Simultaneously with the closing of the IPO, Inception Growth consummated the private placement (“Private Placement”) with the Sponsor of 4,721,250 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating total proceeds of $4,721,250. The Private Warrants are identical to the warrants sold in the IPO except that the Private Warrants will be non-redeemable and the shares of common stock issuable upon exercise thereof are entitled to registration rights pursuant to the A&R Registration Rights Agreement (as defined below), in each case so long as they continue to be held by the Sponsor or their permitted transferees. Additionally, our Sponsor has agreed not to transfer, assign, or sell any of the Private Warrants or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days after Inception Growth completes its initial business combination. The Private Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

As of December 13, 2021, a total of $104,535,000 of the net proceeds from the IPO (including the over-allotment) and the Private Placement were deposited in the Trust Account established for the benefit of Inception Growth’s public stockholders.

As of December 31, 2024, Inception Growth had approximately $4,295 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of April 30, 2025, there was approximately $3,689,890 held in the Trust Account.

Because the Private Warrants were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the Private Warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock. Furthermore, the Sponsor has agreed (A) to vote the shares of common stock underlying the Private Warrants, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Current Charter that would stop its public stockholders from converting or selling their shares to Inception Growth in connection with a business combination or affect the substance or timing of Inception Growth’s obligation to redeem 100% of its public shares if it does not complete a business combination within 21 months from the closing of the IPO unless it provides public stockholders with the opportunity to redeem their public shares from the Trust Account in connection with any such vote, (C) not to convert any private shares for cash from the Trust Account in connection with a stockholder vote to approve Inception Growth’s proposed initial business combination or a vote to amend the provisions of Current Charter relating to stockholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The Sponsor transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until 30 calendar days after the completion of Inception Growth’s initial business combination. If Inception Growth does not complete a business combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Warrants and all underlying securities will expire worthless.

If public units or shares are purchased by any of Inception Growth’s directors, officers or Initial Stockholders, they will be entitled to funds from the Trust Account to the same extent as any public stockholder upon its liquidation but will not have redemption rights related thereto.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by Inception Growth upon the consummation of a business combination, except that there can be released to Inception Growth, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations and up to US$50,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of Inception Growth if applicable. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and Inception Growth’s liquidation. Inception Growth must liquidate unless a business combination is consummated by June 13, 2025 (if Inception Growth extends the period in full, as further described herein).

As of December 17, 2024, the IGTA Units, IGTA Shares, IGTA Warrants and IGTA Rights commenced trading on the OTC Markets under the symbols “IGTAU,” “IGTA,” “IGTAW” and “IGTAR,” respectively. On May 23, 2025, the closing price on the OTC Markets of IGTA Units was $13.09, of IGTA Shares was $12.25, of IGTA Warrants was $0.07 and of IGTA Rights was $0.19. As of the opening of business on December 17, 2024, Inception Growth’s securities were suspended from trading on Nasdaq (where they had been trading under the same symbols shown above); and on such date, Inception Growth’s securities commenced trading under their above referenced symbols on the OTC Markets. Each IGTA Unit consists of one share of common stock, one-half of redeemable warrant and one right to receive one-tenth (1/10) of a share of common stock upon the consummation of the Business Combination. Each whole redeemable warrant entitles the holder to purchase one share of common stock at a price of $11.50 per full share, upon the later of one year after closing of the IPO, or the closing of Inception Growth’s initial business combination. Inception Growth’s units commenced trading on Nasdaq on December 9, 2021. Inception Growth’s shares of common stock, public rights and public warrants underlying the units sold in the IPO commenced trading separately on January 21, 2022 on a voluntary basis on Nasdaq.

AgileAlgo Holdings Ltd.

AgileAlgo is a business company incorporated in the British Virgin Islands with limited liability on August 28, 2023, and which owns 100% of AgileAlgo Pte. Ltd., its Singapore operating subsidiary incorporated on December 2019.

Purchaser/PubCo

Purchaser is a business company incorporated in the British Virgin Islands with limited liability on September 11, 2023 for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of AgileAlgo following the Business Combination.

The Business Combination and the Business Combination Agreement

The Business Combination Agreement was entered into by and among Inception Growth, Purchaser, AgileAlgo and the Signing Sellers on September 12, 2023. On June 20, 2024, the parties to the Business Combination Agreement entered into an Amendment No. 1 to the Business Combination Agreement to extend the date required for the Closing to occur until on or before November 30, 2024, with either party being able to terminate the Business Combination Agreement following passage of such date (the “Outside Date”). On December 16, 2024, these parties amended the Business Combination Agreement to extend the Outside Date until March 31, 2025 and to clarify conditions to Closing including removing a condition regarding employment agreements and clarifying a condition to Closing regarding PubCo being required to list PubCo Ordinary Shares on Nasdaq. On March 27, 2025, these parties amended the Business Combination Agreement to extend the Outside Date to May 31, 2025, to provide that AgileAlgo may terminate the Business Combination Agreement by giving notice to Inception Growth if the IGTA Shares become delisted from Nasdaq and either the IGTA Shares or the PubCo Ordinary Shares are not relisted on Nasdaq or the New York Stock Exchange on or prior to the Outside Date, and to provide for Inception Growth’s consent to and waivers regarding certain transfers and issuances of AgileAlgo ordinary shares as required by Section 7.1 of the Business Combination Agreement. On May 6, 2025, these parties amended the Business Combination Agreement to extend the Outside Date to July 31, 2025, and to provide for Inception Growth’s consent to and waivers regarding certain transfers and issuances of AgileAlgo ordinary shares as required by Section 7.1 of the Business Combination Agreement.

A copy of the form of Seller Joinder is filed as Exhibit 10.20 to the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and incorporated herein by reference. Pursuant to the terms of the Business Combination Agreement, the Business Combination will be completed through a two-step process consisting of the Redomestication Merger and the Share Exchange.

The Redomestication Merger

Immediately prior to the Share Exchange, Inception Growth will redomesticate to the British Virgin Islands by merging with and into Purchaser, a British Virgin Islands business company and wholly owned subsidiary of Inception Growth, by way of the Redomestication Merger. The separate corporate existence of Inception Growth will cease and PubCo will continue as the surviving corporation. In connection with the Redomestication Merger, all outstanding IGTA Units will separate into their individual components of IGTA Shares, IGTA Rights and IGTA Warrants, and the IGTA Units will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Inception Growth stockholders shall be exchanged as follows:

(i)     Each IGTA Share issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares, excluded IGTA Shares and dissenting IGTA Shares), will automatically be cancelled and cease to exist and for each such IGTA Share, PubCo shall issue to each Inception Growth stockholder (other than Inception Growth’s stockholders who exercise their redemption rights in connection with the Business Combination, any direct or indirect wholly owned subsidiary of Inception Growth holding IGTA Shares and any Inception Growth stockholders who exercise their dissenter’s rights under Delaware law) one validly issued PubCo Ordinary Share, which shall be fully paid;

(ii)    Each whole IGTA Warrant issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a PubCo Warrant to purchase one PubCo Ordinary Share. The PubCo Warrants will have substantially the same terms and conditions as set forth in the IGTA Warrants; and

(iii)   The holders of IGTA Rights issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Ordinary Share in exchange for the cancellation of each IGTA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

The Share Exchange

Substantially concurrently with the Redomestication Merger, the Share Exchange shall occur, resulting in AgileAlgo being a wholly owned subsidiary of PubCo.

The aggregate consideration for the Share Exchange (the “Exchange Consideration”) is up to $160,000,000, and is comprised of a closing payment equal to One Hundred Forty Million Dollars ($140,000,000) (the “Closing Consideration Payment”) and an earnout component under which up to an additional $20,000,000 of consideration may be paid in the future, contingent on the achievement of certain performance milestones which are further described herein (the “Earnout Consideration”). The PubCo Ordinary Shares, if any, that are issued as Earnout Consideration are defined herein as the “Earnout Consideration Shares”. The Closing Consideration Payment will be made in the form of fourteen million (14,000,000) newly issued PubCo Ordinary Shares (as defined below) valued at $10.00 per share (the “Closing Consideration Shares”).

The ordinary shares of PubCo (“PubCo Ordinary Shares”) are all of one class, and each PubCo Ordinary Share is entitled to one (1) vote on all matters subject to vote at general meetings of the Combined Company. The Exchange Consideration will be paid in PubCo Ordinary Shares. At the Closing of the Business Combination, the former Inception Growth stockholders holding issued and outstanding IGTA Shares immediately prior to the Closing of the Share Exchange will receive the consideration specified below and the former shareholders of AgileAlgo holding issued and outstanding shares of AgileAlgo immediately prior to the Closing of the Share Exchange will receive the Closing Consideration Payment consisting of an aggregate of 14,000,000 PubCo Ordinary Shares. In addition, a number of PubCo Ordinary Shares that equals 15% of the total outstanding issued PubCo Ordinary Shares immediately upon Closing will be reserved and authorized for issuance under the (the “Incentive Plan”). As part of the transaction, Purchaser will change its name to “Prodigy, Inc.”

Additionally, the former AgileAlgo shareholders may be entitled to receive up to 2,000,000 PubCo Ordinary Shares in the future (“Earnout Consideration Shares”), contingent upon the achievement by PubCo of certain performance milestones. All of the Earnout Consideration Shares will be released to the AgileAlgo shareholders if PubCo’s consolidated gross revenues as reported in the Purchaser’s quarterly reports on Form 10-Q and/or annual report on Form 10-K as filed with the SEC (the “Gross Revenues”) equal or exceed $15,000,000 (the “Full Earnout Target”) during the three (3) fiscal quarter period beginning on October 1, 2024 (the “Earnout Period”). If PubCo’s Gross Revenues during the Earnout Period are greater than $7,500,000 (the “Minimum Earnout Target”) but less than the Full Earnout Target, then a portion of the Earnout Consideration Shares, expressed as a percentage, equal to (i) (A) the Gross Revenues minus (B) the Minimum Earnout Target, divided by (ii) (A) the Full Earnout Target less (B) the Minimum Earnout Target shall vest and be payable from the Escrow Account to the Sellers. If the Gross Revenues during the Earnout Period are less than the Minimum Earnout Target, then all of the Earnout Consideration Shares will be surrendered to PubCo and no Earnout Consideration will be paid.

The Sellers will have all voting rights in respect to the Earnout Consideration Shares, and to receive dividends thereon, while the Earnout Consideration Shares are held in escrow.

See “Proposal No. 2: The Share Exchange Proposal — Share Exchange Consideration.”

Post-Business Combination Structure and Impact on the Public Float

The following chart illustrates the corporate structure of PubCo and its subsidiaries post-Business Combination.

Inception Growth Acquisition Limited, a Delaware corporation
Re-domestication Merger
merges into
PubCo (to be renamed to **Prodigy, Inc.**,) a British Virgin Islands company
100%*
AgileAlgo Holdings Ltd., a British Virgin Islands company
100%*
AgileAlgo Pte. Ltd., (to be renamed to **Prodigy Singapore Pte. Ltd.**) a Singapore exempt private company (limited by shares)

The ownership percentages do not take into account of the shareholder structure of PubCo, as the ownership percentage retained by Inception Growth’s public stockholders following the business combination will be different depending on the redemption rights exercised by the public stockholders. For more information, please see “Unaudited Pro Forma Condensed Consolidated Financial Information — Basis of Pro Forma Presentation.”

Management and Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of six (6) directors who shall be designated by AgileAlgo and a majority of whom shall qualify as independent directors under Nasdaq rules. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

Additional Agreements Executed at the Signing of the Business Combination Agreement

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain holders of IGTA Shares entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Business Combination Agreement and the proposed Business Combination.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.2 to Inception Growth’s Current Report on Form 8-K, filed with the SEC on September 18, 2023 and is incorporated herein by reference.

Company Shareholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain AgileAlgo shareholders entered into a support agreement (the “Shareholder Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Business Combination Agreement and the proposed Business Combination.

The foregoing description of the Shareholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.1 to Inception Growth’s Current Report on Form 8-K, filed with the SEC on September 18, 2023 and is incorporated herein by reference.

Additional Agreements Executed Prior to the Special Meeting

Seller Joinders

The Business Combination Agreement contemplates that one or more shareholders of AgileAlgo (other than the Signing Sellers) may, subsequent to the date of the registration statement to which this proxy statement/prospectus is a part, execute a joinder agreement (each. a “Seller Joinder”), to become a party to the Business Combination Agreement as an additional Seller thereunder.

Additional Agreements to be Executed at Closing

Lock-Up Agreements

Upon the Closing, the AgileAlgo Shareholders will execute lock-up agreements (the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, the AgileAlgo Shareholders will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Closing Payment Shares held by them (the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is one hundred eighty (180) days after the date of the Closing (the “Lock-Up Period”).

The restrictions set forth in the Lock-Up Agreements shall not apply to: (1) transfers or distributions to an AgileAlgo Shareholder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the shareholder’s immediate family or to a trust, the beneficiary of which is the shareholder or a member of the shareholder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the shareholder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of such Lock-Up Agreement. In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-Up Shares shall be released from the restrictions contained therein. For the purposes of the Lock-Up Agreements, a “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of PubCo and PubCo’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of PubCo being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of PubCo with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which was filed as Exhibit 10.3 to Inception Growth’s Current Report on Form 8-K, filed with the SEC on September 18, 2023 and is incorporated herein by reference.

A&R Registration Rights Agreement

At the closing of the Business Combination, PubCo will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with certain existing Inception Growth stockholders and with the AgileAlgo shareholders with respect to certain shares, units, private units (and the private shares, private warrants and private rights included therein) to the extent they own at the closing. The A&R Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the A&R Registration Rights Agreement.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which was filed as Exhibit 10.4 to Inception Growth’s Current Report on Form 8-K, filed with the SEC on September 18, 2023, and is incorporated herein by reference.

Employment Agreements

At or prior to the closing of the Business Combination, PubCo has agreed to use commercially reasonable efforts to enter into employment agreements with certain key executives of AgileAlgo (the “Employment Agreements”) containing the terms and conditions governing the employment of such individuals.

Recent Developments

Standby Equity Purchase Agreement

On October 1, 2024, AgileAlgo, Inception Growth and Purchaser entered into a Standby Equity Purchase Agreement, which we refer to as the SEPA, with YA II PN, Ltd., which we refer to as the Investor. The term of the SEPA is for thirty-six months from its Effective Date (or until such date, if later, that the Promissory Note that was outstanding has been repaid), unless terminated earlier under the terms of the SEPA. The SEPA’s Effective Date is defined as the date of closing of the Business Combination. The Company (as defined the SEPA being, as applicable, the Purchaser or Inception Growth) may terminate the SEPA effective upon five trading days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices (as defined below) under which PubCo Ordinary Shares have yet to be issued, (ii) there is not an outstanding Promissory Note, and (iii) the Company has paid all amounts owed to the Investor pursuant to the SEPA. The Investor may terminate the SEPA upon written notice to the Company. The SEPA also may be terminated at any time by the mutual written consent of its parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. As of the date of this proxy statement/prospectus, neither the Company nor Investor has provided notice of any termination or notice of an intention to provide notice of termination. If either the Company or Investor terminated the SEPA, AgileAlgo, Inception Growth and Purchaser would expect to seek alternative financing in connection with the closing of the Business Combination. The Company and AgileAlgo cannot assure as to the terms or availability of alternative financing, as of the date of this proxy statement/prospectus, if the SEPA was terminated, and such alternative financing may not be available on more favorable terms or at all. In such a circumstance, the termination of the SEPA would result in an adverse effect on, or even possibly result in a failure of, the consummation of the Business Combination. For more information, see “Risk Factors–If the conditions to Closing contained in the Business Combination Agreement are not met or waived, the Business Combination may not occur” and “Proposal No. 2 — The Share Exchange Proposal — Additional Agreements in Connection with the Closing — Standby Equity Purchase Agreement.”

Pre-Paid Advances

Subject to the satisfaction of the conditions set forth in the SEPA, the SEPA provides that the Investor will advance to PubCo the principal amount of $3,000,000 (the “Pre-Paid Advance”), which shall be evidenced by the Yorkville Notes. The first Pre-Paid Advance under the SEPA is in a principal amount of $2,000,000 and advanced upon the date of Closing, and the second Pre-Paid Advance shall be in a principal amount of $1,000,000 and advanced on the second trading day after the initial registration statement filed pursuant to the YA Registration Rights Agreement (as defined below) becomes effective and the required shareholder approval has been obtained. The amount of each Pre-Paid Advance distributed to PubCo is subject to a discount in the amount equal to 8% of the principal amount of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount, in immediately available funds to an account designated by PubCo in writing, and PubCo shall deliver the Yorkville Note having a principal amount equal to the full amount of such Pre-Paid Advance, duly executed on behalf of PubCo.

Advances

Additionally, the SEPA contemplates purchase by the Investor of up to $30 million in aggregate gross purchase price for newly issued PubCo Ordinary Shares (of which the Pre-Paid Advances form a part). Upon the closing of the Business Combination, PubCo has the right, but not the obligation, to issue shares of its common stock pursuant to the SEPA to the Investor (“Advance Shares”, and such issuance and sale, an “Advance”) and the Investor shall subscribe for and purchase from PubCo such Advance Shares, through written notice by PubCo to the Investor (“Advance Notice”), provided (i) no balance is outstanding under a Yorkville Note, or (ii) if there is a balance outstanding under a Yorkville Note, an Amortization Event (as defined in the Yorkville Note), has occurred in accordance with and subject to the terms of the SEPA. PubCo has the discretion to select the number of Advance Shares, not to exceed the Maximum Advance Amount (as defined below), that it desires to issue and sell to the Investor in each Advance Notice. If any amount remains outstanding under any Yorkville Note, without the prior written consent of the Investor, (A) PubCo may only (other than with respect to a deemed Advance Notice pursuant to an Investor Notice (described below)) submit an Advance Notice if an Amortization Event has occurred and the obligation of PubCo to make monthly prepayments under the Yorkville Note has not ceased, and (B) the Investor shall pay the aggregate purchase price owed by PubCo from such Advance by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the subject Yorkville Note, subject to the terms and conditions of the SEPA.

For as long as there is an outstanding balance under a Yorkville Note, the Investor has the right, but not the obligation, by delivery to PubCo of Investor Notices (as defined in the SEPA), to cause an Advance Notice to be deemed delivered to the Investor, which triggers the issuance and sale of Advance Shares to the Investor, subject to terms and conditions as specified in the SEPA.

“Maximum Advance Amount” means (A) in respect of each Advance Notice delivered by PubCo under the applicable provisions of the SEPA, the greater of (i) an amount equal to one hundred percent (100%) of the average of the daily traded amount of its shares of common stock during the five consecutive trading day immediately preceding an Advance Notice, and (ii) five hundred thousand (500,000) shares of PubCo’s common stock, and (B) in respect of each Advance Notice deemed delivered by PubCo pursuant to an Investor Notice, the amount selected by the Investor in such Investor Notice; which amount shall not exceed the limitations set forth in Section 3.02 of the SEPA, including, among other things, that all shares of PubCo’s common stock beneficially owned by the Investor and its affiliates shall not exceed 4.99% of the then outstanding voting power of PubCo or number of shares of PubCo’s common stock, and that the aggregate number of shares issued and sold to the Investor by PubCo under the SEPA shall not exceed the amount registered in respect of the transaction contemplated by the SEPA under the Registration Statement (as defined below) then in effect.

The purchase price for the Advance Shares shall be (i) the price per Advance Share obtained by multiplying the Market Price by 96% in respect of an Advance Notice delivered by PubCo, or (ii) in the case of any Advance Notice delivered pursuant to an Investor Notice, equal to the Conversion Price (as defined in the Promissory Note). “Market Price” shall mean the lowest daily volume weighted average price of PubCo’s shares of common stock during the three consecutive trading days commencing on the date of the Advance Notice, other than the daily volume weighted average price on an Excluded Day (as defined in the SEPA).

Pre-Paid Advances

Pursuant to the SEPA, the Investor will advance to the PubCo (which we also refer to as the Combined Company), subject to the satisfaction of certain conditions as set forth therein, the principal amount of $3 million (which we refer to as the Pre-Paid Advance), which shall be evidenced by convertible promissory notes (which we refer to as the Yorkville Notes) in two tranches. The first tranche of the Pre-Paid Advance shall be advanced to PubCo upon the consummation of the Business Combination in the principal amount of $2 million. The second tranche of the Pre-Paid Advance will be in the principal amount of $1 million and advanced on the second trading day after the initial registration statement filed pursuant to the YA Registration Rights Agreement first becoming effective, and the required shareholder approval has been obtained. At the closing of each Pre-Paid Advance, the Investor will advance to PubCo the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount netted from the purchase price due in the amount equal to 8% of the principal amount of such tranche of the Pre-Paid Advance.

The Yorkville Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which shall increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Yorkville Notes) for so long as such event remains uncured. The Yorkville Notes will mature on the date that is 12 months from the consummation of the Business Combination, which may be extended at the option of the Investor. The Yorkville Notes are convertible at the option of the Investor, at its sole discretion, at a conversion price (“Conversion Price”) equal to the lower of (i) a price equal to 100% of the VWAP per PubCo Ordinary Share on the day prior to the issuance date of the Yorkville Note issued at the first Pre-Paid Advance closing (the “Fixed Price”), or (ii) 92% of the lowest daily VWAP during the 7 consecutive trading days immediately preceding the applicable conversion date (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price (as defined in the Yorkville Notes) then in effect. On the thirty (30) day anniversary of the consummation of the Business Combination (the “Fixed Price Reset Date”), the Fixed Price shall be adjusted (downwards only) to equal the average VWAP for the five (5) Trading Days immediately prior to the Fixed Price Reset Date. For the Yorkville Notes, “VWAP” means, for any trading day, the daily volume weighted average price of PubCo Ordinary Shares for such trading day on Nasdaq or the applicable principal market during regular trading hours as reported by Bloomberg L.P.

Under the terms of the Yorkville Notes, an Amortization Event would occur if (i) the daily VWAP is less than the Floor Price then in effect for five trading days during a period of seven consecutive trading days (a “Floor Price Event”), (ii) the Combined Company has issued to Investor pursuant to the transactions contemplated in the SEPA, including the Yorkville Notes, in excess of 99% of the PubCo Ordinary Shares available under the Exchange Cap (being the maximum number of PubCo Ordinary Shares that the Combined Company may issue in a transaction in compliance with its obligations under the rules of Nasdaq), where applicable (an “Exchange Cap Event”), or (iii) the Combined Company is in material breach of the YA Registration Rights Agreement, and such breach remains uncured for a period of 20 trading days, or the occurrence of an Event (as defined in the YA Registration Rights Agreement) (a “Registration Event”) (the last such day of each such occurrence, being a “Amortization Event Date”).

If an Amortization Event has occurred and has not been cured (as discussed below), then the Combined Company is required to make monthly repayments relating to this Note beginning on the 7th trading day after the Amortization Event Date and continuing on the same day of each successive calendar month until the entire outstanding principal amount of the Yorkville Notes has been repaid. Each monthly repayment shall be in an amount equal to the sum of (i) $500,000 of outstanding principal in the aggregate among outstanding Yorkville Notes, plus (ii) a payment premium in the amount equal to 10% of the principal amount being paid (the “Payment Premium”), and (iii) accrued and unpaid interest thereunder as of such payment date.

The obligation of the Combined Company to make monthly repayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if any time after the Amortization Event Date (A) in the event of a Floor Price Event, on the date that is the 5th consecutive trading day that the daily VWAP is greater than 110% of the Floor Price then in effect, (B) in the event of an Exchange Cap Event, the date the Combined Company has obtained stockholder approval to increase the number of PubCo Ordinary Shares under the Exchange Cap and/or the Exchange Cap no longer applies, or (C) in the event of a Registration Event, the condition or event causing the Registration Event has been cured or Investor is able to resell the PubCo Ordinary Shares issuable upon conversion of the Yorkville Note in accordance with Rule 144 under the Securities Act, unless a subsequent Amortization Event occurs.

The Combined Company has the right, but not the obligation, to redeem (an “Optional Redemption”) early a portion or all of the amounts outstanding under the Yorkville Notes; provided that the Combined Company may do so if (i) the Combined Company provides Investor with written notice of exercise of the Optional Redemption (such notice is referred to as a “Redemption Notice”) and (i) which is delivered after the closing of regular trading hours on a trading day and (ii) on the date the Redemption Notice is delivered, the VWAP of the Common Stock is less than the Fixed Price (unless otherwise agreed by Investor). Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Yorkville Notes to be redeemed and the Redemption Amount. This Redemption Amount shall be equal to the outstanding principal balance being redeemed by the Combined Company, the Payment Premium, plus all accrued and unpaid interest on such principal amount. After receipt of the Redemption Notice, Investor shall have ten (10) trading days to elect to convert all or any portion of the Yorkville Notes. On the eleventh (11th) trading day after the Redemption Notice, the Combined Company shall deliver to Investor the Redemption Amount with respect to the principal amount redeemed after giving effect to conversions or other payments made during the ten (10) trading day period.

For so long as there is a balance outstanding under the Yorkville Notes and provided that there is a registration statement for the shares issuable pursuant to the SEPA in effect, in addition to the conversion right described above, the Investor, at its sole discretion, may deliver to PubCo a notice (“Investor Notice”), to cause an Advance Notice to be deemed delivered to the Investor and the issuance of shares of Common Stock to the Investor pursuant to an Advance. The Investor may select the amount of the Advance pursuant to an Investor Notice, provided that the amount of the Advance selected shall not exceed the balance owed under the Promissory Notes outstanding on the date of delivery of the Investor Notice and subject to certain other limitations as set forth in the SEPA. The shares will be issued and sold to the Investor pursuant to an Investor Notice at a per share price equal to the Conversion Price that would be applicable to the amount of the Advance selected by the Investor if such amount were to be converted as of the date of delivery of the Investor Notice. The Investor will pay the purchase price for such shares to be issued pursuant to the Investor Notice by offsetting the amount of the purchase price to be paid by the Investor against an amount outstanding under the Yorkville Notes.

Reservation of Shares

Pursuant to the SEPA, on or before closing of the Business Combination, PubCo shall have reserved from its duly authorized capital stock at least 4,500,000 PubCo Ordinary Shares for issuance to the Investor, whether upon conversions of the Promissory Notes or pursuant to the Advances under the SEPA, although such reservation of shares thereafter shall be for such further amount of PubCo Ordinary Shares under the terms of the SEPA.

YA Registration Rights Agreement

AgileAlgo, Inception Growth, Purchaser and the Investor also entered into a registration rights agreement (the “YA Registration Rights Agreement”), dated October 1, 2024, pursuant to which agrees to file within 30 calendar days of the date of the Closing, a registration statement on Form S-1 (or Forms S-3, if eligible) with the SEC covering the resale of the PubCo Ordinary Shares subject to the SEPA requested to be included in such registration statement (the “Resale Registration Statement”), and the Combined Company shall use its best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than (a) the 60th calendar day following the filing of the Resale Registration Statement or (b), the fifth business day following the date on which the Combined Company is notified by the SEC that the Resale Registration Statement will not be or is no longer subject to further review and comments.

Guaranty by AgileAlgo

In connection with the SEPA, AgileAlgo and certain other subsidiaries of AgileAlgo agreed at the closing of the Business Combination to enter into a Global Guaranty Agreement, pursuant to which the parties thereto shall guaranty obligations of Inception Growth (and upon closing of the Business Combination, of PubCo) under the SEPA, the promissory note issued thereunder, and other instruments, agreements or other items executed or delivered pursuant to the SEPA.

The SEPA, the YA Registration Rights Agreement, the Yorkville Note and the Global Guaranty Agreement contain other terms and conditions and are included as exhibits to this registration statement and these exhibits are incorporated herein by reference.

Sponsor Loan Conversion Agreement

On October 22, 2024, Inception Growth and Purchaser entered into a Loan Conversion Agreement (the “Sponsor Loan Conversion Agreement”) with the Sponsor, pursuant to which (i) all loans provided by the Sponsor to Inception Growth to cover various expenses related to Inception Growth’s IPO and business combination efforts (some of which were evidenced by the Notes), and (ii) the aggregate amount owed by Inception Growth to the Sponsor (i.e. monthly fee of $10,000) for administrative services provided from the IPO to the Closing of the Business Combination, automatically convert into PubCo Ordinary Shares (the “Conversion Shares”) upon Closing of the Business Combination.

The foregoing description of the Sponsor Loan Conversion Agreement is in summary form, and the complete agreement are included as an exhibit to this registration statement and is incorporated herein by reference.

Satisfaction and Discharge of Indebtedness Agreement

On October 22, 2024, Inception Growth, Purchaser and AgileAlgo entered into an agreement for satisfaction and discharge of indebtedness (the “Discharge Agreement”) with EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC) (“EF Hutton” or the “Representative”), the underwriter of the IPO.

Pursuant to the Underwriting Agreement in relation to the IPO, upon the completion of the Business Combination, EF Hutton is entitled to a deferred underwriting commission (“Deferred Commission”), which is the greater of $1,000,000 or 2.5% of the remaining cash in Inception Growth’s Trust Account, capped at $2,250,000. Now under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, EF Hutton will accept (i) 50,000 PubCo Ordinary Shares (the “EF Hutton Shares”), valued at $500,000, to be issued on or before Closing, and (ii) a promissory note to be issued by Purchaser for $500,000 (the “EF Hutton Note”). Purchaser will issue the EF Hutton Note at the Closing, which stipulates, among other things, that the EF Hutton Note will mature on the later of (i) thirteen (13) months from the date of the EF Hutton Note and (ii) ninety-two (92) days after the termination of the Convertible Promissory Notes as defined in the SEPA, set forth in Section 7.23(d) of the SEPA. The EF Hutton Note will be subordinated to all of Purchaser’s obligations to the Investor under the SEPA, the Promissory Note and any other binding agreement between Purchaser and the Investor.

The foregoing description of the Discharge Agreement and the EF Hutton Note is in summary form and the complete agreement and note are included as exhibits to the registration statement and are incorporated herein by reference.

Redemption Rights

Pursuant to Inception Growth’s amended and restated certificate of incorporation, Inception Growth’s public stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of April 30, 2025, this would have amounted to approximately $13.18 per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)     (x) hold public IGTA Shares or (y) hold public IGTA Shares through IGTA Units and you elect to separate your IGTA Units into the underlying public IGTA Shares, public IGTA Rights and public IGTA Warrants prior to exercising your redemption rights with respect to the public IGTA Share; and

(ii)    prior to 5:00 p.m., Eastern Time, on June 27, 2025, (a) submit a written request to the transfer agent that Inception Growth redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

Holders of outstanding IGTA Units must separate the underlying IGTA Shares, IGTA Warrants and IGTA Rights prior to exercising redemption rights with respect to the IGTA Shares. If IGTA Units are registered in a holder’s own name, the holder must deliver the certificate for its IGTA Units to the transfer agent with written instructions to separate the IGTA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the IGTA Shares from the IGTA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds IGTA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s IGTA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of IGTA Units to be separated and the nominee holding such IGTA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant IGTA Units and a deposit of an equal number of IGTA Shares, IGTA Warrants and IGTA Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the IGTA Shares from the IGTA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their IGTA Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any request for redemption, once made, may be withdrawn at any time up to two business days immediately preceding the Special Meeting. Furthermore, if a stockholder delivered his or her certificate for redemption and subsequently decided prior to the date immediately preceding the Special Meeting not to elect redemption, such stockholder may simply request that the transfer agent return the certificate (physically or electronically).

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the IGTA Shares.

If a holder exercises his or her redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for his or her Public Shares only by properly demanding redemption and delivering such shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Please see the section titled “The Special Meeting of Inception Growth stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Inception Growth will promptly return the share certificates to the public stockholder.

The Proposals

At the Special Meeting, Inception Growth’s stockholders will be asked to vote on the following:

•        the Redomestication Merger Proposal;

•        the Share Exchange Proposal;

•        the Nasdaq Proposal;

•        the Charter Proposal;

•        the Governance Proposal;

•        the NTA Requirement Amendment Proposal;

•        the Director Appointment Proposal;

•        the Incentive Plan Proposal; and

•        the Adjournment Proposal.

Please see the sections titled “The Special Meeting of Inception Growth stockholders” on page 75 for more information on the foregoing Proposals.

Voting Securities, Record Date

As of May 27, 2025, there were 2,917,490 IGTA Shares issued and outstanding. Only Inception Growth’s stockholders who hold IGTA Shares of record as of the close of business on May 27, 2025 are entitled to vote at the Special Meeting or any adjournment of the Special Meeting. Approval of the Proposals (other than the NTA Requirement Amendment Proposal) will require the affirmative vote of the holders of a majority of the issued and outstanding IGTA Shares present and entitled to vote at the Special Meeting; and approval of the NTA Requirement Amendment Proposal will require the affirmative vote of the holders of at least sixty-five percent (65%) of all issued and outstanding IGTA Shares.

As of May 27, 2025, the Initial Stockholders collectively owned and were entitled to vote 1,303,490 IGTA Shares, or approximately 44.68% of Inception Growth’s issued and outstanding shares. With respect to the Business Combination, the Initial Stockholders, all of whom have entered into the Sponsor Support Agreement, have agreed to vote their IGTA Shares in favor of the Redomestication Merger Proposal and the Share Exchange Proposal, and intend to vote for the other Proposals although there is no agreement in place with respect to voting on the other Proposals.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with GAAP. Under this method of accounting, Inception Growth will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of AgileAlgo expecting to have a majority of the voting power of the post-combination company, AgileAlgo senior management comprising all of the senior management of the post-combination company, the relative size of AgileAlgo compared to Inception Growth, and AgileAlgo’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AgileAlgo issuing stock for the net assets of Inception Growth, accompanied by a recapitalization. The net assets of Inception Growth will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AgileAlgo.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues for the last fiscal year, PubCo qualifies as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, PubCo may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of its internal control over financial reporting. Under the JOBS Act, PubCo also does not need to comply with any new or revised financial accounting standards until the date that private companies are required to do so.

PubCo will remain an emerging growth company until the earliest of (1) the last day of its fiscal year during which it has total annual gross revenues of at least US$1.235 billion; (2) the last day of its fiscal year following the fifth anniversary of the closing of the Business Combination; (3) the date on which PubCo has, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (4) the date on which PubCo is deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if PubCo has been a public company for at least 12 months and the market value of its Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter. Once PubCo ceases to be an emerging growth company, it will not be entitled to the exemptions provided in the JOBS Act discussed above.

Regulatory Approvals

The Redomestication Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the British Virgin Islands, except for the filing of the Plan of Merger with the Delaware Secretary of State and registration by the Registrar of Corporate Affairs in the British Virgin Islands of the Plan of Merger in relation to the Redomestication Merger and for the British Virgin Islands Registrar of Corporate Affairs to issue a certificate of merger.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Inception Growth Board in favor of adoption of the Redomestication Merger Proposal, the Share Exchange Proposal and the other related Proposals, you should keep in mind that Inception Growth’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including the following:

•        On September 12, 2023, contemporaneously with the execution of the Business Combination Agreement, Inception Growth’s Initial Stockholders entered into a Sponsor Support Agreement, pursuant to which, among other things, such stockholders agree not to exercise any right to redeem all or a portion of their respective IGTA Shares in connection with the Business Combination. Inception Growth did not provide any separate consideration to the Initial Stockholders for such forfeiture of redemption rights;

•        The Initial Stockholders have waived their rights to redeem their IGTA Shares (including shares underlying IGTA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Inception Growth is unable to consummate a business combination. Accordingly, the IGTA Shares, as well as the IGTA Units purchased by the Sponsor and Inception Growth’s officers and directors, will be worthless if Inception Growth does not consummate a business combination;

•        If the proposed Business Combination is not completed by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth will be required to liquidate. In such event, the 1,303,490 IGTA Shares held by the Initial Stockholders, which were acquired prior to the IPO for approximately $0.001 per share, will be worthless. Such shares had an aggregate market value of approximately $15,967,753 based on the closing price of IGTA Shares of $12.25 on the OTC Markets as of May 23, 2025. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding IGTA Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Inception Growth stockholder at the time of purchase of the IGTA Shares by such stockholder, a situation may arise in which the Sponsor or a director of Inception Growth maintains a positive rate of return on its/his/her IGTA Shares while such Inception Growth stockholder experiences a negative rate of return on the shares such Inception Growth stockholder purchased;

•        If the proposed Business Combination is not completed by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), the 4,721,250 Private Warrants purchased by the Sponsor for a total purchase price of $4,721,250, will be worthless. Such Private Warrants had an aggregate market value of approximately $330,488 based on the closing price of IGTA Warrants of $0.07 on the OTC Markets as of May 23, 2025; and

•        In order to meet our working capital needs, on November 17, 2023, January 24, 2024, March 12, 2024, April 26, 2024 and September 30, 2024, Inception Growth issued unsecured promissory notes to the Sponsor, pursuant to which Inception Growth may borrow up to an aggregate principal amount of $200,000, $420,000, $400,000, $100,000 and $420,000. In the event that Inception Growth does not complete an initial business combination within the prescribed period, such notes shall be deemed to be terminated and no amounts will thereafter be due from Inception Growth to the Sponsor thereon. The principal balance of these promissory notes shall be payable in cash and/or in such other form of payment as mutually agreed in writing prior to or concurrently with the closing of an initial business combination.

•        As a result of the interests of the Sponsor and Inception Growth’s directors and officers in Inception Growth’s securities, the Sponsor and Inception Growth’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Inception Growth’s initial business combination. Recommendations of the Inception Growth’s Board of Directors to the Inception Growth’s Stockholders

After careful consideration of the terms and conditions of the Business Combination Agreement, the Inception Growth Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of Inception Growth and its stockholders. In reaching its decision with respect to the Redomestication Merger and the Share Exchange, the Inception Growth Board reviewed various industry and financial data and the due diligence and evaluation materials provided by AgileAlgo. The Inception Growth Board did not obtain a fairness opinion on which to base its assessment. The Inception Growth Board recommends that Inception Growth’s stockholders vote:

•        FOR the Redomestication Merger Proposal;

•        FOR the Share Exchange Proposal;

•        FOR the Nasdaq Proposal;

•        FOR the Charter Proposal;

•        FOR the Governance Proposal;

•        FOR the NTA Requirement Amendment Proposal;

•        FOR the Director Appointment Proposal;

•        FOR the Incentive Plan Proposal; and

•        FOR the Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 23 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) Inception Growth’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of PubCo following consummation of the Business Combination. These risk factors include, but are not limited to, the following:

Risks Related to AgileAlgo’s Business

•        a limited operating history, which makes AgileAlgo difficult to evaluate its prospects and future results of operations;

•        a highly competitive and rapidly changing market in which AgileAlgo operates is;

•        adverse effect on AgileAlgo’s near-term revenue growth and results of operations as a result of its strategy to develop new and enhance products in trial to include more features and functionality, compute and new techniques;

•        pricing pressures from AgileAlgo’s customers;

•        no assurance that AgileAlgo will win or be able to renew its contracts with its existing customers;

•        a limited number of customers being accounted for a substantial portion of AgileAlgo’s revenue;

•        dependence on AgileAlgo’s ability to attract new customers and on its existing customers purchasing additional services and subscriptions and renewing their existing services and subscriptions;

•        limited acceptance or negative attention by AgileAlgo’s customers of AgileAlgo’s products in trial and solutions, as well as applications, features, and functionality;

•        potential quality issues, missed timelines and resources constraints;

•        long and unpredictable sales cycles and considerable time and expense required by sales efforts;

•        fluctuation of operating results;

•        AgileAlgo to continue its operation as a going concern absent additional financing;

•        dependence of AgileAlgo’s strategic relationships with third parties;

•        inability to achieve its financial projections;

•        inability to ensure that AgileAlgo’s products and solutions interoperates with a variety of software applications that are developed by others;

•        failure to offer high-quality maintenance and support services for AgileAlgo’s customers;

•        potential loss of one or more key members of AgileAlgo’s management team or personnel, or its failure to attract, integrate and retain additional personnel in the future;

•        dependence on skilled employees;

•        potential cybersecurity and data privacy incidents or breaches;

•        being subject to a variety of domestic and international laws, rules, policies and other obligations, including data protection and anticorruption;

•        economic, political, regulatory, foreign currency fluctuations and other risks associated with these international regions;

•        interruptions or delays in AgileAlgo’s services or services from data center hosting facilities or public clouds;

•        certain Singapore and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations;

•        risks, expenses and uncertainties associated with selling its solutions in locations outside Singapore;

•        reliance on third-party telecommunications and internet service providers;

•        AgileAlgo’s customers’ reliance on third-party telecommunications and internet service providers to provide them with access and connectivity to AgileAlgo’s software, and changes in how telecommunication and internet service providers handle and charge for access to telecommunications and the internet;

•        potential failure to expand upon and establish new public cloud-based data centers for its international operations;

•        being subject to income taxation in the Asia Pacific Countries, as well as in many tax jurisdictions throughout the world;

•        inaccurate forecasts of AgileAlgo’s market and market growth;

•        inability to acquire new customers in new and existing verticals, and in new and existing geographic markets;

•        inability to anticipate future market needs and opportunities or to develop product and service enhancements or new products and services to meet such needs or opportunities in a timely manner;

•        inability to maintain or increase recurring stream of revenues;

•        inability to maintain reliable performance of AgileAlgo’s products and technologies;

•        inability to maintain and enhance AgileAlgo’s brand or reputation;

•        potential disruptions related to international conflicts, including without limitation those in Ukraine and the Middle East;

Risks Related to AgileAlgo’s Intellectual Property and Technology

•        use of open-source technology;

•        third parties’ claim of infringement of intellectual property and significant litigation or licensing expenses;

•        unauthorized use of AgileAlgo’s proprietary technology and intellectual property;

•        errors, defects or bugs in AgileAlgo’s software products;

•        inability to respond quickly enough to changes in technology and technological risks and to develop its intellectual property into commercially viable products;

Risks Related to Doing Business in Singapore

•        any changes to the regulations in Singapore and adverse conditions affecting the Singapore market;

Risks Related to Inception Growth and the Business Combination

•        Inception Growth’s securities were suspended and face delisting as of the opening of business on December 17, 2024 pursuant to the Nasdaq Notice dated December 10, 2024;

•        requirement to liquidate the Trust Account if Inception Growth cannot consummate an initial business combination by June 13, 2025, if fully extended;

•        a substantial majority of Inception Growth’s public stockholders may redeem their Public Shares;

•        redemption of Public Shares may not put a stockholder in a better economic position;

•        the requirement to tender shares in order to seek redemption;

•        third party claims could reduce the proceeds held in the Trust Account;

•        termination of the SEPA could result in an adverse effect on the consummation of the Business Combination;

•        distributions to Inception Growth’s stockholders could be viewed as an unlawful payment;

•        Inception Growth’s due diligence investigation of AgileAlgo may not be adequate;

•        material weaknesses in internal control over financial reporting could adversely affect Inception Growth’s ability to report its results of operations and financial condition accurately and in a timely manner;

•        risks and uncertainties in not going through a traditional underwritten initial public offering;

•        The Initial Stockholders will vote in favor of the Proposals, regardless of how public stockholders vote;

•        possibility of expensive stockholder litigation and regulatory inquiries;

•        The Initial Stockholders may have a conflict of interest since they will not participate in liquidation distribution;

•        The Initial Stockholders may receive a positive return on their investments even if public stockholders experience a negative return;

•        Sponsor, executive officers, directors and certain affiliates may have interests that are different from, or in addition to, your interests as a stockholder;

•        redeeming stockholders must comply with specific requirements;

•        redeeming stockholders may be unable to sell their shares if the Business Combination is not consummated;

•        exercise of existing registration rights could adversely affect the market price of Inception Growth’s securities;

•        The ability of Inception Growth and the Combined Company to consummate the Yorkville Financing;

•        Inception Growth will not obtain a fairness opinion from an unaffiliated third party;

•        the Business Combination’s benefits may not meet the expectations of financial or industry analysts;

•        AgileAlgo did not meet its original revenue projections for fiscal 2024, and if AgileAlgo is unable to accelerate its pipeline of prospective customer deals, attract new customers or expand its existing customer relationships, AgileAlgo’s business, financial condition, and results of operations may be adversely affected;

•        costs incurred in connection with the Business Combination will reduce the cash available;

•        pro forma financial information may not be indicative of actual financial condition or results of operations;

•        termination of the Business Combination Agreement could negatively impact Inception Growth;

•        potential waiver of some conditions to the Business Combination without stockholder approval;

•        having a minority share position may reduce your influence on the management of PubCo;

•        any purchases of Public Shares by Inception Growth’s affiliates will increase the likelihood of approval of the Proposals and may affect the market price of Inception Growth’s securities;

Risks Related to PubCo’s Securities

•        no public market for PubCo’s shares and uncertainty in the development of an active trading market for PubCo’s shares;

•        price volatility of PubCo’s shares;

•        sale or availability for sale of substantial amounts of PubCo’s shares;

•        potential dilution for existing shareholders upon PubCo’s issuance of additional shares;

•        potential treatment of PubCo as a passive foreign investment company;

•        PubCo’s Memorandum and Articles of Association and British Virgin Islands law may have the effect of discouraging lawsuits against PubCo’s directors and officers;

•        anti-takeover provisions contained in PubCo’s Memorandum and Articles of Association, as well as provisions of British Virgin Islands law, could impair a takeover attempt;

•        exemptions from requirements applicable to other public companies due to PubCo’s status as an emerging growth company;

•        difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against PubCo or its management named in the proxy statement/prospectus based on foreign laws;

•        significant redemptions could cause the PubCo Ordinary Shares to become less liquid; and

•        ability to meet the initial listing requirements to be listed on Nasdaq or maintain the listing of its securities on Nasdaq in the future.

SELECTED HISTORICAL FINANCIAL INFORMATION

Inception Growth and AgileAlgo are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF INCEPTION GROWTH

The following tables set forth summary historical financial data derived from Inception Growth’s audited financial statements as of December 31, 2024 and 2023, each of which is included elsewhere in this proxy statement/prospectus. The financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (US GAAP). Such financial information should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inception Growth” and Inception Growth’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Year ended December 31, 2024	Year ended December 31, 2023
	(Audited)	(Audited)
Income Statement Data:
Operating costs	$(1,008,441)	$(1,553,121)
Non-redemption agreement expense	$—	$(452,026)
Dividend income	$1,154,401	$2,737,549
Income taxes	$(15,897)	$(92,315)
Net income	$130,063	$640,087
Basic and diluted net income per share, subject to possible redemption	$0.37	$0.25
Basic and diluted net loss per share, not subject to possible redemption	(0.22)	(0.25)
Weighted average shares outstanding, basic and diluted, subject to possible redemption	1,943,533	5,158,683
Weighted average shares outstanding, basic and diluted, not subject to possible redemption	2,637,500	2,637,500
	December 31, 2024	December 31, 2023
	(Audited)	(Audited)
Balance Sheet Data:
Total assets	$3,610,045	$32,115,642
Total liabilities	$6,379,427	$4,295,884
Ordinary shares subject to possible redemption	$3,605,750	$32,055,202
Total shareholders’ deficit	$(6,375,132)	$(4,235,444)
	Year ended December 31, 2024	Year ended December 31, 2023
	(Audited)	(Audited)
Statements of Cash Flow Data:
Cash flows used in operating activities	$(912,885)	$(997,804)
Cash flows provided by investing activities	$29,603,853	$76,734,684
Cash flows used in financing activities	(28,747,113)	(76,357,252)
Net change in cash	$(56,145)	$(620,372)
Cash at beginning of year	$60,440	$680,812
Cash at end of year	$4,295	$60,440

SELECTED HISTORICAL FINANCIAL INFORMATION OF AGILEALGO

AgileAlgo presents below its summary financial data for the periods indicated. The following summary historical financial data derived from AgileAlgo’s unaudited financial statements as of December 31, 2024 and 2023 and audited financial statements as of September 30, 2024 and 2023 included elsewhere in this proxy statement/prospectus. The summary financial data should be read in conjunction with AgileAlgo’s financial statements and related notes and “AgileAlgo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus. The financial statements are prepared and presented in accordance with GAAP. AgileAlgo’s historical results are not necessarily indicative of its results for any future periods.

	December 31, 2024	September 30, 2024	September 30, 2023
	(Unaudited)	(Audited)	(Audited)
Balance Sheet Data:
Cash	$18,842	$120,534	$700,952
Accounts receivables	$115,250	$7,811	$—
Deposit and prepayments	$20,507	$21,081	$1,084
Property, plant and equipment	$8,618	$8,570	$1,064
Total assets	$163,217	$157,996	$703,100
Goods and services tax payables	$3,792	$130	$2,241
Accounts payable, accrued expenses and advances	$290,051	$304,724	$136,754
Amount due to related parties	$75,031	$4,027	$226,839
Total liabilities	$368,874	$308,881	$365,834
Total shareholders’ equity (deficit)	$(205,657)	$(150,885)	$337,266
	For the Three Months Ended December 31, 2024	For the Three Months Ended December 31, 2023	For the Years Ended September 30, 2024	For the Years Ended September 30, 2023
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Statement of Operations Data:
Operating revenues	$119,591	$24,373	$264,957	$75,252
Loss from operations	$(164,339)	$(166,163)	$(519,089)	$(538,832)
Other income	$—	—	$1,492	$—
Net loss	$(164,339)	$(166,163)	$(517,597)	$(538,832)
Foreign currency translation differences	$6,671	$7,993	$(1,960)	$(7,915)
Comprehensive loss	$(157,668)	$(158,170)	$(519,557)	$(546,747)
Basic weighted average shares outstanding	3,236,273	3,232,272	3,232,272	1,656,616
Diluted weighted average shares outstanding	3,344,273	3,340,272	3,340,272	1,764,616
Basic net loss per share of ordinary shares	$(0.05)	$(0.05)	$(0.16)	$(0.33)
Diluted net loss per share of ordinary shares	$(0.05)	$(0.05)	$(0.16)	$(0.31)
	For the Three Months Ended December 31, 2024	For the Three Months Ended December 31, 2023	For the Years Ended September 30, 2024	For the Years Ended September 30, 2023
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Statements of Cash Flow Data:
Net cash used in operating activities	$(266,630)	$(298,915)	$(515,232)	$(250,872)
Net cash used in investing activities	$(1,425)	$—	$(8,841)	$(1,193)
Net cash used in/provided by financing activities	$174,261	$(73,228)	$(73,228)	$923,228
Effect of exchange rate change on cash	$(7,898)	$7,963	$16,883	$(7,852)
Decrease/increase in cash	$(93,794)	$(372,143)	$(597,301)	$671,163
Cash at the beginning of year	$120,534	$700,952	$700,952	$37,641
Cash at the end of the year	$18,842	$336,772	$120,534	$700,952

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of AgileAlgo and Inception Growth on a stand-alone basis and the unaudited pro forma condensed consolidated per share data for the year ended December 31, 2024, after giving effect to the Business Combination assuming (i) no redemption of IGTA Shares, and (ii) maximum redemption of IGTA Shares. The pro forma earnings information for the year ended December 31, 2024, were computed as if the Business Combination had been completed on January 1, 2024, and carried forward through the interim period.

The pro forma earnings per share of the Combined Company is computed by dividing the pro forma income available to the Combined Company’s ordinary shareholders by the pro forma weighted-average number of IGTA Shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Inception Growth and AgileAlgo and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Inception Growth and AgileAlgo pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period.

(in thousands, except share and per share data)
	AgileAlgo	Inception Growth	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
	Year Ended September 30, 2024	Year Ended December 31, 2024
Net income (loss)	$(518)	130	(2,482)	(2,482)
Weighted average shares outstanding, common stock subject to possible redemption – basic and diluted	3,232,272	1,943,533	20,526,885	20,246,895
Basic and diluted net income (loss) per share, common stock subject to possible redemption	$(0.16)	0.37	(0.12)	(0.12)
Weighted average shares outstanding, not subject to possible redemption – basic and diluted	—	2,637,500	—	—
Basic and diluted net loss per share, not subject to possible redemption	—	(0.22)	—	—

SECURITIES AND DIVIDENDS

As of December 17, 2024, Inception Growth’s units, ordinary shares, warrants and rights are each quoted on the OTC Markets, under the symbols “IGTAU,” “IGTA,” “IGTAW,” and “IGTAR,” respectively. As of the opening of business on December 17, 2024, Inception Growth’s securities were suspended from trading on Nasdaq (where they had been trading under the same symbols shown above) pursuant to the Trading Suspension. On May 23, 2025, the closing prices on the OTC Markets of Inception Growth’s units, common stock, warrants and rights were $13.09, $12.25, $0.07 and $0.19, respectively. Each IGTA Unit consists of one share of common stock, one-half of one warrant entitling its holder to purchase one ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of the Business Combination. Inception Growth’s units commenced trading on Nasdaq on December 9, 2021. Inception Growth’s shares of common stock, public rights and public warrants underlying the units sold in the IPO commenced trading separately on January 21, 2022 on a voluntary basis on Nasdaq.

Inception Growth has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the PubCo board of directors. It is the present intention of the Inception Growth Board to retain all earnings, if any, for use in its business operations and, accordingly, Inception Growth’s board does not anticipate declaring any dividends in the foreseeable future.

AgileAlgo’s securities are not currently publicly traded.

We have applied to list the PubCo Ordinary Shares and PubCo Warrants on Nasdaq in connection with the Business Combination.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, financial conditioning and results of operations of PubCo, and could adversely affect the trading price of PubCo’s securities following the business combination. The value of your investment in PubCo following consummation of the Business Combination will be subject to the significant risks affecting PubCo and AgileAlgo. In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the headings “Forward-Looking Statements,” “AgileAlgo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Inception Growth’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes contained herein, you should carefully consider the following risk factors in deciding how to vote on the Proposals presented in this proxy statement/prospectus and before making a decision to invest in PubCo’s securities. The risks associated with AgileAlgo, Inception Growth, the Business Combination and PubCo have been generally organized according to these categories discussed below, and many of these risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks relating to AgileAlgo, Inception Growth, the Business Combination and PubCo, and not as a limitation on the potential impact of the matters discussed. The business, results of operations, financial condition and prospects of AgileAlgo and PubCo could also be harmed by risks and uncertainties that are not presently known to them or that they currently believe are not material. If any of the risks actually occur, the business, results of operations, financial condition and prospects of AgileAlgo and PubCo could be materially and adversely affected. Unless otherwise indicated, references to business being harmed in these risk factors include harm to business, reputation, brand, financial condition, results of operations and prospects.

Risks Related to AgileAlgo’s Business

AgileAlgo has a limited operating history, which makes it difficult to evaluate its prospects and future results of operations.

AgileAlgo was founded in 2019. As a result of its limited operating history, AgileAlgo’s ability to forecast its future results of operations is limited and subject to a number of uncertainties, including its ability to plan for and model future growth. Its historical revenue growth should not be considered indicative of its future performance. A number of factors could cause its growth rate to be adversely impacted, including any reduction in demand for its products, solutions and services, increased competition, contraction of its overall market, its inability to accurately forecast demand for its products and solutions, or its failure, for any reason, to capitalize on growth opportunities. AgileAlgo has encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If AgileAlgo’s assumptions regarding these risks and uncertainties, which its uses to plan its business, are incorrect or change, or if it does not address these risks successfully, its business will be harmed.

The market in which AgileAlgo operates is highly competitive and rapidly changing and AgileAlgo may be unable to compete successfully.

There are a number of companies that offer or may offer products, solutions and services that compete in the market in which AgileAlgo operates. The market for AgileAlgo’s products, solutions and services is characterized by intense competition, evolving industry and regulatory standards, emerging business and distribution models, disruptive software technology developments, short product and service life cycles, price sensitivity on the part of customers, and frequent new products, solutions or services introductions, including alternatives to certain of AgileAlgo’s products, solutions and services, from other vendors which may be offered at significantly lower costs or free of charge. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the ability of their technologies to address the needs of AgileAlgo’s prospective customers. Furthermore, prospective customers may decide to develop competing products, solutions or to establish, strategic relationships with AgileAlgo’s competitors.

Competition in the market in which AgileAlgo operates could adversely affect AgileAlgo’s operating results by reducing the volume of the products and technologies AgileAlgo licenses or sells, the prices AgileAlgo can charge or the obligations of AgileAlgo to incur expenses or capital costs associated with the development, acquisition or promotion of new products or technologies. Some of AgileAlgo’s current or potential competitors are large technology companies that have significantly greater financial, technical and marketing resources than AgileAlgo does, and others are smaller specialized companies that possess specialized expertise or regional focus and may have greater price flexibility than AgileAlgo does in connection with their business models. These competitors may be able to respond more rapidly than AgileAlgo can to new or emerging technologies or changes in customer requirements, or may decide to offer products at low or unsustainable cost to win new business or to retain their existing clients. They may also devote greater resources to the development, promotion and sale of their products than AgileAlgo does, and in certain cases may be able to include or combine their competitive products or technologies with other of their products or technologies in a manner whereby the competitive functionality is available at lower cost or free of charge within the larger offering. To the extent they do so, the penetration of AgileAlgo’s products, solutions and services, and therefore its revenue, may be adversely affected. AgileAlgo’s large competitors may also have greater access to customer data, which provides them with a competitive advantage in developing new products and technologies. AgileAlgo’s success depends substantially upon its ability to enhance its products and technologies, to develop and introduce, on a timely and cost-effective basis, new products and technologies that meet changing customer requirements and incorporate technological enhancements, and to maintain AgileAlgo’s alignment with the technologies and market strategies of its customers, which change and advance over time. If AgileAlgo is unable to develop new products or solutions and enhance functionalities or technologies to adapt to these changes and maintain AgileAlgo’s alignment with its customers, its business will suffer.

Adverse conditions in the market in which AgileAlgo operates in or the global economy more generally could have adverse effects on AgileAlgo’s results of operations.

AgileAlgo’s business depends on, and is directly affected by, the global market, as well as the global economy more generally, including global economic trends affecting artificial intelligence (“AI”), software development enterprise software, the internet of things (“IoT”), mobile application, call center, semiconductor device maker and other industries. For example, a portion of AgileAlgo’s customers are in the HR industry, and such industries production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rate levels and credit availability, consumer confidence, governmental incentives and regulatory requirements, and political volatility, especially in growth markets. Such factors may also negatively impact demand for products, including AI and enterprise software spent, that incorporate or use AgileAlgo products or technologies. In addition, global production and sales trends can be affected by AgileAlgo’s customers’ ability to continue operating in response to challenging economic conditions, and in response to labor relations issues, regulatory requirements, trade agreements and other factors. The volume of global AI and Enterprise Software sales, in particular, has fluctuated, sometimes significantly, from year to year, and such fluctuations give rise to fluctuations in the demand for AgileAlgo’s products. Any significant adverse change in any of these factors, including, but not limited to, general economic conditions and the resulting bankruptcy of a customer, may result in a reduction in sales and production by AgileAlgo’s customers, and could have a material adverse effect on AgileAlgo’s business, results of operations and financial condition.

AgileAlgo’s business strategy includes potential mergers and acquisitions, which may post risks to its operations, financial stability, and over business operations. It may be unable to source, and/or merge with, the right target companies for mergers and acquisitions. Even after the completion of a merger/acquisition, it may be difficult for AgileAlgo to integrate the acquired company’s operation, technology, culture and personnel effectively. Acquisitions may alter AgileAlgo’s competitive position and market dynamics and invite intensified competition or scrutiny from industry peers and regulatory bodies.

AgileAlgo’s strategy to develop new and enhance products in trial to include more features and functionality, compute and new techniques may adversely affect its near-term revenue growth and results of operations.

AgileAlgo has been and is continuing to develop new and enhanced existing capabilities with its natural language to code capability to new technology stack. The design and development of new features and technology stack will involve significant expense. AgileAlgo’s research and development costs will greatly increase in coming years and, together with certain expenses associated with delivering AgileAlgo’s services, are projected to continue to escalate in the near future. AgileAlgo may encounter difficulties with designing, developing, and releasing new features and components, as well as integrating these components with AgileAlgo’s existing technologies. These development issues may further increase costs and may affect AgileAlgo’s ability to innovate in a manner that allows AgileAlgo to remain competitive and innovative relative to its peers. As a result, AgileAlgo’s strategy to incorporate more features and technology stacks and components may adversely affect its revenue growth and results of operations.

Pricing pressures from AgileAlgo’s customers may adversely affect its results of operations.

AgileAlgo may experience pricing pressure from its customers in the future, including pricing pressure resulting from the strong purchasing power of major customers AgileAlgo may be expected to quote fixed prices or be forced to accept prices with annual price reduction commitments for long-term sales arrangements or discounted reimbursements for AgileAlgo’s work. Any price reductions could impact AgileAlgo’s sales and profit margins. AgileAlgo’s profitability is also influenced by its success in designing and marketing technological improvements in its products. If AgileAlgo is unable to offset any price reductions in the future, its business, results of operations and financial condition would be adversely affected.

AgileAlgo’s largest customers may include large System Integrators and Partners, and while AgileAlgo invests effort and money seeking their validation of AgileAlgo’s services and technology, and there can be no assurance that AgileAlgo will win or be able to renew its contracts with these customers, which could adversely affect AgileAlgo’s results of operations.

AgileAlgo invests effort and money building relationships and in product research and development in relationship to AgileAlgo’s customers from the time an opportunity is identified to identification of go-to-market partners and pursue to closure, including delivery and maintenance of the services and technology. This process is known as a “opportunity pursue.” AgileAlgo could expend its resources on these and similar efforts without success. Even if AgileAlgo is successful and has an established relationship with a customer, any failure to perform under a service contract or innovate in response to their feedback may neutralize its advantage with that customer. If AgileAlgo fails to win a significant number of competitive tenders in the future or to renew a significant number of existing service contracts, AgileAlgo’s operating results would be adversely affected. Moreover, to the extent AgileAlgo is unable to renew existing service contracts, this would negatively impact its revenue. The period of time from winning a contract to implementation is long and AgileAlgo is subject to the risks of cancellation or postponement of the contract or unsuccessful implementation.

AgileAlgo’s products are technologically complex and incorporate many technological innovations. Prospective customers generally must make significant commitments of resources to test and validate AgileAlgo’s products before including them in their product. There could be long development cycles that result in AgileAlgo investing its resources in customers and customer products prior to realizing any revenues from the related customer contracts. Further, AgileAlgo is subject to the risk that a customer cancels or postpones implementation of AgileAlgo’s technology, as well as that AgileAlgo will not be able to implement its technology successfully. Additionally, AgileAlgo’s sales could be less than forecast if the product is unsuccessful, including for reasons unrelated to its technology. Long development cycles and product cancellations or postponements may adversely affect AgileAlgo’s business, results of operations.

A limited number of customers may be accounted for a substantial portion of AgileAlgo’s revenue. If existing customers do not renew their contracts with AgileAlgo, or if AgileAlgo’s relationships with its largest customers are impaired or terminated, its revenue could decline, and its results of operations would be adversely impacted.

Certain of AgileAlgo’s customers, including customers that, at the time, represented a significant portion of its business, have in the past reduced their spend with AgileAlgo or decided to not renew their subscriptions with AgileAlgo, which has reduced AgileAlgo’s anticipated future payments or revenue from these customers. It is not possible for AgileAlgo to predict the future level of demand from its larger customers for AgileAlgo’s products and solutions.

AgileAlgo’s customers generally have no obligation to renew, upgrade, or expand their subscriptions with AgileAlgo after the terms of their existing subscriptions expire. In addition, AgileAlgo’s customers may opt to decrease their usage of AgileAlgo’s products, solutions or services. As a result, AgileAlgo cannot provide assurance that its customers will renew, upgrade, or expand their subscriptions, if they renew at all. If one or more of AgileAlgo’s customers elect not to renew their subscriptions, or if its customers renew their subscriptions for shorter time periods, or if AgileAlgo’s customers decrease their usage of AgileAlgo’s products, solutions or services, or if its customers otherwise seek to renegotiate terms of their existing agreements on terms less favorable to AgileAlgo, AgileAlgo’s business and results of operations would be adversely affected. This adverse impact would be even more pronounced for customers that represent a material portion of AgileAlgo’s revenue or business operations.

AgileAlgo’s operating results could be materially and adversely affected if it loses any of its largest customers.

The loss of business from any of AgileAlgo’s major customers, whether by lower overall demand for the services and products, cancellation of existing contracts or the failure to award AgileAlgo new business, could have a material adverse effect on AgileAlgo’s operating results. Alternatively, there is a risk that one or more of AgileAlgo’s major customers could be unable to pay its invoices as they become due or that a customer will simply refuse to make such payments given its financial difficulties. If a major customer becomes subject to bankruptcy or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, or if a major customer otherwise successfully procures protection against AgileAlgo legally enforcing its obligations, it is likely that AgileAlgo will be forced to record a substantial loss.

In addition to upfront payments pursuant to professional services or custom engineering or subscription agreements, AgileAlgo generally enters into master service agreements with its largest customers and also provides them with professional services, subscription and custom services. AgileAlgo’s largest current customers entered into master services agreements with AgileAlgo pursuant to which they are provided services and solution and, in some cases, associated services on an as-needed basis.

AgileAlgo’s business depends on its ability to attract new customers and on its existing customers purchasing additional services and subscriptions and renewing their existing services and subscriptions.

To increase its revenue, AgileAlgo’s must continue to attract new customers. AgileAlgo’s success will depend to a substantial extent on the widespread adoption of AgileAlgo’s products, solutions and services. Although demand for data management, ML, analytics, and AI platforms and applications has grown in recent years, the market for these platforms and applications continues to evolve. Numerous factors may impede AgileAlgo’s ability to add new customers, including but not limited to, AgileAlgo’s failure to compete effectively against alternative products or services, to attract and effectively train new sales and marketing personnel, to develop or expand relationships with partners and resellers, to successfully innovate and deploy new applications and other solutions, to provide a quality customer experience and customer support, or to ensure the effectiveness of AgileAlgo’s marketing programs. If AgileAlgo is not able to attract new customers, it will have an adverse effect on AgileAlgo’s business, financial condition and results of operations.

In addition, AgileAlgo’s future success depends on its ability to sell additional services and subscriptions for its products, solutions and services to its existing customers, and AgileAlgo’s customers renewing their services and subscriptions when the contract term expires. AgileAlgo’s customers generally have no contractual obligation to renew, upgrade, or expand their subscriptions after the terms of their existing subscriptions expire. In addition, AgileAlgo’s customers may opt to decrease their usage of AgileAlgo’s products, solutions and services. Given its limited operating history, AgileAlgo may not be able to accurately predict customer renewal rates. AgileAlgo’s customers’ renewal and expansion commitments may decline or fluctuate as a result of a number of factors, including, but not limited to, their satisfaction with AgileAlgo’s products, solutions and services and its customer support, the frequency and severity of software and implementation errors or other reliability issues, the pricing of its subscriptions or competing solutions, changes in their IT budget, the effects of global economic conditions, and AgileAlgo’s customers’ financial circumstances, including their ability to maintain or expand their spending levels or continue their operations. In order for AgileAlgo to maintain or improve its results of operations, it is important that AgileAlgo’s customers renew or expand their subscriptions. If AgileAlgo’s customers do not purchase additional subscriptions, increase their usage of AgileAlgo’s software, or renew their subscriptions with AgileAlgo, AgileAlgo’s business, financial condition, and results of operations may be harmed.

Achieving renewal or expansion of services, usage and subscriptions may require AgileAlgo to engage increasingly in sophisticated and costly sales and support efforts that may not result in additional sales. In addition, the rate at which AgileAlgo’s customers expand the deployment of AgileAlgo’s products and solutions depends on a number of factors. If AgileAlgo’s efforts to expand its relationships with its customers are not successful, its business, financial condition, and results of operations may be harmed.

AgileAlgo’s products in trial and solutions, as well as applications, features, and functionality that it may introduce in the future, may not be widely accepted by its customers, may receive negative attention or may require AgileAlgo to compensate or reimburse third parties, any of which may lower its margins and harm its business.

AgileAlgo’s ability to engage, retain, and increase its base of customers and to increase its revenue will depend on AgileAlgo’s ability to successfully create new applications, features, and functionality, both independently and together with third parties. AgileAlgo may introduce significant changes to its products in trial and solutions or develop and introduce new and unproven applications, including technologies with which AgileAlgo has little or no prior development or operating experience. These new applications and updates may fail to engage, retain, and increase AgileAlgo’s base of customers or may suffer from lag in adoption. New applications may initially suffer from performance and quality issues that may negatively impact AgileAlgo’s ability to market and sell such applications to new and existing customers. The short- and long-term impact of any major change to AgileAlgo’s products and solutions, or the introduction of new applications, is particularly difficult to predict. If new or enhanced applications fail to engage, retain, and increase AgileAlgo’s base of customers, it may fail to generate sufficient revenue, operating margin, or other value to justify its investments in such applications, any of which may harm its business.

In addition, AgileAlgo is required to compensate or reimburse third parties in connection with certain sales of its products in trial and solutions as part of its partner relationships. New applications, features and functionality that AgileAlgo introduces in the future or new partner relationships may increase the amount of compensation or reimbursement it pays to third parties. Any future requirement or increase in the rate that AgileAlgo compensates or reimburses third parties would lower its profit margins and harm its business.

This specific risk factor identified, highlights the compounded risk of AgileAlgo introducing more products and appointing more partnerships. In scenarios where AgileAlgo, as the platform’s or product principal, may need to compensate or reimburse its partners who have led the sales and implementation for joint customers, the Company would be required to expressly agree to share the risk of implementation with the partner (who acts as prime contractor); this scenario would most likely only occur in public sector tenders, where contractual terms for the project engagements are prescribed by the awarding body. We have highlighted this as a potential risk factor because, however improbable or unlikely it may be, it is possible for the Company taking a calculated risk for specific contracts, to agree to share the risk of a project’s implementation with a third-party partner (which may be a reseller or consulting partner, certified by us), against mandatory terms of a customer’s tender specifications.

To date, the Company has not entered into any such arrangement, and has yet to fully commence its partnership programs formally; therefore, the Company has not been required to make any such compensation or reimbursement payments to date. In any event, the Company’s standard contractual terms limits our liability to a maximum of 1x (one times) total contract sum with that specific partner of customer concerned, and in the event that contract has not been fully paid for, our maximum liability in that case is limited up to the amounts paid on that contract, in cases where there are milestone payments agreed with the customer or partner concerned.

AgileAlgo’s sold projects may suffer from quality issues, missed timelines and resources constraints and may affect its financial performance due to the fulfillment of work for the clients.

Software delivery can go awry for a multitude of reasons, often stemming from a complex interplay of technical, organizational, and human factors. First and foremost, inadequate planning and requirements gathering can set the stage for failure. If the development team doesn’t have a clear understanding of the client’s needs, or if there’s a lack of well-defined specifications, it’s likely that the end product will fall short of expectations. Additionally, poor communication within the team and with stakeholders can lead to misunderstandings and misalignments, resulting in a final product that doesn’t meet the intended goals. Technical challenges, such as incompatible dependencies, software bugs, or unforeseen architectural limitations, can also impede the smooth delivery of a project. Furthermore, inadequate testing and quality assurance procedures can allow unnoticed defects to persist, compromising the stability and functionality of the software. Finally, external factors like sudden changes in market demands or regulatory requirements can disrupt the delivery process, necessitating significant adjustments. In sum, the complexities inherent in software development demand meticulous planning, robust communication, rigorous testing, and adaptive strategies to mitigate the risks of delivery going awry.

For quality-related risks related to our use of open-source technology, see “— AgileAlgo’s use of open-source technology could generate quality control and security challenges and impose limitations on its ability to commercialize its software.”

AgileAlgo’s sales cycles can be long and unpredictable, particularly with respect to large subscriptions, and its sales efforts require considerable time and expense.

AgileAlgo’s results of operations may fluctuate, in part, because of the complexity of customer problems that its products and solutions address, the resource-intensive nature of its sales efforts, the length and variability of the sales cycle for its products and solutions, and the difficulty in making short-term adjustments to its operating expenses. The timing of AgileAlgo’s sales is difficult to predict. The length of its sales cycle can vary substantially from customer to customer and can extend over a number of years for some larger customers. AgileAlgo’s sales efforts involve educating its customers about the use, technical capabilities, and benefits of its products and solutions. Customers often undertake a prolonged evaluation process, which frequently involves not only AgileAlgo’s products and solutions but also those of other companies. In addition, the size of potential customers may lead to longer sales cycles. AgileAlgo may also face unexpected deployment challenges with large organizations or more complicated deployment of its products and solutions. Large organizations may demand additional features, support services, and pricing concessions or require additional security management or control features. Some organizations may also require an on-premise solution rather than a cloud solution, which potentially requires additional implementation time and potentially a longer sales cycle. AgileAlgo may spend substantial time, effort and money on sales efforts to large organizations without any assurance that its efforts will produce any sales or that these customers will deploy AgileAlgo’s products and solutions widely enough across their organization to justify its substantial upfront investment. As a result, it is difficult to predict exactly when, or even if, AgileAlgo will make a sale to a potential customer or if AgileAlgo can increase sales to its existing customers.

An individual sale typically represents a proportion of AgileAlgo’s overall sales during any given period, which impacts its ability to plan and manage cash flows and margins. These large individual sales have, in some cases, occurred in quarters or years subsequent to those AgileAlgo anticipated, or have not occurred at all. If AgileAlgo’s sales cycle lengthens or its substantial upfront investments do not result in sufficient revenue to justify its investments, AgileAlgo’s operating results could be adversely affected. In addition, within each quarter or year, it is difficult to project when a deal will close. Therefore, it is difficult to determine whether AgileAlgo is achieving its quarterly or annual expectations until near the end of the applicable quarter or year. Most of AgileAlgo’s expenses are relatively fixed or require time to adjust. Therefore, if expectations for AgileAlgo’s business are not accurate, AgileAlgo may not be able to adjust its cost structure on a timely basis, and AgileAlgo’s margins and cash flows may differ from expectations.

AgileAlgo’s operating results may fluctuate significantly from period to period, and this may cause its stock price to decline.

AgileAlgo’s operating results may fluctuate materially in the future. These fluctuations may cause AgileAlgo’s results of operations to not meet the expectations of securities analysts or investors which would likely cause the price of its stock to decline. Factors that may contribute to fluctuations in operating results include:

•        the volume, timing and fulfilment of large customer contracts;

•        renewals of existing customer contracts and wins of new customer programs;

•        increased expenditures incurred pursuing new product or market opportunities;

•        fluctuating sales by AgileAlgo’s customers to their end-users;

•        contractual counterparties failing to meet their contractual commitments to AgileAlgo;

•        introduction of new products by AgileAlgo or its competitors;

•        cybersecurity or data breaches;

•        reduction in the prices of AgileAlgo’s products in response to competition, market conditions or contractual obligations;

•        impairment of goodwill or intangible assets;

•        accounts receivable that are not collectible;

•        higher than anticipated costs related to agreed-upon prices contracts with AgileAlgo’s customers;

•        change in costs due to regulatory or trade restrictions;

•        expenses incurred in litigation matters, whether initiated by AgileAlgo or brought by third-parties against AgileAlgo, and settlements or judgments it is required to pay in connection with disputes; and

•        general economic trends as they affect the customer bases into which AgileAlgo and its customers sell and operate.

Due to the foregoing factors, among others, AgileAlgo’s revenue and operating results may fluctuate significantly from period to period. AgileAlgo’s expense levels are based in significant part on its expectations of future revenue, and AgileAlgo may not be able to reduce its expenses quickly to respond to near-term shortfalls in projected revenue. Therefore, AgileAlgo’s failure to meet revenue expectations would seriously harm its operating results, financial condition, and cash flows.

There is no assurance that AgileAlgo will be able to continue as a going concern absent additional financing, which AgileAlgo, prior to the consummation of the Business Combination, and PubCo, after consummation of the Business Combination, may not be able to obtain on favorable terms, or at all.

AgileAlgo has incurred operating losses since its inception and there can be no assurance if or when it will produce sufficient revenue from its operations to support its costs. Even if profitability is achieved in the future, AgileAlgo may not be able to sustain profitability on a consistent basis. AgileAlgo expects to continue to incur substantial losses and negative cash flow from operations for the foreseeable future. AgileAlgo’s financial statements included in this proxy statement/prospectus have been prepared assuming that it will continue as a going concern. However, AgileAlgo has concluded that, absent access to additional working capital, substantial doubt about its ability to continue as a going concern exists and AgileAlgo’s auditors have made reference to this in their audit report on AgileAlgo’s audited financial statements for the years ended September 30, 2024 and 2023. As a result, it may be more difficult for AgileAlgo to attract investors. AgileAlgo’s future is dependent upon its ability to obtain financing and upon future profitable operations from the sale of its products and services. For more information, and a discussion of AgileAlgo’s financial condition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Liquidity and Capital Resources.”

AgileAlgo’s ability to obtain additional financing prior to the consummation of the Business Combination and PubCo’s ability to obtain additional financing following the consummation of the Business Combination will be subject to a number of factors, including market conditions, AgileAlgo’s operating performance and investor sentiment. If AgileAlgo or PubCo is unable to raise additional capital when required or on acceptable terms, AgileAlgo may have to significantly delay or scale back its operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on AgileAlgo’s and PubCo’s business, stock price and AgileAlgo’s business relationships with third parties, at least until additional funding is obtained. If AgileAlgo does not have sufficient funds to continue operations, it could be required to seek bankruptcy protection or other alternatives. Any of these actions would likely result in AgileAlgo’s shareholders losing some or all of their investment in AgileAlgo.

AgileAlgo does not have any credit facilities as a source of future funds, and there can be no assurance that AgileAlgo or PubCo will be able to raise sufficient additional capital on acceptable terms, or at all. AgileAlgo or PubCo may seek additional capital through a combination of private and public equity offerings, debt financings and strategic collaborations. If AgileAlgo or PubCo raises additional funds through the issuance of equity or convertible debt securities, the percentage ownership of AgileAlgo or PubCo shareholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing shareholders. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting AgileAlgo’s or PubCo’s ability to take specific actions, such as incurring additional debt, could increase AgileAlgo’s or PubCo’s expenses and require that AgileAlgo’s or PubCo’s assets secure such debt. Moreover, any debt AgileAlgo or PubCo incurs must be repaid regardless of their operating results.

AgileAlgo’s independent registered public accounting firm has included an explanatory paragraph relating to AgileAlgo’s ability to continue as a going concern in its report on AgileAlgo’s audited consolidated financial statements included in this proxy statement/prospectus.

AgileAlgo’s audited consolidated financial statements were prepared assuming that AgileAlgo will continue as a going concern. However, the report of AgileAlgo’s independent registered public accounting firm included elsewhere in this proxy statement/prospectus contains an explanatory paragraph on AgileAlgo’s consolidated financial statements stating there is substantial doubt about its ability to continue as a going concern, meaning that AgileAlgo may not be able to continue in operation for the foreseeable future or be able to realize assets and discharge liabilities in the ordinary course of operations. Such an opinion could materially limit AgileAlgo’s ability to raise additional funds through the issuance of new debt or equity securities or otherwise.

Management’s expectations and discussions for AgileAlgo’s operations and financial condition are discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Liquidity and Capital Resources.”

There is no assurance that sufficient customer revenue, fundraising or financing will be available when needed to allow AgileAlgo to continue as a going concern. The perception that AgileAlgo may not be able to continue as a going concern may also make it more difficult to raise additional funds or operate AgileAlgo’s business due to concerns about its ability to meet contractual obligations.

Based on current operating plans, assuming successful completion of the Business Combination, availability of short-term and long-term equity and debt financing arrangements and financial support from existing AgileAlgo shareholders, who may provide AgileAlgo additional equity financing in the case AgileAlgo is not able to meet financial liabilities, AgileAlgo believes that it has resources to fund its operations for at least the next twelve months, but may require further funds to finance its activities thereafter. AgileAlgo may also consider potential financing options with banks, investors or other financing parties. As described above under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Overview,” in the event no Business Combination is consummated, the Company will be able to sustain its operations beyond the three months ended December 31, 2024 for a further 12 to 18 months, if it keeps monthly operating costs at current levels, which are at approximately $40,000 per month.

To the extent that its current resources are insufficient to satisfy the Group’s cash requirements, the Group may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than the Group expects, the Group may be forced to decrease its level of investment in product development or delay, scale back or abandon all or part of its growth strategy, which could have an adverse impact on its business and financial prospects.

See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Ability to continue as going concern without Business Combination.”

AgileAlgo’s revenue growth depends in part on the success of its strategic relationships with third parties, including channel partners, and if AgileAlgo is unable to establish and maintain successful relationships with them, its business, operating results, and financial condition could be adversely affected.

AgileAlgo seeks to grow its partner ecosystem as a way to grow its business. AgileAlgo anticipates that it will continue to establish and maintain relationships with third parties, such as Value Added Resellers, system integrators, independent software and hardware vendors, and platform and cloud service providers.

AgileAlgo plans to continue to establish and maintain similar strategic relationships in certain industry verticals and otherwise, and it expects its channel partners to become an increasingly important aspect of its business. However, these strategic relationships could limit AgileAlgo’s ability in the future to compete in certain industry verticals and, depending on the success of its third-party partners and the industries that those partners operate in generally, may negatively impact its business because of the nature of strategic alliances, exclusivity provisions, or otherwise. AgileAlgo works closely with select vendors to design solutions to specifically address the needs of certain industry verticals or use cases within those verticals. As AgileAlgo’s agreements with strategic partners terminate or expire, AgileAlgo may be unable to renew or replace these agreements on comparable terms, or at all.

AgileAlgo’s future growth in revenue and ability to achieve and sustain profitability depends in part on its ability to identify, establish, and retain successful strategic partner relationships in the Singapore and internationally, which will take significant time and resources and involve significant risk. To the extent AgileAlgo does identify such partners, it will need to negotiate the terms of a commercial agreement with them under which the partner would distribute AgileAlgo’s products and solutions. AgileAlgo cannot be certain that it will be able to negotiate commercially attractive terms with any strategic partner, if at all. In addition, all channel partners must be trained to distribute AgileAlgo’s products and solutions. In order to develop and expand AgileAlgo’s distribution channel, it must develop and improve its processes for channel partner introduction and training. If AgileAlgo does not succeed in identifying suitable strategic partners or maintain its relationships with such partners, AgileAlgo’s business, operating results, and financial condition may be adversely affected.

Moreover, AgileAlgo cannot guarantee that the partners with whom it has strategic relationships will continue to devote the resources necessary to expand AgileAlgo’s reach and increase its distribution. In addition, customer satisfaction with services and other support from AgileAlgo’s strategic partners may be less than anticipated, negatively impacting anticipated revenue growth and results of operations. AgileAlgo cannot be certain that these partners will prioritize or provide adequate resources to selling AgileAlgo’s products and solutions. Further, some of AgileAlgo’s strategic partners offer competing platforms and applications or also work with AgileAlgo’s competitors. As a result of these factors, many of the companies with whom AgileAlgo has strategic alliances may choose to pursue alternative technologies and develop alternative platforms and applications in addition to or in lieu of AgileAlgo’s products and solutions, either on their own or in collaboration with others, including AgileAlgo’s competitors. AgileAlgo cannot assure you that its strategic partners will continue to cooperate with AgileAlgo. In addition, actions taken or omitted to be taken by such parties may adversely affect AgileAlgo. Moreover, AgileAlgo relies on its channel partners to operate in accordance with the terms of their contractual agreements with AgileAlgo. For example, AgileAlgo’s agreements with its channel partners may limit the terms and conditions pursuant to which they are authorized to resell or distribute AgileAlgo’s products and offer technical support and related services. If AgileAlgo is unsuccessful in establishing or maintaining its relationships with third parties, or if its strategic partners do not comply with their contractual obligations to AgileAlgo, AgileAlgo’s business, operating results, and financial condition may be adversely affected. Even if AgileAlgo is successful in establishing and maintaining these relationships with third parties, it cannot assure you that these relationships will result in increased customer usage of AgileAlgo’s products and solutions or increased revenue to AgileAlgo.

In addition, some of AgileAlgo’s sales to government entities have been made, and in the future may be made, indirectly through its channel partners. Government entities may have statutory, contractual, or other legal rights to terminate contracts with its channel partners for convenience or due to a default, and, in the future, if the portion of government contracts that are subject to renegotiation or termination at the election of the government entity are material, any such termination or renegotiation may adversely impact AgileAlgo’s future operating results. In the event of such termination, it may be difficult for AgileAlgo to arrange for another channel partner to sell its products and solutions to these government entities in a timely manner, and AgileAlgo could lose sales opportunities during the transition. Government entities routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government entity refusing to renew its subscription to AgileAlgo’s products and solutions, a reduction of revenue, or fines or civil or criminal liability if the audit uncovers improper or illegal activities.

AgileAlgo may not be able to obtain capital when desired on favorable terms, if at all, or without dilution to its shareholders.

AgileAlgo operates in an emerging market, which makes AgileAlgo’s prospects difficult to evaluate. It is possible that AgileAlgo may not generate sufficient cash flow from operations or otherwise have the capital resources to meet AgileAlgo’s future capital needs. If this occurs, AgileAlgo may need additional financing including under the Yorkville Financing to execute on its current or future business strategies, including to:

•        hire additional software engineers, sales and marketing professionals, and other personnel;

•        develop new or enhance products in trial and services;

•        enhance AgileAlgo’s operating infrastructure;

•        acquire complementary businesses or technologies; or

•        otherwise respond to competitive pressures.

If AgileAlgo raises additional funds through the issuance of equity or convertible debt securities, including under the Yorkville Financing, the percentage ownership of its shareholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing shareholders, including those acquiring shares in this offering. AgileAlgo cannot assure you that additional financing will be available on terms favorable to AgileAlgo, or at all. If adequate funds are not available or are not available on acceptable terms, if and when needed, AgileAlgo’s ability to fund its operations, take advantage of unanticipated opportunities, develop or enhance its products, or otherwise respond to competitive pressures would be significantly limited.

The issuance of PubCo Ordinary Shares in the Yorkville Financing after the completion of the Business Combination could result in substantial dilution, which could materially affect the trading price of the PubCo Ordinary Shares.

The SEPA grants the Combined Company the right, but not the obligation, to require Yorkville to purchase, from time to time, following the consummation of the Business Combination, up to $30,000,000 of newly issued PubCo Ordinary Shares. The Pre-Paid Advances may result in issuance upon conversion of a substantial number of such shares, of which currently 1,500,000 are estimated, and the Combined Company is registering 4,500,000 shares in connection with such Pre-Paid Advances. In addition, to the extent the Combined Company is eligible to, and exercises its right to, sell shares as further Advances under the SEPA, the Combined Company will need to issue new PubCo Ordinary Shares to Yorkville. Although the Combined Company cannot predict the number of shares of PubCo Ordinary Shares that would actually be issued in connection with any such sale, such issuances could result in substantial dilution and decreases to the Combined Company’s stock price. In addition, under the terms of the SEPA, Yorkville received a commitment fee from AgileAlgo prior to the Closing of the Business Combination, a number of shares of AgileAlgo that, upon the Closing, will be exchanged into 75,000 PubCo Ordinary Shares. Yorkville will have the right to sell such shares, upon their registration, which it may choose to do at prevailing prices from time to time. Any sale of the above described PubCo Ordinary Shares could result in a decrease in the price of PubCo Ordinary Shares.

The Yorkville Financing may be terminated by either party under the terms of the SEPA, which, if exercised, could result in an adverse effect on the consummation of the Business Combination.

The term of the SEPA in the Yorkville Financing is for thirty-six months from the date of closing of the Business Combination, which is its Effective Date (or until such date, if later, that the Promissory Note that was outstanding has been repaid), unless terminated earlier under the terms of the SEPA. The Company (as defined the SEPA being, as applicable, the Purchaser or Inception Growth) may terminate the SEPA effective upon five trading days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices (as defined below) under which PubCo Ordinary Shares have yet to be issued, (ii) there is not an outstanding Promissory Note, and (iii) the Company has paid all amounts owed to the Investor pursuant to the SEPA. The Investor may terminate the SEPA upon written notice to the Company. (Although the Investor waived all such rights, in a letter dated November 27, 2024 to Inception Growth, in which the Investor agreed not to enforce the referenced termination right prior to January 21, 2025, such waiver has since expired). The SEPA also may be terminated at any time by the mutual written consent of its parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. As of the date of this proxy statement/prospectus, neither the Company nor Investor has provided notice of any termination or notice of an intention to provide notice of termination.

If either the Company or Investor terminated the SEPA, AgileAlgo, Inception Growth and Purchaser would expect to seek alternative financing in connection with the closing of the Business Combination. Such alternative financing may be on different terms from the SEPA, and any such termination may result in a delay in the expected closing of the Business Combination, In the event the SEPA is terminated prior to the Closing, AgileAlgo, Inception Growth and Purchaser may find alternative financing at terms which may or may not be more favorable to the Company and its shareholders, and any such search for alternative financing may result in a delay to the Closing, and any such financing likewise may not be on terms acceptable to AgileAlgo and the Company, or be available. The Company and AgileAlgo cannot assure as to the terms or availability of alternative financing, as of the date of this proxy statement/prospectus, if the SEPA was terminated, and such alternative financing may not be available on more favorable terms or at all. In such a circumstance, the termination of the SEPA would result in an adverse effect on, or even possibly result in a failure of, the consummation of the Business Combination.

For more information, see “— If the conditions to closing contained in the Business Combination Agreement are not met or waived, the Business Combination may not occur.”

AgileAlgo may not be able to achieve its financial projections.

AgileAlgo’s financial projections and planning are based upon assumptions that AgileAlgo believes to be reasonable. Such assumptions may, however, be incomplete or inaccurate, and unanticipated events and circumstances may occur. For these reasons, actual results achieved during the periods covered may be materially and adversely different.

Even if the assumptions underlying AgileAlgo’s plans prove to be correct, there can be no assurances that AgileAlgo will not incur substantial operating losses or costs and expenses in excess of what was planned, while trying to attain its goals. However, there can be no assurances that AgileAlgo’s objectives will be realized if any of the assumptions underlying its plans prove to be inaccurate.

Investors should be aware that AgileAlgo has not conducted any independent market studies regarding its business plan, nor are any such studies currently planned. Any material differences from AgileAlgo’s projections could result in the loss of some or all of your investment.

If AgileAlgo is unable to ensure that its products and solutions interoperate with a variety of software applications that are developed by others, including its partners, it may become less competitive and its business may be harmed.

AgileAlgo’s products and solutions must integrate with a variety of hardware and software platforms, and it needs to continuously modify and enhance its products and solutions to adapt to changes in hardware and software technologies. In particular, AgileAlgo’s products and solutions are designed to easily integrate with key third-party applications, including the applications of software providers that compete with AgileAlgo as well as its partners. AgileAlgo is typically subject to standard terms and conditions of such providers, which govern the distribution, operation, and fees of such software systems, and which are subject to change by such providers from time to time. AgileAlgo’s business will be harmed if any provider of such software systems:

•        discontinues or limits AgileAlgo’s access to its software;

•        modifies its terms of service or other policies, including fees charged to, or other restrictions on AgileAlgo, or other platform and application developers;

•        changes how information is accessed by AgileAlgo or its customers;

•        establishes more favorable relationships with one or more of AgileAlgo’s competitors; or

•        develops or otherwise favors its own competitive offerings over AgileAlgo’s products and solutions.

Third-party services and products are constantly evolving, and AgileAlgo may not be able to modify its products and solutions to assure their compatibility with that of other third parties as they continue to develop or emerge in the future or AgileAlgo may not be able to make such modifications in a timely and cost-effective manner. In addition, some of AgileAlgo’s competitors may be able to disrupt the operations or compatibility of its products and solutions with their products or services, or exert strong business influence on AgileAlgo’s ability to, and terms on which AgileAlgo, operate its products and solutions. Should any of AgileAlgo’s competitors modify their products or standards in a manner that degrades the functionality of AgileAlgo’s products and solutions or gives preferential treatment to AgileAlgo’s competitors or competitive products, whether to enhance their competitive position or for any other reason, the interoperability of AgileAlgo’s products and solutions with these products could decrease and AgileAlgo’s business, results of operations, and financial condition would be harmed. If AgileAlgo is not permitted or able to integrate with these and other third-party applications in the future, AgileAlgo’s business, results of operations, and financial condition would be harmed.

Any failure to offer high-quality maintenance and support services for AgileAlgo’s customers may harm its relationships with its customers and, consequently, its business.

Once AgileAlgo’s product is deployed, its customers depend on its maintenance and support teams to resolve technical and operational issues and provide critical updates relating to AgileAlgo’s product. AgileAlgo’s ability to provide effective customer maintenance and support is largely dependent on its ability to attract, train, and retain qualified personnel with experience in supporting customers with software such as ours and maintaining the same. AgileAlgo may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. AgileAlgo also may be unable to modify the scope and delivery of its maintenance services and technical support to compete with changes in the technical services provided by its competitors. Increased customer demand for maintenance and support services, without corresponding revenue, could increase costs and negatively affect AgileAlgo’s operating results. In addition, if AgileAlgo experiences increased customer demand for support and maintenance, AgileAlgo may face increased costs that may harm its results of operations. Further, as AgileAlgo continues to grow its operations and support its global customer base, it needs to be able to continue to provide efficient support and effective maintenance that meets its customers’ needs globally. If AgileAlgo is unable to provide efficient customer maintenance and support globally or if AgileAlgo needs to hire additional maintenance and support personnel, its business may be harmed. AgileAlgo’s ability to attract new customers is highly dependent on its business reputation and on positive recommendations from its existing customers. Any failure to maintain high-quality maintenance and support services, a failure of channel parties to maintain high-quality maintenance and support services or a market perception that AgileAlgo does not maintain high-quality maintenance and support services for its customers, would harm its business.

AgileAlgo has broad discretion in how it uses the funds it receives upon consummation of the Business Combination and may not use these funds effectively, which could affect AgileAlgo’s results of operations and cause PubCo’s stock price to decline.

AgileAlgo will have considerable discretion in the application of the funds it receives upon consummation of the Business Combination. Because of the number and variability of factors that determine AgileAlgo’s use of such funds, their ultimate use may vary substantially from their currently intended uses. Management might not apply AgileAlgo’s funds in ways that ultimately increase the value of its shareholders’ investment. While AgileAlgo currently intends to use the funds it receives upon consummation of the Business Combination to fund growth, planned and ongoing working capital needs, AgileAlgo is not obligated to do so. As a result, investors will be relying upon management’s judgment with only limited information about AgileAlgo’s specific intentions for the use of the balance of the funds from the Business Combination. AgileAlgo may use such funds for purposes that do not yield a significant return or any return at all for its shareholders. In addition, pending their use, AgileAlgo may invest the funds it receives upon consummation of the Business Combination in a manner that does not produce income or that loses value.

The loss of one or more key members of AgileAlgo’s management team or personnel, or its failure to attract, integrate and retain additional personnel in the future, could harm its business and negatively affect its ability to successfully grow its business.

AgileAlgo is highly dependent upon the continued service and performance of the key members of AgileAlgo’s management team and other personnel. The loss of any of these individuals, each of whom is “at will” and may terminate his or her employment relationship with AgileAlgo at any time, could disrupt AgileAlgo’s operations and significantly delay or prevent the achievement of its business objectives.

Additionally, if any of AgileAlgo’s key management team members or other employees were to leave, AgileAlgo could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successor obtains the necessary training and experience. Although AgileAlgo has arrangements with some of its executive officers designed to promote retention, its employment relationships are generally at-will and AgileAlgo has had key employees leave in the past. AgileAlgo cannot assure you that one or more key employees will not leave in the future. AgileAlgo intends to continue to hire additional highly qualified personnel, including research and development and operational personnel, but may not be able to attract, assimilate or retain qualified personnel in the future or may be required to pay increased compensation in order to do so. Any failure to attract, integrate, motivate and retain such employees could harm AgileAlgo’s business or impair AgileAlgo’s ability to timely meet business goals and objectives.

AgileAlgo depends on skilled employees and could be impacted by a shortage of critical skills.

Much of AgileAlgo’s future success depends on the continued service and availability of skilled employees, particularly with respect to technical areas. Skilled and experienced personnel in the areas where AgileAlgo competes are in high demand, and competition for their talents is intense. Many of AgileAlgo’s key employees receive a total compensation package that includes equity awards and options. New regulations or volatility in the stock market could diminish AgileAlgo’s use, and the value, of its equity awards and options. This would place AgileAlgo at a competitive disadvantage in attracting qualified personnel or force it to offer more cash compensation.

Cybersecurity and data privacy incidents or breaches may damage client relations and inhibit AgileAlgo’s growth.

The confidentiality and security of AgileAlgo’s information, and that of third parties, is critical to AgileAlgo’s business. AgileAlgo’s services involve the transmission, use, and storage of customers’ and their customers’ information, which may be confidential. Any cybersecurity or data privacy incidents could have a material adverse effect on AgileAlgo’s results of operations and financial condition. While AgileAlgo maintains a broad array of information security and privacy measures, policies and practices, its networks may be breached through a variety of means, resulting in someone obtaining unauthorized access to AgileAlgo’s information, to information of AgileAlgo’s customers or their customers, or to AgileAlgo’s intellectual property; disabling or degrading service; or sabotaging systems or information. In addition, hardware, software, systems, or applications AgileAlgo develops or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to AgileAlgo’s systems or facilities, or those of third parties with whom AgileAlgo does business, through fraud or other forms of deceiving AgileAlgo’s employees, contractors, and vendors. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, AgileAlgo may be unable to anticipate these techniques or to implement adequate preventative measures. AgileAlgo will continue to incur significant costs to continuously enhance its information security measures to defend against the threat of cybercrime. Any cybersecurity or data privacy incident or breach may result in:

•        loss of revenue resulting from the operational disruption;

•        loss of revenue or increased bad debt expense due to the inability to invoice properly or to customer dissatisfaction resulting in collection issues;

•        loss of revenue due to loss of customers;

•        material remediation costs to recreate or restore systems;

•        material investments in new or enhanced systems in order to enhance AgileAlgo’s information security posture;

•        cost of incentives offered to customers to restore confidence and maintain business relationships;

•        reputational damage resulting in the failure to retain or attract customers;

•        costs associated with potential litigation or governmental investigations;

•        costs associated with any required notices of a data breach;

•        costs associated with the potential loss of critical business data;

•        difficulties enhancing or creating new products due to loss of data or data integrity issues; and

•        other consequences of which AgileAlgo is not currently aware but would discover through the process of remediating any cybersecurity or data privacy incidents or breaches that may occur.

For security-related risks related to our use of open-source technology, see “— AgileAlgo’s use of open-source technology could generate quality control and security challenges and impose limitations on its ability to commercialize its software.”

AgileAlgo’s business is subject to a variety of domestic and international laws, rules, policies and other obligations, including data protection and anticorruption.

AgileAlgo is subject to Singapore, Malaysia, Japan and Australia and international laws and regulations in multiple areas, including data protection, anticorruption, labor relations, tax, foreign currency, anti-competition, import, export and trade regulations, and AgileAlgo may be subjected to a complex array of federal, state and international laws relating to the collection, use, retention, disclosure, security and transfer of personally identifiable information. In many cases, these laws apply not only to transfers between unrelated third-parties but also to transfers between AgileAlgo and its subsidiaries. Many jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. The European Commission adopted the European General Data Protection Regulation (the “GDPR”), which went into effect on May 25, 2018. In addition, California adopted significant new consumer privacy laws that went effective beginning in January 2020. Complying with the GDPR and other requirements may cause AgileAlgo to incur substantial costs and may require it to change its business practices.

Any failure by AgileAlgo, its customers or other parties with whom AgileAlgo does business to comply with its privacy policy or with federal, state or international privacy-related or data protection laws and regulations could result in proceedings against AgileAlgo by governmental entities or others. Any alleged or actual failure to comply with applicable privacy laws and regulations may:

•        cause AgileAlgo’s customers to lose confidence in its solutions;

•        harm AgileAlgo’s reputation;

•        expose AgileAlgo to litigation, regulatory investigations and to resulting liabilities including reimbursement of customer costs, damages penalties or fines imposed by regulatory agencies; and

•        require AgileAlgo to incur significant expenses for remediation.

AgileAlgo’ may be indirectly subject to a variety of anticorruption laws in respect of its customers’ international operations, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and the Canadian Corruption of Foreign Public Officials Act, and regulations issued by the U.S. Customs and Border Protection, the U.S. Bureau of Industry and Security, the U.S. Treasury Department’s Office of Foreign Assets Control, the Prevention of Corruption Act 1960 of Singapore, the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore and the Penal Code 1871 of Singapore, and various other foreign governmental agencies. AgileAlgo cannot predict the nature, scope or effect of future regulatory requirements to which its international operations might be subject or the manner in which existing laws might be administered or interpreted. Actual or alleged violations of these laws and regulations could lead to enforcement actions and financial penalties that could result in substantial costs.

Because a significant portion of AgileAlgo’s revenues are derived, and a significant portion of its research and development activities are based, outside the Singapore, its results could be harmed by economic, political, regulatory, foreign currency fluctuations and other risks associated with these international regions.

Because AgileAlgo operates worldwide, its business is subject to risks associated with doing business internationally. AgileAlgo currently generates most of its international revenue in Asia Pacific, and AgileAlgo anticipates that revenue from international operations could increase in the future. AgileAlgo conducts a significant portion of the development of its solutions in Singapore, Indonesia and India. AgileAlgo is exposed to fluctuating exchange rates of foreign currencies Accordingly, AgileAlgo’s future results could be harmed by a variety of factors associated with international sales and operations, including:

•        adverse political and economic conditions, or changes to such conditions, in a specific region or country;

•        trade protection measures, including tariffs and import/export controls, imposed by Singapore and/or by other countries or regional authorities;

•        changes in foreign currency exchange rates or the lack of ability to hedge certain foreign currencies;

•        compliance with laws and regulations in many countries and any subsequent changes in such laws and regulations;

•        geopolitical turmoil, including terrorism and war;

•        changing data privacy regulations and customer requirements to locate data centers in certain jurisdictions;

•        evolving restrictions on cross-border investment, including recent enhancements to the oversight by the Committee on Foreign Investment in the United States pursuant to the Foreign Investment Risk Preview Modernization Act;

•        changes in applicable tax laws;

•        difficulties in staffing and managing operations in multiple locations in many countries;

•        longer payment cycles of foreign customers and timing of collections in foreign jurisdictions; and

•        less effective protection of intellectual property than in Singapore.

Interruptions or delays in AgileAlgo’s services or services from data center hosting facilities or public clouds could impair the delivery of its services and harm its business.

Because AgileAlgo’s services are complex and incorporate a variety of third-party hardware and software, its services may have errors or defects that could result in unanticipated downtime for its customers and harm to its reputation and its business. AgileAlgo has from time to time found defects in its services, and new errors in its services may be detected in the future. In addition, AgileAlgo currently serves its customers from data center hosting facilities or third-party public clouds AgileAlgo directly manages. Any damage to, or failure of, the systems and facilities that serve AgileAlgo’s customers as a whole or in part could result in interruptions in its service. Interruptions in AgileAlgo’s service may reduce its revenue, cause AgileAlgo to issue credits or pay service level agreement penalties, cause customers to terminate their on-demand services, and adversely affect AgileAlgo’s renewal rates and its ability to attract new customers.

AgileAlgo is subject to certain Singapore and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. AgileAlgo can face serious consequences for violations.

Among other matters, Singapore and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. AgileAlgo also expects its non-Singapore activities to increase in time.

AgileAlgo’s business is subject to risks, expenses and uncertainties associated with selling its solutions in locations outside Singapore that could adversely affect its operating results.

AgileAlgo plans to increase its international operations in the future. Accordingly, AgileAlgo expects to increasingly face significant operational risks and expenses from doing business internationally.

AgileAlgo’s international operating results may be affected by volatility in currency exchange rates and its ability to effectively manage its currency transaction risks. AgileAlgo would incur currency transaction risks if AgileAlgo were to enter into either a purchase or a sale transaction using a different currency from the currency in which AgileAlgo reports revenue. In such cases, AgileAlgo may suffer an exchange loss because AgileAlgo does not currently engage in currency swaps or other currency hedging strategies to address this risk. As AgileAlgo realizes its strategy to expand internationally, its exposure to currency risks may increase. Given the volatility of exchange rates, AgileAlgo can give no assurance that it will be able to effectively manage its currency transaction risks or that any volatility in currency exchange rates will not have a material adverse effect on its results of operations.

Other risks and uncertainties AgileAlgo faces from its global operations include, but are not limited to:

•        difficulties in staffing and managing foreign operations;

•        limited protection for the enforcement of contract and intellectual property rights in certain countries where AgileAlgo may sell AgileAlgo’s solutions or work with suppliers or other third parties;

•        potentially longer sales and payment cycles and potentially greater difficulties in collecting accounts receivable;

•        costs and difficulties of customizing solutions for foreign countries;

•        challenges in providing solutions across a significant distance, in different languages and among different cultures;

•        laws and business practices favoring local competition;

•        being subject to a wide variety of complex foreign laws, treaties and regulations and adjusting to any unexpected changes in such laws, treaties and regulations;

•        differences in analysis of regulatory, legal and tax issues across various countries, such as different interpretations of antitrust and competition laws;

•        compliance with U.S. laws affecting activities of U.S. companies abroad, including the U.S. Foreign Corrupt Practices Act;

•        uncertainties related to geopolitical risks, including the relationship between the Singapore government and the government of other nations;

•        tariffs, trade barriers and other regulatory or contractual limitations on AgileAlgo’s ability to sell or develop its solutions in certain foreign markets;

•        operating in countries with a higher incidence of corruption and fraudulent business practices;

•        changes in regulatory requirements, including export controls, tariffs and embargoes, other trade restrictions, competition, corporate practices and data privacy concerns;

•        potential adverse tax consequences arising from global operations;

•        seasonal reductions in business activity in certain parts of the world, particularly during the summer months in Europe and at year-end globally;

•        rapid changes in government, economic and political policies and conditions; and

•        political or civil unrest or instability, terrorism or epidemics or pandemics (including any risks related to or resulting from COVID-19) and other similar outbreaks or events.

AgileAlgo’s failure to effectively manage the risks and uncertainties associated with its existing and planned global operations could limit the future growth of its business and adversely affect its operating results.

AgileAlgo relies on third-party internet service providers, including for connectivity to its software, and any failure by these service providers to provide reliable services could cause AgileAlgo to lose customers and subject it to claims for credits or damages, among other things.

AgileAlgo relies on services from third-party telecommunications providers in order to provide services to its customers and their customers. In particular, AgileAlgo depends on its internet bandwidth suppliers to provide uninterrupted and error-free service through their networks. AgileAlgo exercises little control over these third-party providers, which increases its vulnerability to problems with the services they provide.

When problems occur, it may be difficult to identify the source of the problem. Service disruption or outages, whether caused by AgileAlgo’s service, the products or services of AgileAlgo’s third-party service providers, or AgileAlgo’s customers’ or their customers’ equipment and systems, may result in loss of market acceptance of its products and technologies and any necessary remedial actions may force it to incur significant costs and expenses.

If any of these service providers fail to provide reliable services, suffer outages, degrade, disrupt, increase the cost of or terminate the services that AgileAlgo and its customers depend on, AgileAlgo may be required to switch to another service provider. Delays caused by switching AgileAlgo’s technology to another service provider, if available, and qualifying this new service provider could materially harm its operating results. Further, any failure on the part of third-party service providers to achieve or maintain expected performance levels, stability and security could harm AgileAlgo’s relationships with its customers, cause it to lose customers, result in claims for credits or damages, increase its costs or the costs incurred by its customers, damage its reputation, significantly reduce customer demand for its products and technologies and seriously harm its and operating results.

AgileAlgo’s customers rely on third-party telecommunications and internet service providers to provide them with access and connectivity to AgileAlgo’s software, and changes in how telecommunication and internet service providers handle and charge for access to telecommunications and the internet could materially harm AgileAlgo’s customer relationships, business, financial condition and operations results.

AgileAlgo’s customers must have access to wireless telecommunications and/or broadband internet access services in order to use its products and certain of its offerings require substantial capacity to operate effectively. In Singapore, wireless telecommunications and internet access services are provided by relatively few companies that, depending on the geographic area, have market power over such offerings. It is possible that these companies could charge AgileAlgo, its customers, or both fees to guarantee a service amount of capacity, or for quality of wireless telecommunications and broadband internet access services, that could advantage AgileAlgo’s competitors by degrading, disrupting, limiting, or otherwise restricting the use of infrastructure required to support AgileAlgo’s services. These providers likely have the ability to increase AgileAlgo’s rates, AgileAlgo’s customers’ rates, or both for wireless telecommunications and/or broadband internet access services which may increase the cost of AgileAlgo’s products and technologies making its products and technologies less competitive or decreasing AgileAlgo’s profit margins.

AgileAlgo’s plans to expand upon and establish new public cloud-based data centers for its international operations may be unsuccessful and may present execution and competitive risks.

AgileAlgo may seek to expand upon and establish new public cloud deployments in the future to facilitate its platform in certain international markets. AgileAlgo may partner with a third-party to develop, test and deploy its technology to offer a full stack of products on the public cloud in certain international markets. AgileAlgo’s public cloud-based platform offering is critical to developing and providing its products to its customers, scaling its business for future growth, accurately maintaining data and otherwise operating its business. Infrastructure buildouts on the public cloud are complex, time-consuming and may involve substantial expenditures. In addition, the implementation of public cloud-based data centers involves risks, including loss of information and potential disruption to AgileAlgo’s normal operations. Deficiencies in the design, implementation or maintenance of the cloud-based data centers could materially harm AgileAlgo’s business.

As AgileAlgo considers approaches for expanding internationally, government regulation protecting the non-discriminatory provision of internet access may be nascent or non-existent. In those markets where regulatory safeguards against unreasonable discrimination are nascent or non-existent and where local network operators possess substantial market power, AgileAlgo could experience anti-competitive practices that could impede its growth, cause it to incur additional expenses or otherwise harm its business. Future regulations or changes in laws and regulations or their existing interpretations or applications could also hinder AgileAlgo’s operational flexibility, raise compliance costs and result in additional liabilities for AgileAlgo, which may harm its business.

Sales to customers outside Singapore or customers with international operations and AgileAlgo’s international sales efforts and operations expose it to risks inherent in international sales and operations.

An element of AgileAlgo’s growth strategy is to expand its international sales efforts. AgileAlgo’s international expansion may not be successful and may not produce the return on investment it expects.

AgileAlgo’s international subsidiaries employ workers primarily in Asia Pacific countries. Operating in international markets requires significant resources and management attention and subjects it to intellectual property, regulatory, economic and political risks that are different from those in Singapore. As AgileAlgo increases its international sales efforts it will face risks in doing business internationally that could harm its business, including:

•        the need to establish and protect AgileAlgo’s brand in international markets;

•        the need to localize and adapt AgileAlgo’s products for specific countries, including translation into foreign languages and associated costs and expenses;

•        difficulties in staffing and managing foreign operations, particularly hiring and training qualified sales and service personnel;

•        the need to implement and offer customer care in various languages;

•        different pricing environments, longer sales and accounts receivable payment cycles and collections issues;

•        weaker protection for intellectual property and other legal rights than in Singapore and practical difficulties in enforcing intellectual property and other rights outside of Singapore;

•        privacy and data protection laws and regulations that are complex, expensive to comply with and may require that customer data be stored and processed in a designated territory;

•        increased risk of piracy, counterfeiting and other misappropriation of AgileAlgo’s intellectual property in its locations outside Singapore;

•        new and different sources of competition;

•        general economic conditions in international markets;

•        fluctuations in the value of Singapore dollar and foreign currencies, which may make AgileAlgo’s products more expensive in other countries or may increase its costs, impacting its operating results when translated into Singapore dollars;

•        compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, tax, telecommunications and telemarketing laws and regulations;

•        increased risk of international telecom fraud;

•        laws and business practices favoring local competitors;

•        compliance with laws and regulations applicable to foreign operations and cross border transactions, including the Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-corruption laws, supply chain restrictions, import and export control laws, tariffs, trade barriers, economic sanctions and other regulatory or contractual limitations on AgileAlgo’s ability to sell its products in certain foreign markets, and the risks and costs of non-compliance;

•        increased financial accounting and reporting burdens and complexities;

•        restrictions or taxes on the transfer of funds;

•        adverse tax consequences; and

•        unstable economic and political conditions and potential accompanying shifts in laws and regulations.

These risks could harm AgileAlgo’s international operations, increase its operating costs and hinder its ability to grow its international business and, consequently, its overall business and results of operations.

In addition, compliance with laws and regulations applicable to AgileAlgo’s international operations increases its cost of doing business outside Singapore. AgileAlgo may be unable to keep current with changes in foreign government requirements and laws as they change from time to time, which often occurs with minimal or no advance notice. Failure to comply with these regulations could harm its business. In many countries outside Singapore, it is common for others to engage in business practices that are prohibited by AgileAlgo’s internal policies and procedures or Singapore or international regulations applicable to it. Although AgileAlgo has implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of its employees, contractors, strategic partners and agents will comply with these laws and policies. Violations of laws or key control policies by AgileAlgo’s employees, contractors, strategic partners or agents could result in delays in revenue recognition, financial reporting misstatements, fines, delays in filing financial reports required as a public company, penalties, or prohibitions on selling its products, any of which could harm its business.

Tax matters may cause significant variability in AgileAlgo’s operating results and may impact its overall financial condition.

AgileAlgo’s businesses are subject to income taxation in the Asia Pacific Countries, as well as in many tax jurisdictions throughout the world. Tax rates in these jurisdictions may be subject to significant change. If AgileAlgo’s effective tax rate increases, its operating results and cash flow could be adversely affected. AgileAlgo’s effective income tax rate can vary significantly between periods due to a number of complex factors including:

•        projected levels of taxable income;

•        pre-tax income being lower than anticipated in countries with lower statutory rates or higher than anticipated in countries with higher statutory rates;

•        increases or decreases to valuation allowances recorded against deferred tax assets;

•        tax audits conducted and settled by various tax authorities;

•        adjustments to income taxes upon finalization of income tax returns;

•        the ability to claim foreign tax credits;

•        the repatriation of non-Singapore earnings for which AgileAlgo has not previously provided for income taxes; and

•        changes in tax laws and their interpretations in countries in which AgileAlgo is subject to taxation.

AgileAlgo regularly evaluates the need for a valuation allowance on deferred tax assets, considering historical profitability, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. This analysis is heavily dependent upon AgileAlgo’s current and projected operating results. A decline in future operating results could provide substantial evidence that a full or partial valuation allowance for deferred tax assets is necessary. This could have a material adverse effect on AgileAlgo’s results of operations and financial condition.

Forecasts of AgileAlgo’s market and market growth may prove to be inaccurate, and even if the markets in which it competes achieve the forecasted growth, there can be no assurance that its business will grow at similar rates, or at all.

Growth forecasts described in this proxy statement/prospectus relating to AgileAlgo’s market opportunities, including in the market that AgileAlgo operates in and adjacent markets, and the expected growth thereof, are subject to significant uncertainty and are based on assumptions and estimates which may prove to be inaccurate. Even if these markets meet its size estimate and experience the forecasted growth, it may not grow its business at a similar rate, or at all. Its growth is subject to many factors, including its success in implementing its business strategy and ability to penetrate adjacent markets, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this proxy statement/prospectus should not be taken as indicative of its future growth.

If AgileAlgo is unable to acquire new customers, its operating results will be harmed. Likewise, potential customer turnover in the future, or costs it incurs to retain its existing customers, could materially and adversely affect its operating results.

AgileAlgo’s success depends on its ability to acquire new customers in new and existing verticals, and in new and existing geographic markets. If AgileAlgo is unable to attract a sufficient number of new customers, it may be unable to reduce gross margins at desired rates and its operating results may suffer. The market that AgileAlgo operates in is competitive and many of AgileAlgo’s competitors have substantial financial, personnel and other resources that they utilize to develop solutions and attract customers. As a result, it may be difficult for AgileAlgo to add new customers to AgileAlgo’s existing customer base. Competition in the marketplace may also lead AgileAlgo to win fewer new customers or result in AgileAlgo providing discounts and other commercial incentives. Additional factors that impact AgileAlgo’s ability to acquire new customers include the perceived need for AI-enabled products or AI services, the size of prospective customers’ budgets for AI, the utility and efficacy of AgileAlgo’s existing and new products, whether proven or perceived, and general economic conditions. These factors may have a meaningful negative impact on operating results.

If AgileAlgo does not successfully anticipate market needs, enhance its products in trial, execute on delivering quality products and services, or develop new products and services that meet those needs on a timely basis, it may not be able to compete effectively and its ability to generate revenues will suffer.

AgileAlgo cannot guarantee that it will be able to anticipate future market needs and opportunities or be able to develop product and service enhancements or new products and services to meet such needs or opportunities in a timely manner, if at all. Even if AgileAlgo is able to anticipate, develop and commercially introduce enhancements and new products and services, there can be no assurance that enhancements or new products and services will achieve widespread market acceptance.

New products, as well as enhancements to its products in trial, could fail to attain sufficient market acceptance for many reasons, including:

•        delays in releasing new products, or product enhancements;

•        failure to accurately predict market demand and to supply products that meet this demand in a timely fashion;

•        defects in its products, errors or failures of its products;

•        negative publicity or perceptions about the performance or effectiveness of products;

•        introduction or anticipated introduction of competing products or technologies by its competitors; and

•        installation, configuration or usage errors by its customers.

If AgileAlgo fails to anticipate market requirements or fail to develop and introduce product enhancements or new products to meet those needs in a timely manner, it could cause AgileAlgo to lose existing customers and prevent it from gaining new customers, which would significantly harm its business, financial condition and results of operations.

If AgileAlgo spends significant time and effort on research and development and is unable to generate an adequate return on its investment, its results of operations may be materially and adversely affected.

AgileAlgo’s business model is predicated, in part, on maintaining a customer base that will generate a recurring stream of revenues. If that recurring stream of revenues is not maintained or does not increase as expected, or if AgileAlgo’s business model changes as the industry evolves, its operating results may be adversely affected.

AgileAlgo’s business model is dependent, in part, on its ability to maintain and increase a customer base that generates recurring revenues. Existing and future customers of AgileAlgo’s products, technologies and systems may not purchase its subscriptions for its proprietary products or enter into service contracts with AgileAlgo at the same rate at which customers currently purchase those subscriptions or enter into service contracts with AgileAlgo. If AgileAlgo’s current and future customers purchase a lower volume of subscriptions for AgileAlgo’s proprietary products or do not continue entering into service contracts with us, AgileAlgo’s recurring revenue stream relative to its total revenues would be reduced and its operating results would be adversely affected.

AgileAlgo’s brand, reputation and ability to attract, retain and serve its customers are dependent in part upon the reliable performance of its products and technologies.

AgileAlgo’s brand, reputation and ability to attract, retain and serve its customers are dependent in part upon the reliable performance of, and the ability of its existing customers and new customers to access and use, its solutions, including real-time analytics and intelligence.

Interruptions in AgileAlgo’s systems or the third-party systems on which AgileAlgo and its products rely, whether due to system failures, computer viruses, physical or electronic break-ins, or other factors, could affect the security or availability of AgileAlgo’s products, network infrastructure, cloud infrastructure and website.

Problems with the reliability or security of AgileAlgo’s systems could harm its reputation. Damage to AgileAlgo’s reputation and the cost of remedying these problems could negatively affect its business, financial condition, and operating results. Additionally, AgileAlgo’s third-party hosting suppliers in certain instances may have no obligations to renew their agreements with AgileAlgo on commercially reasonable terms or at all, and certain of the agreements governing these relationships may be terminated by either party at any time. If AgileAlgo is unable to maintain, renew, or expand its agreements with these providers on commercially reasonable terms, it may experience costs or downtime as it transitions its operations.

Any disruptions or other performance problems with its products could harm AgileAlgo’s reputation and business and may damage its customers’ businesses. Interruptions in its service delivery might reduce AgileAlgo’s revenue, cause AgileAlgo to issue credits to customers, subject AgileAlgo to potential liability and cause customers not to renew their subscription purchases of its products.

If AgileAlgo is unable to maintain and enhance its brand or reputation, its operating results may be adversely affected.

AgileAlgo believes that maintaining and enhancing its reputation as an innovator in the software delivery space and that AgileAlgo operates in is critical to its relationship with its customers and its customers’ end-users and its ability to maintain customers and continue to attract new customers. The successful promotion of its brand will depend on multiple factors, including its marketing efforts, its ability to continue to deliver a superior customer experience and develop high-quality features for its products and its ability to successfully differentiate its products from those of its competitors. Its brand promotion activities may not be successful or yield increased revenue. The promotion of its brand requires AgileAlgo to make substantial expenditures, and it anticipates that the expenditures will increase as its market becomes more competitive, as it expands into new geographies and vertical markets and as more sales are generated through its reseller partners. To the extent that these activities yield increased revenue, this revenue may not offset the increased expenses it incurs. If AgileAlgo does not successfully maintain and enhance its brand and reputation, its operating results may be adversely affected.

The wars in Ukraine and in the Middle East could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may continue to result in, additional sanctions being levied by the United States, the European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As of the date of this proxy statement/prospectus, to its best knowledge, AgileAlgo (i) does not have any direct business or contracts with any Russian or Ukrainian entity as a supplier or customer, (ii) is not aware as to whether any its customers or suppliers have any direct business or contracts with any Russian or Ukrainian entity, (iii) has not experienced any material impacts from supply chain disruptions resulting from the war in Ukraine that have affected its business, products, lines of service, projects, or operations and (iv) has not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. AgileAlgo cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond its control.

Similarly, the war in Gaza is unpredictable and may expand into a regional or even possibly a global conflict. As of the date of this proxy statement/prospectus, this newest chapter in the long Middle East conflict has not resulted in any material adverse operational, financial or other impact on the AgileAlgo, but a prolonged conflict and/or significant escalation of hostilities could cause further disruptions in international relations and adversely affect global trade, which in turn would likely adversely affect AgileAlgo’s business and the price of our Shares. AgileAlgo cannot predict the progress or outcome of the situation in Gaza and/or Israel, as the conflict and governmental reactions are rapidly developing and beyond its control.

AgileAlgo has not experienced any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine. AgileAlgo does not anticipate that any such attack will occur, and it has not taken any actions to mitigate such potential risks. AgileAlgo’s board of directors will continue to monitor any potential risks that might arise due to the wars in Ukraine and in the Middle East which are specific to it, including but not limited to risks related to cybersecurity, sanctions, clients, supply chain, suppliers, or service providers in any of the affected regions as well as risks connected with ongoing or halted operations or investments in any affected regions.

Prolonged unrest, intensified military activities or more extensive sanctions imposed on Russia or on others could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on AgileAlgo’s business, financial condition, results of operations, and prospects.

Risks Related to AgileAlgo’s Intellectual Property and Technology

AgileAlgo’s use of open-source technology could generate quality control and security challenges and impose limitations on its ability to commercialize its software.

AgileAlgo uses open-source technology in some of its software and expects to continue to use open-source technology in the future. Although AgileAlgo monitor its use of open-source technology to avoid subjecting its software to conditions AgileAlgo does not intend, AgileAlgo may face allegations from others alleging ownership of, or seeking to enforce the terms of, an open-source license, including by demanding release of the open-source software, derivative works, or AgileAlgo’s proprietary source code that was developed using such technology. These allegations could also result in litigation. The terms of many open-source licenses have not been interpreted by Singapore courts. There is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on AgileAlgo’s ability to commercialize its software. In such an event, AgileAlgo may be required to seek licenses from third parties to continue commercially offering its software, to make its proprietary code generally available in source code form, to re-engineer its software or to discontinue the sale of its software if re-engineering could not be accomplished on a timely basis, any of which could adversely affect AgileAlgo’s business and revenue.

The use of open-source technology could subject AgileAlgo to a number of other risks and challenges. Certain open-source technology is subject to further development or modification by anyone. Others may develop such software to be competitive with or no longer useful by AgileAlgo. It is also possible for competitors to develop their own solutions using open-source software, potentially reducing the demand for AgileAlgo’s software. If AgileAlgo is unable to successfully address these challenges, its operating results may be adversely affected, and its development costs may increase.

Whilst there are many benefits from the application of or reference to open-source codes, the risks around such code can be viewed as vulnerable to security flaws that might go unnoticed or unaddressed. Since they are freely available, malicious actors can scrutinize it for weaknesses, potentially exploiting them for attacks. Open-source projects often rely on other open-source libraries or frameworks. If one of these dependencies is deprecated, has security vulnerabilities, or undergoes significant changes, it can impact AgileAlgo’s project stability and security. Additionally, while many open-source projects have active communities supporting them, some projects may lack adequate support and maintenance. AgileAlgo may encounter issues or bugs, or may need to rely on community forums, including in addition to the company’s own resources, to resolve them.

While many open-source projects maintain high standards, some may lack robust testing and documentation. Using low-quality or poorly maintained code can lead to technical debt, making future development and maintenance more challenging. Open-source projects depend on community contributions and collaboration. Conflicts within the community, changes in project leadership, or shifts in project priorities can affect the project’s direction and viability. In some cases, relying on open-source code may result in code fragmentation, where different parts of your project are built on disparate libraries or frameworks. This can complicate maintenance and integration efforts. To mitigate these risks, AgileAlgo has conducted thorough due diligence before incorporating open-source code into its projects. This includes assessing the project’s reputation, community activity, security practices, and licensing terms. Additionally, staying vigilant about updates and security patches can help mitigate potential vulnerabilities. However, AgileAlgo may not be able to detect all security flaws, and the failure to miss any updates or timely fix bugs or other vulnerabilities arising from open-source technology may adversely affect AgileAlgo’s business and prospects.

Third parties may claim in the future that AgileAlgo is infringing their intellectual property, and AgileAlgo could be exposed to significant litigation or licensing expenses or be prevented from selling AgileAlgo’s products or making its technologies available to its customers if such claims are successful.

AgileAlgo has been and in the future may be subject to claims and legal actions alleging that AgileAlgo or AgileAlgo’s customers may be infringing or contributing to the infringement of the intellectual property rights of others (though no material legal actions against AgileAlgo are currently pending). AgileAlgo may be unaware of intellectual property rights of others that may cover some of its technologies and products. If it appears necessary or desirable, AgileAlgo may seek licenses for these intellectual property rights. However, AgileAlgo may not be able to obtain licenses from some or all claimants, the terms of any offered licenses may not be acceptable to us, and AgileAlgo may not be able to resolve disputes without litigation. Any litigation regarding intellectual property could be costly and time-consuming and could divert the attention of AgileAlgo’s management and key personnel from its business operations. Intellectual property disputes could subject AgileAlgo to significant liabilities, require it to enter into royalty and licensing arrangements on unfavorable terms, prevent it from licensing certain of its products, cause severe disruptions to its operations or the markets in which AgileAlgo competes, or require AgileAlgo to satisfy indemnification commitments with its customers including contractual provisions under various arrangements. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of AgileAlgo’s confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could have a material adverse effect on AgileAlgo’s business and its financial results. Any of these could seriously harm AgileAlgo’s business.

Unauthorized use of AgileAlgo’s proprietary technology and intellectual property could adversely affect its business and results of operations.

AgileAlgo’s success and competitive position depend in large part on its ability to obtain and maintain intellectual property rights protecting its products and technologies. AgileAlgo relies on a combination of patent, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect AgileAlgo’s intellectual property and proprietary rights. Unauthorized parties may attempt to copy or discover aspects of AgileAlgo’s products or to obtain, license, sell or otherwise use information that AgileAlgo regards as proprietary.

Policing unauthorized use of AgileAlgo’s products is difficult and AgileAlgo may not be able to protect its technology from unauthorized use. Additionally, AgileAlgo’s competitors may independently develop technologies that are substantially the same or superior to its technologies and that do not infringe its rights. In these cases, AgileAlgo would be unable to prevent its competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect AgileAlgo’s proprietary rights to the same extent as the laws of Singapore. Although the source code for AgileAlgo’s proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce its intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management’s efforts.

AgileAlgo’s software products may have bugs, which could result in delayed or lost revenue, expensive correction, liability to its customers and claims against AgileAlgo.

Complex software products such as AgileAlgo’s may contain errors, defects or bugs. Defects in the solutions or products that AgileAlgo develops and sells to its customers could require expensive corrections and result in delayed or lost revenue, adverse customer reaction and negative publicity about AgileAlgo or AgileAlgo’s products and technologies. Customers who are not satisfied with any of AgileAlgo’s products may also bring claims against AgileAlgo for damages, which, even if unsuccessful, would likely be time-consuming to defend, and could result in costly litigation and payment of damages. Such claims could harm AgileAlgo’s reputation, financial results and competitive position.

AgileAlgo may be unable to respond quickly enough to changes in technology and technological risks and to develop its intellectual property into commercially viable products.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of AgileAlgo’s products obsolete or less attractive to its customers, which could adversely affect its results of operations. AgileAlgo’s ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in its ability to be competitive. There is a risk that AgileAlgo will not be able to achieve the technological advances that may be necessary for it to be competitive or that certain of its products will become obsolete. AgileAlgo is also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly. These risks could have a material adverse effect on AgileAlgo’s business, results of operations and financial condition.

Risks Related to Doing Business in Singapore

AgileAlgo is subject to the regulations in Singapore and any adverse material changes affecting the Singapore market.

Since its incorporation, AgileAlgo’s operations have been primarily based in Singapore. Although there is no legislation in Singapore governing development and use of AI generally, different government authorities have implemented various initiatives to encourage responsible use of AI. See “Business of AgileAlgo — Government Regulations” for more information. Any changes to the regulations in Singapore, such as any further or new regulations that may be imposed on the industry in which AgileAlgo operates, may materially impact its business. Due to the lack of any AI-specific regulations in Singapore, such risks have not been included in the discussions and analysis of AgileAlgo’s projections and valuation in this proxy statement/prospectus. Therefore, the imposition of any future legislation may materially change the factors and assumptions upon which AgileAlgo’s projections and valuation were based, and actual results achieved during the periods covered may be materially and adversely different.

Further, any adverse conditions affecting the Singapore market, whether localized or global, may negatively affect AgileAlgo’s financial condition and business prospects. Circumstances may include but are not limited to epidemics, acts of terrorism, war and economic recessions.

Recently, the COVID-19 pandemic had adverse impacts on the financial markets and regulations in Singapore, which included temporary lockdowns or business suspensions, restrictions on work arrangements and border closures. With the emergence and spread of new variants, it is unpredictable whether Singapore will reimpose new restrictive measures in response to these new variants. Although most restrictions imposed by the Singapore government to tackle

COVID-19 have been lifted as of 2023, there can be no assurance that they will not be reimposed. Any continuing effects of, or prolonged reemergence from such events concerning public health could have a material adverse effect on AgileAlgo’s results of operations.

Risks Related to Inception Growth and the Business Combination

Nasdaq Rule 5815 was amended effective October 7, 2024 to provide for the immediate suspension and delisting for failure to meet the 36-month requirement in Nasdaq Rule IM 5101-2(b) to complete a business combination, and Inception Growth’s securities were suspended from trading on Nasdaq and delisted at the opening of business on December 17, 2024.

The IGTA Units, IGTA Shares, public IGTA Warrants and public IGTA Rights were listed on Nasdaq as of the closing of its IPO. Nasdaq IM-5101-2 requires that Inception Growth, a special purpose acquisition company, complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement, which, in the case of Inception Growth, was December 8, 2024. Inception Growth was unable to complete an initial business combination by December 8, 2024, and on December 6, 2024, at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, which gave Inception Growth the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from December 13, 2024 to June 13, 2025. Such extension, however, violated Nasdaq IM-5101-2. Effective on October 7, 2024, Nasdaq Rule 5815 was amended to provide for the immediate suspension and delisting upon issuance of a delisting determination letter to an issuer for failure to meet the requirements of Nasdaq IM5101-02.

Inception Growth received a notice, dated December 10, 2024 (the “Nasdaq Notice”) from Nasdaq, stating that Inception Growth did not comply with Nasdaq Interpretive Material IM-5101-2, and that its securities were subject to delisting. Inception Growth’s registration statement, filed in connection with the IPO, became effective on December 8, 2021. Pursuant to IM-5101-2, Inception Growth, a special purpose acquisition company, must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since Inception Growth did not complete its initial business combination by December 8, 2024, it did not comply with IM-5101-2, and its securities were subject to delisting. Unless Inception Growth requested a timely appeal of this determination by Nasdaq, trading of its securities on Nasdaq would be suspended at the opening of business on December 17, 2024, and a Form 25-NSE will be filed with the SEC, which would remove Inception Growth’s securities from listing on The Nasdaq Stock Market.

Inception Growth did not appeal against Nasdaq’s determination to delist its securities and accordingly, the Company’s securities were suspended from trading on Nasdaq at the opening of business on December 17, 2024. However, Inception Growth’s securities commenced trading on the OTC Markets at the opening of business on December 17, 2024, under their prior Nasdaq trading symbols; and it is expected that Inception Growth’s securities will continue to trade under their current symbols on the OTC Markets.

Pursuant to the Business Combination Agreement, as amended, the Business Combination Agreement may be terminated by either party if PubCo does not receive approval for the listing of the PubCo Ordinary Shares and PubCo Warrants on Nasdaq on or before March 31, 2025.

If (i) Inception Growth is not able to list its securities on another national securities exchange, (ii) the parties to the Business Combination Agreement waive applicable listing conditions as a condition to the Closing, and (iii) the Business Combination closes and stockholders receive unlisted shares, then Inception Growth expects that PubCo’s securities will be quoted on an over-the-counter market. If this were to occur, the Combined Company could face significant material adverse consequences, including:

•        a limited availability of market quotations for PubCo’s securities;

•        reduced demand and overall liquidity for PubCo’s securities;

•        a determination that PubCo Ordinary Shares are a “penny stock” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo’s securities;

•        a limited amount of news and analyst coverage;

•        a decreased ability to issue additional securities or obtain additional financing in the future; and

•        PubCo may be deemed a less attractive merger partner for a target company or business.

Additionally, the fact that the Inception Growth’s securities are not listed on Nasdaq may present certain challenges to listing the post Business Combination combined company’s securities on Nasdaq, such as the post Business Combination combined company’s ability to meet the listing requirements for Nasdaq, including the minimum per share bid price and the market value of unrestricted publicly held shares.

PubCo will seek to list the PubCo Ordinary Shares and the PubCo warrants on Nasdaq in connection with the closing of the Business Combination. Inception Growth cannot assure you that the PubCo Ordinary Shares and PubCo Warrants will be approved for listing on Nasdaq.

As a result of the suspension of Inception Growth’s securities from Nasdaq at the opening of business on December 17, 2024, Inception Growth’s common stock could become subject to the regulations of the SEC relating to the market for “penny stocks.” The “penny stock” rules are burdensome and may reduce the trading activity for shares of Inception Growth’s common stock. For example, brokers trading in shares of Inception Growth’s common stock would be required to deliver a standardized risk disclosure document, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. If Inception Growth’s common stock is a “penny stock,” these disclosure requirements may have the effect of reducing the trading activity in the secondary market for Inception Growth’s common stock. If the shares of Inception Growth’s common stock are subject to the “penny stock” rules, the holders of such shares of Inception Growth’s common stock may find it more difficult to sell their shares.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since Inception Growth’s common stock, public warrants and public rights are listed on Nasdaq, such securities qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Inception Growth’s common stock, public warrants and public rights were no longer listed on Nasdaq, these securities would not qualify as covered securities under such statute and Inception Growth would be subject to regulation in each state in which it offers its securities, including regulations in connection with Inception Growth’s initial business combination, which may make it more difficult and costly to complete a business combination. In addition, Inception Growth’s securityholders could be prohibited from trading in its securities absent registration in the state where such securityholder lives. To date Inception Growth has not registered its securities in any state, and does not currently plan to do so. This may make it difficult or impossible for Inception Growth’s securityholders to trade in its securities.

The removal of the net tangible asset requirement in connection with the Business Combination may result in fewer net tangible assets being contributed to or calculated for PubCo, which may adversely affect the stock price of PubCo following the Business Combination.

Inception Growth’s stockholders shareholders are being asked to adopt the NTA Requirement Amendment Proposal prior to the Business Combination, which, in the judgment of the IGTA Board, may be necessary to facilitate the Business Combination. Net tangible assets are calculated as total assets, less intangible assets and total liabilities. Based on the pro forma financial statements of PubCo, PubCo may not be able to satisfy the NTA Rule. Although the calculation of net tangible assets offers limited utility to understanding the operations of a business such as AgileAlgo and PubCo, the calculation of net tangible assets may be used by investors to determine the value of a company’s shares. Accordingly, the removal of the net tangible asset requirement and may result in reduced tangible assets being contributed to or calculated for PubCo, which may adversely affect the stock price of PubCo Ordinary Shares following the Business Combination.

The Business Combination Agreement may be terminated if the PubCo Ordinary Shares are not listed on Nasdaq or the New York Stock Exchange on or before March 31, 2025.

The Business Combination Agreement, as amended to date, is subject to a number of conditions which must be satisfied or waived in order to complete the Business Combination and the Business Combination Agreement may be terminated under certain customary and limited circumstances, including that either party may terminate such agreement if the PubCo Ordinary Shares and the PubCo Warrants are not listed on Nasdaq on or before March 31, 2025.

As of the date of this proxy statement/prospectus, Inception Growth’s securities were suspended from trading on Nasdaq, and are now trading on the OTC Markets, under their prior Nasdaq trading symbols. If PubCo is not able to list its securities prior to the Closing (and not later than March 31, 2025), then either party will be entitled to terminate the Business Combination Agreement.

If the Business Combination is not successful, holders of Public Shares would not receive their pro rata portion of the Trust Account until Inception Growth liquidates or until Inception Growth consummates another initial business combination, which it may or may not be able to due within the required time period under the Current Charter. Holders of Public Shares in need of immediate liquidity could attempt to sell IGTA Shares in the open market; however, at such time the IGTA shares may be subject to reduced liquidity if they are not traded on Nasdaq, and if they trade, they may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, holders of Public Shares may suffer a material loss on their investment and may lose the benefit of funds expected in connection with their ability to redeem shares until Inception Growth liquidates or holders of Public Shares are able to sell IGTA Shares in the open market.

Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by June 13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $13.18 per share and the IGTA Warrants and IGTA Rights will expire worthless.

If Inception Growth is unable to complete a business combination within the Combination Period, and is forced to liquidate, the initial per-share liquidation distribution will be $13.18, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the IGTA Warrants and IGTA Rights, which will expire worthless as a result of Inception Growth’s failure to complete a business combination.

On May 12, 2025, Inception Growth filed a definitive proxy statement with the SEC for its annual meeting to be held on June 5, 2025, which will be devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. There can be no assurance that the annual meeting will proceed as scheduled on June 5, 2025, or at all. Furthermore, even if the annual meeting takes place as planned, there is no guarantee that the stockholders will approve the proposals to extend the time to consummate a business combination.

If the extension proposals are approved, then the Combination Period will be extended to October 13, 2025, and Inception Growth will have until October 13, 2025 (assuming full extension) to consummate the Business Combination, and the Trust Account’s per-share redemption price will increase by up to a total of $0.3. However, stockholders may elect to redeem their shares in connection with the vote on the extension proposals, which would reduce the Trust Account balance, potentially decreasing the funds available for the Business Combination.

If the extension proposals are not approved, or if Inception Growth otherwise fails to extend the deadline, Inception Growth will have until June 13, 2025, to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by June 13, 2025, it will be required to dissolve and liquidate.

Inception Growth does not have a specified maximum redemption threshold in Inception Growth’s current certificate of incorporation. The absence of such a redemption threshold may make it possible for Inception Growth to consummate the Business Combination, in connection with which a substantial majority of Inception Growth’s public stockholders may redeem their Public Shares.

Inception Growth’s current amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that (i) Inception Growth will not redeem the Public Shares in an amount that would cause Inception Growth’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination and we are seeking stockholder approval of an amendment to Inception Growth’s certificate of incorporation to remove this requirement (See “Proposal No. 6 — The NTA Requirement Amendment Proposal”) and (ii) no stockholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without Inception Growth’s prior consent.

There is no guarantee that a stockholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

Inception Growth can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the consummation of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of PubCo and may result in a lower value realized upon redemption than a stockholder of Inception Growth might realize in the future had the stockholder not redeemed its Public Shares. Similarly, if a stockholder does not redeem its Public Shares, the stockholder will bear the risk of ownership of PubCo Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a stockholder can sell its PubCo Ordinary Shares in the future for a greater amount than the redemption price paid in connection with the redemption of the Public Shares in connection with the consummation of the Business Combination. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

IGTA may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Certain companies requiring federally issued licenses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, the Committee on Foreign Investment in the United States (“CFIUS”) is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. IGTA’s Sponsor, Soul Venture Partners LLC, is controlled by Mr. Cheuk Hang Chow, a non-U.S. person and a Hong Kong national. The Sponsor currently owns 40.99% of IGTA’s outstanding shares. IGTA therefore is likely to be considered a “foreign person” under the regulations administered by CFIUS and will continue to be considered as such in the future for so long as the Sponsor has the ability to exercise control over IGTA for purposes of CFIUS’s regulations. Therefore, IGTA could be subject to foreign ownership restrictions and/or CFIUS review if the proposed Business Combination is between Inception Growth and a U.S. target company engaged in a regulated industry or which may affect national security. The scope of CFIUS review was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subject certain categories of investments to mandatory filings. If the potential Business Combination with a U.S. target company falls within CFIUS’s jurisdiction, IGTA may determine that it is required to make a mandatory filing or that it will submit a voluntary notice to CFIUS, or IGTA may decide to proceed with the Business Combination without notifying CFIUS and thus risk CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination or order IGTA to divest all or a portion of a U.S. business of the combined company if IGTA had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with IGTA or prevent it from pursuing certain initial business combination opportunities believed to otherwise be beneficial to IGTA and its shareholders. As a result, the pool of potential targets with which GTA complete an initial business combination may be limited and it may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete the initial business combination. If IGTA cannot complete its initial business combination within 36 months (assuming full extension of the time to complete a business combination) from the closing of its initial public offering because the review process drags on beyond such timeframe or because its initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, IGTA may be required to liquidate. In the event of such liquidation, IGTA’s public shareholders may only receive $13.18 per share, and the IGTA Warrants and IGTA rights will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Risks related to Potential Application of the Investment Company Act

As of the date hereof, substantially all of the assets held in the Trust Account are held in money market funds, which primarily invest in U.S. Treasury Bills. There is uncertainty under the Investment Company Act of 1940 (the “Investment Company Act”) whether special purpose acquisition companies, or “SPACs,” could become subject to regulation under the Investment Company Act. The longer that the funds in the Trust Account are held in U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that IGTA may be considered an unregistered investment company, in which case a claim could be made that it has been operating as an unregistered investment company. Accordingly, IGTA may determine, in its discretion, to liquidate the securities held in the Trust Account at any time and instead hold all funds in the Trust Account in a bank deposit account in order to mitigate the risks of falling within the definition of “investment company” under the Investment Company Act.

If Inception Growth is deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, it would be subject to additional regulatory burdens and expenses for which it has not allotted funds and for which it would not have sufficient time to comply with prior to the expiration of its time to complete a business combination. As a result, if IGTA were deemed to be an investment company, it would expect to abandon its efforts to complete an initial business combination and instead to liquidate and dissolve. If IGTA is required to liquidate and dissolve, investors would lose the opportunity to invest in a target company and would not be able to realize the benefits of owning shares in the post-business combination company, including the potential appreciation of the share price following such a transaction. In addition, in the event of IGTA’s liquidation and dissolution, the IGTA Warrants and IGTA Rights would expire worthless.

Inception Growth’s stockholders who attempted to redeem their Public Shares may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

If Inception Growth requires public stockholders who wish to redeem their Public Shares in connection with the consummation of the Business Combination to comply with specific requirements for redemption as described in this proxy statement/prospectus and the Business Combination is not consummated, Inception Growth will promptly return such certificates to its public stockholders. Accordingly, public stockholders who attempted to redeem their Public Shares in such a circumstance will be unable to sell their Public Shares in the event that the Business Combination is not consummated until Inception Growth has returned their Public Shares to them. The market price for shares of the IGTA Shares may decline during this time and you may not be able to sell your Public Shares when you wish, even while other stockholders that did not seek redemption may be able to sell their IGTA Shares.

You must tender your IGTA Shares in order to validly seek redemption at the Special Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Inception Growth’s transfer agent by two business days before the Special Meeting, or deliver your IGTA Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System, which election would likely be determined based on the manner in which you hold your IGTA Shares. The requirement for physical or electronic delivery by two business days before the Special Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against Inception Growth, the proceeds held in trust could be reduced and the per-share liquidation price received by Inception Growth’s stockholders may be less than $13.18.

Inception Growth’s placing of funds in the Trust Account may not protect those funds from third party claims against Inception Growth. Although Inception Growth has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Inception Growth’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Inception Growth’s public stockholders. The Sponsor has agreed that, if Inception Growth liquidates the Trust Account prior to the consummation of a business combination and distributes the proceeds held therein to its public stockholders, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Inception Growth for services rendered or contracted for or products sold to Inception Growth in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Inception Growth cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for Inception Growth’s stockholders may be less than $13.18 due to such claims.

Additionally, if Inception Growth is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Inception Growth’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, Inception Growth may not be able to return $13.18 per share to Inception Growth’s public stockholders.

Any distributions received by Inception Growth’s stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Inception Growth was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

Inception Growth’s amended and restated certificate of incorporation provides that in the event Inception Growth does not consummate a Business Combination before June 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth shall cease all operations except for the purpose of winding up.

If Inception Growth is unable to consummate a transaction within the Combination Period ending on June 13, 2025 (if Inception Growth extends the period in full, as further described herein), upon notice from Inception Growth, the trustee of the Trust Account will distribute the amount in its Trust Account to Inception Growth’s public stockholders. Concurrently, Inception Growth shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although Inception Growth cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has agreed that, if Inception Growth liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Inception Growth for services rendered or contracted for or products sold to Inception Growth in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Inception Growth cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Inception Growth also cannot assure you that a creditor or shareholder will not file a petition with the Delaware court which, if successful, may result in its liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of Inception Growth’s assets to its public stockholders.

Thereafter, Inception Growth’s sole business purpose will be to voluntarily liquidate and dissolve in accordance with Delaware law. It is Inception Growth’s intention to liquidate the Trust Account to its public stockholders as soon as reasonably possible and Inception Growth’s Initial Stockholders have agreed to take any such action necessary to liquidate the Trust Account and to dissolve Inception Growth as soon as reasonably practicable if Inception Growth does not complete a business combination within the Combination Period. Pursuant to Inception Growth’s Current Charter, failure to consummate a business combination by June 13, 2025 (if Inception Growth extends the period in full, as further described herein) will trigger its automatic winding up.

If Inception Growth is forced to enter into an insolvent liquidation, any distributions received by Inception Growth stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Inception Growth was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Inception Growth stockholders. Furthermore, the Inception Growth Board may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and Inception Growth to claims of damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Inception Growth cannot assure you that claims will not be brought against it for these reasons.

Inception Growth has identified material weaknesses in its internal control over financial reporting. These material weaknesses could adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in Inception Growth’s reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to Inception Growth’s management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. Inception Growth’s management evaluated, with the participation of its current chief executive officer and chief financial officer (the “Certifying Officers”), the effectiveness of its disclosure controls and procedures as of December 31, 2024, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, the Certifying Officers concluded that Inception Growth’s disclosure controls and procedures were not effective.

Inception Growth does not expect that its disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that Inception Growth has detected all of its control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Inception Growth determined that it did not maintain effective internal control over financial reporting for the years ended December 31, 2022 and 2023. Its annual reports on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Original Form 10-K”) contained an unintentional error in its content. It was inadvertently and incorrectly stated in Item 7 of Part II of the 2021 Original Form 10-K that there was a going concern issue for the Inception Growth but in fact there was no such issue. Inception Growth’s current report on Form 8-K filed on October 17, 2022 (the “Original Form 8-K”) also contained a similar unintentional error in its content, where it was inadvertently and incorrectly stated in Item 4.01 of the Original Form 8-K that the audit report on the financial statements of Inception Growth for the period from March 4, 2021 (date of inception) through December 31, 2021 contained an uncertainty about Inception Growth’s ability to continue as a going concern, but in fact there was no such uncertainty. Inception Growth subsequently filed an amended Form 10-K and amended Form 8-K on January 13, 2023 to rectify these errors.

In addition, Inception Growth failed to maintain effective controls over period-end recognition of excise tax liability and non-redemption agreements that resulted in errors in retained earnings. Inception Growth concluded that it should recognize the provision of excise tax liability and non-redemption agreements during the period end. Inception Growth’s annual report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Original Form 10-K”) contained an unintentional error in its content. In connection with the preparation of the financial statements for Inception Growth as of and for the year ended December 31, 2023, Inception Growth’s management, in consultation with its advisors, identified two errors made in certain of Inception Growth’s previously issued financial statements, arising from the manner in which Inception Growth accounted for the deferred underwriting compensation in connection with its initial public offering and the classification of non-redemption agreement expenses. Inception Growth previously overstated $337,500 deferred underwriting compensation and classified the non-redemption agreement expenses as additional paid-in capital item. Its management determined, after consultation with its advisors, that the deferred underwriting compensation should be decreased to the maximum allowed by the underwriting agreement, and the non-redemption agreement expenses should be reclassified as profit and loss item. Inception Growth has restated amount of $337,500 deferred underwriting compensation in the 2023 Original Form 10-K. The subsequent events footnote disclosure of promissory notes were omitted. Inception Growth subsequently filed an amended Form 10-K on March 14, 2024 to rectify the errors.

To remediate these material weaknesses, Inception Growth developed a remediation plan with assistance from its accounting advisors and has dedicated significant resources and efforts to the remediation and improvement of its internal control over financial reporting. While Inception Growth has processes to identify and appropriately apply applicable accounting requirements, it plans to enhance its system of evaluating and implementing the complex accounting standards that apply to its financial statements. Inception Growth’s plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among its personnel and third-party professionals with whom it consults regarding complex accounting applications. The elements of this remediation plan can only be accomplished over time, and Inception Growth can offer no assurance that these initiatives will ultimately have the intended effects.

Because PubCo will become a public reporting company by means other than a traditional underwritten initial public offering, PubCo’s shareholders may face additional risks and uncertainties.

Because PubCo will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the PubCo Ordinary Shares, and, accordingly, PubCo’s shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews often include an independent third party investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling PubCo Ordinary Shares, Inception Growth’s stockholders must rely on the information included in this proxy statement/prospectus. Although Inception Growth performed a due diligence review and investigation of AgileAlgo in connection with the Business Combination, the lack of an independent third party due diligence review and investigation increases the risk of investment in PubCo because it may not have uncovered facts that would be important to a potential investor.

In addition, because PubCo will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of PubCo. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of PubCo than they might if PubCo became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with PubCo as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for PubCo Ordinary Shares could have an adverse effect on PubCo’s ability to develop a liquid market for PubCo Ordinary Shares. See “Risk Factors — Risks Related to PubCo’s Securities — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.”

The Initial Stockholders have agreed to vote in favor of the Redomestication Merger Proposal, the Share Exchange Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how Inception Growth’s public stockholders vote.

Unlike many other blank check companies in which the Initial Stockholders agree to vote their shares in accordance with the majority of the votes cast by Inception Growth’s public stockholders in connection with an initial business combination, the Initial Stockholders have agreed to vote any IGTA Shares owned by them in favor of the Redomestication Merger Proposal, the Share Exchange Proposal and the other Proposals described in this proxy statement/prospectus. As of the date of this proxy statement/prospectus, the Initial Stockholders own 1,303,490 IGTA Shares, or approximately 44.68% of the issued and outstanding IGTA Shares. The Initial Stockholders, all of whom have entered into the Sponsor Support Agreement, have agreed to vote any IGTA Shares owned by them in favor of the Redomestication Merger Proposal and the Share Exchange Proposal and, accordingly, we would need only an excess of 5.32% of the issued and outstanding IGTA Shares owned by IGTA’s public stockholders to be voted in favor of the Redomestication Merger Proposal and Share Exchange Proposal in order to have them approved, and only an excess of 5.32% of the issued and outstanding IGTA Shares owned by IGTA’s public stockholders, assuming that only a quorum was present at the meeting. As a result, it is more likely that the necessary stockholder approval will be received for the Redomestication Merger Proposal, the Share Exchange Proposal and the other Proposals than would be the case if the Initial Stockholders agreed to vote any IGTA Shares owned by them in accordance with the majority of the votes cast by Inception Growth’s public stockholders. While the Initial Stockholders have agreed to vote their shares in favor of the Redomestication Merger Proposal and the Share Exchange Proposal, stockholders should consider that the Initial Stockholders may have interests that are different from, or in addition to, those of other stockholders, and may be incentivized to complete the Business Combination even if it is with a less favorable target company or on less favorable terms, rather than liquidate. See “— Inception Growth’s directors and officers may have certain conflicts in determining to recommend the acquisition of AgileAlgo, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.”

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm Inception Growth’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against Inception Growth, whether or not resolved in Inception Growth’s favor, could result in substantial costs and divert Inception Growth’s management’s attention from other business concerns, which could adversely affect Inception Growth’s business, financial condition and results of operations and the ultimate value the Inception Growth’s stockholders receive as a result of the consummation of the Business Combination.

If Inception Growth’s due diligence investigation of AgileAlgo was inadequate, then Inception Growth stockholders following the Business Combination could lose some or all of their investment.

Even though Inception Growth conducted a due diligence investigation of AgileAlgo, it cannot be sure that this diligence uncovered all material issues that may be present inside AgileAlgo or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of AgileAlgo and its business and outside of its control will not later arise. If Inception Growth’s due diligence investigation of AgileAlgo was inadequate, then Inception Growth stockholders following the Business Combination could lose some or all of their investment.

Inception Growth’s Sponsor, officers and directors own IGTA Shares IGTA Warrants and IGTA Rights and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

Inception Growth’s Initial Stockholders collectively own an aggregate of 1,303,490 IGTA Shares and 4,721,250 IGTA Units. Such individuals/entities have waived their rights to redeem these shares (including shares underlying the units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Inception Growth is unable to consummate a business combination. Accordingly, the IGTA Shares, as well as the IGTA Units purchased by Inception Growth’s officers and directors, will be worthless if Inception Growth does not consummate a business combination. Based on a market price of $12.25 per IGTA Share and $13.09 per IGTA Unit on May 23, 2025, the aggregate value of these shares and units was approximately $15,967,753 and $61,801,163, respectively. The IGTA Shares acquired prior to the IPO, as well as the IGTA Units will be worthless if Inception Growth does not consummate a business combination. Consequently, Inception Growth’s directors’ and officers’ discretion in identifying and selecting AgileAlgo as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Inception Growth stockholders’ best interest.

The exercise price of the PubCo Warrants is subject to potential adjustment in the event Inception Growth issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a business combination at an issue price or effective issue price of less than $9.20 per share. If shares of common stock are sold in a potential private investment in public equity financing (“PIPE”) investment at a price less than $9.20 per share, the exercise price of the PubCo Warrants may be adjusted.

The warrant agreement governing the IGTA Warrants provides that if (x) Inception Growth issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the Closing of the Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by Inception Growth’s board of directors, and in the case of any such issuance to Inception Growth’s initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Closing of the Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price. Whether or not this provision would result in anti-dilution adjustments to the PubCo Warrants cannot be determined until after the consummation of the Business Combination. However, in the event that this provision is triggered, it could: (i) have an adverse impact on the trading price of the PubCo Ordinary Shares, (ii) lead to an increase in the number of redemptions of Public Shares, and (iii) make it more difficult to consummate the Business Combination.

Inception Growth’s warrant agreement and rights agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of IGTA Warrants or IGTA Rights, which could limit the ability of warrant or rights holders to obtain a favorable judicial forum for disputes with Inception Growth.

Inception Growth’s warrant agreement and rights agreement provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement or rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement or rights agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement and rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement or rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants or rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder or rights holder in any such enforcement action by service upon such warrant holder’s or rights holder’s counsel in the foreign action as agent for such warrant holder or rights holder.

This choice-of-forum provision may limit a warrant holder’s or rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement or rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Inception Growth is requiring stockholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

Inception Growth is requiring public stockholders who wish to redeem their IGTA Shares to either tender their certificates to Inception Growth’s transfer agent or deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC System two business days before the Special Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Inception Growth’s transfer agent will need to act to facilitate this request. It is Inception Growth’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Inception Growth does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While Inception Growth has been advised that it takes a short time to deliver shares through the DWAC System, Inception Growth cannot assure you of this fact. Accordingly, if it takes longer than Inception Growth anticipates for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares.

Inception Growth will require its public stockholders who wish to redeem their shares of common stock in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If Inception Growth requires public stockholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, Inception Growth will promptly return such certificates to its public stockholders. Accordingly, investors who attempted to redeem their shares of common stock in such a circumstance will be unable to sell their securities after the failed acquisition until Inception Growth has returned their securities to them. The market price for IGTA Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

The Initial Stockholders control a substantial interest in Inception Growth and thus may influence certain actions requiring a stockholder vote.

Inception Growth’s Initial Stockholders, including the Sponsor, the officers and directors, collectively own approximately 99.11% of its issued and outstanding IGTA Shares. However, if a significant number of Inception Growth stockholders vote, or indicate an intention to vote, against the Business Combination, the Initial Stockholders or the affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. Inception Growth’s Initial Stockholders, all of whom have entered into the Sponsor Support Agreement, have agreed to vote any shares they own in favor of the Business Combination.

If the current Inception Growth’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of PubCo’s securities.

Inception Growth’s Initial Stockholders are entitled to demand that Inception Growth registers the resale of the IGTA Shares underlying the Private Units and private rights and any securities the Initial Stockholders, or their affiliates may be issued in payment of working capital loans made to Inception Growth at any time upon or after the parties consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 4,721,250 PubCo Ordinary Shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares after the consummation of the Business Combination.

Inception Growth entered into the Business Combination Agreement on September 12, 2023, and the consideration for the Business Combination was set as of that date. There may be changes beyond the parties’ control, such as changes in the generative artificial intelligence industry, changes to applicable regulations and changes to the general economic climate, that may result in changes to the value of AgileAlgo since September 12, 2023.

Inception Growth entered into the Business Combination Agreement on September 12, 2023 and the consideration for AgileAlgo was set as of that date. The Inception Growth Board considered numerous factors and material assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the business of AgileAlgo, in connection with the Business Combination. All of these factors are difficult to predict, and there may be changes in other factors that may be beyond parties’ control, such as changes in the generative artificial intelligence industry, as well as changes to applicable regulations and to the economy in general, among others, all of which may result in value of AgileAlgo being materially different when the Business Combination Agreement was signed.

AgileAlgo did not meet its original revenue projections for fiscal 2024, and if AgileAlgo is unable to accelerate its pipeline of prospective customer deals, or if AgileAlgo is unable to attract new customers or expand its existing customer relationships, AgileAlgo’s business, financial condition, and results of operations may be adversely affected.

AgileAlgo did not meet its original revenue projections for fiscal 2024. AgileAlgo’s revenues for the fiscal year 2024 represented a 251% increase over the revenue of the fiscal year ended September 30, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Components of Results of Operations — Revenues.” However, these increased revenues, amounting to $264,355 for the year ended September 30, 2024, did not reach and are significantly lower than AgileAlgo’s original revenue projections for this period.

Due to the pendency of the Business Combination during the year ending September 30, 2024, AgileAlgo’s management’s view is that AgileAlgo’s future performance was delayed for such period, due to attention by management to completing the business combination, and due to a limitation of capital to deploy to sales force during this prior year which capital was redeployed to business combination expenses and/or not yet received due to the pendency of the closing of the Business Combination. Management also considers, as described elsewhere in this proxy statement/prospectus that AgileAlgo’s software platform in the new ADA line of business requires further development for automation capabilities. AgileAlgo does not yet have a dedicated consulting team specifically for project work delivery, and is still leveraging development staff to double-hat in fulfilling customer projects. This team can also further benefit from a deployed sales force. For more information, see “Business of AgileAlgo — Overview of Complete Product Portfolio and Roadmap” and “— Business Model — Move towards Coding-as-a-service provider.”

In connection with the above factors, specified deals from the fiscal year 2025 pipeline, which AgileAlgo projected to be accelerated from fiscal year 2025 to fiscal year 2024 were not accelerated, and it is possible that AgileAlgo’s actual results during fiscal 2025 and under the scenarios covered by its projections will be materially different than those projected. See “Background of the Business Combination — Valuation Report.”

AgileAlgo’s ability to increase its revenue will depend in part on its success in accelerating its pipeline of prospective customer deals and on attracting new customers. AgileAlgo’s success will depend to a substantial extent on the widespread adoption of our platform as an alternative to existing platforms and expanding its ADA lines of business. AgileAlgo’s sales efforts could be adversely impacted if customers and their end users perceive that features incorporated into competitive platforms, or their own technologies, reduce the relevance or attractiveness of its platform. Any decrease in user satisfaction with AgileAlgo’s platform or customer support, or delay or failure to have a supporting sales force or delay in automation of AgileAlgo’s platform, could also hamper its ability to attract new customers.

In addition to accelerating its pipeline and attracting new customers, AgileAlgo’s future success depends in part on its ability to expand its existing customer relationships by selling additional products to its existing customers. The rate at which our customers purchase products from AgileAlgo depends on a number of factors, including general economic conditions and pricing and services offered by its competitors. If AgileAlgo’s efforts to sell additional products to its customers are not successful, its business may be harmed.

If AgileAlgo is unable to accelerate its pipeline of deals, attract new customers, or expand its existing customer relationships, it will need to rely on financing, including existing financing, to finance its operations. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Yorkville Financing.”

As a result of these and other factors, AgileAlgo may be unable to accelerate its pipeline of deals, attract new customers, or expand its existing customer relationship, which may cause revenue in fiscal 2025 to fail to achieve expectations of AgileAlgo’s management or its projections or have an adverse effect on AgileAlgo’s business, financial condition, and results of operations.

For further information and management’s assessment of these matters, see “Proposal 2 — AgileAlgo Management Revenue Update” and “Proposal 2 — Review of Projections.”

A decline in projected revenue or the failure of actual financial results of AgileAlgo to meet the projected revenue results as disclosed elsewhere in this proxy statement/prospectus may adversely affect the future financial conditions, results of operations and prospects of the Combined Company.

Although the fiscal 2024 revenue projections of AgileAlgo were used by the third-party valuation company (see “Background of the Business Combination — Valuation Report”), such projections were based on assumptions made by the management of AgileAlgo in preparing their financial forecasts, and are subject to significant uncertainties and contingencies that are difficult to predict and are beyond the control of AgileAlgo. AgileAlgo did not meet its original revenue projections for fiscal 2024. AgileAlgo’s management believes its projected performance for fiscal 2024 was delayed a year due to attention by management to completing the Business Combination, and due to a limitation of capital to deploy to sales force during this prior year which capital was redeployed to business combination expenses and/or not yet received due to the pendency of the closing of the Business Combination. Additionally, AgileAlgo’s management noted that AgileAlgo’s software platform the ADA virtual coder is subject to further development for automation capabilities. The management also noted the factors that AgileAlgo beginning in fiscal 2025 is ramping up hiring of SAP and sales consultants, ahead of such prospective automation. In addition, management noted the factors of founders of AgileAlgo supplying funds for the above two items in November 2024. See Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Recent Developments. Lastly, management noted that the deals from the fiscal year 2025 pipeline expected to close earlier in fiscal year 2024 did not occur but may occur in fiscal year 2025, further suggesting those events may contribute to associated revenue during the upcoming fiscal year.

The actual financial results of AgileAlgo may fail to meet the forecasted results, which may have an adverse impact on the stock price and prospects of the Combined Company. See “— AgileAlgo did not meet its original revenue projections for fiscal 2024, and if AgileAlgo is unable to accelerate is pipeline of prospective customer deals, or if AgileAlgo is unable to attract new customers or expand its existing customer relationships, AgileAlgo’s business, financial condition, and results of operations may be adversely affected.”

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

The market price of PubCo’s securities may decline as a result of the Business Combination if:

•        PubCo does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•        The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

Inception Growth’s directors and officers may have certain conflicts in determining to recommend the acquisition of AgileAlgo, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

Inception Growth’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a stockholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the Inception Growth’s securities owned by Inception Growth’s management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and Inception Growth otherwise fails to consummate a Business Combination prior to its liquidation. These interests include, among other things:

•        On September 12, 2023, contemporaneously with the execution of the Business Combination Agreement, Inception Growth’s Initial Stockholders entered into the Sponsor Support Agreement, pursuant to which, among other things, such stockholders agree not to exercise any right to redeem all or a portion of their respective IGTA Shares in connection with the Business Combination. Inception Growth did not provide any separate consideration to the Initial Stockholders for such forfeiture of redemption rights;

•        The Initial Stockholders have waived their rights to redeem their IGTA Shares (including shares underlying IGTA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Inception Growth is unable to consummate a business combination. Accordingly, the IGTA Shares, as well as the IGTA Units purchased by the Sponsor and Inception Growth’s officers and directors, will be worthless if Inception Growth does not consummate a business combination;

•        If the proposed Business Combination is not completed by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth will be required to liquidate. In such event, the 1,303,490 IGTA Shares held by the Initial Stockholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.001 per share, will be worthless. Such shares had an aggregate market value of approximately $15,967,753 based on the closing price of IGTA Shares of $12.25 on the OTC Markets as of May 23, 2025. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding IGTA Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Inception Growth stockholder at the time of purchase of the IGTA Shares by such stockholder, a situation may arise in which the Sponsor or a director of Inception Growth maintains a positive rate of return on its/his/her IGTA Shares while such Inception Growth stockholder experiences a negative rate of return on the shares such Inception Growth stockholder purchased;

•        If the proposed Business Combination is not completed by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), the 4,721,250 Private Warrants purchased by the Sponsor for a total purchase price of $4,721,250, will be worthless. Such Private Warrants had an aggregate market value of approximately $330,488 based on the closing price of IGTA Warrants of $0.07 on the OTC Markets as of May 23, 2025; and

•        As a result of the interests of the Sponsor and Inception Growth’s directors and officers in Inception Growth’s securities, the Sponsor and Inception Growth’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Inception Growth’s initial business combination.

Inception Growth will incur significant transaction costs in connection with transactions contemplated by the Business Combination Agreement.

Inception Growth will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, Inception Growth may not have sufficient funds to seek an alternative business combination and may be forced to voluntarily liquidate and subsequently dissolve.

The Business Combination may be materially adversely affected by the coronavirus (“COVID-19”) outbreak.

On March 11, 2020, the World Health Organization officially declared the outbreak of the COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which Inception Growth consummates a business combination could be materially and adversely affected. Although as of the date of this proxy statement/prospectus, the outbreak has largely been controlled in many countries, it is possible that subsequent outbreaks driven by new variants of COVID-19 may occur. If that happens, Inception Growth may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts Inception Growth’s search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, Inception Growth’s ability to consummate a business combination, or the operations of a target business with which Inception Growth ultimately consummates a business combination, may be materially adversely affected.

The Business Combination may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and the recent escalation of conflict in the Middle East and Southwest Asia.

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of conflict in the Middle East and Southwest Asia. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to Eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, or have undertaken or will undertake military strikes in Southwest Asia, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of conflict in the Middle East and Southwest Asia and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of conflict in the Middle East and Southwest Asia and subsequent sanctions or related actions, may lead to increased volume and price volatility for publicly traded securities or could adversely affect our search for an initial business combination by adversely affecting the operations or financial condition of potential target companies, any of which could make it more difficult for us to consummate the Business Combination on acceptable commercial terms, or at all. The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to consummate the Business Combination may be materially adversely affected.

Inception Growth and AgileAlgo have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Inception Growth if the Business Combination is completed or by Inception Growth if the Business Combination is not completed.

Inception Growth and AgileAlgo expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, Inception Growth expects to incur approximately $400,000 in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is completed or by Inception Growth if the Business Combination is not completed.

In the event that a significant number of IGTA Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.

If a significant number of IGTA Shares are redeemed, PubCo may be left with a significantly smaller number of stockholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. PubCo intends to apply to list the PubCo Ordinary Shares on the Nasdaq, and Nasdaq may not list the PubCo Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in PubCo Ordinary Shares and subject PubCo to additional trading restrictions.

Inception Growth may waive one or more of the conditions to the Business Combination without resoliciting Inception Growth’s stockholder approval for the Business Combination.

Inception Growth may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Inception Growth Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the Inception Growth Board determines that a waiver is not sufficiently material to warrant resolicitation of Inception Growth stockholders, Inception Growth has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to Inception Growth’s obligations to close the Business Combination that there be no decree, order, judgment, writ, award, injunction, rule or consent of or by a governmental authority or other order restricting AgileAlgo’s conduct of its business, however, if the Inception Growth Board determines that any such order or injunction is not material to the business of AgileAlgo, then the Inception Growth Board may elect to waive that condition and close the Business Combination.

If the conditions to closing contained in the Business Combination Agreement are not met or waived, the Business Combination may not occur.

Even if the Business Combination Agreement is approved by the shareholders of Inception Growth, certain closing conditions must be met (or waived by applicable parties) for the parties to be obligated to effect the closing of the Business Combination, including, but not limited to the minimum cash condition of $5,000,000 after aggregating cash remaining in the Inception Growth’s trust account at closing (after giving effect to the completion and payment of redemptions of publicly traded IGTA Shares in connection with the Closing), cash of the Company and the proceeds of financing for the business combination (but prior to giving effect to the payment of unpaid transaction expenses or other liabilities of the parties due at the Closing). For a list of the material closing conditions contained in the Business Combination Agreement, see “Proposal No. 2: Share Exchange Proposal — Conditions to Closing.” Certain of these closing conditions are beyond the control of the parties, and, in certain cases may require Inception Growth to identify and execute on an outside source of capital. As of the date hereof, the amount in the Inception Growth trust account together with the proceeds expected from the Yorkville Financing as of Closing are expected to exceed this minimum cash condition. However, there can be no assurances that additional redemptions of publicly traded IGTA Shares will not occur in connection with the Special Meeting. If such redemptions occur, Inception Growth will have less remaining in its trust account and the aggregate amount may be less than the $5,000,000 closing condition. If this circumstance occurs, this minimum cash condition would either need to be waived by each of the parties to the Business Combination Agreement, or additional funds would need to be secured prior to closing.

The term of the SEPA in the Yorkville Financing is for thirty-six months from the date of closing of the Business Combination, which is its Effective Date (or until such date, if later, that the Promissory Note that was outstanding has been repaid), unless terminated earlier under the terms of the SEPA. The Company (as defined the SEPA being as applicable the Purchaser or Inception Growth) may terminate the SEPA effective upon five trading days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices (as defined below) under which PubCo Ordinary Shares have yet to be issued, (ii) there is not an outstanding Promissory Note, and (iii) the Company has paid all amounts owed to the Investor pursuant to the SEPA. The Investor may terminate the SEPA upon written notice to the Company. The SEPA also may be terminated at any time by the mutual written consent of its parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. As of the date of this proxy statement/prospectus, neither the Company nor Investor has provided notice of any termination or notice of an intention to provide notice of termination.

If either AgileAlgo, Inception Growth and Purchaser, on the one hand, or Investor, on the other hand, terminated the SEPA, AgileAlgo, Inception Growth and Purchaser would expect to seek alternative financing in connection with the closing of the Business Combination. Such alternative financing may be on different terms from the SEPA, and any such termination may result in a delay in the expected closing of the Business Combination, In the event the SEPA is terminated prior to the Closing, AgileAlgo, Inception Growth and Purchaser may find alternative financing at terms which may or may not be more favorable to the Company and its shareholders, and any such search for alternative financing may result in a delay to the Closing, and any such financing likewise may not be on terms acceptable to AgileAlgo and the Company, or be available.

If such financing were not available (or available in a sum total of less than $5,000,000), the minimum cash condition of $5,000,000 would need to be waived by each of Inception Growth and AgileAlgo in order for this condition to be satisfied, which is a condition precedent to the consummation of the Business Combination, and without which the Business Combination would not be consummated.

The Company and AgileAlgo cannot assure as to the terms or availability of alternative financing, as of the date of this proxy statement/prospectus, if the SEPA was terminated, and such alternative financing may not be available on more favorable terms, or in amounts in excess of the minimum cash condition, or at all. In such a circumstance, the termination of the SEPA would result in an adverse effect on, or even possibly result in a failure of, the consummation of the Business Combination.

If such funds are required and not secured, and this condition is not waived, the Business Combination may not be completed, which could result in the termination of the Business Combination Agreement. If Inception Growth is unable to complete a business combination within the Combination Period, and is forced to liquidate, the initial per-share liquidation distribution will be $13.18, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the IGTA Warrants and IGTA Rights, which will expire worthless as a result of Inception Growth’s failure to complete a business combination.

Inception Growth and AgileAlgo may not satisfy all of the closing conditions in the Business Combination Agreement. If the closing conditions are not satisfied or waived by the applicable parties, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause Inception Growth and AgileAlgo to each lose some or all of the intended benefits of the Business Combination.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The preparation of the unaudited pro forma condensed consolidated financial information was based upon available information and certain estimates and assumptions that Inception Growth and AgileAlgo believe are reasonable. The unaudited pro forma condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for more information.

Termination of the Business Combination Agreement could negatively impact Inception Growth.

If the Business Combination is not consummated for any reason, including as a result of the Inception Growth’s stockholders declining to approve the Proposals required to effect the Business Combination, the ongoing business of Inception Growth may be adversely impacted and, without realizing any of the anticipated benefits of the consummation of the Business Combination, Inception Growth would be subject to a number of risks, including the following:

•        Inception Growth may experience negative reactions from the financial markets, including negative impacts on the stock price of the IGTA Shares and other securities, including to the extent that the current market price reflects a market assumption that the Business Combination will be consummated;

•        Inception Growth will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is consummated; and

•        since the Business Combination Agreement restricts the conduct of Inception Growth’s business prior to consummation of the Business Combination, Inception Growth may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the Business Combination Agreement is terminated and the Inception Growth Board seeks another business combination, Inception Growth’s stockholders cannot be certain that Inception Growth will be able to find another target business or that such other business combination will be consummated.

There will be a substantial number of PubCo Ordinary Shares available for sale in the future that may adversely affect the market price of PubCo Ordinary Shares.

PubCo may issue such number of shares as may be authorized by its directors, in accordance with the terms of its memorandum and articles of association, provided it does not exceed its authorized number of shares. No less than 100% shares to be issued in the Share Exchange to the current AgileAlgo shareholders will be subject to certain restrictions on sale and cannot be sold for 180 days from the date of consummation of the Business Combination. In addition, the 2,587,500 IGTA Shares (comprising 1,303,490 GTA Shares owned by the Initial Stockholders, 12,500 IGTA Shares owned by Stephen Man Tak Suen, Inception Growth’ former director, and 1,271,510 IGTA Shares transferred by the Sponsor to various investors pursuant to certain non-redemption agreements) that are currently subject to lock-up will be converted into 2,587,500 PubCo Ordinary Shares upon consummation of the Business Combination and be released and available for sale as early as (A) 180 days after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported last sale price of IGTA Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which Inception Growth complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of Inception Growth’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. After the expiration of this restricted period and upon the registration statement for the resale becomes effective, there will then be an additional 2,587,500 PubCo Ordinary Shares that are eligible for trading in the public market. In addition, Inception Growth may, on or before the consummation of the Business Combination, distribute some or all of the IGTA Shares held by the Initial Stockholders and release some or all of such IGTA Shares from such lock-up restrictions in connection with applicable stock exchange listing requirements. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares.

Inception Growth stockholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Inception Growth’s current stockholders have on the management of PubCo.

After the Business Combination, assuming (i) there are no redemptions of IGTA Shares, (ii) there is no exercise of the PubCo Warrants, (iii) the Notes have been converted, (iv) the issuance of 320,000 PubCo Ordinary Shares to Porche as financial advisor to the Business Combination and (v) the Deferred Underwriting Shares are included,

Inception Growth’s current public stockholders will own approximately 12.60% of the issued share capital of PubCo, Inception Growth’s current directors, officers and affiliates will own approximately 0.58% of the issued share capital of PubCo, and AgileAlgo shareholders will own approximately 77.95% of the issued share capital of PubCo. Assuming maximum redemption by holders of 279,990 Inception Growth’s outstanding ordinary shares, Inception Growth’s current public stockholders will own approximately 11.40% of the issued share capital of PubCo, Inception Growth’s current directors, officers and affiliates will own approximately 0.59% of the issued share capital of PubCo, and AgileAlgo shareholders will own approximately 79.02% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Earnout Consideration Shares). The minority position of the former Inception Growth’s stockholders will give them limited influence over the management and operations of the Combined Company. See “Will I experience dilution as a result of the Business Combination?”

Activities taken by Inception Growth’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Redomestication Merger Proposal, the Share Exchange Proposal and the other Proposals and may affect the market price of Inception Growth’s securities.

The Sponsor or Inception Growth’s executive officers, directors and advisors, or their respective affiliates, may purchase IGTA Shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. There is no limit on the number of Public Shares that the Sponsor and IGTA’s directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law, including Rule 14e-5 under the Exchange Act, and Nasdaq rules. However, the Sponsor and IGTA’s directors, officers, advisors and their respective affiliates have not consummated any such purchases or acquisitions, have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. None of the Sponsor or Inception Growth’s executive officers, directors and advisors, or their respective affiliates, will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Sponsor or Inception Growth’s executive officers, directors and advisors, or their respective affiliates, currently anticipates paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor or Inception Growth’s executive officers, directors and advisors, or their respective affiliates, or the price such parties may pay.

If the Sponsor, IGTA’s directors, officers, advisors or any of their respective affiliates purchase Public Shares in privately negotiated transactions from holders of Public Shares who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of Public Shares could be to increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our Public Shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements. Further, in the event the Sponsor, IGTA’s directors, officers, advisors or any of their respective affiliates were to purchase Public Shares or Public Rights in privately negotiated transactions from public holders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act, including, in relevant part, through adherence to the following:

•        This proxy statement/prospectus discloses the possibility that the Sponsor, IGTA’s directors, officers, advisors or any of their respective affiliates may purchase Public Shares or Public Rights from public holders outside the redemption process, along with the purpose of such purchases;

•        If the Sponsor, IGTA’s directors, officers, advisors or any of their respective affiliates were to purchase Public Shares or Public Rights from public holders:

(a)     such purchasers would do so at a price no higher than the price offered through our redemption process;

(b)    such purchased shares would not be voted in favor of approving the business combination transaction;

(c)     such purchasers would not possess any redemption rights with respect to such purchased shares or, if they do acquire and possess redemption rights, they would waive such rights; and

(d)    we would disclose in a Current Report on Form 8-K, before the Special Meeting, the following:

(i)     the amount of IGTA securities purchased outside of the redemption offer by the Sponsor, IGTA’s directors, officers, advisors or any of their respective affiliates, along with the purchase price; the purpose of such purchases;

(ii)    the impact, if any, of such purchases on the likelihood that a business combination will be approved;

(iii)   the identities of our selling stockholders for such purchases (if not purchased on the open market) or the nature of our stockholders (e.g., 5% stockholders) who sold to the Sponsor, IGTA’s directors, officers, advisors or any of their respective affiliates; and

(iv)   the number of IGTA Shares for which we have received redemption requests pursuant to the redemption offer.

In addition, if such purchases are made, the public “float” of the IGTA Shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Subsequent to the consummation of the Business Combination, Inception Growth may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Inception Growth has conducted due diligence on AgileAlgo, Inception Growth cannot assure you that this diligence revealed all material issues that may be present in its business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Inception Growth’s or AgileAlgo’s control will not later arise. As a result, Inception Growth may be forced to later write- down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Inception Growth’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Inception Growth’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on its liquidity, the fact that Inception Growth reports charges of this nature could contribute to negative market perceptions about PubCo’s securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.

Risks if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Redomestication Merger and the Share Exchange, the Inception Growth Board will not have the ability to adjourn the Meeting to a later date or dates in order to solicit further votes, and, therefore, the Business Combination will not be approved, and the Business Combination may not be consummated.

The Inception Growth Board is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve each of the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal and the Incentive Plan Proposal. If the Adjournment Proposal is not approved, the Inception Growth Board will not have the ability to adjourn the Meeting to a later date or dates and, therefore, will not have more time to solicit votes to approve the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal and the Incentive Plan Proposal. In such events, the Business Combination would not be completed.

Risks Related to PubCo’s Securities

Certain judgments obtained against PubCo by PubCo’s shareholders may not be enforceable.

PubCo is a company incorporated under the laws of the British Virgin Islands. All of AgileAlgo’s assets are located outside of the United States. In addition, after the Business Combination, all of PubCo’s senior executive officers will reside outside of the United States for a significant portion of the time and all are nationals of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against PubCo or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of AgileAlgo’s directors and officers. For more information regarding the relevant laws of the British Virgin Islands, see “Comparison of Shareholder’ Rights — Enforceability of Civil Liabilities.”

Currently, there is no public market for the PubCo Ordinary Shares. Inception Growth stockholders cannot be sure that an active trading market will develop for or of the market price of the PubCo Ordinary Shares they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

Upon the consummation of the Business Combination, each IGTA Share will be converted into the right to receive one PubCo Ordinary Share. See “Summary of the Proxy Statement/Prospectus — the Business Combination and the Business Combination Agreement.” PubCo is a newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. Inception Growth, AgileAlgo and PubCo have agreed to use their best efforts to cause the PubCo Ordinary Shares to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the Closing of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the PubCo Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the PubCo Ordinary Shares following the closing of the Business Combination and the PubCo Ordinary Shares may trade at a price less than the current market price of the IGTA Shares.

Even if PubCo is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for PubCo Ordinary Shares does not develop, investors may not be able to re-sell their PubCo Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. PubCo cannot predict the extent to which investor interest in PubCo will lead to the development of an active, liquid trading market. The trading price of and demand for the PubCo Ordinary Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the PubCo Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of PubCo, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the PubCo Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the PubCo Ordinary Shares. Many of these factors and conditions are beyond the control of PubCo or PubCo shareholders.

If the NTA Requirement Amendment Proposal (Proposal No. 6) is approved, PubCo can avoid the “penny stock rules” by either (1) having net tangible assets of at least $5,000,001 (the “NTA Rule”) or (2) listing its ordinary shares on the Nasdaq Stock Market (Rule 3a51-1(a)(2) or the “Exchange Rule”). If PubCo does not have net tangible assets of at least $5,000,001 and is unable to list PubCo’s ordinary shares on Nasdaq, then PubCo may be required to comply with the “penny stock rules” and this could affect the market for PubCo securities and the ability of PubCo to raise capital following the Business Combination.

The NTA Requirement Amendment Proposal (Proposal No. 6) seeks to amend Inception Growth’s certificate of incorporation to remove the requirement that Inception Growth have net tangible assets of at least $5,000,001 at the closing of the Business Combination. The adoption of the NTA Requirement Amendment Proposal is being proposed in order to facilitate the consummation of the Business Combination, by permitting redemptions by public stockholders of Inception Growth even if such redemptions result in Inception Growth having net tangible assets that are less than

$5,000,001 and by permitting consummation of the Business Combination even if it would cause Inception Growth’s net tangible assets to be less than $5,000,001 upon consummation thereof. The purpose of the NTA Requirement initially was to ensure that the IGTA Shares are not deemed to be “penny stock” pursuant to Rule 3a51-1 under the Exchange Act. Because we expect that the PubCo Ordinary Shares will be listed on Nasdaq as of the Closing Date, and therefore under the “Exchange Rule” (Rule 3a51-1(a)(2) under the Exchange Act) the PubCo Ordinary Shares will not be deemed to be a “penny stock” pursuant Rule 3a51-1 under the Exchange Act, Inception Growth is presenting the NTA Requirement Amendment Proposal so that the parties may consummate the Business Combination even if Inception Growth has less than $5,000,001 in net tangible assets at the Closing.

As disclosed in Inception Growth’s IPO prospectus, because the net proceeds of the IPO were to be used to complete an initial business combination with a target business that had not been selected at the time of the IPO, Inception Growth may be deemed to be a “blank check company.” Under Rule 419 of the Securities Act the term “blank check company” means a company that (i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing “penny stock,” as defined in Rule 3a51-1 under the Exchange Act. Rule 3a51-1 sets forth that that term “penny stock” shall mean any equity security, unless it fits within certain enumerated exclusions including (1) the company has net tangible assets of at least $5,000,001 (the “NTA Rule”) or (2) the company is listed on the Nasdaq Stock Market (Rule 3a51-1(a)(2)) (the “Exchange Rule”). As described in the Business Combination Agreement and its Amendment No. 2 and Amendment No. 3, as a condition to Closing, PubCo will seek to list the PubCo Ordinary Shares and the PubCo warrants on Nasdaq in connection with the Closing of the Business Combination. Inception Growth cannot assure you that the PubCo Ordinary Shares and PubCo Warrants will be approved for listing on Nasdaq.

Inception Growth is asking its stockholders to vote on the NTA Requirement Amendment Proposal now, so as to facilitate the consummation of the Business Combination by permitting redemptions by public stockholders of Inception Growth even if such redemptions result in Inception Growth having net tangible assets that are less than $5,000,001 upon consummation thereof, and because based on the pro forma financial statements of PubCo, PubCo may not be able to satisfy the NTA Rule.

If PubCo is not able to list its ordinary shares on Nasdaq, PubCo’s ordinary shares would likely then trade only in the over-the-counter market and the market liquidity of shares could be adversely affected and their market price could decrease. If PubCo’s ordinary shares were to trade on the over-the-counter market, selling PubCo’s ordinary shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for PubCo; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for PubCo’s ordinary shares and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for PubCo.

If the NTA Requirement Amendment Proposal (Proposal No. 6) is approved, and PubCo fails to have net tangible assets of at least $5,000,001 and PubCo is unable to list its ordinary shares on Nasdaq, then PubCo may be required to comply with the “penny stock rules” and this could negatively affect the market for PubCo securities and the ability of PubCo to raise capital following the Business Combination.

If the NTA Requirement Amendment Proposal (Proposal No. 6) is approved and PubCo fails to have net tangible assets of at least $5,000,001, but PubCo is able to list PubCo’s ordinary shares on Nasdaq, this would permit PubCo to avoid compliance with the “penny stock rules” and could affect our cash position following the Business Combination.

If the NTA Requirement Amendment Proposal (Proposal No. 6) is approved, there can be no guarantee that the PubCo will have net tangible assets of at least $5,000,001 immediately following the closing of the Business Combination. PubCo can avoid being required to comply with the “penny stock rules” by listing PubCo’s ordinary shares on Nasdaq, assuming that such securities will be listed on Nasdaq. Having net tangible assets of at least $5,000,001 is preferable to the alternative of having a lower amount of net tangible assets. As disclosed in the pro forma financial statements for PubCo herein, PubCo may not have net tangible assets of at least $5,000,001 immediately following the closing of the Business Combination. Notwithstanding the foregoing, we do not expect the approval of the NTA Requirement Amendment Proposal to have a material adverse effect on PubCo’s cash position following the closing of the Business Combination. It is anticipated that following the Business Combination, PubCo can and will be financed with cash flow from operations and equity and debt financings.

PubCo’s share price may be volatile and could decline substantially.

The market price of PubCo Ordinary Shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in PubCo’s share price may include, among other factors discussed in this section, the following:

•        actual or anticipated variations in the financial results and prospects of PubCo or other companies in a similar business;

•        changes in financial estimates by research analysts;

•        changes in the market valuations of other education technology companies;

•        announcements by PubCo or its competitors of expansions, investments, acquisitions, strategic partnerships or joint ventures;

•        mergers or other business combinations involving PubCo;

•        additions and departures of key personnel and senior management;

•        changes in accounting principles;

•        the passage of legislation or other developments affecting PubCo or its industry;

•        the trading volume of PubCo Ordinary Shares in the public market;

•        the release of lockup, escrow or other transfer restrictions on PubCo’s outstanding equity securities or sales of additional equity securities;

•        potential litigation or regulatory investigations;

•        changes in economic conditions, including fluctuations in global and regional economies;

•        financial market conditions;

•        natural disasters, terrorist acts, acts of war or periods of civil unrest; and

•        the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of PubCo Ordinary Shares.

The sale or availability for sale of substantial amounts of PubCo Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the PubCo Ordinary Shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the PubCo Ordinary Shares and could materially impair PubCo’s ability to raise capital through equity offerings in the future. The PubCo Ordinary Shares listed after the Business Combination will be freely tradable without restriction or further registration under the Securities Act. In connection with the Business Combination, AgileAlgo and its directors, executive officers and existing shareholders will exchange the ordinary shares of AgileAlgo held by them for PubCo Ordinary Shares upon the consummation of the Business Combination and have agreed, subject to certain exceptions, not to sell any PubCo Ordinary Shares for twenty-four months after the date of the consummation of the Business Combination without the prior written consent of PubCo. Thereafter, PubCo Ordinary Shares to be held by AgileAlgo’s existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. There will be 30,423,135 outstanding and issued PubCo Ordinary Shares immediately after the Business Combination, assuming no redemption of IGTA Shares. We cannot predict what effect, if any, market sales of securities held by PubCo’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the PubCo Ordinary Shares.

PubCo will issue PubCo Ordinary Shares as consideration for the Business Combination, and PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities without approval of the holders of PubCo Ordinary Shares which would dilute existing ownership interests and may depress the market price of PubCo Ordinary Shares.

PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the PubCo Ordinary Shares in certain circumstances. PubCo’s issuance of additional PubCo Ordinary Shares or other equity or convertible debt securities of equal or senior rank would have the following effects: (1) PubCo’s existing shareholders’ proportionate ownership interest may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding PubCo Ordinary Share may be diminished; and (4) the market price of PubCo Ordinary Shares may decline.

Volatility in PubCo’s share price could subject PubCo to securities class action litigation.

The market price of PubCo Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. After the completion of the Business Combination, PubCo may be the target of securities class action litigation and investigations. Securities litigation against PubCo, regardless of the result thereof, could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect PubCo’s business, financial condition and results of operations.

The requirements of being a public company may strain PubCo’s resources, divert PubCo management’s attention and affect PubCo’s ability to attract and retain qualified board members.

Upon the consummation of the Business Combination, PubCo will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, listing requirements of Nasdaq and other applicable securities rules and regulations. As such, PubCo will incur relevant legal, accounting and other expenses, and these expenses may increase even more if PubCo no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. See “Summary of the Proxy Statement/Prospectus — Implications of Being an Emerging Growth Company.” The Exchange Act requires, among other things, that PubCo file annual and current reports with respect to PubCo’s business and results of operations. The Sarbanes-Oxley Act requires, among other things, that PubCo maintains effective disclosure controls and procedures and internal control over financial reporting. PubCo may need to hire more employees or engage outside consultants to comply with these requirements, which will increase PubCo’s costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. These laws and regulations may increase PubCo’s legal and financial compliance costs and render PubCo’s certain business activities more time-consuming and costly.

Members of PubCo’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. PubCo’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing PubCo’s growth strategy, which could prevent the improvement of PubCo’s business, financial condition and results of operations. Furthermore, these rules and regulations may make it more difficult and more expensive for PubCo to obtain director and officer liability insurance, and consequently PubCo may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on PubCo’s business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of PubCo’s board of directors, particularly to serve on PubCo’s audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, AgileAlgo’s business and financial condition will become more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, AgileAlgo’s business and results of operations could be adversely affected, and, even if the claims do not result in litigation or are resolved in AgileAlgo’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on AgileAlgo’s business, financial condition, results of operations, prospects and reputation.

Recent market volatility could impact the share price and trading volume of PubCo’s securities.

The trading market for PubCo’s securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for PubCo Ordinary Shares.

A possible “short squeeze” due to a sudden increase in demand of PubCo Ordinary Shares that largely exceeds supply may lead to price volatility in PubCo Ordinary Shares. Investors may purchase PubCo Ordinary Shares to hedge existing exposure or to speculate on the price of the PubCo Ordinary Shares. Speculation on the price of PubCo Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of PubCo Ordinary Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase PubCo Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the PubCo Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the PubCo Ordinary Shares that are not directly correlated to the operating performance of PubCo.

It is not expected that PubCo will pay dividends in the foreseeable future after the proposed Business Combination.

It is expected that PubCo will retain most, if not all, of its available funds and any future earnings to fund the development and growth of PubCo’s business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future.

PubCo’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from PubCo’s subsidiaries, PubCo’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that PubCo’s shares will appreciate in value or that the trading price of the shares will not decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.

The trading market for PubCo Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about PubCo or its business. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover PubCo downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of PubCo or fail to publish reports on PubCo, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

PubCo’s amended and restated memorandum and articles of association that will become effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of PubCo Ordinary Shares.

In connection with the Business Combination, PubCo will adopt an amended and restated memorandum and articles of association that will become effective at the effective time of the Redomestication Merger, which we refer to as the PubCo Charter. The PubCo Charter will contain provisions to limit the ability of others to acquire control of PubCo or cause PubCo to engage in change-of-control transactions. These provisions could have the effect of depriving PubCo shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of PubCo in a tender offer or similar transaction. For example, PubCo’s board of directors will have the authority to issue any additional shares, provided such issuance will not exceed the authorized shares of PubCo, without any approval required from the shareholders.

Risk Factors Relating to PubCo

If PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

PubCo will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. PubCo cannot assure you that it will be able to meet those initial listing requirements at that time. Even if PubCo’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, following the Business Combination, in order to maintain its listing on Nasdaq, PubCo will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, minimum number of shareholders and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list PubCo’s securities, or subsequently delists its securities from trading, PubCo could face significant consequences, including:

•        a limited availability for market quotations for its securities;

•        reduced liquidity with respect to its securities;

•        a determination that its ordinary shares are a “penny stock,” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The Trading Suspension may affect Inception Growth’s ability to consummate its planned Business Combination with AgileAlgo. See “Nasdaq Rule 5815 was amended effective October 7, 2024 to provide for the immediate suspension and delisting for failure to meet the 36-month requirement in Nasdaq Rule IM 5101-2(b) to complete a business combination, and Inception Growth’s securities will face a suspension and delisting at the opening of business on December 17, 2024.”

As PubCo is not a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

A foreign private issuer will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. As PubCo is not a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and incur significant additional expenses that could have a material adverse effect on its results of operations.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under British Virgin Islands law.

PubCo is a business company incorporated under the laws of the British Virgin Islands. PubCo’s corporate affairs are governed by its memorandum and articles of association, the BVI Business Companies Act 2004 (as amended) and the common law of the British Virgin Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, British Virgin Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicating upon provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained by fraud and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands. It may be difficult or impossible for you to bring an action against PubCo or against PubCo’s directors and officers in the British Virgin Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s directors and officers.

Shareholders of British Virgin Islands business companies such as PubCo have no general rights under British Virgin Islands law to inspect corporate records (other than the memorandum and articles of association and any resolutions passed by such companies, and the register of members and directors mortgages and charges of such companies). PubCo’s directors have discretion under its articles of association that will become effective immediately prior to completion of the Business Combination to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, PubCo’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions outside of the United States against PubCo or its management named in this proxy statement/prospectus based on foreign laws.

PubCo is a company incorporated under the laws of the British Virgin Islands. In addition, all of PubCo’s senior executive officers reside outside of the United States for a significant portion of the time and most are nationals of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against PubCo or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. It may also be difficult for you to effect service of process upon PubCo or those persons outside of the United States or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against PubCo and its officers and directors. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands may render you unable to enforce a judgment against PubCo, its assets, directors and officers or their assets. Therefore, you may not be able to enjoy the same protection provided by various U.S. authorities as it is provided to investors in U.S. domestic companies. For more information regarding the relevant laws of the British Virgin Islands, see “Enforceability of Civil Liabilities.”

PubCo will be an “emerging growth company,” as defined under the federal securities laws, and PubCo cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make PubCo’s securities less attractive to investors.

PubCo will be an “emerging growth company” as defined in the JOBS Act, and it will remain an “emerging growth company” until the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo’s Shares held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (2) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. It is expected that PubCo will take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of PubCo’s internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. If PubCo elects not to opt out of such extended transition period, which means that when a standard is issued or revised and PubCo has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

As a result, PubCo’s shareholders may not have access to certain information they deem important. PubCo cannot predict if investors will find PubCo Ordinary Shares less attractive because PubCo relies on these exemptions. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market and share price for PubCo Ordinary Shares may be more volatile.

The Redomestication Merger may be a taxable event for U.S. Holders of IGTA Shares, IGTA Warrants, and IGTA Rights.

Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders,” the Redomestication Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder should not recognize gain or loss on the exchange of IGTA Shares, the IGTA Rights, or IGTA Warrants for PubCo Ordinary Shares or PubCo Warrants, as applicable, pursuant to the Redomestication Merger.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a reorganization under Section 368 of the Code, Section 367(a) of the Code could require U.S. Holders to recognize gain (but not loss) with respect to the Redomestication Merger. However, Section 367(a) of the Code should not apply to the Redomestication Merger in a manner that causes gain recognition to the U.S. Holders, unless the exchange of IGTA securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. If the Redomestication Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code for a reason other than the application of Section 367(a) of the Code, then a U.S. Holder that exchanges its IGTA Shares, IGTA Rights, or IGTA Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the IGTA Shares, IGTA Rights, and IGTA Warrants exchanged therefor. For a more detailed discussion of certain U.S. federal income tax consequences of the Redomestication Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders” in this proxy statement/prospectus. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Redomestication Merger.

Further, because the Redomestication Merger will occur immediately prior to the redemption of IGTA Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Redomestication Merger. All U.S. Holders considering exercising redemption rights with respect to their IGTA Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Redomestication Merger and exercise of redemption rights.

The IRS may not agree with the position that PubCo should be treated as a foreign corporation for U.S. federal income tax purposes following the Business Combination.

Although PubCo will be incorporated under the laws of the British Virgin Islands, the IRS may assert that PubCo should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Because PubCo will be incorporated under the laws of the British Virgin Islands, under general U.S. tax rules, PubCo would be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception pursuant to which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. Section 7874 applies to expatriation transactions where the result leads to the former shareholders of the domestic entity owning 80% or more of the voting power or value of the new foreign corporation’s stock following the transaction by reason of their prior ownership of the U.S. corporation. These rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application. If it were determined that PubCo should be taxed as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, PubCo would be subject to U.S. federal income tax on its taxable income like any other U.S. corporation and certain distributions made by PubCo to non-U.S. holders of PubCo securities would be subject to U.S. withholding tax at a rate of 30% or such lower rate as provided by an applicable treaty. Taxation as a U.S. corporation could also have a material adverse effect on PubCo’s financial position and results from operations, including as a result of potential application of a 1% excise tax on stock buybacks.

As more fully described under “U.S. Federal Income Tax Considerations of The Business Combination to U.S. Holders — Certain U.S. Federal Income Tax Consequences of the Business Combination to PubCo — Tax Residence of PubCo for U.S. Federal Income Tax Purposes,” PubCo intends to take the position that Section 7874 of the Code is currently expected to apply in a manner such that PubCo should not be treated as a U.S. corporation for U.S. federal income tax purposes, based on its position that after completion of the Business Combination, former stockholders of IGTA will own, by reason of owning (or being treated as owning) stock of IGTA, less than 80% of the voting power and value of the PubCo securities. However, holders are cautioned that the application of Section 7874 of the Code to Holdco will be determined as of the closing of the Business Combination, by which time there could be changes to the relevant facts and circumstances that could affect this determination. In addition, there could be a future change in law under Section 7874 of the Code, the Treasury Regulations promulgated thereunder or otherwise that could have an effect on the application of Section 7874 of the Code to PubCo. No IRS ruling has been requested or will be obtained regarding the U.S. federal income tax consequences of the Business Combination or any other matter described in this prospectus/proxy statement. There can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described above or that, if challenged, such treatment will be sustained by a court.

PubCo may be or become a passive foreign investment company (“PFIC”) during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

Under the Code, a foreign corporation will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to the foreign corporation’s subsidiaries, either (i) 75% or more of the foreign corporation’s gross income consists of passive income or (ii) 50% or more of the average quarterly value of the foreign corporation’s assets consists of assets that produce, or are held for the production of, passive income (including cash). Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, and capital gains. Based on PubCo’s projected operations, PubCo does not expect that it, or any of its subsidiaries, will be a passive foreign investment company following the Business Combination, nor does it expect to become (or expect that any of its subsidiaries will become) a PFIC with respect to any taxable year. However, the determination whether PubCo or a subsidiary of PubCo is a PFIC is a fact-intensive determination that must be made on an annual basis applying principles and methodologies that are in some circumstances unclear, and whether PubCo or any of its subsidiaries will be a PFIC in 2024 or any future taxable year is uncertain because, among other things, (i) PubCo may own directly and/or indirectly after the closing of the Business Combination, a substantial amount of passive assets, including cash, (ii) the valuation of PubCo’s and its subsidiaries’ assets that generate non-passive income for PFIC purposes, including intangible assets, is uncertain and may depend in part of the market price of PubCo’s Ordinary Shares from time to time, which may fluctuate substantially, and (iii) the composition of PubCo’s and its subsidiaries’ income may vary substantially over time. There can be no assurance that PubCo or a subsidiary of PubCo will not be a PFIC for any taxable year, and our U.S. counsel expresses no opinion with respect to PubCo’s or any of its subsidiaries’ PFIC status, or with respect to the expectations regarding PubCo’s or a subsidiary’s PFIC status in 2024 or any future taxable year.

If PubCo or any of its subsidiaries is a PFIC for any taxable year during which a U.S. shareholder holds PubCo Ordinary Shares, PubCo or its relevant subsidiary would continue to be treated as a PFIC with respect to that U.S. shareholder for all succeeding years during which the U.S. shareholder holds PubCo Ordinary Shares, even if PubCo or the relevant subsidiary ceased to meet the threshold requirements for PFIC status, unless certain exceptions apply. Such a U.S. shareholder may be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on the disposition of PubCo Ordinary Shares as ordinary income (and therefore ineligible for the preferential rates that apply to capital gains with respect to some U.S. shareholders), (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends on PubCo Ordinary Shares and (iii) compliance with certain reporting requirements. We do not intend to provide the information that would enable shareholders to make a qualified electing fund election, or a QEF Election, that could mitigate the adverse U.S. federal income tax consequences should PubCo or its subsidiary be classified as a PFIC.

PubCo will be required to meet the initial listing requirements to be listed on Nasdaq. However, following the listing on Nasdaq, PubCo may be unable to maintain the listing of its securities in the future.

As a condition to the Closing of the Business Combination, as provided in the Business Combination Agreement, the PubCo Ordinary Shares must be listed on Nasdaq as of such Closing. However, following the Closing, PubCo must still fulfill listing requirements as provided in Nasdaq’s rules and regulations. If PubCo fails to meet the continued listing requirements, PubCo could face significant material adverse consequences, including:

•        a limited availability of market quotations for PubCo Ordinary Shares;

•        a limited amount of news and analyst coverage for PubCo; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

In addition to the Incentive Plan, PubCo may adopt share incentive plans in the future, which may adversely affect PubCo’s results of operations.

In addition to the Incentive Plan, PubCo may adopt share-based incentive plan in the future, and grant share-based awards to its employees, directors and consultants to incentivize their performance and align their interests with that of PubCo. If PubCo adopts one or more share-based incentive plans and grants share-based compensation in the future, it will be required to account such awards for share-based compensation expenses in accordance with the applicable accounting standards. The Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation generally requires a company to recognize, as an expense, the fair value of share options and other equity incentives to employees based on the fair value of equity awards on the date of the grant, with the compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. If PubCo adopts any such share incentive plan and grants options or other equity incentives in the future, such grants could have dilutive impact on PubCo’s existing shareholders, and cause PubCo to incur significant compensation charges and its results of operations could be adversely affected.

THE SPECIAL MEETING OF INCEPTION GROWTH STOCKHOLDERS

General

We are furnishing this proxy statement/prospectus to the Inception Growth stockholders as part of the solicitation of proxies by Inception Growth Board for use at the Special Meeting to be held at 10:00 a.m. local time on July 1, 2025 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our stockholders on or about June 3, 2025 in connection with the vote on the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal, the Incentive Plan Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on July 1, 2025 at 10:00. a.m. local Time, and virtually using the following dial-in information:

US Toll Free	+1 866 213 0992
Hong Kong Toll	+852 2112 1888
Participant Passcode	2910077#

The Inception Growth Board has determined to utilize virtual stockholder meeting technology, and encourages stockholders to attend the Special Meeting virtually. We encourage stockholders to attend the Special Meeting virtually. This proxy statement includes instructions on how to access the virtual Special Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Purpose of the Special Meeting

At the Special Meeting, we are asking holders of IGTA Shares to approve the following Proposals:

•        The Redomestication Merger Proposal to approve the Redomestication Merger and the Plan of Merger;

•        The Share Exchange Proposal to approve the Share Exchange;

•        The Nasdaq Proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, (i) the issuance of PubCo Ordinary Shares in connection with the Business Combination and (ii) the issuance of an aggregate of up to $30,000,000 of PubCo Ordinary Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing;

•        The Charter Proposal to approve and adopt the PubCo Charter upon consummation of the Business Combination;

•        The Governance Proposal to approve, on a non-binding advisory basis, certain differences in the governance provisions set forth in the PubCo Charter (to be adopted by PubCo upon the effective time of the Redomestication Merger), as compared to our Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals; and

•        The NTA Requirement Amendment Proposal to remove the NTA Requirement from Inception Growth’s Certificate of Incorporation;

•        The Director Appointment Proposal to elect six (6) directors of PubCo;

•        The Incentive Plan Proposal to approve the 2025 AgileAlgo Employee Incentive Plan; and

•        The Adjournment Proposal to approve the adjournment of the Special Meeting in the event Inception Growth does not receive the requisite stockholder vote to approve the above Proposals.

Recommendation of Inception Growth’s Board of Directors

The Inception Growth Board:

•        has determined that each of the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal, the Incentive Plan Proposal and the Adjournment Proposal are fair to, and in the best interests of, Inception Growth and its stockholders;

•        has approved the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal, the Incentive Plan Proposal and the Adjournment Proposal; and

•        recommends that the Inception Growth stockholders vote “FOR” each of the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

Members of the Inception Growth Board have interests that may be different from or in addition to your interests as a stockholder. See “Proposal No. 2: the Share Exchange Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on May 27, 2025, as the record date for determining those Inception Growth’s stockholders entitled to notice of and to vote at the Special Meeting. As of the close of business on May 27, 2025, there were 2,917,490 IGTA Shares outstanding and entitled to vote. Each holder of IGTA Shares is entitled to one vote per share on each of the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

As of May 27, 2025, the Initial Stockholders collectively own and are entitled to vote 1,303,490 IGTA Shares, or approximately 44.68% of Inception Growth’s issued and outstanding ordinary shares. With respect to the Business Combination, the Initial Stockholders, all of whom have entered into the Sponsor Support Agreement, have agreed to vote their IGTA Shares acquired by them in favor of the Redomestication Proposal and the Share Exchange Proposal. The Sponsor has indicated that it intends to vote its shares, as applicable, “FOR” the other Proposals, although there is no agreement in place with respect to the other Proposal.

Quorum and Required Vote for the Proposals

A quorum of Inception Growth’s stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the shares issued and outstanding as of the record date and entitled to vote at the Special Meeting is represented in person (including by virtual presence) or by proxy. A Inception Growth’s stockholder present in person (including by virtual presence) or by proxy and abstaining from voting at the Special Meeting will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of each of the Proposals (other than the NTA Requirement Amendment Proposal) will require the affirmative vote of the holders of a majority of the issued and outstanding IGTA Shares present and entitled to vote at the Special Meeting; and approval of the NTA Requirement Amendment Proposal will require the affirmative vote of the holders of at least sixty-five percent (65%) of all issued and outstanding IGTA Shares. Attending the Special Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on the voting on the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

Voting Your Shares

Each IGTA Share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Special Meeting. Your proxy card shows the number of IGTA Shares that you own.

There are two ways to ensure that your IGTA Shares are voted at the Special Meeting:

•        You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Inception Growth Board, “FOR” the adoption of the Redomestication Merger Proposal, the Share Exchange Proposal, the Nasdaq Proposal, the Charter Proposal, the Governance Proposal, the NTA Requirement Amendment Proposal, the Director Appointment Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•        You can attend the Special Meeting and vote in person (including by virtual presence). If you attend in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE REDOMESTICATION MERGER PROPOSAL AND THE SHARE EXCHANGE PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE STOCKHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, in writing before the Special Meeting that you have revoked your proxy; or

•        you may attend the Special Meeting, revoke your proxy, and vote in person (including by virtual presence), as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of common stock, you may call Advantage Proxy, our proxy solicitor, with individual call toll-free at 1-877-870-8565 and banks and brokers call at 1-206-870-8565.

No Additional Matters May Be Presented at the Special Meeting

This Special Meeting has been called only to consider the approval of the Proposals.

Redemption Rights

Pursuant to Inception Growth’s amended and restated certificate of incorporation, a holder of IGTA Shares has the right to have its Public Shares redeemed for cash equal to its pro rata share of the Trust Account (net of taxes payable) in connection with the Business Combination, except that (i) Inception Growth will not redeem the Public Shares in an amount that would cause Inception Growth’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination and (ii) no stockholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without Inception Growth’s prior consent.

If you are a holder of Public Shares and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on June 27, 2025 (two business days before the Special Meeting), that Inception Growth redeem your shares into cash; and (ii) submit your request in writing to Inception Growth’s transfer agent, at the address listed at the end of this section and deliver your shares to Inception Growth’s transfer agent physically or electronically using the DWAC system at least two business days prior to the vote at the Special Meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to Inception Growth’s transfer agent. The proxy card or separate request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the IGTA Shares for which you are electing redemption on or before two business days before the Special Meeting by either:

•        Delivering certificates representing Inception Growth’s ordinary shares to Inception Growth’s transfer agent, or

•        Delivering the IGTA Shares electronically through the DWAC system.

Inception Growth stockholders will be entitled to redeem their IGTA Shares for a full pro rata share of the Trust Account (currently anticipated to be no less than approximately $13.18 per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by Inception Growth’s transfer agent two business days prior to the Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Special Meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of IGTA Shares as of the record date. Any public stockholder who holds IGTA Shares on or before June 27, 2025 (two business days before the Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Inception Growth’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, in each case, two business days before the Special Meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a stockholder’s broker and/or clearing broker, DTC, and Inception Growth’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker this cost and the broker would determine whether or not to pass this cost on to the redeeming holder. It is Inception Growth’s understanding that Inception Growth’s stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Inception Growth does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Inception Growth stockholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

In the event that a stockholder tenders its shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. Inception Growth anticipates that a stockholder who tenders shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.

If properly demanded by Inception Growth’s public stockholders, Inception Growth will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $13.18 per share. If you exercise your redemption rights, you will be exchanging your IGTA Shares for cash and will no longer own the shares. If Inception Growth is unable to complete the Business Combination by June 13, 2025 (if the time period is fully extended, as described herein), it will liquidate and dissolve and public stockholders would be entitled to receive approximately $13.18 per share upon such liquidation.

Holders of outstanding IGTA Units must separate the underlying IGTA Shares, IGTA Warrants and IGTA Rights prior to exercising redemption rights with respect to the IGTA Shares. If IGTA Units are registered in a holder’s own name, the holder must deliver the certificate for its IGTA Units to the transfer agent with written instructions to separate the IGTA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the IGTA Shares from the IGTA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds IGTA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s IGTA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of IGTA Units to be separated and the nominee holding such IGTA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant IGTA Units and a deposit of an equal number of IGTA Shares, IGTA Warrants and IGTA Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the IGTA Shares from the IGTA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their IGTA Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Tendering Share Certificates in connection with Redemption Rights

Inception Growth is requiring the Inception Growth public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to Inception Growth’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option at least two business days prior to the Special Meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether Inception Growth requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a stockholder delivered its certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, it may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Inception Growth will promptly return the share certificates to the public stockholder.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of the Inception Growth Board. This solicitation is being made by mail but also may be made by telephone or in person. Inception Growth and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Advantage Proxy, Inc., a proxy solicitation firm that Inception Growth has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

Inception Growth will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Inception Growth will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person (including by virtual presence) if you revoke your proxy before it is exercised at the Special Meeting.

PROPOSAL NO. 1:
THE REDOMESTICATION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement, is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. The full text of the Business Combination Agreement, the Amendment No. 1 to the Business Combination Agreement, the Amendment No. 2 to the Business Combination Agreement, the Amendment No. 3 to the Business Combination Agreement, the Amendment No. 4 to the Business Combination Agreement and the Plan of Merger are attached hereto as Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5 and Annex A-6, respectively, which are incorporated by reference herein.

Purpose of the Redomestication Merger Proposal

The purpose of the Redomestication Merger is for Inception Growth to redomesticate to the British Virgin Islands, by merging Inception Growth into Purchaser, its wholly owned British Virgin Islands subsidiary, which upon the closing will be the parent entity of AgileAlgo. As a result of the Redomestication Merger, the Inception Growth stockholders will no longer be stockholders of Inception Growth and (other than the Inception Growth stockholders who exercise their redemption rights) will become shareholders of PubCo.

Summary of the Redomestication Merger

The Business Combination Agreement was entered into by and among Inception Growth, Purchaser, AgileAlgo and the Signing Sellers on September 12, 2023. Upon the approval of the Business Combination Agreement and the Plan of Merger by the Inception Growth stockholders, PubCo and Inception Growth will execute the Articles of Merger and Plan of Merger relating to the Redomestication Merger, which shall be filed with the Delaware Secretary of State and the British Virgin Islands Registrar of Corporate Affairs, with certain other documents on or prior to the Closing Date. On the effective date of the Redomestication Merger and substantially concurrently with the Share Exchange, Inception Growth will redomesticate to the British Virgin Islands by merging with and into PubCo, a British Virgin Islands business company and wholly owned subsidiary of Inception Growth. The separate corporate existence of Inception Growth will cease and PubCo will continue as the surviving company. In connection with the Redomestication Merger, all outstanding IGTA Units will separate into their individual components of IGTA Shares, IGTA Rights and IGTA Warrants and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Inception Growth stockholders shall be exchanged as follows:

(i)     Each IGTA Share issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares, excluded IGTA Shares and dissenting IGTA Shares) will automatically be cancelled and cease to exist and, for each such IGTA Share, PubCo shall issue to each Inception Growth stockholder (other than Inception Growth’s stockholders who exercise their redemption rights or dissenter’s rights in connection with the Business Combination, any direct or indirect wholly owned subsidiary of Inception Growth holding IGTA Shares) one validly issued PubCo Ordinary Share, which shall be fully paid;

(ii)    Each whole IGTA Warrant issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a PubCo Warrant to purchase one-half of one PubCo Ordinary Share (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the IGTA Warrants; and

(iii)   The holders of IGTA Rights issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Ordinary Share in exchange for the cancellation of each IGTA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

Each PubCo Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at all general meetings of the Combined Company

Differences between PubCo’s Memorandum and Articles of Association and Inception Growth’s Memorandum and Articles of Association

Following is a summary of the material differences between the PubCo Charter to be in effect following the Business Combination and Inception Growth’s current amended and restated memorandum and articles of association:

•        The name of the new public entity will be “Prodigy, Inc.” as opposed to “Inception Growth Acquisition Limited”;

•        PubCo’s corporate existence is perpetual as opposed to Inception Growth’s corporate existence terminating if a business combination is not consummated by Inception Growth within a specified period of time; and

•        PubCo’s organizational documents do not include the various provisions applicable only to special purpose acquisition corporations that Inception Growth’s amended and restated certificate of incorporation contains.

Authorized but unissued ordinary shares may enable PubCo’s board of directors to render it more difficult or to discourage an attempt to obtain control of PubCo and thereby protect continuity of or entrench its management, which may adversely affect the market price of PubCo’s securities. For example, if, in the due exercise of its fiduciary obligations, for example, PubCo’s board of directors were to determine that a takeover proposal were not in the best interests of PubCo, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable PubCo to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. PubCo currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

A copy of the PubCo Charter, as will be in effect upon consummation of the Business Combination, is attached to this proxy statement/prospectus as Annex B. See also the Section entitled “Comparison of Shareholder’s Rights” on page 232 of this proxy statement/prospectus.

Required Vote

Approval of the Redomestication Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding IGTA Shares as of the record date represented in person (including by virtual presence) or by proxy at the Special Meeting and entitled to vote and voted thereon. Adoption of the Redomestication Merger Proposal is conditioned upon the adoption of the Share Exchange Proposal. It is important for you to note that in the event that any one of the Redomestication Merger Proposal or the Share Exchange Proposal is not approved, then Inception Growth will not consummate the Business Combination.

Recommendation of Inception Growth Board

After careful consideration, the Inception Growth Board has determined that the Redomestication Merger forming part of the Business Combination with AgileAlgo is in the best interests of Inception Growth and its stockholders. On the basis of the foregoing, the Inception Growth Board has approved and declared advisable the Business Combination with AgileAlgo and recommends that you vote or give instructions to vote “FOR” adoption of the Redomestication Merger Proposal.

The existence of financial and personal interests of one or more of Inception Growth’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Inception Growth and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Inception Growth’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a stockholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

PROPOSAL NO. 2:
THE SHARE EXCHANGE PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement, is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. The full text of the Business Combination Agreement, the Amendment No. 1 to the Business Combination Agreement, the Amendment No. 2 to the Business Combination Agreement, the Amendment No. 3 to the Business Combination Agreement, the Amendment No. 4 to the Business Combination Agreement and the Plan of Merger are attached hereto as Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5 and Annex A-6, respectively, which are incorporated by reference herein.

General Description of the Share Exchange

Share Exchange with AgileAlgo; Share Exchange Consideration

Substantially concurrently with the Redomestication Merger, the shareholders of AgileAlgo will exchange all of their AgileAlgo Ordinary Shares for an aggregate of up to 16,000,000 PubCo Ordinary Shares, resulting in AgileAlgo being a wholly owned subsidiary of PubCo.

The aggregate consideration for the Share Exchange (the “Exchange Consideration”) is up to One Hundred Sixty Million Dollars ($160,000,000), and is comprised of a closing payment equal to One Hundred Forty Million Dollars ($140,000,000) (the “Closing Consideration Payment”) and an earnout component under which up to an additional Twenty Million Dollars ($20,000,000) of consideration may be paid in the future, contingent on the achievement of certain performance milestones which are further described herein (the “Earnout Consideration”). The PubCo Ordinary Shares, if any, that are issued as Earnout Consideration are defined herein as the “Earnout Consideration Shares”. The Closing Consideration Payment will be made in the form of fourteen million (14,000,000) newly issued PubCo Ordinary Shares valued at $10.00 per share (the “Closing Consideration Shares”) which shall be issued at the Closing. In addition, a number of PubCo Ordinary Shares that equals 15% of the total outstanding issued PubCo Ordinary Shares immediately upon Closing will be reserved and authorized for issuance under the Incentive Plan upon Closing. At the closing of the Share Exchange, AgileAlgo will become a wholly owned subsidiary of PubCo.

Additionally, the former AgileAlgo shareholders may be entitled to receive up to 2,000,000 PubCo Ordinary Shares in the future (“Earnout Consideration Shares”), contingent upon the achievement by PubCo of certain performance milestones. All of the Earnout Consideration Shares will be released to the AgileAlgo shareholders if PubCo’s consolidated gross revenues as reported in the Purchaser’s quarterly reports on Form 10-Q and/or annual report on Form 10-K as filed with the SEC (the “Gross Revenues”) equal or exceed $15,000,000 (the “Full Earnout Target”) during the three (3) fiscal quarter period beginning on October 1, 2024 (the “Earnout Period”). If PubCo’s Gross Revenues during the Earnout Period are greater than $7,500,000 (the “Minimum Earnout Target”) but less than the Full Earnout Target, then a portion of the Earnout Consideration Shares, expressed as a percentage, equal to (i) (A) the Gross Revenues minus (B) the Minimum Earnout Target, divided by (ii) (A) the Full Earnout Target less (B) the Minimum Earnout Target shall vest and be payable from the Escrow Account to the Sellers. If the Gross Revenues during the Earnout Period are less than the Minimum Earnout Target, then all of the Earnout Consideration Shares will be surrendered to PubCo and no Earnout Consideration will be paid.

The Sellers will have all voting rights in respect to the Earnout Consideration Shares, and to receive dividends thereon, while the Earnout Consideration Shares are held in escrow.

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of six (6) directors who shall be designated by AgileAlgo and a majority of whom shall qualify as independent directors under Nasdaq rules. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

According to the Memorandum and Articles of Association of PubCo, the authorized number of shares of the Combined Company is 500,000,000 ordinary shares of par value of $0.0001 each.

After the Business Combination, assuming (i) there are no redemptions of IGTA Shares, (ii) there is no exercise of the PubCo Warrants, (iii) the Notes have been converted, (iv) the issuance of 320,000 PubCo Ordinary Shares to Porche as financial advisor to the Business Combination, and (v) none of the Initial Stockholders or AgileAlgo shareholders purchase IGTA Ordinary Shares in the open market, and (vi) there are no other issuances of equity by IGTA prior to or in connection with the consummation of the Business Combination, Inception Growth’s current public stockholders will own approximately 12.60% of the issued share capital of PubCo, Inception Growth’s current Sponsor will own approximately 6.82% of the issued share capital of PubCo, Inception Growth’s current directors, officers and affiliates will own approximately 0.58% of the issued share capital of PubCo, the Representative will own approximately 0.49% of the issued share capital of PubCo, AgileAlgo’s financial advisor, Porche, will own approximately 1.56% of the issued share capital of PubCo, AgileAlgo’s U.S. legal counsel will own approximately 0.24% of the issued share capital of PubCo, Inception Growth’s U.S. legal counsel will own approximately 0.15% of the issued share capital of PubCo and AgileAlgo shareholders will own approximately 77.95% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Earnout Consideration Shares). Assuming maximum redemption by holders of 279,990 Inception Growth’s outstanding ordinary shares, Inception Growth’s current public stockholders will own approximately 11.40% of the issued share capital of PubCo, Inception Growth’s current Sponsor will own approximately 6.92% of the issued share capital of PubCo, Inception Growth’s current directors, officers and affiliates will own approximately 0.59% of the issued share capital of PubCo, the Representative will own approximately 0.49% of the issued share capital of PubCo, financial adviser will own approximately 1.58% of the issued share capital of PubCo and AgileAlgo shareholders will own approximately 79.02% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Earnout Consideration Shares).

Representations and Warranties

In the Business Combination Agreement, AgileAlgo makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Business Combination Agreement) relating to, among other things: (1) corporate existence and power of AgileAlgo and its subsidiaries (together, the “Company Group”) and similar corporate matters; (2) authorization, execution, delivery and enforceability of the Business Combination Agreement and other transaction documents; (3) no need for governmental authorization for the execution, delivery or performance of the Business Combination Agreement and additional agreements thereto (the “Additional Agreements”); (4) absence of conflicts; (5) capital structure of AgileAlgo; (6) accuracy of charter documents of the Company Group; (7) accuracy of corporate records; (8) accuracy of the list of all assumed or “doing business as” names used by the Company Group; (9) accuracy of the list of each subsidiary of AgileAlgo; (10) required consents and approvals; (11) financial information; (12) books and records; (13) absence of certain changes or events; (14) title to assets and properties; (15) litigation threatened against or affecting AgileAlgo and its subsidiaries; (16) material contracts; (17) material licenses and permits; (18) compliance with laws; (19) ownership of intellectual property; (20) suppliers and vendors; (21) accounts receivable and payable and loans; (22) pre-payments; (23) employees; (24) employment matters; (25) withholding of obligations of AgileAlgo and its subsidiaries applicable to its employees; (26) real property; (27) tax matters; (28) environmental laws; (29) finders’ fees; (30) powers of attorney and suretyships; (31) directors and officers; (32) certain business practices; (33) money laundering laws; (34) that AgileAlgo is not an investment company; and (35) exclusivity of representations and warranties.

In the Business Combination Agreement, each Seller makes certain representations and warranties relating to, among other things: (1) organization and standing; (2) authorization, execution, delivery and enforceability of the Business Combination Agreement and the Additional Agreements; (3) no need for governmental authorization for the execution, delivery or performance of the Business Combination Agreement and the Additional Agreements; (4) absence of conflicts; (5) ownership of the AgileAlgo shares; (6) litigation threatened against or affecting AgileAlgo and its subsidiaries; (7) finders’ fees; and (8) exclusivity of representations and warranties.

In the Business Combination Agreement, IGTA, on its behalf and also on behalf of Purchaser (together, the “Purchaser Parties”), makes certain representations and warranties relating to, among other things: (1) proper corporate existence and power; (2) authorization, execution, delivery and enforceability of the Business Combination Agreement and other transaction documents; (3) no need for governmental authorization for the execution, delivery or performance of the Business Combination Agreement and Additional Agreements; (4) absence of conflicts; (5) finders’ fees; (6) issuance of the Exchange Consideration Shares; (7) capital structure; (8) trust fund; (9) validity of Nasdaq Stock Market listing; (10) board approval; (11) Inception Growth’s SEC filing documents and financial statements; (12) absence of litigation; (13) business activities; (14) compliance with laws; (15) anti-money laundering laws; (16) OFAC compliance; (17) that IGTA is not an investment company; (18) tax matters; (19) transactions with affiliates; (20) certain business practices; (21) employees and employee benefit plans; (22) properties; (23) material contracts; (24) insurance; (25) independent investigation of Company Group and the Sellers; and (26) exclusivity of representations and warranties.

The representations and warranties of the parties to the Business Combination Agreement shall not survive the Closing.

Conduct Prior to Closing; Covenants Pending Closing

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including covenants regarding: (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) IGTA’s public filing obligations; (4) no solicitation of, or entering into, any alternative competing transactions; (5) notifications of certain breaches, consent requirements or other matters; (6) efforts to consummate the Closing and obtain third party and regulatory approvals; (7) further assurances; (8) the preparation and filing with the SEC of a registration statement on Form S-4; (9) public announcements; (10) confidentiality; (11) the post-closing board of directors and executive officers; (12) indemnification of directors and officers after the Closing; (13) use of trust proceeds after the Closing; (14) efforts to cause investors to provide Transaction Financing during the Interim Period and to use commercially reasonable efforts to consummate such Transaction Financing; (15) commercially reasonable efforts to enter into employment agreements with persons mutually agreed to by Purchaser and the Company (the “Employment Agreements”); and (16) the Company’s obligation to deliver, no later than October 31, 2023, historical audited financial statements for fiscal 2021 and 2022, and to deliver historical interim financial statements for the nine months ended June 30, 2023.

Conditions to Closing

General Conditions to Closing

Consummation of the Business Combination Agreement and the transactions therein is conditioned on, among other things, (1) no governmental authority shall have enacted, or entered any law or order that has the effect of preventing or prohibiting consummation of any of the transactions contemplated by the Business Combination Agreement; (2) the expiration or termination of any waiting period under any applicable antitrust law relating to the Business Combination; (3) The Redomestication Merger shall have been consummated and the applicable certificates and documents filed and registered in the appropriate jurisdictions, and prior to the Closing, the Purchaser shall have amended and restated its Organizational Documents consistent with the Business Combination Agreement; (4) the SEC shall have declared effective the registration statement with respect to the Business Combination Agreement and no stop order shall have been issued in respect thereof; (5) IGTA stockholders shall have approved all matters submitted to them in connection with the Business Combination; (6) as of the Closing, if the NTA Requirement Amendment Proposal is not approved by the IGTA stockholders, PubCo shall have at least $5,000,001 in net tangible assets; (7) the Business Combination being approved by the requisite vote of the AgileAlgo shareholders; (8) receipt by AgileAlgo of certain Employment Agreements; (9) the Purchaser Parties and the Company Group, taken together, shall have at least $5,000,000 in cash and cash equivalents as of the Closing, including funds remaining in the trust account (after giving effect to the completion and payment of redemptions) and the proceeds of any Transaction Financing, but prior to giving effect to the payment of unpaid transaction expenses or other liabilities of the parties due at the Closing; and (10) Purchaser Ordinary Shares shall remain listed on Nasdaq and the additional listing application for the Exchange Consideration Shares shall have been approved by Nasdaq.

Purchaser Parties’ Conditions to Closing

The obligations of the Purchaser Parties to consummate the transactions contemplated by the Business Combination Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things: (1) AgileAlgo and Sellers complying with all of its obligations under the Business Combination Agreement in all material respects; (2) the representations and warranties of AgileAlgo and Sellers being true on and as of the date of the Business Combination Agreement and the closing date of the transactions except as would not be expected to have a material adverse effect; (3) there having been no material adverse effect to the Company Group; (4) the Purchaser Parties having received a certificate signed by an authorized officer of each party to the Company Group certifying as to the satisfaction of the conditions set forth in the foregoing clauses (1) through (3) and a certificate signed by each Seller certifying as to the satisfaction of the conditions set forth in the foregoing clauses (1) and (2) with respect to such Seller.; (5) IGTA having received standard and customary closing documents, including evidence reasonably acceptable to IGTA that the Requisite Company Vote has been obtained); (6) IGTA shall have received a copy of each of the Additional Agreements to which any party to the Company Group and/or any Seller is a party, duly executed, and such Additional Agreements shall be in full force and effect; (7) IGTA having received from the Sellers copies of executed instruments of transfer in respect of the shares of AgileAlgo in favor of PubCo and in form reasonably acceptable for transfer on the books of AgileAlgo and (8) the Company having addressed certain matters set forth in a schedule to the Business Combination Agreement.

AgileAlgo’s Conditions to Closing

The obligations of AgileAlgo to consummate the transactions contemplated by the Business Combination Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things: (1) the Purchaser Parties complying with all of their obligations under the Business Combination Agreement in all material respects; (2) the representations and warranties of the Purchaser Parties being true on and as of the date of the Business Combination Agreement and the closing date of the transactions except as would not be expected to have a material adverse effect; (3) there having been no material adverse effect to the Purchaser Parties; (4) the Company Group having received a certificate signed by an authorized officer of each party to the Purchaser Parties certifying as to the satisfaction of the conditions set forth in the foregoing clauses (1) through (3); (5) the Purchaser Parties having been in material compliance with the reporting requirements under the Securities Act and the Securities Exchange Act of 1934, as amended, applicable to them; (6) IGTA having received standard and customary closing documents, (7) the Company shall have received a copy of each of the Additional Agreements to which IGTA or Purchaser is a party, duly executed, and such Additional Agreements shall be in full force and effect; and (8) The members of the PubCo board of directors shall have been elected or appointed as of the Closing consistent with the requirements of the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either IGTA or the Company if the Closing has not occurred on or prior to November 30, 2024 (the “Outside Date”). A party is not entitled to terminate the Business Combination Agreement if the failure of the Closing to occur by such date was principally caused by or the primary result of a breach of the Business Combination Agreement by such party.

The Business Combination Agreement also may be terminated under certain other customary and limited circumstances prior to the Closing, including, among other reasons: (1) by mutual written consent of IGTA and the Company; (2) by either IGTA or the Company if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (3) by the Company for IGTA’s uncured breach of the Business Combination Agreement, if the breach would result in the failure of a representation, warranty, covenant or closing condition contained in the Business Combination Agreement; (4) by IGTA for the uncured breach of the Business Combination Agreement by the Company or any Seller if the breach would result in the failure of a representation, warranty, covenant or closing condition contained in the Business Combination Agreement; (5) by IGTA if there has been a Material Adverse Effect with respect to the Company since the date of the Business Combination Agreement which is uncured and continuing; (6) by the Company if there has been a Material Adverse Effect with respect to IGTA or Purchaser since the date of the Business Combination Agreement which is uncured and continuing; (7) by either IGTA or the Company if the IGTA Stockholder Meeting is held and the IGTA Required Stockholder Approval is not obtained; (8) by the Company if IGTA’s common has become delisted from Nasdaq and is not relisted on the Nasdaq or the New York Stock Exchange within sixty (60) days after such delisting; and (9) at any time after October 31, 2023 if, as of such time, any of the PCAOB Company Financials have not been delivered to IGTA.

Additional Agreements Executed at the Signing of the Business Combination Agreement

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain holders of IGTA Shares entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Business Combination Agreement and the transactions contemplated thereby.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.2 to Inception Growth’s Current Report on Form 8-K, filed with the SEC on September 18, 2023 and is incorporated herein by reference.

Company Shareholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, certain shareholders of the Company have entered into a support agreement (the “Company Shareholder Support Agreement”), pursuant to which such shareholders agreed to, among other things, approve the Business Combination Agreement and the transactions contemplated thereby.

Additional Agreements Executed Prior to the Special Meeting

Seller Joinders

The Business Combination Agreement contemplates that one or more shareholders of AgileAlgo (other than the Signing Sellers) may, subsequent to the date of the registration statement to which this proxy statement/prospectus is a part, execute a joinder agreement (each. a “Seller Joinder”), to become a party to the Business Combination Agreement as an additional Seller thereunder.

Additional Agreements in Connection with the Closing

Lock-Up Agreements

Upon the Closing, Sellers who will own at least 5% of PubCo’s outstanding shares immediately after the Closing will execute lock-up agreements (the “Lock-Up Agreements”) with regard to the PubCo ordinary shares to be issued by PubCo to such Sellers under the Business Combination Agreement. Pursuant to the Lock-Up Agreements, Sellers will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any PubCo Ordinary Shares held by them (the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is one hundred eighty (180) days after the date of the Closing (subject to earlier release on the date after the Closing on which PubCo or its shareholders consummate a third-party tender offer, stock, sale, liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in holders of at least a majority of PubCo ordinary shares having the right to exchange their equity holdings in PubCo for cash, securities or other property).

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which was filed as Exhibit 10.3 to Inception Growth’s Current Report on Form 8-K, filed with the SEC on September 18, 2023 and is incorporated herein by reference.

A&R Registration Rights Agreement

At the closing of the Business Combination, PubCo will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with certain existing IGTA stockholders (including the Sponsor) and with the Significant Sellers with respect to certain securities of IGTA that they own at the Closing. The A&R Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. Purchaser will agree to pay certain fees and expenses relating to registrations under the A&R Registration Rights Agreement.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which is included as Exhibit 10.4 to Inception Growth’s Current Report on Form 8-K, filed with the SEC on September 18, 2023 and is incorporated herein by reference.

Employment Agreements

At or prior to the closing of the Business Combination, PubCo has agreed to use commercially reasonable efforts enter into employment agreements with certain key executives of AgileAlgo (the “Employment Agreements”) containing the terms and conditions governing the employment of such individuals.

Standby Equity Purchase Agreement

On October 1, 2024, AgileAlgo, Inception Growth and Purchaser entered into a Standby Equity Purchase Agreement, which we refer to as the SEPA, with YA II PN, Ltd., which we refer to as the Investor. The term of the SEPA is for thirty-six months from its Effective Date (or until such date, if later, that the Promissory Note that was outstanding has been repaid), unless terminated earlier under the terms of the SEPA. The SEPA’s Effective Date is defined as the date of closing of the Business Combination. The Company (as defined the SEPA being, as applicable, the Purchaser or Inception Growth) may terminate the SEPA effective upon five trading days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices (as defined below) under which PubCo

Ordinary Shares have yet to be issued, (ii) there is not an outstanding Promissory Note, and (iii) the Company has paid all amounts owed to the Investor pursuant to the SEPA. The Investor may terminate the SEPA upon written notice to the Company. (Although the Investor waived all such rights, in a letter dated November 27, 2024 to Inception Growth, in which the Investor agreed not to enforce the referenced termination right prior to January 21, 2025, such waiver has since expired). The SEPA also may be terminated at any time by the mutual written consent of its parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. As of the date of this proxy statement/prospectus, neither the Company nor Investor has provided notice of any termination or notice of an intention to provide notice of termination.

If either the Company or Investor terminated the SEPA, AgileAlgo, Inception Growth and Purchaser would expect to seek alternative financing in connection with the closing of the Business Combination. Such alternative financing may be on different terms from the SEPA, and any such termination may result in a delay in the expected closing of the Business Combination, In the event the SEPA is terminated prior to the Closing, AgileAlgo, Inception Growth and Purchaser may find alternative financing at terms which may or may not be more favorable to the Company and its shareholders, and any such search for alternative financing may result in a delay to the Closing, and any such financing likewise may not be on terms acceptable to AgileAlgo and the Company, or be available. The Company and AgileAlgo cannot assure as to the terms or availability of alternative financing, as of the date of this proxy statement/prospectus, if the SEPA was terminated, and such alternative financing may not be available on more favorable terms or at all. In such a circumstance, the termination of the SEPA would result in an adverse effect on, or even possibly result in a failure of, the consummation of the Business Combination.

Pre-Paid Advances

Subject to the satisfaction of the conditions set forth in the SEPA, the SEPA provides that the Investor will advance to PubCo the principal amount of $3,000,000 (the “Pre-Paid Advance”), which shall be evidenced by the Yorkville Notes. The first Pre-Paid Advance under the SEPA is in a principal amount of $2,000,000 and advanced upon the date of Closing, and the second Pre-Paid Advance shall be in a principal amount of $1,000,000 and advanced on the second trading day after the initial registration statement filed pursuant to the YA Registration Rights Agreement (as defined below) becomes effective and the required shareholder approval has been obtained. The amount of each Pre-Paid Advance distributed to PubCo is subject to a discount in the amount equal to 8% of the principal amount of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount, in immediately available funds to an account designated by PubCo in writing, and PubCo shall deliver the Yorkville Note having a principal amount equal to the full amount of such Pre-Paid Advance, duly executed on behalf of PubCo.

Advances

Additionally, the SEPA contemplates purchase by the Investor of up to $30 million in aggregate gross purchase price for newly issued PubCo Ordinary Shares (of which the Pre-Paid Advances form a part). Upon the closing of the Business Combination, PubCo has the right, but not the obligation, to issue shares of its common stock pursuant to the SEPA to the Investor (“Advance Shares”, and such issuance and sale, an “Advance”) and the Investor shall subscribe for and purchase from PubCo such Advance Shares, through written notice by PubCo to the Investor (“Advance Notice”), provided (i) no balance is outstanding under a Yorkville Note, or (ii) if there is a balance outstanding under a Yorkville Note, an Amortization Event (as defined in the Yorkville Note), has occurred in accordance with and subject to the terms of the SEPA. PubCo has the discretion to select the number of Advance Shares, not to exceed the Maximum Advance Amount (as defined below), that it desires to issue and sell to the Investor in each Advance Notice. If any amount remains outstanding under any Yorkville Note, without the prior written consent of the Investor, (A) PubCo may only (other than with respect to a deemed Advance Notice pursuant to an Investor Notice (described below)) submit an Advance Notice if an Amortization Event has occurred and the obligation of PubCo to make monthly prepayments under the Yorkville Note has not ceased, and (B) the Investor shall pay the aggregate purchase price owed by PubCo from such Advance by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the subject Yorkville Note, subject to the terms and conditions of the SEPA.

For as long as there is an outstanding balance under a Yorkville Note, the Investor has the right, but not the obligation, by delivery to PubCo of Investor Notices (as defined in the SEPA), to cause an Advance Notice to be deemed delivered to the Investor, which triggers the issuance and sale of Advance Shares to the Investor, subject to terms and conditions as specified in the SEPA.

“Maximum Advance Amount” means (A) in respect of each Advance Notice delivered by PubCo under the applicable provisions of the SEPA, the greater of (i) an amount equal to one hundred percent (100%) of the average of the daily traded amount of its shares of common stock during the five consecutive trading day immediately preceding an Advance Notice, and (ii) five hundred thousand (500,000) shares of PubCo’s common stock, and (B) in respect of each Advance Notice deemed delivered by PubCo pursuant to an Investor Notice, the amount selected by the Investor in such Investor Notice; which amount shall not exceed the limitations set forth in Section 3.02 of the SEPA, including, among other things, that all shares of PubCo’s common stock beneficially owned by the Investor and its affiliates shall not exceed 4.99% of the then outstanding voting power of PubCo or number of shares of PubCo’s common stock, and that the aggregate number of shares issued and sold to the Investor by PubCo under the SEPA shall not exceed the amount registered in respect of the transaction contemplated by the SEPA under the Registration Statement (as defined below) then in effect.

The purchase price for the Advance Shares shall be (i) the price per Advance Share obtained by multiplying the Market Price by 96% in respect of an Advance Notice delivered by PubCo, or (ii) in the case of any Advance Notice delivered pursuant to an Investor Notice, equal to the Conversion Price (as defined in the Promissory Note). “Market Price” shall mean the lowest daily volume weighted average price of PubCo’s shares of common stock during the three consecutive trading days commencing on the date of the Advance Notice, other than the daily volume weighted average price on an Excluded Day (as defined in the SEPA).

Pre-Paid Advances

Pursuant to the SEPA, the Investor will advance to the PubCo (which we also refer to as the Combined Company), subject to the satisfaction of certain conditions as set forth therein, the principal amount of $3 million (which we refer to as the Pre-Paid Advance), which shall be evidenced by convertible promissory notes (which we refer to as the Yorkville Notes) in two tranches. The first tranche of the Pre-Paid Advance shall be advanced to PubCo upon the consummation of the Business Combination in the principal amount of $2 million. The second tranche of the Pre-Paid Advance will be in the principal amount of $1 million and advanced on the second trading day after the initial registration statement filed pursuant to the YA Registration Rights Agreement first becoming effective, and the required shareholder approval has been obtained. At the closing of each Pre-Paid Advance, the Investor will advance to PubCo the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount netted from the purchase price due in the amount equal to 8% of the principal amount of such tranche of the Pre-Paid Advance.

The Yorkville Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which shall increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Yorkville Notes) for so long as such event remains uncured. The Yorkville Notes will mature on the date that is 12 months from the consummation of the Business Combination, which may be extended at the option of the Investor. The Yorkville Notes are convertible at the option of the Investor, at its sole discretion, at a conversion price (“Conversion Price”) equal to the lower of (i) a price equal to 100% of the VWAP per PubCo Ordinary Share on the day prior to the issuance date of the Yorkville Note issued at the first Pre-Paid Advance closing (the “Fixed Price”), or (ii) 92% of the lowest daily VWAP during the 7 consecutive trading days immediately preceding the applicable conversion date (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price (as defined in the Yorkville Notes) then in effect. On the thirty (30) day anniversary of the consummation of the Business Combination (the “Fixed Price Reset Date”), the Fixed Price shall be adjusted (downwards only) to equal the average VWAP for the five (5) Trading Days immediately prior to the Fixed Price Reset Date. For the Yorkville Notes, “VWAP” means, for any trading day, the daily volume weighted average price of PubCo Ordinary Shares for such trading day on Nasdaq or the applicable principal market during regular trading hours as reported by Bloomberg L.P.

Under the terms of the Yorkville Notes, an Amortization Event would occur if (i) the daily VWAP is less than the Floor Price then in effect for five trading days during a period of seven consecutive trading days (a “Floor Price Event”), (ii) the Combined Company has issued to Investor pursuant to the transactions contemplated in the SEPA, including the Yorkville Notes, in excess of 99% of the PubCo Ordinary Shares available under the Exchange Cap (being the maximum number of PubCo Ordinary Shares that the Combined Company may issue in a transaction in compliance with its obligations under the rules of Nasdaq), where applicable (an “Exchange Cap Event”), or (iii) the Combined Company is in material breach of the YA Registration Rights Agreement, and such breach remains uncured for a period of 20 trading days, or the occurrence of an Event (as defined in the YA Registration Rights Agreement) (a “Registration Event”) (the last such day of each such occurrence, being a “Amortization Event Date”).

If an Amortization Event has occurred and has not been cured (as discussed below), then the Combined Company is required to make monthly repayments relating to this Note beginning on the 7th trading day after the Amortization Event Date and continuing on the same day of each successive calendar month until the entire outstanding principal amount of the Yorkville Notes has been repaid. Each monthly repayment shall be in an amount equal to the sum of (i) $500,000 of outstanding principal in the aggregate among outstanding Yorkville Notes, plus (ii) a payment premium in the amount equal to 10% of the principal amount being paid (the “Payment Premium”), and (iii) accrued and unpaid interest thereunder as of such payment date.

The obligation of the Combined Company to make monthly repayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if any time after the Amortization Event Date (A) in the event of a Floor Price Event, on the date that is the 5th consecutive trading day that the daily VWAP is greater than 110% of the Floor Price then in effect, (B) in the event of an Exchange Cap Event, the date the Combined Company has obtained stockholder approval to increase the number of PubCo Ordinary Shares under the Exchange Cap and/or the Exchange Cap no longer applies, or (C) in the event of a Registration Event, the condition or event causing the Registration Event has been cured or Investor is able to resell the PubCo Ordinary Shares issuable upon conversion of the Yorkville Note in accordance with Rule 144 under the Securities Act, unless a subsequent Amortization Event occurs.

Reservation of Shares

Pursuant to the SEPA, on or before closing of the Business Combination, PubCo shall have reserved from its duly authorized capital stock at least 4,500,000 PubCo Ordinary Shares for issuance to the Investor, whether upon conversions of the Promissory Notes or pursuant to the Advances under the SEPA, although such reservation of shares thereafter shall be for such further amount of PubCo Ordinary Shares under the terms of the SEPA.

YA Registration Rights Agreement

AgileAlgo, Inception Growth, Purchaser and the Investor also entered into a registration rights agreement (the “YA Registration Rights Agreement”), dated October 1, 2024, pursuant to which agrees to file within 30 calendar days of the date of the Closing, a registration statement on Form S-1 (or Forms S-3, if eligible) with the SEC covering the resale of the PubCo Ordinary Shares subject to the SEPA requested to be included in such registration statement (the “Resale Registration Statement”), and the Combined Company shall use its best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than (a) the 60th calendar day following the filing of the Resale Registration Statement or (b), the fifth business day following the date on which the Combined Company is notified by the SEC that the Resale Registration Statement will not be or is no longer subject to further review and comments.

Guaranty by AgileAlgo

In connection with the SEPA, AgileAlgo and certain other subsidiaries of AgileAlgo agreed at the closing of the Business Combination to enter into a Global Guaranty Agreement, pursuant to which the parties thereto shall guaranty obligations of Inception Growth (and upon closing of the Business Combination, of PubCo) under the SEPA, the promissory note issued thereunder, and other instruments, agreements or other items executed or delivered pursuant to the SEPA.

The SEPA, the YA Registration Rights Agreement, the Yorkville Note and the Global Guaranty Agreement contain other terms and conditions and are included as exhibits to this registration statement and these exhibits are incorporated herein by reference.

Sponsor Loan Conversion Agreement

On October 22, 2024, Inception Growth and Purchaser entered into a Loan Conversion Agreement (the “Sponsor Loan Conversion Agreement”) with the Sponsor, pursuant to which (i) all loans provided by the Sponsor to Inception Growth to cover various expenses related to Inception Growth’s IPO and business combination efforts (some of which were evidenced by the Notes), and (ii) the aggregate amount owed by Inception Growth to the Sponsor (i.e. monthly fee of $10,000) for administrative services provided from the IPO to the Closing of the Business Combination, automatically convert into PubCo Ordinary Shares (the “Conversion Shares”) upon Closing of the Business Combination.

The foregoing description of the Sponsor Loan Conversion Agreement is in summary form, and the complete agreement are included as an exhibit to this registration statement and is incorporated herein by reference.

Satisfaction and Discharge of Indebtedness Agreement

On October 22, 2024, Inception Growth, Purchaser and AgileAlgo entered into an agreement for satisfaction and discharge of indebtedness (the “Discharge Agreement”) with EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC) (“EF Hutton” or the “Representative”), the underwriter of the IPO.

Pursuant to the Underwriting Agreement in relation to the IPO, upon the completion of the Business Combination, EF Hutton is entitled to a deferred underwriting commission (“Deferred Commission”), which is the greater of $1,000,000 or 2.5% of the remaining cash in Inception Growth’s Trust Account, capped at $2,250,000. Now under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, EF Hutton will accept (i) 50,000 PubCo Ordinary Shares (the “EF Hutton Shares”), valued at $500,000, to be issued on or before Closing, and (ii) a promissory note to be issued by Purchaser for $500,000 (the “EF Hutton Note”). Purchaser will issue the EF Hutton Note at the Closing, which stipulates, among other things, that the EF Hutton Note will mature on the later of (i) thirteen (13) months from the date of the EF Hutton Note and (ii) ninety-two (92) days after the termination of the Convertible Promissory Notes as defined in the SEPA, set forth in Section 7.23(d) of the SEPA. The EF Hutton Note will be subordinated to all of Purchaser’s obligations to the Investor under the SEPA, the Promissory Note and any other binding agreement between Purchaser and the Investor.

The foregoing description of the Discharge Agreement and the EF Hutton Note is in summary form and the complete agreement and note are included as exhibits to the registration statement and are incorporated herein by reference.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Inception Growth Board in favor of adoption of the Redomestication Merger Proposal, the Share Exchange Proposal and the other related Proposals, you should keep in mind that Inception Growth’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including the following:

•        On September 12, 2023, contemporaneously with the execution of the Business Combination Agreement, Inception Growth’s Initial Stockholders entered into the Sponsor Support Agreement, pursuant to which, among other things, such stockholders agree not to exercise any right to redeem all or a portion of their respective IGTA Shares in connection with the Business Combination. Inception Growth did not provide any separate consideration to the Initial Stockholders for such forfeiture of redemption rights;

•        The Initial Stockholders have waived their rights to redeem their IGTA Shares (including shares underlying IGTA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Inception Growth is unable to consummate a business combination. Accordingly, the IGTA Shares, as well as the IGTA Units purchased by the Sponsor and Inception Growth’s officers and directors, will be worthless if Inception Growth does not consummate a business combination;

•        If the proposed Business Combination is not completed by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth will be required to liquidate. In such event, the 1,303,490 IGTA Shares held by the Initial Stockholders, which were acquired prior to the IPO for approximately $0.001 per share, will be worthless. Such shares had an aggregate market value of approximately $15,967,753 based on the closing price of IGTA Shares of $12.25 on the OTC Markets as of May 23, 2025. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding IGTA Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Inception Growth stockholder at the time of purchase of the IGTA Shares by such stockholder, a situation may arise in which the Sponsor or a director of Inception Growth maintains a positive rate of return on its/his/her IGTA Shares while such Inception Growth stockholder experiences a negative rate of return on the shares such Inception Growth stockholder purchased;

•        If the proposed Business Combination is not completed by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), the 4,721,250 Private Warrants purchased by the Sponsor for a total purchase price of $ 4,721,250, will be worthless. Such Private Warrants had an aggregate market value of approximately $330,488 based on the closing price of IGTA Warrants of $0.07 on the OTC Markets as of May 23, 2025; and

•        As a result of the interests of the Sponsor and Inception Growth’s directors and officers in Inception Growth’s securities, the Sponsor and Inception Growth’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Inception Growth’s initial business combination.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” in accordance with GAAP. Under this method of accounting, Inception Growth will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AgileAlgo issuing shares for the net assets of Inception Growth, accompanied by a recapitalization. The net assets of Inception Growth will be stated at fair value which approximates historical costs as Inception Growth has only cash and short-term liabilities. No goodwill or other intangible assets relating to the Business Combination will be recorded. Operations prior to the business combination will be those of AgileAlgo. This determination was primarily based on the holders of AgileAlgo expecting to have a majority of the voting power of the Combined Company, AgileAlgo senior management comprising all of the senior management of the Combined Company, the relative size of AgileAlgo compared to Inception Growth, and AgileAlgo operations comprising the ongoing operations of the Combined Company. The net assets of Inception Growth will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AgileAlgo.

Regulatory Approvals

The Redomestication Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the British Virgin Islands, except for the registration by the Registrar of Corporate Affairs in the British Virgin Islands of the Plan of Merger and the issue of a certificate of merger in relation to the Redomestication Merger.

Background of the Business Combination

Inception Growth was incorporated as a blank check company on March 4, 2021 as a Delaware corporation, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Inception Growth’s efforts to identify prospective target businesses were not limited to any particular industry or geographic location, although it intended to direct its efforts to identify, acquire, and build a company based in the United States and/or Asia (excluding China) with a focus in the technology, media and telecom (TMT), sports and entertainment, and/or non-gambling gaming sectors. It shall not undertake an initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

On December 13, 2021, Inception Growth consummated its initial public offering (the “IPO”) of 9,000,000 IGTA Units, each IGTA Unit consisting of one share of common stock, par value $0.0001 per share, one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share, and one right to receive one-tenth (1/10) of a share of common stock upon consummation of an initial business combination. The IGTA Units were sold at a price of $10.00 per unit, generating aggregate gross proceeds to Inception Growth of $90,000,000.

On December 9, 2021, the underwriters of the IPO fully exercised their over-allotment option, and the closing and sale of an additional 1,350,000 IGTA Units also occurred on December 13, 2021. The issuance by Inception Growth of the over-allotment units at a price of $10.00 per unit resulted in total gross proceeds of $13,500,000.

As of December 13, 2021, a total of $104,535,000 of the net proceeds from the IPO (including the over-allotment) and the Private Placement (as defined below) were deposited in the Trust Account established for the benefit of Inception Growth’s public stockholders and can be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination and the liquidation due to Inception Growth’s failure to complete a business combination within the Combination Period.

Inception Growth’s Search Process

Shortly after the consummation of its IPO, Inception Growth commenced the process of identifying potential business combination targets. Leveraging the networks of our management team and Sponsor, Inception Growth reviewed over sixty (60) potential candidates in various sectors. Between January 2022 and June 2023, Inception Growth met with and evaluated the initial pool of candidates before going on to sign non-disclosure agreements with twenty-three (23) potential target companies. Further from various preliminary meetings with the potential target companies, the Company initiated further potential business combination discussions with four (4) target candidates, including AgileAlgo Pte. Ltd. (referred to in this section as “AgileAlgo”).

Inception Growth did not agree to terms with any of the potential targets other than AgileAlgo, as described below.

Negotiations with AgileAlgo

On May 19, 2023, Inception Growth received AgileAlgo’s investor deck from Mr. Tony Porcheron, a business contact of Inception Growth’s Sponsor, who was also serving as AgileAlgo’s advisor. AgileAlgo was identified as a compelling potential business combination target that would suit Inception Growth’s search criteria, so Mr. Porcheron proposed a meeting between Inception Growth and AgileAlgo.

Inception Growth had its initial call with AgileAlgo on May 25, 2023. During the call the company and its management team provided an overview of the company’s business and its 5-year plan. Following the call, AgileAlgo granted Inception Growth access to its data room to begin the preliminary due diligence process.

At this time, Inception Growth had also already signed non-disclosure agreements (“NDAs”) with an operator of a platform for creators (“Target 1”), and a developer of wireless charging technology, (“Target 2”), and had been pursuing further conversations with the respective companies’ senior management teams. Inception Growth had also already executed a letter of interest in February 2023 with an online gift platform company (“Target 3”).

A subsequent call was scheduled on May 31, 2023, where Inception Growth asked further questions regarding AgileAlgo’s technology and its market. A potential fundraising and the de-SPAC timeline were also discussed. Following the call, Inception Growth sent a draft Letter of Intent (“LOI”) to AgileAlgo with summary terms, subject to further discussions.

On June 5, 2023, another call was scheduled between Inception Growth and AgileAlgo to discuss the terms of the LOI. Both parties raised questions and received clarifications and commitments with regards to the due processes involved going forward.

On June 6, 2023, the LOI was signed and executed by both parties. Subsequent small meetings were held to discuss and assign tasks to each party, as well as to work towards the terms of a business combination agreement (“BCA”). Later the same day, Mr. Porcheron circulated an introductory email to all parties and their respective counsels.

On June 19, 2023, Inception Growth’s legal counsel Loeb & Loeb LLP (“Loeb”) circulated a preliminary due diligence request list to AgileAlgo and AgileAlgo’s legal counsel Ellenoff Grossman & Schole LLP (“EGS”).

On June 21, 2023, Inception Growth, Loeb, AgileAlgo, EGS, and Mr. Porcheron participated in an all-hands kick off and structuring teleconference for the de-SPAC transaction. Following the meeting, AgileAlgo also granted Loeb access to their data room.

On June 23, 2023, Loeb received the initial response to their preliminary due diligence request list.

On June 28, 2023, Loeb sent an initial draft of the BCA via email to Inception Growth, who subsequently circulated it to AgileAlgo after reviewing the draft.

From July 4 to July 6, 2023, Inception Growth visited AgileAlgo’s office in Singapore and physically met with Mr. Tay (Chief Executive Officer), Mr. Lee (Chief Commercial Officer), Jonathan Ang Yun Hao (Data Scientist) and Chen Joon Young Junus, as well as AgileAlgo’s advisor Seah Chin Siong. Inception Growth performed due diligence on the company during the visit. Other discussions between the parties covered terms of the merger, AgileAlgo’s strategic business plan, as well as PIPE and financing plan, etc.

On July 5, 2023, Loeb, Inception Growth, EGS, and AgileAlgo attended a weekly general status teleconference and discussed the key terms of the transaction and the redomestication of Inception Growth to the British Virgin Islands for the purposes of the transaction.

On July 6, 2023, EGS circulated a working group list and transaction steps plan to all parties, reflecting the structure contemplated on the aforementioned teleconference.

On July 19, 2023, the parties and their respective counsels attended an all-hands phone conference regarding transaction documents and the contemplated terms.

On July 21, 2023, EGS circulated initial comments to the BCA to Loeb and Inception Growth.

Between July 22 and September 12, 2023, all parties exchanged comments via email on the BCA and certain transaction documents such as the Shareholder Support Agreement, Sponsor Support Agreement, Company Disclosure Schedules, Purchaser Parties Disclosure Schedules, etc.

On August 25, 2023, Inception Growth engaged Moore Transaction Services Limited (“Moore”) to perform the valuation of AgileAlgo. Moore, a Hong Kong-based firm recommended to Inception Growth by a contact from a prior deal, is licensed to provide services including audit, assurance, accounting, business outsourcing, tax and other advisory work. Moore had no prior relationship with AgileAlgo and did not receive any compensation from AgileAlgo or Inception Growth other than payment by Inception Growth for the valuation services rendered.

On August 21, 2023, Moore conducted the valuation work meeting via virtual teleconferencing with Inception Growth.

On September 8, 2023, Moore conducted the follow-up valuation work meeting via virtual teleconferencing with AgileAlgo and Inception Growth. Later that day, Inception Growth’s management briefed its Board on the progress and key terms of the AgileAlgo transaction and shared with the IGTA Board the final draft of the Business Combination Agreement, AgileAlgo’s unaudited financial statements, a penultimate draft of the Moore valuation report and AgileAlgo’s investor presentation. After a thorough review and discussion, the BCA and related documents and agreements were unanimously approved by the Board, subject to final negotiation and modification. The IGTA Board also determined to recommend the approval of the BCA to shareholders, concluding that the fair market value of AgileAlgo was equal to at least 80% of the funds held in Inception Growth’s Trust Account. In making such a determination, Inception Growth’s Board considered the implied valuation of AgileAlgo based on the market valuation of comparable companies (as discussed below under “Inception Growth’s Reasons for the Approval of the Business Combination”.)

On September 11, 2023, the IGTA Board reviewed the final Moore valuation report and the final version of the BCA, and gave its unanimous approval of the BCA and other transaction documents.

On September 12, 2023, the BCA was signed. Contemporaneously with the signing of the BCA, (i) certain stockholders of Inception Growth also signed a support agreement pursuant to which such stockholders agreed to, among other things, approve the BCA and the Business Combination, and not transfer their Inception Growth securities prior to the Closing; and (ii) the Signing Sellers also signed a support agreement pursuant to which the Signing Sellers agreed to, among other things, after the effectiveness of the Registration Statement, approve the BCA and the Business Combination.

On September 13, 2023, the signing of the BCA by Inception Growth and AgileAlgo was announced to the public. Inception Growth filed a Current Report on Form 8-K announcing the transaction which included a copy of the press release therein. On September 18, 2023, Inception Growth filed another Current Report on Form 8-K describing the material provisions of the BCA and certain related documents.

Inception Growth’s Reasons for the Approval of the Business Combination

After consulting with Inception Growth’s management, as well as the financial and legal advisors, Inception Growth’s board of directors (the “Board”) unanimously approved the execution of the Business Combination Agreement on September 11, 2023. In making its determination with respect to the transactions contemplated thereby, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the complexity and variety of such factors, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors that the Board considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by the Inception Growth Board. In addition, individual directors may have given different weight to different factors.

This explanation of Inception Growth’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

Before reaching its decision, the Board discussed the results of the due diligence conducted by Inception Growth’s management and their advisors, which included:

•        meetings and calls with the management team and advisors of AgileAlgo regarding operations and forecasts;

•        consultations with AgileAlgo’s management and legal and financial advisors;

•        review of AgileAlgo’s material contracts, intellectual property, financial, tax, legal, real estate and accounting due diligence;

•        AgileAlgo’s audited and unaudited financial statements;

•        financial review and analysis of AgileAlgo and the Business Combination;

•        analysis on comparable target companies; and

•        research on comparable transactions.

In approving the Business Combination, the Board decided not to obtain a fairness opinion. The officers and directors of Inception Growth have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with the experience and sector expertise of their advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The Board considered a number of factors pertaining to the BCA and the transactions contemplated thereby, including, but not limited to, the following:

•        Satisfies a number of Inception Growth’s initial acquisition criteria.    The Board determined that AgileAlgo satisfies a number of the criteria that Inception Growth established upon its IPO, including (i) strong management team (ii) strong portfolio of investors (iii) potential to have recurring revenue (iv) benefits from being publicly traded (v) appropriate valuations and upside potential (vi) strategic management and long-term planning (vii) innovative-led approach and risk management.

•        Favorable prospects for future revenue and earnings growth.    Current information and forecast projections from Inception Growth and AgileAlgo’s management are favorable regarding (i) AgileAlgo’s business, prospects, financial condition, operations, technology, products, offerings, management, competitive position, and strategic business goals and objectives, (ii) general economic, industry, regulatory, and technology market conditions, and (iii) opportunities and competitive factors within AgileAlgo’s industry.

•        Unique position in a high-growth market.    The Board believes that AgileAlgo is uniquely positioned within the AI and software consulting industries with world-class technology systems and processes to manage their key performance indicators across their markets.

•        Experienced and committed management team and board.    AgileAlgo has a highly professional and experienced management team with a broad network who is committed to leading the company for the long-term. AgileAlgo’s team has also attracted support from successful individual advisors in the field, including Seah Chin Siong, CEO of Singapore Institute of Management.

•        Compelling valuation.    The implied pro forma enterprise value in connection with the Business Combination of approximately $158 million which the Board believes represents an attractive valuation relative to selected comparable companies in the AI and software consulting spaces.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Macroeconomic risks.    AgileAlgo’s business and revenues could be negatively impacted by general economic and geopolitical conditions and other factors beyond its control, and could be prone to significant and unpredictable fluctuations.

•        Risk that benefits may not be achieved.    The potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

•        Regulatory risks.    There are risks associated with AgileAlgo being subject to regulatory requirements from operating in Singapore and other countries.

•        Intense competition.    The fact that AgileAlgo operates in an emerging market and is subject to intense competition and that its competitors may in the future offer products and services that AgileAlgo and/or its future partners are unwilling or unable to match.

•        No guarantee of profitable results.    As of the date of this proxy statement/prospectus, AgileAlgo has not yet reported a profit, and there is no guarantee that it will yield profitable results in the future.

•        Redemption risk.    A significant number of Inception Growth shareholders may elect to redeem their shares prior to the consummation of the Business Combination and pursuant to Inception Growth’s amended and restated memorandum and articles of association, which would potentially make the Business Combination more difficult to complete or reduce the amount of cash available to PubCo to accelerate its business plan following the Closing.

•        Other risks.    Various other risks associated with the business of AgileAlgo, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

Engagement of Porche Capital Ltd. as Financial Advisor to AgileAlgo Pte. Ltd.

AgileAlgo Pte. Ltd. and Porche Capital Ltd. entered into an engagement letter dated July 18, 2023 (the “Porche Capital Agreement”), pursuant to which, Porche Capital Ltd. agreed to offer services, including not limited to reviewing financial statements, creating a pitch deck, engaging as a company liaison with various SPACs, investment banks, institutional investors and other professional firms including legal and accounting, developing financial models and evaluating AgileAlgo’s capital structure before and after the business combination, identifying potential SPAC partners, managing the merger process and related project management. As consideration for services rendered, AgileAlgo Pte. Ltd. agreed to the following payments: (a) 2.0% of the total transaction value of a SPAC business combination, to be paid in shares or cash, subject to the parties’ mutual consent; (b) 2.0% of the total amount raised for equity or debt financing; (c) a $90,000.00 retainer fee, payable in installments over six months from the date of the Porche Capital Agreement; and (d) approved expenses. Additionally, Agile agreed for Porche Capital Ltd. to act as the exclusive mergers and acquisitions advisor to AgileAlgo Pte. Ltd. for a period of one year or upon completion or termination of the Porche Capital Agreement. The full advisory role and the service fees will be separately negotiated following the SPAC merger.

Valuation Report

Inception Growth engaged Moore to perform the valuation of AgileAlgo. Moore delivered a valuation report to Inception Growth regarding its valuation of AgileAlgo as of August 31, 2023, as well as the rationale supporting its conclusion (the “Valuation Report”).

Qualifications of Moore

Moore is a subsidiary of Moore Hong Kong, which is licensed to provide services including audit, assurance, accounting, business outsourcing, tax, and other advisory work. Moore Hong Kong is a member firm of Moore Global, a global accounting, audit, and advisory network of independent firms which was founded and headquartered in 1907 in London.

Selection Method of Moore

Inception Growth selected Moore to provide a valuation based on a recommendation from a business contact in a prior deal. Moore was recommended to Inception Growth for their qualifications, expertise, and reputation.

Prior Relationship with Moore

Moore had no prior relationship with Inception Growth or AgileAlgo and did not receive any compensation from Inception Growth or AgileAlgo other than payment by Inception Growth for the valuation services rendered. The fees paid to Moore were not contingent upon the consummation of the business combination.

Determination of the Merger Consideration

Inception Growth and AgileAlgo, each represented by independent counsel, negotiated and determined the amount of merger consideration to be paid. The merger consideration amount was determined based on Inception Growth’s internal evaluation, and while Moore was engaged to provide the report as a supporting document, Moore did not determine or recommend a specific consideration amount to be paid upon execution of the business combination.

Inception Growth instructed Moore to provide a report analyzing the value of AgileAlgo. Inception Growth limited Moore’s scope of work to determining the valuation of AgileAlgo and did not authorize Moore to evaluate factors beyond those pertinent to assessing AgileAlgo’s value. AgileAlgo did not provide any instructions or impose limitations related to the valuation performed by Moore.

Projections Provided By AgileAlgo

The management of IGTA and the IGTA Board received and considered financial projections prepared and provided by AgileAlgo, in the form of forecasted earnings which included revenues, expenses and earnings before interest, taxation, depreciation and amortization (“EBITDA”) for the fiscal years ending September 30, 2024, 2025 and 2026. Those projections, last updated in June 2023 before being provided to the IGTA management for consideration, are presented below:

	Fiscal Year Ending September 30, 2024	Fiscal Year Ending September 30, 2025	Fiscal Year Ending September 30, 2026
Revenues	11,888,889	35,666,667	103,853,333
Cost of Sales	(7,138,889)	(15,616,667)	(34,112,500)
Gross Profit	4,750,000	20,050,000	69,470,833
Gross Profit %	39.95%	56.21%	66.89%

SG&A	(3,822,772)	(7,660,720)	(13,980,385)
EBITDA	927,228	12,389,280	55,490,449
EBITDA %	7.80%	34.73%	53.43%

Inception Growth’s management considered the above numbers to be aggressive but reasonable, given (1) traditional profitability benchmarks from enterprise software and software-as-a-service (SaaS) companies globally, the category within which AgileAlgo belongs and especially those going-to-market on a channel-led strategy, as presented in the table below, show gross profit margins above 50% to be reasonable, with top-performing companies typically surpassing well over 60%; and (2) AgileAlgo appeared to have a solid pipeline of both Singapore and regional customer prospects from the Southeast Asia sub-region, as a means of hedging revenues driven from just a single country, and in their case from their home base of Singapore only.

Inception Growth’s management also have considered the projected EBITDA to be at reasonable levels, due to AgileAlgo’s operating presence being primarily concentrated in Southeast Asia, where operating costs (such as salaries, property leases, etc.) remain relatively low compared more developed countries in Asia, the United States and Europe.

Inception Growth’s management then provided the above financial projections to Moore. Moore reviewed the projections and decided to derive the valuation based on EV/S (enterprise value/sales), using only forward revenue for fiscal 2024; the EV/S valuation method does not take expense and profitability into account.

Moore’s EV/S analysis was therefore based only on projected 2024 forward revenue; the 2025 and 2026 revenue projections were never considered by Moore in its analysis.

Concurrent to Moore’s commencement of the valuation exercise and during AgileAlgo’s interviews with Moore, the AgileAlgo management decided to restate the company’s revenue projections for FY2024 and FY2025, due to the possibility (in the opinion of AgileAlgo management during that time) of accelerating certain deals from the FY2025 pipeline to close earlier in FY2024. The restated revenue projections for the years 2024-2026 provided to IGTA and Moore were as follows:

	Fiscal Year Ending September 30, 2024	Fiscal Year Ending September 30, 2025	Fiscal Year Ending September 30, 2026
Restated Revenues	13,407,704	32,625,926	103,853,333
Restatement Variance	+1,518,815	(3,040,741)	0
(Provided to Moore, IGTA on August 1, 2023)

Because Moore had specifically commented to the AgileAlgo management during the above-referenced interviews that Moore would not be taking any projected expenses (Cost of Sales and SG&A) or profitability into account and would only focus on revenues forecasted for FY2024, no restated expenses and EBITDA figures were provided to Moore or the IGTA management following the above restated revenues.

However, AgileAlgo’s total revenues for the fiscal year ended September 30, 2024 (audited) were significantly lower than the projections at $264,957, due to several reasons. For further discussion, see below under “— AgileAlgo Management Revenue Update” and “— Review of Projections.”

Revenue Pipeline Analysis

AgileAlgo derives its pipeline primarily by the total number of subscribing companies on its platform, and by usage. Usage is calculated based on number of projects, user stories, and the number of application program interface, or API, calls, which are usages of AgileAlgo’s API. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Key Business Metrics and Selected Financial Data — Total Subscribing Companies on Platform” and “— Projects, User Stories Created and API Calls.” This information includes data prior to entry into the Business Combination Agreement, and also until March 31, 2024, which is the date of the latest financial report of AgileAlgo contained elsewhere in this proxy statement/prospectus. The data prior to entry into the Business Combination Agreement included such data until August 31, 2023, which was prior to the signing of the Business Combination Agreement in September 2023. See data and related component information of AgileAlgo’s pipeline in graphical and narrative form in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Key Business Metrics and Selected Financial Data — Platform Statistics” and “— Projects, User Stories Created and API Calls.”

The pipeline provided by the AgileAlgo management to Moore was derived from the foregoing (until the applicable period of August 31, 2023) and based entirely (1) on AgileAlgo’s own customer outreach activities since the year 2021 during the Group’s platform development period, and (2) on perceived conversions, from customer interfaces described above, resulting in prospective customers through a high-level understanding of their requirements.

AgileAlgo maintained and maintains a pipeline of customers and opportunities as described using the components set forth above, and at the time of the Group’s valuation in June through August 2023, the management team had been actively working on converting that pipeline into sales and subscribing companies. The pipeline itself consisted of public sector prospects and large enterprise private sector companies largely in Singapore, with some from the rest of Southeast Asia, which is consistent with the inherent networks and experience of the AgileAlgo founders. For more details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Key Business Metrics and Selected Financial Data.”

The pipeline that AgileAlgo’s revenue projections are based on, shows the customers that AgileAlgo was in contact with as well as the size of contract for each customer anticipated by AgileAlgo. AgileAlgo believed, at the time the revenue projections were being prepared, that the pipeline supported the revenue projections because the management team of AgileAlgo has deep experience and an extended network in the technology industry, which makes them capable in gauging the demand of potential customers.

Summary of the Valuation Report

In preparing its report, Moore, among other things:

•        Interviewed members of AgileAlgo’s senior management via conference calls in relation to historical and future development, operations and other relevant information of AgileAlgo.

•        Reviewed relevant information and other relevant data concerning AgileAlgo provided by Inception Growth and AgileAlgo’s senior management.

•        Reviewed certain financial information provided by AgileAlgo, comprised of (a) unaudited income statements, balance sheets and cash flow statements for its fiscal years ended September 30, 2022 and 2023, (b) the profit and loss projections provided above and (c) revenue projections for its fiscal years ending September 30, 2024 and 2025, each as set forth above.

As further explained below, in preparing its valuation report Moore focused its analysis on projected fiscal 2024 revenues only. Moore’s analysis did not factor in 2025 revenue projections or any expense or profitability projections;

•        Performed market research and derived relevant figures from public sources concerning the valuation of AgileAlgo.

•        Prepared a valuation model to derive the value of AgileAlgo.

In connection with its review and in arriving at its valuation of AgileAlgo, Moore assumed and relied on the accuracy and completeness of all the financial, accounting, tax, legal and other information discussed with or reviewed by it for the purposes of the report, and neither attempted to verify independently nor assumed responsibility for verifying any of such information.

Moore arrived at a valuation of approximately $158 million primarily through a market approach via an analysis of comparable publicly listed growth-stage companies in the generative AI and software industry. The market approach reflects the value obtained from a consensus of market participants over the corresponding industry. It is generally agreed that such an approach involves less subjective assumptions and judgements in a valuation as this is principally based on comparisons. Moore noticed that several publicly listed companies of similar businesses could provide a reasonable valuation. Moore adopted the guideline company method in the valuation and selected publicly listed companies that are comparable to AgileAlgo, i.e., guideline companies. The selection of the guideline companies was based on the comparability of the overall industry sector and geographical location. Although no two companies are ever exactly alike, behind the differences, there are certain business universals such as products, business models, required capital investment and overall perceived risks and uncertainties that guide the market in reaching the expected returns for companies with certain similar attributes.

The following criteria have been considered reasonable to select the guideline companies:

(1)    The guideline companies are involved in the sale of self-developed software that incorporates fundamental AI technologies. Their revenue is primarily derived from software subscriptions and the provision of professional services. This was based on Moore’s understanding of the guideline company descriptions provided by Bloomberg and their websites. Such business activities are the principal business activities of these companies;

(2)    The guideline companies’ shares are listed on the New York Stock Exchange or Nasdaq; and

(3)    The guideline companies’ shares were actively traded in the market and have sufficient relevant financial information that is publicly available.

Considering the above selection criteria, Moore determined that none of the reviewed guideline companies fully align with AgileAlgo. This disparity arises because besides being a private company, AgileAlgo operates within a specific niche and maintains a focused market presence, while the other companies are significantly larger in scale and operate across broader business domains. Consequently, Moore’s choice of guideline companies required intricate deliberation and judgment. This process took into account the similarities and differences in each company’s business, operational, and financial attributes, along with other factors that could influence the market values of these entities.

Moore considered the commonly adopted valuation multiples such as the price-to-book (P/B), price-to-earnings (P/E), price-to-sales (P/S) and enterprise-value-to-sales (EV/S) multiples. The P/B multiple has been excluded from this valuation because the “B,” which represents book value of net assets, is inadequate in capturing the worth of intangible economic assets such as goodwill, know-how, and the future prospects of the business. While the P/B multiple finds widespread use in the financial industry, particularly among banks, Moore believed it is not suitable for valuing AgileAlgo. AgileAlgo, being primarily a high-tech company, operates in a context where intangible assets play a pivotal role, making the P/B multiple less applicable in this valuation. The P/E multiple is a well-established and frequently employed valuation metric, especially when assessing companies with consistent profit generation and predictable earnings patterns. However, the P/E ratio was not adopted in this case because both AgileAlgo and several of the guideline companies reported negative earnings during the historical periods. The P/S multiple was deemed unsuitable for this valuation because it fails to account for variations in leverage among different companies. This omission of a company’s debt, which is crucial in assessing the market value of both enterprise value and equity interests, makes the P/S multiple unsuitable for the valuation.

As such, Moore adopted the EV/S valuation multiple. The EV/S multiple measures the size and business potential of the company as an entire firm and is considered leverage neutral with the debt factor being considered. The EV/S multiple will allow the comparison of values between similar companies with different capital structures. There are two types of EV/S multiples: forward EV/S and trailing EV/S. Given that AgileAlgo began generating revenue only in late 2022 and has plans for substantial business expansion in 2024, the trailing twelve-month sales figure (spanning from September 2022 to August 2023) as of the valuation date remained relatively low. However, sales were expected to experience a dramatic surge in 2024. Moore chose to adopt the forward EV/S multiple, which factors in the EV of the guideline companies divided by their projected sales for 2024, sourced from Bloomberg. This decision was made to avoid underestimating AgileAlgo’s market value, as the trailing EV/S may not adequately reflect such growth. At the time that AgileAlgo delivered its revenue projections to Moore, its management believed that sales would increase in 2024 and that it would have 2024 forward revenue of $13,407,704, due to the following reasons:

(a)     AgileAlgo officially launched its product ANGEL in 2022 and AgileAlgo did not pursue aggressive sales activities because AgileAlgo wanted to further refine its product before investing more heavily in sales and marketing. Through initial marketing and business development efforts, AgileAlgo generated a substantial sales pipeline in in the second half of fiscal 2023, and management believed that more intensive sales activities could lead to a significant rise in revenue in 2024.

(b)    AgileAlgo management has been talking to many potential customers since 2H-2023. From talking to the potential customers, AgileAlgo management had managed to get a sense of the demand from enterprises and developed the sales pipeline with expected contract value.

(c)     The fast growth of the industry of Generative AI also supports the fast growth of the demand for AgileAlgo’s service. According to June 2023 report on Generative AI by McKinsey & Co., the funding towards Generative AI has grown significantly, reaching $12 billion in the first five months of 2023, compared to just $4.5 billion in all of 2022.

In performing the comparable company analysis, Moore prepared the valuation on the basis of “market value” as defined in International Valuation Standards 2022, i.e., “the estimated amount for which an asset should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s length transaction, after proper marketing where the parties had each acted knowledgeably, prudently and without compulsion”. The valuation was prepared in accordance with the International Valuation Standards issued by the International Valuation Standards Council. Moore relied on the following assumptions: (1) the 2024 forward revenue of AgileAlgo of $13,407,704 based on the estimate of AgileAlgo management; (2) a forward EV/S multiple of 10.88; (3) a Control Premium of approximately 28.70% based on the research “Mergerstat Control Premium Study (4th Quarter 2022)”, which highlights control premium and minority discount data as of the fourth quarter of 2022 and provides analysis on equity control premiums, minority discounts on equity, and the invested capital control premium by various categories such as industry sector, percentage acquired, deal size, strategic and financial buyer breakouts, method of payment, and transaction multiples, issued by

FactSet Mergerstat, LLC in 2023; and (4) the median Discount for Lack of Marketability (DLOM) of approximately 15.70% calculated from the 772 relevant private placement transactions of unregistered common stock issued by publicly traded companies from July 1980 through March 2022 in the “Stout Restricted Stock Study Companion Guide (2022 Edition)”, a widely cited restricted stock transaction database for providing empirical support for a DLOM published and updated quarterly by Business Valuation Resources, LLC in 2023. All aforementioned studies are publicly available and were not commissioned by AgileAlgo or Inception Growth. Limitations of the aforementioned assumptions include:

•        The Valuation has been primarily based on income statements, balance sheets and the Forward Revenue provided by AgileAlgo management.

•        The Forward Sales were prepared on bases reflecting the best available estimates and good faith judgments of AgileAlgo management as to AgileAlgo’s future performance.

•        The principal businesses of AgileAlgo will not change significantly in the foreseeable future.

•        There will be no major changes in the political, legal, fiscal, technological, economic and market conditions in the localities in which AgileAlgo operates or intends to operate, which would adversely affect the revenues attributable to and profitability of AgileAlgo.

•        There will be no major changes in the current taxation laws in the localities in which AgileAlgo operates or intends to operate and that the rates of tax payable shall remain unchanged and that all applicable laws and regulations will be complied with.

•        There will be no material changes in the relevant market return, market risk, interest rates and exchange rates that would impact AgileAlgo’s business operation.

The capital expenditure and business expenses incurred in the past years of operation and planning to be incurred were calculated as the Cost projections. The Cost Approach was considered inappropriate in the Valuation as it does not consider the future economic benefits generated from the operation of AgileAlgo’s business. The Cost Approach is inadequate in reflecting the value of its equity interests deriving from its ongoing business and any potential growth prospects. Therefore, the Market Approach reflects the value obtained from a consensus of market participants over the corresponding industry. It is generally agreed that such an approach involves less subjective assumptions and judgements in a valuation as this is principally based on comparison. Moore also noticed that several publicly listed companies of similar businesses could provide a reasonable valuation benchmark. Thus, the Market Approach has been adopted in the Valuation.

The EV/S multiples of the comparable publicly listed companies used for the analysis are as follows:

Guideline Company Name	Ticker	EV/S
C3.ai, Inc.	AI US Equity	10.50
Snowflake Inc.	SNOW US Equity	15.45
Dynatrace, Inc.	DT US Equity	8.75
HubSpot, Inc.	HUBS US Equity	11.26
Splunk Inc.	SPLK US Equity	5.37
Atlassian Corporation	TEAM US Equity	11.82
	Median	10.88

____________

Source: Bloomberg

All of the companies listed above became public through an underwritten firm commitment offering rather than a business combination, are significantly larger than AgileAlgo, and have been reporting and publicly traded for many years. As AgileAlgo is a growth stage private company that exists in a unique space with no exactly comparable peers, none of the companies listed above have characteristics identical to AgileAlgo, but were selected because of certain similarities to AgileAlgo’s business. There are limitations on the selection criteria.

The Guideline Companies are involved in the sale of self-developed software that incorporates fundamental AI technologies. Their revenue is primarily derived from software subscriptions and the provision of professional services. This has been based on Moore’s understanding of their company descriptions provided by Bloomberg and their websites. Such business activities are the principal business activities of these companies.

The Guideline Companies’ shares were actively traded in the market and have sufficient relevant financial information that is publicly available. It is true that the companies listed became public through an underwritten firm commitment offering rather than a business combination, are significantly larger, and have been reporting and publicly traded for many years. But the fact that whether companies listed became public through an underwritten firm commitment offering rather than a business combination should be outweighed as there was no relevant company listed through a business combination. In addition, after AgileAlgo becomes public, its share price will gradually be based on public perception of it, instead of based on the route of becoming public.

The limitation of the selection criteria is the fact that Moore has determined that none of the reviewed companies closely align with AgileAlgo. This disparity arises because AgileAlgo operates within a specific niche and maintains a focused market presence, while the other companies are significantly larger in scale and operate across broader business domains.

Consequently, Moore’s choice of Guideline Companies has required intricate deliberation and judgment. This process took into account the similarities and differences in each company’s business, operational, and financial attributes, along with other factors that could influence the market values of these entities.

The Valuation Report did not express comments on accounting treatment and operational or other risks; opinions on future financial and operational performance; or any recommendations.

AgileAlgo Management Revenue Update

Based on AgileAlgo’s internally prepared analysis of 2024 fiscal year revenues, AgileAlgo had concluded prior to year-end that AgileAlgo is unlikely to meet its previously prepared 2024 revenue forecast. AgileAlgo did not meet its original revenue projections for fiscal 2024. AgileAlgo’s revenues for the fiscal year 2024 represented a 251% increase over the revenue of the fiscal year ended September 30, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Components of Results of Operations — Revenues.” However, these increased revenues, amounting to $264,355 for the year ended September 30, 2024, did not reach and are significantly lower than AgileAlgo’s original revenue projections for this period.

AgileAlgo management has decided not to update its projections for fiscal 2024 because the assumptions and estimates used in, and the results derived from, the financial analyses used in formulating projections (for example, the timing of revenue streams) are inherently subject to substantial uncertainty. The fiscal 2024 revenue projections were based on information available at the time and are not necessarily indicative of current or future market conditions. For the same reasons, AgileAlgo cannot express any opinion as to the reliability of the revenue projections for 2025, although believes that projects that were originally expected to be accelerated in fiscal 2024 may occur in fiscal 2025.

For more information see “— Review of Projections.”

Management believes that the main reasons for this conclusion are related to the significant management attention and financial resources expended in connection with completing the Business Combination and becoming a Nasdaq listed company. More specifically:

(1)     As already highlighted in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo,” there had been a substantially more than anticipated shift of the Group’s operational and financial resources from daily sales, operations and new business development, towards pursuing this business combination (for example, the preparation and review of this proxy statement/prospectus, and coordination with the AgileAlgo auditors on the financial statements), which the management regards to be a strategic and longer-term investment and hence the absolute priority given to this initiative. The significant investment of time by AgileAlgo’s Co-Chief Executive Officers on these and related matters have delayed the focus on sales growth, and this shift in focus and time towards the needs of the Business Combination was not sufficiently factored into the 2024 revenue forecast and pipeline analysis.

(2)    AgileAlgo’s sales and account management headcount and actual experienced candidates onboarded at this juncture have been insufficient to keep the required pace of sales cadence needed to move client engagements in a timely manner towards conversions, given the multiple engagements the Group has and inevitably needs in ramping up revenues.

(3)    During the fiscal year ended September 30, 2023, the AgileAlgo sales and product teams focused on closing two specific customer project contracts, resulting in lesser business development work dedicated to increase new customer/user conversions from the Group’s pipeline during that period; furthermore, the ramp-up of the sales efforts, specifically the expansion of AgileAlgo’s sales and marketing teams, requires the investment of financial resources. Because AgileAlgo has incurred significant expenses relating to the Business

Combination, significant investment for sales and marketing has been deferred. The total number of projects created on the platform increased to 61, 72 and 79 in the subsequent monthly periods of January, February and March, respectively, of 2024, with the completion of the abovementioned customer projects in first fiscal quarter of 2024, the commencement of the new customer project contract closed in January 2024, and the team resuming more business development work, which resulted in the closing of two new ANGEL contracts and two new ADA contract in the months of September, October and November, 2024. Also highlighted in our Results from Operations: Revenues, and Ability to continue as going concern without Business Combination sections below, due to some expected protracted contract negotiations, the Group was not able to conclude these contracts within the fiscal year ended September 30, 2024, and revenues from these new contracts are expected to be realized over the course of the new fiscal year 2025, commencing October 1, 2024.

(4)    While there is a wide discrepancy between forecasted and actual revenues to date, AgileAlgo’s own analysis in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo” shows that the forecasted deal sizes have been fairly accurate, and that the Group is not doing the required volume to meet the revenue projected, which will require a corresponding ramp-up in staff (both sales and delivery). As presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Key Business Metrics and Selected Financial Data”, AgileAlgo’s number of Trial Users has increased from December 31, 2023 to September 30, 2024 (from 32 to 37). Likewise, AgileAlgo has increased its Enterprise tier subscriptions modestly during this period (from 4 to 5 users). While this growth is positive, it is not the level of user growth that AgileAlgo’s management would prefer or expect to achieve, and the Group believes that, following the Business Combination, it will have managerial resources available, which had been otherwise devoted to the Business Combination, to further focus on its management’s expectations regarding user and customer acquisition.

The customers converted and reported as those generating all revenues in fiscal year 2023 and fiscal year 2024, have all been converted from this pipeline. Management continues to believe strongly that sales will increase significantly in 2025, although AgileAlgo was unable to meet the 2024 projections presented to Moore due to the factors highlighted above. However, AgileAlgo is growing its revenue in fiscal 2024, as evidenced by its revenue for the year ended 2024, which exceeded by 251% the entire revenue (of $75,252) for fiscal year ended 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Ability to continue as going concern without Business Combination.”

The Inception Growth Board also believes that projections generally, and those provided by early stage companies such as AgileAlgo specifically, are inherently uncertain by their nature. Inception Growth did not request AgileAlgo to update its financial projections for that reason and also because of the IGTA Board’s belief that notwithstanding AgileAlgo’s 2024 revenue miss, AgileAlgo is positioned for long-term growth and success.

Review of Projections

Following September 30, 2024, the Inception Growth Board confirmed that the projections referenced in 2024 still reflect management’s view on AgileAlgo’s future performance. Due to the pendency of the business combination for the interim year ending September 30, 2024, management’s view was that AgileAlgo’s future performance was delayed for such period, due to attention by management to completing the business combination, and due to a limitation of capital to deploy to sales force during this prior year which capital was redeployed to business combination expenses and/or not yet received due to the pendency of the closing of the business combination. Management also noted that AgileAlgo’s software platform the ADA virtual coder requires further development for automation capabilities. The management also noted the factors that AgileAlgo beginning in fiscal 2025 is ramping up hiring of SAP and sales consultants, ahead of such prospective automation. In addition, management noted the factors of founders of AgileAlgo supplying funds for the above two items in November 2024. See “Management Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo — Recent Developments.” Lastly, management noted that the acceleration of certain deals from the FY 2025 pipeline to close earlier in FY 2024 referenced above did not occur and may occur in FY 2025, further suggesting those events may contribute to associated revenue during the upcoming fiscal year, although subject to risks disclosed in risk factors. As a result of the foregoing and application of projections to FY 2025, instead of FY2024, management determined there was not further a need to obtain updated projections at this time.

See “Risk Factors — AgileAlgo did not meet its original revenue projections for fiscal 2024, and if AgileAlgo is unable to accelerate is pipeline of prospective customer deals, or if AgileAlgo is unable to attract new customers or expand its existing customer relationships, AgileAlgo’s business, financial condition, and results of operations may be adversely affected”.

Required Vote

Approval of the Share Exchange Proposal requires the affirmative vote of the holders of a majority of the IGTA Shares as of the record date represented in person (including by virtual presence) or by proxy at the Special Meeting and entitled to vote thereon. Adoption of the Share Exchange Proposal is conditioned upon the adoption of the Redomestication Merger Proposal. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Share Exchange Proposal is not approved, then Inception Growth will not consummate the Business Combination.

Recommendation of Inception Growth Board

After careful consideration, the Inception Growth Board determined that the Share Exchange forming part of the Business Combination with AgileAlgo is in the best interests of Inception Growth and its stockholders. On the basis of the foregoing, the Inception Growth Board has approved and declared advisable the Business Combination with AgileAlgo and recommends that you vote or give instructions to vote “FOR” the Share Exchange Proposal.

The existence of financial and personal interests of one or more of Inception Growth’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Inception Growth and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Inception Growth’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a stockholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

PROPOSAL No. 3:
THE NASDAQ PROPOSAL

Overview

Immediately prior to and in connection with the proposed Business Combination, we intend to effect (subject to customary terms and conditions, including the Closing): (i) the issuance and/or sale of PubCo Ordinary Shares in connection with the Business Combination and (ii) the issuance of an aggregate of up to $30,000,000 PubCo Ordinary Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing.

For more information, see the full text of the Business Combination Agreement, a copy of which is attached as Annex A-1 (with the amendments thereto attached as Annex A-2 and Annex A-3, respectively). The SEPA and Yorkville Notes, and the YA Registration Rights Agreement, are included as exhibits to the registration statement of which this proxy statement/prospectus forms a part. The discussion herein is qualified in its entirety by reference to such documents.

We are proposing the Nasdaq Proposal in order for PubCo to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares); or (B) the PubCo Ordinary Shares to be issued is or will be equal to or in excess of 20% of the number of PubCo Ordinary Shares outstanding before the issuance of the shares or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the PubCo Ordinary Shares for the five trading days immediately preceding the signing of the binding agreement, if the number of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) to be issued equals to 20% or more of the PubCo Ordinary Shares, or 20% or more of the voting power, outstanding before the issuance. This subsection (d) of 5635 is discussed further below.

Inception Growth received a notice, dated December 10, 2024 (the “Nasdaq Notice”) from Nasdaq, stating that Inception Growth did not comply with Interpretive Material IM-5101-2, and that its securities were subject to delisting. Inception Growth’s registration statement, filed in connection with the, became effective on December 8, 2021. Pursuant to IM-5101-2, Inception Growth, a special purpose acquisition company, must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since Inception Growth did not complete its initial business combination by December 8, 2024, it did not comply with IM-5101-2, and its securities were subject to delisting. Unless Inception Growth requested a timely appeal of this determination by Nasdaq, trading of its securities on Nasdaq would be suspended at the opening of business on December 17, 2024, and a Form 25-NSE would be filed with the SEC, which would remove Inception Growth’s securities from listing on The Nasdaq Stock Market.

Inception Growth did not appeal against Nasdaq’s determination to delist its securities and accordingly, the Company’s securities were be suspended from trading on Nasdaq at the opening of business on December 17, 2024. However, Inception Growth’s securities commenced trading on the OTC Markets at the opening of business on December 17, 2024, under their prior Nasdaq trading symbols; and it is expected that Inception Growth’s securities will continue to trade under their current symbols on the OTC Markets.

PubCo will seek to list the PubCo Ordinary Shares and the PubCo warrants on Nasdaq in connection with the closing of the Business Combination. Inception Growth cannot assure you that the PubCo Ordinary Shares and PubCo Warrants will be approved for listing on Nasdaq.

Background

On October 1, 2024, AgileAlgo, Inception Growth and Purchaser entered into the SEPA with the Investor.

Under the applicable Nasdaq rules, in no event may Purchaser issue to the Investor under the SEPA more than 16,353,904 PubCo Ordinary Shares, which number of shares is equal to 19.99% of the IGTA Shares outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless (i) PubCo obtains stockholder approval to issue PubCo Ordinary Shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by the Investor for all of the PubCo Ordinary Shares that PubCo directs the Investor to purchase from PubCo pursuant to the SEPA, if any, equals or exceeds the lower of (a) the official closing price of the IGTA Shares on Nasdaq immediately preceding the execution of the SEPA and (b) the average official closing price of the IGTA Shares on Nasdaq for the five consecutive trading days immediately preceding the execution of the SEPA, adjusted as required by Nasdaq so that the Exchange Cap limitation will not apply to issuances and sales of PubCo Ordinary Shares pursuant to the SEPA. Moreover, PubCo may not issue or sell any PubCo Ordinary Shares to the Investor under the SEPA which, when aggregated with all other PubCo Ordinary Shares then beneficially owned by Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 4.99% of the outstanding AGBA Ordinary Shares.

Exchange Cap

Under the applicable Nasdaq rules, in no event may PubCo issue to the Investor under the SEPA more than 16,353,904 Common Shares, which number of shares is equal to the Exchange Cap.

Reasons for Seeking Shareholder Approval Relating to the Exchange Cap

Nasdaq Listing Rule 5635 requires us to obtain shareholder approval, among other things as discussed above, prior to the sale, issuance or potential issuance of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) in connection with a transaction other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the PubCo Ordinary Shares or 20% or more of the voting power outstanding before the issuance. This approval under 5635(d) is in addition to approval under 5635(a) and (b) discussed above. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. The applicable “Minimum Price,” solely for Nasdaq approval purposes under such subsection (d), is $11.32 relating to IGTA’s applicable share price of common stock based on the signing of the SEPA on October 1, 2024.

In connection with the execution of the SEPA, we agreed to hold a meeting of stockholders to, among other things, obtain the consent of the stockholder of IGTA pursuant to Nasdaq Listing Rule 5635 for the issuance of all PubCo Ordinary Shares that could be issued pursuant to the SEPA.

The Exchange Cap applies to PubCo Ordinary Shares issued or that may be issued under the SEPA, and accordingly, we are seeking a single stockholder approval with respect to PubCo Ordinary Shares to be issued under the SEPA, and which includes the issuance of an aggregate of up to $30,000,000 PubCo Ordinary Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing. A component of the Yorkville Financing and this approval includes, without limitation, the reservation and registration of 4,500,000 PubCo Ordinary Shares for issuance in connection with the Yorkville Notes, Stockholder approval of this Proposal 3 will constitute shareholder approval for purposes of Nasdaq Listing Rule 5635.

Our Board has determined that the SEPA and our ability to issue the PubCo Ordinary Shares thereunder in excess of the Exchange Cap are in the best interests of PubCo and its shareholders because the ability to sell PubCo Ordinary Shares to the investor will provide PubCo with a reliable source of capital for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities.

We cannot predict if the applicable price for any conversion under the any future notes issued to the Investor will be greater than the applicable Minimum Price under the Nasdaq Rules.

Consequences of Non-Approval

The ability of PubCo to continue as a going concern is dependent upon its ability to raise additional funds and implement its business plan, including, but not limited to equity and/or debt financings and government loans or grants. If PubCo is unable to raise additional capital, it may have to significantly delay, scale back or discontinue the development or commercialization of its products and services and/or consider a sale or other strategic transaction.

If we do not receive the IGTA stockholder approval, this will restrict PubCo’s ability to sell PubCo Ordinary Shares to the Investor, unless we are able to sell shares to the Investor at a price per share greater than the applicable Minimum Price under the SEPA.

Accordingly, our Board believes that providing PubCo the flexibility to issue PubCo Ordinary Shares in excess of the Exchange Cap and below the applicable Minimum Price for the SEPA is advisable and in the best interests of the IGTA and its stockholders because of the capital that PubCo can receive with greater flexibility to issue PubCo Ordinary Shares under the SEPA.

Effect on Current Stockholders

The issuance of PubCo Ordinary Shares under the SEPA (including any such shares issued below the applicable Minimum Price) would result in an increase in the number of PubCo Ordinary Shares outstanding, and our shareholders will incur dilution of their percentage ownership. Because the number of PubCo Ordinary Shares that may be issued to the Investors pursuant to the Convertible Notes is determined based on the price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current shareholders.

Additional Reasons for the Nasdaq Proposal

In consideration of the Share Exchange, at the Closing PubCo will issue 14,000,000 PubCo Ordinary Shares with a deemed price per share of US$10.00 to the AgileAlgo Shareholders. In addition, an additional 2,000,000 Earnout Consideration Shares may be issued to the AgileAlgo Shareholders as contingent post-closing earnout consideration. See “Proposal No. 2: — The Share Exchange Proposal — General Description of the Share Exchange — Share Exchange with AgileAlgo; Share Exchange Consideration.” Because the number of PubCo Ordinary Shares we anticipate issuing as consideration in the Business Combination (1) will constitute more than 20% of PubCo’s outstanding ordinary shares and more than 20% of outstanding voting power prior to such issuance, and (2) will result in a change of control of Inception Growth, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a), (b) and (d).

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, up to an aggregate of 16,000,000 PubCo Ordinary Shares may be issued in connection with the Business Combination, and additional PubCo Ordinary Shares may be issued to the Investor after the Business Combination in excess of the Exchange Cap.

The issuance of the Ordinary Shares described above would result in significant dilution to Inception Growth’s stockholders, and result in its stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Combined Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the IGTA Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Special Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

This Proposal is conditioned upon the approval of the Redomestication Merger Proposal and the Share Exchange Proposal. If the Redomestication Merger Proposal and the Share Exchange Proposal are not approved, Proposal No. 3 will have no effect even if approved by our stockholders.

Board Recommendation

The Inception Growth Board recommends a vote “FOR” adoption of the Nasdaq Proposal.

The existence of financial and personal interests of one or more of Inception Growth’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Inception Growth and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Inception Growth’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a stockholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

PROPOSAL No. 4:
THE CHARTER PROPOSAL

Overview

In connection with the Business Combination, we are asking our stockholders to consider and vote upon and to approve a proposal to adopt the PubCo Amended and Restated Memorandum and Articles of Association, which we refer to as the PubCo Charter, substantially in the form attached to this proxy statement/prospectus as Annex B, which will be adopted by PubCo upon the effective time of the Redomestication Merger. The Charter Proposal is conditioned on the approval of the Redomestication Merger Proposal and the Share Exchange Proposal. Therefore, if the Redomestication Merger Proposal and the Share Exchange Proposal are not approved, then the Charter Proposal will have no effect, even if approved by Inception Growth’s stockholders. The Charter Proposal is not conditioned on the separate approval of the Governance Proposal. This separate vote is not required by British Virgin Islands law and instead, is being requested by Inception Growth pursuant to SEC guidance.

Proposed PubCo Charter

The following table sets forth a summary outlining important similarities and differences in the corporate governance and shareholder rights associated with each of Inception Growth and PubCo according to applicable law and/or the organizational documents of Inception Growth and PubCo, including Inception Growth’s Current Charter and the PubCo Charter. This summary is qualified by reference to the complete text of the PubCo Charter, a copy of which is attached to this proxy statement/consent solicitation statement/prospectus as Annex B. All stockholders are encouraged to read each of the proposed PubCo Charter in their entirety for a more complete description of their terms in their entirety for a more complete description of their terms.

Provision	Existing Charter	Proposed PubCo Charter
Forum	Delaware	British Virgin Islands
Authorized Share Capital	26,000,000 shares of common stock of a par value of US$0.0001 each

500,000,000 ordinary shares of a par value of $0.0001 each

PubCo board of directors is authorized to establish and designate from time to time up to five classes of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series

Corporate Name	Inception Growth Acquisition Limited	Prodigy, Inc.
Corporate Perpetual Existence	Will wind up and cease existence pursuant to a voluntary liquidation procedure if a business combination is not consummated within a specified period of time	Has perpetual existence
Blank Check Company	Contains special applicable only to special purpose acquisition corporations, including regarding a business combination with a target company	Contain no provisions related to blank check companies

Reasons for the Amendments

In the judgment of Inception Growth’s board, the Charter Proposal is desirable for the following reasons:

•        The authorized increased share capital is in compliance with the British Virgin Islands laws and desirable for PubCo to have adequate authorized capital to facilitate the transactions contemplated by the Business Combination, to provide support for PubCo’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions);

•        The name of the new public entity is desirable to reflect the Business Combination and the combined business going forward; and

•        the provisions that relate to the operation of Inception Growth as a blank check company prior to the consummation of its initial business combination would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

Required Vote

The approval of the Charter Proposal requires the affirmative vote of holders of a majority of the IGTA Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Special Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

This Proposal is conditioned upon the approval of the Redomestication Merger Proposal and the Share Exchange Proposal. If the Redomestication Merger Proposal and the Share Exchange Proposal are not approved, Proposal No. 4 will have no effect even if approved by our stockholders.

Recommendation of Inception Growth Board

The Inception Growth Board recommends a vote “FOR” adoption of the Charter Proposal.

PROPOSAL No. 5:
THE GOVERNANCE PROPOSAL (THE “GOVERNANCE PROPOSAL”)

Overview

We are asking our stockholders to vote upon a proposal to approve certain governance provisions contained in the PubCo Charter, which will be adopted by PubCo upon the effective time of the Redomestication Merger. Explanations for each of these proposals are being presented in accordance with SEC guidance and will each be voted upon on an advisory basis. The vote on each of these proposals is not binding on Inception Growth or our Board.

In the judgment of the Board, these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the Business Combination is not conditioned upon the separate approval of the Governance Proposal.

Governance Proposal

The following is a summary of the material differences between our Current Charter and the PubCo Charter applicable to the Governance Proposal. This summary is qualified by reference to the complete text of the PubCo Charter, a copy of which is attached to this proxy statement as Annex B. We urge all stockholders to read the PubCo Charter in their entirety for a more complete description of its terms.

Governance Proposal A — The Redomestication Merger	To approve the merger of Inception Growth with and into PubCo, its wholly owned British Virgin Islands subsidiary, with PubCo surviving the merger.
Governance Proposal B — The Share Exchange	To approve the authorization for PubCo’s board of directors to complete the Share Exchange with the shareholders of AgileAlgo, resulting in AgileAlgo becoming a wholly owned subsidiary of PubCo.
Governance Proposal C — Authorized Ordinary Shares

The Current Charter authorizes the issuance of up to 26,000,000 shares of common stock, par value $0.0001 per share, whereas PubCo’s authorized shares under its Memorandum of Association are 500,000,000 PubCo Ordinary Shares, par value $0.0001 per share.

Governance Proposal — Provisions Applicable to Blank Check Companies

Under the Current Charter, Article IX sets forth various provisions related to Inception Growth’s operation as a blank check company prior to the consummation of an initial business combination, whereas PubCo’s Memorandum and Articles of Association does not include these blank check company provisions. In addition, the Current Charter provisions requiring that the proceeds from Inception Growth’s IPO be held in a trust account until a business combination or liquidation of Inception Growth and the terms governing the consummation of a proposed business combination are not present in the PubCo Charter. Furthermore, PubCo’s name will also be changed to “Prodigy, Inc.” which will be set out in PubCo Charter.

Reasons for the Governance Proposal

Proposal A — The Redomestication Merger

The purpose of the Redomestication Merger is to establish a British Virgin Islands company as the parent entity of AgileAlgo. As a result of the Redomestication Merger, the Inception Growth stockholders will no longer be stockholders of Inception Growth. The Inception Growth stockholders (other than the Inception Growth stockholders who exercise their redemption rights, and any direct or indirect wholly owned subsidiary of Inception Growth holding IGTA Shares) will become shareholders of PubCo.

Proposal B — The Share Exchange

The Inception Growth Board considered a wide variety of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, including but not limited to, the following material factors:

•        Commercial rationale.    AgileAlgo has a strong track record of developing AI solutions that are tailored for the enhancement of labor productivity;

•        Capacity for international expansion.    AgileAlgo plans to expand market coverage and its international operations in the future. By leveraging its established foothold in the existing Asian markets, AgileAlgo is well positioned to efficiently tap into other region’s growing demand for AI-driven workforce solutions. Such strategic expansion also positions AgileAlgo to address the growing needs of a diverse clientele, driving business growth and innovation;

•        Multiple avenues for growth.    Throughout the discussion, the Inception Growth Board is aware that AgileAlgo’s management team has been exploring and planning for different ways to widen its revenue streams, such as expansion of its distribution channel, market coverage and client profiles; and

•        Strong and committed experienced management team.    AgileAlgo’s management team has an extensive experience in technology industry and the IT sector.

After careful consideration, the Inception Growth Board determined that the Share Exchange forming part of the Business Combination with AgileAlgo is in the best interests of Inception Growth and its stockholders. See the section titled “Proposal No. 2: — The Share Exchange Proposal — Inception Growth’s Board’s Reasons for Approving the Business Combination” for additional information.

Proposal C — Authorized Ordinary Shares

The PubCo Charter also increases the authorized number of shares because the IGTA board of directors believes that it is important for the Combined Company to have available for issuance a number of authorized shares of PubCo Ordinary Shares and preference shares sufficient to support the Combined Company’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). In addition, the increase in the total number of authorized shares is intended to provide the Combined Company with adequate authorized capital to provide flexibility for future issuances of PubCo Ordinary Shares if determined by the Combined Company’s board of directors to be in the best interests of the Combined Company, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. Although there is no present intention to issue any shares beyond those contemplated by the proposed Business Combination, the Yorkville Financing, the Incentive Plan, and/or otherwise in the ordinary course of business, the additional authorized shares of PubCo Ordinary Shares would be issuable for any proper corporate purpose, including, without limitation, stock splits, stock dividends, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, issuances under current or future equity compensation plans or for other corporate purposes. The Combined Company’s authorized but unissued shares of the PubCo Ordinary Shares and preference shares will be available for future issuances without stockholder approval (except to the extent otherwise required by law or Nasdaq rules) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.

Proposal D — Provisions Applicable to Blank Check Companies

The elimination of certain provisions related to Inception Growth’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the PubCo Charter does not include the requirement to dissolve the Combined Entity after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from Inception Growth’s IPO be held in the Trust Account until a business combination or liquidation of Inception Growth has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the PubCo Charter.

Vote Required for Approval

The Governance Proposal, which is a non-binding vote, assuming that a quorum is present at the Special Meeting, will be approved only if holders of at least a majority of the issued and outstanding Ordinary Shares present in person (including by virtual attendance) or represented by proxy and entitled to vote at the Special Meeting vote “FOR” the Governance Proposal. Accordingly, a stockholder’s failure to vote online during the Special Meeting or by proxy, a broker non-vote or an abstention have no effect on the Governance Proposal.

As discussed above, the Governance Proposal is advisory votes and therefore are not binding on Inception Growth or our Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the PubCo Charter will be the charter of the Combined Company upon consummation of the Business Combination.

The Initial Stockholders have agreed to vote any IGTA Shares owned by them in favor of the Governance Proposal.

Board Recommendation

The Inception Growth Board recommends a vote “FOR” adoption of the Governance Proposal.

The existence of financial and personal interests of one or more of Inception Growth’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Inception Growth and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Inception Growth’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a stockholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

PROPOSAL NO. 6:
THE NTA REQUIREMENT AMENDMENT PROPOSAL

Overview

This is a proposal to eliminate from Inception Growth’s certificate of incorporation the limitation that it shall not redeem Public Shares to the extent that such redemption would cause Inception Growth’s net tangible assets to be less than $5,000,001, so as to facilitate the consummation of the Business Combination, by permitting redemptions by public stockholders of Inception Growth even if such redemptions result in Inception Growth having net tangible assets that are less than $5,000,001 upon consummation thereof, and by permitting consummation of the Business Combination even if it would cause Inception Growth’s net tangible assets to be less than $5,000,001 upon consummation thereof, by adopting the fifth amendment to Inception Growth’s amended and restated certificate of incorporation (the “NTA Requirement Amendment”). A copy of the fifth amendment to Inception Growth’s amended and restated certificate of incorporation is attached hereto as Annex C. All stockholders are encouraged to read the proposed NTA Requirement Amendment in its entirety for a more complete description of its terms.

The NTA Requirement

The Certificate of Incorporation of Inception Growth currently provides that Inception Growth shall not repurchase Public Shares in an amount that would cause the Inception Growth’s net tangible assets to be less than US$5,000,001 upon the consummation of a Business Combination, that Inception Growth shall not redeem Public Shares that would cause the Company’s net tangible assets to be less than US$5,000,001 following such redemptions and that the Company shall not consummate a Business Combination unless the Company has net tangible assets of at least US$5,000,001 immediately prior to, or upon such consummation of, such Business Combination (the “NTA Requirement”). The initial purpose of the NTA Requirement was to ensure that, in connection with its initial business combination, Inception Growth would continue, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act because it complied with Rule 3a51-1(g)(1) (the “NTA Rule”). Because we expect that the PubCo Ordinary Shares will be listed on Nasdaq as of the Closing Date, and therefore under the “Exchange Rule” (Rule 3a51-1(a)(2) under the Exchange Act) the PubCo Ordinary Shares will not be deemed to be a “penny stock” pursuant Rule 3a51-1 under the Exchange Act, (as described below), Inception Growth is presenting the NTA Requirement Amendment Proposal so that the parties may consummate the Business Combination even if Inception Growth has $5,000,000 or less in net tangible assets at the Closing.

Like many SPACs, Inception Growth included the NTA Requirement in its Certificate of Incorporation in order to ensure that through the consummation of its initial business combination Inception Growth would not be considered a penny stock issuer and therefore not a blank check company if no other exemption from the rule was available. However, trading of Inception Growth’s securities were suspended from Nasdaq at the opening of business on December 17, 2024, and commenced trading on the OTC Markets on such date, under their prior Nasdaq trading symbols. Nevertheless, Inception Growth believes that The Nasdaq Global Market has initial listing standards that meet the criteria identified in the Exchange Rule and that PubCo can therefore rely on the Exchange Rule to avoid being treated as a penny stock.

Therefore, the NTA Requirement is unnecessary so long as PubCo meets the requirements of the Exchange Rule.

If this NTA Requirement Amendment Proposal is approved, and PubCo fails to have net tangible assets of at least $5,000,001 and PubCo is unable to list its ordinary shares on Nasdaq (and thus will not be able to meet the requirements of the Exchange Rule), then PubCo may be required to comply with the “penny stock rules” and this could negatively affect the market for PubCo securities and the ability of PubCo to raise capital following the Business Combination. See “Nasdaq Rule 5815 was amended effective October 7, 2024 to provide for the immediate suspension and delisting for failure to meet the 36-month requirement in Nasdaq Rule IM 5101-2(b) to complete a business combination, and Inception Growth’s securities were suspended from trading on Nasdaq and delisted at the opening of business on December 17, 2024.”

Reasons for the Proposed NTA Requirement Amendment

Inception Growth’s stockholders are being asked to adopt the NTA Requirement Amendment Proposal prior to the Closing, which, in the judgment of the IGTA Board, could facilitate the consummation of the Business Combination if Inception Growth’s NTA would be below $5,000,001 upon consummation of the Business Combination. The Current Charter limits Inception Growth’s ability to consummate an initial business combination, or to redeem IGTA Shares in connection with an initial business combination, if it would cause Inception Growth to have less than $5,000,001 in net tangible assets upon consummation thereof. The purpose of such limitation was initially to ensure that IGTA Shares would not be deemed a “penny stock” pursuant to Rule 3a51-1 under the Exchange Act. Because we expect that the PubCo Ordinary Shares will be listed on Nasdaq as of the Closing Date, and therefore under the “Exchange Rule” (Rule 3a51-1(a)(2) under the Exchange Act) the PubCo Ordinary Shares will not be deemed to be a “penny stock” pursuant Rule 3a51-1 under the Exchange Act, Inception Growth is presenting the NTA Requirement Amendment Proposal to facilitate the consummation of the Business Combination. If the NTA Requirement Amendment Proposal is not approved and there are significant requests for redemption such that Inception Growth’s net tangible assets would be less than $5,000,001 immediately prior to or upon the consummation of the Business Combination, the Current Charter would prevent Inception Growth from being able to consummate the Business Combination even if all other conditions to Closing are met.

Vote Required for Approval

The approval of the NTA Requirement Amendment Proposal requires the affirmative vote of holders of sixty-five percent (65%) or more of all issued and outstanding IGTA Shares. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal. This Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation

The Inception Growth Board recommends a vote “FOR” adoption of the NTA Requirement Amendment Proposal.

PROPOSAL NO. 7:
DIRECTOR APPOINTMENT PROPOSAL

Overview

The Director Appointment Proposal — for Inception Growth stockholders to consider and vote upon a proposal by ordinary resolution, assuming the Redomestication Proposal, the Share Exchange Combination Proposal and the Governance Proposals are approved, to appoint six (6) directors who, upon consummation of the Business Combination, will be the directors of the Combined Company (“Director Appointment Proposal”).

Nominees

As contemplated by the Business Combination Agreement, the board of the Combined Company following consummation of the Business Combination transaction will consist of six (6) directors.

The Company’s board of directors will only consist of one class of directors. All six (6) nominees, Tay Yee Paa Tony, Lee Wei Chiang Francis, Lim Chee Heong, Loo Choo Leong, Seah Chin Siong and Wee Carmen Yik Cheng, are nominated by AgileAlgo.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, having received from each of the named individuals below a consent to act as director of the Company, that the holders PubCo Ordinary Shares approve and ratify the following individuals to serve as directors of PubCo, effective upon the Closing of the Business Combination or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause:

Name

•        Tay Yee Paa Tony;

•        Lee Wei Chiang Francis;

•        Lim Chee Heong;

•        Loo Choo Leong;

•        Seah Chin Siong; and

•        Wee Carmen Yik Cheng.

For more information on the experience of each of these director nominees, please see the section titled “PubCo’s Directors and Officers After the Business Combination” of this proxy statement/prospectus.

Vote Required for Approval

The approval of the Director Appointment Proposal requires the affirmative vote of holders of a majority of the IGTA Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Special Meeting.

Under the terms of the Current Charter, prior to Inception Growth’s consummation of an initial business combination, the holders of IGTA Shares are entitled to vote on the Director Appointment Proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Meeting, and accordingly abstentions and broker non-votes will not have an effect on the outcome of the vote. Holders of IGTA Shares may vote “FOR ALL” or “WITHHOLD ALL” or may withhold their vote with respect to particular director nominee(s).

Recommendation of the Inception Growth Board of Directors

THE INCEPTION GROWTH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR APPOINTMENT PROPOSAL.

The existence of financial and personal interests of one or more of Inception Growth’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Inception Growth and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Inception Growth’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section titled “Proposal 2: Share Exchange Proposal — Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 8:
THE INCENTIVE PLAN PROPOSAL

Summary of the Proposal

In connection with the Business Combination, Inception Growth and AgileAlgo have agreed that PubCo shall adopt the Incentive Plan. The Incentive Plan provides for the issuance of up to 15% of the total outstanding issued PubCo Ordinary Shares immediately upon Closing.

The following is a summary of certain terms and conditions of the Incentive Plan. This summary is qualified in its entirety by reference to the Incentive Plan, which is attached to this proxy statement/prospectus as Annex D. You are encouraged to read the entirety of the Incentive Plan.

Summary of the Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants of PubCo and to promote the success and enhance the value of PubCo, PubCo will adopt a share incentive plan upon the Closing of the Business Combination. A form of the Incentive Plan is filed as Annex D to this proxy statement/prospectus.

The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the Incentive Plan is initially 15% of the total outstanding issued PubCo Ordinary Shares immediately upon Closing. As of the date of this proxy statement/prospectus, no award has been granted under the Incentive Plan.

The following paragraphs describe the principal terms of the Incentive Plan.

Types of awards.    The Incentive Plan permits the awards of options, restricted shares, and restricted share units or other types of awards approved by the PubCo board of directors or any committee appointed thereof.

Plan administration.    The Incentive Plan shall be administered by the PubCo board of directors or any committee appointed thereof, which determines, among other things, the participants eligible to receive awards, the type or types of awards to be granted to each eligible participant, the number of awards to be granted to each eligible participant, and the terms and conditions of each award grant.

Award agreement.    Awards under the Incentive Plan are evidenced by an award agreement that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

Eligibility.    PubCo may grant awards to directors, consultants, and employees of PubCo and its related entities.

Vesting schedule.    In general, the PubCo board of directors determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards.    The exercise price per share subject to an option is determined by the PubCo board of directors and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares.

Transfer restrictions.    Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions provided in the Incentive Plan, such as transfers to PubCo or a subsidiary of its, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the PubCo board of directors or its executive officer or director authorized by the PubCo board of directors, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the PubCo board of directors, pursuant to such conditions and procedures as the PubCo board of directors may establish.

Termination and amendment.    Unless terminated earlier, the Incentive Plan has a term of ten years. The PubCo board of directors may terminate, amend or modify the Incentive Plan, subject to the limitations of applicable laws or stock exchange rules. However, no termination, amendment, or modification of the Incentive Plan may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without the prior written consent of the participant.

Required Vote

The approval of the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the IGTA Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Special Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal. Adoption of the Incentive Plan is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Inception Growth Board

The Inception Growth Board recommends a vote “FOR” adoption of the Incentive Plan Proposal.

PROPOSAL NO. 9:
THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Inception Growth Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Inception Growth’s stockholders in the event that based upon the tabulated vote at the time of the Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Redomestication Merger Proposal or the Share Exchange Proposal. In no event will the Inception Growth Board adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its Current Charter and British Virgin Islands law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Inception Growth’s stockholders, the Inception Growth Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Redomestication Merger Proposal or the Share Exchange Proposal. If we do not consummate the Business Combination and fail to complete an initial business combination by the end of the Combination Period, we will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to the public stockholders.

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Redomestication Merger, the Share Exchange Agreement and the Incentive Plan Proposal, the Inception Growth Board may adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will Inception Growth seek adjournment which would result in soliciting of proxies, having a stockholder vote, or otherwise consummating a business combination after June 13, 2025 (assuming full extension, as previously described herein).

Required Vote for Approval

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the IGTA Shares as of the record date represented in person (including by virtual presence) or by proxy at the Special Meeting and entitled to thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Inception Growth Board

The Inception Growth Board recommends a vote “FOR” adoption of the Adjournment Proposal.

BUSINESS OF AGILEALGO

Unless otherwise indicated or the context otherwise requires, all references in this section to “AgileAlgo,” “we,” “us,” “our,” and other similar terms refer to AgileAlgo Holdings Limited and its subsidiaries prior to the consummation of the business combination, which will be the business of AgileAlgo Holdings Limited and its consolidated subsidiaries after giving effect to the business combination.

Our Mission

The mission of AgileAlgo is to revolutionize the delivery of information technology (IT) systems by transcending borders and virtualizing offshore software delivery. We accomplish this objective by utilizing a generative artificial intelligence (GenerativeAI) platform to enable artificial intelligence integration into the software delivery life cycle process, thereby actualizing systems creating systems and AI creating AI.

Company Overview

AgileAlgo is an artificial intelligence (AI) software platform and service provider that was established in Singapore in 2019. The company specializes in the development of GenerativeAI solutions that are designed to produce AI models and code for various everyday applications.

AgileAlgo stands for Agility-in-Algorithm. We seek to address the shortage of data scientists, software engineers, testers, and operators in the AI and software engineering fields. We leverage GenerativeAI technology to create a Virtual System Implementer team and provide neural networks and program management advisory services. AgileAlgo focuses on system integrators in the IT and technology sectors, using deep learning and neural networks to mimic the software developer’s thinking and inference function.

Our company operates in the technology sector, utilizing GenerativeAI to address the growing workforce and talent shortages. GenerativeAI refers to technology that is able to create new data or content that is similar to what it was trained on. Instead of just recognizing patterns in existing data like traditional AI, GenerativeAI is able to actually produce new examples of data, and in our case new program scripts. It works by translating the input language, currently in English, to match the syntax and features of the programming language rather than just learning the underlying patterns from sample content from the internet. In the June 2023 report on GenerativeAI, McKinsey & Co. utilized labor productivity as one of the two principal metrics to assess the global economic influence of organizations.

The potential impact of generative AI can be evaluated through two lenses.

Lens 1
Total economic potential of 60-plus organizational use cases[1]
Lens 2
Labor productivity potential across ~2,100 detailed work activities performed by global workforce
Cost impacts of use cases
Revenue impacts of use cases[1]

[1]For quantitative analysis, revenue impacts were recast as productivity increases on the corresponding spend in order to maintain comparability with cost impacts and not to assume additional growth in any particular market.

Figure 1

Source: McKinsey & Co., The Economic Potential of Generative AI: The Next Productivity Frontier, 14 June 2023

We, as a business, were established in an environment of severe talent shortages around the world and the now-ubiquitous practice of offshoring and outsourcing non-customer-facing software development work to remote development centers, frequently found in developing nations, in order to tap into:

1.      Larger talent pools (where India had steadily been fulfilling the world’s talent shortages across the past 30 years, see GSLI Index 2021 below);

2.      Lower costs; and

3.      Round the clock service (e.g. India and The Philippines are now purpose-built to outsource multi-national corporations’ need for customer service and support to “follow the sun” and be available 24/7, all year round.

Figure 2

Source: Global Service Location Index (GSLI), 2021 Overall country rankings in service offshoring locations globally, shows India’s continued leadership in the sector, being the only country scoring above a 7.00 average across the 4 headlining criteria, with emerging markets in Asia claiming another 6 spots in the Top-10 countries.

The company aims to streamline software development by utilizing natural language processing (NLP), graph neural networks (GNN), and big data analytics technology. This involves interpreting English language requirements using multiple AI engines, automating code generation and modification. Future iterations may incorporate alternative languages based on industry consensus. The company is also integrating AI capabilities into data management solutions and will develop advanced systems for enterprise software editions. To improve implementation, the company has adopted a digitized version of the AGILE software development methodology, which involves using natural language epics and user stories to create standardized code templates. AGILE methodology, which is perhaps most dominant in the global software markets currently as evidence in Figure 3 below, provides a structured framework for defining system requirements, enabling efficient and prompt delivery of operational systems.

Implementation Of Agile Among Organizational Divisions And Departments

Software development
86%
IT
63%
Operations
29%
Marketing
17%
Security
17%
HR
16%
Finance
10%
Hardware development
10%
Other
6%
None
2%

Figure 3

Source: Marketsplash, “400+ AGILE Methodology Statistics: Trends, Adoption, and Usage,” Quoting “The State of Agile Report” by Digital.ai

AgileAlgo therefore focuses on automating software and artificial intelligence (AI) generation across various technology stacks. The company’s framework includes a Suite called ANGEL, which functions as a virtual data scientist with a natural language AI code generator. This module enables efficient AI development for end customers or self-serve capabilities for advanced users. The company is also developing the upcoming version of its Virtual Developer Suite, ADA, which aims to automate and virtualize various technology stacks of coding languages. The initial release will utilize the MEAN Stack framework, which is widely recognized for its scalability and flexibility.

AgileAlgo plans to expand to include additional programming language stacks from SAP, Oracle, Salesforce, and Microsoft. The company’s mission is to streamline customer requirements related to software and AI coding by consolidating the complex global supply chain, addressing manpower shortages, and empowering global organizations to develop and implement software and AI solutions. This will help them maintain a competitive edge in the rapidly evolving digital economy.

Overview of Complete Product Portfolio and Roadmap

The complete product portfolio of AgileAlgo’s Virtual System Implementer platform comprises several families of products, with different routes to market, depending on their use and markets addressed.

Figure 4

Overview of AgileAlgo’s families of products

Business Model

Current software licensing model: AgileAlgo’s Platform-as-a-Service (“PaaS”) business origins

The ANGEL (Data Engineering, AutoML, and AIOps) Platform as a Service (Platform-as-a-Service, or PaaS) has been used by AgileAlgo to put all of its early clients on a licensing model. Clients pay monthly subscription fees for the either assisted or self-service use and subsequent hosting of models that have been developed and are currently working in real-world settings.

Figure 5

AgileAlgo’s ANGEL Platform-as-a-Service (PaaS) subscription business.

Over and above platform subscriptions, AgileAlgo also offers consulting and implementation services for customers seeking turn-key solutions, with consulting rates based on market conditions. Starting in 2024, AgileAlgo plans to expand market coverage and revenue growth by implementing a partner-led strategy, engaging authorized channel partners to resell its Platform-as-a-Service offering and provide professional services, earning them the designation of Value-Added Resellers (VAR).

Move towards Coding-as-a-service provider

AgileAlgo plans to position its new ADA offering to focus on selling AI-generated outcomes, rather than licensing the AI engine itself directly for end-user interfacing. This will be done through the direct selling of software custom codes, programs, and scripts, provided as a service known as Coding-as-a-Service (CaaS). AgileAlgo will continue to make ANGEL available through the PaaS model for its data management business. ADA will start going to market commercially from 2H-2024 via controlled releases, as primary component enabling our CaaS business model. ADA will leverage AgileAlgo’s internally developed GenerativeAI engine to create proprietary programming languages for major global software vendors, starting with the version for SAP SE’s proprietary programming language Advanced Business Application Programming (ABAP).

Figure 6

AgileAlgo’s Coding-as-a-Service (CaaS) Offering.

This new business model will expand our client profiles beyond those on the subscription-based PaaS model, now allowing clients to submit written requirements and thereafter, receive code, programs, and scripts in return. The ADA-ABAP Engine will use SAP’s certified partner ecosystem to introduce the capability to the end-user market. AgileAlgo’s involvement in large-scale business software implementation primarily focuses on Custom Object Development, which is a significant part of most green or brownfield customer software implementation projects.

Figure 7

Source: Mordor Intelligence “India Software Service Expert Market Size & Share Analysis — Growth Trends & Forecasts (2023 – 2028)

With the growing shortage of manpower in the sector, offshore software development centers are often used to support global system integrators, consulting firms, and large local system integrators in delivering software projects. However, challenges like poaching, inflation, and resource competition can hinder their success. Indian offshore jobs are diversified to newer locations like Vietnam, the Philippines, Malaysia, and Eastern Europe for lower costs, political stability, and robust technology infrastructure. The AgileAlgo Business Model, utilizing ADA therefore in the initial stages, will target the SAP market and aims to penetrate three primary market sectors of the software consulting industry.

AgileAlgo’s Generally-Available (“GA”) Platform, Products and Offering

ANGEL: AgileAlgo Virtual Data Scientist AutoAI Platform

AgileAlgo’s AutoAI platform automates the entire AI model building process, aiding organizations with capacity issues, data science expertise, data analysis difficulties, or retention issues. The platform uses natural language for interactions, making it accessible to users without data science or engineering expertise. It handles data processing, training, execution, deployment, and monitoring of AI algorithms, and supports Python code for data engineering, automated machine learning, and operationalizing AI models.

ANGEL, in Data Engineering

Data engineering is a crucial process for data scientists and analysts to process data for artificial intelligence tasks. Python scripting language is used for data ingestion, transformation, serving, and flow. Our platform converts natural language into Python code, supports user stories, supports file formats, web-scraping scripts, optical character recognition, and seamless integration with software platforms like ElasticSearch, OpenAI, and Google Image Search.

ANGEL, in AutoML

AutoML automates machine learning model development, supporting AI algorithms like natural language processing, computer vision, big data analytics, and graph neural network development. It’s cloud-enabled, scalable, and supports CPU and GPU processes as requested by clients.

ANGEL’s PaaS AIOps

Our AIOps capability include automated deployment as Application Programming Interfaces (APIs) for program execution and/or integration to client’s calling digital programs. We use a Supported User Story process to create the required APIs and interfaces and transfer of information between the programs. The platform provides automated assembly of the Support User Stories to be executable Python programs that can be deployed immediately on the hyper scaler infrastructure platforms, e.g. Amazon Web Services (AWS), GoogleCloud and Microsoft Azure. The monitoring processes are provided by the platform and the hyper scaler for continuous operation and processing.

In beta or Ramp-Up Mode: ADA GenerativeAI Platform for Enterprise Software Applications

As part of our strategic shift towards enterprise software applications, we aim to leverage the Supported User Stories framework to incorporate GenerativeAI technology in the development of SAP’s ABAP, Oracle’s PL/SQL, and other proprietary languages and codes used in enterprise software. Supported Users Stories is defined as AgileAlgo’s pre-developed library of templatized models and programs, to be adopted by customers and users in developing their own user stories further with every customer’s unique business requirements. ADA is a component of the ADA Code Generator platform, which emulates a virtual ABAP, PL/SQL, and enterprise software developer. Its purpose is to generate templated codes based on specified requirements. The platform aims to generate the necessary Supported User Stories for crucial libraries and classes of enterprise software customizations in the RICEFW domain (i.e., custom or non-standard reports, interfaces, conversion programs, enhancements, forms, and workflows), as commonly referred to in the consulting field. The objective is to utilize documented specifications to generate the necessary code that can be compiled using a no-code and/or low-code method, resulting in time savings and ensuring the desired precision and consistency for the enterprise software codes.

The continued need for custom code

Custom code refers to programs designed and deployed in the native programming language of commercially off-the-shelf (COTS) software products, particularly for large-scale business software systems like Enterprise Resource Planning (ERP), Customer Relationship Management (CRM), Human Capital Management (HCM), and Supply Chain Management (SCM). These programs are often used to augment or modify standard features of these software products. Large-scale enterprise software projects often involve external consulting resources to drive change effectively. Customization is common in highly standardized COTS software, such as SAP, Oracle, Salesforce, and Workday, to suit the unique business processes and local, regional, and global needs of large enterprises.

Primary examples of companies requiring custom codes are large multi-national corporations, across all industry verticals, that originate from different home countries, due to their diverse origins (e.g. some are resulting entities of mega mergers, or de-mergers), business practices, homebase regulatory frameworks, geographical coverage and local partnerships. This diversity results in non-repeatable implementation work, leading to multi-million dollar budgets. The government and public services sectors also show significant variability across organizations, with system requirements tailored to local contexts.

Custom codes are often generated and provided by two entities: the external consulting firm responsible for implementing the project, and the Centers of Excellence (COE) or Global Services Delivery Centers owned by end-user customers themselves. Software engineering is growing in importance within numerous companies, and this function is expanding further due to major corporations incorporating software into a diverse range of their products and services, and the need to digitize their businesses further post-pandemic.

Further to ADA’s various releases, AgileAlgo plans to launch its Virtual Code Testing Engine in beta starting in 2025, focusing on code generated from ANGEL, and ADA platforms. Software code and program testing are crucial for business software implementation projects and development, with AI-automated testing tools expected to be at the forefront of the field.

ADA is a version of AgileAlgo’s prevailing platform, with new additional functionality developed to automate the generation of code, scripts and programs for a variety of large-scale commercially off-the-shelf (“COTS”) enterprise software products prevalent in the global software markets, such as SAP Business Suite, SAP S/4, Oracle e-Business Suite, Safesforce.com, Workday, etc. to name a few, in their natively developed technology stacks. The Company’s development roadmap encompasses all the above technology stacks in the coming 3-4 years, from 2023, when development first began.

The Company has strategically chosen to begin development of the SAP technology stack, given SAP’s dominant market position in the Asia-Pacific, the region where the Company is focusing on expansion for the coming 5 years.

Research and development on the SAP stack commenced in July 2023, when the Company contracted third-party SAP native language (SAP’s proprietary Advanced Business Application Programming or “ABAP”) coding experts to assist in development efforts. The development activity is centered around the virtualized production of custom objects development in the SAP implementations business.

Hurdles remaining, and timelines, in the fiscal years 2025 and 2026:

1.      The need to onboard actual SAP-ABAP programmers onto the Company’s development team, where we currently rely on contracting part-time experts, and having our own full-time resources will require additional working capital funding in the amount of $3,000,000;

2.      The need for access to an actual fully-operating, live and productive SAP system, for the extraction of actual deployed codes for final testing; the Company plans to purchase its own SAP instance for its own productive use and for research and development purposes, which is part of that $3,000,000 development budget referenced above; and

3.      There are a total of six identified sub-areas in tackling the subject of SAP custom codes, and assuming we have five full-time developers, we will require a further nine to twelve months from the point of receiving new funding, to address at least four of the six areas for virtualizing comprehensive/substantive enough code generation to address the SAP custom code business meaningfully.

In our liquidity discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo” below, we highlight how we have earmarked in the fiscal years 2025 and 2026 $3,000,000 towards the completion of this first ADA release.

Targeted Markets for GA Products

ANGEL Targeted Markets

As explained earlier, ANGEL goes to market via a PaaS model, where we have 2 primary routes, namely (1) Customers who use the ANGEL platform features to generate their own AI models in Python, or (2) Customers who prefer to engage us directly for Turn-Key solution contracts. The latter would then be bundled with professional services, where going forward, AgileAlgo in turn will be pursuing the following expansion strategies around Turn-Key contracts as a customer preference:

1.      Enlarge the platform’s coverage via Value-Added Resellers (“VAR”), whom will assume the professional services into their solution bundle; and

2.      Build an in-house consulting capability, purely purposed towards customer project deliveries.

The targeted customer segments for ANGEL include large enterprises, public sector organizations, and the mid-markets and SME through our VAR network.

ADA targeted Markets

We plan to focus on three primary market sectors for our products and services, as discussed below.

1.      Market Sector 1:    Large-scale Business Systems Deployments, including ERP, CRM, HCM, SCM, E-Procurement, and related areas

Multinational corporations worldwide have been implementing large-scale enterprise software initiatives for the past decade, using solutions like SAP, Oracle, Salesforce, or Workday. Post-pandemic, global activity is expected to increase, necessitating further digitization and customer engagement strategies. AgileAlgo’s automation of custom code production could help address a shortage of coders and potentially reduce the total cost of ownership argument, allowing for further industry demand spikes.

2.      Market Sector 2:    Offshore Software Development

AgileAlgo’s ADA-ABAP Engine, which generates custom SAP code, is expected to become a significant market for software development. This AI-based solution reduces human involvement, expenses, and ownership costs, allowing code creators more control and potentially lowering ownership costs. Its scalability also enhances turnaround times.

3.      Market Sector 3:    Offshore Application Maintenance and Support

Since the early 2000s, the global use of SAP and Oracle Business Applications has led to the creation of numerous insourced and outsourced centers. Southeast Asia is a preferred destination for multinational corporations seeking offshore support and development operations. AgileAlgo is strategically positioned to capitalize on this trend of cost reduction among multinational corporations with geographically dispersed subsidiaries.

Revenue Model

Software Origins: Subscription Revenues from Platform-as-a-Service AgileAlgo

Historically, AgileAlgo has entered into subscription-based licensing agreements to provide our platform directly to end-user customers and system integrators on a monthly subscription basis through a Platform-as-a-Service (PaaS) delivery model.

AgileAlgo also derives revenue from professional services, which encompass consulting and implementation tailored to the specific needs of our customers. These services are offered when customers opt not to utilize our self-service functionality, such as our Virtual Data Scientist, or require highly customized features to fulfill their requirements.

Coding-as-a-Service (CaaS): Revenues Marked-to-Market with Consulting Industry Averages

AgileAlgo plans to shift revenue from coded scripts and program outcomes as a Service after a Business Combination and acquisition of SAP, Oracle, Salesforce, and Workday manpower supply and consulting companies in the Asia-Pacific region. Following these acquisitions, the ASTRO-ADA platforms will gradually substitute manpower with AI-generated code, and such generated code will be priced marked-to-market spot consulting rates, likely at 15-20% lower levels to bring our new unparalleled economics to market. This service delivery model will replace human workforce outcomes, offering scalability, 24/7 operations, speed, and cost reduction.

Market Opportunity

AgileAlgo’s market advantage lies in its unique market opportunity and competitive advantage due to the emergence of GenerativeAI in software development and the industry’s potential for double-digit compounded annual growth rate until 2027, coupled with the scarcity of skilled manpower in software consulting and outsourcing.

Generative AI technology is a leading innovation within the software engineering industry

In the aforementioned report dated June 2023, McKinsey & Co. has projected that the field of software engineering will experience significant influence resulting from the progress of GenerativeAI across various pertinent industries, as depicted in the impact quadrant provided.

Figure 8

Source: McKinsey & Company, “The Economic Potential of Generative AI: The Next Productivity Frontier, 14 June 2023”

According to the same McKinsey & Co. report of June 14, 2023, between 2020 and 2022, external private investment in GenerativeAI, primarily from North American technology companies and venture capital firms, accounted for approximately $8 billion in funding, representing 75% of total investments in Generative AI-related companies in the US. The funding towards GenerativeAI has grown significantly, reaching $12 billion in the first five months of 2023, compared to just $4.5 billion in all of 2022. Between 2017 and 2022, venture capital and private external investments in GenerativeAI experienced an average compounded growth rate of 74% annually, resulting in an annual increase of 29% in artificial intelligence investments. Interest in GenerativeAI applications has increased due to its rapid advancements, such as OpenAI’s ChatGPT, GPT-4, Anthropic PBC’s GenerativeAI Claude, and Google’s new features using GenerativeAI technology.

Tailwinds in the Enterprise Software Consulting Market

The SAP/Oracle/Workday/Salesforce-related and overall enterprise software consulting business is largely projected by various research houses to grow from the current USD400 billion market globally to over USD450 billion by 2027.

Figure 9

Source: ResearchAndMarkets, “Global Software Consulting Market” Report, Feb. 2022

According to the Global Software Consulting Market Report of February 2022 from ResearchAndMarkets, the global software consulting market is expected to grow by over 12% in 2027 due to factors such as the shift towards greater digitization by global corporations. Companies are prioritizing digitalization due to the shift towards e-commerce and online platforms especially in the post-pandemic markets, and the cloud has simplified IT operating environments, leading to increased adoption of business systems and automation. The rise in modern digital infrastructures has led to a significant increase in consulting and custom codes in larger-scale technology operator environments. This trend is particularly relevant in government operations, where data management and integration demand is high. However, leading global software vendors are lagging in keeping up with new product introductions, resulting in unconventional operating procedures and customized development.

Continued growth in Asia

AgileAlgo predicts a growth trajectory from 2024 to 2028 primarily influenced by Asian markets. Referencing Statista’s report on Growth of Enterprise Software Revenue by Segment, last updated in March 2023, by 2028, the demand for consulting services in Asia is expected to exceed US$73 billion, compared to the global market of less than US$500 billion. Enterprise software segments, particularly CRM and ERP software, are expected to experience steady growth, with CRM software showing the highest growth value and ERP software maintaining a consistent wallet share ratio.

Figure 10

Source: Statista, Growth of Enterprise Software Revenue by Segment, last updated March 2023.

Continuing Manpower Crunch: Growth in demand challenged by falling supply

Western economies are grappling with a tech manpower shortage for three decades, primarily due to aging populations and economic impacts. Asia has also experienced a severe shortage, with India outflowing workers and younger graduates joining startups.

The following sectors are most acutely affected by the growing crunch, causing significant shifts in operating and buying center behavior and policies:

Figure 11

Source: ManpowerGroup, “Global Talent Shortage Survey, 2023”

A survey by the Manpower Group in 2023 revealed that over 77% of 39,000 employers across 41 countries faced challenges in filling various positions, with the IT and data sectors being the most pronounced. The global market is increasingly recognizing emerging economies with stable governments as attractive offshoring destinations, with geographical positioning being a crucial factor. Offshore delivery centers primarily operate with human resources and depend on human service delivery, with factors such as time and distance, political and economic stability, a well-developed education system, and a skilled workforce. AgileAlgo’s service delivery hub aims to address the global and Asian demand for alternatives to human labor, which has evolved since industrial automation. The company’s ADA aims to address the attrition of entry-level coders in the consulting industry due to competition with the tech startup sector. The issue is expected to worsen with the introduction of AI technology to replace human coders, leading to the elimination of many outsourced coders in India.

It is uniquely easy for AgileAlgo to track success

AgileAlgo’s future success depends on business system adoption and the consulting industry. The company will monitor vendors’ market share and performance to develop its own ADA engines. SAP remains the leading market player globally and in Asia, with the ERP sub-sector expected to grow. AgileAlgo will target large enterprises with annual revenues exceeding $2 billion and the public services industry. The development roadmap will prioritize vendors aligned with large enterprise engagements as opposed to those preferring the SME segment of the market, with the exception for Microsoft’s.NET and.NET Core-powered stacks, which also enjoy a strong adoption rate among smaller enterprises.

EXHIBIT 1: 2021 ERP APPLICATIONS MARKET SHARES SPLIT BY TOP 10 ERP VENDORS AND OTHERS, %

SAP
Intuit Inc.
Oracle
Microsoft
FIS Global
Constellation Software Inc.
IQVIA
Cox Automotive
Infor
Sage
Other

Apps Run The World
Apps Research & Buyer Insight

Figure 12

Source: AppsRunTheWorld, “2021 ERP Applications Market Shares Split by Top-10 Vendors and Others,” Dec. 2021

Another tracker for our portfolio development aligns not only with software vendors but also with the largest earners in the breakdown of enterprise software segments, as displayed in Table 12 below.

Figure 13

Source: AppsRunTheWorld, “Worldwide Enterprise Applications Market Forecast 2011 – 26,” Dec. 2021

Technology Breakthroughs

GenerativeAI, a field of artificial intelligence, has gained global attention since OpenAI’s ChatGPT launch in 2022. GenerativeAI refers to technology that is able to create new data or content that is similar to what it was trained on. Instead of just recognizing patterns in existing data like traditional AI, GenerativeAI is able to actually produce new examples of data, and in our case new program scripts. It works by translating the input language, currently in English, to match the syntax and features of the programming language rather than just learning the underlying patterns from sample content from the internet. AgileAlgo’s natural language to code technology, developed in 2019, aims to drive software engineering by utilizing augmented coding methodologies and training Graph Neural Networks (GNNs), or big data analytic models. This approach improves speed, accuracy, and scalability, reduces code generation obstacles, and enhances code reusability across multiple projects. AgileAlgo’s tool also helps developers focus on simpler use cases, reducing the global IT staff shortage, and addressing the global shortage of IT staff.

Competitive Strengths and Differentiators

AgileAlgo is born of the Industry’s Inner Circle

AgileAlgo has integrated its AI technology into the consulting industry, aiming to shift from physical offshore centers to virtualized solutions, enabling accessibility from any location and at any time. AI has inherent advantages in coding-in-enterprise software deployment, such as infinite scalability and the ability to overcome limitations related to personnel scarcity and talent availability. The Company’s founding team, with a background in large-scale software-driven business process re-engineering and business transformation projects, has long recognized existing gaps in the industry. As a Singapore-based company, we ourselves face higher consulting rates and limited skilled coder availability, further exacerbated by tech startups achieving unicorn status and securing large-ticket funding and compete unfairly for talent. AgileAlgo’s competitive advantage is derived from its founders’ extensive experience and capabilities, which will be strengthened through strategic acquisition of manpower supply companies with established supply contracts with the largest buyers of outsourced help in the Asia-Pacific region. AgileAlgo’s engines are designed for efficient delivery of large-scale business software projects, equipped with AGILE and AGILE-inspired methodologies, and seamlessly integrate into the supply chain of code generation, testing, and deployment, minimizing the need for users to be aware of their usage or make significant changes to their current human-reliant practices.

AgileAlgo’s focused approach to addressing large enterprise software complexity

AgileAlgo, a GenerativeAI company, uses NLP, graph neural networks (GNN) and big data analytic models to develop complex enterprise business systems software. This approach allows for code generation based on the code’s own ontology or the ontology of proprietary programming languages. AgileAlgo’s methodology can be used to determine the genealogy of functional and technical aspects within any enterprise-level system, provided it is developed using contemporary programming languages. This approach enables the creation of software classes from scratch, rather than relying on an extensive pre-existing content universe. GNN and big data analytic techniques help generate content relevant to a specific code class or family of functionality, enabling extensive development of existing code or system functionality.

This expansion can be applied to any code, offering significant value through upgrades and language/code migrations across entire system landscapes. Future applications of this capability could include system-to-system interfaces or process extensions, saving users time, effort, and costs while minimizing syntax errors.

Competitive Challenges

AgileAlgo’s primary competitor in the early years will likely be current practices such as sizing custom development through manpower-based metrics, sourcing for manpower through CV-hunting measuring experience over effectiveness, measuring outcomes through man-hours and man-days, etc., as customer buying centers continue to prioritize stability and predictability over innovation. To mitigate this challenge and be more compliant to current buying centres, AgileAlgo plans to go to market offering outcome based contracts, combining human and machine-derived code until AI is recognized as a mainstream method in code and project delivery.

Research and Development

The organization’s research and development approach is based on a systematic approach, involving observation, inquiry, hypotheses, experiments, and methodological approaches. The methodology involves four steps: observation, questioning, hypothesis formulation, and experiments. Observation helps identify patterns in code generation, while questioning explores potential outcomes. Hypothesis formulation leverages AI methodologies for natural language processing. Experiments validate and refine these hypotheses. Research is primarily conducted in Singapore, with employees with diverse expertise in data science, cloud-based software development, enterprise software, and product specialization.

Sales and Marketing

AgileAlgo’s go-to-market strategy uses a “Direct Network Farming” approach to sales, aiming to establish a high-quality sales organization with expertise in consulting firm engagements. The expanded sales team will consist of business alliance managers assigned to specific large-scale global systems integrators (GSI) and Big-4 consulting firms to assess services and incorporate them into contracts. The proposed business model allocates more budget towards sales activities and below-the-line marketing strategies, targeting lead generation and client engagement.

Primary Markets and Segment

Our strategic emphasis will be directed towards the large enterprise sector of the market. This sector encompasses extensive business system implementations that involve budgets exceeding US$20 million. These implementations span multiple countries, languages, compliance frameworks, governance and industry practices, currencies, and business practices. In order to establish a presence in the market, AgileAlgo engages with two levels of buying centers as part of its business strategy. The first level involves partnering with GSI, large local systems integrators, or Big-4 consulting firms as the main contractors. AgileAlgo acts as a subcontractor, providing specific components of the overall scope as required. The second level entails directly engaging with the buying centers of end-user customers. This occurs in situations where large multinational corporations maintain their internal Global Service Delivery Centers (GSD) or Centers of Excellence (COE) operations.

Large-scale global and local system integrators

Large-scale GSI, including the Big-4 firms, and local system integrators have established expertise in offshoring or remote service delivery. This practice involves outsourcing non-client facing work such as coding, programming, unit and integration testing to remote delivery centers. The purpose of this approach is to protect project costs by leveraging competitive pricing strategies during client tendering and contracting processes. AgileAlgo intends to deploy its sales force and client marketing teams to effectively engage with the buying centers of the GSI and large local systems integrators. This engagement will occur at the headquarters of these organizations in any given country, as well as directly with the project owners.

Accenture
28.8%
IBM
15.4%
Other
28.5%
Cognizant
9.1%
Tata Consultancy Services
7.9%
Infosys
6.2%
Wipro
4.2%

Source: Statista/Financial Statements of Key Players, Oct. 2022

Figure 14

Source: Statista, “Financial Statement of Key Players”, Oct. 2022

End User Market 1: Global Shared-Service Centers (SSC), Centers of Excellence (COE), and Global Service Delivery Centers (GSD or GDC)

In end user environments that have established SSC, COE, or GSD/GDC setups, it is common to implement a hybrid approach of “Insource/Outsource.” This approach involves centralizing the sourcing and procurement of vendor services and technology through the aforementioned SSC, COE, or GSD entities. The majority of the GSDs (Global Service Delivery teams) also bear the responsibility for Application, Maintenance, and Support functions, thereby increasing their demand for contracting and procuring solutions from external vendors.

The management team of AgileAlgo, having extensive experience in the industry, has interacted with numerous operators in the Asia-Pacific region. This experience stems from their previous roles at Accenture, SAP, and the Big-4.

End User Market 2: Large-scale Operators of IT Infrastructure

A more medium to long-term opportunity lies with the Large-scale IT Operator environment, and this zooms into more particularly three industry segments: (1) The Financial Services Industry, (2) Telco and infrastructure, and (3) Health and Public Sector. Recent reports have shown the sectors’ move towards contracting, as internal IT teams become more unsustainable over time, due to various new living conditions and the post-pandemic reliance on work-from-home as an option for the millennial and oncoming Gen-Z employees.

Key Strategic Global Partners

An Original Equipment Manufacturer (OEM) future with major software vendors

AgileAlgo plans to use a partial integrated service delivery format from 2024-2028, focusing on providing code sets and programs to customer end-users, such as consultants in GSI organizations or employees of multinational companies’ COEs. These codes will be developed externally to systems like SAP, Oracle, and Salesforce, using the Write Outside method. This approach is similar to outsourced human consultants or offshore centers, where specific requirements are written and tested before being deployed. AgileAlgo aims to achieve a fully integrated approach by establishing direct engagement and partnerships with major software vendors, granting them direct access to the operating layers of the software core technology stack. Currently, AgileAlgo uses AWS as its primary infrastructure partner for overseeing the scalability of the ADA platform.

ANGEL’s Value-Added Resellers and ASTRO’s Strategic Partners

AgileAlgo has appointed Icon Consulting-Group Pte. Ltd. as its first ADA Strategic Partner, focusing on SAP consultants and staff augmentation in Singapore and Southeast Asia. AgileAlgo plans to finalize additional partnerships in the near term.

With additional traction achieved by the ANGEL PaaS business, AgileAlgo will also embark on the appointments of Value-Added Resellers in the Asia-Pacific region to accelerate sales of the Company’s PaaS and Consulting offering.

Early Foundations for the ADA Enterprise Software Coding-as-a-Service Line of Business

In September 2024, the Group entered into a partnership agreement with the Southeast Asia headquarters of Capgemini, the global management and technology consulting company publicly-listed on the Paris Stock Exchange. Based in Singapore, the Capgemini Southeast Asia headquarters has accountability for all ten Southeast-Asian countries and Hong Kong, opening up a vast sub-regional market for the Group to supply staff augmentation services for their SAP, Salesforce.com and ServiceNow practices, presenting the Group’s segue into the provision of GenerativeAI-powered coding services (under the Group’s ADA line of business) in supporting Capgemini’s software implementation projects in the region.

Intellectual Property

Natural language development has grown significantly due to advancements in artificial intelligence and machine learning technologies. Acquiring intellectual property protection can provide an advantage over competitors and encourage industry progress. However, no definitive method exists for converting natural language into templatized code. This submission employs an Agile-style prompt approach, leveraging digitalization and AI techniques to convert natural language into templatized code. The approach dynamically substitutes domain-specific information from the natural language into the code.

A Singapore notice of eligibility for grant and examination report was issued to AgileAlgo on March 1, 2024 for a patent application, which was filed on October 18, 2023, to protect the methodology and technique used and is currently pending dialogue with the Intellectual Property Office of Singapore (“IPOS”) and approval. A grant of the patent will meanwhile provide interim safeguard and preventing infringement. This will also serve as a notice to competitors and collaborators, enhancing the methodology’s credibility and potential investor attraction.

Employees

AgileAlgo currently has 7 employees, based in Singapore, India, and Indonesia, 6 of whom are full-time employees and 1 of whom is part-time, with a presence spanning 2 countries.

Facilities

Our corporate headquarters is located in Singapore, in a co-working center with flexi-desk arrangements. The space we currently occupy is leased from a third party. We believe that the space is adequate to meet our needs for the foreseeable future, and we believe that we will be able to obtain adequate facilities, principally through leasing of additional properties, to accommodate our future expansion plans.

Government Regulations

The Companies Act 1967 of Singapore, including its subsidiary legislation as well as notices and guidelines published by the Accounting and Corporate Regulatory Authority of Singapore, is the principal statute governing the regulation of companies in Singapore. AgileAlgo Pte. Ltd. and its group companies (where applicable) are subject to the regulations under the Companies Act 1967 which include the rules governing the constitution of the Company, obligations of directors and other officers of the Company, distributions of dividends, actions relating to Company securities and corporate governance, amongst many others.

Although there is no legislation in Singapore governing development and use of AI generally, different government authorities have implemented various initiatives to encourage responsible use of AI. In particular, the following recent initiatives have been implemented by various Singapore government agencies, including the Singapore Infocomm Media Development Authority (“IMDA”), the Singapore Personal Data Protection Commission (“PDPC”) and the Monetary Authority of Singapore (“MAS”):

•        On January 21, 2020, the IMDA and PDPC released the second edition of its “Model Artificial Intelligence Governance Framework” setting out recommendations to guide organizations to deploy AI technologies at scale responsibly;

•        On June 7, 2023, the IMDA and the PDPC launched the AI Verify, an AI governance testing framework and a software toolkit, together with the AI Verify Foundation to harness the collective contributions of the global open-source community to develop the AI Verify testing tool for the responsible use of AI;

•        On June 7, 2023, the IMDA published a discussion paper on “Generative AI: Implications for Trust and Governance” discussing the risks of Generative AI and the potential approaches to mitigate such risks;

•        On June 26, 2023, the MAS released its Veritas Toolkit version 2.0, an open-source toolkit to enable the responsible use of AI in the financial industry, by helping financial institutions carry out the assessment methodologies for its principles to promote fairness, ethics, accountability and transparency in the use of artificial intelligence and data analytics in Singapore’s financial sector; and

•        On July 19, 2023, the PDPC launched a public consultation on the proposed Advisory Guidelines on Use of Personal Data in AI Recommendation and Decision Systems which aimed to clarify how the existing Personal Data Protection Act 2012 (“PDPA”) applies to the collection and use of personal data to develop machine learning models and provide baseline guidance and best practices on being transparent about the collection and use of personal data.

Based on the foregoing recent initiatives, we believe the Singapore government intends to (i) rely on existing sector-specific laws and regulations to address specific risks associated with the development and deployment of AI by organizations (i.e., PDPA will govern collection and use of personal data by organizations for its AI models) and (ii) issue non-binding guidelines/ frameworks plus software toolkit to encourage responsible development and deployment of AI (i.e., AI Verify and Veritas Toolkit).

We believe that the existing sector-specific laws and regulations do not apply to AgileAlgo’s intended business of providing software (and source code) to businesses or to restrict AgileAlgo’s business. Nevertheless, AgileAlgo may consider utilizing AI Verify to test if it adopts the recommendations of the “Model Artificial Intelligence Governance Framework.”

The Employment Act 1968 of Singapore, including its subsidiary legislation as well as notices and guidelines published by the Ministry of Manpower, is the principal statute governing the rights of all employees employed under a contract of service in Singapore. The rights of all employees, as defined under the Employment Act 1968, employed under a contract of service with AgileAlgo Pte. Ltd. are governed by the regulations therein including their rights to annual leave, sick leave and hours of work, amongst others. Workmen receiving salaries not exceeding S$4,500 (or approximately US$3,462) per month and employees (other than workmen or persons employed in a managerial or an executive position) who receive salaries not exceeding S$2,600 (or approximately US$2,000) per month are also subject to additional restrictions on overtime and rest day, amongst others.

Under the Central Provident Fund Act 1953 of Singapore, AgileAlgo Pte. Ltd. is required, among others, to contribute, as employers, to the Central Provident Fund for employees who are Singapore citizens or Singapore permanent residents. The contribution rates vary, depending on the residency status, age group and wage band of the employee.

The Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore, including its subsidiary legislation as well as notices and guidelines published by the Corrupt Practices Investigation Bureau or other regulatory bodies of Singapore, is the primary anti-money laundering legislation in Singapore which criminalises receiving, concealing, transfering and retaining benefits relating to drug dealing and other serious crimes. The legislation imposes an obligation for a person to make a suspicious transaction report if, in the course of their business or employment, they have reasonable grounds to suspect that any property or proceeds are directly or indirectly connected to criminal conduct.

The Prevention of Corruption Act 1960 of Singapore, including its subsidiary legislation as well as notices and guidelines published by the Corrupt Practices Investigation Bureau or other regulatory bodies of Singapore, is the primary anti-corruption legislation in Singapore imposing duties and anti-corruption obligations on public servants in Singapore. Under the Prevention of Corruption Act 1960, persons are prohibited from carrying out or acting as an agent to carry out on behalf of others and public servants the giving or receiving of any gratification as an inducement or reward for doing any action in respect of any matter or transaction.

Neither AgileAlgo Pte. Ltd. nor its officers or employees have been in violation of or subject to any regulatory or legal proceedings or investigations by any private or governmental authority on suspicion of conduct prohibited under the above-named government regulations.

Legal Proceedings

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to personal injuries sustained using our products and services, intellectual property infringement, breaches of contract or warranties, or employment-related matters. We are not currently a party to any actions, claims, suits, or other legal proceedings whose outcome, if determined adversely to us, would individually or in aggregate have a material adverse effect on our business, financial condition, and results of operations. However, it is important to note that legal proceedings can be unpredictable, and the outcome of any future actions or claims cannot be guaranteed. We continuously monitor and address any potential legal risks to mitigate their impact on our business operations.

SELECTED HISTORICAL FINANCIAL INFORMATION OF AGILEALGO

AgileAlgo presents below its summary financial data for the periods indicated. The following summary historical financial data derived from AgileAlgo’s unaudited financial statements as of December 31, 2024 and 2023 and audited financial statements as of September 30, 2024 and 2023 included elsewhere in this proxy statement/prospectus. The summary financial data should be read in conjunction with AgileAlgo’s financial statements and related notes and “AgileAlgo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus. The financial statements are prepared and presented in accordance with GAAP. AgileAlgo’s historical results are not necessarily indicative of its results for any future periods.

	December 31, 2024	December 31, 2023	September 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Balance Sheet Data:
Cash	$18,842	$336,772	$120,534	$700,952
Goods and services tax receivables	$—	$1,039	$—	$—
Accounts receivables	$115,250	$25,248	$21,081	$—
Deposit and prepayments	$20,507	$1,122	$7,811	$1,084
Property, plant and equipment	$8,618	$757	$8,570	$1,064
Total assets	$163,217	$364,938	$157,996	$703,100
Goods and services tax payables	$3,792	$—	$130	$2,241
Accounts payable and accrued liabilities	$290,051	$173,321	$304,724	$136,754
Amount due to related parties	$75,031	$3,845	$4,027	$226,839
Total liabilities	$368,874	$177,166	$308,881	$365,834
Total shareholders’ equity	$(205,657)	$187,772	$(150,885)	$337,266
	For the Three Months Ended December 31, 2024	For the Three Months Ended December 31, 2023	For the Financial Year Ended September 30, 2024	For the Financial Year Ended September 30, 2023
	(Unaudited)	(Unaudited)
Statement of Operations Data:
Operating revenues	$119,591	$24,373	$264,957	$75,252
Loss from operations	$(164,339)	$(166,163)	$(519,089)	$(538,832)
Other income	$—	$—	$1,492	$—
Net loss	$(164,339)	$(166,163)	$(517,597)	$(538,832)
Foreign currency translation differences	$6,671	$7,993	$(1,960)	$(7,915)
Comprehensive loss	$(157,668)	$(158,170)	$(519,557)	$(546,747)
Basic weighted average shares outstanding	3,236,273	3,232,272	3,232,272	1,656,616
Diluted weighted average shares outstanding	3,344,273	3,340,272	3,340,272	1,764,616
Basic net loss per share of ordinary shares	$(0.05)	$(0.05)	$(0.16)	$(0.33)
Diluted net loss per share of ordinary shares	$(0.05)	$(0.05)	$(0.16)	$(0.31)
	For the Three Months Ended December 31, 2024	For the Three Months Ended December 31, 2023	For the Year Ended September 30, 2024	For the Year Ended September 30, 2023
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Statements of Cash Flow Data:
Net cash used in operating activities	(266,630)	(298,915)	$(515,232)	$(250,872)
Net cash used in investing activities	(1,425)	—	$(8,841)	$(1,193)
Net cash used in/provided by financing activities	174,261	(73,228)	$(73,228)	$923,228
Effect of exchange rate change on cash	(7,898)	7,963	$16,883	$(7,852)
Decrease/increase in cash	(93,794)	(372,143)	$(597,301)	$671,163
Cash at the beginning of year	120,534	700,952	$700,952	$37,641
Cash at the end of the year	18,842	336,772	$120,534	$700,952

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AGILEALGO

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the “Business” section and AgileAlgo’s unaudited condensed consolidated financial statements for the three months ended December 31, 2024 and 2023 and audited consolidated financial statements for the fiscal years ended September 30, 2024 and 2023, and other information included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. AgileAlgo’s actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this proxy statement/prospectus. Additionally, AgileAlgo’s historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” or “AgileAlgo Holdings Ltd.” refer to AgileAlgo Holdings Ltd. and subsidiaries prior to the consummation of the Business Combination.

Overview

AgileAlgo was incorporated on August 28, 2023 to facilitate the proposed business combination with Delaware-incorporated Inception Growth Acquisition Limited (“IGTA” or “Parent”), involving a business combination between AgileAlgo and IGTA’s special-purpose BVI-incorporated merger subsidiary IGTA Merger Sub Ltd. (“Merger Sub” or “New Parent”) after which we will seek a re-domestication of the Merger Sub as New Parent to be listed on the Nasdaq in place of IGTA.

AgileAlgo’s key operating subsidiary AgileAlgo Pte. Ltd. (“Singapore OpCo” or the “Company”) incorporated in Singapore, is an artificial intelligence (AI) company specialized in the use of GenerativeAI techniques to virtualize and automate the world of software deployment. AgileAlgo is currently pursuing two primary lines of business: (1) ANGEL the Virtual data Scientist Suite, a subscription-based licensing model of our AI platform for direct use by system integrator and end-user customers alike, for the purposes of managing data, reporting, analysis and predictive assurance, and (2) ADA the Virtual Developer Suite, an internal tool powering the Company’s Coding-as-a-Service business model, where system integrator and/or end-user customers provide the Company with software requirements written in natural language (in our case, English text), and in return will have codes, scripts and programs generated for them by the Company via the ADA Suite largely automating the actual coding process. The ADA Suite is able to cater to a number of programming languages, and is currently in restricted ramp-up mode for the Java-based MEAN Stack, and in development for the SAP proprietary language ABAP.

We incorporated the Company, AgileAlgo Pte. Ltd., in Dec 2019, began development of our ANGEL platform, and before long the Company along with the rest of the Singapore and Southeast Asian economies went into complete lockdowns due to the Covid-19 pandemic, and the Company was unable to actively further our development again until January 2021, due to border closures and our reliance on foreign developers at the time. After another year of development with its first real team of developers, the Company started going to market in Singapore with the early versions of ANGEL, positioned to prospective customers as a data management tool, where customers can either directly through self-service, or assisted by the Company’s consultants, design and deploy AI models written in Python code, to analyse and make predictions and develop forecasts from the mountains of structured and unstructured data obtained from the course of running their businesses. Early customer proof of concepts in 2022 included higher education institutions and smaller-scale e-commerce operators developing recommendation engines,

The Company, primarily self-funded by Mr. Tay, raised $850,000 in a bridge financing round between the months of April and August, 2023 through a series of redeemable convertible notes, which closed and converted to common shares in the Company in August, 2023. The Company further raised another $100,000 in August, 2024 via a subscription of new shares, bringing the total externally raised capital to $950,000.

The primary reason for the Company’s pursuit of the Business Combination is to accelerate plans for business growth and scaling the platform, through (1) the introduction of our new ADA suite of products focused on the enterprise software and management consulting markets, and (2) refining the development of the current platform to cater for a lower-touch marketing strategy for more rapid market and user adoption of our platform, and to cater for a larger and more diverse scope of unique customer requirements.

With the Business Combination and the opportunity to raise new capital, the Company intends to earmark in the fiscal years 2025 and 2026, $3,000,000 towards accelerating research and development, and $2,000,000 towards ramping up its sales, pre-sales, and consulting resources, whilst building up the senior management bench to drive more effective sales and business development efforts. With this opportunity for new capital injection, the Company is seeking to get to the critical milestones of having 100 live customers by 2027, with a minimum of 4 product sets (the current ANGEL platform being a first, with 3 more products to be introduced through the ADA platform).

At the Closing, we expect to have between $4.6 million, in a no redemption scenario, and $1.2 million, in a maximum redemption scenario, of cash available. For more information, see “Unaudited Pro Forma Condensed Consolidated Financial Information.”

The Company also has entered into the SEPA with Yorkville pursuant to which Yorkville will open an equity credit line for the Combined Company in the aggregate principal amount of up to $30,000,000, of which up to $3,000,000 will be available to the Combined Company in the form of the Pre-Paid Advance evidenced by a Yorkville Note, of which $2,000,000 will be available on the closing date of the Business Combination and $1,000,000 and advanced on the second trading day after the initial registration statement filed pursuant to the YA Registration Rights Agreement becomes effective and the required shareholder approval has been obtained. The availability period of the equity line of credit is for 36 months after the completion of the Business Combination.

In the event no Business Combination is consummated, the Company will be able to sustain its operations beyond the three months ended December 31, 2024 for a further 12 to 18 months, if it keeps monthly operating costs at current levels at approximately $40,000 per month. The downside of merely sustaining operations will be the Company potentially missing the critical timing to participate in the global consulting industry’s hyper-growth towards becoming a $500 billion business opportunity by 2028. See the section entitled “Business of AgileAlgo — Market Opportunity.”

The mailing address for AgileAlgo’s and the Company’s principal executive office is 5008 Ang Mo Kio Avenue 5, #04-16 TECHPLACE II, Singapore 569874.

Recent Developments

Business Combination

On September 12, 2023 we entered into the Business Combination Agreement (“BCA”) with IGTA. The business combination (as defined in the BCA) will be consummated via a share swap between the Purchaser’s British Virgin Islands-incorporated merger subsidiary (“Merger Sub”) and AgileAlgo. Following the Closing of the Business Combination (as defined in the BCA), IGTA will be retired via a re-domestication of the Merger Sub. Under this method of accounting and reporting, the Merger Sub will take the place of the listed entity, ultimately with the Singapore OpCo continuing as primary operating entity for the business going forward. Each of the board of directors of AgileAlgo and IGTA have unanimously approved the Business Combination. The Business Combination will require the approval of the shareholders of IGTA and AgileAlgo prior to the Closing (as defined in the BCA). On June 20, 2024, the parties to the Business Combination Agreement entered into an Amendment No. 1 to the Business Combination Agreement to extend the Outside Date from June 13, 2024 to November 30, 2024. On December 16, 2024, these parties amended the Business Combination Agreement to extend the Outside Date until March 31, 2025 and to clarify conditions to Closing including removing a condition regarding employment agreements and clarifying a condition to Closing regarding PubCo being required to list PubCo Ordinary Shares on Nasdaq. On March 27, 2025, these parties amended the Business Combination Agreement to extend the Outside Date to May 31, 2025, to provide that AgileAlgo may terminate the Business Combination Agreement by giving notice to Inception Growth if the IGTA Shares become delisted from Nasdaq and either the IGTA Shares or the PubCo Ordinary Shares are not relisted on Nasdaq or the New York Stock Exchange on or prior to the Outside Date, and to provide for Inception Growth’s consent to and waivers regarding certain transfers and issuances of AgileAlgo ordinary shares as required by Section 7.1 of the Business Combination Agreement. On May 6, 2025, these parties amended the Business Combination Agreement to extend the Outside Date to July 31, 2025, and to provide for Inception Growth’s consent to and waivers regarding certain transfers and issuances of AgileAlgo ordinary shares as required by Section 7.1 of the Business Combination Agreement.

The Business Combination is subject to other customary closing conditions and is expected to close within the first half of 2024. Consideration for the Business Combination to AgileAlgo shareholders will consist of newly issued shares of the Merger Sub as AgileAlgo shareholders will exchange their interests in AgileAlgo for interests in the combined entity. The Purchase Consideration consists of two parts to the new issue of shares, 87.5% of which is issued immediately as Purchase Consideration upon Closing, with the remaining 12.5% issued in the names of the AgileAlgo holders put into an escrow, subject to Messrs. Lee and Tay meeting the event metrics defined in an Earn-Out (as defined in the BCA). The business combination is expected to provide up to $14.7 million in cash (assuming no redemptions) to AgileAlgo to support continued product development, enhance the current AgileAlgo platform to acquire new capability in addressing the new enterprise software market segment, to fund an increase in payroll, to enhance the combined entity’s sales and marketing capabilities, assuming no redemptions and following payments of approximately $2.6 million in merger and transaction expenses. At the Effective Time (as defined in the BCA), AgileAlgo will perform the share exchange, with the Merger Sub surviving the business combination to form the post-transaction combined entity. Merger Sub will survive IGTA as the ultimate listed entity post-Closing, and will change its name to Prodigy, Inc.

Upon Closing, Mr. Tay and Mr. Lee will each have between 31.46% and 33.13% of the voting power of the Combined Company (depending on the number of outstanding ordinary shares of the Combined Company at such time) through an exchange of AgileAlgo Shares held by them prior to the Business Combination, which exchange would occur in connection with the Business Combination.

Bridge Round Funding and other Funding

In the month of August 2023, the Company raised a bridge round equity funding of $850,000 to fund further development to the Company’s ADA software platform, through the issue of 273,836 ordinary shares in the Company to six (6) new shareholders, all of whom have holdings under 5%, and will dilute further post-Business Combination. The Group further onboarded an additional new shareholder in August 2024 with a $100,000 investment, through the issue of 4,045 ordinary shares. These new shareholders are expected to acquire shares of the Combined Company at the Closing, subject to them approving and signing the Joinder Agreements (as defined in the BCA).

In November 2024, Mr. Tay and Mr. Lee provided funds to the Company of $74,261 for purposes of further increase of hiring of SAP and sales consultants, and for further development for automation capabilities of its ADA platform. In addition, in connection with the Closing, Mr. Tay and Mr. Lee have agreed to pledge up to 500,000 of Pubco Ordinary Shares held by Mr. Tay and Mr. Lee upon Closing to guarantee Company obligations to third party vendors.

Yorkville Financing

On October 1, 2024, the Company entered into a Standby Equity Purchase Agreement with Yorkville, pursuant to which, upon the closing of the Business Combination, the Combined Company can sell to Yorkville up to $30.0 million of PubCo Ordinary Shares during the 36 months following the closing of the Business Combination, subject to the conditions of the SEPA. In connection with the SEPA, the Combined Company can also request a Pre-Paid Advance from Yorkville up to an amount of $2.0 million at the Closing of the Business Combination as evidenced by a Yorkville Note and up to an amount of $1.0 million on the second trading day after the initial registration statement filed pursuant to the YA Registration Rights Agreement becomes effective and the required shareholder approval has been obtained. For more information on the Yorkville Financing, see “Summary of this Proxy Statement/Prospectus — Recent Developments — Standby Equity Purchase Agreement.”

Post-Pandemic Recovery

Being a Singapore-incorporated business, the Company suffered from a severe workforce crunch as international and regional borders closed in reaction to the global Covid-19 pandemic, causing a pause of development works going towards the Company’s ANGEL and ADA software platforms.

Key Factors Affecting Our Performance

Our future financing needs will depend on the performance of our business and on the amount of proceeds we realize from the Business Combination. If we do not realize sufficient proceeds from the Business Combination to carry out our business plan or if our business does not perform as we expect, we may be required to pursue additional financing. See “Risk Factors — AgileAlgo may require substantial additional funding to finance our growth plans, but adequate additional financing may not be available when it is required, on acceptable terms, or at all”.

Components of Results of Operations

In the fiscal years ended September 30, 2024 and 2023, our net operating loss (before income taxes, and exchange gains or losses, or Other Comprehensive Income) was $517,597 and $538,832, respectively. For the three-month period ended December 31, 2024 and 2023, our operating loss from operations (which is before income taxes, and exchange gains or losses, or other comprehensive income) was $164,339 and $166,163, respectively. As described further below, our net loss had remained significant for both fiscal years ended September 30, 2024 and 2023 and for the three months ended December 31, 2024 and 2023, primarily due to the incurring of professional and advisory expenses attributed to this Business Combination, amounting to $421,072 and $476,605 for the fiscal years ended September 30, 2024 and 2023 respectively, and $57,210 and $137,337 for the three-month period ended December 31, 2024 and 2023, respectively. We had also increased our investment in research and development from $104,729 in fiscal year 2023 to $169,077 in fiscal year 2024, and from $43,096 in the three months ended December 31, 2023 to $97,526 in the comparative period ended December 31, 2024, to ensure our platform’s ability to scale and accommodate the growing number of (1) customers, and (2) customer implementation scenarios. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform, and our new investments and expenses on governance and compliance as the result of our becoming a public company.

Since inception, we have financed our operations primarily through (1) investment by the AgileAlgo founders, and (2) the investment secured from angel investors in the fiscal years ended September 30, 2023 and 2024. From a financial accounting perspective, we have not been profitable since inception, and our cumulative deficit was $1,137,610, as of the fiscal year ended September 30, 2024 and $1,301,949 as of the three months ended December 31, 2024.

The net losses for the fiscal year ended September 30, 2024 remained elevated primarily due to (1) the continuing expenses incurred related to the Business Combination, such expenses alone accounting for $421,072 for the fiscal year, and (2) staff and research and development costs increasing 111% and 61% respectively from the year before, with the increase in research and development costs including the increase in employee share options accrued rising to $29,609 from $6,983 in the fiscal year ended September 30, 2023. Similarly, our net loss remained high at $164,339 for the three months ended December 31, 2024, albeit a 1% decrease from $166,163 in the same three-month period ended December 31, 2023, due to the same reasons described above, which are primarily due to the continuing costs related to the Business Combination and increasing staff costs associated with research and development.

When the Company ramped up our research and development from fiscal year 2023 to 2024, a substantial portion of the development effort was spent towards increasing the number of Supported User Stories to be available within the platform’s repository for customers to use and deploy as part of their project implementation. Supported Users Stories is defined as AgileAlgo’s pre-developed library of templatized models and programs, to be adopted by customers and users in developing their own user stories further with every customer’s unique business requirements. Our construction of Supported User Stories is further described in the paragraph below. The Company’s Supported User Stories have increased from fewer than 40 in the fiscal year ended September 30, 2022, to 216 Supported User Stories during the fiscal year ended September 30, 2023. This number had increased to 239 Supported User Stories by December 31, 2023 to 288 as of September 30, 2024, with this number remaining at as of the December 31, 2024 at 288 Supported User Stories, as the Company did not create further templates for its library of Supported User Stories during this period. Of these 288 total Supported User Stories, we had approximately 120 directly in the generation of revenues for the Company as at December 31, 2024, which reflects an increase in our first quarter from 100 as at the fiscal year ended September 30, 2024.

Supported User Stories are typically a series of mathematical models, such as various regression models and forecasting models, among others. Having ready-developed models or Supported User Stories achieves two objectives for the platform: (1) it increases the likelihood for subscribing customers to self-serve by leveraging our ready-developed models, and (2) it helps in accelerating our implementations for customers with more unique requirements. This increase in Supported User Stories within our system repository results in our platform’s ability to cater for a more diverse number of possible unique customer business requirements and implementation scenarios.

Revenues

As of the end of fiscal year ended September 30, 2024, substantially all of our revenue has been derived from customer projects and customer self-service subscriptions on our Virtual Data Scientist platform. Our most significant operating revenue recorded to date on that platform had been in the fiscal year ended September 30, 2024, at the total sum of $264,355, and of which $6,997 is from platform subscriptions and $257,358 is from professional services.

Our revenue in the fiscal year 2024 represents a 251% increase over the revenue for the entire fiscal year ended September 30, 2023.

In the interim three-month period ended December 31, 2024, however, the Group generated new revenues from the commencement of its ADA coding-as-a-service line of business as a new revenue stream. Total revenues were $119,591 for the three months ended December 31, 2024 from which $55,485 was generated from this new line of business and $64,106 from the older ANGEL business, compared to the same period a year ago, where the entirety of the Group’s $24,373 in revenues were generated singularly from the ANGEL line of business. The revenue achieved in this three-month ended December 31, 2024 period also represents a 391% increase over revenues generated in the same period in 2023, with the older ANGEL business also growing by 163% in the three months ended December 31, 2024 over the same period in the previous year.

Our software platform subscription revenue is derived from multi-month contracts with customers from 2 categories: (1) Self-subscribed customers via our AgileAlgo Virtual System Implementer or VSI Portal, where they select from a list of 3 available subscription pricing tiers (depending on level, volume and complexity of usage), ranging from Standard Usage, Business Usage to Enterprise being the highest Tier; and (2) Enterprise Users with turn-key implementation and/or consulting contracts.

Regarding the subscription pricing tiers described in category (1) above, Standard Usage is meant for licensing individual users with smaller consumption needs, whereas Business Usage Tier is for small-to-medium sized corporations with medium-difficulty requirements and data sets, and finally the Enterprise Usage Tier, which is priced on application (“POA”) when a project is sized and specified with customers with the assistance of AgileAlgo consultants, and which include annualized Enterprise usage contracts, can range anywhere between $15,000 to $300,000 per customer, driven by the number of AI-Analytics or AI-forecasting/prediction models generated, and the number of data sets utilized.

Regarding category (2) described above, this category usually involves Enterprise Tier customers whose diverse needs can present AgileAlgo with anywhere from 1 data set to multiple data sets, and for its turn-key implementation contracts, AgileAlgo presently delivers its own consulting and implementation services. Our professional services in this category are provided at $600 to $1,500 per man day (typically an 8-hour workday) rate, which is refined further when marked to actual local markets across Asia. We do not typically enter into open-ended Time and Material contracts, but instead Asian customers favor Fixed Price-Fixed Scope contracts where a specific scope of works (SOW) is agreed upon, and priced by AgileAlgo after factoring in risks and contingencies. A Fixed Price contract therefore presents higher risks to AgileAlgo, who has to size a project and conclude a contract for services with a high-enough certainty of successful completion. but potentially also higher rewards where the scope agreed upon is managed well by our consultants, and early completion can mean higher profitability for that specific contract, and vice versa. The risks around Fixed Price contracts, can be managed via Change Requests, where well-managed projects have project managers whom will agree on scope changes with the customer, and extra work not agreed within the original Fixed Price SOW is now priced and proposed separately to the customers as Change Orders. The Company has not experienced delivering more than what is scoped and agreed upon with our customers.

As of the date of this registration statement, we have not begun the practice of recognizing professional services on a Percentage of Completion (“POC”) basis, which is compliant with US-GAAP, because volume has been low and we have been deploying development staff to fulfil projects, and all cost of delivering projects involving services revenues, have been recognized under payroll as part of Operating Expenses. We plan to implement time sheet systems in the near future to be fully POC compliant and when specialized consulting personnel are onboarded, where the practice of unit pricing on services is first introduced to fully implement the POC method of accounting for services.

We recognize revenues from customer subscriptions under Category (1) monthly in arrears, regardless of the payment terms, for e.g., customers are charged and invoiced for the subscription service 3 months in advance, and the revenues are deferred until the platform’s services are consumed at every month-end.

Post-Business Combination, AgileAlgo intends to enlarge the Enterprise segment business and rapidly grow the ADA or Coding-as-a-Service (CaaS) line of business, leveraging the capabilities of the Company’s existing ADA platforms to include new functionality to generate code in proprietary languages inherent to the more established global software vendor platforms, such as SAP, Oracle, Microsoft, Salesforce and Workday. In this new CaaS line of business, AgileAlgo will not be licensing the ADA software platform for direct use by end customers, but instead will go downstream to sell end customers the resulting code generated by the platform (used as an internal tool by a new AgileAlgo service delivery team), specified by those customers in AGILE-styled natural language.

The Company plans to make a series of acquisitions of upstream manpower supply companies in the dominant software vendor ecosystems, to transform these into delivery centers focused on selling custom code, essential to the delivery of large-scale business software systems.

Cost of Sales (exclusive of depreciation and amortization)

Cost of sales in our industry would traditionally comprise all variable cost components associated with (1) The compute capacity directly associated with a customer’s consumption from the defined contract scope of usage of the platform, (2) Amortization of the capitalized cost directly associated with the development of the platform, under US-Financial Accounting Standards Board or US-FASB’s Article ASC 350-50, and (3) Manpower costs associated directly with the professional services delivered as part of the contract scope of work for implementing the AI models.

Because AgileAlgo’s business in the fiscal years ended September 30, 2023 and 2022 have largely been pre-revenue years focused on product development and customer pilot projects and proofs of concept, we have only begun acquiring productive Trial customers generating variable costs to serve during the fiscal year ended September 30, 2023. With greater business traction therefore, the Company will embark on accounting for Cost of Sales compliant to United States Generally Accepted Accounting Principles (“US-GAAP”). Under standard US-FASB ASC 985-20, our primary subscription revenue-generating website and platform is technically still under a controlled Trial release, with minimal customer revenues recoded from proof-of-concept projects awarded to the Company throughout fiscal year 2023, and therefore capitalization of development costs for amortization into Cost of Sales is yet to commenced, and we expect such capitalization will commence in fiscal year 2024-25.

Another significant form of variable cost component not yet accounted for is in the area of Sales and Marketing Commissions and/or any third-party referral fees and commissions, because all sales activity have been largely conducted by the leadership team, with no contractual terms entered into with the Company for commission payments. We are expecting to gradually build professional sales and marketing teams post-Business Combination, assuming sufficient funds remain in the post-Business Combination Trust.

The Group commenced business under its new ADA line of business from October 2024 via two customer contracts entered into during September 2024, and these ADA-related projects have a significantly different profile of variable costs or Cost of Goods Sold/Cost of Sales. Full-time consultants will be mobilized to fulfill those forecasted projects and are expected to incur up to 80-90% of the projected revenues in costs, comprising mostly salaries and other ancillary manpower costs, including pension fund contributions, insurance, equipment costs, etc., the Group is expecting to realise a between 20 and 22% gross profit margin from these forecasted projects. This is reflected during the three months ended December 31, 2024, where the Group incurred more substantive Cost of Sales at $74,419 compared to $0 in the same period the year before, and expects to continue with this trend given the expected growth in the new ADA line of business.

Operating Expenses

Operating expenses primarily include general and administrative, research and development, sales and marketing and depreciation. The most significant component of our operating expenses are personnel-related costs such as salaries, office space, training and travel. We expect our ratio of personnel-related costs as a percentage of total costs to decrease over time.

We expect to continue to invest substantial resources to support our growth, and technology enhancement. We expect that each of the following categories of operating expenses will increase in absolute dollar amounts and decrease as a percentage of revenue for the foreseeable future.

General and Administrative Expenses, reported as inclusive of Sales and Marketing Expenses, and Research and Development Expenses

General and administrative expenses consist primarily of personnel-related and head office expenses, as well as the cost for outsourced professional services such accounting, tax, legal and corporate secretarial services, information technology, travel and other administrative expenses, including expenses and professional fees associated with the Business Combination. We expect to invest in our corporate organization to maintain professional human capital and financial management and reporting functions internally, and incur other additional expenses associated with transitioning to, and operating as, a public company, including increased legal, accounting, reporting, audit, investor relations costs, higher insurance premiums and compliance costs. As a result, we expect that general and administrative expenses will increase in absolute dollars in future periods but decline as a percentage of total revenue over time. Our inability to scale our expenses could negatively impact gross margins and profitability.

Sales and Marketing Expenses

Sales and Marketing expenses have been minimal across the operating periods, and consist primarily of out-of-pocket expenses such as Entertainment and charges related to travel, utilized for business development activities. As the Company CEO is a primary sales person of the Company in these early stages, the CEO is on a performance-based salary plan, which is not expected to commence until such time the Company has exceeded certain revenue targets. Therefore, there have been no salaries or personnel-related expenses incurred under Sales and Marketing for all material reporting periods, up to the fiscal year ended September 30, 2023. For the entirety of the fiscal year ended September 30, 2024 and continuing during the three months ended December 31, 2024, we had similarly not incurred any salaries or personnel-related expenses in Sales and Marketing.

Research and Development Expenses

Research and Development is a major growth driver for the Group, and a steadily growing item as business ramps up for the Group. Research and development is attributed to personnel-related expenses including the Group’s employee Share Option Reserve, salaries and employee pension fund contributions, at $169,077 for the fiscal year ended September 30, 2024, up from $104,729 for the fiscal year ended September 30, 2023. The three months ended December 31, 2024 also saw a 126% year-on-year increase over the same period in 2023, with research and development expenses increasing to $97,526 from $43,096. The Company has offered deferred cash bonuses and share-based compensation to key members of the development team to reward good performance and long-term commitment to the Company, and the Company has begun accruing for such commitments from fiscal year ended September 30, 2023 and continues to accrue into the three-month period ended December 31, 2024 (in addition to cash bonuses) for three of the Company’s pioneering research and development employees. Two of the three employees have been offered total allotments of 15,000 and 3,000 shares each respectively upon meeting two anniversaries of being employed with the Company, whereas the third employee Mr. Jonathan Ang has been granted and issued with shares, Mr. Ang being the longest serving employee amongst the 3 identified here. Mr. Ang was issued 15,000 common shares in the Company in the fiscal year ended September 30, 2023, and has been promoted to position of Chief Data Scientist in May 2023 for showing strong performance, when the Company further granted him 45,000 common shares to serve a further 3 years from May 2023 against the new grant, where 15,000 shares will be allotted at the end of each of the 3 upcoming anniversaries.

Subsequent to the issuance of 15,000 shares to Mr. Ang in fiscal year 2023, the Group has accrued all shares earned by eligible employees through the Group’s Share Option Reserve, which continues to grow, with a total of $38,336 being expensed in the fiscal year ended September 30, 2024, up from the $6,983 expensed in the fiscal year ended September 30, 2023, and a total of $41,232 expensed as of December 31, 2024.

Post-Business Combination, the Company will adopt the Incentive Plan (subject to approval by Inception Growth’s stockholders) possibly applying the framework under FASB ASC 718-40. The share awards granted to the three pioneering employees mentioned in the preceding paragraph were not done using the framework under FASB ASC 718-40, and were meant as incentives to these 3 specific employees.

Depreciation and Amortization Expense

Depreciation expense consists primarily of the fixed line depreciation of company assets, comprising at this early stage of our business only employee laptop computers and ancillary IT equipment.

As for the amortization of development costs into capitalization of software under US-FASB’s Article ASC 350-50, the Company is yet to commence the capitalization of development costs onto its balance sheet as our revenue-generating products and platform are still technically in controlled Trial-Release mode to the market, implementable only under our direct supervision as described under the scope of US-FASB ASC 985-20, and plans to do so starting fiscal 2023/24 as the products and platform goes into Generally-Available releases, so such earned value may be amortized against revenue as cost of sales going forward.

Non-Operating Income and Other Items

Other Income, Net

During the Covid-19 pandemic, the Company received government aid for subsidizing salaries for the sums of $0 and $4,922 in the fiscal year ended September 30, 2023 and 2022, respectively.

Apart from the Group receiving S$1,492, or approximately US$1,179, in the form of the Corporate Income Tax Rebate Cash Grant (in support of local hiring) in the fiscal year ended September 30, 2024, the Group had not received further grants from the Singapore government in the three-month period ended December 31, 2024.

Provision for Income Taxes

We are subject to income taxes in Singapore, but due to our net operating loss (“NOL”) position, we have not recognized any provision or benefit in the past 3 fiscal years since the Company’s inception in 2019. The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its security holders who are not tax resident in the British Virgin Islands. The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company. Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its security holders.

Key Business Metrics and Selected Financial Data

We use certain key metrics and financial measures not prepared in accordance with US-GAAP to evaluate and manage our business.

Total Subscribing Companies on Platform

Total subscribing companies, as defined by us, are unique company level membership accounts for which we have received all required contact information. These numbers are based on data provided directly from the Company’s database. Note that we have operation accounts which we use in the database and has been excluded from the count. Total subscribing companies on our platform do not include unique visitors to the corporate site nor individuals who try to login but didn’t leave any corporate information to complete the account setup. Our definition of total subscribing companies may differ from similar definitions and metrics used by other companies. The following shows the number of total subscribing companies as of each fiscal quarter from September 30, 2023 to September 30, 2024, respectively:

S/No.	Subscription Tier	No. of Companies At September 30, 2023	No. of Companies At December 31, 2023	No. of Companies At March 31, 2024	No. of Companies At June 30, 2024	No. of Companies At September 30, 2024	No. of Companies At December 31, 2024
1	Enterprise	3	4	5	5	5	5
2	Business	0	0	0	0	0	0
3	Standard	2	2	2	2	2	2
4	Trial (distinguished into subcategories below as Active or Dormant users)	25	32	33	33	37	41
	4.1 Active	11	5	8	8	4	1
	4.2 Dormant	14	27	25	25	33	40

Users converted from Dormant to Active Status during review period (including Category converted to)

	Converted from Dormant to Active Status	2 (1 Standard, 1 Enterprise)	1 (1 Enterprise)	0	0	0	0

A total of 48 companies are currently subscribed to the platform in our various membership tiers. We offer 4 membership tiers to clients based on number of users that the companies need, the projects that they wish to deploy, the user stories counts, the data volume to be loaded and executed and the compute requirements. Typically, 1 project equals to 1 AI use case e.g. a recommendation engine.

Our Trial Tier allows for users to deploy very simple AI use cases (up to 3 projects), 100 user stories but limited by data volume (no more than 1,000 records) and compute requirements and 1 month of free usage extendable upon request and agreement. They will utilize the shared database and compute available for the Trial, Standard and Business Tier. Our Standard Tier is the paid usage level for 3 projects, 100 user stories, 1,000 records for compute on our shared repository. Our Business Tier is a paid usage level for 5 projects, 200 user stories, 10,000 records and 1 hour compute on our shared repository. Our Enterprise tier has no restriction on number of projects, user stories and may either use the share compute and repository or dedicated resources for their usage depending on the commercial arrangement, and is POA on a case-by-case basis with different customers and/or customer use cases.

We separate our Trial Tier into Active and Dormant users, which are set forth in the table above in separate rows under the Trial Tier. An Active user is defined as a user registered on our VSI platform, has a user profile and has actively engaged in our standard test or demonstrative scenarios included in our platform and has gone on to attempt creating projects within the free-to-use Trial Tier User parameters described in the User Category Table below. A Dormant user (in the Trial Tier) is defined as a user who has registered on our VSI platform although who has to date either (1) not performed any activity, or (2) has previously used the platform, and has since expired as a Trial User (following the initial 30 days from registration) on the platform. We also set forth in the table above the number of Trial Tier users which were Dormant but have reactivated to become Active users, and the category for which they became subscribers.

A majority of the Company’s subscribers remain Trial Tier users at this moment, largely due to the fact that we have had limited sales and consulting resources to ramp them up to higher tiers, which requires some engagement time with each subscriber. This is proven by the fact that all five of our current Standard or Enterprise users have been elevated upwards from being Trial users when they first engaged our platform. Our three Enterprise Tier customers migrated upwards from the Trial Tier to the Enterprise Tier during the course of fiscal year ended September 30, 2023 and 2024 and engaged further with the Company to buy professional services to implement some of their unique requirements.

As for requests for extensions of free Trial periods beyond the first month offered as the platform’s standard feature, we have received only 3 such requests, with only one upgrading to paid subscriptions for a further 3 months, before discontinuing. The larger number of dormant Trial users and/or early customer churn may be due to two reasons: (1) our platform user interface’s ease of use could be improved further, where increased self-service by the customer is more viable, and (2) our lack of front-lining sales and pre-sales personnel to proactively engage registered Trial users, encouraging them to do more using our platform. Initiatives to improve these areas are firmly under the Company’s acceleration plans post Business Combination, alongside the introduction of a customer success function to further ensure customer churn is minimized. As of December 31, 2023, there were 32 trial, 4 enterprise and 2 standard tier organizations on the system. Trial organization and their user(s) were/are active during the first month.

Three organizations requested and were granted extension. The trial numbers include dormant organization/users. None of those organizations have requested for the removal of their account from the system. There are many reasons why dormant users are kept. Some are not ready for their AI journey and they are trying to see if they have the data and people available to deliver their projects. We believe some of the trial organization may return to use the system once their internal processes are firmed up and/or their digital data are made available.

We present below our terms of use for the Company’s Trial, Standard, Business and Enterprise Tiers, as published on our Virtual System Integrator platform price list:

Trial	Standard	Business	Enterprise

•   Up to 100 Requirements

•   Virtual Analyst function allowed

•   Virtual Operator function allowed

•   Virtual Tester function allowed

•   Up to 30 Nodes

•   Up to 30 Relationships

•   Up to 3 Trial Member Users (1 Month)

•   Up to 3 Trial Projects (1 Month)

•   Up to 100 Requirements

•   Virtual Analyst function allowed

•   Virtual Operator function allowed

•   Virtual Tester function allowed

•   Up to 30 Nodes

•   Up to 30 Relationships

•   Up to 1,000 Records

•   Up to 15 minutes Compute per day

•   Up to 3 Full Member Users

•   Up to 3 Projects

•   Up to 200 Requirements

•   Virtual Analyst function allowed

•   Virtual Operator function allowed

•   Virtual Tester function allowed

•   Up to 30 Nodes

•   Up to 30 Relationships

•   Up to 10,000 Records

•   Up to 1 Hour Compute per day

•   Up to 5 Full Member Users

•   Up to 5 Projects

•   Unlimited Requirements, Price On Application (Scope to be defined, Subject to contract)

•   Virtual Analyst function allowed

•   Virtual Operator function allowed

•   Virtual Tester function allowed

•   >30 Nodes

•   >30 Relationships

•   >10,000 Records

•   Compute to defined by contract

•   >5 Full Member Users

•   >5 Projects

Platform Statistics

We calculate usage based on number of (1) projects, (2) user stories, and (3) the number of Application Program Interface (“API”) calls created and used by number of users. The term “user stories” is different from Supported User Stories. We use the term “user stories” to refer to stories generated by users of our products and services, while “Supported User Stories” refers to AgileAlgo’s pre-developed library of templatized models and programs, to be adopted by customers and users in developing their own user stories. For more information on “Supported User Stories” see discussion above under “— Components of Results of Operations.” Our monthly statistics track user stories.

The platform operates on the concept of projects and user stories to create the required programs that can be invoked through the APIs. Each project is a high-level task to achieve an outcome; and examples include: (1) Provide a sentiment analysis from news articles provided, (2) Generate a training course recommendation for a new student from student profiling data provided, and similar tasks. Each project consists of a series of user stories that break down the task in to lower-level requirements that can be interpreted and codified. The user stories are the basis of how programs are generated.

API calls refers to the interaction point of the end generated outcomes of a project. As we create an AI use cases, clients will typically invoke the use of the AI engine via an API. This is the most common interaction between a client’s digital system to the platform outputs. Each project can generate a secure API link that can be accessed to get the output. The API will execute according to the specifications provided and provide the output e.g. a recommendation or suggestion or a/series of calculations from the use case.

Users belong to companies and are given rights in the platform to create projects and user stories, they are typically business analysts or technical user who may not know the syntax of a programming language and will use the platform to generate their required codes.

Projects, User Stories Created and API Calls

As discussed above, the number of projects, user stories and API calls are the three key metrics we use to track the level of paying-customer and/or all external user activity, and each of the three metrics are a key direct outcome of the number of Supported User Stories in our repository serving as accelerator templates for such new projects, user stories or API calls to be generated on our platform and applied as end-user solutions. The total projects count grew from one on October 1, 2022 to 54 by September 30, 2023, to 79 by September 30, 2024, and to 170 as at December 31, 2024 from which 88 are created by paying customers. For each company that creates a new account, a project will be provided to showcase and train the user to use the platform. The customer may remove projects and replace them to keep within their contracted volume of projects allowed within their tiering on our platform contract. The number of projects will fluctuate over time as new projects are created and old projects completed to support new work. Projects include those in development and those that have been deployed. The total number of new projects created remained approximately the same, in the three months ended December 31, 2023, from 54 in September 2023, to 56 in December 2023 and 60 in November 2023, and increasing to 170 by December 31, 2024 as customer project activity ramped up. We believe we can expect higher growth, but the gradual growth rate is primarily due to (1) a concentration of resources on the concurrently ongoing business combination activities and related preparations for becoming a public company, e.g. work relating PCAOB audits and reviews, and efforts relating to the negotiation and finalization of the BCA and this proxy statement/prospectus, (2) AgileAlgo having incurred significant expenses relating to the Business Combination, thus deferring significant investment for sales and marketing and (3) the AgileAlgo sales and product teams’ focus on closing two new specific customer project contracts and the diversion of working capitals from daily operations to expenses related to the Business Combination, resulting in lesser business development work dedicated to increasing new customer/user conversions from the Group’s existing pipeline during that period. The total number of projects created on the platform fluctuated between 61, 72 and 70 in the subsequent monthly periods of January, February and March, respectively, of 2024, with the completion of the abovementioned customer projects in first fiscal quarter of 2024, the commencement of the new customer project contract closed in January 2024, and the team resuming more business development work, which resulted in the closing of two new ANGEL contracts and two new ADA contract in the months of September, October and November, 2024. Also highlighted in our “Results from Operations — Revenues,” and “Liquidity and Financial Condition — Ability to continue as going concern without Business Combination” sections below, due to some expected protracted contract negotiations, the Group was not able to conclude these contracts within the fiscal year ended September 30, 2024. Two of the three contracts were eventually entered into in September 2024 and commenced in the month of October 2024, with the remaining one closed in January of 2025, and with the two contracts entered into in October 2024 contributing to the Group exceeding the $100,000 mark (unaudited) in revenues in a single quarter for the first time, in the three-month period ended December 31, 2024.

The table below shows the number of cumulative projects created month-to-month from August 1, 2022 to the three months ended December 31, 2024.

Project Count
180
160
140
120
100
80
60
40
20
0
2022-08-31
2022-09-30
2022-10-31
2022-11-30
2022-12-31
2023-01-31
2023-02-28
2023-03-31
2023-04-30
2023-05-31
2023-06-30
2023-07-31
2023-08-31
2023-09-30
2023-10-31
2023-11-30
2023-12-31
2024-01-31
2024-02-28
2024-03-31
2024-04-30
2024-05-31
2024-06-30
2024-07-31
2024-08-31
2024-09-30
2024-10-31
2024-11-30
2024-12-31

The table below shows the growth in number of projects created by the Company’s paying subscribers only as at December 31, 2024 (with customer names redacted, for confidentiality), showing that 88 of the total 170 created projects are used by paying customers.

Project Data Count, by Customer Organization

Date	Customer Organization							Total
	A	B	C	D	E	F	G	
2022-08-31	0	0	1	0	0	0	0	1
2022-09-30	0	0	3	0	0	0	0	3
2022-10-31	0	0	3	0	0	0	0	3
2022-11-30	0	0	3	3	0	0	0	6
2022-12-31	0	0	3	4	0	0	0	7
2023-01-31	0	0	3	4	0	0	0	7
2023-02-28	0	0	3	2	3	0	0	8
2023-03-31	1	0	3	2	3	0	0	9
2023-04-30	3	0	3	2	3	0	0	11
2023-05-31	4	0	3	2	3	0	0	12
2023-06-30	4	0	3	2	6	0	0	15
2023-07-31	4	0	3	2	6	0	0	15
2023-08-31	3	0	3	2	6	0	0	14
2023-09-30	3	2	3	2	6	0	0	16
2023-10-31	3	2	3	0	6	0	0	14
2023-11-30	3	2	3	0	6	0	0	14
2023-12-31	3	2	2	0	6	0	0	13
2024-01-31	3	2	2	0	6	0	0	13
2024-02-28	3	2	2	0	6	6	1	20
2024-03-31	3	2	2	0	6	7	1	21
2024-04-30	3	2	2	0	6	17	2	32
2024-05-31	3	2	2	0	6	17	2	32
2024-06-30	3	2	2	0	6	51	5	69
2024-07-31	3	2	2	0	6	51	6	70
2024-08-31	3	3	2	0	6	57	7	78
2024-09-30	3	3	2	0	6	62	7	83
2024-10-31	3	3	2	0	6	64	7	85
2024-11-30	3	3	2	0	6	67	7	88
2024-12-31	3	3	2	0	6	67	7	88

Corresponding to each project, the number of user stories created to generate code has increased from 121 to over 4,161, since the start of tracking until December 31, 2024, for projects and user stories count, as presented in the line chart below. The user stories can be created by users or by our Data Scientist in support/assistant to the customer users if they are not yet familiar with the platform use. User Stories include those that are in development and those that are deployed.

User Story Count
4500
4000
3500
3000
2500
2000
1500
1000
500
0
2022-08-31
2022-10-31
2022-12-31
2023-02-28
2023-04-30
2023-06-30
2023-08-31
2023-10-31
2023-12-31
2024-02-28
2024-04-30
2024-06-30
2024-08-31
2024-10-31
2024-12-31

The table below shows the platform statistics on number of user stories maintained by the Company for our paying subscribers only (with customer names redacted, for confidentiality), which amounts to 1,697 user stories as at December 31, 2024 from the total of 4,161 created on the platform, and reflects an increase of 37% in the three months ended December 31, 2024 from 1,239 user stories as of September 30, 2024. As discussed above, user stories refers to outcomes created by the external users of our products and services (while Supported User Stories which increased more modestly in the three-month period ended December 31, 2024 refers to AgileAlgo’s pre-developed library of templatized models and programs, to be adopted by its customers and users in developing their own user stories). The increase in external user-generated user stories/projects/API calls, without a corresponding or further increase in our number of Supported User Stories may be an indicator that our repository of Supported User Stories is approaching a certain maturity and is currently comprehensive enough to generate larger numbers of customer-generated outcomes in the user stories/projects/API calls to address a vast number of business scenarios and requirements. The graph and table below present activity by our users (and related customers) and do not refer to such pre-developed libraries developed in-house by AgileAlgo.

User Story Count Data, by Customer Organization

Date	Customer Organization							Total
	A	B	C	D	E	F	G	
2022-08-31	0	0	4	0	0	0	0	4
2022-09-30	0	0	40	0	0	0	0	40
2022-10-31	0	0	40	0	0	0	0	40
2022-11-30	0	0	60	16	0	0	0	76
2022-12-31	0	0	60	17	0	0	0	77
2023-01-31	0	0	60	17	0	0	0	77
2023-02-28	0	0	60	14	4	0	0	78
2023-03-31	0	0	60	14	22	0	0	96
2023-04-30	46	0	60	14	34	0	0	154
2023-05-31	82	0	60	14	34	0	0	190
2023-06-30	83	0	60	14	82	0	0	239
2023-07-31	83	0	60	14	82	0	0	239
2023-08-31	83	0	60	14	82	0	0	239
2023-09-30	83	39	60	14	82	0	0	278
2023-10-31	83	33	60	14	82	0	0	272
2023-11-30	83	33	60	14	82	0	0	272
2023-12-31	80	35	60	14	82	0	0	271
2024-01-31	80	63	60	14	82	0	0	299
2024-02-28	83	63	60	14	82	34	1	337
2024-03-31	83	63	60	14	82	192	1	495
2024-04-30	83	84	60	14	82	428	4	755
2024-05-31	83	84	60	14	82	387	0	710
2024-06-30	83	84	60	14	82	663	0	986
2024-07-31	83	84	60	14	82	663	179	1,165
2024-08-31	83	118	60	14	82	822	319	1,498
2024-09-30	83	118	60	14	82	882	323	1,562
2024-10-31	83	118	60	14	82	934	323	1,614
2024-11-30	83	118	60	14	82	1,017	323	1,697
2024-12-31	83	118	60	14	82	1,017	323	1,697

We began to track API usage from the month of April 2023 as a means to manage the compute use of the platform. Invoking APIs can be through various means including using the platform Curl command dialogs or using third-party API software or the end customer’s digital platform that integrates with the generated API and AI engines. The below statistics show the count generated from our AI engine backend. This tracks all invocation of the APIs that has been created, including those that have been changed or even deleted over time. From April 1, 2023 the usage increased from 1,555 invocations to 6,329 as at of August 31, 2023, to 20,235 as at March 31, 2024, substantially increasing to 948,427 by December 31, 2024, showing a significant increase of use corresponding with the increase in Projects and User Stories. API usage include those that are in development, testing, and fully deployed.

API Count
1000000
900000
800000
700000
600000
500000
400000
300000
200000
100000
0
2023-03-31
2023-04-30
2023-05-31
2023-06-30
2023-07-31
2023-08-31
2023-09-30
2023-10-31
2023-11-30
2023-12-31
2024-01-31
2024-02-29
2024-03-31
2024-04-30
2024-05-31
2024-06-30
2024-07-31
2024-08-31
2024-09-30
2024-10-31
2024-11-30
2024-12-31

The table below shows the number of API calls generated by paying customers (with customer names redacted, for confidentiality), and as of September 30, 2023, of the total 6,329 API calls generated, 4,910 API calls were made by paying subscribers. As at September 30, 2024, the number of API calls made by paying subscribers had climbed to 127,128 of the total of the Group’s 132,894 overall API calls. This number has grown further in the current three-month period under review ended December 31, 2024 to 939,842 of the Group’s total of 948,427 in overall API calls.

API Count Data, by Customer Organization

Date	Customer Organization							Total
	A	B	C	D	E	F	G	
2023-03-31	0	0	262	69	2	0	0	333
2023-04-30	395	0	262	69	11	0	0	737
2023-05-31	1,977	0	262	69	14	0	0	2,322
2023-06-30	2,850	0	262	69	59	0	0	3,240
2023-07-31	3,207	0	262	69	59	0	0	3,597
2023-08-31	3,546	0	262	69	59	0	0	3,936
2023-09-30	4,272	248	262	69	59	0	0	4,910
2023-10-31	5,097	1,172	262	1	59	0	0	6,591
2023-11-30	5,813	1,318	262	1	59	0	0	7,453
2023-12-31	6,107	2,427	260	1	60	0	0	8,855
2024-01-31	6,322	2,792	260	1	60	0	0	9,435
2024-02-29	6,577	2,894	260	1	60	41	0	9,833
2024-03-31	6,887	2,975	260	0	0	5,321	0	15,443
2024-04-30	7,155	3,119	260	0	0	5,174	2	15,710
2024-05-31	7,444	3,524	260	0	0	21,671	122	33,021
2024-06-30	7,644	3,758	260	0	0	21,935	183	33,780
2024-07-31	7,841	4,054	260	0	0	21,942	5,150	39,247
2024-08-31	8,072	4,380	260	0	0	22,054	48,495	83,261
2024-09-30	8,247	4,653	260	0	0	22,267	91,701	127,128
2024-10-31	8,457	4,976	260	0	0	35,104	135,233	184,030
2024-11-30	8,645	5,390	260	0	0	35,117	178,457	227,929
2024-12-31	8,825	5,544	260	0	0	702,097	223,116	939,842

Sales and Revenue (Professional and Consulting Services and Licensing)

Above and beyond platform subscription, AgileAlgo provides assisted support through professional and consulting services to provide for end-to-end solutions for our customers. In fiscal year 2023, the Group generated $75,252 in revenues, compared to our pre-Revenue position in the corresponding period ended September 30, 2022. The Group continued generating revenues of $24,373 in the three-month period ended December 31, 2023, then $85,571 and $132,734 in the three-month periods ended March 31 and June 30, 2024, bringing total revenues in the fiscal year 2024 to $264,957. Sales is based on committed amounts by clients through binding agreements. Between October 2023 to September 2024, professional services increased due to the customer project sold throughout the period from August 2023 to June 2024, with more subscription revenues of the platform kicking in from January and April 2024 from two customer projects.

This is reflected in the full fiscal year ended September 30, 2024, where the Group recorded $264,957 in revenues for the year, compared to only $75,252 for the entirety of the fiscal year 2023. Further, the Group experienced a 391% growth in revenues during the three-month period ended December 31, 2024 with $119,591 in revenue for this period, compared with $24,373 from the same three-month period ended December 31, 2023. This growth for the three-month period ended December 31, 2024 was due primarily to the commencement of the ADA line of business in the month of October 2024, as explained below under “Results Of Operations” and above under “Key Business Metrics and Selected Financial Data”.

Results of Operations

The results of operations presented below should be reviewed in conjunction with AgileAlgo’s audited consolidated financial statements for the fiscal years ended September 30, 2024 and 2023, and unaudited condensed consolidated financial statements for the three-month period ended December 31, 2024 and 2023, and other information included elsewhere in this proxy statement/prospectus.

The following table sets forth our audited statement of operations for the fiscal year ended September 30, 2024 and 2023, three-months period ended December 31, 2024 and 2023, and the dollar and percentage changes between the respective comparative periods.

	Fiscal Year Ended September 30,		Change
	2024	2023	$	%
Revenues	$264,957	$75,252	$189,705	252%
Cost of Goods Sold	—	(32)	—
Gross profits	264,957	75,220	189,737	252%
Operating expenses:
General and administrative	572,990	500,474	(72,516)	14%
Sales and marketing	40,325	7,160	(33,165)	463%
Research and development	169,077	104,729	(64,348)	61%
Depreciation	1,654	1,689	35	(2)%
Total operating expenses	784,046	614,052	169,994	28%
Loss from operations	(519,089)	(538,832)	19,743	(4)%
Other Income:
Other Income	1,492	—	1,492	0%
Loss before income taxes	(517,597)	(538,832)	(21,235)	(4)%
Other comprehensive income	(1,960)	(7,915)	5,955	(75)%
Income tax expense	—	—	—	0%
Total comprehensive loss	$(519,557)	$(546,747)	$27,190	(5)%

	Three Months Ended December 31,		Change
	2024	2023	$	%
Revenues	$119,591	$24,373	$95,218	391%
Cost of Goods Sold	(76,419)	0	(76,419)	100%
Gross profits	43,172	24,373	18,799	77%
Operating expenses:
General and administrative	107,475	140,252	(32,777)	(23)%
Sales and marketing	1,651	6,851	(5,200)	(76)%
Research and development	97,526	43,096	54,430	126%
Depreciation	859	337	522	155%
Total operating expenses	207,511	190,536	16,975	9%
Loss from operations	(164,339)	(166,163)	1,824	(1)%
Other Income:
Other Income	—	—	0	0%
Loss before income taxes	(164,339)	(166,163)	1,824	(1)%
Other comprehensive income	6,671	7,993	(1,322)	(17)%
Income tax expense	—	—	0	0%
Total comprehensive loss	$(157,668)	$(158,170)	$502	0%

Revenues

Revenues increased by $189,705 or 252% in the fiscal year ended September 30, 2024 in the amount of $264,957 compared to the fiscal year ended September 30, 2023 in the amount of $75,252. Revenues increased again by $95,218 or 391% to $119,591 for the three months ended December 31, 2024, compared to the same period ended December 31, 2023 in the amount of $24,373. The increase of revenues in the three months ended December 31, 2024 was driven primarily by (1) the increasing maturity and customer acceptance of AgileAlgo’s user platform called ANGEL, resulting in the signing up of 2 incremental new customers in the period and revenue increasing from $24,373 in the three months ended December 31, 2023 to $64,106 in the same period ended December 31, 2024 from this line ANGEL line of business alone, representing a 163% increase, and (2) the commencement of sales for the Group’s ADA line of business, where $55,485 of the total revenue of $119,591 for this period is generated from this new line of business, compared to the same period ended December 31, 2023 where no revenue was generated from this line of business. The increase in revenues for fiscal year 2024 was generated primarily from 5 customers under the ANGEL business, and of which two were new customers signed up during the fiscal year. Two of those four customer projects from fiscal year ended September 30, 2023 had carried over to be realized in the fiscal year 2024 starting October 1, 2023, and were later complemented by the Group’s largest contract to date for the sum of S$200,000, signed in January, 2024. These three active projects in the fiscal year 2024 generated for the Group its highest revenue for the year end period recorded to date, a trend we hope to continue via diversifying the Group’s revenue streams through the commencement of the ADA business.

A majority, or 90% of the revenues generated in the fiscal year ended September 30, 2024, is related to two customer project contracts that were signed in January and May, 2024 respectively. As the majority of the work was delivered between February and June, 2024, and approximately $125,000 of the entire three-month period’s revenue of $132,734 (unaudited) was attributable to these contracts. The remaining revenues were generated from live customer subscriptions, and the signing of one new customer proof of concept (“POC”) project contract in March worth $9,333, from which $8,175 was recognized in March 2024. The Group’s revenue mix had improved over the previous fiscal quarter or three-month period ended December 31, 2023, where 93% of all revenues were attributed to one customer.

All three customer projects highlighted above had been successfully completed within the fiscal year ended September 30, 2024, with all revenues duly recognized during the fiscal year. Upon completion of that final milestone in May 2024, this customer will continue to contribute $1,603 monthly in platform subscriptions for a period of 12 months from January 2024 when the project commenced, and after which the Group is confident of a 12-month renewal of such subscriptions from this customer. With the completion of this project, the Group experienced a decrease in revenues in the fourth quarter of fiscal year 2024, as the Group experienced delay in a customer project forecasted for closure during the fiscal quarter ended September 30, 2024, with contract value between $225,000 to $260,000 (unaudited), to produce run-rate revenues of between $30,000 and $42,000 monthly between the contract’s commencement from the month of

October, 2024 and the quarter ended June 30, 2025 when the project is completed, and which would be generated mostly as professional services revenues under the Group’s new ADA line of business. Subsequently for the three-month period ended December 31, 2024, this forecasted ADA contract was realized in October 2024, but experienced a slow start, bringing total revenues for that fiscal quarter to only $55,485. As a subsequent disclosure, the Group had concluded a second ADA contract in early February, 2024, which together with first October 2024 contract will ramp monthly ADA run-rate revenues up to $80,000 from March 2025, up to end-June 2025, before the Group has to reply on closing further ADA opportunities in its business pipeline. The Group therefore believes it does have the pipeline going beyond the fiscal year ended September 30, 2024 to maintain or exceed the Group’s monthly revenue run-rate from that recorded in the first two quarters, or first half of fiscal year 2024.

The new ADA line of business however, will have a significantly different earnings profile, as is reflected in the Cost of Goods Sold and Gross Profit for the three months ended December 31, 2024 with more substantive Cost of Goods Sold than previous revenues generated from the ANGEL line of business, where full-time consultants are expected to clock in their costs fully as variable costs under the respective contracts. After experiencing some difficulty with the first ADA customer in the three months ended December 31, 2024, and with the closing of the second ADA contract in February 2025, the Group is expecting an average gross profit margin of between twenty and twenty-two per cent (20-22%) to be generated from both contracts.

Typically, revenues from project contracts signed with customers under the ANGEL line of business will be realized over a three-to-five-month period whilst those expected under the new ADA line of business have project realization periods of between six to eight months and with more substantive manpower costs than those under ANGEL, and during which revenues for both lines of business will be recognized over completed milestones as provided in each project contract.

Cost of Sales (exclusive of depreciation and amortization)

In the fiscal years ended September 30, 2024 and 2023, no substantive variable costs associated with the generation of revenue was captured by the Company as cost of sales, with only $32 recorded for the fiscal year ended September 30, 2023, due to the low volume of the Company’s sales transactions. The primary variable cost component for the generation of our platform revenues, is the cost to compute incurred with our cloud hosting service provider, and the Company is yet to exceed the base consumption volume to head into variable costing by volume consumed. Therefore, the entire base hosting cost is recognized as a Research and Development Expense, reported under General and Administrative Expenses. We expect for the cost to compute will be a more significant variable cost item in the next fiscal year as sales and revenue, and corresponding customer usage ramp up.

Therefore, with the exception of the new contracts forecasted under the Group’s new ADA line of business expect between June and September 2024 noted above, in the fiscal years ending September 30, 2024 and 2023, the Group has not begun to recognize the second most significant variable cost component, which is salaries and manpower costs associated with generating revenues from professional services. This is due to the fact that AgileAlgo does not yet have a dedicated consulting team specifically for project work delivery, and is still leveraging development staff to double-hat in fulfilling customer projects, and such manpower time and costs have not been allocated to actual purposes, and are all recognized as the Group’s overall payroll under Research and Development Expenses. Going forward into the new fiscal year 2024/25, the Group is expecting the percentage of completion or POC method of accounting for services revenue, in line with US-GAAP requirements, where unit costs comprising fully-loaded costs of employing in-house consultants will be fully maintained and accounted for as variable costs driving revenue generation.

In the three months ended December 31, 2024 and with the Group signing its first ADA customer, however, cost of goods sold, which we also refer to as cost of sales, has increased in that period to be 64% of sales to $76,419 for the three months ended December 31, 2024 compared to having no cost of sales for the same period ended December 31, 2023, leaving the Group with a gross margin of 36% or $43,172 for the entire period ended December 31, 2024, compared to the Group’s relatively low or zero cost of sales in the previous reporting period. The cost of sales primarily comprises variable costs directly attributable to revenue-generating activities. The principal component of these costs is the salaries and benefits paid to employees and contract-specific expenses such as third-party subcontracting deployed on client projects. These costs are incurred based on the time-and-material method, under which revenues are recognized as per the hours worked by employees on client projects and any associated material or expenses directly tied to project execution. Salaries and benefits of employees involved in project delivery are allocated to the cost of sales based on their direct contribution to ongoing projects. This higher cost of sales, while being inherent for the new ADA line of business, was further exacerbated by certain teething problems in deploying resources effectively to the first signed customer, but the Group expects for monthly ADA gross margins potentially to improve up to 15% or more starting from February 2025 eventually towards meeting the 20-22% gross margin target, with (1) the signing of another new customer contract, and (2) economies of scale between the two projects, with certain consultants being deployed onto both projects without an increase in payroll or costs.

General and Administrative Expenses

General and Administrative expense increased by $72,516 or 14% to $572,990 for the fiscal year ended September 30, 2024, from $500,474 in the fiscal year ended September 30, 2023. Despite this marginal 14% increase, the ongoing Business Combination with Inception Growth Acquisition Limited continued to keep legal and professional fees as the same levels as was in the fiscal year ended September 30, 2023, where the Group incurred $476,605 up to the fiscal year ended September 30, 2023 in legal and other professional fees, compared to a slightly lower amount of $421,072 in the fiscal year ended September 30, 2024, and such expenses were for appointed counsels in New York, the British Virgin Islands and Singapore, audit fees, and professional fees for financial advisory services pursuant to the Business Combination provided by Porche Capital Limited.

However, general and administrative expense decreased 23% in the three month period ended December 31, 2024 to $107,475 from $140,252 for the same period in 2023, and this decrease was due to (1) expenses related to the Business Combination appear to have been at their peak during the period ended December 31, 2023 as the parties were making their first S-4 filings to the SEC, and (2) expenses related to the Business Combination have stabilized in the period ended December 31, 2024 and are expected to be similarly stabilized relating to going forward arrangements with their advisors.

Excluding all professional and legal fees incurred as part of the Business Combination, the Group also generally saw an increase in general and administrative expenses of $128,049 in the fiscal year ended September 30, 2024 to $151,918 compared to the fiscal year ended September 30, 2023 in the amount of $23,869, and also increased in the period ended December 31, 2024 where such expenses increased by $47,350 to $50,265 from $2,915 in the same period in fiscal 2023. These increases were both due to the Group ramping up operations after recovery from the Covid-related lockdown periods in the fiscal year ended September 30, 2024 compared to the prior period, with each fiscal year period and three month period increasing in general and administrative expenses as a result of additional spending on IT and software tools for staff productivity, staff costs, as well as in support of higher staffing related costs for business operations, finance, management and research and development.

Sales and Marketing Expenses

Sales and Marketing costs increased more significantly by $33,165 or 463% in the fiscal year ended September 30, 2024 compared to the fiscal year ended September 30, 2023, primarily due to a ramp-up in customer engagement activity, including business travel as the Group released its Trial version of the ANGEL platform from the month of September 2022, also resulting in a sharp increase in revenues during these periods, 18 months after the restricted commercial release of the platform.

As highlighted in previous sections, the Group had gone on to acquire 7 customers through organic sales and business development efforts, 2 with more significant project revenues each concluded in June 2023 and January 2024 respectively, bringing cumulative revenues to $85,780, $109,944, $242,678 and $264,957 over the four fiscal quarters of fiscal year 2024 respectively, compared to only $433, $4,413, $13,468 and $75,252 in the corresponding periods in fiscal year 2023, where the ANGEL platform was merely released to market some 6 months prior to that. The more intensive business development activity in fiscal 2024 also resulted in the Group closing its first ADA customer, whose projects commenced in October 2024.

Due to more intensive project delivery activity in the three-month period ended December 31, 2024, the Group saw a 76% decrease in sales and marketing expenses from the corresponding three-month period in fiscal 2023, as the Group focused on ramping-up the new ADA projects. The Group spent $1,651 in the three months ended December 31,2024 for sales and market expense, compared to $6,851 in the same period a year before when more resources went into business development.

Research and Development Expenses

Research and development expenses increased by $64,348 or 61% to $169,077 in the fiscal year ended September 30, 2024 compared to $104,729 in the previous fiscal year ended September 30, 2023, and further by $54,430 or 126% to $97,526 in the three-month periods ended December 31, 2024 compared to $43,096 during such period in 2023. The increase in the fiscal year ended September 30, 2024 was due to growth in staffing costs alone, with the increase of four development headcount as at end-June, 2024. This increase contained in the three months ended December 31, 2024, as the development headcount in staffing increased to 6 as at the end of December 2024, in comparison to only one such staff person in the corresponding year and three-month period in 2023. This increase was due to the Group’s readiness to ramp-up development activity post-Covid lockdowns, and to support increased customer engagement activity, pre and post-sale. As highlighted above, the Group has also begun granting common shares of the Group to pioneering employees, to the total sum of $6,930 as of September 30, 2023, then to a total of $38,336 accrued as of September 30, 2024 and accumulating to $41,232 as of December 31, 2024, under the Group’s Share Option Reserve developed to encourage performance and longevity among the pioneering employees.

Depreciation and Amortization

Depreciation expense consists primarily of the fixed line depreciation company assets, such as employee laptop computers and equipment.

Depreciation expense was $1,654 for the fiscal year ended September 30, 2024 which was similar to the amount in fiscal year 2023 of $1,689. This similarity was due to the Company making purchases of new laptops in line with the onboarding of two new employees towards the second half of the fiscal year ended September 30, 2024. Depreciation had increase gradually quarter-on-quarter to $859 for the three months ended December 31, 2024, representing an increase of $522 or 155% over the same period a year before of $337, also due to the gradual increase in employees and investments in their laptops.

As for amortization, following US-FASB ASC 985-20 the Group is yet to commence the capitalization of development costs in its balance sheet allowable under US-GAAP, and plans to do so in the course of fiscal 2025 so such earned value may be amortized against revenue as cost of sales going forward.

Other Income, net

Other Income consists only of the Singapore Government’s Job Growth Incentive Grant awarded as an employer’s subsidy during the Covid-19 pandemic by the Inland Revenue Authority of Singapore (IRAS), amounting to $4,922 received in the fiscal year ended September 30, 2022.

During the financial year 2024, the Group was eligible for and received grant assistance totaling $1,492 via initiatives by the Singapore Government, namely the Corporate Income Tax Rebate Cash Grant (in support of local hiring.

Save for the above, the Group has no further items received under Other Income, and no further grants of this nature was awarded or paid to the Group in the three-months period ended December 31, 2024.

Interest Income and Expense

The Group has no interest income nor expenses for all financial periods relevant to this Section.

Liquidity and Capital Resources

Historically, the Group has financed its operations mainly through financing from its shareholders, payments received from its customers, and equity funding received from angel investors. As of September 30, 2024, the Group had cash and cash equivalents of $120,534. As of December 31, 2024, the Group had cash and cash equivalents of $18,842. The Group has a plan of operations and acknowledges that its plan of operations may not result in generating positive working capital in the near future.

The Group believes that its cash on hand following the consummation of the Business Combination, including the current available cash and cash equivalents on its balance sheet, the funds contained in Inception Growth’s Trust Account, and the Yorkville Financing, will be sufficient to meet the Group’s working capital and capital expenditure requirements for at least the next 12 months from the date of this proxy statement/prospectus and sufficient to fund its operations.

As described above under “— Overview,” in the event no Business Combination is consummated, the Company will be able to sustain its operations beyond the three months ended December 31, 2024 for a further 12 to 18 months, if it keeps monthly operating costs at current levels, which are at approximately $40,000 per month. The downside of merely sustaining operations will be the Company potentially missing the critical timing to participate in the global consulting industry’s hyper-growth towards becoming a $500 billion business opportunity by 2028. See the section entitled “Business of AgileAlgo — Market Opportunity.”

To the extent that its current resources are insufficient to satisfy the Group’s cash requirements, the Group may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than the Group expects, the Group may be forced to decrease its level of investment in product development or delay, scale back or abandon all or part of its growth strategy, which could have an adverse impact on its business and financial prospects.

Even though management believes that it will be able to successfully execute its business plan, which includes increasing market acceptance of the Group’s products to boost its sales volume to achieve economies of scale, increase acceptance of its AI-based solutions and platform, while applying more effective marketing strategies and cost control measures to better manage operating cash flow position, third-party financing and capital issuance, and meet the Group’s future liquidity needs, there can be no assurances in that regard. While these matters may raise substantial doubt about the Group’s ability to continue as a going concern, the founders Tony Tay and Francis Lee remain committed to inject further funds into the Group to ensure albeit gradual and limited, but unimpeded growth. The founders have for example, jointly injected $400,000 in February through March 2025 in interest-free shareholder loans to the Group to provide for the increased month-to-month cashflow needs of the new ADA business and Group growth.

These consisted of shareholder loan agreements, dated February 25, 2025 for S$133,530, or approximately $100,000, by Mr. Lee, and for S$133,530, or approximately $100,000, by Mr. Tay, respectively, for a total of $200,000. Similarly on March 5, 2025, the founders provided similar loans for $133,620, or approximately $100,000, by Mr. Lee and for S$133,620, or approximately $100,000 by Mr. Tay, respectively, for an additional total of $200,000. Each of these loans are to AgileAlgo Pte. Ltd. have a period to maturity of 18 months (at which time in they may be converted into shares of PubCo in the lender’s option), are without interest, and are unsecured. These shareholder loan agreements are included as exhibits to the registration statement of which this proxy statement/prospectus forms a part.

Based on this development, the consolidated financial statements do not include any adjustments that might result from the outcome of this material uncertainty. For more information, see “— Ability to continue as going concern without Business Combination.”

Comparison of the Fiscal years Ended September 30, 2024 and 2023, and the Three Months Ended December 31, 2024 and 2023

The following table shows AgileAlgo’s cash flows provided by (used in) operating activities, investing activities and financing activities for the stated periods:

	Year ended September 30, 2024	Year ended September 30, 2023	Variance
Operating activities	$(515,232)	$(250,872)	(264,360)
Investing activities	(8,841)	(1,193)	(7,648)
Financing activities	(73,228)	923,228	(996,456)
	Three Months ended December 31, 2024	Three Months ended December 31, 2023	Variance
Operating activities	$(266,630)	$(298,915)	32,285
Investing activities	(1,425)	—	(1,425)
Financing activities	174,261	(73,228)	247,489

Operating Activities

Net cash used in operating activities for the fiscal year ended September 30, 2024 was $515,232 compared to $250,872 for the fiscal year ended September 30, 2023. The increase in cash used for operating activities was due to an overall increase in operating expenses due to (1) general business growth, where revenues rose by 252% between the fiscal years ended September 30, 2024 and 2023, and (2) expenses associated with the continuing business combination exercise where the Group continues to incur higher legal, audit, investor due diligence and other advisory fees, resulting in a similarly high net loss for the Group for both fiscal years. There was however a 19% decrease in cash used for operations the period ended December 31, 2024 at $266,630 from $298,915 in the same period in 2023, and this was due to (1) expenses related to the Business Combination were at their peak during the period ended December 31, 2023 as the parties were making their first S-4 filings to the SEC, and (2) expenses related to the Business Combination have stabilized in this period ended December 31, 2024 and is expected to be similar going into the next fiscal quarter starting January 2025, because the parties have entered the stage of contingent fees with their advisors. However, when excluding all professional and legal fees incurred as part of the Business Combination exercise, the Group did have an increase in General and Administrative expenses of $128,049 between the two fiscal years ended September 30, 2024 and 2023 respectively, and then again in the period ended December 31, 2024 where such expenses increased to $50,265 from $2,915 in the same period in fiscal 2023, both due to the Group ramping up operations after recovery from the Covid-related lockdown periods, with additional spending on IT and Software tools for staff productivity, staff costs, as well as in support of higher staffing related costs for business operations, finance, management and Research and Development.

Investing and Financing Activities

For the fiscal year ended September 30, 2024 and for the fiscal year ended September 30, 2023, the Group made investing activities by the purchase of laptops for $8,841 and $1,193 in the respective periods. This increase was due to larger overall staff strength the Group currently employs, both in (1) research and development, and (2) general management and finance and accounting. For the three-month period ended December 31, 2024, the Group made modest investing activities of $1,425 (and none during the equivalent period in 2023), in further laptop purchases.

As for equity-related fund raising, the Group entered into a related-party transaction via a redeemable convertible note with Mr. Seah Chin Siong for the investment sum of $50,000 in April 2023, which was accounted for by the Group as a third-party loan to the Group. The accounting treatment of this equity-linked instrument complies with US-GAAS ASC 480, prior to its actual conversion into 144,546 shares of AgileAlgo as repayment after the nine-month period ended June 30, 2023, and such note was fully converted in August 2024. For more information about the conversion of the note to Mr. Seah please see “Certain Transactions — Certain Transactions of AgileAlgo.” In the fiscal year ended September 30, 2023, all of the $50,000 of the total loan amount was used towards the payment of professional fees related to the Business Combination. Further, in August 2023, the Group completed a bridge round equity fund raising of $850,000 (inclusive of the $50,000 redeemable convertible note from Mr. Seah Chin Siong), through the issue of 273,836 ordinary shares in the Group to six (6) new shareholders including Mr. Seah, to be used towards (1) settling legal, audit and other professional fees associated with the Business Combination, and (2) further funding the ongoing development of the Group’s ADA software platform. The Group further secured an additional $100,000 in investment in August 2024, through the sale of 4,045 new ordinary shares in Agilealgo Holdings Ltd. Use of proceeds from this most recent investment is similarly committed largely to the settling of expenses attributed to the business combination and to also pursue a larger geographical coverage of the Group’s patents.

In the fiscal year ended September 30, 2023, the Group’s financing activities were raising funds amounting to $73,228 in the form of an interest-free shareholder loan from founder Mr. Tony Tay, and $850,000 in the form of equity-based investments from five external angel investors. For the three-month interim period ended December 31, 2023, the Group made a repayment of $73,228 towards a loan extended by Mr. Tony Tay, the CEO and a director of the Group, resulting in the variance of $73,228 for this three-month period. This repayment to Mr. Tay was to repay the said interest-free loan extended to the Group by Mr. Tay during the course of the fiscal year ended September 30, 2023. Further, in the three months ended December 31, 2024, the Group received further incoming funds of (1) $100,000 from equity-related funding from one new angel investor, and (2) $74,261 in the form of interest-free shareholder loans from founders Mr. Tay and Mr. Lee, thus recording a variance of $247,489 between the two comparative periods, because the three months ended December 31, 2023 saw an outgoing of $73,228.

In February and March, 2025, the Group entered into a series of loan agreements with shareholders Mr. Tony Tay and Mr. Francis Lee to jointly provide a total of $400,000 in interest-free shareholder loans to the Group to address the increased month-to-month cashflow needs of the new ADA business and in general, support continued business growth.

These consisted of shareholder loan agreements, dated February 25, 2025 for $100,000, or approximately S$133,530, by Mr. Lee, and for $100,000, or approximately S$133,530, by Mr. Tay, respectively, for a total of $200,000. Similarly on March 5, 2025, the founders provided similar loans for $100,000, or approximately S$133,620, by Mr. Lee and for $100,000, or approximately S$133,620 by Mr. Tay, respectively, for an additional total of $200,000. Each of these loans were paid into AgileAlgo Pte. Ltd. have a period to maturity of 18 months (at which time in they may be converted into shares of PubCo in the lender’s option), are without interest, and are unsecured. These shareholder loan agreements are included as exhibits to the registration statement of which this proxy statement/prospectus forms a part.

As described above under “— Recent Developments — Yorkville Financing,” the Company entered into a SEPA with Yorkville, dated October 1, 2024, relating to the Closing of the Business Combination. Pursuant to the SEPA, upon the closing of the Business Combination, the Combined Company can sell to Yorkville up to $30.0 million of PubCo Ordinary Shares during the 36 months following the closing of the Business Combination, subject to the conditions of the SEPA. In connection with the SEPA, the Combined Company can also request a Pre-Paid Advance from Yorkville up to an amount of $2.0 million at the Closing of the Business Combination as evidenced by a Yorkville Note and up to an amount of $1.0 million on the second trading day after the initial registration statement filed pursuant to the YA Registration Rights Agreement becomes effective and the required shareholder approval has been obtained. For more information on the Yorkville Financing, see “Summary of this Proxy Statement/Prospectus — Recent Developments — Standby Equity Purchase Agreement.”

Off-Balance Sheet Arrangements

As at the fiscal years ended September 30, 2024 and September 30, 2023, and during the interim three-month period ended December 31, 2024, the Group has had no Off-Balance Sheet Arrangements with any party.

Ability to continue as going concern without Business Combination

When analyzing the results from operations for the fiscal years ended September 30, 2023, 2024 and the Group’s sales pipeline going into fiscal year 2025, while the Group may find challenges to grow its business in an accelerated manner, including any new product introduction, geographical expansion, wider coverage of different market segments, etc., the Group believes that its sales pipeline and deals concluded in the fiscal year ended September 30, 2024 and October through December 2024 periods, will ensure the Group has a sufficient runway to complete another 12-18 months of operations, from December 31, 2024, if it kept monthly operating costs at current levels as of December 31, 2024 of approximately $40,000 per month, as described above. The Group is generally charting an upward trajectory in terms of revenues, with a fiscal 2024’s 252% growth fiscal 2023, and the Group is exceeding the $100,000 mark in a single quarter’s revenue for the first time in the three months ended December 31, 2024 at $119,591, also representing a 391% increase over the $24,373 recorded in the same period ended December 31, 2023.

As of the date of this proxy statement/prospectus, the Group has entered into a contract for the provision of services worth S$355,000 or approximately $280,000, awarded by a new customer in the month of September, 2024 as previously forecasted, and has recently in March 2025 secured the signature on a second ADA contract with a new customer worth $40,000, with a project duration of two months with very realistic prospects of bi-monthly renewals by the customer. These two customer contracts, which will be the Group’s two inaugural projects under its new ADA line of business, is expected to have an up to 80-85% variable cost component, to be reported as Cost of Sales against the project’s revenues, increasing overall operating costs for the Group in its fulfillment. Please see above under “— Results of Operations — Revenues” for more information. The Group’s intent is to target project contracts for its ADA line of business having initially between 10% and 15% gross profit margin, such as expected from this inaugural project. Although the Group’s intent is to engage with projects having these gross profits margins, the Group may consider or enter into contracts with other projects with other or lesser gross profits margins and cannot ensure that any such projects will attain such gross profit margins. However, the Group believes that despite the relatively modest gross profit margins, the ADA business presents a valuable opportunity for readily-available projects, eventually paving the way for an important new, stable and predictable revenue stream from the lucrative enterprise software consulting market segment. This market is still recording double-digit CAGR globally and is expected to do so until 2028, and is known to be rife with manpower shortages, two very compelling factors for the Group to increase focus and increase a share of the market. This sector of over $400 billion revenues globally in 2023 is growing globally at a substantial rate and the Group’s ADA business of automating code generation for the consulting industry. See a discussion of these factors in the section entitled “Business of AgileAlgo — Market Opportunity.” The inaugural contract referenced above is expected to last between seven and eight months ending in the quarter ended June 30, 2025, with potential for extension, and will leverage third-party contractors for delivery, and as a result, the increased cost of sales attributed to this project will also cease at project completion.

This project due to its nature, is also competitive and can run the risk of a competitive loss, or slipping timelines for contract closure. However, the Group will be somewhat protected from direct customer risks, e.g. late payments, and direct project risks, such as delay and disputes, as the Group will be delivering this project as a sub-contractor of an SAP-certified consulting partner. In mitigating potential contract risks, as far as is practicable, our payment terms to the prime contractor would be independent of the payment milestones agreed between them and the end customer, and penalties for late payment e.g. late payment interest, withdrawal of resources pending full payments, are standard features within our service contracts. These ADA projects are expected to be based in Singapore for the foreseeable future, where the Group’s core and management teams are situated, thereby lowering operating cost complexities when compared to provision of services around the Asian region.

The downside of merely sustaining operations will be the Group potentially missing the critical timing to participate in the global consulting industry’s hyper-growth towards becoming a $500 billion business opportunity by 2028. See the section entitled “Business of AgileAlgo — Market Opportunity.”

Further analysis taking into account the Group’s equity bridge round which raised $950,000 for the Group between August, 2023 and August, 2024, a large proportion of it being budgeted by the senior management for costs associated with this Business Combination, and now supplemented by new founder loans to the Group, with a pledge to provide further loans to counter intensifying cashflow needs of having increased business and operating costs, the Group believes it has sufficient resources to extend its working capital runway both to (1) sustain operations comfortably for 12 months from December 31, 2024 and beyond, and (2) capture and fund sufficient new business to keep a gradual pace of revenue growth. By way of subsequently disclosure as at the date of this statement, the founders Tony Tay and Francis Lee have again provided loans to the Group, of $74,261 in November 2024, and then $400,000 in February through March 2025. See above under “— Liquidity and Capital Resources” for a discussion of these shareholder loans. These loans have been provided on an interest-free and unsecured basis, each with an eighteen-month period for repayment by the Group commencing, as applicable, on November 2024, and February and March 2025.

INCEPTION GROWTH’S BUSINESS

Overview

Inception Growth Acquisition Limited is a blank check company incorporated in the British Virgin Islands as a business company with limited liability for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Inception Growth’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although Inception Growth currently intends to direct its efforts to identify, acquire, and build a company based in the United States and/or Asia (excluding China) with a focus in the technology, media and telecom (TMT), sports and entertainment, and/or non-gambling gaming sectors. It shall not undertake an initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

Offering Proceeds Held in Trust

On December 13, 2021, Inception Growth consummated its initial public offering (the “IPO”) of 9,000,000 IGTA Units, each IGTA Unit consisting of one share of common stock, par value $0.0001 per share, one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share, and one right to receive one-tenth (1/10) of a share of common stock upon consummation of an initial business combination. The IGTA Units were sold at a price of $10.00 per unit, generating aggregate gross proceeds to Inception Growth of $90,000,000.

On December 9, 2021, the underwriters of the IPO fully exercised their over-allotment option, and the closing and sale of an additional 1,350,000 IGTA Units also occurred on December 13, 2021. The issuance by Inception Growth of the over-allotment units at a price of $10.00 per unit resulted in total gross proceeds of $13,500,000.

As of December 13, 2021, a total of $104,535,000 of the net proceeds from the IPO (including the over-allotment) and the Private Placement (as defined below) were deposited in a trust account established for the benefit of Inception Growth’s public stockholders and can be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination and the liquidation due to Inception Growth’s failure to complete a business combination within the Combination Period.

Simultaneously with the closing of the IPO, Inception Growth consummated the private placement (“Private Placement”) with the Sponsor of 4,721,250 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating total proceeds of $4,721,250. The Private Warrants are identical to the warrants sold in the IPO except that the Private Warrants will be non-redeemable and the shares of common stock issuable upon exercise thereof are entitled to registration rights pursuant to the A&R Registration Rights Agreement, in each case so long as they continue to be held by the Sponsor or their permitted transferees. Additionally, our Sponsor has agreed not to transfer, assign, or sell any of the Private Warrants or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days after Inception Growth completes its initial business combination. The Private Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

As of December 13, 2021, a total of $104,535,000 of the net proceeds from the IPO (including the over-allotment) and the Private Placement were deposited in a trust account established for the benefit of Inception Growth’s public stockholders.

As of December 31, 2024, Inception Growth had approximately $4,295 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of April 30, 2025, there was approximately $3,689,890 held in the Trust Account.

Because the Private Warrants were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the Private Warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock. Furthermore, the Sponsor has agreed (A) to vote the shares of common stock underlying the Private Warrants, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Current Charter that would stop its public stockholders from converting or selling their shares to Inception Growth in connection with a business combination or affect the substance or timing of Inception Growth’s obligation to redeem 100% of its public shares if it does not complete a business combination within 21 months from the closing of the IPO unless it provides public stockholders with the opportunity to redeem their public shares from the Trust Account in connection with any such vote, (C) not to convert any private shares for cash from the Trust Account in connection with a stockholder vote to approve Inception Growth’s proposed initial business combination or a vote to amend the provisions of Current Charter relating to stockholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The Sponsor transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until 30 calendar days after the completion of Inception Growth’s initial business combination. If Inception Growth does not complete a business combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Warrants and all underlying securities will expire worthless.

If public units or shares are purchased by any of Inception Growth’s directors, officers or Initial Stockholders, they will be entitled to funds from the Trust Account to the same extent as any public stockholder upon its liquidation but will not have redemption rights related thereto.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by Inception Growth upon the consummation of a business combination, except that there can be released to Inception Growth, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations and up to US$50,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of Inception Growth if applicable. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and Inception Growth’s liquidation. Inception Growth must liquidate unless a business combination is consummated by June 13, 2025 (if Inception Growth extends the period in full, as further described herein).

As of December 17, 2024, the IGTA Units, IGTA Shares, IGTA Warrants and IGTA Rights commenced trading on the OTC Markets under the symbols “IGTAU,” “IGTA,” “IGTAW” and “IGTAR,” respectively. As of the opening of business on December 17, 2024, Inception Growth’s securities were suspended from trading on Nasdaq (where they had been trading under the same symbols shown above); and on such date, Inception Growth’s securities commenced trading under their above referenced symbols on the OTC Markets. Each IGTA Unit consists of one share of common stock, one-half of redeemable warrant and one right to receive one-tenth (1/10) of a share of common stock upon the consummation of the Business Combination. Each whole redeemable warrant entitles the holder to purchase one share of common stock at a price of $11.50 per full share, upon the later of one year after closing of the IPO, or the closing of Inception Growth’s initial business combination. Inception Growth’s units commenced trading on Nasdaq on December 9, 2021. Inception Growth’s shares of common stock, public rights and public warrants underlying the units sold in the IPO commenced trading separately on January 21, 2022 on a voluntary basis on Nasdaq.

Business Combination Activities

On September 12, 2023, Inception Growth entered into the Business Combination Agreement, which provides for the Business Combination, by and among Inception Growth, Purchaser, AgileAlgo, and the Signing Sellers. Pursuant to the terms of the Business Combination Agreement, Inception Growth will merge with and into PubCo resulting in all Inception Growth stockholders becoming shareholders of PubCo. Virtually concurrently therewith, the Share Exchange shall occur, resulting in PubCo acquiring 100% of the issued and outstanding equity securities of AgileAlgo. On June 20, 2024, the parties to the Business Combination Agreement entered into an Amendment No. 1 to the Business Combination Agreement to extend the Outside Date from June 13, 2024 to November 30, 2024. On December 16, 2024, these parties amended the Business Combination Agreement to extend the Outside Date until March 31, 2025 and to clarify conditions to Closing including removing a condition regarding employment agreements and clarifying a condition to Closing regarding PubCo being required to list PubCo Ordinary Shares on Nasdaq. On March 27, 2025, these parties amended the Business Combination Agreement to extend the Outside Date to May 31, 2025, to provide that AgileAlgo may terminate the Business Combination Agreement by giving notice to Inception Growth if the IGTA Shares become delisted from Nasdaq and either the IGTA Shares or the PubCo Ordinary Shares are not relisted on Nasdaq or the New York Stock Exchange on or prior to the Outside Date, and to provide for Inception Growth’s consent to and waivers regarding certain transfers and issuances of AgileAlgo ordinary shares as required by Section 7.1 of the Business Combination Agreement. On May 6, 2025, these parties amended the Business Combination Agreement to extend the Outside Date to July 31, 2025, and to provide for Inception Growth’s consent to and waivers regarding certain transfers and issuances of AgileAlgo ordinary shares as required by Section 7.1 of the Business Combination Agreement.

In the event that the Business Combination is not consummated by June 13, 2025 (if Inception Growth extends the period in full, as further described herein), Inception Growth will distribute the proceeds held in the Trust Account to its public stockholders, liquidate and dissolve. See section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Business Combination Agreement” for more information.

Since the IPO, Inception Growth’s sole business activity has been identifying and evaluating suitable acquisition transaction candidates.

Redemption Rights

Pursuant to the Current Charter, Inception Growth stockholders (except the Initial Stockholders, including the Sponsor) will be offered the option to redeem their IGTA Shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $13.18 per ordinary share for Inception Growth stockholders) net of taxes payable in connection with a business combination.

The Initial Stockholders, including the Sponsor, do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.

Automatic Liquidation of Trust Account if No Business Combination

Inception Growth’s IPO prospectus dated December 8, 2021 provided that Inception Growth initially had until 15 months after the consummation of the IPO to consummate an initial business combination and may extend such period to a total of 21 months after the consummation of the IPO by depositing certain sum into its Trust Account. In order to extend the time available for Inception Growth to consummate its initial business combination, its insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account for each three-month extension $575,000, on or prior to the date of the applicable deadline. As approved by its stockholders at the annual meeting of Stockholders held on March 13, 2023, Inception Growth entered into an amendment to the investment management trust agreement, dated December 8, 2021, on March 13, 2023 with Continental Stock Transfer & Trust Company (the “Trust Amendment”), giving Inception Growth the right to extend the time to complete a business combination for a period of six months from March 13, 2023 to September 13, 2023 without having to make any payment to the Trust Account. Subsequently on September 8, 2023 at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, such that Inception Growth has the right to extend the date by which it has to consummate a business combination by nine times for an additional one (1) month each time from September 13, 2023 to June 13, 2024 by depositing into the Trust Account the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of September 8, 2023, October 5, 2023, November 1, 2023, November 29, 2023, January 4, 2024, February 5, 2024, February 27, 2024, April 3, 2024 and May 6, 2024 Inception Growth deposited $100,000 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination.

Further, subsequently on June 4, 2024 at the annual meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, such that Inception Growth has the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from June 13, 2024 to December 13, 2024 by depositing into the Trust Account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of June 6, 2024, July 8, 2024, August 1, 2024, September 5, 2024, October 2, 2024 and November 12, 2024, Inception Growth deposited $50,000 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination.

On December 6, 2024, at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, which would give Inception Growth the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from December 13, 2024 to June 13, 2025 by depositing into the Trust Account an aggregate amount that equals to $0.04 multiplied by the number of Public Shares that have not been redeemed for each one-month extension. On each of December 12, 2024, January 9, 2025, February 12, 2025, March 12, 2025, April 10, 2025 and May 12, 2025, Inception Growth deposited a monthly deposit of $11,199 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination to June 13, 2025.

On May 12, 2025, Inception Growth filed a definitive proxy statement with the SEC for its annual meeting to be held on June 5, 2025, which will be devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. There can be no assurance that the annual meeting will proceed as scheduled on June 5, 2025, or at all. Furthermore, even if the annual meeting takes place as planned, there is no guarantee that the stockholders will approve the proposals to extend the time to consummate a business combination. If the extension proposals are not approved, or if Inception Growth otherwise fails to extend the deadline, Inception Growth will have until June 13, 2025, to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by June 13, 2025, it will be required to dissolve and liquidate. See “Risk Factors — Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by June 13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $13.18 per share and the IGTA Warrants and IGTA Rights will expire worthless.” If the extension proposals are approved, Inception Growth will have until October 13, 2025 (assuming full extension) to consummate the Business Combination, and the Trust Account’s per-share redemption price will increase by up to a total of $0.3. However, stockholders may elect to redeem their shares in connection with the vote on the extension proposals, which would reduce the Trust Account balance, potentially decreasing the funds available for the Business Combination. See “Risk Factors — In the event that a significant number of IGTA Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.”

The amount in the Trust Account will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, Inception Growth is able to pay its debts as they fall due in the ordinary course of business. If Inception Growth is forced to liquidate the Trust Account, it anticipates that it would distribute to its public stockholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest net of taxes payable). Prior to such distribution, Inception Growth would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over Inception Growth’s public stockholders with respect to amounts that are owed to them. Inception Growth cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Inception Growth’s stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event Inception Growth enters an insolvent liquidation. Furthermore, while Inception Growth will seek to have all vendors and service providers (which would include any third parties it engaged to assist it in any way in connection with its search for a target business) and prospective target businesses execute agreements with it waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Each of the Initial Stockholders and Inception Growth’s officers and directors have agreed to waive its rights to participate in any liquidation of Inception Growth’s Trust Account or other assets with respect to the insider shares and private units and to vote their insider shares, private shares in favor of any dissolution and plan of distribution which Inception Growth submits to a vote of stockholders. There will be no distribution from the Trust Account with respect to Inception Growth’s warrants and rights, which will expire worthless.

If Inception Growth is unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share redemption price from the Trust Account would be $13.18.

The proceeds deposited in the Trust Account could, however, become subject to the claims of Inception Growth’s creditors which would be prior to the claims of its public stockholders. Although Inception Growth will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities it engages execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Inception Growth’s public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against Inception Growth’s assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, Inception Growth would perform an analysis of the alternatives available to it if it chose not to engage such third party and evaluate if such engagement would be in the best interest of Inception Growth’s stockholders if such third party refused to waive such claims. Examples of possible instances where Inception Growth may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, Inception Growth’s management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to it than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Inception Growth and will not seek recourse against the Trust Account for any reason.

Soul Venture Partners LLC has agreed that, if it liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by it for services rendered or contracted for or products sold to it in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Inception Growth cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $13.18 due to claims of creditors. Additionally, if Inception Growth is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Inception Growth’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, Inception Growth cannot assure you that it will be able to return to its public stockholders at least $13.18 per share.

Facilities

Inception Growth maintains its principal executive office at 875 Washington Street, New York, NY 10014 and our telephone number is (315) 636-6638. Such executive offices are provided to Inception Growth by its sponsor. Inception Growth agreed to pay an affiliate of its sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Inception Growth considers its current office space adequate for its current operations.

Employees

Inception Growth has two officers, namely Mr. Cheuk Hang Chow, Chief Executive Officer and Mr. Felix Wong, Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to Inception Growth’s matters but they intend to devote as much of their time as they deem necessary to its affairs until Inception Growth has completed its initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for Inception Growth’s initial business combination and the stage of the initial business combination process it is in. Inception Growth does not intend to have any full-time employees prior to the completion of its initial business combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF INCEPTION GROWTH

The following tables set forth summary historical financial data derived from Inception Growth’s audited consolidated financial statements for the years ended December 31, 2024 and 2023, each of which is included elsewhere in this proxy statement/prospectus. The financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (US GAAP). Such financial information should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inception Growth” and Inception Growth’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Year ended December 31, 2024	Year ended December 31, 2023
	(Audited)	(Audited)
Income Statement Data:
Operating costs	$(1,008,441)	$(1,553,121)
Non-redemption agreement expense	$—	$(452,026)
Interest income, dividend income and change in fair value of warrant liabilities	$1,154,401	$2,737,549
Income taxes	$(15,897)	$(92,315)
Net income	$130,063	$640,087
Basic and diluted net income per share, subject to possible redemption	$0.37	$0.25
Basic and diluted net loss per share, not subject to possible redemption	$(0.22)	$(0.25)
Weighted average shares outstanding, basic and diluted, subject to possible redemption	1,943,533	5,185,683
Weighted average shares outstanding, basic and diluted, not subject to possible redemption	2,637,500	2,637,500
	December 31, 2024	December 31, 2023
	(Audited)	(Audited)
Balance Sheet Data:
Total assets	$3,610,045	$32,115,642
Total liabilities	$6,379,427	$4,295,884
Ordinary shares subject to possible redemption	$3,605,750	$32,055,202
Total shareholders’ deficit	$(6,375,132)	$(4,235,444)
	Year ended December 31, 2024	Year ended December 31, 2023
	(Audited)	(Audited)
Statements of Cash Flow Data:
Cash flows used in operating activities	$(912,885)	$(997,804)
Cash flows provided by investing activities	$29,603,853	$76,734,684
Cash flows used in financing activities	$(28,747,113)	$(76,357,252)
Net change in cash	$(56,145)	$(620,372)
Cash at beginning of year	$60,440	$680,812
Cash at end of year	$4,295	$60,440

The historical results of Inception Growth included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of Inception Growth. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inception Growth” and the financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INCEPTION GROWTH

The following discussion and analysis of Inception Growth’s financial condition and results of operations should be read in conjunction with the audited and unaudited financial statements and the notes related thereto which are included elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Inception Growth’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.

We are a blank check company incorporated as a Delaware corporation on March 4, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination and (pursuant to backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

Our sponsor is controlled by its manager, Cheuk Hang Chow.

The issuance of additional shares in connection with an initial business combination to the owners of the target or other investors:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of our common stock if preferred stock is authorized and issued with rights senior to those afforded our common stock;

•        could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our common stock, warrants and/or rights.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•        other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations

Our entire activity from inception up to December 13, 2022 was in preparation for the initial public offering. Since the initial public offering, our activity has been limited to the evaluation of business combination candidates, and we will not be generating any operating revenues until the closing and completion of our initial business combination. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after this period.

For the years ended December 31, 2024 we had a net income of $130,063 which was comprised of general and administrative expenses, dividend income and interest income.

For the year ended December 31, 2023, we had a net income of $640,087, which was comprised of dividend income of $2,737,549, offset by formation, general and administrative expenses of $1,553,121, non-redemption agreement expense of $452,026 and income taxes of $92,315. The dividend income has increased compare with 2022 mainly due to interest rate increase throughout the year. The general and administrative expense has increased compare with 2022 mainly due to incurred business combination expenses during the year.

Liquidity and Capital Resources

As of December 31, 2024, we had cash of $4,295 and investments held in the Trust Account of $3,605,750. As of December 31, 2023, we had cash of $60,440 and investments held in the Trust Account of $32,055,202. Until the consummation of the initial public offering, the only source of liquidity was an initial purchase of ordinary shares by our Sponsor, monies loaned by the Sponsor under a certain unsecured promissory note and advances from our Sponsor. On December 13, 2021, we drew $134,885 against the promissory note and the entire balance was repaid on December 16, 2021.

On December 13, 2021, we consummated the Initial Public Offering of 10,350,000 ordinary units (the “Public Units”), which includes the full exercise by the Representative of its over-allotment option in the amount of 1,350,000 Public Units, at $10.00 per Public Unit, generating gross proceeds of $103,500,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 4,721,250 Warrants (the “Private Warrants”) at a price of $1.00 per warrant in a private placement to Soul Venture Partners LLC (the “Sponsor”), generating gross proceeds of $4,721,250.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account to complete our initial business combination (less deferred underwriting commissions). We may withdraw interest to pay taxes. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum, which we may pay from funds from this offering held outside of the Trust Account or from interest earned on the funds held in our Trust Account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the Trust Account. We expect the interest earned on the amount in the Trust Account will be sufficient to pay our income and franchise taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us approximately $1,100,000 of proceeds held outside the Trust Account. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

The Company initially had 15 months from the consummation of this offering to consummate the initial business combination. As approved by the Company’s stockholders at various meetings of Stockholders held on March 13, 2023, June 4, 2024, and December 6, 2024, the Company amended its certificate of incorporation and/or the Trust Agreement such that the Company has the right to extend the date by which it has to consummate a business combination. As of the date of this report, the Company has extended 21 times, and so it now has until June 13, 2025 to consummate a business combination. If the Company does not complete a business combination by June 13, 2025 from the consummation of the Public Offering, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, as described below, on May 12, 2025, the Company filed a definitive proxy statement with the SEC for its annual meeting to be held on June 5, 2025, which will be devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in the Company’s IPO that has not been redeemed for each one-month extension. If the extension proposals are approved, the Company will have until October 13, 2025 (assuming full extension) to consummate the Business Combination, and the Trust Account’s per-share redemption price will increase by up to a total of $0.3. However, stockholders may elect to redeem their shares in connection with the vote on the extension proposals, which would reduce the Trust Account balance, potentially decreasing the funds available for the Business Combination. If the extension proposals are not approved, or if the Company otherwise fails to extend the deadline, the Company will have until June 13, 2025 to complete the Business Combination. If the Company is unable to consummate the Company’s initial business combination by June 13, 2025, the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the public rights will expire and will be worthless.

As approved by its stockholders at the annual meeting of Stockholders held on March 13, 2023, Inception Growth entered into an amendment to the investment management trust agreement, dated December 8, 2021 (the “Trust Agreement”), on March 13, 2023 with Continental Stock Transfer & Trust Company, giving Inception Growth the right to extend the time to complete a business combination for a period of six months from March 13, 2023 to September 13, 2023 without having to make any payment to the Trust Account.

On March 13, 2023, in connection with the stockholders vote at the Annual Meeting, 5,873,364 shares of common stock were redeemed by certain shareholders at a price of approximately $10.29 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $60,411,251.

Subsequently on September 8, 2023 at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, such that Inception Growth has the right to extend the date by which it has to consummate a business combination by nine times for an additional one (1) month each time from September 13, 2023 to June 13, 2024 by depositing into the Trust Account the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of September 8, 2023, October 5, 2023, November 1, 2023, November 29, 2023, January 4, 2024, February 5, 2024, February 27, 2024, April 8, 2024 and May 6, 2024, Inception Growth deposited $100,000 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination.

In connection with the stockholders vote at the special meeting on September 8, 2023, 1,525,745 shares of common stock were redeemed by certain shareholders at a price of approximately $10.58 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $16,140,172.72.

Further, subsequently on June 4, 2024 at the annual meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, such that Inception Growth has the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from June 13, 2024 to December 13, 2024 by depositing into the Trust Account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of June 6, 2024, July 8, 2024, August 1, 2024, September 5, 2024, October 2, 2024 and November 12, 2024, Inception Growth deposited $50,000 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination.

In connection with the stockholders vote at the annual meeting on June 4, 2024, 1,686,707 shares of common stock were redeemed by certain shareholders at a price of approximately $11.29 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $19,036,950.26.

On December 6, 2024, at a special meeting of stockholders, Inception Growth’s stockholders approved an amendment of Inception Growth’s certificate of incorporation and a further amendment to the Trust Agreement, which would give Inception Growth the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from December 13, 2024 to June 13, 2025 by depositing into the Trust Account an aggregate amount that equals to $0.04 multiplied by the number of Public Shares that have not been redeemed for each one-month extension. On each of December 12, 2024, January 9, 2025, February 12, 2025, March 12, 2025, April 10, 2025 and May 12, 2025, Inception Growth deposited a monthly deposit of $11,199 into Inception Growth’s Trust Account in order to extend the amount of time it has available to complete a business combination to June 13, 2025.

In connection with the stockholders vote at the special meeting on December 6, 2024, 984,194 shares of common stock were redeemed by certain shareholders at a price of approximately $11.56 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $11,378,102.50.

On May 12, 2025, Inception Growth filed a definitive proxy statement with the SEC for its annual meeting to be held on June 5, 2025, which will be devoted to, among other proposals, proposals to extend the date by which Inception Growth has to consummate a business combination by four times for an additional one month each time from June 13, 2025 to October 13, 2025 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in Inception Growth’s IPO that has not been redeemed for each one-month extension. There can be no assurance that the annual meeting will proceed as scheduled on June 5, 2025, or at all. Furthermore, even if the annual meeting takes place as planned, there is no guarantee that the stockholders will approve the proposals to extend the time to consummate a business combination. If the extension proposals are not approved, or if Inception Growth otherwise fails to extend the deadline, Inception Growth will have until June 13, 2025, to complete the Business Combination. Should Inception Growth fail to consummate the Business Combination by June 13, 2025, it will be required to dissolve and liquidate. See “Risk Factors — Inception Growth will be forced to liquidate the Trust Account if it cannot consummate a business combination by June 13, 2025 (if Inception Growth extends the period in full), as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Inception Growth’s public stockholders will receive $13.18 per share and the IGTA Warrants and IGTA Rights will expire worthless.” If the extension proposals are approved, Inception Growth will have until October 13, 2025 (assuming full extension) to consummate the Business Combination, and the Trust Account’s per-share redemption price will increase by up to a total of $0.3. However, stockholders may elect to redeem their shares in connection with the vote on the extension proposals, which would reduce the Trust Account balance, potentially decreasing the funds available for the Business Combination. See “Risk Factors — In the event that a significant number of IGTA Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.”

The Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern due to business combination is not consummated by June 13, 2025 (unless further extended). These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of December 31, 2024 and 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of $10,000 for general and administrative services, including office space, utilities and administrative services to us. We began incurring these fees on December 4, 2021 and will continue to incur these fees monthly until the earlier of the completion of the business combination and our liquidation. Also, we are committed to the below:

Registration Rights

The holders of the Founder Shares, the Private Placement Warrants (and their underlying securities) and the warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Public Offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Placement Warrants and warrants issued in payment of Working Capital Loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

As of the closing of the IPO, we were committed to pay the Deferred Commission to the Representative upon the Company’s consummation of the business combination. We have renegotiated this arrangement with the Underwriter. See “Summary of the Proxy Statement/Prospectus — Satisfaction and Discharge of Indebtedness Agreement.”

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any significant accounting policies.

•        Warrant accounting

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

As the warrants issued upon the IPO and private placements meet the criteria for equity classification under ASC 480, therefore, the warrants are classified as equity.

•        Common stock subject to possible redemption

We account for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stocks subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stocks (including common stocks that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, common stocks are classified as stockholders’ equity. Our common stocks feature certain redemption rights that are subject to the occurrence of uncertain future events and considered to be outside of our control.

•        Offering costs

We comply with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to shareholders’ equity upon the completion of the Public Offering.

•        Net income (loss) per share

We calculate net loss per share in accordance with ASC Topic 260, “Earnings per Share.” In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, we first considered the undistributed income (loss) allocable to both the redeemable common stock and non-redeemable common stock and the undistributed income (loss) is calculated using the total net loss less any dividends paid. We then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable common stock. Any remeasurement of the accretion to the redemption value of the common stock subject to possible redemption was considered to be dividends paid to the public stockholders.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of IGTA and AgileAlgo adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of December 31, 2024, gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2024, give pro forma effect to the Business Combination as if it had occurred on January 1, 2024. This information should be read together with AgileAlgo’s and IGTA’s respective audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inception Growth” and other financial information included elsewhere in this registration statement.

The unaudited pro forma combined balance sheet as of December 31, 2024, has been prepared using the following:

•        AgileAlgo’s unaudited condensed consolidated balance sheet as of December 31, 2024, as included elsewhere in this registration statement; and

•        IGTA’s audited consolidated balance sheet as of December 31, 2024 as included elsewhere in this registration statement.

The unaudited pro forma combined statement of operations for the year ended December 31, 2024, has been prepared using the following:

•        AgileAlgo’s audited consolidated statement of operations for the year ended September 30, 2024, as included elsewhere in this registration statement;

•        IGTA’s audited consolidated statements of income for the year ended December 31, 2024 as included elsewhere in this registration statement.

Description of the Business Combination

On September 12, 2023, Inception Growth has entered into a Business Combination Agreement with IGTA Merger Sub Limited, a British Virgin Islands company and wholly owned subsidiary of IGTA (such company before the Redomestication Merger is sometimes referred to as the “Purchaser” and upon and following the Redomestication Merger (as defined below) is hereinafter sometimes referred to as “PubCo”), AgileAlgo Holdings Ltd., a British Virgin Islands company (“AgileAlgo” or the “Company”), and certain shareholders of AgileAlgo (the “Signing Sellers”), and which agreement may also be thereafter executed by each of the other shareholders of AgileAlgo (such shareholders, together with the Signing Sellers, the “Sellers”) in one or more joinder agreements, (collectively, the “Seller Joinders”) (such agreement, as amended on June 20, 2024, December 16, 2024, March 27, 2025 and May 6, 2025 and may be further amended from time to time, together with the Seller Joinders, the “Business Combination Agreement”), which provides for a Business Combination between Inception Growth and AgileAlgo. Pursuant to the Business Combination Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Business Combination Agreement by the stockholders of Inception Growth, Inception Growth will merge with and into Purchaser, with PubCo remaining as the surviving publicly traded entity (the “Redomestication Merger”); and (ii) substantially concurrently with the Redomestication Merger, the shareholders of AgileAlgo will exchange all of their ordinary shares of AgileAlgo (the “Purchased Shares”) for an aggregate of fourteen million (14,000,000) ordinary shares of PubCo (“PubCo Ordinary Shares”), valued at $10.00 each, for a total of One Hundred Forty Million Dollars ($140,000,000) (the “Closing Consideration Shares”), plus an additional two million (2,000,000) PubCo Ordinary Shares, for a total of Twenty Million Dollars ($20,000,000) as additional contingent consideration (“Earnout Consideration Shares”) (such exchange, the “Share Exchange”, collectively with the Redomestication Merger, the “Business Combination”).

Consideration

The aggregate consideration for the Share Exchange (the “Exchange Consideration”) is up to One hundred Sixty Million Dollars ($160,000,000), and is comprised of a closing payment equal to One Hundred Forty Million Dollars ($140,000,000) (the “Closing Consideration Payment”) and an earnout component under which up to an additional Twenty Million Dollars ($20,000,000) of consideration may be paid in the future, contingent on the achievement of certain performance milestones which are further described herein (the “Earnout Consideration”). The PubCo Ordinary Shares, if any, that are issued as Earnout Consideration are defined herein as the “Earnout Consideration Shares”. The Closing Consideration Payment will be made in the form of fourteen million (14,000,000) newly issued PubCo Ordinary Shares valued at $10.00 per share (the “Closing Consideration Shares”) which shall be issued at the Closing. In addition, a number of PubCo Ordinary Shares that equals 15% of the total outstanding issued PubCo Ordinary Shares immediately upon Closing will be reserved and authorized for issuance under the Incentive Plan upon Closing. At the closing of the Share Exchange, AgileAlgo will become a wholly owned subsidiary of PubCo.

The Earnout

Additionally, the former AgileAlgo shareholders may be entitled to receive up to 2,000,000 PubCo Ordinary Shares in the future (“Earnout Consideration Shares”), contingent upon the achievement by PubCo of certain performance milestones. All of the Earnout Consideration Shares will be released to the AgileAlgo shareholders if PubCo’s consolidated gross revenues as reported in the Purchaser’s quarterly reports on Form 10-Q and/or annual report on Form 10-K as filed with the SEC (the “Gross Revenues”) equal or exceed $15,000,000 (the “Full Earnout Target”) during the three (3) fiscal quarter period beginning on October 1, 2024 (the “Earnout Period”). If PubCo’s Gross Revenues during the Earnout Period are greater than $7,500,000 (the “Minimum Earnout Target”) but less than the Full Earnout Target, then a portion of the Earnout Consideration Shares, expressed as a percentage, equal to (i) (A) the Gross Revenues minus (B) the Minimum Earnout Target, divided by (ii) (A) the Full Earnout Target less (B) the Minimum Earnout Target shall vest and be payable from the Escrow Account to the Sellers. If the Gross Revenues during the Earnout Period are less than the Minimum Earnout Target, then all of the Earnout Consideration Shares will be surrendered to PubCo and no Earnout Consideration will be paid.

The Sellers will have all voting rights in respect to the Earnout Consideration Shares, and to receive dividends thereon, while the Earnout Consideration Shares are held in escrow.

AgileAlgo accounts for the Earnout Consideration Shares as either equity-classified or liability-classified instruments based on an assessment of the Earnout Consideration Shares specific terms in accordance with U.S. GAAP. AgileAlgo has preliminarily determined that the Earnout Consideration Shares are indexed to AgileAlgo stock and are therefore not precluded from equity classification. Such accounting determination will be assessed at each financial statement reporting date to determine whether equity classification remains appropriate. If the Earnout Consideration Shares are later determined to be liability-classified instruments, AgileAlgo Corporation would recognize subsequent changes in the fair value of such Earnout Consideration Shares within earnings at each reporting period during the earnout period.

The accounting treatment of the Earnout Consideration Shares have been recognized at fair value upon the Closing and classified in shareholders’ equity. Because the Earnout recipients are not required to provide future services to AgileAlgo and would not forfeit the Earnout Consideration Shares if AgileAlgo terminated their employment, the Earnout condition is considered to be a non-vesting condition rather than a market or service condition. This should be recognized irrespective of whether those non-vesting conditions are satisfied. AgileAlgo will include in its estimate of that grant date fair value, the reduction of that value as a result of the contingent awards. This adjustment to the grant date fair value would not be adjusted after the Closing Date, regardless of whether the Earnout share price, market capitalization, or net profit after tax targets are achieved or not. Therefore, at the date of the share-based payment representing the listing service, AgileAlgo would need to include, in its estimate of that grant date fair value, the reduction of that value as a result of the contingent awards. The Earnout Consideration Shares will have no bearing upon basic earnings per share until the Earnout Consideration Shares actually vest.

Anticipated Accounting Treatment

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of

Post-Closing Company upon consummation of the business combination in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, IGTA is treated as the “acquired” company, while AgileAlgo is treated as the accounting acquirer for financial reporting purposes. This determination was primarily based on the holders of AgileAlgo expecting to have a majority of the voting power of the post-combination company, AgileAlgo’s senior management comprising all of the senior management of the Post-Combination Company, the relative size of AgileAlgo compared to IGTA, and AgileAlgo’s operations comprising the ongoing operations of the Post-Combination Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AgileAlgo issuing shares for the net assets of IGTA, accompanied by a recapitalization. The net assets of IGTA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AgileAlgo.

AgileAlgo has been designated as the accounting acquirer and has a fiscal year end of September 30. Upon the closing of business combination, the surviving public entity will choose to change the fiscal year end of September 30, to align with the accounting acquirer.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the combined company upon consummation of the Business Combination in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Post-Combination Company will experience. AgileAlgo and IGTA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming three alternative levels of redemption into cash of IGTA’s ordinary shares:

•        Scenario 1 — Assuming no redemptions for cash:    This presentation assumes that no other IGTA shareholders exercise redemption rights all IGTA ordinary shares previously subject to possible redemption amounting to $3.6 million would be transferred to permanent equity. The settlement of the Deferred Commission originally was to be 2.5% of the cash remaining in the Trust Account after completion of redemptions subject to a minimum of $1,000,000. Now under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, EF Hutton will accept (i) EF Hutton Shares, valued at $500,000, to be issued on or before Closing, and (ii) the $500,000 EF Hutton Note.

•        Scenario 2 — Assuming interim redemptions of 139,995 ordinary shares for cash:    This presentation assumes that interim number of shares are redeemed for cash by the IGTA shareholders, $1.8 million would be paid out in cash. The $1.8 million, or 139,995 ordinary shares, represents the interim redemption amount to leave a minimum of $5,000,001 of net tangible assets, including the cash to be released from IGTA’s Trust Account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on December 31, 2024. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the interim redemptions.

•        Scenario 3 — Assuming maximum redemptions of 279,990 ordinary shares for cash:    This presentation assumes that the maximum number of ordinary shares are redeemed for cash by the IGTA shareholders, $3.6 million would be paid out in cash. The $3.6 million, or 279,990 ordinary shares, represents the maximum redemption amount and including the cash to be released from IGTA’s Trust Account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on December 31, 2024 under NTA Requirement Amendment Proposal (Proposal No. 6) which remove the requirement that IGTA have net tangible assets of at least $5,000,001. Scenario 3 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 16,000,000 PubCo Ordinary Shares to be issued to AgileAlgo’s shareholders under Scenarios 1, 2, and 3.

One of the closing conditions in Business Combination Agreement requires minimum cash of $5,000,000 for the parties to be obligated to effect the closing of the Business Combination (unless the applicable parties waive this condition). See “Risk Factors — If the conditions to Closing contained in the Business Combination Agreement are not met or waived, the Business Combination may not occur.” As of the date hereof, the amount in the Inception Growth trust account together with the proceeds expected from the Yorkville Financing as of Closing are expected to exceed this minimum cash condition. However, there can be no assurances that additional redemptions of publicly traded IGTA Shares will not occur in connection with the Special Meeting. If such redemptions occur, Inception Growth will have less remaining in its trust account and the aggregate amount may be less than the $5,000,000 closing condition. In addition, under the terms of the Yorkville Financing, the Investor may terminate the SEPA upon written notice to the Company. (Although the Investor waived all such rights, in a letter dated November 27, 2024 to Inception Growth, in which the Investor agreed not to enforce the referenced termination right prior to January 21, 2025, such waiver has since expired). The SEPA also may be terminated at any time by the mutual written consent of its parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. As of the date of this proxy statement/prospectus, neither the Company nor Investor has provided notice of any termination or notice of an intention to provide notice of termination. See “Risk Factors — The Yorkville Financing may be terminated by either party under the terms of the SEPA, which, if exercised, could result in an adverse effect on the consummation of the Business Combination.”

If a combination of stockholder redemptions at the Special Meeting and/or a termination of the SEPA results in a failure to meet the minimum $5,000,000 cash closing condition, this minimum cash condition would either need to be waived by each of the parties to the Business Combination Agreement, or additional funds would need to be secured prior to closing. If such funds are required and not secured, and this condition is not waived, the Business Combination may not be completed, which could result in the termination of the Business Combination Agreement.

As a result of the Business Combination, assuming (i) the IGTA shareholders do not exercise their redemption rights or dissenter rights, (ii) there is no exercise of the PubCo Warrants, (iii) the Notes have been converted, (iv) the issuance of 320,000 shares to Porche as financial adviser to the Business Combination, (v) none of the Initial Stockholders or AgileAlgo shareholders purchase IGTA Ordinary Shares in the open market, and (vi) there are no other issuances of equity by IGTA prior to or in connection with the consummation of the Business Combination, IGTA’s sponsor will own approximately 6.82% of the issued share capital of PubCo, IGTA’s current directors and officers will own approximately 0.58% of the issued share capital of PubCo, IGTA’s current public shareholders will own approximately 12.60% of the issued share capital of PubCo, the Representative will own approximately 0.49% of the issued share capital of PubCo, Porche will own approximately 1.56% and AgileAlgo’s shareholders will own approximately 77.95% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Earnout Consideration Shares).

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PRO FORMA COMBINED BALANCE SHEET
(in US$ thousands, except share and per share amounts)

	12/31/2024	12/31/2024	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) IGTA (historical)	(B) AgileAlgo (historical)	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$4	$19	$3,651	(2)	$4,769	$3,651	(2)	$2,966	$3,651	(2)	$1,118
			(45)	(1)		(45)	(1)		(45)	(1)
			—	(4a)		(1,803)	(4b)		(3,651)	(4c)
			(700)	(3)		(700)	(3)		(700)	(3)
			1,840	(8)		1,840	(8)		1,840	(8)
Accounts receivable	—	115	—		115	—		115	—		115
Prepaid expenses	—	20	—		20	—		20	—		20
Total Current Assets	4	154	4,746		4,904	2,943		3,101	1,095		1,253

Non-current assets:
Cash and investment held in Trust Account	3,606	—	45	(1)	—	45	(1)	—	45	(1)	—
			(3,651)	(2)		(3,651)	(2)		(3,651)	(2)
Property, plant and equipment	—	9	—		9	—		9	—		9
Total non-current assets	3,606	9	(3,606)		9	(3,606)		9	(3,606)		9
Total Assets	$3,610	$163	$1,140		$4,913	(663)		$3,110	$(2,511)		$1,262

Liabilities and shareholders’ (deficit) equity:
Current liabilities:
Accrued liabilities and other payable	1,810	290	—		2,900	18	(4b)	2,918	37	(4c)	2,937
			800	(3)		800	(3)		800	(3)
Note payable	1,540	—	(1,540)	(7)	3,000	(1,540)	(7)	3,000	(1,540)	(7)	3,000
			500	(4a)		500	(4b)		500	(4c)
			2,000	(8)		2,000	(8)		2,000	(8)
			500	(3)		500	(3)		500	(3)
Due to related parties	504	75	(504)	(7)	75	(504)	(7)	75	(504)	(7)	75
Goods and services tax payable	—	4	—		4	—		4	—		4
Income tax payable	275	—	—		275	—		275	—		275
Total current liabilities	4,129	369	1,756		6,254	1,774		6,272	1,793		6,291

Non-current liabilities:
Deferred underwriting compensation	2,250	—	(2,250)	(4a)	—	(2,250)	(4b)	—	(2,250)	(4c)	—
Total non-current liabilities	2,250	—	(2,250)		—	(2,250)		—	(2,250)		—
Total liabilities	6,379	369	(494)		6,254	(476)		6,272	(457)		6,291

____________

(A)     Derived from audited consolidated balance sheet of IGTA as of December 31, 2024, as part of its audited consolidated financial statements for the years ended December 31, 2024 and 2023.

(B)     Derived from unaudited consolidated balance sheet of AgileAlgo as of December 31, 2024, as part of its unaudited condensed consolidated financial statements for the three months ended December 31, 2024 and 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PRO FORMA COMBINED BALANCE SHEET — (Continued)
(in US$ thousands, except share and per share amounts)

	12/31/2024	12/31/2024	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) IGTA (historical)	(B) AgileAlgo (historical)	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Commitments and contingencies
Ordinary shares, subject to possible redemption: 279,990 shares as of December 31, 2024 (at redemption value)	3,606	—	(3,606)	(4a)	—	(3,606)	(4b)	—	(3,606)	(4c)	—
Shareholders’ equity (deficit)
Shares in escrow	—	—	—	(5)	—	—	(5)	—	—	(5)	—
Ordinary share	—	1,061	(1,061)	(5)	2	(1,061)	(5)	2	(1,061)	(5)	2
			1	(4a)		1	(4b)		1	(4c)
			1	(5)		1	(5)		1	(5)
			—	(6)		—	(6)		—	(6)
			—	(7)		—	(7)		—	(7)
Additional paid-in capital	—	—	6,417	(4a)	984	4,614	(4b)	(837)	2,766	(4c)	(2,704)
			—			(18)	(4b)		(37)	(4c)
			(6,377)	(5)		(6,377)	(5)		(6,377)	(5)
			—	(6)		—	(6)		—	(6)
			2,044	(7)		2,044	(7)		2,044	(7)
			(1,100)	(3)		(1,100)	(3)		(1,100)	(3)
Accumulated deficit	(6,375)	(1,302)	6,375	(5)	(2,362)	6,375	(5)	(2,362)	6,375	(5)	(2,362)
			(900)	(3)		(900)	(3)		(900)	(3)
			(160)	(8)		(160)	(8)		(160)	(8)
Share option reserve	—	41	—		41	—		41	—		41
Accumulated other comprehensive income	—	(6)	—		(6)	—		(6)	—		(6)
Total shareholders’ equity (deficit)	(6,375)	(206)	5,240		(1,341)	3,419		(3,162)	1,552		(5,029)
Total liabilities and shareholders’ equity (deficit)	$3,610	$163	$1,140		$4,913	(663)		3,110	(2,511)		$1,262

____________

(A)     Derived from audited consolidated balance sheet of IGTA as of December 31, 2024, as part of its audited consolidated financial statements for the years ended December 31, 2024 and 2023.

(B)     Derived from unaudited consolidated balance sheet of AgileAlgo as of December 31, 2024, as part of its unaudited condensed consolidated financial statements for the three months ended December 31, 2024 and 2023.

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in US$ thousands, except share and per share amounts)

	Year ended December 31, 2024	Year ended September 30, 2024	Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) IGTA (historical)	(B) AgileAlgo (historical)	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement
Total revenue	—	265	—		265	—		265	—		265
Total cost of revenue	—	—	—		—	—		—	—		—
Gross profit	—	265	—		265	—		265	—		265

Operating expenses:
General and administrative	1,008	784	(120)	(2)	2,572	(120)	(2)	2,572	(120)	(2)	2,572
			900	(3)		900	(3)		900

Income (loss) from operations	(1,008)	(519)	(780)		(2,307)	(780)		(2,307)	(780)		(2,307)
Other income (expense):
Dividend income	1,154	—	(1,154)	(1)	—	(1,154)	(1)	—	(1,154)	(1)	—
Other income	—	1	—		1	—		1	—		1
Interest expense	—	—	(160)	(4)	(160)	(160)	(4)	(160)	(160)	(4)	(160)
Total other income (expense), net	1,154	1	(1,314)		(159)	(1,314)		(159)	(1,314)		(159)
Income (loss) before income taxes	146	(518)	(2,094)		(2,466)	(2,094)		(2,466)	(2,094)		(2,466)
Income tax expense	(16)	—	—		(16)	—		(16)	—		(16)
Net income (loss)	$130	$(518)	$(2,094)		$(2,482)	$(2,094)		$(2,482)	$(3,194)		$(2,482)

Basic and diluted weighted average ordinary shares outstanding, common stock subject to possible redemption	1,943,533	3,232,272			20,526,885			20,386,890			20,246,895
Basic and diluted net income (loss) per ordinary shares, common stock subject to possible redemption	$0.37	$(0.16)			$(0.12)			$(0.12)			$(0.12)
Basic and diluted weighted average ordinary shares outstanding, common stock not subject to possible redemption	2,637,500	—			—			—			—
Basic and diluted net loss per ordinary shares, common stock not subject to possible redemption	(0.22)	—			—			—			—

____________

(A)     Derived from audited consolidated statement of operations of IGTA for the years ended December 31, 2024 and 2023, as part of its audited consolidated financial statements for the years ended December 31, 2024 and 2023;

(B)     Derived from audited consolidated statement of operation of AgileAlgo, as part of its audited consolidated financial statements for the years ended September 30, 2024 and 2023.

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, IGTA is treated as the “acquired” company, while AgileAlgo is treated as the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AgileAlgo issuing shares for the net assets of IGTA, accompanied by a recapitalization. The net assets of IGTA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AgileAlgo.

The unaudited pro forma combined balance sheet as of December 31, 2024, gives pro forma effect to the Business Combination and related transactions as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2024, give pro forma effect to the Business Combination and the related transactions as if it had occurred as of January 1, 2024. IGTA and AgileAlgo have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        AgileAlgo’s unaudited condensed consolidated balance sheet as of December 31, 2024, as included elsewhere in this registration statement;

•        AgileAlgo’s audited consolidated statement of operations for the years ended September 30, 2024 and 2023, as included elsewhere in this registration statement;

•        IGTA’s audited consolidated balance sheet as of December 31, 2024, as included elsewhere in this registration statement;

•        IGTA’s audited consolidated statement of operations for the year ended December 31, 2024, as included elsewhere in this registration statement;

•        other information relating to AgileAlgo and IGTA contained in this registration statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal” and “Proposal No. 2 — The Amendment Proposal”; and

•        the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AgileAlgo,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inception Growth” and other financial information included elsewhere in this registration statement.

The management of each of IGTA and AgileAlgo have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this registration statement and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). AgileAlgo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

IGTA and AgileAlgo have not had any historical relationship prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024, are as follows:

(1)    Reflects each extension fee of $11,199, $11,199, $11,199 and $11,199 paid into Trust Account in order to extend times to complete a business combination on January 9, 2025, February 12, 2025 and March 12, 2025, April 10, 2025, respectively.

(2)    Reflects the release of cash from marketable securities held in IGTA’s Trust Account.

(3)    Reflects $2.98 million of transaction costs for financial advisory, legal, accounting, audit and other fees, (a) of which AgileAlgo legal fees are expected to include $300,000 to be paid at Closing, 50,000 PubCo Ordinary Shares to be issued at $10 per share after Closing and a promissory note for $300,000 due within 60 days of Closing, and (b) of which Inception Growth’s fees are expected to include $400,000 to be paid at Closing, 30,000 PubCo Ordinary Shares to be issued at $10 per share after Closing and a promissory note for $200,000 due within 60 days of Closing, and to the extent applicable such amounts will be offset against additional-paid-in capital and profits and loss upon Business Combination closing under SAB Topic 5.A. The total estimated transaction costs set forth in the first columns below are subject to adjustment and change based on in each case the final invoices and related terms from applicable service providers as of the Closing. Details are referred to in the below table:

				Per Proforma adjustment (3)
		Statement of operation period from January 1, 2023 to December 31, 2024	Balance sheet as of December 31, 2024	Statement of operation for the Year ended September 30, 2024	Balance sheet as of December 31, 2024
		Paid		Unpaid
	Total Estimated Transaction Cost (Paid and Unpaid)	Total Paid and Charged to profits & loss	Charged to Contingent transaction cost against APIC	Charged to profits & loss	Charged to Contingent transaction cost against APIC
	US$	US$	US$	US$	US$
IGTA
Legal fee	$1,175,000	$375,000	$—	$800,000	$—
Accounting fee	15,000	—	—	15,000	—
Audit fee	60,000	—	—	60,000	—
SEC filing fee	25,000	—	—	25,000	—
	$1,275,000	$375,000	$—	$900,000	$—

		Statement of operation for the period from October 1, 2022 to December 31, 2024	Balance sheet as of December 31, 2024	Statement of operation for the Year ended September 30, 2024	Balance sheet as of December 31, 2024
		Paid		Unpaid
	Total Estimated Transaction Cost (Paid and Unpaid)	Total Paid and Charged to profits & loss	Charged to Contingent transaction cost against APIC	Charged to profits & loss	Charged to Contingent transaction cost against APIC
	US$	US$	US$	US$	US$
AgileAlgo
Legal fee	1,487,473	387,473	$—	$—	$1,100,000
Audit fee	130,000	130,000	—	—	—
Financial advisory fee	90,000	90,000	—	—	—
	1,707,473	607,473	$—	$—	$1,100,000

Total:	$2,982,473	$982,473	$—	$900,000	$1,100,000

(4a)   In Scenario 1, this presentation assumes no other IGTA public shareholders exercise their redemption rights, all IGTA ordinary shares previously subject to possible redemption amounting to $4.7 million would be transferred to additional paid-in capital.

The settlement of the Deferred Commission originally was to be 2.5% of the cash remaining in the Trust Account after completion of redemptions subject to a minimum of $1,000,000, or $1.25 million of discount and charged to the additional paid-in capital. Now under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, EF Hutton will accept (i) EF Hutton Shares, valued at $500,000, to be issued on or before Closing, and (ii) the $500,000 EF Hutton Note.

(4b)  In Scenario 2, which assumes the same facts as described in Scenario 1 above, but also assumes the interim number of 139,995 IGTA ordinary shares are redeemed for cash by IGTA shareholders, $1.8 million would be paid out in cash and the remaining IGTA ordinary shares previously subject to possible redemption amounting to $2.9 million would be transferred to additional paid-in capital.

The settlement of the Deferred Commission originally was to be 2.5% of the cash remaining in the Trust Account after completion of redemptions subject to a minimum of $1,000,000, or $1.25 million of discount and charged to the additional paid-in capital. Now under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, EF Hutton will accept (i) EF Hutton Shares, valued at $500,000, to be issued on or before Closing, and (ii) the $500,000 EF Hutton Note.

Reflects accrual 1% excise tax amounting to $18,031 on interim number of 139,995 IGTA ordinary shares are redeemed for cash.

(4c)   In Scenario 3, which assumes the same facts as described in Scenario 1 above, but also assumes the maximum number of 279,990 IGTA ordinary shares are redeemed for cash by IGTA shareholders, $3.6 million would be paid out in cash.

The settlement of the Deferred Commission originally was to be 2.5% of the cash remaining in the Trust Account after completion of redemptions subject to a minimum of $1,000,000, or $1.25 million of discount and charged to the additional paid-in capital. Now under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, EF Hutton will accept (i) EF Hutton Shares, valued at $500,000, to be issued on or before Closing, and (ii) the $500,000 EF Hutton Note.

The $3.6 million, which is the amount required to redeem 279,990 IGTA ordinary shares, represents the maximum redemption, including the cash to be released from IGTA’s Trust Account, after giving effect to the settlement for estimated transaction expenses and payments to redeeming shareholders based on the consummation of the Business Combination.

Reflects 1% excise tax amounting to $36,393 on interim number of 279,990 IGTA ordinary shares are redeemed for cash.

(5)    Reflects recapitalization of AgileAlgo’s equity through the issuance of 16,000,000 Post-Combination Company ordinary shares (assuming a redemption price of $10 per share) to AgileAlgo‘s shareholders as the consideration for reverse recapitalization and the elimination of IGTA’s historical accumulated deficit.

(6)    Reflects issuance of 320,000 PubCo Ordinary Shares to Porche Capital Limited as a financial advisor upon the completion of the Business Combination, pursuant to the agreement dated July 18, 2023.

(7)    Reflects the issuance of 204,395 PubCo Ordinary Shares at the conversion rate of $10 per share to repay the outstanding balance of IGTA notes and current account balance, an aggregate of $2,043,946 to the Sponsor, pursuant to the Sponsor Loan Conversion Agreement.

(8)    AgileAlgo, Inception Growth and Purchaser entered into a standby equity purchase agreement with the Investor for private investment funds. The amount of $1,840,000 reflects the net proceeds of the first pre-paid advance to be advanced upon the closing of the Business Combination, which includes a 8% discount of the principal amount of $2,000,000. Such $2,000,000 pre-paid advance will be evidenced by a convertible promissory note to be issued by PubCo.

The above reflects the total funds available as of the Closing pursuant to the SEPA and is part of the total pre-paid advances available of $3,000,000 (with $2,000,000 of such pre-paid advance being available at the Closing plus an additional $1,000,000 being available to the Combined Company in the form of a second pre-paid advance with an equivalent note on the second trading day after the initial registration statement, filed pursuant to a registration rights agreement in connection with the SEPA, becomes effective and the required shareholder approval has been obtained), under the terms of the Yorkville Financing. The potential additional shares that may be issued under the SEPA pursuant to such advances are 1,500,000 PubCo Ordinary Shares and which, for purposes of presenting additional dilution, are deemed to be exercised (assuming exercise) at the conversion floor price of $2 per share, as provided in the SEPA and the Yorkville Notes. The registration rights agreement in connection with the SEPA requires registration of 4,500,000 PubCo Ordinary Shares in connection with these shares. See “Questions and Answers About the Business Combination and the Special Meeting — Will I experience dilution as a result of the Business Combination? — Potential Impact of Additional Dilution.” In addition, IGTA, PubCo and AgileAlgo have entered into a standby equity purchase agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”), an affiliate of Yorkville Advisors Global, LP, pursuant to which Yorkville will open an equity credit line for the Combined Company in the aggregate principal amount of up to $30,000,000, of which $2,000,000 will be available to the Combined Company in the form of a pre-paid advance evidenced by a convertible promissory note on the closing date of the Business Combination, and $1,000,000 will be available to the Combined Company in the form of a second pre-paid advance with an equivalent note on the second trading day after the initial registration statement, filed pursuant to a registration rights agreement in connection with the SEPA, becomes effective and the required shareholder approval has been obtained (collectively, the “Yorkville Financing”)

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, are as follows:

(1)    Represents an adjustment to eliminate interest income and dividend income related to cash, cash equivalents and marketable securities held in IGTA’s Trust Account.

(2)    Represents an adjustment to eliminate a monthly administrative service fee of $10,000 payable to Soul Venture Partners LLC commencing from December 13, 2021, which will be terminated upon completion of the Business Combination or the liquidation of the Trust Account to public shareholders.

(3)    Represents an adjustment to reflect the estimated transaction costs corresponding to $900,000 as explained in Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet — footnote 3. The transaction costs have not been reflected in the historical statement of operations and comprehensive loss for the year ended December 31, 2024.

(4)    Represents an adjustment to 8% discount of principal amount of the Pre-Paid Advance as explained in Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet — footnote 8.

Earnings per share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since October 1, 2024. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

	Scenario 1 Combined (Assuming Actual Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Pro forma net loss (US$ thousand)	$(2,482)	$(2,482)	$(2,482)
Weighted average shares outstanding – basic	20,526,885	20,386,890	20,246,895
Weighted average shares outstanding – diluted	20,526,885	20,386,890	20,246,895
Net loss per share – basic	$(0.12)	$(0.12)	$(0.12)
Net loss per share – diluted	$(0.12)	$(0.12)	$(0.12)
Weighted average shares calculation, basic and diluted
IGTA public shares	279,990	139,995	—
IGTA shares held by public stockholders	1,271,510	1,271,510	1,271,510
IGTA shares held by the directors(1)	120,000	120,000	120,000
IGTA shares held by Sponsor	1,400,385	1,400,385	1,400,385
IGTA public rights	1,035,000	1,035,000	1,035,000
Representative shares	100,000	100,000	100,000
PubCo ordinary shares issued in the Business Combination to AgileAlgo shareholders#	16,000,000	16,000,000	16,000,000
PubCo ordinary shares issued in the Business Combination to Porche as financial advisor	320,000	320,000	320,000
	Scenario 1 Combined (Assuming Actual Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares outstanding, basic and diluted	20,526,885	20,386,890	20,246,895
Percent of shares owned by existing AgileAlgo shareholders	77.95%	78.48%	79.02%
Percent of shares owned by existing IGTA public shareholders	12.60%	12.00%	11.40%
Percent of shares owned by IGTA’s Sponsor	6.82%	6.87%	6.92%
Percent of shares owned by IGTA’s directors(1)	0.58%	0.59%	0.59%
Percent of shares owned by Representative	0.49%	0.49%	0.49%
Percent of shares owned by Porche	1.56%	1.57%	1.58%
	100.00%	100.00%	100.00%

____________

#        including the additional 2,000,000 Earnout Consideration Shares

(1)      Includes 12,500 shares issuable to Stephen Man Tak Suen, Inception Growth’ former director

For the year ended December 31, 2024, the diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the combined entity’s net loss position. As 5,175,000 and 4,721,250 IGTA ordinary shares underlying the public and private warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares under the above three scenarios.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE OF INCEPTION GROWTH

Current Directors and Executive Officers of Inception Growth

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Cheuk Hang Chow	41	Chief Executive Officer, Director and Chairman of the Board
Felix Yun Pun Wong	59	Chief Financial Officer and Director
Michael Lawrence Coyne	37	Independent Director
Albert Chang	38	Independent Director
Yan Xu	42	Independent Director

Cheuk Hang Chow.    Mr. Chow has been serving as our Chief Executive Officer, Director and Chairman of the Board since February 17, 2023. He has almost a decade of C-suite leadership and business development experience in several industries including technology, media and entertainment. From January 2022 to November 2022, Mr. Chow was the CEO of MetaOne Limited, a non-fungible token (NFT) asset management platform based in Asia. Prior to that, from August 2015 to December 2021, he served as CEO to China Creative Digital Entertainment Limited (formerly HMV Digital China Group), an investment holding company principally engaged in media and entertainment businesses in East Asia. Concurrently, from December 2016 to September 2021, Mr. Chow was also Chief Financial Officer (CFO) and Executive Director to China Food and Beverage Group Limited (HKG:8272), an investment holding company principally engaged in operating restaurant businesses in Hong Kong. Apart from these roles, he has also served as an independent non-executive director to game developer and service provider company ME2ZEN Limited (950190.KQ) from February 2019 to January 2021, and to China Food and Beverage Group Limited (HKG:8272) from December 2016 to December 2021. From September 2010 to December 2013, Mr. Chow worked as a finance manager in AV Concept Holdings Limited, a leading marketing and distribution company for semiconductors and electronic components, and before that, from February 2009 to September 2010, he was with financial and public relations consultancy Wonderful Sky Financial Group (01260.HK) as an Investor Relations associate. He started his career in Risk Advisory at KPMG from December 2007. Mr. Chow earned his Bachelor of Engineering degree from the University of Hong Kong in August 2007. We believe that Mr. Chow is qualified to serve on our board of directors based on his extensive leadership experience and his network in the technology, media and entertainment industries.

Felix Yun Pun Wong.    Mr. Wong has served as a member of the board of directors of AGBA Group Holding Limited (NASDAQ:AGBA) as an independent director since November 2022. Mr. Wong has been serving as our Chief Financial Officer and Director since April 9, 2021. He has years of executive experience with multiple leadership positions and a track record in helping private companies enter the public market. He has been the principal of Ascent Partners Advisory Service Limited, a finance advisory firm, since March 2020. From November 2017 to December 2020, Mr. Wong held the position of chief financial officer at Tottenham Acquisition I Limited, a publicly listed special purpose acquisition corporation (NASDAQ: TOTA), which merged with Clene Nanomedicine Inc. (NASDAQ: CLNN) in December 2020. From August 2015 to September 2017, he has served as chief financial officer at Raytron Technologies Limited, a leading Chinese national high-tech enterprise. His main responsibilities include overseeing the financial functions of the firm, assisting in establishing corporate ventures for investment, and working on deal origination of new businesses in the corporate group. Prior to that, he was chief financial officer and executive director of Tsing Capital from January 2012 to July 2015, where he managed four funds with a total investment amount of US$600 million and focused on environmental and clean technology investments. Mr. Wong also served as senior director and chief financial officer of Spring Capital, a US$250 million fund, from October 2008 until June 2011. Additionally, Mr. Wong was the chief financial officer of Natixis Private Equity Asia from November 2006 till October 2008 and an associate director of JAFCO Asia from March 2002 to October 2006. Mr. Wong was a finance manager for Icon Medialab from July 2000 to December 2001, a senior finance manager of Nielsen from August 1998 to July 2000, Planning-Free Shopper from April 1992 to August 1998 and an auditor at PricewaterhouseCoopers from August 1989 until March 2000. Mr. Wong earned his Masters of Business degree in 2003 from Curtin University in Australia and a Professional Diploma in Company Secretaryship and Administration from the Hong Kong Polytechnic University in 1989. We believe that Mr. Wong is qualified to serve on our board of directors based on his extensive experience in venture capital and with public companies.

Michael Lawrence Coyne.    Mr. Coyne has been serving as our independent director since February 17, 2023. He has 9 years of extensive capitals markets, business development, and deal origination experience. Since January 2023, Mr. Coyne has been serving as a Principal and Head of Capital Markets in the financial advisory and broker-dealer firm Benjamin Securities. From February 2018 to January 2023, Mr. Coyne was a partner and Head of Capital Markets at Ingalls & Snyder, LLC, an investment advisory firm. From August 2015 to February 2018, Mr. Coyne served as Vice President and Head of Equity Syndicate of Capital Integration Systems LLC, an online financial services platform based in New York. Prior to that, in March 2015, he began his career in financial services at the Blackstone Group, as a private wealth management intern. Concurrently, from February 2012 to July 2019, Mr. Coyne served as 1st Lieutenant, executive Officer, task force officer-in-charge and platoon leader and operations officer of the Army National Guard and the U.S. Army. Mr. Coyne passed the Financial Industry Regulatory Authority (FINRA) Series 7, 63, 24, 79 examination and obtained a Securities Industry Essentials (SIE) license in September 2, 2015; January 25, 2016; September 24, 2018; August 22, 2018 and October 1, 2018, respectively. Mr. Coyne obtained a bachelor of arts degree in political science and international affairs from Northeastern University and a master of business administration degree from Leonard N. Stern School of Business, New York University in 2011 and 2019, respectively. We believe that Mr. Coyne is qualified to serve on our board of directors based on his extensive experience in capitals markets, business development, deal origination specializing in biotechnology and SPACs.

Albert Chang.    Mr. Chang has been serving as our independent director since March 4, 2021. He has also been serving as the Managing Partner of Chiron partners, a digital asset focused fund where he leads investments across the industry. He previously served as vice president at Insight Soul Partners, a technology venture fund, where he led investments into companies such as Intercom, a leading enterprise conversational software provider. Prior to 2020, he served as the vice president at Kenetic Capital, a blockchain venture capital investment firm, from October 2017 to December 2018. He led the investments into multiple market leaders such as Solana, Polkadot, Zilliqa and others. Prior to this role, Mr. Chang served as an analyst at Pacific Century Group, from March 2014 to October 2017, where he helped manage corporate finance, venture investment and mergers and acquisitions. He executed the series D investment in Tokopedia, one of Indonesia’s leading e-commerce marketplaces on behalf of Pacific Century Group. He was a strategic development analyst at PCCW Solutions, a leading IT services company in Hong Kong and mainland China, during April 2012 to August 2014, before taking on the position as an M&A analyst at PCCW Corporate, a company focused on technology, media & telecommunications (TMT), from August 2012 to March 2014. Mr. Chang graduated from Imperial College Business School with a Master in International Health Management in 2010, and received his Bachelor in Psychology from the University of Warwick in 2009. We believe that Mr. Chang is qualified to serve on our board of directors based on his experience in venture capital and TMT industry expertise.

Yan Xu.    Ms. Xu has been serving as our independent director since March 1, 2023. Ms. Xu has over 10 years of experience working in the Chinese gaming market and in a variety of industries in the Japanese market. She has also worked closely with top executives in PRC companies. Since February 2014, Ms. Xu has served as the head of the Japanese division for Whiz Partners Asia Ltd where she worked closely with Japanese companies to help identify potential Chinese partners to expand their business operations. She has also been the vice president of the China Hero Fund project, one of the first funds created to support game developers in China since 2016. Prior to this role, she worked as the assistant to the chief executive officer for Blue Ridge China, where she was responsible for post-investment tracking. Between 2008 to 2011, she worked at SinoCom Software Group Ltd. as secretary to the Third Division and Team Leader of the Translation Department. Ms. Xu also spent three years working at Neusoft Group Co. Ltd as secretary of business software division and team leader of translation department. She graduated from Dalian University of Foreign Studies with a Bachelors in Japanese in July 2003, and from Jilin University with a minor in law in July 2005. We believe that Ms. Xu is qualified to serve on our board of directors based on her experience with gaming industry expertise.

Number and Terms of Office of Officers and Directors

We have five directors upon completion of the IPO. Each member of our board of directors will be elected at our annual meetings. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including, without limitation, a Chairman of the Board, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Michael Lawrence Coyne, Albert Chang and Yan Xu are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers has received any cash compensation for services rendered to us. We have agreed to pay an affiliate of our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No other compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors have three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and subject to certain limited exceptions, Nasdaq rules require that the compensation committee and nominating committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Michael Lawrence Coyne, Albert Chang and Yan Xu serve as members of our audit committee, and Yan Xu chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Michael Lawrence Coyne, Albert Chang and Yan Xu meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Yan Xu qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Michael Lawrence Coyne, Albert Chang and Yan Xu serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Each of Michael Lawrence Coyne, Albert Chang and Yan Xu are independent, and Albert Chang chairs the compensation committee.

We have adopted a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our sponsor of $10,000 per month for office space, utilities and secretarial and administrative support, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Michael Lawrence Coyne, Albert Chang and Yan Xu, each of whom is an independent director under Nasdaq listing standards. Michael Lawrence Coyne chairs the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

Prior to the consummation of the IPO, we have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which the prospectus relating to the IPO is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our sponsor, officers and directors have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination, have agreed to waive their redemption rights with respect to their founder shares in such situation. Additionally, our initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any founder shares held by them if we fail to consummate our initial business combination within 21 months after the closing of the IPO, although they will be entitled to such liquidating distributions with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable by our sponsor until the earlier of: (A) 180 days after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the reported last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the common stock underlying such warrants, will not be transferable, assignable or saleable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock, warrants and rights following the IPO, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Permitted transferees of the founder shares would be subject to the same restrictions.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,000,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligation:

Individual	Entity	Entity’s Business	Affiliation
Felix Yun Pun Wong	Ascent Partners Advisory Service Limited	corporate valuation and advisory	Principal
Michael Lawrence Coyne	Benjamin Securities, Hauppauge NY	investment firm	Principal
Albert Chang	Insight Soul Partners	venture capital fund	Vice president

Accordingly, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after the offering (including in open market and privately negotiated transactions) in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our shares of common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

PUBCO’S DIRECTORS AND EXECUTIVE OFFICERS
AFTER THE BUSINESS COMBINATION

Director Nominees and Executive Officers

The following table sets forth certain information relating to the executive officers and directors of PubCo immediately after the consummation of the Business Combination.

Name	Age	Position(s)(4)
Tay Yee Paa Tony	53	Co-Chief Executive Officer and Director
Lee Wei Chiang Francis	50	Co-Chief Executive Officer and Director
Yeo Eddie Kia Loke	53	Chief Financial Officer
Lim Chee Heong(1)(2)(3)	54	Director
Loo Choo Leong(1)(2)(3)	55	Director
Seah Chin Siong(1)(2)(3)	59	Director and Non-Executive Chairman
Wee Carmen Yik Cheng(2)	55	Director

____________

(1)      Member of the audit committee, effective upon the consummation of the Business Combination.

(2)      Member of the compensation committee, effective upon the consummation of the Business Combination.

(3)      Member of the nominating and corporate governance committee, effective upon the consummation of the Business Combination.

(4)      Directors referenced in this table consist of director nominees as described in the Director Appointment Proposal.

The following is a brief biography of each of executive officers, directors and director of PubCo upon the closing of business combination:

Tay Yee Paa Tony.    Upon consummation of the Business Combination, Mr. Tay will serve as PubCo’s Co-Chief Executive Officer and Director. Mr. Tay is the founder of AgileAlgo and has served as the Chief Executive Officer and the director of the board since its inception. From October 2015 to November 2019, Mr. Tay was the managing director in Accenture (NYSE: ACN) in Singapore, focusing on complex system implementations, digital and IT consultancy, application support, project management and solution architecting. He has led projects delivering robotic process automation, advanced analytics and business intelligence to clients. From May 2011 to September 2015, Mr. Tay served as a group director of consulting in IDA International (IDAI), a subsidiary of Infocomm Development Authority of Singapore. In this role, he delivered IT systems and consultancy projects in the Americas, the Middle East and Asia. From September 2008 to October 2010, Mr. Tay served as the Chief Information Officer at Kim Eng Securities (SGX: K50), a securities and investment broker. In this role, he developed enterprise IT strategies and technology roadmaps, aligned the IT department with business objectives, implemented industry best practices, and consolidated trading systems for efficiency gains. Mr. Tay has been a member of the Executive Council of the Singapore Computer Society since April 2017. He serves as the Chairperson across multiple committees, including the AI Ethics and Governance Certification Committee, the Trade, Association and Chambers and the IT Leader Award Committee. He is also an advisor to the Project Management Chapter of the Singapore Computer Society since 2017. He is also a certified information technology project manager senior certified by the Singapore Computer Society. Mr. Tay received a Bachelor of Science degree in computer science and information systems from National University of Singapore in 1994. Mr. Tay is well qualified to serve as a director because of his extensive experience in technology industry and IT sector.

Lee Wei Chiang Francis.    Upon consummation of the Business Combination, Mr. Lee will serve as PubCo’s Co-Chief Executive Officer and Director. Mr. Lee currently serves as the Company’s Chief Commercial Officer and the director of the board since August 2023, with a focus on corporate and commercial development, sales, platform productization and fundraising. Fromm November 2018 to present, Mr. Lee served as a senior advisor and is currently the managing partner of XS APAC Pte. Ltd. (formerly, Titannium Partners Pte. Ltd.), a startup growth advisory company specializing in venture capital raising and go-to-market (GTM) for high-tech startup companies from the Asia-Pacific region. Mr. Lee developed venture capital partner networking programs and serves on the advisory boards of multiple private companies. From April 2016 to 2018, Mr. Lee served as the executive advisor to the board of Future Corporation, Inc. an Integrated-IT services conglomerate listed on the First Section of the Tokyo Stock Exchange (TYO: 4722), and Future Global Pte. Ltd., its subsidiary in Singapore, advising on business strategy and expansion through mergers and acquisitions in the APAC regions. Prior to that, Mr. Lee was the co-founder, the Chief Executive Officer and the member of the board of North Consulting Group Pte. Ltd., an enterprise software application and consulting company consolidated from several acquisitions of certified SAP-partner companies around the Southeast Asia region, also co-founded with Future Corporation, Inc., from May 2011 to March 2016. Mr. Lee also led an extended business partner networks as CEO of North Consulting Group, then later as a global council member of United VARS LLC, the global network of over 150 SAP Partner firms from over 80 countries, covering the Asia-Pacific region. From August 2002 to January 2011, Mr. Lee served various roles within SAP (NYSE: SAP) and eventually served as the managing director at SAP Asia Pte. Ltd. (Singapore), where he grew a full business unit to covering 12 emerging markets within the Southeast Asia sub-region. Mr. Lee received an LL. B (Hons) from Lancaster University in 1995 and is a Barrister-At-Law of Gray’s Inn, Bar of England & Wales. Mr. Lee is well qualified to serve as a director because of his extensive experience with public companies, capital markets and mergers and acquisitions.

Yeo Eddie Kia Loke.    Upon consummation of the Business Combination, Mr. Yeo will serve as PubCo’s Chief Financial Officer. From October 2012 until December 31, 2023, Mr. Yeo served as the Senior Vice President of Corporate Surveillance at Bursa Malaysia, a securities exchange platform with a comprehensive range of exchange-related facilities, where he has led efforts to ensure timely detection and response to corporate governance and compliance matters, emphasizing investor protection. His role also includes overseeing the development and implementation of corporate surveillance frameworks and policies. Prior to this, from November 2010 to September 2012, Mr. Yeo held the position of Head of Issuers Investigation at Bursa Malaysia, where he played a pivotal role in maintaining a fair and orderly market through thorough investigations. Furthermore, from February 2002 to October 2010, he held the position of Director at Ernst & Young, Malaysia/Thailand, managing a wide range of projects, contributing to the development of new accounts, and earning recognition as one of the top performers in Malaysia and Asia Pacific. Mr. Yeo is a member of the Association of Certified Fraud Examiners and the Malaysian Association of Certified Public Accountant. He earned a Bachelor of Commerce with a specialization in Finance and Economics from the University of Toronto in 1993.

Lim Chee Heong.    Upon consummation of the Business Combination, Mr. Lim will serve as PubCo’s director. Mr. Lim currently serves as the Chief Operating Officer of Resorts World Inc., an investment holding company and an affiliate of the Genting Group since December 2014. In this capacity, Mr. Lim is responsible for overseeing the company’s growth and strategic initiatives, including but not limited to investment management, corporate venture capital, gaming technology innovation and revenue optimization. From November 2010 to November 2014, Mr. Lim served as Vice President of Information Technology at the same company. Since April 2019, Mr. Lim has been serving as a director and a member of the investment committee of Genting Ventures Fund, where his responsibilities include identifying and evaluating investment opportunities. Additionally, Mr. Lim currently holds the position of board observer at Sightline Payment LLC, a digital payments solution company. He served as a board member of the same company from March 2019 to December 2020. Prior to these roles, Mr. Lim served as Vice President of Revenue Management and Director of Information Technology of Genting Hong Kong group, a company in the cruising, entertainment, and hospitality sector, from 1995 to 2010. Mr. Lim received a bachelor’s degree in computer science from Campbell University in 1992 and has held a Personal Management License issued by the United Kingdom Gambling Commission since 2015. Mr. Lim is well qualified to serve as a director because of his extensive experience in technology industry and investment management.

Loo Choo Leong.    Upon consummation of the Business Combination, Mr. Loo will serve as PubCo’s director. Mr. Loo currently serves as the Group Chief Financial Officer of Frasers Property Limited (SGX: FPL), a multi-national real estate group company, overseeing the finance, accounting, treasury, taxation, risk management and investor relations functions. As a key member of the senior leadership team, Mr. Loo formulates and executes strategic initiatives and guidelines in the group’s business expansion and corporate culture. From July 2010 to February 2017, Mr. Loo served as the Group Finance Director and Chief Financial Officer of Pacific Radiance Limited, an offshore vessels and subsea services, shipyard services, marine equipment company, where he was responsible for the company’s financial reporting, accounting, information technology, and mergers and acquisitions activities. From March 1992 to June 2010, Mr. Loo served as the Group Head for the Global Services Center of Sime Darby Berhad Group (KLSE: SIME), a company providing motor vehicle and heavy equipment distribution, property, and energy & utilities, where he implemented the global services center that provided finance, accounting and information technology services for the company group. Mr. Loo received a Master of Business Administration (Distinction) from University of Strathclyde, United Kingdom. He is a fellow of the Association of Chartered Certified Accountants, United Kingdom, a member of the Institute of Singapore Chartered Accountants, a member of the Singapore Institute of Directors and a member of the Malaysian Institute of Accountants. Mr. Loo is well qualified to serve as a director because of his extensive experience in finance.

Seah Chin Siong.    Upon consummation of the Business Combination, Mr. Seah will serve as a director and non-executive chairman of the Board of Directors of PubCo. Since May 2019, he has been leading the Singapore Institute of Management as its President and Chief Executive Officer, and has also served as a director of the institution since

June 2019, guiding it in its mission of providing tertiary education and promoting lifelong learning. Previously, from October 2012 to April 2019, Mr. Seah held the position of Chief Executive Officer at Singapore Pools Pte Ltd, a state-owned company specializing in legalized gaming. Additionally, since September 2019, he has been serving as a board member of the Inland Revenue Authority of Singapore, a statutory board under the Ministry of Finance of the Government of Singapore in charge of tax collection. Mr. Seah has also been serving as a director of the board of directors for SIM AEC Pte Ltd, a company offering educational support services, since October 2020, the National Council on Problem Gambling under the Ministry of Social and Family Development, since September 2019, and iShine Cloud Limited, a company offering charity-specific IT solutions, since December 2017. Furthermore, he holds the position of Chairman at the National Volunteer & Philanthropy Centre and is an active member of both the Charity Council and the SG Cares Steering Committee, operating under the Singapore Ministry of Culture, Community and Youth. Mr. Seah received a Bachelor of Accountancy from the National University of Singapore. Mr. Seah is well qualified to serve as a director because of his extensive experience in IT industry and corporate governance.

Wee Carmen Yik Cheng.    Upon consummation of the Business Combination, Ms. Wee will serve as PubCo’s director. Since March 2022, Ms. Wee has been serving as the Chief Executive Officer of Carmen Wee & Associates, a strategic human resources advisory services firm, where she provides human resources consultancy services. Ms. Wee has been serving as an independent director at Isetan (Singapore) Limited (SGX: I15) since October 2023, where she chairs the remuneration committee and serves as a member of the audit, risk, and nomination committees. Furthermore, Ms. Wee has been a board member at Workforce Singapore, a government agency dedicated to ensuring the career longevity and job placements of Singaporeans, since September 2023, where she sits on the finance committee. Ms. Wee has also been a board member at the Home Team Science & Technology Agency, a government agency responsible for utilizing science and technology to ensure homeland security, since December 2019, where she is a member of the people committee. Ms. Wee has been an advisory board member at the School of Business, Republic Polytechnic since July 2017, where she is responsible for approving curriculum that reflects current market demands for graduands. Previously, Ms. Wee served as a board member at the Standards & Regulations of the Royal Institute of Chartered Surveyors from April 2022 to July 2023, where she was responsible for setting standards and regulations for the built environment for surveyors. From January 2019 to August 2019, Ms. Wee served as the Group Chief Human Resource Officer for Surbana Jurong, an urban planning company, where she was responsible for global human capital strategies and was a member of the executive leadership team. She earned a Bachelor of Arts degree in history and social work from the National University of Singapore in 1990 and a Master of Arts in Organizational Leadership from Regent University, VA, where she graduated summa cum laude in 2022. Ms. Wee is well qualified to serve as a director because of her extensive experience in public companies and technology industry.

Arrangements for Election of Directors

In connection with the Business Combination, and pursuant to the Business Combination Agreement, PubCo’s board of directors is expected to consist of six (6) directors designated by AgileAlgo. For more information see “Director Appointment Proposal.”

Board of Directors and Independence

Effective as of the closing of the Business Combination, the Board of Directors of PubCo will consist of six (6) directors who shall be designated by AgileAlgo and a majority of PubCo’s directors as of the closing of the Business Combination shall qualify as independent directors under Nasdaq rules. A director is not required to hold any shares in PubCo to qualify as a director. The Listing Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors, and PubCo’s directors as of the Closing meet such requirement as described below.

PubCo will have regularly scheduled meetings at which only independent directors are present as required by Nasdaq rules and regulations.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with PubCo is required to declare the nature of his or her interest to the entire Board of Directors of PubCo. A general notice given to the directors by any director to the effect that he or she is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director who is interested in a transaction entered into or to be entered into by

PubCo may: (a) not vote on a matter by the board of directors relating to that transaction; (b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and (c) sign a document on behalf of PubCo, or do any other thing in his capacity as a director, that relates to the transaction, PubCo’s Board of Directors may exercise all of the powers to borrow money, to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whenever money is borrowed or as security for any debt, liability or obligation of PubCo or of any third party. None of PubCo’s directors has a service contract with PubCo that provides for benefits upon termination of service as a director.

Committees of PubCo’s Board of Directors

Upon the closing of the Business Combination, PubCo intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee under its Board of Directors. PubCo also intends at or prior to the Closing to adopt a charter for each of the three committees upon the closing of the Business Combination. Each committee’s members and functions are described below.

Audit Committee.    PubCo’s audit committee will consist of at least three members comprised of Loo Choo Leong, Lim Chee Heong and Seah Chin Siong, chaired by Mr. Loo. PubCo has determined that each of these directors satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. PubCo has determined that Mr. Loo qualifies as an “audit committee financial expert.” The audit committee oversees PubCo’s accounting and financial reporting processes and the audits of its financial statements. The audit committee is responsible for, among other things:

•        establishing clear hiring policies for employees or former employees of the independent auditors;

•        reviewing and recommending to PubCo’s Board of Directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by PubCo’s independent auditors at least annually;

•        obtaining a written report from PubCo’s independent auditor describing matters relating to its independence and quality control procedures;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        discussing with PubCo’s independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        reviewing and recommending the financial statements for inclusion within PubCo’s quarterly earnings releases and to its Board of Directors for inclusion in its annual reports;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing policies with respect to risk assessment and risk management;

•        reviewing the adequacy and effectiveness of PubCo’s accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        establishing and overseeing procedures for the handling of complaints and whistleblowing;

•        meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

•        monitoring compliance with PubCo’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

•        reporting periodically to PubCo’s Board of Directors; and

•        such other matters that are specifically delegated to PubCo’s audit committee by PubCo’s Board of Directors from time to time.

At or prior to the Closing PubCo will adopt a formal written Audit Committee charter as required by Nasdaq rules and regulations.

Compensation Committee.    PubCo’s compensation committee will consist of at least two members, and be comprised at Closing of Wee Carmen Yik Cheng, Lim Chee Heong, Loo Choo Leong and Seah Chin Siong, chaired by Ms. Wee. PubCo has determined that each of these directors satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the Board of Directors in reviewing and approving the compensation structure, including all forms of compensation, relating to PubCo’s directors and executive officers. PubCo’s co-chief executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and evaluating PubCo’s executive compensation and benefits policies generally;

•        reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management; and

•        reporting periodically to PubCo’s Board of Directors; and

•        such other matters that are specifically delegated to the compensation committee by PubCo’s Board of Directors from time to time.

At or prior to the Closing PubCo will adopt a formal written Compensation Committee charter as required by Nasdaq rules and the Compensation Committee will review and reassess this charter on an annual basis. In addition, PubCo at or prior to the Closing will adopt a compensation recovery policy as required by Nasdaq rules and regulations and will comply with its recovery policy for applicable compensation received by executive officer and provide related disclosures required under Nasdaq rules and regulations and the U.S. securities laws.

Nominating and Corporate Governance Committee.    PubCo’s nominating and corporate governance committee will consist of Seah Chin Siong, Lim Chee Heong and Loo Choo Leong, chaired by Mr. Seah. PubCo has determined that each of these directors satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the Board of Directors in selecting individuals qualified to become PubCo’s directors and in determining the composition of the Board of Directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending and involvement in the selection of nominees to PubCo’s Board of Directors for election or re-election to PubCo’s Board of Directors, or for appointment to fill any vacancy or newly created directorships on PubCo’s Board of Directors;

•        reviewing periodically with PubCo’s Board of Directors the current composition of PubCo’s Board of Directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

•        recommending to PubCo’s Board of Directors such criteria with respect to nomination or appointment of members of its Board of Directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

•        recommending to PubCo’s Board of Directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        periodically and reassessing the adequacy of the committee charter;

•        overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

•        overseeing and leading the self-evaluation of PubCo’s Board of Directors in its performance and effectiveness as a whole.

At or prior to the Closing PubCo will adopt a formal written Nominating Committee charter or resolution of the Board of Directors as required by Nasdaq rules and regulations and addressing the nominations process and such related matters as may be required under the U.S. federal securities laws.

Duties and Functions of Directors

Under British Virgin Islands law (“BVI law”), the directors of PubCo owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes Articles or the BVI Business Companies Act (As Revised) of the BVI (the “BVI Companies Act”).

BVI law does not regulate transactions between a company and its significant members, however it does provide that such transactions must be entered into bona fide in the best interests of the company and not for the purpose of constituting a fraud on the minority members. Prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, PubCo will adopt a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of PubCo. See “— Code of Business Conduct and Ethics.”

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position.

Accordingly, as a result of multiple business affiliations, the directors of PubCo may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when the board of PubCo evaluates a particular business opportunity with respect to the above-listed criteria. PubCo cannot assure you that any of the above mentioned conflicts will be resolved in their favor. Furthermore, each of the directors of PubCo may have pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Name	Entity	Entity’s Business	Position
Lee Wei Chiang Francis	XS APAC Pte. Ltd.	Venture Capital Advisory	Managing Partner
Lim Chee Heong	Resorts World Inc.	Investments Holding Co.	Chief Operating Officer
Loo Choo Leong	Frasers Property Limited	Multi-National Real Estate Holding Co.	Chief Financial Officer
Seah Chin Siong	Singapore Institute of Management	Educational Institution	President and Chief Executive Officer
Wee Carmen Yik Cheng	Isetan (Singapore) Limited	Retail and Department Stores	Independent director; Audit Committee member
	Carmen Wee & Associates	Human Resources Advisory	Chief Executive Officer

Terms of Directors and Officers; Roles of Co-CEOs

PubCo’s officers are elected by and serve at the discretion of the board. Each director holds office for the term, if any, fixed by the resolution of PubCo shareholders or resolution of Pubco directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by PubCo to be of unsound mind; (iii) resigns by notice in writing to PubCo; (iv) is prohibited by law from being a director; or (v) is removed from office pursuant to any other provisions of PubCo’s Articles.

In their co-CEO roles, Mr. Tay has a focus on product development and technology; and Mr. Lee has a focus on sales and operations, and together they focus generally on the needs of PubCas an industry disruptive business in a rapidly transforming market.

Family Relationships

There are no family relationships among the PubCo directors and officers as of the Closing.

Code of Business Conduct and Ethics

PubCo will, prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, adopt a Code of Business Conduct and Ethics applicable to its directors, officers and employees. This Code of Conduct will be publicly available on PubCo’s website. PubCo seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. PubCo’s Code of Business Conduct and Ethics sets out the principles designed to guide PubCo’s business practices with integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including PubCo’s directors and executive officers. PubCo expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to PubCo or acting on PubCo’s behalf.

Diversity and Inclusion Policy

PubCo will, prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, adopt a Diversity and Inclusion Policy intended to achieve PubCo’s diversity goals through regular review and monitoring, to the extent such policy is required by Nasdaq rules and regulations.

Employment Agreements and Indemnification Agreements

Prior to or concurrently with the Closing, PubCo or AgileAlgo has agreed in the Business Combination Agreement to use commercially reasonable efforts to enter into employment agreements with the current Co-Chief Executive Officer(s) and current Chief Financial Officer of AgileAlgo, as well as with certain other executive officers, which is expected to include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.

Prior to consummation of the Business Combination, PubCo intends to enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo. A form of indemnification agreement is filed as Exhibit 10.22 to the registration statement on Form S-4 of which this proxy statement/prospectus forms a part.

Compensation of Directors and Executive Officers

For details regarding the compensation of the directors and executive officers of AgileAlgo, see discussion in the sections titled “Executive Compensation of AgileAlgo” and “Director Compensation of AgileAlgo.” AgileAlgo currently does not have an incentive plan.

Simultaneously with, or immediately prior to, the closing of the Business Combination, and effective as of the closing date of the Business Combination, PubCo’s board of directors and its shareholders are expected to approve and adopt the 2024 Employee Incentive Plan, which will reserve for grant a number of PubCo’s ordinary shares equal to 15% of the number of issued and outstanding PubCo ordinary shares immediately after the closing of the Business Combination. For more information see the “Incentive Plan Proposal.” A form of the Incentive Plan is included as Annex D to this proxy statement/prospectus.

Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants of PubCo and to promote the success and enhance the value of PubCo, PubCo will adopt the Incentive Plan upon the Closing of the Business Combination.

The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the Incentive Plan is initially 15% of the total outstanding issued PubCo Ordinary Shares immediately upon Closing. As of the date of this proxy statement/prospectus, no award has been granted under the Incentive Plan.

The following paragraphs describe the principal terms of the Incentive Plan.

Types of awards.    The Incentive Plan permits the awards of options, restricted shares, and restricted share units or other types of awards approved by the PubCo board of directors or any committee appointed thereof.

Plan administration.    The Incentive Plan shall be administered by the PubCo board of directors or any committee appointed thereof, which determines, among other things, the participants eligible to receive awards, the type or types of awards to be granted to each eligible participant, the number of awards to be granted to each eligible participant, and the terms and conditions of each award grant.

Award agreement.    Awards under the Incentive Plan are evidenced by an award agreement that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

Eligibility.    PubCo may grant awards to directors, consultants, and employees of the company and its related entities.

Vesting schedule.    In general, the PubCo board of directors determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards.    The exercise price per share subject to an option is determined by the PubCo board of directors and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares.

Transfer restrictions.    Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions provided in the Incentive Plan, such as transfers to PubCo or a subsidiary of its, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the PubCo board of directors or its executive officer or director authorized by the PubCo board of directors, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the PubCo board of directors, pursuant to such conditions and procedures as the PubCo board of directors may establish.

Termination and amendment.    Unless terminated earlier, the Incentive Plan has a term of ten years. The PubCo board of directors may terminate, amend or modify the Incentive Plan, subject to the limitations of applicable laws or stock exchange rules. However, no termination, amendment, or modification of the Incentive Plan may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without the prior written consent of the participant.

EXECUTIVE COMPENSATION OF AGILEALGO

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to AgileAlgo prior to the consummation of the Business Combination, and to the PubCo and its subsidiaries after the Business Combination.

To achieve AgileAlgo’s goals, AgileAlgo has designed its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified key employee who share its philosophy and desire to work towards achieving AgileAlgo’s goals. AgileAlgo believes its compensation program should promote the success of AgileAlgo and align incentives with the long-term interests of its shareholders.

This section provides an overview of AgileAlgo’s compensation arrangements with its executive and key employees, including a narrative description of the material factors necessary to understand the information disclosed herein. This section may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.

PubCo will qualify as a “smaller reporting company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules.

2024 Summary Compensation Table

The following table sets forth information concerning the compensation of AgileAlgo’s named executive officers for the year ended September 30, 2024.

Name and Principal Position	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Tay Yee Paa Tony	$70,200	(4)	—	—	—	70,200
Chief Executive Officer and Director
Lee Wei Chiang Francis	—		—	—	—	0
Chief Commercial Officer, Principal Financial Officer and Director

____________

(1)      Beyond discretionary bonuses subject to business results from time to time, AgileAlgo does not currently have contractual bonus obligations to its employees and/or named executive officers.

(2)      AgileAlgo does not currently have or maintain any Stock Award programs with its employees and/or named executive officers.

(3)      AgileAlgo does not currently have programs offering any form of non-cash incentives and/or compensation plans with its employees and/or named executive officers.

(4)      The amounts originally denoted in local currency (Singapore Dollars (S$)) have been converted to US$ using an exchange rate as of September 30, 2024 of 1 S$ to 0.78 US$. As explained in the section entitled Agreement with Chief Commercial Officer below, Mr. Lee as of the fiscal year ended September 30, 2024 and the three months ended December 31, 2024 has not been paid salaries from AgileAlgo pending the achievement of certain business targets prescribed in his employment agreement with AgileAlgo.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Compensation for Fiscal Year Ended September 30, 2023

As AgileAlgo’s primary mission during the fiscal year ended September 30, 2023 was to complete certain research and development and proof of value projects, AgileAlgo’s executive officers did not receive any compensation or equity awards for their services during this period.

Cash Incentive Compensation

During the fiscal year ended September 30, 2024, relating to achievement of specified milestones for the AI platform, AgileAlgo paid compensation to its Chief Executive Officer, Tay Yee Paa Tony, in the amount of $10,000 Singapore Dollars monthly salary commencing from January, 2024 (amounting to S$90,000, which at the relevant exchange rate of US$ to Singapore Dollars as of September 30, 2024, was equal to US$70,200).

During the fiscal year ended September 30, 2024, AgileAlgo did not pay cash incentive compensation to Lee Wei Chiang Francis, its Chief Commercial Officer, who also currently acts as the Group’s principal financial officer.

Equity Compensation

There have been no Equity Compensation paid or accruing to the named executives of AgileAlgo for fiscal years ended September 30, 2024 and 2023, and for the three-month period ended December 31, 2024 and 2023 respectively.

Other Elements of Compensation

Employee Benefits and Perquisites

All of AgileAlgo’s full-time employees, including our named executive officers participate in our basic employee benefits plan, which includes:

•        medical and dental claims;

•        maternal and paternal leave in line with public policy in Singapore;

•        workplace and wherever applicable, travel insurance; and

•        training and development, co-funded by the Group with Singapore government-subsidized programs.

We believe these benefits are appropriate and provide a competitive compensation package to our named executive officers.

We do not currently, and we did not during 2024, provide perquisites to any of our named executive officers.

No Tax Gross-Ups

AgileAlgo does not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

AgileAlgo does not currently have or maintains any non-cash equity-based awards or compensation plans for all named executive officers as of September 30, 2024, or for December 31, 2024.

Existing Employment Agreement

For the fiscal year ended September 30, 2024, AgileAlgo maintained an employment agreement with its Chief Executive Officer.

Agreement with Chief Executive Officer

AgileAlgo entered into an employment agreement with Mr. Tay, its Chief Executive Officer, on June 14, 2022. For the fiscal year ended September 30, 2024, the annual base salary for Mr. Tay is based on the following milestones in anticipation of the onboarding of clients:

1.      Subject to onboarding of paying clients (minimum 5), AgileAlgo will pay a basic salary of S$60,000 per annum;

2.      Upon achievement of at least S$250,000 in revenue per annum, increase of the basic salary to S$120,000 per annum; and

3.      Upon achievement of at least S$1,000,000 in revenue per annum, increase of the basic salary to S$240,000 per annum.

Bonus is to be determined at end of each performance year and monthly expenses as spent. All other commercial benefits accruing under the employment share participation scheme and such other benefits as are deemed reasonable by AgileAlgo and as may be customarily adopted and practiced by AgileAlgo from time to time. As the Group succeeded in projects closed from January, 2024, Mr. Tay as Chief Executive Officer and primary driver of sales for the AI platform commenced taking a S$10,000 monthly salary from January, 2024, under the first two milestones of the above terms (amounting to S$90,000 or $70,200 as of September 30, 2024). As of the three months ended December 31, 2024, Mr. Tay was paid a total of S$30,000 in salaries, or approximately $23,100.

Agreement with Chief Commercial Officer

AgileAlgo entered into an employment agreement with Mr. Francis Lee, its Chief Commercial Officer, on June 2, 2023. For the fiscal year ended September 30, 2024, the annual base salary of S$5,000, or US$3,750, per month for Mr. Lee is based on the following milestones in anticipation of the onboarding of clients:

1.      Subject to onboarding of five paying clients, each exceeding S$50,000 in annual recurring revenues, AgileAlgo will pay a basic salary of S$60,000 per annum.

Bonus is to be determined at end of each performance year and monthly expenses as spent. All other benefits accruing under the employment share participation scheme and such other benefits as are deemed reasonable by AgileAlgo and as may be customarily adopted and practiced by AgileAlgo from time to time. As Mr. Lee heads the new ADA line of business, and the first customers are only coming online from October 2024, Mr. Lee was not paid a salary throughout the course of fiscal year ended September 30, 2024. As of the three months ended December 31, 2024, Mr. Lee was also not paid any salaries, as the contractual condition highlighted above for a commencement of salary payments have yet to be met in full.

DIRECTOR COMPENSATION OF AGILEALGO

During the fiscal year ended September 30, 2024, AgileAlgo’s directors did not receive any compensation or equity awards for their services as directors. See also discussion in the section entitled “Executive Compensation of AgileAlgo.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of May 27, 2025 the number of shares of common stock beneficially owned by (i) each person who is known by Inception Growth to be the beneficial owner of more than five percent of Inception Growth’s issued and outstanding shares of common stock (ii) each of its officers and directors; and (iii) all of its officers and directors as a group. As of May 27, 2025, Inception Growth had 2,917,490 shares of common stock issued and outstanding.

Unless otherwise indicated, Inception Growth believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of the warrants or conversion of rights, as the warrants are not exercisable within 60 days of May 27, 2025 and the rights are not convertible within 60 days of May 27, 2025.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Soul Venture Partners LLC(2)	1,195,990	40.99%
Cheuk Hang Chow	20,000	* %
Felix Yun Pun Wong	30,000	* %
Michael Lawrence Coyne	20,000	* %
Albert Chang	25,000	* %
Yan Xu	12,500	* %
All directors and executive officers (five individuals) as a group	107,500	3.7%
Other 5% stockholders
Feis Equities LLC/Lawrence M. Feis(3)	371,324	12.7%
Wolverine Asset Management, LLC(4)	264,247	9.1%
AQR Capital Management, LLC/AQR Capital Management Holdings, LLC/AQR Arbitrage, LLC(5)	339,000	11.6%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals or entities is c/o 875 Washington Street, New York, NY 10014.

(2)      Soul Venture Partners LLC is the record holder of the shares of common stock reported herein. Mr. Cheuk Hang Chow, by virtue of his control over our sponsor as manager, may be deemed to beneficially own shares held by our sponsor.

(3)      Information is based solely on a report on an amended Schedule 13G filed by Feis Equities LLC (“Feis”) and Lawrence M. Feis (“Lawrence”) on March 24, 2022. The principal business office of Feis and Lawrence is located at 20 North Wacker Drive, Suite 2115, Chicago, Illinois 60606. Feis and Lawrence possess the sole voting power and sole dispositive power with respect to the shares of common stock reported herein.

(4)      Information is based solely on a report on Schedule 13G/A filed by Wolverine Asset Management, LLC (“WAM”), on April 11, 2024. The principal business office of WAM is c/o Wolverine Asset Management, LLC, 175 West Jackson Boulevard, Suite 340, Chicago, IL 60604. WAM is an investment manager and has voting and dispositive power over 264,247 shares of the common stock. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings. Each of Wolverine Holdings, Mr. Bellick, Mr. Gust, and WTP have voting and disposition power over 264,578 shares of common stock.

(5)      Information is based solely on a report on Schedule 13G filed by AQR Capital Management, LLC, AQR Capital Management Holdings, LLC and AQR Arbitrage, LLC on February 14, 2024. The principal business office is at One Greenwich Plaza, Greenwich, CT 06830. The reporting persons have shared voting power and shared dispositive power with respect to the shares of common stock of Inception Growth beneficially owned by them.

SECURITY OWNERSHIP OF THE COMBINED COMPANY
AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of PubCo Ordinary Shares immediately after the consummation of the Business Combination by:

•        each person known to PubCo who will be the beneficial owner of more than 5% of any class of its shares immediately after the Business Combination;

•        each of its officers and directors; and

•        all of its officers and directors as a group.

Unless otherwise indicated, PubCo believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all PubCo’s securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, PubCo believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All PubCo Ordinary Shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, the expected PubCo Ordinary Shares immediately following consummation of the Business Combination assumes two scenarios:

•        Assuming No Redemptions:    This presentation assumes that no IGTA public shareholders exercise their redemption rights with respect to their public shares upon consummation of the Business Combination.

•        Assuming Maximum Redemptions:    This presentation assumes that IGTA public shareholders holding 279,990 public shares will exercise their redemption rights for an aggregate payment of $3.6 million from the Trust Account.

Both scenarios assume that (i) the IGTA shareholders do not exercise their redemption rights or dissenter rights, (ii) there is no exercise of the PubCo Warrants, (iii) the Notes have been converted, (iv) the issuance of 320,000 shares to Porche as financial adviser to the Business Combination, (v) none of the Initial Stockholders or AgileAlgo shareholders purchase IGTA Ordinary Shares in the open market, and (vi) there are no other issuances of equity by IGTA prior to or in connection with the consummation of the Business Combination. Both scenarios assume that, at the Closing, 16,000,000 Merger Consideration Shares will be issued to AgileAlgo’s shareholders.

Based on the foregoing assumptions, we estimate that there would be 20,526,885 PubCo Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and 20,246,895 PubCo Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in PubCo and the columns under “Assuming No Redemptions” and “Assuming Maximum Redemptions” in the table that follows will be different.

Name and Address of Beneficial Owner	PubCo Post-Business Combination
	(assuming No Redemptions by IGTA public shareholders in connection with the Business Combination)		(assuming Maximum Redemptions by IGTA public shareholders in connection with the Business Combination)
	Number of Ordinary Shares	% of Ordinary Shares	Number of Ordinary Shares	% of Ordinary Shares
Directors and Executive Officers Post-Business Combination(1):
Tay Yee Paa Tony(2)	6,608,598	32.20%	6,608,598	32.64%
Lee Wei Chiang Francis(2)	6,356,796	30.96%	6,356,796	31.40%
Yeo Eddie Kia Loke	—	* %	—	* %
Lim Chee Heong	79,898	* %	79,898	* %
Loo Choo Leong(3)	239,695	1.17%	239,695	1.18%
Seah Chin Siong	714,620	3.48%	714,620	3.53%
Wee Carmen Yik Cheng(4)	239,695	1.17%	239,695	1.18%
All directors and executive officers of Combined Company post-Business Combination as a group (seven persons)	14,239,302	69.37%	14,239,302	70.33%

Other 5% Shareholders Post-Business Combination: Soul Venture Partners LLC	1,400,385	6.82%	1,400,385	6.92%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals or entities is c/o Prodigy, Inc., 5008 Ang Mo Kio Avenue 5, #04-16 TECHPLACE II, Singapore 569874.

(2)      Tay Yee Paa Tony on February 24, 2025 and Lee Wei Chiang Francis on February 25, 2025 respectively agreed to transfer issued and outstanding AgileAlgo ordinary shares held by them to 11 non-affiliated persons, and 2 affiliated persons (which affiliated persons are described in footnotes (3) and (4) to this table), resulting upon Closing with Mr. Tay owning approximately 437,523, and Mr. Lee owning approximately 688,325, fewer PubCo Ordinary Shares, and Mr. Tay and Mr. Lee on April 23, 2025 agreed to a further transfer of AgileAlgo ordinary shares held by them to 3 non-affiliated persons, resulting upon Closing of each of Mr. Tay and Mr. Lee owning approximately 100,000 fewer PubCo Ordinary Shares, and which transfers are reflected in the table above. No such transferees hold 5% or more of PubCo Ordinary Shares, prior to and after such transfers. In addition, in connection with the Closing, Mr. Tay and Mr. Lee have agreed to pledge up to 500,000 of PubCo Ordinary Shares held by Mr. Tay and Mr. Lee upon Closing to guarantee AgileAlgo obligations to third party vendors.

(3)      Reflects a transfer of AgileAlgo ordinary shares, dated February 25, 2025, amounting to a total of 159,696 PubCo Ordinary Shares, comprising 79,898 Ordinary Shares each from Mr. Tay and Mr. Lee respectively to Mr. Loo Choo Leong. The shareholdings of Messrs. Tay and Lee in the table above reflect this transfer.

(4)      Reflects a transfer of AgileAlgo ordinary shares, dated February 24, 2025, amounting to a total of 239,694 PubCo Ordinary Shares, comprising 119,847 Ordinary Shares each from Mr. Tay and Mr. Lee respectively to Wee Carmen Yik Cheng. The shareholdings of Messrs. Tay and Lee in the table above reflect this transfer.

Employment Agreements

The Named Executive Officers intend to enter into employment agreements with PubCo at Closing, the details of which are outlined below:

Agreement with Tay Yee Paa Tony

Mr. Tay intends to enter into an employment agreement to serve as the Co-Chief Executive Officer of PubCo (“Tay PubCo Employment Agreement”), upon the Closing of the Business Combination. Mr. Tay is currently Chief Executive Officer of AgileAlgo Pte. Ltd., having entered into an employment agreement with the Group on June 14,

2022 (“Current Tay Employment Agreement”) and director of AgileAlgo. Upon Closing the Tay PubCo Employment Agreement will replace and supersede the Current Tay Employment Agreement, as at the Closing each of AgileAlgo and AgileAlgo Pte. Lte. will become subsidiaries of PubCo. Pursuant to the Current Tay Employment Agreement, Mr. Tay’s base salary is S$120,000, or US$90,000, per year, inclusive of the applicable superannuation rate on commencement under the laws of Singapore. Other than the superannuation provisions prescribed by law, the Current Tay Employment Agreement only contains a general provision for bonuses and/or profit sharing, depending on performance with no specific plans and/or objectives prescribed and which are strictly discretionary to the company board. The Current Tay Employment Agreement contains customary confidentiality provisions, as well as standard conflict of interest and intellectual property ownership provisions. The Current Tay Employment Agreement does not have a fixed term, and provides terms for possible termination upon Mr. Tay becoming incapacitated whether by law or physically, in his ability to perform his duties for the company.

The Tay PubCo Employment Agreement retains these provisions and also prescribes greater specificity as to (1) duties, roles and responsibilities of Mr. Tay, especially in light of PubCo having two Co-Chief Executive Officers with formal segregation of duties and powers, (2) performance indicators driving bonuses, (3) appointment to the PubCo board of directors, and (4) more detailed circumstances for possible termination from his position as Co-Chief Executive Officer by the board of directors of PubCo relating to a material breach to terms of the Tay PubCo Employment Agreement, legal and/or physical incapacitation, and persistent poor performance, with periods for remedy as applicable. Mr. Tay’s focus is on product development and technology, while his co-CEO, Mr. Lee has a focus on sales and operations, and together they focus generally on the needs of PubCas an industry disruptive business in a rapidly transforming market.

The Tay PubCo Employment Agreement also includes schedules regarding commercial, financial and corporate governance targets relating to Mr. Tay’s focus in employment, duties shared between the two Co-Chief Executive Officers, and dispute resolution provisions, with any ultimate dispute between Co-CEOs, if any, including a tie-breaker provision by vote from the chairman of the board of directors of PubCo. The Tay PubCo Employment Agreement contains customary non-compete in countries in southeast Asia, the United Arab Emirates (“UAE”), Australia, New Zealand, China and Japan, and non-solicitation provisions, for six months following the termination of such agreement. The form of Tay PubCo Employment Agreement is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Agreement with Lee Wei Chiang, Francis

Mr. Lee intends to enter into an employment agreement to serve as the Co-Chief Executive Officer of PubCo (“Lee PubCo Employment Agreement”), upon Closing of the Business Combination. Mr. Lee currently is employed as Chief Commercial Officer of AgileAlgo Pte. Ltd., having entered into an employment agreement with the Group on June 2, 2023 and serves as its and AgileAlgo’s principal financial officer (“Current Lee Employment Agreement”). Mr. Lee also is a director of AgileAlgo (which is the British Virgin Islands-incorporated 100% parent company of AgileAlgo Pte. Ltd). Upon Closing, Mr. Lee’s Current Lee Employment Agreement is expected to be replaced with the Lee PubCo Employment Agreement. Pursuant to his Current Lee Employment Agreement, Mr. Lee’s base salary inclusive of the applicable Singapore-government prescribed superannuation rate on commencement is S$60,000, or US$45,000, per annum, to commence upon Mr. Lee achieving annually-recurring revenues for the Group exceeding S$250,000, or US$187,500, per annum. Other than the superannuation provisions prescribed by law, Mr. Lee’s Current Lee Employment Agreement only contains a general provision for bonuses and/or profit sharing, depending on performance with no specific plans and/or objectives prescribed and which are strictly discretionary to the company board. The Current Lee Employment Agreement contains customary confidentiality provisions, as well as standard conflict of interest and intellectual property ownership provisions. The Current Lee Employment Agreement does not have a fixed term, and provides terms for possible termination upon Mr. Lee becoming incapacitated whether by law or physically in his ability to perform his duties for the company, or upon committing specified material breach of his agreement.

The Lee PubCo Employment Agreement retains these provisions generally and also prescribes greater specificity as to (1) duties, roles and responsibilities of Mr. Lee, especially in light of PubCo having two Co-Chief Executive Officers with formal segregation of duties and powers, (2) performance indicators driving bonuses, (3) appointment to the PubCo board of directors, and (4) more detailed circumstances for possible termination from his position as Co-Chief Executive Officer by the board of directors of PubCo relating to a material breach of the Lee PubCo Employment Agreement, legal and/or physical incapacitation, and persistent poor performance, with periods for remedy built-in as applicable. Mr. Lee’s focus is on sales and operations, while his co-CEO, Mr. Tay has a focus on product development and technology, and together they focus generally on the needs of PubC as an industry disruptive business in a rapidly transforming market.

The Lee PubCo Employment Agreement also includes schedules relating to annual company commercial, financial and corporate governance targets relating to Mr. Lee’s focus in employment, duties shared between the two Co-Chief Executive Officers, and dispute resolution provisions, with any ultimate dispute between Co-CEOs, if any, including a tie-breaker provision by vote from the chairman of the board of directors of PubCo. The Lee PubCo Employment Agreement contains customary non-compete in countries in southeast Asia, the UAE, Australia, New Zealand, China and Japan, and non-solicitation provisions, for six months following the termination of such agreement. The form of Lee PubCo Employment Agreement is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Incentive Plan

Simultaneously with, or immediately prior to, the closing of the Business Combination, and effective as of the closing date of the Business Combination, PubCo’s board of directors and its shareholders are expected to approve and adopt the 2024 Employee Incentive Plan, which we refer to as the Incentive Plan, which will reserve for grant a number of PubCo’s ordinary shares equal to 15% of the number of issued and outstanding PubCo ordinary shares immediately after the closing of the Business Combination. For more information see the “Proposal No. 8 — The Incentive Plan Proposal.” A form of the Incentive Plan is included as Annex D to this proxy statement/prospectus.

CERTAIN TRANSACTIONS

Certain Transactions of Inception Growth

In March 2021, Inception Growth issued an aggregate of 2,587,500 founder shares to our Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. Subsequently, the Sponsor transferred an aggregate of 220,000 shares to our officers and directors, resulting in an aggregate of 2,587,500 shares of common stock outstanding to our initial stockholders.

Simultaneously with the closing of the IPO, we consummated the private placement (“Private Placement”) with the Sponsor of an aggregate of 4,721,250 private placement warrants for a purchase price of $1.00 per warrant. The private placement warrants are identical to the warrants sold as part of the units in the IPO, subject to limited exceptions. The private placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

In April 2021, our sponsor agreed to loan us $1,000,000 to be used for a portion of the expenses of the IPO pursuant to a promissory note. The note is non-interest bearing, unsecured and payable promptly after the earlier of the date on which the Company consummates the IPO or the date on which the Company determines not to conduct the IPO.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account. On December 13, 2021, we drew $134,885 against the promissory note and the entire balance was repaid on December 16, 2021.

On November 17, 2023, January 24, 2024, March 12, 2024, April 26, 2024 and September 30, 2024, the Company issued unsecured promissory notes (the “Notes”) in the aggregate principal amount of $200,000, $420,000, $400,000, $100,000 and $420,000, respectively, to the Sponsor. The Notes do not bear interest and mature upon the closing of a business combination by the Company. In the event that the Company does not complete an initial business combination by June 13, 2025 (or such other deadline if the extension proposals are approved at the Company’s upcoming annual meeting, as described above), the Notes shall be deemed to be terminated and no amounts will thereafter be due from the Company to the Sponsor under the Notes. The principal balance of the Notes shall be payable in cash and/or in such other form of payment as mutually agreed in writing prior to or concurrently with the closing of an initial business combination. As of December 31, 2024, 2023 and 2022, the Sponsor had advanced the Company an aggregate amount of $1,540,000, $90,000 and $0, respectively.

As of December 31, 2024, 2023 and 2022, we had a temporary advance of $503,946, $286,007 and $181,835 from our Sponsor, respectively. The balance is unsecured, interest-free and has no fixed terms of repayment.

We are obligated to pay our Sponsor a monthly fee of $10,000 for general and administrative services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with the initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We entered into a registration rights agreement with respect to the private warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of common stock issuable upon exercise of the foregoing and upon conversion of the founder shares.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of the IPO held in the Trust Account prior to the completion of our initial business combination:

•        Payment to an affiliate of our sponsor of $10,000 per month for office space, utilities and secretarial and administrative support;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,000,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

Certain Transactions of AgileAlgo

Pursuant to a loan agreement by and between Tay Yee Paa Tony and AgileAlgo Pte. Ltd. dated April 1, 2022, Mr. Tay agreed to lend to AgileAlgo Pte. Ltd. an aggregate sum of S$100,000, free of interest (the “Director Loan”) and unsecured. The outstanding balance of the Director Loan as of September 30, 2024 is $73,948. The initial disbursement of the Director Loan took place in February 2023, and the Director Loan was repaid in full in October 2023.

In April 2023, the Group entered into a related-party transaction via a redeemable convertible note signed with Mr. Seah Ching Siong, a nominated director for the combined company post-Closing, for the sum of $50,000, which until its conversion in August, 2023 was received by the Group as a loan with interest accrued for the period before conversion at five per cent (5%) per annum. This redeemable convertible note was converted into 144,546 ordinary shares in the Group via a Subscription Letter signed by Mr. Seah and the Group, as full and final settlement of the convertible note.

Additional Related Party Transactions during the fiscal years ended September 2022, September 30, 2023, and September 30, 2024, and the three months ended December 31, 2024 and 2023.

Mr. Tay paid certain operating expenses on behalf of the Company. For the fiscal year ended September 30, 2022, $12,178 remained unpaid and outstanding as of September 2022. For the fiscal year ended September 30, 2023 and 2024, advances for operating expenses due to Mr. Tay was $153,611 and $4,027, respectively. The amounts due to Mr. Tay are unsecured, free of interest and repayable upon request. On October 2, 2023, the Group made a repayment to Mr. Tay for the amount of $73,228 in loans from a Stockholder, which was extended to the Group during the course of the fiscal year ended September 30, 2023. As at December 31, 2024, the total amounts due to related parties have increased to $75,031, primarily due to the new shareholder loans amounting to S$100,000 or approximately $74,261, extended to the Group in November 2024 by Mr. Tay and Mr. Lee on a pro-rata basis. These new loans were extended to the Group via shareholder loan agreements entered into with Mr. Tay and Mr. Lee on November 21, 2024, and the loans have a period to maturity of 18 months (at which time in they may be converted into shares of PubCo in the lender’s option), are without interest, and are unsecured. There are no other related party transactions during this period.

In November 2024, Mr. Tay and Mr. Lee provided funds to the Company of $74,261 for purposes of further increase of hiring of SAP and sales consultants, and for further development for automation capabilities of its ADA platform. In addition, in connection with the Closing, Mr. Tay and Mr. Lee have agreed to pledge up to 500,000 of Pubco Ordinary Shares held by Mr. Tay and Mr. Lee upon Closing to guarantee Company obligations to third party vendors.

In February 2025, Mr. Tay and Mr. Lee paid in $200,000 in interest-free shareholder loans to the Group to provide for the increased month-to-month cashflow needs of the new ADA business and support continued growth. These consisted of shareholder loan agreements, dated February 25, 2025 for S$133,530, or approximately $100,000, by Mr. Lee, and for S$133,530, or approximately $100,000, by Mr. Tay, respectively, for a total of $200,000. Similarly on March 5, 2025, Mr. Tay and Mr. Lee provided similar loans for $133,620, or approximately $100,000, by Mr. Lee and for S$133,620, or approximately $100,000 by Mr. Tay, respectively, for an additional total of $200,000. Each of these loans are to AgileAlgo Pte. Ltd. have a period to maturity of 18 months (at which time in they may be converted into shares of PubCo in the lender’s option), are without interest, and are unsecured. Each of the aforementioned shareholder loans, entered into in November 2024, and February and March 2025, are included as exhibits to the registration statement, of which this proxy statement/prospectus forms a part.

Policies and Procedures for Related Party Transactions

The PubCo’s board of directors will establish an audit committee, to be effective upon the effectiveness of the registration statement of which this prospectus is a part, which will be tasked with review and approval of all related party transactions.

Employment Agreements and Indemnification Agreements

Prior to or concurrently with the Closing, PubCo is expected to enter into employment agreements with, Mr. Tay, AgileAlgo’s current Chief Executive Officer, and Mr. Lee, AgileAlgo’s current Chief Commercial Officer and who serves as its principal financial officer, as well as other executive officers, which would include confidentiality and non-disclosure restrictions and other restrictions that apply during employment for certain periods following termination of employment.

The form of employment agreement for each of Mr. Tay and Mr. Lee as co-CEOs is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. For a discussion of these agreements and related terms, see “Securities Ownership of the Combined Company after the Business Combination.” Also, PubCo expects to enter into a customary employment arrangement with Yeo Eddie Kia Loke as Chief Financial Officer of PubCo prior to or concurrently with the Closing.

PubCo will enter into indemnification agreements with each of its directors as of the Closing. Under these agreements, PubCo may agree to indemnify its directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo. A form of indemnification agreement is filed as Exhibit 10.22 to the registration statement of which this proxy statement/prospectus forms a part.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences (i) of the Redomestication Merger to U.S. Holders (defined below) of IGTA Shares, IGTA Warrants, or IGTA Rights (collectively, the “IGTA securities”), (ii) of the exercise of redemption rights by U.S. Holders of IGTA Shares, and (iii) of the subsequent ownership and disposition of PubCo Ordinary Shares and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination. In addition, the following includes a general discussion of certain U.S. federal income tax consequences of the Business Combination to IGTA and PubCo.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of IGTA securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold IGTA securities and, after the completion of the Business Combination, PubCo securities, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former citizens or long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        any holder that is not a U.S. Holder;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received IGTA Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding IGTA Shares, or, after the Business Combination, the issued PubCo Ordinary Shares (excluding treasury shares); or

•        holders holding IGTA securities, or, after the Business Combination, PubCo securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction

•        controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation section 1.367(b)-3(b)(1)(ii); or

•        the Sponsor or its affiliates.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of IGTA securities, and, after the Business Combination, PubCo securities received in the Business Combination, that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds IGTA securities, and, after the completion of the Business Combination, PubCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of PubCo securities received in the Business Combination.

Because IGTA Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a IGTA Unit should be treated as the owner of the underlying component IGTA securities for U.S. federal income tax purposes. The discussion below with respect to IGTA securities should also apply to holders of IGTA Units (as the deemed owner of the underlying component IGTA securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IGTA SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders

The following discussion, “— U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders,” constitutes the opinion of Loeb & Loeb, counsel to IGTA, as to the material U.S. federal income tax consequences of the Redomestication Merger to U.S. Holders of IGTA securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.

Qualification of the Redomestication Merger as a Reorganization

The Redomestication Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code. However, U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Redomestication Merger qualifies as a reorganization, and that none of IGTA, PubCo, or the Company has requested nor intends to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Redomestication Merger. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

If the Redomestication Merger Qualifies as a Reorganization

Although U.S. shareholders generally do not recognize gain or loss on the receipt of stock pursuant to a reorganization under Section 368 of the Code, Section 367(a) of the Code and Treasury Regulations promulgated thereunder require, where applicable, U.S. shareholders to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the Redomestication Merger in a manner that causes gain recognition to the U.S. Holders, unless the exchange of IGTA securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from IGTA pursuant to the Redomestication Merger to certain subsidiary corporations in connection with the Business Combination. If the indirect stock transfer rules apply, then the requirements under Section 367(a) of the Code generally would require U.S. Holders to recognize gain, but not loss, in the Redomestication Merger. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Accordingly, no assurance can be given as to whether an indirect stock transfer will occur in connection with the Business Combination or that U.S. Holders will recognize gain, if any, as a result of the exchange of IGTA securities for PubCo securities.

Because the Redomestication Merger should qualify as a reorganization under the provisions of Section 368 of the Code provided that it is not treated as an indirect stock transfer, a U.S. Holder that exchanges its IGTA securities pursuant to the Redomestication Merger should not recognize gain or loss on the exchange of IGTA securities for PubCo securities. If the transaction is treated as a reorganization as defined in Section 368 of the Code, the aggregate adjusted tax basis of a U.S. Holder in the PubCo Ordinary Shares received as a result of the Redomestication Merger should equal the aggregate adjusted tax basis of the IGTA Shares surrendered in the exchange, and the aggregate adjusted tax basis in the PubCo Warrants received as a result of such exchange should equal the aggregate adjusted tax basis of the IGTA Warrants surrendered in the exchange. A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the IGTA securities surrendered in the exchange.

Moreover, as the Redomestication Merger will occur immediately prior to the redemption of holders that exercise redemption rights with respect to IGTA Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367(a) of the Code as a result of the Redomestication Merger.

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of IGTA securities for PubCo securities pursuant to the Redomestication Merger, the qualification of the Redomestication Merger as a reorganization, and the potential application of Section 367(a) to the Redomestication Merger.

Gain Recognized by IGTA as a Result of the Redomestication Merger

Although corporations generally do not recognize gain or loss on the transfer of assets pursuant to a reorganization under Section 368 of the Code, Section 367 of the Code and Treasury Regulations promulgated thereunder require, where applicable, U.S. corporations to recognize gain (but not loss) with respect to certain transfers to foreign corporations in certain cross-border reorganizations.

Even if the Redomestication Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code, as a result of Section 367 of the Code, IGTA will recognize gain (but not loss) on the transfer of its assets to PubCo, to the extent that the fair market value of such assets exceeds IGTA’s adjusted basis in such assets. IGTA does not expect the amount of such gain to be material, but there is no certainty that that would be the case.

If the Redomestication Merger Does Not Qualify as a Reorganization

If the Redomestication Merger fails to qualify as a Reorganization for a reason other than the application of Section 367(a) of the Code, a U.S. Holder that exchanges its IGTA securities for the consideration under the Redomestication Merger will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the IGTA securities exchanged. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Redomestication Merger will begin on the day after the date the U.S. Holder receives such PubCo securities.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the IGTA securities exceeds one year at the time of the Redomestication Merger. Long-term capital gains of non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its IGTA Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the IGTA Shares under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the IGTA Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the IGTA Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the IGTA Shares redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of IGTA Shares, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from IGTA’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the IGTA Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the IGTA Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of IGTA Shares treated as held by the U.S. Holder (including any IGTA Shares constructively owned by the U.S. Holder as a result of owning IGTA Warrants) relative to all of the IGTA Shares outstanding both before and after the redemption. The redemption of IGTA Shares generally will be treated as a sale or exchange of the IGTA Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in IGTA or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only IGTA Shares actually owned by the U.S. Holder, but also IGTA Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include IGTA Shares which could be acquired pursuant to the exercise of the IGTA Warrants. In order to meet the substantially disproportionate test, the percentage of IGTA’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the IGTA Shares must, among other requirements, be less than 80% of the percentage of IGTA’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the IGTA Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the IGTA Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other IGTA Shares. The redemption of the IGTA Shares will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in IGTA Shares owned directly and constructively by that U.S. Holder. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in IGTA will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied with respect to a U.S. Holder, then the redemption will be treated as a corporate distribution to that U.S. Holder. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining IGTA Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its IGTA Warrants or possibly in other IGTA Shares constructively owned by it.

Certain U.S. Federal Income Tax Consequences of the Business Combination to PubCo

The following discussion is a summary of certain U.S. federal income tax consequences of the Business Combination to PubCo.

Tax Residence of PubCo for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally is considered a resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, PubCo, which is a British Virgin Islands -incorporated entity, would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that PubCo should be taxed as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, PubCo would be liable for U.S. federal income tax on its worldwide income like any other U.S. corporation, and certain distributions made by PubCo to non-U.S. holders of PubCo securities would be subject to U.S. withholding tax at a rate of 30% or such lower rate as provided by an applicable treaty. As a result, taxation as a U.S. corporation could have a material adverse effect on PubCo’s financial position and results from operations. The Section 7874 rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation, (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the stock of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, as determined under complex share ownership rules described below, which are uncertain in their application in many circumstances and are intended to increase the percentage ownership for these purposes (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

In the Business Combination, PubCo will directly acquire all of IGTA and the Company’s assets through the Redomestication Merger and the Share Exchange. As a result, the determination of whether PubCo will be treated as a U.S. corporation for U.S. federal income tax purposes will depend on the application of the substantial business activities test and the Ownership Test.

PubCo is not expected to have substantial business activities based on its activities in the British Virgin Islands after the completion of the Business Combination. Accordingly, PubCo must determine whether IGTA stockholders hold less than 80% (by either vote or value) of PubCo stock by reason of their former ownership of IGTA Shares to determine whether PubCo will be treated as a U.S. corporation for U.S. federal income tax purposes.

Based on the complex rules for determining share ownership under Section 7874 of the Code and Treasury Regulations promulgated thereunder and certain factual assumptions, PubCo expects to take the position that after completion of the Business Combination, former IGTA stockholders are expected to be treated as holding less than 80% (by both vote and value) of PubCo stock by reason of their former ownership of IGTA Shares for these purposes. Accordingly, PubCo intends to take the position that it will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, whether the Ownership Test has been satisfied must be finally determined after the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of regulations relating to the Ownership Test is subject to uncertainty and there is limited guidance regarding their application. In addition, changes to the rules in Section 7874 of the Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect PubCo’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. The remainder of the discussion in “U.S. Federal Income Tax Consequences” assumes that Section 7874 will not apply to the Business Combination.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of PubCo Securities to U.S. Holders

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of PubCo securities to U.S. Holders who receive such PubCo securities pursuant to the Business Combination.

Distribution on PubCo Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Status,” the gross amount of any distribution on PubCo Ordinary Shares generally will be includible in a U.S. Holder’s gross income as dividend income on the date of receipt, but only to the extent the distribution is paid out of PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds PubCo’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of a U.S. Holder’s tax basis in the PubCo Ordinary Shares, and then to the extent such excess amount exceeds such holder’s tax basis in such PubCo Ordinary Shares, as capital gain. PubCo currently does not, and it does not intend to, calculate its earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that a distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

The amount of any distribution paid in foreign currency that will be included in the gross income of a U.S. Holder will be the U.S. dollar value of the distribution payment based on the exchange rate in effect on the date such distribution is included in such holder’s income, whether or not the payment is converted into U.S. dollars at that time. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

Any dividends paid by PubCo with respect to PubCo Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends paid by PubCo with respect to PubCo Ordinary Shares will generally constitute “passive category income” for purposes of the foreign tax credit. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances, including the effects of any applicable tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize capital gain or loss on the sale, taxable exchange or other taxable disposition of PubCo Securities in an amount equal to the difference between (i) the amount realized (i.e., the sum of the amount of cash and the fair market value of any property received in such sale or disposition) and (ii) the U.S. Holder’s adjusted tax basis in such PubCo Securities.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the PubCo Securities exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses realized by a U.S. Holder on a sale or other taxable disposition of PubCo Securities is subject to certain limitations. In general, any such gain or loss will be treated as from sources within the United States for U.S. foreign tax credit purposes.

A U.S. Holder generally will not recognize gain or loss upon the acquisition of a PubCo Ordinary Share on the exercise of a PubCo Warrant for cash. A U.S. Holder’s tax basis in a PubCo Ordinary Share received upon exercise of the PubCo Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a PubCo Ordinary Share received upon exercise of the PubCo Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant and will not include the period during which the U.S. Holder held the PubCo Warrant. If a PubCo Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the PubCo Warrant.

The tax consequences of a cashless exercise of a PubCo Warrant are not clear under current tax law. Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the PubCo Ordinary Shares received would equal the holder’s basis in the PubCo Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period in the PubCo Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the PubCo Ordinary Shares would include the holding period of the PubCo Warrants exercised therefor.

It is also possible that a cashless exercise of a PubCo Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of PubCo Warrants equal to the number of PubCo Ordinary Shares having a value equal to the aggregate exercise price of the total number of PubCo Warrants to be exercised (the “surrendered warrants”). Subject to the discussion below under “— Passive Foreign Investment Company Rules,” the U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the total exercise price for the total number of warrants to be exercised and (ii) the U.S. Holder’s adjusted basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the PubCo Ordinary Shares received would equal the U.S. Holder’s tax basis in the PubCo Warrants exercised plus the exercise price of such warrants. A U.S. Holder’s holding period for the PubCo Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of PubCo Warrants. Possible Constructive Distributions The terms of each PubCo Warrant provide for an adjustment to the number of PubCo Ordinary Shares for which the PubCo Warrant may be exercised or to the exercise price of the PubCo Warrant in certain events, as discussed in the section of this proxy/registration statement captioned “Description of PubCo’s Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a PubCo Warrant would, however, be treated as receiving a constructive distribution from PubCo if, for example, the adjustment increases the holder’s proportionate interest in PubCo’s assets or earnings and profits (e.g., through an increase in the number of PubCo Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the PubCo Ordinary Shares which is taxable to the U.S. Holders of such shares as described under “— Distribution on PubCo Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from PubCo equal to the fair market value of such increased interest.

Passive Foreign Investment Company Status

The treatment of U.S. Holders of PubCo Ordinary Shares could be materially different from that described above, if PubCo is treated as a “passive foreign investment company,” or a PFIC, for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•        at least 75% of its gross income for such year is passive income (such as interest income); or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, PubCo will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which PubCo owns, directly or indirectly, 25% or more (by value) of the stock.

Under the PFIC rules, if PubCo were considered a PFIC at any time that a U.S. Holder owns PubCo Ordinary Shares, PubCo would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its PubCo Ordinary Shares at their fair market value on the last day of the last taxable year in which PubCo is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the PubCo Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless PubCo subsequently becomes a PFIC.

Based on the current and anticipated composition of the income, assets and operations of PubCo and its subsidiaries, it is not expected that PubCo, or any of its subsidiaries, will be a PFIC for U.S. federal income tax purposes for the taxable year that includes the Business Combination or for future taxable years. However, this is a factual determination that depends on, among other things, the composition of PubCo’s income and assets, and the market value of its shares and assets, including the composition of its subsidiaries’ income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. In addition, the application of the PFIC rules is subject to certain ambiguities and, moreover, proposed U.S. Treasury Regulations governing PFICs, if enacted, may further change the rules for determining PFIC status. Therefore, no assurance can be given that PubCo or a subsidiary will not be classified as a PFIC for the current taxable year or any future taxable year.

If PubCo is considered a PFIC at any time that a U.S. Holder holds PubCo Ordinary Shares, any gain recognized by the U.S. Holder on a sale or other disposition of the PubCo Ordinary Shares, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, generally would be allocated ratably over the U.S. Holder’s holding period for the PubCo Ordinary Shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before PubCo became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on PubCo Ordinary Shares exceeds 125% of the average of the annual distributions on the PubCo Ordinary Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. In addition, if PubCo is a PFIC and any of its subsidiaries is also a PFIC, a U.S. Holder may also be subject to the adverse tax consequences described above with respect to any gain or “excess distribution” realized or deemed realized in respect of such subsidiary PFIC. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment or treatment as a qualified electing fund (“QEF”)) of PubCo Ordinary Shares if PubCo is considered a PFIC. However, PubCo cannot provide any assurances that it will assist holders of PubCo Ordinary Shares in determining whether PubCo or any of its subsidiaries is a PFIC for any taxable year, and if PubCo were a PFIC, it does not expect to furnish holders of the PubCo Ordinary Shares with the tax information necessary to enable a U.S. Holder to make a QEF election. In addition, an election for mark-to-market treatment is unlikely to be available to mitigate any adverse tax consequences with respect to a subsidiary that is also a PFIC. If PubCo is considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in PubCo Ordinary Shares and the potential consequences related thereto.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with cash proceeds paid in connection with the redemption of IGTA Shares and information reporting requirements may apply to dividends paid (or deemed paid) on PubCo Securities or the proceeds received on the disposition of PubCo Securities effected within the United States (and in certain cases, outside of the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). A U.S. Holder may also be subject to backup withholding and may be required to provide a correct taxpayer identification number and certain certification that it is not subject to backup withholding in order to avoid such backup withholding. For example, a U.S. Holder may be required to provide a valid IRS Form W-9. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. For example, a non-U.S. Holder who is an individual may be required to provide a valid IRS Form W-8BEN, a non-U.S. Holder that is an entity may be required to provide a valid IRS Form W-8BEN-E, and, in the event of income treated as effectively connected to a U.S. trade or business, a non-U.S. Holder (whether an individual or an entity) may be required to provide a valid IRS Form W-8ECI. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished by such holder to the IRS in a timely manner.

SHARES ELIGIBLE FOR FUTURE SALE

According to the Memorandum and Articles of Association of PubCo, the Combined Company is authorized to issue 500,000,000 PubCo Ordinary Shares of par value of $0.0001 each. All of the PubCo Ordinary Shares issued in connection with the Redomestication Merger will be freely transferable by persons other than by PubCo’s “affiliates” without restriction under the Securities Act, subject to the restrictions detailed below. The PubCo Ordinary Shares issued in the Share Exchange will also be registered at the closing, but will be subject to the lock-up agreements described below. Sales of substantial amounts of PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo intends to apply for listing of the PubCo Ordinary Shares and PubCo Warrants on Nasdaq, but it cannot be assured that a regular trading market will develop in the PubCo Ordinary Shares or PubCo Warrants.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and PubCo’s Memorandum and Articles of Association, the fully paid-up ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual common form or in a form acceptable to the directors and the applicable securities laws in the relevant jurisdictions. The directors may decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence as the directors may require to show the right of the transferor to make the transfer. PubCo will replace lost or destroyed certificates for shares upon notice to it and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

Upon the Closing, Sellers who will own at least 5% of PubCo’s outstanding shares immediately after the Closing will execute Lock-Up Agreements with regard to the PubCo ordinary shares to be issued by PubCo to such Sellers under the Business Combination Agreement. Pursuant to the Lock-Up Agreements, Sellers will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-Up Shares, (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is one hundred eighty (180) days after the date of the Closing (subject to earlier release on the date after the Closing on which PubCo or its shareholders consummate a third-party tender offer, stock, sale, liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in holders of at least a majority of PubCo ordinary shares having the right to exchange their equity holdings in PubCo for cash, securities or other property).

An aggregate of 1,303,490 IGTA Shares held by the Initial Shareholders are subject to a lock-up until the earliest of (A) 180 days after the date of the completion of Inception Growth’s initial business combination or (B) subsequent to its initial business combination, (x) if the reported last sale price of its common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, commencing at least 150 days after the initial business combination or (y) the date on which Inception Growth completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Inception Growth’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, Inception Growth may, on or before the consummation of the Business Combination, distribute some or all of the IGTA Shares held by the Initial Stockholders and release some or all of such IGTA Shares from such lock-up restrictions in connection with applicable stock exchange listing requirements.

PubCo Options

In connection with the Business Combination, Inception Growth and AgileAlgo have agreed that PubCo shall adopt the Incentive Plan. The Incentive Plan provides for the issuance of up to 15% of the total outstanding issued PubCo Ordinary Shares immediately upon Closing. See “PubCo’s Directors and Executive Officers after the Business Combination — Share Incentive Plan.”

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

PubCo is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that PubCo sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by PubCo’s affiliates. Generally, subject to certain limitations, holders of PubCo’s restricted shares who are not affiliates of PubCo or who are affiliates of PubCo by virtue of their status as an officer or director of PubCo may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of PubCo restricted shares by an officer or director who is an affiliate of PubCo solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of PubCo restricted shares who will be an affiliate of PubCo other than by virtue of his or her status as an officer or director of PubCo.

PubCo is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of PubCo Ordinary Shares that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued and registered in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of PubCo and has beneficially owned PubCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about PubCo. Persons who are affiliates of PubCo and have beneficially owned PubCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal 202,469 equity shares (assuming redemption by holders of 279,990 IGTA Shares); or

•        the average weekly trading volume of PubCo Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of PubCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about PubCo.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of PubCo’s employees, consultants or advisors who purchases equity shares from PubCo in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

At the closing of the Business Combination, PubCo will enter into the A&R Registration Rights Agreement with certain existing Inception Growth’s stockholders and with the AgileAlgo Shareholders with respect to certain shares, units, private units (and the private shares, private warrants and private rights included therein) to the extent they own at the closing. The A&R Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the A&R Registration Rights Agreement.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which was filed as Exhibit 10.5 to Inception Growth’s Current Report on Form 8-K, filed with the SEC on December 13, 2022, and is incorporated herein by reference.

DESCRIPTION OF PUBCO’S SECURITIES

A summary of the material provisions governing PubCo’s ordinary shares and warrants is described below. This summary is not complete and should be read together with PubCo’s amended and restated Memorandum and Articles of Association of PubCo (together, the “PubCo Charter”) and PubCo’s Warrant Agreement, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. You are urged to read the PubCo Charter and the Warrant Agreement for a complete description of the rights and preferences of our securityholders.

PubCo is a BVI business company limited by shares and incorporated in the BVI and its affairs are governed by its memorandum and articles of association, as amended and restated from time to time, the BVI Business Companies Act 2004, as amended (the “BVI Companies Act”), and the common law of the BVI.

Under the existing amended and restated memorandum and articles of incorporation of PubCo, which we refer to as the Existing PubCo Charter, PubCo currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. PubCo is currently authorized to issue 100 shares with a par value of $0.0001 each under the Existing PubCo Charter.

PubCo Ordinary Shares

The following includes a summary of the terms of PubCo Ordinary Shares, based on the PubCo Charter and BVI law. Immediately prior to the consummation of the Business Combination, PubCo shall amend and restate its Existing PubCo Charter with the PubCo Charter. According to the PubCo Charter, PubCo is authorized to issue 500,000,000 ordinary shares of a par value of $0.0001 each.

General.    According to the PubCo Charter, PubCo is authorized to issue 500,000,000 ordinary shares of a par value of $0.0001 each, consisting of (a) 450,000,000 Ordinary Shares and (b) 50,000,000 preference shares. All of the PubCo Ordinary Shares are fully paid and non-assessable. Certificates representing the PubCo Ordinary Shares do not need to be issued as a matter of BVI law and will not be issued. PubCo may not issue shares to bearer. PubCo’s shareholders who are non-residents of the BVI may freely hold and transfer their PubCo Ordinary Shares. The PubCo Ordinary Shares at Closing are expected to be listed on Nasdaq under the symbol “PRGY”.

Voting Rights.    The holders of PubCo Ordinary Shares are entitled to one vote per share on all matters to be voted on by shareholders. The PubCo Charter does not provide for cumulative voting with respect to the election of directors.

Transfer.    All PubCo Ordinary Shares will be issued in registered form and may be freely transferred under the PubCo Charter, unless any such transfer is restricted or prohibited by another instrument, Nasdaq rules or applicable securities laws.

Under the BVI Companies Act, shares that are listed on a “recognized exchange” (as that term is defined in the BVI Companies Act) may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the “recognized exchange” and subject to the PubCo Charter.

Among other things, certain of the shareholders of the Company, pursuant to lock-up agreements entered into in connection with the Business Combination (the “Lock-Up Agreements”) and subject to the exceptions therein, may not transfer their Ordinary Shares until April 22, 2023, 180 days following the consummation of the Business Combination. Additionally, any Securities received in the Business Combination by persons who are or become affiliates of the Company for purposes of Rule 144 under the Securities Act may be resold only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act, including pursuant to this prospectus. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of the Company, as well as its significant shareholders.

Dividends.    The holders of PubCo Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to the PubCo Charter and the BVI Business Companies Act of the PubCo Charter provides that PubCo may authorize a dividend if the directors are satisfied, on reasonable grounds, that PubCo will satisfy the “solvency test” as set out in the BVI Business Companies Act, meaning that, immediately after the payment of the dividend, the value of PubCo’s assets exceeds its liabilities, and PubCo is able to pay its debts as they fall due.

Redemption Rights.    The BVI Companies Act and the PubCo Charter permit PubCo to purchase its own shares with the prior written consent of the relevant members, or shareholders, oubject such terms and in such manner as may be determined by its board of directors and in accordance with the BVI Companies Act and the PubCo Charter.

Issuance of Additional Shares.    The PubCo Charter authorize the Board to issue additional shares of PubCo from time to time as the Board shall determine, subject to the BVI Companies Act and the provisions, if any, in the PubCo Charter (and to any direction that may be given by PubCo in a meeting of its shareholders) and, where applicable, the rules and regulations of any applicable exchange, the SEC and/or any other competent regulatory authority and without prejudice to any rights attached to any existing shares.

However, under British Virgin Islands law, PubCo’s directors may only exercise the rights and powers granted to them under the PubCo Charter for a proper purpose and for what they believe in good faith to be in the best interests of PubCo.

Shareholders’ Meetings.    Under the PubCo Charter, PubCo may, but (unless required by any applicable law, rule or regulation) is not obligated to, hold an annual meeting each year. The chairman of the board of directors of Pubco (the “Board”), if in office (or in the absence of the chairman of the Board, the CEO, or a director, as specified in the PubCo Charter), may call an annual meeting or any meeting upon not less than seven days’ notice unless such notice is waived in accordance with the PubCo Charter. A meeting notice must specify the place, day and hour of the meeting and the general nature of the business to be conducted at such meeting. At any meeting of PubCo’s shareholders, one-third of the voting power of the Pubco Ordinary Shares entitled to vote at such meeting shall constitute a quorum. Subject to the requirements of the BVI Companies Act, only those matters set forth in the notice of the meeting or (solely in the case of a meeting convened upon a Shareholder Meeting Request (as defined below)) properly requested in connection with a Shareholder Meeting Request may be considered or acted upon at a meeting of the PubCo shareholders.

Under the PubCo Charter, shareholders of Pubco have the right to submit a requisition (a “Shareholder Meeting Request”) requiring the Board to convene a meeting, as more particularly described below. Only those matters set forth in the notice of the meeting or properly the subject of a Shareholder Meeting Request may be considered or acted upon at such a meeting.

To properly requisition a shareholder meeting pursuant to a Special Meeting Request, (a) the request of shareholders representing not less than 30% of the voting power represented by all issued and outstanding shares of PubCo in respect of the matter for which such meeting is requested must be deposited at the registered office of PubCo and (b) the requisitioning shareholders must comply with certain information requirements specified in the PubCo Charter.

In connection with any meeting of shareholders of PubCo, the right of a shareholder to bring other business or to nominate a candidate for election to the Board must be exercised in compliance with the requirements of the PubCo Charter. Among other things, notice of such other business or nomination must be received at the registered office of PubCo not later than the close of business on the date that is 90 days before, and not earlier than the close of business on the date that is 120 days before, the one-year anniversary of the preceding year’s annual meeting, subject to certain exceptions.

A resolution of shareholders is passed at a meeting of shareholders where unless otherwise specified in the Articles, approved by a Resolutions of Members at a general meeting. A Resolution of Members means the affirmative vote of a majority of the votes of the PubCo shares entitled to vote thereon which were present at the meeting (or where proxies are allowed, by proxy) and were voted (and absent shareholders, shareholders who are present but do not vote, blanks and abstentions are not counted). A Resolution of Members may also mean a resolution consented to in writing by a majority of PubCo shares entitled to vote thereon, held by written consent and without a meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each shareholder is entitled by the PubCo Charter.

Liquidation.    On a liquidation of PubCo, the holders of PubCo Ordinary Shares will be entitled to share ratably in the distribution of all of PubCo’s assets remaining available for distribution after satisfaction of all of its liabilities.

Inspection of Books and Records.    Holders of PubCo Ordinary Shares have no general right under BVI law to inspect or obtain copies of PubCo’s corporate records (other than the memorandum and articles of association and any resolutions passed by such companies, and the register of members and directors of such companies). However, PubCo will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares.    The PubCo Charter authorizes PubCo’s Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

PubCo’s Amended and Restated Memorandum and Articles of Association also authorizes the PubCo board of directors to establish and designate from time to time classes of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

The PubCo board of directors may issue preference shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares. It should be noted that the rights attaching to any preference shares may rank in priority to those attached to PubCo Ordinary Shares. PubCo has no preference shares issued and outstanding at the date of this prospectus. Any amendment to the PubCo Charter by the Board in order to assign rights to any preference shares and the issuance of such preference shares would be subject to applicable directors’ duties.

Anti-Takeover Provisions.    Some provisions of the PubCo Charter may discourage, delay or prevent a change of control of PubCo or management that shareholders may consider favorable, including provisions that authorize the Board to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by PubCo’s shareholders. In addition, the PubCo Charter provides for limitation of liability of, and the indemnification of and advancement of expenses to, members of the Board and other specified persons. The PubCo Charter also contains advance notice procedures with which shareholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or other meetings and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise from attempting to obtain control of PubCo.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one PubCo Ordinary Share at a price of $11.50 per full share, subject to adjustment as discussed below, at any time after the Closing of the Business Combination. A Public Warrant holder may exercise its Public Warrants only for a whole number of PubCo Ordinary Shares. This means that only a whole warrant may be exercised at any given time by a Public Warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of Public Warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of Public Warrants. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

No Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of PubCo Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such PubCo Ordinary Share. We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement covering the PubCo Ordinary Shares issuable upon exercise of the Public Warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following the closing of our Business

Combination and to maintain a current prospectus relating to those PubCo Ordinary Shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the PubCo Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If the Section 3(a)(9) exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event that holders are able to exercise their warrants on a “cashless basis,” each holder would pay the exercise price by surrendering the warrants for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the exercise price. The “fair market value” shall mean the average last reported sale price of the PubCo Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) Inception Growth issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the Closing of the Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by Inception Growth’s board of directors, and in the case of any such issuance to Inception Growth’s initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate the Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price. See the section titled “Risk Factors — Risks Related to Inception Growth and the Business Combination — The exercise price of the PubCo Warrants is subject to potential adjustment in the event Inception Growth issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a business combination at an issue price or effective issue price of less than $9.20 per share. If shares of common stock are sold in a PIPE investment at a price less than $9.20 per share, the exercise price of the PubCo Warrants may be adjusted.”

Once the Public Warrants become exercisable, we may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period;

•        if, and only if, the last reported sale price of PubCo Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the issuance of the PubCo Ordinary Shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each Public Warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the PubCo Ordinary Shares may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 warrant exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our Public Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of PubCo Ordinary Shares issuable upon the exercise of the Public Warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the exercise price. The “fair market value” shall mean the average last reported sale price of the PubCo Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. For example, if a holder held 150 warrants to purchase 150 shares and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. Whether we will exercise our option to require all holders to exercise their Public Warrants on a “cashless basis” will depend on a variety of factors including the price of the PubCo Ordinary Shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants (including the private placement warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of PubCo Ordinary Shares issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of PubCo Ordinary Shares at a price below their respective exercise prices.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of PubCo Ordinary Shares and any voting rights until they exercise their warrants and receive PubCo Ordinary Share. After the issuance of PubCo Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Public Warrants will be exercisable and we will not be obligated to issue PubCo Ordinary Shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the PubCo Ordinary Shares issuable upon exercise of the warrants is current and the PubCo Ordinary Shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Public Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the PubCo Ordinary Shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the PubCo Ordinary Shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the PubCo Ordinary Shares issuable upon the exercise of the warrants is not current or if the PubCo Ordinary Shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the Public Warrants may have no value, the market for the Public Warrants may be limited and the Public Warrants may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See the section titled “Risk Factors — Risks Related to Inception Growth and the Business Combination — Inception Growth’s warrant agreement and rights agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of IGTA Warrants or IGTA Rights, which could limit the ability of warrant or rights holders to obtain a favorable judicial forum for disputes with Inception Growth.”

Private Warrants

Simultaneously with the closing of the IPO, Inception Growth consummated the Private Placement with the Sponsor of 4,721,250 Private Warrants. The Private Warrants have terms and provisions that are identical to those of the Public Warrants, except that the Private Warrants will be non-redeemable and the PubCo Ordinary Shares issuable upon exercise thereof are entitled to registration rights pursuant to the A&R Registration Rights Agreement, in each case so long as they continue to be held by the Sponsor or their permitted transferees. Additionally, our Sponsor has agreed not to transfer, assign, or sell any of the Private Warrants or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days after the Closing of the Business Combination. The Private Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering. Because the Private Warrants were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the Private Warrants for cash even if a registration statement covering the PubCo Ordinary Shares issuable upon exercise of such warrants is not effective and receive unregistered PubCo Ordinary Shares.

Our Transfer Agent and Warrant Agent

The transfer agent for our PubCo Ordinary Shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

COMPARISON OF SHAREHOLDERS’ RIGHTS

In connection with the Business Combination, holders of IGTA Shares will become shareholders of PubCo and their rights will be governed by the British Virgin Islands law and the PubCo Charter. Currently, the rights of Inception Growth stockholders are governed by the laws of the State of Delaware and the Current Charter.

This section describes the material differences between the rights of Inception Growth stockholders and the proposed rights of PubCo’s shareholders. This summary is not complete and does not cover all of the differences between Inception Growth’s and PubCo’s organizational documents. The summary is therefore subject to the complete text of the relevant provisions of the British Virgin Islands laws and Inception Growth’s and PubCo’s organizational documents, including the PubCo Charter. For information on Current Charter see the section titled, “Where You Can Find Additional Information” in this proxy statement/prospectus. For a summary of the PubCo Charter, see the section titled “Description of PubCo’s Securities” in this proxy statement/prospectus and see the full text of the PubCo Charter which is attached to this proxy statement/prospectus as Annex B.

INCEPTION GROWTH	PubCo
Shareholder Meetings

•   Held wholly or partially by means of remote communication or at any place, within or without the State of Delaware, and may be called by a majority vote of the Board of Directors, or by the Chief Executive Officer, or by the Chairman. Following consummation of the Business Combination, annual general meeting shall be held annually at such date and time as may be determined by our directors.

• Held at a time and place as designated in the PubCo Charter. The PubCo Charter provide that our board may designate such time and place.
• May be held within or outside the State of Delaware	• May be held within or outside the British Virgin Islands

•   Notice:

•   shall be delivered, either personally, or by telegram, facsimile or cable or other electronic means, by or at the direction of the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting;

•   not less than ten nor more than sixty days before the date of the meeting

•   Notice:

•   A copy of the notice of any meeting shall be given personally or sent by mail or electronic mail as designated in the PubCo Amended and Restated Articles of Association.

•   Notice of not less than 7 clear days before the meeting

Shareholders’ Voting Rights

•   Whenever the stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a written consent or electronic transmission, setting forth the action so taken, shall be signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting called for such purpose.

•   The PubCo Charter provides shareholders may take any action requiring an ordinary or special resolution passed at a meeting of shareholders without a meeting if their consent to such ordinary or special resolution is in writing and is signed by a majority of shareholders entitled to vote on such resolution, in accordance with the procedure in the PubCo Charter.

•   A shareholder may vote either in person, by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, or by an electronic ballot from which it can be determined that the ballot was authorized by a stockholder or proxyholder. The term, validity and enforceability of any proxy shall be determined in accordance with the General Corporation Law of the State of Delaware.

•   Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the PubCo Amended and Restated Articles of Association. The PubCo Charter permit such proxies.

INCEPTION GROWTH	PubCo

•   The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

•   Quorum is as designated in the PubCo Charter. Quorum in the PubCo Charter is one or more shareholders representing not less than one-third of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.

•   Holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of other series of Common Stock if the holders of such affected series of Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or the DGCL.

•   The PubCo Charter provides that the rights attached to any class of shares may be varied by a Resolution of Members, provided that only the holders of the relevant class of Shares shall be entitled to vote thereon, unless otherwise provided by the terms of issue of such class.

Directors

•   Our Certificate of Incorporation provides that the Board of Directors shall consist of one or more members. The number of directors shall be fixed initially by the Incorporator and may thereafter be changed from time to time by resolution of the Board of Directors or of the shareholders.

•   The PubCo Charter provides that there shall be a Board consisting of not less than one person provided however that the PubCo may by ordinary resolution increase or reduce the limits in the number of its Directors.

• the Current Charter does not provide for maximum number of directors, and does not have specified procedures regarding nominations for director	• The PubCo Charter provides that unless fixed by ordinary resolution, the maximum number of Directors shall be unlimited.

•   If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the PubCo Amended and Restated Articles of Association, it can do so provided that it complies with the procedure set out in the PubCo Charter. The PubCo Charters permit the board of directors of the PubCo to appoint additional directors.

•   For nominations of candidates for appointment as director (“Director Nominations”), the Director Nomination must be (i) specified in the notice of the shareholder meeting (or any supplement thereto) given by or at the direction of the directors by resolution of directors, (ii) brought before the shareholder meeting by the person presiding over the meeting or (iii) otherwise properly requested to be brought before the meeting by a shareholder of PubCo or by the requisitioning shareholders, as applicable.

INCEPTION GROWTH	PubCo
Fiduciary Duties

Under Delaware law, the standards of conduct for directors have developed through Delaware court case law. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty requires directors to refrain from self-dealing and the duty of care requires directors in managing the corporate affairs to use that level of care which ordinarily careful and prudent persons would use in similar circumstances. When directors act consistently with their duties of loyalty and care, their decisions generally are presumed to be valid under the business judgment rule.

•   The directors of PubCo will have the duty: (i) to act honestly and in good faith in what the directors believe to be in the best interests of PubCo; and (ii) to exercise their powers as a director for a proper purpose and not act, or agree to PubCo acting, in a manner that contravenes the BVI Business Companies Act 2004 (as amended0 or PubCo’s Charter.

•   When exercising powers or performing duties as a director, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation: (a) the nature of the company; (b) the nature of the decision; and (c) the position of the director and the nature of the responsibilities undertaken by him.

Shareholders’ Derivative Actions

A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum). Under the DGCL, any of Inception Growth’s stockholders may bring an action in Inception Growth’s name to procure a judgment in Inception Growth’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of IGTA Shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

•   Under BVI law the proper claimant in an action is respect of an alleged wrong to the company is ordinarily the company itself and not a shareholder. The BVI Business Companies Act 2004 (as amended) provides that the BVI court may, on the application of a shareholder of a company, grant leave to that shareholder to: (i) bring proceedings in the name and on behalf of that company; or (ii) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company.

•   In determining whether to grant leave, the Court must take the following matters into account: (i) whether the shareholder is acting in good faith; (ii) whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters; (iii) whether the proceedings are likely to succeed; (iv) the costs of the proceedings in relation to the relief likely to be obtained; and (v) whether an alternative remedy to the derivative claim is available.

Leave to a shareholder to bring or intervene in proceedings may be granted only if the Court is satisfied that: (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be; or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

ENFORCEABILITY OF CIVIL LIABILITIES

British Virgin Islands

PubCo was incorporated in the BVI in order to enjoy the following benefits:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to, the following:

•        the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        BVI companies may not have standing to sue before the federal courts of the United States.

PubCo’s memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between PubCo, PubCo’s officers, directors and shareholders, be arbitrated.

Substantially all of PubCo’s operations are conducted outside the United States, and all of PubCo’s assets are located outside the United States. A majority of PubCo’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against PubCo or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

PubCo will appoint Puglisi & Associates as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Combination.

Ogier, PubCo’s counsel as to BVI law, has advised PubCo that there is uncertainty as to whether the courts of the BVI would:

•        recognize or enforce judgments of United States courts obtained against PubCo or PubCo’s directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against PubCo or PubCo’s directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed PubCo that it is uncertain whether the courts of the BVI will allow shareholders of PubCo to originate actions in the BVI based upon securities laws of the United States. In addition, there is uncertainty with regard to BVI law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI company, such as PubCo. As the courts of the BVI have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the BVI. Ogier has further informed PubCo that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), any final and conclusive monetary judgment for a definite sum obtained against PubCo in U.S. federal or state courts would be treated by the BVI courts as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•        the U.S. court issuing the judgment had jurisdiction in the matter and PubCo either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•        the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of PubCo;

•        in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•        no new admissible evidence relevant to the action was submitted prior to the rendering of the judgment by the BVI courts;

•        recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and the proceedings pursuant to which judgment was obtained were not contrary to natural justice; and

•        the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

LEGAL MATTERS

The validity of the PubCo Ordinary Shares and the PubCo Warrants to acquire PubCo Ordinary Shares will be passed upon by Ogier, British Virgin Islands counsel to PubCo, and Loeb & Loeb LLP, PubCo’s U.S. Counsel respectively.

EXPERTS

The financial statements of AgileAlgo as of and for each of the years ended September 30, 2024 and 2023 included in this proxy statement/prospectus have been audited by PKF Littlejohn LLP, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of IGTA Merger Sub Limited as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and for the period September 11, 2023 (inception) through December 31, 2023 included in this proxy statement/prospectus have been audited by Adeptus Partners, LLC, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Inception Growth for the years ended December 31, 2024 and 2023 included in this proxy statement/prospectus have been audited by Adeptus Partners, LLC, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Inception Growth for the period from March 4, 2021 (inception) through December 31, 2021 were previously audited by Friedman LLP (“Friedman”), independent registered public accounting firm. The financial statements of Inception Growth for the year ended December 31, 2022 were previously audited by Marcum LLP (“Marcum”), independent registered public accounting firm.

Based on information provided by Friedman, effective September 1, 2022, Friedman combined with Marcum and continued to operate as an independent registered public accounting firm. Friedman continued to serve as Inception Growth’s independent registered public accounting firm through October 13, 2022. On October 13, 2022, the Audit Committee of the Board of Directors of Inception Growth (the “Audit Committee”) dismissed Friedman and engaged Marcum to serve as the independent registered public accounting firm of Inception Growth for the year ended December 31, 2022, effective immediately.

Friedman’s report on Inception Growth’s financial statements for the period from March 4, 2021 (date of inception) through December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from March 4, 2021 (date of inception) through December 31, 2021, and the subsequent interim period through October 13, 2022, there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to the subject matter of the disagreements in connection with its reports on Inception Growth’s financial statements for such period. Also during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K. Inception Growth provided Friedman with a copy of the above disclosures and requested that Friedman furnish Inception Growth with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Friedman’s letter dated October 17, 2022 is attached as Exhibit 16.1 to the registration statement on Form S-4 of which this proxy statement/prospectus forms a part.

On December 1, 2023, the Audit Committee dismissed Marcum and engaged Adeptus Partners, LLC (“Adeptus”) to serve as the independent registered public accounting firm of Inception Growth for the fiscal year ended December 31, 2023, effective immediately. The services previously provided by Marcum are now be provided by Adeptus. Marcum’s report on Inception Growth’s financial statements for the fiscal year ended December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of Inception Growth for the fiscal year ended December 31, 2022 contained an uncertainty about Inception Growth’s ability to continue as a going concern. During the fiscal year ended December 31, 2022, and the subsequent interim period through December 1, 2023, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on Inception Growth’s financial statements for such period. Also, during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K. Inception Growth has provided Marcum with a copy of the above disclosures and requested that Marcum furnish Inception Growth with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Marcum’s letter dated December 6, 2023 is attached as Exhibit 16.2 to the registration statement on Form S-4 of which this proxy statement/prospectus forms a part.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Management of Inception Growth knows of no other matters which may be brought before the Special Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Special Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Inception Growth and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Inception Growth’s proxy statement/prospectus. Upon written or oral request, Inception Growth will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Inception Growth deliver single copies of such documents in the future. Stockholders may notify Inception Growth of their requests by calling or writing Inception Growth at its principal executive offices at 875 Washington Street, New York, NY, 10014.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Inception Growth is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC.

Neither Inception Growth, PubCo nor AgileAlgo has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to Inception Growth stockholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

INDEX TO FINANCIAL STATEMENTS

INCEPTION GROWTH ACQUISITION LIMITED
INDEX TO AUDITED FINANCIAL STATEMENTS

IGTA MERGER SUB LIMITED
INDEX TO AUDITED FINANCIAL STATEMENTS

AGILEALGO HOLDINGS LTD.

FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2024 AND 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Inception Growth Acquisition Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Inception Growth Acquisition Limited as of December 31, 2024 and 2023, and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a significant working capital deficiency, accumulated deficit and needs to raise additional funds to meet its obligations and sustain operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

Adeptus Partners, LLC

PCAOB: 3686

Ocean, NJ
March 26, 2025

INCEPTION GROWTH ACQUISITION LIMITED
CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$4,295	$60,440
Total current assets	4,295	60,440

Cash and investments held in trust account	3,605,750	32,055,202
TOTAL ASSETS	$3,610,045	$32,115,642

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued liabilities	$1,810,214	$1,278,332
Income tax payable	275,267	391,545
Note payable – related party	1,540,000	90,000
Amount due to a related party	503,946	286,007
Total current liabilities	4,129,427	2,045,884

Deferred underwriting compensation	2,250,000	2,250,000
TOTAL LIABILITIES	6,379,427	4,295,884

Commitments and contingencies (Note 8)	—	—

Temporary equity:
Common stock, subject to possible redemption: 279,990 and 2,950,891 shares (at redemption value of $12.88 and $10.86 per share, respectively)	3,605,750	32,055,202

Shareholders’ deficit:
Common stock, $0.0001 par value; 26,000,000 shares authorized; 2,637,500 shares issued and outstanding (excluding 279,990 and 2,950,891 shares, subject to possible redemption, respectively)	264	264
Accumulated deficit	(6,375,396)	(4,235,708)
Total shareholders’ deficit	(6,375,132)	(4,235,444)
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	$3,610,045	$32,115,642

See accompanying notes to consolidated financial statements.

INCEPTION GROWTH ACQUISITION LIMITED
CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31, 2024	Year ended December 31, 2023
Formation, general and administrative expense	$(1,008,441)	$(1,553,121)
Non-redemption agreement expenses	—	(452,026)
Loss from operations	(1,008,441)	(2,005,147)

Other income:
Dividend income	1,154,401	2,737,549
Total other income	1,154,401	2,737,549

Income before income taxes	145,960	732,402
Income tax expense	(15,897)	(92,315)
NET INCOME	$130,063	$640,087

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	1,943,533	5,158,683
Basic and diluted net income per share, common stock subject to possible redemption	$0.06	$0.25
Basic and diluted weighted average shares outstanding, common stock not subject to possible redemption	2,637,500	2,637,500
Basic and diluted net loss per share, common stock not subject to possible redemption	$(0.22)	$(0.25)

See accompanying notes to consolidated financial statements.

INCEPTION GROWTH ACQUISITION LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Year ended December 31, 2024
	Common stock		Accumulated deficit	Total shareholders’ deficit
	No. of shares	Amount
Balance as of January 1, 2024	2,637,500	$264	$(4,235,708)	$(4,235,444)
Excise tax payable attributable to redemption of common stock	—	—	(304,151)	(304,151)
Accretion of carrying value to redemption value	—	—	(1,965,600)	(1,965,600)
Net income	—	—	130,063	130,063
Balance as of December 31, 2024	2,637,500	$264	$(6,375,396)	$(6,375,132)
	Year ended December 31, 2023
	Common stock		Accumulated deficit	Total shareholders’ deficit
	No. of shares	Amount
Balance as of January 1, 2023	2,637,500	$264	$(2,007,666)	$(2,007,402)
Contribution – non-redemption agreement	—	—	452,026	452,026
Accretion of carrying value to redemption value	—	—	(2,554,640)	(2,554,640)
Excise tax payable attributable to redemption of common stock	—	—	(765,515)	(765,515)
Net income	—	—	640,087	640,087
Balance as of December 31, 2023	2,637,500	$264	$(4,235,708)	$(4,235,444)

See accompanying notes to consolidated financial statements.

INCEPTION GROWTH ACQUISITION LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2024	Year ended December 31, 2023
Cash flows from operating activities
Net income	$130,063	640,087
Adjustments to reconcile net income to net cash used in operating activities
Interest income and dividend income earned in cash and investments held in Trust Account	(1,154,401)	(2,737,549)
Non-redemption agreement expense	—	452,026
Changes in operating assets and liabilities:
Prepaid expenses	—	161,905
Accrued liabilities	227,731	393,412
Income tax payable	(116,278)	92,315
Net cash used in operating activities	(912,885)	(997,804)

Cash flows from investing activities
Cash withdrawn from Trust Account in connection to redemption	30,415,052	76,551,424
Cash withdrawn from Trust Account	—	583,260
Extension payments deposited in Trust Account	(811,199)	(400,000)
Net cash provided by investing activities	29,603,853	76,734,684

Cash flows from financing activities
Redemption of common stock	(30,415,052)	(76,551,424)
Proceeds from promissory note – related party	1,450,000	90,000
Advance from a related party	217,939	104,172
Net cash used in financing activities	(28,747,113)	(76,357,252)

NET CHANGE IN CASH	(56,145)	(620,372)
Cash, beginning of year	60,440	680,812
Cash, end of year	$4,295	$60,440

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Accretion of carrying value to redemption value	$(1,965,600)	$(2,554,640)
Excise tax payable attributable to redemption of common stock	$304,151	$765,515

See accompanying notes to consolidated financial statements.

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Inception Growth Acquisition Limited (the “Company”) is a blank check company incorporated on March 4, 2021, under the laws of the State of Delaware for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that have a connection to the Asian market and shall not undertake an initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company has selected December 31 as its fiscal year end.

At December 31, 2024, the Company had not yet commenced any operations. All activities through December 31, 2024 relate to the Company’s formation and the initial public offering (the “Initial Public Offering”) and the evaluation of Business Combination candidates. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

Financing

The registration statement for the Company’s Initial Public Offering became effective on December 8, 2021. On December 13, 2021, the Company consummated the Initial Public Offering of 10,350,000 ordinary units (the “Public Units”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 1,350,000 Public Units, at $10.00 per Public Unit, generating gross proceeds of $103,500,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,721,250 Warrants (the “Private Warrants”) at a price of $1.00 per warrant in a private placement to Soul Venture Partners LLC (the “Sponsor”), generating gross proceeds of $4,721,250, which is described in Note 5.

Transaction costs amounted to $4,495,197, consisting of $1,811,250 of underwriting fees, $2,250,000 of deferred underwriting fees and $433,947 of other offering costs.

Trust Account

Following the closing of the Initial Public Offering and exercise of the over-allotment option on December 13, 2021, the aggregate amount of $104,535,000 ($10.10 per Public Unit) held in Trust Account will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with an Initial Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($12.88 per Public Share) in the event that the Sponsor elects to extend the period of time to consummate a Business Combination (see below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 8). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The common stock will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).

The Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “stockholders”) and the underwriters will agree (a) to vote their Founder Shares, the common stock included in the Private Units and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

On March 3, 2023, the Company and Sponsor entered into non-redemption agreements (“Non-Redemption Agreement”) with unaffiliated third parties in exchange for such third party agreeing not to redeem an aggregate of 400,000 shares of the Company’s common stock sold in its Initial Public Offering (“Non-Redeemed Shares”) in connection with the annual meeting of the stockholders called by the Company and held on March 13, 2023 (the “Meeting”) to consider and approve, among other things, an amendment to the Company’s investment management trust agreement dated December 8, 2021, (the “Trust Amendment Proposal”) to extend the time for the Company to complete its initial business combination for a period of six months without having to make any payment to the Trust Account established in connection with the Company’s Initial Public Offering. In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to transfer to such third party an aggregate of up to 120,000 shares of the Founder Shares held by the Sponsor following the Meeting if they continue to hold such Non-Redeemed Shares through the Meeting. The Company has waived the transfer restrictions set forth in the Letter Agreement dated December 8, 2021, between the Company and Sponsor (the “Letter Agreement”), regarding the transfers of the shares contemplated by the Non-Redemption Agreement. Pursuant to the Underwriting Agreement, dated as of December 8, 2021, by and between the Company and EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”). EF Hutton has consented in writing to waive the transfer restrictions set forth in Sections 15 and 18 of the Letter Agreement in connection to the transfers of the shares contemplated by the Non-Redemption Agreements.

On March 6, 2023, the Company and the Sponsor entered into Non-Redemption Agreement with certain unaffiliated third parties in exchange for such third parties agreeing not to redeem an aggregate of 2,100,000 shares of the Common Stock sold in its Initial Public Offering (“Non-Redeemed Shares”) in connection with the annual meeting of the stockholders called by the Company and held on March 13, 2023 (the “Meeting”) to consider and approve, among other things, an amendment to the Company’s investment management trust agreement dated December 8, 2021, (the “Trust Amendment Proposal”) to extend the time for the Company to complete its initial business combination for a period of six months without having to make any payment to the Trust Account established in connection with the Company’s Initial Public Offering. In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to transfer to such third party an aggregate of up to 630,000 shares of the Founder Shares held by the Sponsor following the Meeting if they continue to hold such Non-Redeemed Shares through the Meeting.

On March 7, 2023, the Company and the Sponsor entered into additional Non-Redemption Agreements with certain unaffiliated third parties in exchange for such parties agreeing not to redeem an aggregate of 625,000 shares of the common stock sold in its Initial Public Offerings (“Non-Redeemed Shares in connection with the Meeting to consider and approve, among other things, the Trust Amendment Proposal to extend the time for the Company to complete its initial business combination for a period of six months without having to make any payment to the Trust Account established in connection with the Company’s Initial Public Offering.”). In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to transfer to such third party an aggregate of up to 187,500 shares of the Founder Shares held by the Sponsor following the Meeting if they continue to hold such Non-Redeemed Shares through the Meeting.

On March 8, 2023, the Company and the Sponsor entered into Non-Redemption Agreement with certain unaffiliated third parties in exchange for such third parties agreeing not to redeem an aggregate of 1,200,000 shares of the Common Stock sold in its Initial Public Offering (“Non-Redeemed Shares”) in connection with the annual meeting of the stockholders called by the Company and held on March 13, 2023 (the “Meeting”) to consider and approve, among other things, an amendment to the Company’s investment management trust agreement dated December 8, 2021, (the “Trust Amendment Proposal”) to extend the time for the Company to complete its initial business combination for a period of six months without having to make any payment to the Trust Account established in connection with the Company’s Initial Public Offering. In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to transfer to such third party an aggregate of up to 360,000 shares of the Founder Shares held by the Sponsor following the Meeting if they continue to hold such Non-Redeemed Shares through the Meeting.

On March 13, 2023, in connection with the stockholders vote at the Annual Meeting, 5,873,364 shares were redeemed by certain shareholders at a price of approximately $10.29 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $60,411,251. The amount was paid on April 4, 2023.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

On March 13, 2023, the Company entered into an amendment to the investment management trust agreement with Continental Stock Transfer & Trust Company, allowing to extend the time available for us to consummate an initial business combination for an additional six (6) months from March 13, 2023 to September 13, 2023 without having to make any extension payment. On March 13, 2023, the Company decided to extend the available time to complete a business combination for an additional six (6) months from March 13, 2023 to September 13, 2023. Public stockholders were not offered the opportunity to vote on or redeem their shares in connection with any such extension.

On June 12, 2023, the Company entered into a binding letter of intent (“LOI”) for a business combination with AgileAlgo Pte Ltd. (“AgileAlgo”). AgileAlgo is a maker of enterprise-grade natural language code generator for machine-learning and data management platforms. Porche Capital Ltd is acting as AgileAlgo’s business advisor in the proposed business combination. Under the terms of the LOI, the Company and AgileAlgo would become a combined entity, with AgileAlgo’s existing equity holders rolling 100% of their equity into the combined public company.

On June 13, 2023, 1,271,510 shares of common stock were transferred by the Sponsor in connection with the Non-Redemption Agreements. The Company performed a valuation of the shares of common stock the Sponsor agreed to transfer to the non-redeeming third parties and determined the shares had a value of $452,026. This amount is presented as non-redemption agreement expense in the statements of income.

On September 8, 2023, the Company filed an amended and restated memorandum and articles of association (the “Charter Amendment”), giving the Company the right to extend the date by which it has to complete a business combination up to June 13, 2024.

On September 8, 2023, the Company entered into an amendment to the investment management trust agreement with Continental Stock Transfer & Trust Company, allowing to extend the time available for us to consummate an initial business combination for an additional nine (9) months from September 13, 2023 to June 13, 2024 by depositing into the Trust Account the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of common stock issued in the IPO.

On each of September 8, 2023, October 8, 2023, November 1, 2023, November 29, 2023, January 4, 2024, February 5, 2024, February 27, 2024, April 3, 2024 and May 6, 2024 the Company deposited $100,000 into the Trust Account in order to extend the amount of time it has available to complete a business combination until June 13, 2024.

On September 8, 2023, in connection with the stockholders vote at the Annual Meeting, 1,525,745 shares were redeemed by certain shareholders at a price of approximately $10.58 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $16,140,173. The amount was fully settled on October 3, 2023.

On September 12, 2023, the Company entered into that certain business combination agreement (“Business Combination Agreement”) with IGTA Merger Sub Limited (“Purchaser”), AgileAlgo Holdings Limited, a British Virgin Islands business company (“AgileAlgo Holdings”), and certain shareholders of AgileAlgo (the “Signing Sellers”), and which agreement may also be thereafter executed by each of the other shareholders of AgileAlgo Holdings (together with the Signing Sellers, the “Sellers”) in one or more joinder agreements, (collectively, the “Joinder Agreements”) (such agreement together with the Joinder Agreements, as it may be amended from time to time, the “Business Combination Agreement”), which provides for a business combination between the Company and AgileAlgo Holdings (the “Business Combination”). Pursuant to the Business Combination Agreement, the Business Combination will be effected in two steps: (i) first the Company will merge with and into Purchaser, with Purchaser remaining as the surviving publicly traded entity and a British Virgin Islands business company (the “Redomestication Merger”); and (ii) immediately after the Redomestication Merger, the Sellers will exchange their ordinary shares of AgileAlgo Holdings for ordinary shares of Purchaser. Upon the Redomestication Merger becoming effective, Purchaser shall pay an aggregate consideration of $160,000,000 (the “Merger Consideration”) to AgileAlgo Holdings’ shareholders, which shall be issued and divided into $10.00 per Ordinary Share of Purchaser (the “Merger Consideration Shares”).

Twelve and one-half percent (12.5%) of the Merger Consideration Shares otherwise to be delivered to the Sellers at the Closing (which would be two million (2,000,000) shares valued at Twenty Million U.S. Dollars ($20,000,000) if 100% of the Company shareholders become Sellers under the Business Combination Agreement) (together with

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

earnings thereon, the “Earnout Shares”) will be set aside in escrow and held by a third-party escrow agent at the closing of the Business Combination (the “Closing”), subject to vesting and forfeiture if the consolidated gross revenues of Purchaser and its subsidiaries during the three (3) fiscal quarter period beginning on October 1, 2024 (the “Revenues”) do not equal or exceed Fifteen Million U.S. Dollars ($15,000,000), based on a sliding scale where all of such Earnout Shares will be forfeited by the Sellers if the Revenues do not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000). Purchaser will cancel any Earnout Shares that are forfeited by the Sellers. The Sellers will have all voting rights in respect to the Earnout Shares while they are held in escrow, but dividend, distributions and other earnings on the Earnout Shares while the Earnout Shares are held in escrow will be retained in the escrow account and distributed either to the Sellers or Purchaser along with the underlying Earnout Shares.

On June 4, 2024 the Company entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, as amended on March 13, 2023 and September 8, 2023, by and between the Company and Continental Stock Transfer & Trust Company, to provide the Company with the discretion to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering (the “IPO”) by six (6) times for an additional one month each time from June 13, 2024 to December 13, 2024 by depositing into the trust account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of common stock issued in the IPO (each, a “Public Share”) that has not been redeemed for each one-month extension. On each of June 6, 2024, July 8, 2024, August 1, 2024, September 5, 2024, October 2, 2024 and November 12, 2024, the Company deposited $50,000 into the Trust Account in order to extend the amount of time it has available to complete a business combination until December 13, 2024.

On June 4, 2024, in connection with the stockholders vote at the Annual Meeting, 1,686,707 shares were redeemed by certain shareholders at a price of approximately $11.28 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $19,036,950.

On June 20, 2024, the parties to the Business Combination Agreement entered into an Amendment No. 1 to the Business Combination Agreement (the “Amendment No.1”). The Amendment No.1 serves to amend the Business Combination Agreement to extend the Outside Closing Date (as defined in the Business Combination Agreement) to November 30, 2024.

On October 1, 2024, the Company, AgileAlgo Holdings and Purchaser entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (the “Investor”). Subject to the satisfaction of the conditions set forth in the SEPA, the Investor shall advance to the Company the principal amount of $3,000,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes. On November 27, 2024, the Investor agreed not to enforce the referenced termination right prior to January 21, 2025.

On October 22, 2024, the Company and Purchaser entered into a Loan Conversion Agreement (the “Sponsor Loan Conversion Agreement”) with Soul Venture Partners LLC (the “Sponsor”), the sponsor in the Company’s initial public offering (the “IPO”), pursuant to which (i) all loans provided by the Sponsor to the Company to cover various expenses related to the Company’s IPO and business combination efforts (some of which were evidenced by certain promissory notes), and (ii) the aggregate amount owed by the Company to the Sponsor (i.e. monthly fee of $10,000) for administrative services provided from the IPO to the closing of the Business Combination (the “Closing”), shall automatically convert into an aggregate of 240,000 PubCo Ordinary Shares (the “Conversion Shares”) upon the Closing.

On October 22, 2024, the Company, Purchaser and AgileAlgo Holdings entered into an agreement for satisfaction and discharge of indebtedness (the “Discharge Agreement”) with EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC) (“EF Hutton”), the underwriter of the IPO. Pursuant to the Underwriting Agreement in relation to the IPO, upon the completion of the Business Combination, EF Hutton is entitled to a deferred underwriting commission (“Deferred Commission”), which is the greater of $1,000,000 or 2.5% of the remaining cash in IGTA’s Trust Account, capped at $2,250,000. Now under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, EF Hutton will accept (i) 50,000 PubCo Ordinary Shares (the “EF Hutton Shares”), valued at $500,000, to be issued on or before Closing, and (ii) a promissory note to be issued by Merger Sub for $500,000 (the “EF Hutton Note”).

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

On December 6, 2024, in connection with the stockholders vote at the Special Meeting, 984,194 shares were redeemed by certain shareholders at a price of approximately $11.56 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $11,378,102.

On December 6, 2024, the Company filed the third amendment to the amended and restated certificate of incorporation, giving the Company the right to extend the date by which it has to complete a business combination up to June 13, 2025.

On December 6, 2024, the Company entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, as amended on March 13, 2023, September 8, 2023 and June 4, 2024, by and between the Company and Continental Stock Transfer & Trust Company, to provide the Company with the discretion to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering (the “IPO”) by six (6) times for an additional one month each time from December 13, 2024 to June 13, 2025 by depositing into the trust account an aggregate amount equal to $0.04 multiplied by the number of common stock issued in the IPO (each, a “Public Share”) that has not been redeemed for each one-month extension. On each of December 12, 2024, January 9, 2025, February 12, 2025 and March 12, 2025 the Company deposited $11,199 into the Trust Account in order to extend the amount of time it has available to complete a business combination until April 13, 2025.

On December 16, 2024, the parties to the Business Combination Agreement entered into an Amendment No. 2 to the Business Combination Agreement (the “Amendment No. 2”). The Amendment No. 2 serves to amend the Business Combination Agreement to extend the Outside Closing Date (as defined in the Business Combination Agreement) to March 31, 2025. The Amendment No. 2 further amends the Business Combination Agreement that the Company may terminate the Business Combination Agreement by giving notice to IGTA if the common stock of IGTA has become delisted from Nasdaq and either the Parent Common Stock is, or the Purchaser Ordinary Shares are, not relisted on Nasdaq or the New York Stock Exchange on or prior to March 31, 2025.

Liquidation

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (i) $10.10 per share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and going concern

As of December 31, 2024, the Company had cash balance of $4,295 and working capital deficit of $4,125,132. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. Based on the foregoing, the Company believes it will not have sufficient cash to meet its needs to execute its intended initial Business Combination in the next twelve months from the date of the issuance of the accompanying consolidated financial statements.

The Company initially had 15 months from the consummation of the Initial Public Offering to consummate the initial business combination. If the Company does not complete a business combination within 15 months from the consummation of the Initial Public Offering, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, the Company may extend the period of time to consummate a business combination two times by an additional three months each time (for a total of up to 21 months from the consummation of the Initial Public Offering to complete a business combination).

As of the date of this report, the Company has extended 18 times by an additional 1 month each time, and so it now has until April 13, 2025 to consummate a business combination. Pursuant to the terms of the current amended and restated memorandum and articles of association and the trust agreement between the Company and Continental Stock Transfer & Trust Company, LLC, in order to extend the time available for the Company to consummate our initial business combination, the Company’s insiders or their affiliates or designees must deposit into the Trust Account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of common stock issued in the IPO, on or prior to the date of the applicable deadline. On each of September 8, 2023, October 5, 2023, November 1, 2023, November 29, 2023, January 4, 2024, February 5, 2024, February 27 2024, April 3, 2024, May 6, 2024, the Company has deposited in an amount of $100,000 into the Trust Account in order to extend the amount of available time to complete a business combination until June 13, 2024. On each of June 6, 2024, July 8, 2024, August 1, 2024, September 5, 2024, October 2, 2024 and November 12, 2024, the Company has deposited in an amount of $50,000 into the Trust Account in order to extend the amount of available time to complete a business combination until December 13, 2024. On each of December 12, 2024, January 9, 2025, February 12, 2025 and March 12, 2025, the Company deposited an amount of $11,199 into the Trust Account in order to extend the amount of available time to complete a business combination until April 13, 2025. If Company is unable to consummate the Company’s initial business combination by April 13, 2025 (unless further extended), the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the public rights will expire and will be worthless.

Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for twelve months following the date these consolidated financial statements were issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

•        Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany transactions and balances between the Company and its subsidiary is eliminated upon consolidation.

Subsidiary is this entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying consolidated financial statements reflect the activities of the Company and the following entity:

Name	Background	Ownership
IGTA Merger Sub Limited (“Purchaser”)	A British Virgin Islands company Incorporated on September 11, 2023	100% owned by the Company

•        Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

In preparing these consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from these estimates.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

•        Cash and investment held in trust account

At December 31, 2024 and 2023, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. These securities are presented on the consolidated balance sheets at fair value at the end of each reporting period. Earnings on these securities is included in dividend income in the accompanying consolidated statements of income and is automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets.

•        Warrant accounting

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of income.

As the warrants issued upon the IPO and private placements meet the criteria for equity classification under ASC 480, therefore, the warrants are classified as equity.

•        Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480. Common stocks subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stocks (including common stocks that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stocks are classified as stockholders’ equity. The Company’s common stocks feature certain redemption rights that are subject to the occurrence of uncertain future events and considered to be outside of the Company’s control. Accordingly, at December 31, 2024 and 2023, 279,990 and 2,950,891 shares of common stock subject to possible redemption, are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheets.

•        Offering costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A–“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to shareholders’ deficit upon the completion of the Initial Public Offering.

•        Fair value of financial instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represents the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, the valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by the market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

In certain cases the input used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheets. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to the sponsor are estimated to approximate the carrying values as of December 31, 2024 and 2023, due to the short maturities of such instruments. See Note 7 for the disclosure of the Company’s assets and liabilities that were measured at fair value on a recurring basis.

•        Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Our effective tax rate was 10.9% and 12.6% for the years ended December 31, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2024 and 2023, due to the change in prior year taxes and valuation allowance on the deferred tax assets.

•        Inflation Reduction Act

On August 16, 2022, the Inflation Reduction (the IR) Act was signed into law, which, beginning in 2023, will impose a 1% excise tax on public company stock buybacks. The company is assessing the potential impact of the Act.

The IR Act imposes a 1% excise tax on the fair market value of stock repurchases made by covered corporations after December 31, 2022. The total taxable value of shares repurchased is reduced by the fair market value of newly issued shares during the taxable year. Redemption rights are ubiquitous to nearly all SPACs. Shareholders have the ability to require the SPAC to repurchase their shares prior to the merger in what is known as a redemption right, essentially getting their money back. There are two possible scenarios in which redemption rights come into play. First, they can be exercised by the shareholders themselves because they are exiting the transaction, or second, they can be triggered because the SPAC did not find a target with which to merge. There will certainly need to be more clarity from the Internal Revenue Service on the application of the excise tax to SPAC redemptions. Until there is further guidance from the IRS, the Company will continue to assess the potential impact of the IR Act. For the years ended December 31, 2024 and 2023, the Company has incurred $304,151 and $765,515 of excise taxes, respectively. As of December 31, 2024 and 2023, excise tax payable amounted to $1,069,666 and $765,515, respectively, included in accrued liabilities in the consolidated balance sheets.

•        Net income (loss) per share

The Company calculates net income (loss) per share in accordance with ASC Topic 260, “Earnings per Share.” In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed income (loss) is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to the redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public stockholders. Accretion associated with the redeemable shares of ordinary share is excluded from earnings per share as the redemption value approximates fair value. As of December 31, 2024 and 2023, the Company has not considered the effect of the warrants sold in the Initial Public Offering and private warrants to purchase an aggregate of 9,896,250 shares in the calculation of diluted net income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

The net income per share presented in the consolidated statements of income is based on the following:

	For the Year ended December 31, 2024
	Redeemable Ordinary Share	Non- Redeemable Ordinary Share
Basic and diluted net income (loss) per share:
Numerators:
Interest income earned in investments held in Trust Account	$1,154,401	$—
Total expenses	(434,582)	(589,756)
Dividend	(609,857)	—
Total allocation to redeemable and non-redeemable ordinary share	$109,962	$(589,756)
Denominators:
Weighted-average shares outstanding	1,943,533	2,637,500
Basic and diluted net income (loss) per share	$0.06	$(0.22)

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Year ended December 31, 2023
	Redeemable Ordinary Share	Non- Redeemable Ordinary Share
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(1,266,847)	$(647,706)
Accretion of carrying value to redemption value	2,554,640	—
Allocation of net income (loss)	$1,287,793	$(647,706)
Denominators:
Weighted-average shares outstanding	5,158,683	2,637,500
Basic and diluted net income (loss) per share	$0.25	$(0.25)

•        Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company or the party have the ability, directly or indirectly, to control the Company or other party or exercise significant influence over the Company or other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•        Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

•        Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 10,350,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 1,350,000 Public Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock, one-half (1/2) of one redeemable warrant (“Public Warrant”) and one right (“Public Right”) to receive one-tenth (1/10) of one share of common stock. Each Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per whole share.

All of 10,350,000 (including over-allotment shares) Public Shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such Public Shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stocks subject to redemption to be classified outside of permanent equity.

The Company’s redeemable common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — INITIAL PUBLIC OFFERING (cont.)

earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2024 and 2023, the shares of common stock subject to possible redemption reflected on the consolidated balance sheets are disclosed in the following table.

Amount
Gross proceeds	$103,500,000
Less:
Proceeds allocated Public Warrants	(2,572,990)
Proceeds allocated Public Rights	(7,418,984)
Offering costs of Public Shares	(2,511,906)
Plus:
Accretion of carrying value to redemption value – 2021	13,538,880
Accretion of carrying value to redemption value – 2022	1,516,986
Common stock subject to possible redemption as of December 31, 2022	106,051,986
Accretion of carrying value to redemption value – 2023	2,554,640
Share redemption – 2023	(76,551,424)
Common stock subject to possible redemption as of December 31, 2023	32,055,202
Accretion of carrying value to redemption value in the quarter of 2024	1,965,600
Share redemption – 2024	(30,415,052)
Common stock subject to possible redemption as of December 31, 2024	$3,605,750

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriters purchased an aggregate of 4,721,250 Warrants at a price of $1.00 per Warrant, ($4,721,250 in the aggregate), in each case, in a private warrant that will occur simultaneously with the closing of the Initial Public Offering (the “Private Warrants”). Each Private Warrant is exercisable to purchase one share of common stock at a price of $11.50 per whole share. The Private Warrants may only be exercised for a whole number of shares. The proceeds from the sale of the Private Placement Warrants will be added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On March 4, 2021, the Company issued an aggregate of 2,587,500 founder shares to the initial shareholder for an aggregate purchase price of $25,000.

On December 13, 2021, the Company issued an aggregate of 50,000 representative shares to the underwriter.

Advance from a Related Party

As of December 31, 2024 and 2023, the Company had a temporary advance of $503,946 and $286,007 from the Sponsor, respectively. The balance is unsecured, interest-free and has no fixed terms of repayment.

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Agreement

The Company is obligated, commencing from March 4, 2021, to pay Soul Venture Partners LLC a monthly fee of $10,000 for general and administrative services. This agreement will terminate upon completion of the Company’s Business Combination or the liquidation of the trust account to public shareholders. For the years ended December 31, 2024 and 2023, the Company incurred $120,000 and $120,000 in fees for these services included in formation, general and administrative expenses in the consolidated statements of income, respectively. As of December 31, 2024 and 2023, the unpaid balance was $370,000 and $250,000, respectively, which included in amount due to related party balance, respectively.

Promissory Note — Related Party

On November 17, 2023, January 24, 2024, March 1, 2024, April 26, 2024 and September 30, 2024, the Company issued five unsecured promissory notes (the “Notes”) in an amount of $200,000, $420,000, $400,000, $100,000 and $420,000 to the Sponsor, respectively. These Notes do not bear interest and mature upon the closing of a business combination by the Company. In the event that the Company does not complete an initial business combination by April 13, 2025 (as such deadline may be further extended), the Note shall be deemed to be terminated and no amounts will thereafter be due from the Company to the Sponsor under the Note.

As of December 31, 2024 and 2023, the Sponsor advanced the Company an aggregate amount of $1,540,000 and $90,000, respectively.

Related Party Extensions Loan

The Company initially had 15 months from the consummation of this offering to consummate the initial business combination. On September 8, 2023 at a special meeting of stockholders, the Company’s stockholders approved an amendment of the Company’s certificate of incorporation and a further amendment to the trust agreement between the Company and Continental Stock Transfer & Trust Company, LLC, such that the Company has the right to extend the date by which it has to consummate a business combination by nine times for an additional one (1) month each time from September 13, 2023 to June 13, 2024 by depositing into the trust account the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. On each of September 8, 2023, October 5, 2023, November 1, 2023, November 29, 2023, January 4, 2024, February 5, 2024, February 27, 2024, April 3, 2024 and May 6, 2024, the Company has deposited in an amount of $100,000 into the Trust Account in order to extend the amount of available time to complete a business combination until June 13, 2024.

On June 4, 2024 the Company entered into the Trust Amendment to the investment management trust agreement, as amended on March 13, 2023 and September 8, 2023, by and between the Company and Continental Stock Transfer & Trust Company, to provide the Company with the discretion to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering (the “IPO”) by six (6) times for an additional one month each time from June 13, 2024 to December 13, 2024 by depositing into the trust account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of common stock issued in the IPO (each, a “Public Share”) that has not been redeemed for each one-month extension.

On each of June 6, 2024, July 8, 2024, August 1, 2024, September 5, 2024, October 2, 2024 and November 12, 2024, the Company has deposited in an amount of $50,000 into the Trust Account in order to extend the amount of available time to complete a business combination until December 13, 2024.

On September 8, 2023 at a special meeting of stockholders, the Company’s stockholders approved an amendment of the Company’s certificate of incorporation and a further amendment to the trust agreement between the Company and Continental Stock Transfer & Trust Company, LLC, such that the Company has the right to extend the date by which it has to consummate a business combination by six times for an additional one (1) month each time from December 13, 2024 to June 13, 2025 by depositing into the trust account an aggregate amount equal to $0.04 multiplied by the

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

number of common stock issued in the IPO (each, a “Public Share”) that has not been redeemed for each one-month extension. On each of December 12, 2024, January 9, 2025, February 12, 2025 and March 12, 2025, the Company deposited $11,199 into the Trust Account in order to extend the amount of time it has available to complete a business combination until April 13, 2025.

Non-redemption Agreements

The Sponsor entered into Non-Redemption Agreements with various stockholders of the Company (the “Non-Redeeming Stockholders”), pursuant to which these stockholders agreed not to redeem a portion of their shares of Company common stock (the “Non-Redeemed Shares”) in connection with the Special Meeting held on March 13, 2023, but such stockholders retained their right to require the Company to redeem such Non-Redeemed Shares in connection with the closing of the Business Combination. The Sponsor has agreed to transfer to such Non-Redeeming Stockholders an aggregate of 1,297,500 Founder Shares held by the Sponsor immediately following the consummation of an initial Business Combination. The Company estimated the aggregate fair value of such 1,297,500 Founder Shares transferrable to the Non-Redeeming Stockholders pursuant to the Non-Redemption Agreement to be $452,026 or $0.35 per share. The fair value was determined using the probability of a successful Business Combination of 4%, a discount for lack or marketability of 15.5%, and the average value per shares as of the valuation date of $10.30 derived from an option pricing model for publicly traded warrants. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in such Founder Shares. The excess of the fair value of such Founder Shares was determined to be a cost associated with completing a Business Combination and a capital contribution from a related entity under SAB Topic 5T. On June 13, 2023, 1,271,510 shares of common stock were transferred by the Sponsor in connection with the Non-Redemption Agreements.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be converted into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Warrants. No Working Capital Loans were issued or outstanding as of December 31, 2024 and 2023.

NOTE 6 — SHAREHOLDERS’ DEFICIT

Common stocks

The Company is authorized to issue 26,000,000 shares of common stock at par value $0.0001. Holders of the Company’s common stocks are entitled to one vote for each share. As of December 31, 2024 and 2023, 2,637,500 shares of common stocks were issued and outstanding, excluding 279,990 and 2,950,891 shares of common stock subject to possible redemption, respectively.

Rights

Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — SHAREHOLDERS’ DEFICIT (cont.)

the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants

The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 15 months (or up to 21 months, if we extend the time to complete a business combination) from the closing of this Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon the exercise of the Public Warrants is not effective within 52 business days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, the holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the Public Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18 per share, for any 30 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Warrants and the common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The Private Warrants do not allow for transfer to non-permitted transferees.

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — SHAREHOLDERS’ DEFICIT (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 7 — FAIR VALUE MEASUREMENTS

ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represents the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, the valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by the market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

In certain cases the input used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2024 and 2023, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

Description	December 31, 2024	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$3,605,750	$3,605,750	$—	$—

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — FAIR VALUE MEASUREMENTS (cont.)

Description	December 31, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$32,055,202	$32,055,202	$—	$—

____________

*        included in cash and investments held in trust account on the Company’s consolidated balance sheets.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic, the Russia-Ukraine war and the conflict in Israel and Palestine on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on December 13, 2021 the holders of the Founder Shares, Private Warrants (and their underlying securities) and any securities of the Company’s initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this Initial Public Offering. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Warrants (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) or loans to extend the life can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter Agreement

The Company is committed to pay the Deferred Discount of the Initial Public Offering, to the underwriter upon the Company’s consummation of the business combination. The Underwriter is entitled to a Deferred Commission, which is the greater of $1,000,000 or 2.5% of the remaining cash in IGTA’s Trust Account, capped at $2,250,000. On October 22, 2024, under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, the Underwriter will accept (i) 50,000 PubCo Ordinary Shares (the “EF Hutton Shares”), valued at $500,000, to be issued on or before Closing, and (ii) a promissory note to be issued by Merger Sub for $500,000 (the “EF Hutton Note”).

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — INCOME TAX

As of December 31, 2024 and 2023, the Company’s net deferred tax assets are as follows:

	December 31,
	2024	2023
Deferred tax asset:
Organizational costs/Startup expenses	$285,200	$283,315
Net operating loss	—	—
Total deferred tax asset	285,200	283,315
Valuation allowance	(285,200)	(283,315)
Deferred tax asset, net of allowance	$—	$—

The income tax provision for the years ended December 31, 2024 and 2023, consists of the following:

	As of December 31,
	2024	2023
Federal
Current	$32,537	$262,370
Deferred	(1,884)	(108,565)

State and Local
Current	—	—
Deferred	—	—

Change in valuation allowance	1,884	108,565
Change in prior year tax estimate	(16,640)	(170,055)
Income tax provision	$15,897	$92,315

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amount become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. At the years ended December 31, 2024 and 2023, the change in valuation allowance was $1,884 and $108,565, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2024 and 2023, consists of the following:

	December 31,
	2024	2023
Statutory federal income tax rate	21.0%	21.0%
Change in valuation allowance	1.3%	14.8%
Adjustment to prior year taxes	(11.4)%	(23.2)%
Effective Tax Rate	10.9%	12.6%

The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2024 and 2023, primarily due to the change in prior year taxes and valuation allowance on the deferred tax assets.

As of December 31, 2024 and 2023, the Company did not have any of U.S. federal and state net operating loss carryovers available to offset future taxable income.

INCEPTION GROWTH ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date the Company issued the consolidated financial statements.

On January 9, 2025, the Company deposited $11,199 into the Trust Account to extend the amount of available time to complete a business combination until February 13, 2025.

On February 12, 2025, the Company deposited $11,199 into the Trust Account to extend the amount of available time to complete a business combination until March 13, 2025.

On March 12, 2025, the Company deposited $11,199 into the Trust Account to extend the amount of available time to complete a business combination until April 13, 2025.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
IGTA Merger Sub Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of IGTA Merger Sub Limited (the Company) as of December 31, 2024 and 2023, and the related statements of operations, stockholder’s (deficit), and cash flows for the year ended December 31, 2024 and the period September 11, 2023 (inception) through December 31, 2023, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and the period September 11, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no cash, a net loss, and will continue to incur significant costs in pursuit of its financing and acquisition plans that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a Public Accounting Firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Adeptus Partners, LLC

PCAOB: 3686

Ocean, NJ
March 26, 2025

IGTA MERGER SUB LIMITED
BALANCE SHEETS

	December 31, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accrued liabilities	$15,951	$15,751
Amount due to parent company	13,749	9,249
Total current liabilities	29,700	25,000
TOTAL LIABILITIES	29,700	25,000

Commitments and contingencies	—	—

Shareholder’s deficit:
Ordinary shares, par value $0.0001, 500,000,000 shares authorized, 100 shares issued and outstanding as of December 31, 2024 and 2023*	—	—
Additional paid-in-capital	1	1
Accumulated deficit	(29,701)	(25,001)
Total shareholder’s deficit	(29,700)	(25,000)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$—	$—

____________

*        Less than $0.01

See accompanying notes to financial statements.

IGTA MERGER SUB LIMITED
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2024	For the Period from September 11, 2023 (inception) to December 31, 2023
Formation, general and administrative expense	$(4,700)	$(25,001)

Loss before income taxes	(4,700)	(25,001)
Income taxes	—	—
NET LOSS	$(4,700)	$(25,001)
Basic and diluted weighted average common shares outstanding, ordinary shares	100	100
Basic and diluted net loss per share	$(47)	$(250)

See accompanying notes to financial statements.

IGTA MERGER SUB LIMITED
STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT

	For the Year ended December 31, 2024
	Ordinary shares		Additional paid-in capital	Accumulated deficit	Total Shareholder’s deficit
	No. of shares	Amount
Balance as of December 31, 2023	100	$—	$1	$(25,001)	$(25,000)
Net loss	—	—		(4,700)	(4,700)
Balance as of December 31, 2024	100	$—	$1	$(29,701)	$(29,700)
	For the Period from September 11, 2023 (inception) to December 31, 2023
	Ordinary shares		Additional paid-in capital	Accumulated deficit	Total Shareholder’s deficit
	No. of shares	Amount
Balance as of September 11, 2023 (Inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to parent company*	100	—	1	—	1
Net loss	—	—		(25,001)	(25,001)
Balance as of December 31, 2023	100	$—	$1	$(25,001)	$(25,000)

____________

*        Less than $0.01

See accompanying notes to financial statements.

IGTA MERGER SUB LIMITED
STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2024	For the Period from September 11, 2023 (inception) to December 31, 2023
Cash flows from operating activities
Net loss	$(4,700)	$(25,001)
Change in operating assets and liabilities:
Accrued liabilities	200	15,751
Net cash used in operating activities	(4,500)	(9,250)

Cash flows from financing activities
Amount due to parent company	4,500	9,250
Net cash provided by financing activities	4,500	9,250
NET CHANGE IN CASH	—	—
Cash, beginning of year/period	—	—
Cash, end of year/period	$—	$—

NON-CASH FINANCING ACTIVITIES:
Issuance of ordinary shares	$—	$1

See accompanying notes to financial statements.

IGTA MERGER SUB LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

IGTA Merger Sub Limited (the “Company”) is formed as a British Virgin Islands exempted company on September 11, 2023, and is deemed as a surviving entity for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company’s parent company is Inception Growth Acquisition Limited (“IGTA”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company has selected December 31 as its fiscal year end.

At December 31, 2024, the Company had not yet commenced any operations. All activities through December 31, 2024 relate to the Company’s formation. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest.

On September 12, 2023, the Company entered into that certain business combination agreement (“Business Combination Agreement”) with IGTA, AgileAlgo Holdings Limited, a British Virgin Islands business company (“AgileAlgo Holdings”), and certain shareholders of AgileAlgo (the “Signing Sellers”), and which agreement may also be thereafter executed by each of the other shareholders of AgileAlgo Holdings (together with the Signing Sellers, the “Sellers”) in one or more joinder agreements, (collectively, the “Joinder Agreements”) (such agreement together with the Joinder Agreements, as it may be amended from time to time, the “Business Combination Agreement”), which provides for a business combination between IGTA and AgileAlgo Holdings (the “Business Combination”). Pursuant to the Business Combination Agreement, the Business Combination will be effected in two steps: (i) first the IGTA will merge with and into the Company, with the Company remaining as the surviving publicly traded entity and a British Virgin Islands business company (the “Redomestication Merger”); and (ii) immediately after the Redomestication Merger, the Sellers will exchange their ordinary shares of AgileAlgo Holdings for ordinary shares of the Company. Upon the Redomestication Merger becoming effective, the Company shall pay an aggregate consideration of $160,000,000 (the “Merger Consideration”) to AgileAlgo Holdings’ shareholders, which shall be issued and divided into $10.00 per Ordinary Share of the Company (the “Merger Consideration Shares”).

Twelve and one-half percent (12.5%) of the Merger Consideration Shares otherwise to be delivered to the Sellers at the Closing (which would be two million (2,000,000) shares valued at Twenty Million U.S. Dollars ($20,000,000) if 100% of the IGTA shareholders become Sellers under the Business Combination Agreement) (together with earnings thereon, the “Earnout Shares”) will be set aside in escrow and held by a third-party escrow agent at the closing of the Business Combination (the “Closing”), subject to vesting and forfeiture if the consolidated gross revenues of the Company and its subsidiaries during the three (3) fiscal quarter period beginning on October 1, 2024 (the “Revenues”) do not equal or exceed Fifteen Million U.S. Dollars ($15,000,000), based on a sliding scale where all of such Earnout Shares will be forfeited by the Sellers if the Revenues do not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000). The Company will cancel any Earnout Shares that are forfeited by the Sellers. The Sellers will have all voting rights in respect to the Earnout Shares while they are held in escrow, but dividend, distributions and other earnings on the Earnout Shares while the Earnout Shares are held in escrow will be retained in the escrow account and distributed either to the Sellers or Purchaser along with the underlying Earnout Shares.

On June 20, 2024, the parties to the Business Combination Agreement entered into an Amendment No. 1 to the Business Combination Agreement (the “Amendment No.1”). The Amendment No.1 serves to amend the Business Combination Agreement to extend the Outside Closing Date (as defined in the Business Combination Agreement) to November 30, 2024.

On October 1, 2024, the Company, IGTA and AgileAlgo Holdings entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (the “Investor”). Subject to the satisfaction of the conditions set forth in the SEPA, the Investor shall advance to the Company the principal amount of $3,000,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes.

IGTA MERGER SUB LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

On October 22, 2024, the Company and IGTA entered into a Loan Conversion Agreement (the “Sponsor Loan Conversion Agreement”) with Soul Venture Partners LLC (the “Sponsor”), the sponsor in IGTA’s initial public offering (the “IPO”), pursuant to which (i) all loans provided by the Sponsor to IGTA to cover various expenses relating to the IGTA’s IPO and business combination efforts (some of which were evidenced by certain promissory notes), and (ii) the aggregate amount owed by the IGTA to the Sponsor (i.e. monthly fee of $10,000) for administrative services provided from the IPO to the closing of the Business Combination (the “Closing”), shall automatically convert into an aggregate of 240,000 PubCo Ordinary Shares (the “Conversion Shares”) upon the Closing.

On October 22, 2024, the Company, IGTA and AgileAlgo Holdings entered into an agreement for satisfaction and discharge of indebtedness (the “Discharge Agreement”) with EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC) (“EF Hutton”), the underwriter of the IPO. Pursuant to the Underwriting Agreement in relation to the IPO, upon the completion of the Business Combination, EF Hutton is entitled to a deferred underwriting commission (“Deferred Commission”), which is the greater of $1,000,000 or 2.5% of the remaining cash in IGTA’s Trust Account, capped at $2,250,000. Now under the Discharge Agreement, instead of receiving the full Deferred Commission in cash at the Closing, EF Hutton will accept (i) 50,000 PubCo Ordinary Shares (the “EF Hutton Shares”), valued at $500,000, to be issued on or before Closing, and (ii) a promissory note to be issued by the Company for $500,000 (the “EF Hutton Note”).

On December 16, 2024, the parties to the Business Combination Agreement entered into an Amendment No. 2 to the Business Combination Agreement (the “Amendment No. 2”). The Amendment No. 2 serves to amend the Business Combination Agreement to extend the Outside Closing Date (as defined in the Business Combination Agreement) to March 31, 2025. The Amendment No. 2 further amends the Business Combination Agreement that the Company may terminate the Business Combination Agreement by giving notice to IGTA if the common stock of IGTA has become delisted from Nasdaq and either the Parent Common Stock is, or the Purchaser Ordinary Shares are, not relisted on Nasdaq or the New York Stock Exchange on or prior to March 31, 2025.

Going concern uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has a recurring loss of $4,700 during the year ended December 31, 2024 and incurred the accumulated deficit of $29,701 as of December 31, 2024. Expenses are expected to increase in the forthcoming year and cash flows of the Company may not be able to sustain the expansion required. The continuation of the Company as a going concern through the next twelve months is dependent upon the continued financial support from its parent company.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

These accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

•        Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging

IGTA MERGER SUB LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

In preparing these financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from these estimates.

•        Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

IGTA MERGER SUB LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

•        Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” The loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed similar to loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential ordinary shares equivalents had been issued and if the additional common shares were dilutive.

The calculation of the basic and diluted net loss per share attributable to ordinary shareholders of the Company is based on the following data (in dollars, except share data):

	For the Year ended December 31, 2024	For the Period from September 11, 2023 (inception) to December 31, 2023
Net loss attributable to ordinary shareholders	$(4,700)	$(25,001)

Weighted average common shares outstanding:
Basic	100	100
Diluted	100	100

Net loss per share:
Basic	$(47)	$(250)
Diluted	$(47)	$(250)

•        Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•        Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

•        Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

IGTA MERGER SUB LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RELATED PARTY TRANSACTIONS

On September 12, 2023, the Company issued 100 ordinary shares to the parent company for an aggregate consideration of $1.

Amount due to parent company

As of December 31, 2024 and 2023, the Company had a temporary advance of $13,749 and $9,249. The balance was unsecured, interest-free and had no fixed terms of repayment.

NOTE 4 — SHAREHOLDER’S DEFICIT

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares at par $0.0001. Holders of the Company’s ordinary shares are entitled to one vote for each share.

As of December 31, 2024 and 2023, 100 and 100 ordinary shares were issued and outstanding, respectively.

NOTE 5 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2024, up through the date the Company issued the financial statements.

AGILEALGO HOLDINGS LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars, except share data or otherwise stated)
AS OF DECEMBER 31, 2024 AND SEPTEMBER 30, 2024

	Note	December 31, 2024 (Unaudited)	September 30, 2024 (Audited)
ASSETS
Non-current asset
Property, plant and equipment	3	8,618	$8,570

Current assets
Accounts receivables	5	115,250	7,811
Deposit, prepayments and other receivable	5	20,507	21,081
Cash and cash equivalents		18,842	120,534
Total current assets		154,599	149,426
TOTAL ASSETS		163,217	157,996

Current Liabilities
Goods and services tax payables	4	3,792	130
Accounts payable, accrued expenses and advances	6	290,051	304,724
Amount due to related parties	7	75,031	4,027
Total current liabilities		368,874	308,881
TOTAL LIABILITIES		368,874	308,881

EQUITY
Share capital	8	1,060,840	960,840
Share option reserve		41,232	38,336
Accumulated deficit		(1,301,949)	(1,137,610)
Accumulated other comprehensive income		(5,780)	(12,451)
Total equity		(205,657)	(150,885)

TOTAL LIABILITIES AND EQUITY		163,217	157,996

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

AGILEALGO HOLDINGS LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

		Three-month period ended
	Note	December 31, 2024 (Unaudited)	December 31, 2023 (Unaudited)
Revenue
– Subscription revenue		$1,801	1,634
– Project-based revenue		117,675	22,739
– Other revenue		115	—
– Total revenue	2.9	119,591	24,373
Cost of sales		$76,419	—
Gross profit		43,172	24,373

Operating expenses:
Selling, general and administrative expenses		207,511	190,536
Total operating expenses		207,511	190,536

Loss from operations		(164,339)	(166,163)

Income tax expenses	9	—	—
Loss for the period		(164,339)	(166,163)

Other comprehensive loss:
Foreign currency translation gain/(loss)		6,671	7,993
Total Comprehensive loss		(157,668)	(158,170)
Loss per share – basic	8	(0.05)	(0.05)
Loss per share – diluted		(0.05)	(0.05)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

AGILEALGO HOLDINGS LTD.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024, AND 2023 (UNAUDITED)

	Share capital	Share option reserve	Accumulated deficit	Accumulated other comprehensive income	Total Equity
BALANCE AT SEPTEMBER 30, 2023	$960,840	6,930	(620,013)	(10,491)	337,266
Share-based compensation to employees	—	8,676	—	—	8,676
Foreign currency translation gain	—	—	—	7,993	7,993
Net loss for the period	—	—	(166,163)	—	(166,163)
BALANCE AT DECEMBER 31, 2023 (Unaudited)	960,840	15,606	(786,176)	(2,498)	187,772
	Share capital	Share option reserve	Accumulated deficit	Accumulated other comprehensive income	Total Equity
BALANCE AT SEPTEMBER 30, 2024	960,840	38,336	(1,137,610)	(12,451)	(150,885)
Capital contribution	100,000	—	—	—	100,000
Share-based compensation to employees	—	2,896	—	—	2,896
Foreign currency translation gain	—	—	—	6,671	6,671
Net loss for the period	—	—	(164,339)	—	(164,339)
BALANCE AT DECEMBER 31, 2024 (Unaudited)	1,060,840	41,232	(1,301,949)	(5,780)	(205,657)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

AGILEALGO HOLDINGS LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

	Three-months ended
	December 31, 2024 (Unaudited)	December 31, 2023 (Unaudited)
Cash flows from operating activities
Loss for the period	$(164,339)	$(166,163)
Adjustments:	—	—
Depreciation	859	337
Share based compensation	2,970	17,156
Adjustments:
Changes in operating assets and liabilities:
Increase in accounts receivables	(110,660)	(25,286)
Increase in deposit, prepayment and other receivables	(728)	—
Increase/(Decrease) in goods and services tax payables	3,763	(3,280)
Increase in accounts payables and accrued expenses	3,502	28,087
Decrease in amount due to related parties	(1,997)	(149,766)
Net cash used in operations	$(266,630)	$(298,915)

Cash flows from investing activities
Purchase of property and equipment	(1,425)	—
Cash used in investing activities	$(1,425)	$—

Cash flows from financing activities
Proceeds from capital contribution	100,000	—
Loan from stockholder	74,261	—
Repayment of Loan from stockholder	—	(73,228)
Cash generate from/(used in) financing activities	$174,261	$(73,228)

Net decrease in cash and cash equivalents	(93,794)	(372,143)
Cash and cash equivalents at start of period	120,534	700,952
Effect of exchange rate changes	(7,898)	7,963
Cash and cash equivalents at end of period	$18,842	$336,772
Supplemental cash flow information:

Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 1      ORGANIZATION AND BUSINESS OPERATIONS

AGILEALGO HOLDINGS LTD. of BVI Company Number 2131074 was incorporated in the British Virgin Islands on August 28, 2023 (“HoldCo”), with its headquarters and wholly owned operating subsidiary in Singapore (collectively, the “Group”). The operating subsidiary, AGILEALGO PTE. LTD., of Unique Entity Number 201942991W and registered business address at 5008 Ang Mo Kio Avenue 5, #04-09 Techplace II, Singapore 569874, is in the business of information technology consultancy, specializing in artificial intelligence software development, implementation and consultancy (“OpCo”).

The OpCo announced the execution of a Letter of Intent (“LOI”) for a potential business combination with Inception Growth Acquisition Limited (“IGTA”) on June 6th, 2023. The OpCo then incorporated its HoldCo as earlier described, wherein the OpCo’s stockholders elected to hold their equities in the HoldCo on a 1:1 basis, both in number and value of shares. The equity transfers concluded on September 7th, 2023. HoldCo and IGTA formally entered into the Business Combination Agreement (“BCA”) on September 13th, 2023.

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of presentation and principles of combination:

The condensed consolidated financial statements as of December 31, 2024 and 2023 for the three-month periods ended December 31, 2024 and 2023 are unaudited. The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, the results of its operations and cash flows. Operating results as presented are not necessarily indicative of the results to be expected for a full year. These condensed consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and notes for the years ended September 30, 2024 and 2023.

The unaudited condensed consolidated financial statements include the accounts of the Company, and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Under FASB ASC 805, the condensed consolidated financial statements are presented as a reverse acquisition, where the reverse merger accounting is used over conventional condensed consolidated group financial statements, given conditions of the acquisition of the OpCo by the HoldCo, whereby the HoldCo is an entity specifically set-up pursuant to the planned business Combination with IGTA, and where the OpCo is legal acquiree whilst being the accounting acquirer. Essentially, these condensed consolidated financial statements are a continuation of the condensed financial statements of the legal acquiree, in this case the OpCo, save for its capital structure, and the comparatives are of the OpCo’s audited figures for fiscal ended September 30, 2024. The condensed consolidated financial statements presented herein are in line with the provisions of ASC 805-40-45-2. A share exchange effecting the reverse merger was done on a 1:1 basis, both in number and value of shares, and the purchase price is the fair value of the OpCo’s shares.

The condensed consolidated financial statements are presented in U.S. dollars (“USD” or “US$”), except when otherwise indicated.

The consolidated financial statements have been prepared assuming that the Group will continue as a going concern. In preparing the financial statements, the management has given consideration to future liquidity of the Group incurred a net loss of $184,293 during the year ended December 31, 2024 and, as of that date, the Group in light of its net current liabilities and capital deficiencies of $235,456 and $226,838, respectively. These events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Group’s ability to continue as a going concern for twelve months following the date these consolidated financial statements were issued and, therefore, that

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

it may be unable to realise its assets and discharge its liabilities in the normal course of business. The consolidated financial statements have been prepared on the assumption that the Group will continue to operate as a going concern notwithstanding the conditions prevailing as at December 31, 2024 and subsequently thereto up to the date of approval of these consolidated financial statements.

The Management has assessed the Group’s cash position and liabilities position to the date of the consolidated financial statements, ongoing working capital requirements, and level of available capital and cash flow for the 12 months from the date of the consolidated financial statements. The going concern basis has been adopted on the basis that the shareholders will continue to provide the Group with the adequate financial support to meet the Group’s liabilities and commitments as and when they fall due, and the basis of positive cashflow forecast in the next twelve months from the date of the issuance of the accompanying consolidated financial statements.

The financial statements do not include any adjustments that would result from a failure of the Company to operate as a going concern. Should the Company be unable to continue in business as a going concern, adjustments would have to provide for any further liabilities which may arise. The effect of these potential adjustments has not been reflected in the financial statements.

On March 19, 2025, the condensed consolidated financial statements were approved by the board of directors.

2.2 Software Related Costs

Cost of sales are costs that are directly related to providing the service that generates service revenue. In the fiscal years ended September 30, 2024 and 2023 and three-month interim periods under review ended December 31, 2023, no substantive variable costs associated with the generation of revenue was captured by the Company as cost of sales. For the three-month interim period ended December 31, 2024, the cost of sales primarily comprises variable costs directly attributable to revenue-generating activities. The principal component of these costs is the salaries and benefits paid to employees and contract-specific expenses such as third-party subcontracting deployed on client projects. These costs are incurred based on the time-and-material method, under which revenues are recognized as per the hours worked by employees on client projects and any associated material or expenses directly tied to project execution. Salaries and benefits of employees involved in project delivery are allocated to the cost of sales based on their direct contribution to ongoing projects.

The Group follows the guidance in FASB ASC 985-20, Cost of Software to Be Sold, Leased or Marketed, regarding software development costs to be sold, leased, or otherwise marketed.

FASB ASC 985-20-25 requires research and development costs for software development to be expensed as incurred until the software model is technologically feasible. Technological feasibility is established when the enterprise has completed all planning, designing, coding, testing, and identification of risks activities necessary to establish that the product can be produced to meet its design specifications, features, functions, technical performance requirements. A certain amount of judgment and estimation is required to assess when technological feasibility is established, as well as the ongoing assessment of the recoverability of capitalized costs. The Group’s products reach technological feasibility shortly before the products are released and sold to the public. Therefore research and development costs are generally expensed as incurred.

2.3 Lease Accounting

In view of its lease agreements being no longer than 1 year, the Group had elected to apply the recognition exemption to short-term leases.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.4 Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Save for the management’s judgment and estimation required to assess when technological feasibility is established, as well as the ongoing assessment of the recoverability of capitalized costs mentioned in Note 2.2 above, management does not consider there being key estimates, judgements or assumptions in the preparation of this condensed consolidated financial statements.

2.5 Foreign Currency Translation

Management adopted ASC 830 “Foreign Currency Matters” for transactions that denominated in foreign currencies.

The functional currency is Singapore dollar.

Assets and liabilities of the Group’s operations are translated into the reporting currency, U.S. dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders’ equity in the statement of changes in equity.

The exchange rates adopted from the Federal Reserve System are as follows:

	Three-months ended
	December 31, 2024 (Unaudited)	December 31, 2023 (Unaudited)
Year-end USD (US$) to SGD (S$) exchange rate	1.3662	1.3193
Average USD (US$) to SGD (S$) exchange rate	1.3323	1.3497

No presentation is made that the SGD amounts could have been, or could be, converted to USD at the rates used in translation.

2.6 Cash and Cash Equivalents

The Group considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Group places its cash with high credit quality financial institutions.

2.7 Property, Plant and Equipment

Property, Plant and Equipment are recorded at cost less accumulated amortization and depreciation. Amortization and depreciation are computed using the straight-line method over the estimated useful lives of the related capitalized assets. Property, plant, and equipment are depreciated as follows:

Useful lives
Computer and software	3 years

Repair and maintenance costs are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized and depreciated. At the time of retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.8 Fair Value Measurements

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Further details are provided in Note 2.14 Share-Based Compensation.

At year end dates, the Group’s financial assets consist of cash placed with financial institutions that management considers to be of a high quality. Management estimated that the carrying amounts of financial instruments approximate their fair values due to their short-term maturities.

2.9 Revenue

Performance Obligations

The Group has entered into sales contracts with multiple performance obligations. Its performance obligations are based on activities that are fulfilled and completed, as well as promised deliverables.

The Group generally determines stand-alone selling prices of each performance obligation based on the prices charged to customers.

Subscription-based revenue was generated from monthly recurring subscriptions, where customers subscribe to the Virtual System Implementer platform via a self-serve model. Subscription fees are paid for at the time of or in advance of delivering the service. Project-based revenue was generated from fixed-price, fixed-scope engagements involving consultancy, customization, implementation and professional services. Project fees are invoiced against pre-determined milestones and paid for subsequent to the delivery of every milestone in arrears, typically with a 15- to 30-day payment terms.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Group expects to receive in exchange for those goods or services. The Group applies the following five-step model in order to determine this amount: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Group satisfies each performance obligation.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Group reviews the contract to determine which performance obligations the Group must deliver and which of these performance obligations are distinct. The Group recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Service revenue is recognized over time when the customer simultaneously receives and consumes benefits provided to them and for certain projects using the time-and-material (T&M) method, where revenue from labor is based on actual hours worked at contractual billing rates, and reimbursable material costs are recognized as incurred.

During three-month interim period under review ended December 31, 2024, the Group recognized US$119,591 in revenue over time.

2.10 Income Taxes

Income tax expense represents the sum of the tax currently payable and deferred tax. Income tax expense is charged to the profit or loss as they incur.

Current income taxes are recorded in the results of the year they are incurred.

The Group accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the condensed consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the condensed consolidated financial statements and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Group recognizes deferred tax assets to the extent that the management believes that these assets are more likely than not to be realized. In making such a determination, the management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is determined that deferred tax assets are to be recognized in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

2.11 Segment Information

Management is of the view that the Group operates in a single segment, which is in the business of providing technology solutions, and in a singular market, which is Singapore, due to its business solely being in Singapore and serving only Singapore-based companies.

2.12 Grant Income

The Group was eligible for and received grant assistance via initiatives by the Singapore Government, namely the Jobs Growth Incentive (in support of the expansion of local hiring) and Productivity Solutions Grant (in support of improved productivity and automation through software and equipment).

2.13 Recent Accounting Pronouncements

The Group has considered all recently issued accounting pronouncements and does not consider the adoption of these pronouncements having a material impact on the condensed consolidated financial statements.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.14 Share-based compensation

In line with Management’s intention to incentivize good performance and loyalty, the Group, at its discretion, may grant shares of the HoldCo as a form of share-based compensation to employees other than senior executives. For two specific employees of the Group, the grants have been for 2 tranches of shares awarded over the first 2 years of service, with respective tranches of 50% of the shares being awarded in the first and second year anniversaries, where Employees must remain in service for a minimum period of one year from the date of grant. There is a third employee who was promoted to the position of Chief Data Scientist in May 2023, whom over and above having three such anniversary-based tranches of 15,000 shares granted in May 2023, has the additional entitlement of purchasing further shares in the HoldCo, in the following manner: 15,000 shares within the first year from May 2023, at a 75% discount from the value of the HoldCo shares, thereafter a further 15,000 shares at 50% discount if purchased between years 1 and 2, and a further 15,000 shares at a 25% discount between years 2 and 3. In the case of the latter option to purchase, the prevailing valuation of the Group’s shares in May 2023, was used, which was derived from the redeemable convertible note entered into with Mr. Seah Chin Siong.

The fair value of shares granted is determined at the date of grant; where the Group uses the post-money valuation derived at the most recent round of fundraising concluded with external investors.

All the share based payments have been recognized under General & Administrative expenses.

None of the share options have vested in the period under review ended December 31, 2024.

2.15 Accounts receivable and allowance for credit loss

Accounts receivable are stated at the amount the Group expects to collect. They are initially measured at fair value. After initial recognition, they are measured at amortised cost using the effective interest method. Interest income from these financial assets is recognised in profit or loss.

The Group maintains allowances for doubtful accounts for estimated losses. Management considers the following factors when determining the collectability of specific accounts: historical experience, creditworthiness of the clients, aging of the receivables and other specific circumstances related to the accounts. Allowance for doubtful accounts is made and recorded into administrative expenses based on the aging of accounts receivable and on any specifically identified receivables that may become uncollectible. Accounts receivable which are deemed to be uncollectible are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Group takes a write-off of the account balances when the Group can demonstrate all means of collection on the outstanding balances have been exhausted. Our assessment considered the estimates of expected credit and collectability trends. Volatility in market conditions and evolving credit trends are difficult to predict and may cause variability and volatility that may have an impact on our allowance for credit losses in future periods. There is no allowance for credit losses or write-off during the years ended September 30, 2024 and 2023.

NOTE 3      PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment consist of the following:

	December 31, 2024 (Unaudited)	September 30, 2024 (Audited)
Computer and software	16,447	14,343
Effect of foreign currency translation	(518)	319
Less: accumulated depreciation	(7,311)	(6,092)
Property, plant and equipment, net	$8,618	$8,570

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 4     GOODS AND SERVICES TAX

	December 31, 2024 (Unaudited)	September 30, 2024 (Audited)
Goods and services tax payable	$3,792	$130

NOTE 5      ACCOUNTS RECEIVABLES, DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

	December 31, 2024 (Unaudited)	September 30, 2024 (Audited)
Accounts receivables	$115,250	$7,811
Deposits, prepayments and other receivables	20,507	21,081
Accounts receivable, deposits, pre-payments and other receivables	135,757	28,892

NOTE 6      ACCOUNTS PAYABLES, ACCRUED EXPENSES AND ADVANCES

	December 31, 2024 (Unaudited)	September 30, 2024 (Audited)
Accounts payables	$36,914	$3,164
Accrued expenses and advances	$253,137	$301,560
Accounts payables, accrued expenses and advances	$290,051	$304,724

In August 2024, the Group secured another US$100,000 in additional investment from a Mr. Eoin Ceallachain (a resident of the Republic of Ireland) through the sale of 4,045 newly-issued ordinary shares in the Agilealgo Holdings Ltd. The subscription of ordinary shares took effect in October 2024.

NOTE 7      AMOUNT DUE TO RELATED PARTIES

	December 31, 2024 (Unaudited)	September 30, 2024 (Audited)
Amount due to a stockholder	$1,835	$4,027
Loan from a stockholder	$73,196	$—
Amount due to related parties	$75,031	$4,027

The balance represents amounts due to certain shareholders who have provided funding to the company for operational purposes. The loan is unsecured and does not carry any collateral. It is non-interest-bearing and does not accrue any financial charges. The loan has a fixed term of 18 months from the date of disbursement, with repayment due on or before the expiry of the loan period. The borrower has the option to repay the loan either in cash or through the conversion into shares of Prodigy, subject to the successful listing of its shares.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 8      SHARE CAPITAL

Ordinary shares

The holders of ordinary shares in entities are entitled to receive dividends as and when declared but have no right to fixed income. All ordinary shares carry one vote per share without restriction. The ordinary shares have no par value. The below table shows the ordinary shares information for the Company.

Ordinary shares issued and outstanding:	No. of shares	Amount
Balance, at September 30, 2021	500,000	36,619
Issuances on February 26, 2022	1,000,000	74,221
Balance at September 30, 2022	1,500,000	110,840
Issuances on September 7, 2023*	1,732,272	850,000
Balance at September 30, 2023	3,232,272	960,840
Balance at Sept 30, 2024	3,232,272	960,840
Issuances on October 2, 2024	4,045	100,000
Balance at December 31, 2024	3,236,317	1,060,840

In August 2024, the Group secured another US$100,000 in additional investment from a Mr. Eoin Ceallachain (a resident of the Republic of Ireland) through the sale of 4,045 newly-issued ordinary shares in the Agilealgo Holdings Ltd. The subscription of ordinary shares took effect in October 2024.

Loss per share

Loss per share (basic) is computed by dividing loss available to stockholders by the weighted-average number of ordinary shares during the period.

Share options as disclosed in Note 2.14 are considered to be anti-dilutive due to the loss made for the period. Loss per share (diluted) is computed by dividing loss available to stockholders by the diluted weighted average shares outstanding during the period.

	Three-months ended
	December 31, 2024 (Unaudited)	December 31, 2023 (Unaudited)
Weighted-average number of shares	3,236,273	3,232,272
Diluted weighted-average number of shares	3,344,273	3,340,272

NOTE 9      INCOME TAXES

Income tax expense represents the sum of the tax currently payable and deferred tax. Income tax expense is charged to the statement of operations as they incur. As a tax-neutral jurisdiction, the British Virgin Islands (BVI) does not impose taxes on income, capital gains, or withholding taxes for companies

The effective tax rate in the years presented is the result of the loss made in its operations in Singapore. Under the current tax laws of Singapore, its standard corporate income tax rate is 17%. With regards to tax credits attributable to operating losses, Singapore law does not have a prescribed limit to the duration for which such credit, termed “unutilized trade losses” may be applied to reduce tax liability on future profits, however, the credit is forfeited with

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 9      INCOME TAXES (cont.)

a substantive change in ownership of the Group, or a substantive change in the composition of the shareholders of the Group of over 50%. The Singapore tax rules further provide that such unutilized trade loss credit forfeiture does not apply to cases such as the reverse merger hereunder, where the OpCo will continue to benefit from the cumulative operating losses against future corporate tax liability.

The total estimated trading losses for the three-month interim period under review ended December 31, 2024 amounts to $164,339. Since the Group is in its early development stage, the Group is closely monitoring the financial performance and will consider recognizing deferred tax assets once there is sign of the OpCo generating taxable profits.

The Group’s tax returns for the fiscal years 2021 to 2024 remain subject to examination in Singapore. The Singapore tax authority period limit is 12 years.

	Three-months ended
	December 31, 2024 (Unaudited)	December 31, 2023 (Unaudited)
Loss before tax	(164,339)	(166,163)
Effective income tax rate	17%	17%
Tax calculated at a tax rate of 17%	(27,938)	(28,248)
Adjustments:
Deferred tax asset not recognised	27,938	28,248
Income tax expense recognised in profit or loss	—	—

NOTE 10      RELATED PARTY TRANSACTIONS

The nature of payments made by the director/stockholder on behalf of the Group, which were subsequently reimbursed to the said director/stockholder, is that of payment of operating expenses on behalf of the Group for the three months ended December 31, 2024. The amounts due to the said director/stockholder are unsecured, free of interest and repayable upon request.

	Three-months ended
	December 31, 2024 (Unaudited)	December 31, 2023 (Unaudited)
Amount due at the beginning of the year	$4,027	$226,839
Add: Loan from stockholder	74,261	0
Add: Advance from stockholder	5,399	7,592
Less: Repayment	(7,383)	(228,130)
Effect of foreign currency translation	(1,273)	1,841
Amount due to at the end of the year (Note 7)	75,031	8,142

On October 2, 2023, the Group made a repayment for the amount of $73,228 in loans from a Stockholder.

NOTE 11      COMMITMENTS AND CONTINGENCIES

The Group is not subject to any legal proceeding, investigation or claim. There are no capital commitments or contingencies.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 12      EVENTS AFTER REPORTING PERIOD

Subsequent to the reporting period ending December 31, 2024, the Group is on track to carry out and complete a De-SPAC transaction in the next 2 months from the approval date of these condensed consolidated financial statements by the Board, based on the aforementioned documents executed with IGTA as stated in Note 1 above.

In February and March, 2025, the Group entered into a series of loan agreements with shareholders Mr. Tony Tay and Mr. Francis Lee to jointly provide a total of $400,000 in interest-free shareholder loans to the Group to address the increased month-to-month cashflow needs of the new ADA business and in general, support continued business growth. These consisted of shareholder loan agreements, dated February 25, 2025 for $100,000, or approximately S$133,530, by Mr. Lee, and for $100,000, or approximately S$133,530, by Mr. Tay, respectively, for a total of $200,000. Similarly on March 5, 2025, the founders provided similar loans for $100,000, or approximately S$133,620, by Mr. Lee and for $100,000, or approximately S$133,620 by Mr. Tay, respectively, for an additional total of $200,000. Each of these loans were paid into AgileAlgo Pte. Ltd. have a period to maturity of 18 months (at which time in they may be converted into shares of PubCo in the lender’s option), are without interest, and are unsecured.

Report of independent registered public accounting firm

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF Agilealgo holdings ltd

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AgileAlgo Holdings Ltd and its subsidiary (the “Company”) as of September 30, 2024 and 2023, the related consolidated statements of operations and comprehensive income, changes in equity and cash flows for the two years ended September 30, 2024 and 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2024 and 2023, and the results of its consolidated operations and its cash flows for each of the two years in the periods ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2.1 to the consolidated financial statements, the Company has a significant working capital deficiency, has incurred significant losses, and needs to raise additional funds to meet its obligations and sustain operations with estimated sales pipelines which raises substantial doubt about its ability to continue as a going concern. The resulting estimates may diverge from the related actual results. Impacts of uncertainties may affect the judgement of the Company’s ability to continue as a going concern and whether the going concern assumption is appropriate. Management’s plans in regard to these matters are also described in Note 2.1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

London, UK

November 29, 2024

PCAOB ID: 2814

We have served as the Company’s auditor since July 13, 2023.

AGILEALGO HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars, except share data or otherwise stated)
AS OF SEPTEMBER 30, 2024 AND 2023

	Note	SEPTEMBER 30, 2024	SEPTEMBER 30, 2023
ASSETS
Non-current asset
Property, plant and equipment	3	$8,570	$1,064
Total current asset		8,570	1,064

Current assets
Accounts receivable	5	7,811	—
Deposit and prepayments	5	21,081	1,084
Cash and cash equivalents	2	120,534	700,952
Total current assets		149,426	702,036
TOTAL ASSETS		157,996	703,100

Current Liabilities
Goods and services tax payables	4	130	2,241
Accounts payable, accrued expenses and advances	6	304,724	136,754
Amount due to related parties	7	4,027	226,839
Total current liabilities		308,881	365,834
TOTAL LIABILITIES		308,881	365,834

EQUITY
Share capital	8	960,840	960,840
Share option reserve		38,336	6,930
Accumulated deficit		(1,137,610)	(620,013)
Accumulated other comprehensive income		(12,451)	(10,491)
Total equity		(150,885)	337,266

TOTAL LIABILITIES AND EQUITY		157,996	703,100

The accompanying footnotes are an integral part of these consolidated financial statements.

AGILEALGO HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

		Years ended
	Note	SEPTEMBER 30, 2024	SEPTEMBER 30, 2023
Revenue
– Subscription revenue		$6,997	3,690
– Project-based revenue		257,358	71,562
– Other revenue		602	—
– Total revenue	2	264,957	$75,252
Cost of sales		$—	$32
Gross profit		264,957	75,220

Operating expenses:
Other selling, general and administrative expenses		784,046	614,052
Total operating expenses		784,046	614,052

Loss from operations		(519,089)	(538,832)

Other income
Grants		1,492	—
Total other income		1,492	—

Loss from operations before income taxes		(517,597)	(538,832)

Income tax expenses	9	—	—
Loss for the year		(517,597)	(538,832)

Other comprehensive loss:
Foreign currency translation loss		(1,960)	(7,915)
Total Comprehensive loss		(519,557)	(546,747)
Loss per share – basic	8	(0.16)	(0.33)
Loss per share – diluted		(0.16)	(0.33)

The accompanying footnotes are an integral part of these consolidated financial statements.

AGILEALGO HOLDINGS LTD.
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

	Share capital	Share option reserve	Accumulated deficit	Accumulated other comprehensive income	Total Equity
Balance at SEPTEMBER 30, 2023	$110,840	—	(81,181)	(2,576)	27,083
Capital contribution	850,000	—	—	—	850,000
Share-based compensation to employees	—	6,930	—	—	6,930
Foreign currency translation loss	—	—	—	(7,915)	(7,915)
Net loss for the year	—	—	(538,832)	—	(538,832)
Balance at SEPTEMBER 30, 2023	960,840	6,930	(620,013)	(10,491)	337,266
Share-based compensation to employees	—	31,406	—	—	31,406
Foreign currency translation loss	—	—	—	(1,960)	(1,960)
Net loss for the year	—	—	(517,597)	—	(517,597)
Balance at SEPTEMBER 30, 2024	960,840	38,336	(1,137,610)	(12,451)	(150,885)

The accompanying footnotes are an integral part of these consolidated financial statements.

AGILEALGO HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

	Years ended
	SEPTEMBER 30, 2024	SEPTEMBER 30, 2023
Cash flows from operating activities
Loss for the year	$(517,597)	$(538,832)
Adjustments:
Depreciation	1,654	1,689
Share based compensation	29,609	6,983
Adjustments:
Changes in operating assets and liabilities:
Increase in accounts receivables	(7,477)
(Increase)/decrease in goods and services tax receivables	—	34
(Increase)/decrease in deposit, prepayments and other receivables, net	(19,072)	499
(Decrease)/increase in goods and services tax payable	(2,158)	2,241
Increase in accounts payables, accrued expenses and advances	152,352	135,081
(Decrease)/increase in amount due to related parties	(152,543)	141,433
Net cash used in operations	$(515,232)	$(250,872)

Cash flows from investing activity
Purchase of property and equipment	(8,841)	(1,193)
Cash used in investing activity	$(8,841)	(1,193)

Cash flows from financing activities
Proceeds from capital contribution	—	—
Proceeds from convertible note	—	850,000
Loan from stockholder	(73,228)	73,228
Cash (used in)/generated from financing activities	$(73,228)	$923,228

Net (decrease)/increase in cash, cash equivalents and restricted cash	(597,301)	671,163
Cash and cash equivalents at start of year	700,952	37,641
Effect of exchange rate changes	16,883	(7,852)
Cash and cash equivalents at end of year	$120,534	$700,952

Supplemental cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying footnotes are an integral part of these consolidated financial statements.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 1      ORGANIZATION AND BUSINESS OPERATIONS

AGILEALGO HOLDINGS LTD. of BVI Company Number 2131074 was incorporated in the British Virgin Islands on August 28, 2023 (“HoldCo”), with its headquarters and wholly owned operating subsidiary in Singapore (collectively, the “Group”). The operating subsidiary, AGILEALGO PTE. LTD., of Unique Entity Number 201942991W and registered business address at 5008 Ang Mo Kio Avenue 5, #04-09 Techplace II, Singapore 569874, is in the business of information technology consultancy, specializing in artificial intelligence software development, implementation and consultancy (“OpCo”).

The OpCo announced the execution of a Letter of Intent (“LOI”) for a potential business combination with Inception Growth Acquisition Limited (“IGTA”) on June 6th, 2023. The OpCo then incorporated its HoldCo as earlier described, wherein the OpCo’s stockholders elected to hold their equities in the HoldCo on a 1:1 basis, both in number and value of shares. The equity transfers concluded on September 7th, 2023. HoldCo and IGTA formally entered into the Business Combination Agreement (“BCA”) on September 13th, 2023.

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of presentation and principles of combination:

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These consolidated financial statements include the accounts of HoldCo and its wholly owned subsidiary OpCo. All significant inter-company balances have been eliminated in consolidation.

Under FASB ASC 805, the consolidated financial statements are presented as a reverse acquisition, where the reverse merger accounting is used over conventional consolidated group financial statements, given conditions of the acquisition of the OpCo by the HoldCo, whereby the HoldCo is an entity specifically set-up pursuant to the planned business Combination with IGTA, and where the OpCo is legal acquiree whilst being the accounting acquirer. Essentially, these consolidated financial statements are a continuation of the financial statements of the legal acquiree, in this case the OpCo, save for its capital structure, and the comparatives are of the OpCo’s audited figures for fiscal ended September 30, 2023. The consolidated financial statements presented herein are in line with the provisions of ASC 805-40-45-2. A share exchange effecting the reverse merger was done on a 1:1 basis, both in number and value of shares, and the purchase price is the fair value of the OpCo’s shares.

The consolidated financial statements are presented in U.S. dollars (“USD” or “US$”), except when otherwise indicated.

The consolidated financial statements have been prepared assuming that the Group will continue as a going concern. In preparing the financial statements, the management has given consideration to future liquidity of the Group incurred a net loss of $517,597 and negative operating cash flow of $496,070 during the year ended September 30, 2024 and, as of that date, the Group in light of its net current liabilities and capital deficiencies of $159,455 and $150,885, respectively. These events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Group’s ability to continue as a going concern for twelve months following the date these consolidated financial statements were issued and, therefore, that it may be unable to realise its assets and discharge its liabilities in the normal course of business. The consolidated financial statements have been prepared on the assumption that the Group will continue to operate as a going concern notwithstanding the conditions prevailing as at September 30, 2024 and subsequently thereto up to the date of approval of these consolidated financial statements.

The Management has assessed the Group’s cash position and liabilities position to the date of the consolidated financial statements, ongoing working capital requirements, and level of available capital and cash flow for the 12 months from the date of the consolidated financial statements. The going concern basis has been adopted on the basis that the shareholders will continue to provide the Group with the adequate financial support to meet the Group’s liabilities and commitments as and when they fall due, and the basis of positive cashflow forecast in the next twelve

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

months from the date of the issuance of the accompanying consolidated financial statements. Positive cashflow forecast prepared by the management is in estimates and assumptions of sales pipeline realised in the future. The resulting estimates may diverge from the related actual results. Impacts of uncertainties may affect the judgement of the Group’s ability to continue as a going concern and whether the going concern assumption is appropriate.

The financial statements do not include any adjustments that would result from a failure of the Company to operate as a going concern. Should the Company be unable to continue in business as a going concern, adjustments would have to provide for any further liabilities which may arise. The effect of these potential adjustments has not been reflected in the financial statements.

On November 29, 2024, the consolidated financial statements were approved by the board of directors.

2.2 Software Related Costs

Cost of sales are costs that are directly related to providing the service that generates service revenue. In the fiscal years ended September 30, 2024 and 2023 respectively, no substantive variable costs associated with the generation of revenue was captured by the Company as cost of sales. The primary variable cost component for the generation of our platform revenues, is the cost to compute incurred with our cloud hosting service provider, and the Company is yet to exceed the base consumption volume to head into variable costing by volume consumed. Therefore, the entire base hosting cost is recognized as a Research and Development Expense, reported under General and Administrative Expenses. We expect for the cost to compute will be a more significant variable cost item in the next fiscal year as sales and revenue, and corresponding customer usage ramp up.

The Group follows the guidance in FASB ASC 985-20, Cost of Software to Be Sold, Leased or Marketed, regarding software development costs to be sold, leased, or otherwise marketed.

FASB ASC 985-20-25 requires research and development costs for software development to be expensed as incurred until the software model is technologically feasible. Technological feasibility is established when the enterprise has completed all planning, designing, coding, testing, and identification of risks activities necessary to establish that the product can be produced to meet its design specifications, features, functions, technical performance requirements. A certain amount of judgment and estimation is required to assess when technological feasibility is established, as well as the ongoing assessment of the recoverability of capitalized costs. The Group’s products reach technological feasibility shortly before the products are released and sold to the public. Therefore research and development costs are generally expensed as incurred.

2.3 Lease Accounting

In view of its lease agreements being no longer than 1 year, the Group had elected to apply the recognition exemption to short-term leases.

2.4 Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Save for the management’s judgment and estimation required to assess when technological feasibility is established, as well as the ongoing assessment of the recoverability of capitalized costs mentioned in Note 2.2 above, management does not consider there being key estimates, judgements or assumptions in the preparation of this condensed consolidated financial statements.

2.5 Foreign Currency Translation

Management adopted ASC 830 “Foreign Currency Matters” for transactions that denominated in foreign currencies.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The functional currency is Singapore dollar.

Assets and liabilities of the Group’s operations are translated into the reporting currency, U.S. dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders’ equity in the statement of changes in equity.

The exchange rates adopted from the Federal Reserve System are as follows:

	September 30, 2024	September 30, 2023
Year-end SGD (S$) to USD (US$) exchange rate	1.2831	1.3656
Average yearly SGD (S$) to USD (US$) exchange rate	1.3406	1.3518

No presentation is made that the SGD amounts could have been, or could be, converted to USD at the rates used in translation.

2.6 Cash and Cash Equivalents

The Group considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Group places its cash with high credit quality financial institutions.

2.7 Property, Plant and Equipment

Property, Plant and Equipment are recorded at cost less accumulated amortization and depreciation. Amortization and depreciation are computed using the straight-line method over the estimated useful lives of the related capitalized assets. Property, plant, and equipment are depreciated as follows:

Useful lives
Computer and software	3 years

Repair and maintenance costs are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized and depreciated. At the time of retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

2.8 Fair Value Measurements

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Further details are provided in Note 2.14 Share-Based Compensation.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

At year end dates, the Group’s financial assets consist of cash placed with financial institutions that management considers to be of a high quality. Management estimated that the carrying amounts of financial instruments approximate their fair values due to their short-term maturities.

2.9 Revenue

Performance Obligations

The Group has entered into sales contracts with multiple performance obligations. Its performance obligations are based on activities that are fulfilled and completed, as well as promised deliverables.

The Group generally determines stand-alone selling prices of each performance obligation based on the prices charged to customers.

Subscription-based revenue was generated from monthly recurring subscriptions, where customers subscribe to the Virtual System Implementer platform via a self-serve model. Subscription fees are paid for at the time of or in advance of delivering the service. Project-based revenue was generated from fixed-price, fixed-scope engagements involving consultancy, customization, implementation and professional services. Project fees are invoiced against pre-determined milestones and paid for subsequent to the delivery of every milestone in arrears, typically with a 15- to 30-day payment terms.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Group expects to receive in exchange for those goods or services. The Group applies the following five-step model in order to determine this amount: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Group satisfies each performance obligation.

The Group only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Group reviews the contract to determine which performance obligations the Group must deliver and which of these performance obligations are distinct. The Group recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Service revenue is recognized over time when the customer simultaneously receives and consumes benefits provided to them.

During year ended September 30, 2024, the Group recognized US$264,957 in revenue over time.

2.10 Income Taxes

Income tax expense represents the sum of the tax currently payable and deferred tax. Income tax expense is charged to the profit or loss as they incur.

Current income taxes are recorded in the results of the year they are incurred.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Group recognizes deferred tax assets to the extent that the management believes that these assets are more likely than not to be realized. In making such a determination, the management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is determined that deferred tax assets are to be recognized in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

2.11 Segment Information

Management is of the view that the Group operates in a single segment, which is in the business of providing technology solutions, and in a singular market, which is Singapore, due to its business solely being in Singapore and serving only Singapore-based companies.

2.12 Grant Income

The Group was eligible for and received grant assistance via initiatives by the Singapore Government, namely the Jobs Growth Incentive (in support of the expansion of local hiring) and Productivity Solutions Grant (in support of improved productivity and automation through software and equipment).

2.13 Recent Accounting Pronouncements

The Group has considered all recently issued accounting pronouncements and does not consider the adoption of these pronouncements having a material impact on the financial statements.

2.14 Share-based compensation

In line with Management’s intention to incentivize good performance and loyalty, the Group, at its discretion, may grant shares of the HoldCo as a form of share-based compensation to employees other than senior executives. For two specific employees of the Group, the grants have been for 2 tranches of shares awarded over the first 2 years of service, with respective tranches of 50% of the shares being awarded in the first and second year anniversaries, where Employees must remain in service for a minimum period of one year from the date of grant. There is a third employee who was promoted to the position of Chief Data Scientist in May 2023, whom over and above having three such anniversary-based tranches of 15,000 shares granted in May 2023, has the additional entitlement of purchasing further shares in the HoldCo, in the following manner: 15,000 shares within the first year from May 2023, at a 75% discount from the value of the HoldCo shares, thereafter a further 15,000 shares at 50% discount if purchased between years 1 and 2, and a further 15,000 shares at a 25% discount between years 2 and 3. In the case of the latter option to purchase, the prevailing valuation of the Group’s shares in May 2023, was used, which was derived from the redeemable convertible note entered into with Mr. Seah Chin Siong.

The fair value of shares granted is determined at the date of grant; where the Group uses the post-money valuation derived at the most recent round of fundraising concluded with external investors.

All the share based payments have been recognized under General & Administrative expenses.

None of the share options have vested for the year ended September 30, 2024. All of the 15,000 share options granted in the year ended September 30, 2022 have been accelerated and fully exercised during the year ended September 30, 2023.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.15 Accounts receivable and allowance for credit loss

Accounts receivable are stated at the amount the Group expects to collect. They are initially measured at fair value. After initial recognition, they are measured at amortised cost using the effective interest method. Interest income from these financial assets is recognised in profit or loss.

The Group maintains allowances for doubtful accounts for estimated losses. Management considers the following factors when determining the collectability of specific accounts: historical experience, creditworthiness of the clients, aging of the receivables and other specific circumstances related to the accounts. Allowance for doubtful accounts is made and recorded into administrative expenses based on the aging of accounts receivable and on any specifically identified receivables that may become uncollectible. Accounts receivable which are deemed to be uncollectible are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Group takes a write-off of the account balances when the Group can demonstrate all means of collection on the outstanding balances have been exhausted. Our assessment considered the estimates of expected credit and collectability trends. Volatility in market conditions and evolving credit trends are difficult to predict and may cause variability and volatility that may have an impact on our allowance for credit losses in future periods. There is no allowance for credit losses or write-off during the years ended September 30, 2024 and 2023.

NOTE 3      PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment consist of the following:

	September 30, 2024	September 30, 2023
Computer and software	14,343	6,371
Effect of foreign currency translation	319	(869)
Less: accumulated depreciation	(6,092)	(4,438)
Property, plant and equipment, net	$8,570	$1,064

NOTE 4     GOODS AND SERVICES TAX

	September 30, 2024	September 30, 2023
Goods and services tax payable	$(130)	$(2,241)

NOTE 5      ACCOUNTS RECEIVABLE, DEPOSITS AND PREPAYMENTS

	September 30, 2024	September 30, 2023
Accounts receivables	$7,811	$—
Deposits prepayments and other receivables	21,081	1,084
Accounts receivable, deposits and pre-payments	28,892	1,084

NOTE 6      ACCOUNTS PAYABLES AND ACCRUED EXPENSES

	September 30, 2024	September 30, 2023
Accounts payables – third party	$3,164	$3,378
Accrued expenses and advances	$301,560	$133,376
Accounts payables, accrued expenses and advances	$304,724	$136,754

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 6      ACCOUNTS PAYABLES AND ACCRUED EXPENSES (cont.)

In August 2024, the Group secured another US$100,000 in additional investment from a Mr. Eoin Ceallachain (a resident of the Republic of Ireland) through the sale of 4,045 newly-issued ordinary shares in the Agilealgo Holdings Ltd. The subscription of ordinary shares took effect in October 2024.

NOTE 7      AMOUNT DUE TO RELATED PARTIES

	September 30, 2024	September 30, 2023
Amount due to a stockholder	$4,027	$153,611
Loan from a stockholder	$—	$73,228
Amount due to related parties	$4,027	$226,839

On October 2, 2023, the Group made a repayment for the amount of $73,228 in loan from a stockholder.

NOTE 8      STOCKHOLDERS’ EQUITY

Ordinary shares

The holders of ordinary shares in entities are entitled to receive dividends as and when declared but have no right to fixed income. All ordinary shares carry one vote per share without restriction. The ordinary shares have no par value. The below table shows the ordinary shares information for the Company.

Ordinary shares issued and outstanding:	No. of shares	Amount
Balance, at September 30, 2021	500,000	36,619
Issuances on February 26, 2022	1,000,000	74,221
Balance at September 30, 2022	1,500,000	110,840
Issuances on September 7, 2023*	1,732,272	850,000
Balance at September 30, 2023	3,232,272	960,840
Balance at September 30, 2024	3,232,272	960,840

____________

*        Through the course of the financial year, the Group raised $850,000 in financing through a series of convertible notes with 6 investors, which were convereted into common shares of the Group on August 29, 2023. The share exchange was done on a 1:1 basis, both in number and value of shares, the purchase price is the fair value of the OpCo’s shares.

Loss per share

Loss per share (basic) is computed by dividing loss available to stockholders by the weighted-average number of ordinary shares during the period.

Share options as disclosed in Note 2.14 are considered to be anti-dilutive due to the loss made for the year. Loss per share (diluted) is computed by dividing loss available to stockholders by the diluted weighted average shares outstanding during the period.

	Year ended September 30, 2024	Year ended September 30, 2023
Weighted-average number of shares	3,232,272	1,656,616
Diluted weighted-average number of shares	3,340,272	1,764,616

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 9      INCOME TAXES

Income tax expense represents the sum of the tax currently payable and deferred tax. Income tax expense is charged to the statement of operations as they incur. As a tax-neutral jurisdiction, the British Virgin Islands (BVI) does not impose taxes on income, capital gains, or withholding taxes for companies.

The effective tax rate in the years presented is the result of the loss made in its operations in Singapore. Under the current tax laws of Singapore, its standard corporate income tax rate is 17%. With regards to tax credits attributable to operating losses, Singapore law does not have a prescribed limit to the duration for which such credit, termed “unutilized trade losses” may be applied to reduce tax liability on future profits, however, the credit is forfeited with a substantive change in ownership of the Group, or a substantive change in the composition of the shareholders of the Group of over 50%. The Singapore tax rules further provide that such unutilized trade loss credit forfeiture does not apply to cases such as the reverse merger hereunder, where the OpCo will continue to benefit from the cumulative operating losses against future corporate tax liability.

The total estimated trading losses as at September 30, 2024 amounted to $517,597. Since the Group is in its early development stage, the Group is closely monitoring the financial performance and will consider recognizing deferred tax assets once there is sign of the OpCo generating taxable profits.

The Group’s tax returns for the fiscal years 2021, 2022 and 2023 remain subject to examination in Singapore. The Singapore tax authority period limit is 12 years.

	September 30, 2024	September 30, 2023
Loss before tax	(517,597)	(538,832)
Effective income tax rate	17%	17%
Tax calculated at a tax rate of 17%	(87,991)	(91,601)
Adjustments:
Deferred tax asset not recognised	87,991	91,601
Income tax expense recognised in profit or loss	—	—

NOTE 10      RELATED PARTY TRANSACTIONS

The nature of payments made by the director/stockholder on behalf of the Group, which were subsequently reimbursed to the said director/stockholder, is that of payment of operating expenses on behalf of the Group for the years ended September 30 2024, and 2023. The amounts due to the said director/stockholder are unsecured, free of interest and repayable upon request.

	September 30, 2024	September 30, 2023
Amount due (to)/from at the beginning of the year	$(226,839)	$(12,178)
Add: Loan from stockholder	0	(73,228)
Add: Advance from stockholder	(53,338)	(327,808)
Less: Repayment	279,110	183,722
Effect of foreign currency translation	2,960	2,653
Amount due to at the end of the year (Note 7)	4,027	(226,839)

In April 2023, the Group entered into a related-party transaction via a redeemable convertible note signed with Mr. Seah Ching Siong, a nominated director for the combined company post-Closing, for the sum of $50,000, which until its conversion in August, 2023 was received by the Group as a loan with interest accrued for the period before conversion at five per cent (5%) per annum. This redeemable convertible note was converted into 144,546 ordinary shares in the Group via a Subscription Letter signed by Mr. Seah and the Group, as full and final settlement of the convertible note.

AGILEALGO HOLDINGS LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)
FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 10      RELATED PARTY TRANSACTIONS (cont.)

On October 2, 2023, the Group made a repayment for the amount of $73,228 in loans from a Stockholder, which was extended to the Group during the course of the fiscal year ended September 30, 2023.

NOTE 11      CONCENTRATION RISK

Revenues

The Group had 5 customers during the fiscal year ended September 30, 2024, with outstanding receivables totaling $7,811 as of that date. The table below lists customers that contributed 10% or more to the Group’s total revenues for the year.

No.	Customer Name	Subscription revenue contribution in FY2024 (US$)	Project-based revenue contribution in FY2024 (US$)	Total revenue Contribution in FY2024 (US$)	Share of Contribution (%) of total Group revenues in FY2024
1	Customer A		74,026	74,026	28
2	Customer B		175,778	175,778	66

The Group had 5 customers in the year ended September 30, 2023. There were no outstanding receivables as at September 30, 2023. Table represents the customers contributing to 10% or more of total revenues in the fiscal year ended September 30, 2023.

No.	Customer Name	Subscription revenue contribution in FY2023 (US$)	Project-based revenue contribution in FY2023 (US$)	Total revenue Contribution in FY2023 (US$)	Share of Contribution (%) of total Group revenues in FY2023
1	Customer A	1,731	11,096	12,827	17.05
2	Customer B	—	60,033	60,033	79.78

NOTE 12      COMMITMENTS AND CONTINGENCIES

The Group is not subject to any legal proceeding, investigation or claim. There are no capital commitments or contingencies.

NOTE 13      EVENTS AFTER REPORTING PERIOD

Apart from the disclosure in Note 6, subsequent to the reporting period ending 30 September 2024, the Group remains on track to complete a De-SPAC transaction within the next four months following the Board’s approval of these consolidated financial statements. This progress is based on the executed agreements with IGTA, as outlined in Note 1.

Further, on October 1, 2024, the Group had signed definitive agreements and entered into an equity-linked line of credit facility extended by Yokville Advisors Group, under their nominated fund YA II PN Ltd., incorporated in the Cayman Islands. The facility offers two phases of financing to the Group, namely: (A) a $3,000,000 Pre-Paid Advance (net cash of $2,760,000 after deducting the 8% original issue discount) to be paid into the Group at Closing of the above De-SPAC, in two tranches of $1,840,000 and $920,000, and the repayment of which is via shares of the Pubco; and (B) an up to $30,000,000 Standby Share Purchase Agreement, to be withdrawn by the Group using shares of the Pubco should the Pubco meet certain criteria. There are no other commercial or financial obligations on the Group pursuant to this facility, until the consummation of the De-SPAC.

Annex A-1

Execution Copy

CONFIDENTIAL

BUSINESS COMBINATION AGREEMENT

Dated as of
September 12, 2023

by and among

AgileAlgo Holdings Ltd., a British Virgin Islands company, as the Company,

Inception Growth Acquisition Limited, a Delaware corporation, as the Parent,

IGTA Merger Sub Limited, a British Virgin Islands company, as the Purchaser,

and

the shareholders of the Company named herein, as the Sellers

Annex A-1 Page No.
Article I DEFINITIONS		A-1-2

Article II REDOMESTICATION MERGER		A-1-11
2.1	Redomestication Merger	A-1-11
2.2	Redomestication Effective Time	A-1-11
2.3	Effect of the Redomestication Merger	A-1-12
2.4	Organizational Documents	A-1-12
2.5	Directors and Officers of the Redomestication Surviving Company	A-1-12
2.6	Effect on Issued Securities of Parent	A-1-12
2.7	Surrender of Securities	A-1-13
2.8	Lost Stolen or Destroyed Certificates	A-1-14
2.9	Section 368 Reorganization	A-1-14
2.10	Taking of Necessary Action; Further Action	A-1-14
2.11	Agreement of Fair Value	A-1-14

Article III SHARE EXCHANGE; CLOSING		A-1-14
3.1	Exchange of Ordinary Shares	A-1-14
3.2	Closing	A-1-14
3.3	Termination of Certain Agreements	A-1-14
3.4	Conversion of Purchaser Rights	A-1-15
3.5	Exchange Consideration	A-1-15
3.6	Earnout	A-1-16
3.7	Withholding	A-1-17

Article IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS		A-1-17
4.1	Organization and Standing	A-1-17
4.2	Authorization	A-1-17
4.3	Governmental Authorization	A-1-17
4.4	Non-Contravention	A-1-17
4.5	Ownership	A-1-18
4.6	Litigation	A-1-18
4.7	Finders’ Fees	A-1-18
4.8	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	A-1-18

Article V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-1-19
5.1	Corporate Existence and Power	A-1-19
5.2	Authorization	A-1-19
5.3	Governmental Authorization	A-1-19
5.4	Non-Contravention	A-1-19
5.5	Capital Structure	A-1-20
5.6	Charter Documents	A-1-20
5.7	Corporate Records	A-1-20
5.8	Assumed Names	A-1-20
5.9	Subsidiaries	A-1-20
5.10	Consents	A-1-21
5.11	Financial Statements	A-1-21
5.12	Books and Records	A-1-22
5.13	Absence of Certain Changes	A-1-22
5.14	Properties; Title to the Company Group’s Assets	A-1-23
Annex A-1-i

Annex A-1 Page No.
5.15	Litigation	A-1-24
5.16	Contracts	A-1-24
5.17	Licenses and Permits	A-1-25
5.18	Compliance with Laws	A-1-26
5.19	Intellectual Property	A-1-26
5.20	Suppliers and Vendors	A-1-29
5.21	Accounts Receivable and Payable; Loans	A-1-29
5.22	Pre-payments	A-1-29
5.23	Employees	A-1-29
5.24	Employment Matters	A-1-29
5.25	Withholding	A-1-30
5.26	Real Property	A-1-30
5.27	Tax Matters	A-1-30
5.28	[reserved]	A-1-31
5.29	Environmental Laws	A-1-31
5.30	Finders’ Fees	A-1-32
5.31	Powers of Attorney and Suretyships	A-1-32
5.32	Directors and Officers	A-1-32
5.33	Certain Business Practices	A-1-32
5.34	Money Laundering Laws	A-1-32
5.35	Not an Investment Company	A-1-32
5.36	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	A-1-32

Article VI REPRESENTATIONS AND WARRANTIES OF PURCHASER PARTIES		A-1-33
6.1	Corporate Existence and Power	A-1-33
6.2	Corporate Authorization	A-1-33
6.3	Governmental Authorization	A-1-34
6.4	Non-Contravention	A-1-34
6.5	Finders’ Fees	A-1-34
6.6	Issuance of Exchange Consideration Shares	A-1-34
6.7	Capitalization	A-1-34
6.8	Trust Fund	A-1-35
6.9	Listing	A-1-36
6.10	Board Approval	A-1-36
6.11	Parent SEC Documents and Financial Statements; Internal Controls	A-1-36
6.12	Litigation	A-1-37
6.13	Business Activities	A-1-37
6.14	Compliance with Laws; Permits	A-1-37
6.15	Money Laundering Laws	A-1-38
6.16	OFAC	A-1-38
6.17	Not an Investment Company	A-1-38
6.18	Tax Matters	A-1-38
6.19	Transactions with Affiliates	A-1-39
6.20	Certain Business Practices	A-1-39
6.21	Employees and Employee Benefit Plans	A-1-39
6.22	Properties	A-1-39
6.23	Material Contracts	A-1-39
6.24	Insurance	A-1-40
6.25	Independent Investigation	A-1-40
6.26	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	A-1-40

Annex A-1-ii

Annex A-1 Page No.
Article VII COVENANTS		A-1-41
7.1	Conduct of the Business of the Company	A-1-41
7.2	Conduct of the Business of the Purchaser Parties	A-1-42
7.3	No Solicitation	A-1-44
7.4	Access to Information	A-1-44
7.5	Notices of Certain Events	A-1-45
7.6	SEC Filings; Section 16 Filings	A-1-45
7.7	Trust Account	A-1-46
7.8	Transaction Financing	A-1-46
7.9	Directors’ and Officers’ Indemnification and Insurance	A-1-46
7.10	Reporting and Compliance with Laws	A-1-47
7.11	Employment Agreements	A-1-47

Article VIII COVENANTS OF THE COMPANY		A-1-47
8.1	Annual and Interim Financial Statements	A-1-47
8.2	Additional Agreements	A-1-47

Article IX ADDITIONAL COVENANTS		A-1-47
9.1	Efforts; Further Assurances	A-1-47
9.2	Tax Matters	A-1-48
9.3	Disclosure Schedule Updates	A-1-49
9.4	Compliance with SPAC Agreements	A-1-49
9.5	Registration Statement	A-1-49
9.6	Confidentiality	A-1-51
9.7	SPAC Extension	A-1-52

Article X CONDITIONS TO CLOSING		A-1-52
10.1	Condition to the Obligations of the Parties	A-1-52
10.2	Conditions to Obligations of the Purchaser Parties	A-1-53
10.3	Conditions to Obligations of the Company and the Sellers	A-1-54
10.4	Frustration of Closing Conditions	A-1-54

Article XI DISPUTE RESOLUTION		A-1-55
11.1	Submission to Jurisdiction	A-1-55
11.2	Waiver of Jury Trial; Exemplary Damages	A-1-55
11.3	Arbitration	A-1-55
11.4	Specific Performance	A-1-56

Article XII TERMINATION		A-1-56
12.1	Termination	A-1-56
12.2	Effect of Termination	A-1-57

Article XIII MISCELLANEOUS		A-1-57
13.1	Notices	A-1-57
13.2	Amendments; No Waivers; Remedies	A-1-59
13.3	Arm’s Length Bargaining; No Presumption Against Drafter	A-1-59
13.4	Publicity	A-1-60
13.5	Expenses	A-1-60
13.6	No Assignment or Delegation; Binding Effect	A-1-60
13.7	Governing Law	A-1-60
13.8	Counterparts; Facsimile Signatures	A-1-61
13.9	Entire Agreement	A-1-61

Annex A-1-iii

Annex A-1 Page No.
13.10	Severability	A-1-61
13.11	Construction	A-1-61
13.12	Third Party Beneficiaries	A-1-62
13.13	Trust Account Waiver	A-1-62
13.14	No Recourse	A-1-62
13.15	Survival	A-1-63

LIST OF EXHIBITS

A.	Form of Joinder Agreement
B.	Form of Shareholder Support Agreement
C.	Sponsor Support Agreement
D.	Form of Lock-Up Agreement
E.	Form of Amended Registration Rights Agreement

Annex A-1-iv

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (the “Agreement”), dated as of September 12, 2023, by and among (i) AgileAlgo Holdings Ltd., a British Virgin Islands business company (the “Company”), (ii) Inception Growth Acquisition Limited, a Delaware corporation (the “Parent”), (iii) IGTA Merger Sub Limited, a British Virgin Islands business company and a wholly-owned subsidiary of the Parent (“Purchaser”), (iv) each of the holders of the Company’s outstanding shares that are named on Annex I hereto and that have executed and delivered a copy of this Agreement as of the date hereof, each of which is a Company Insider (as defined below) (collectively, the “Signing Sellers”), and (v) each of the other holders of the Company’s outstanding shares that, after the effective date of the Registration Statement (as defined below), shall execute and deliver to the Parent, Purchaser and the Company a joinder agreement in substantially the form attached as Exhibit A hereto (each, a “Joinder Agreement”) to become party to this Agreement which Joinder Agreement shall be accepted in writing and executed and delivered by the Parent, Purchaser and the Company, and which Joinder Agreement shall contain an acknowledgement by such holder of Ordinary Shares that it has received the Proxy Statement (as defined below) prospectus (collectively, the “Joining Sellers” and, together with the Signing Sellers, the “Sellers”).

W I T N E S E T H:

A.          The Company is a British Virgin Islands holding business company that owns and operates its business through its wholly-owned subsidiary AgileAlgo Pte. Ltd., a Singapore company (“AgileAlgo”), and AgileAlgo’s subsidiaries, of making enterprise-grade natural language code generator for machine-learning and data management platforms (as conducted by the Company and its Subsidiaries, the “Business”).

B.          Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

C.          Purchaser is a newly formed British Virgin Islands business company and a wholly-owned Subsidiary of Parent that was formed for the sole purpose of, prior to the Closing (as defined below), merging with the Parent pursuant to Section 174 of the BVI Business Companies Act (as amended, the “BVI Act”) and Section 252 of the Delaware General Corporation Law (the “DGCL”), where Purchaser will be the surviving entity as a British Virgin Islands company (the “Redomestication Merger”).

D.          Immediately following the Redomestication Merger (including after the completion of the Name Change (as defined below) and the adoption of the Amended Purchaser Organizational Documents (as defined below)), the parties hereto desire that Purchaser shall acquire all of the issued and outstanding Ordinary Shares (as defined below) held by the Sellers in exchange for ordinary shares of Purchaser, upon the terms and subject to the conditions set forth herein and in accordance with the applicable laws of the British Virgin Islands, making the Company a subsidiary of Purchaser (the “Share Exchange”).

E.          In connection with the execution of this Agreement, the Signing Sellers are each entering into a shareholder support agreement with Parent, the Purchaser and the Company in the form attached as Exhibit B hereto (the “Shareholder Support Agreement”), pursuant to which, among other things, the Signing Shareholders have agreed to approve as a shareholder of the Company, following the effectiveness of the Registration Statement, this Agreement and the Additional Agreements to which the Company is a party or bound, the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder and thereunder, on the terms and subject to the conditions set forth in such Shareholder Support Agreement.

F.           In connection with the execution of this Agreement, the Sponsor (as defined below) and certain of the Sponsor’s Affiliates and officers and directors of the Parent (collectively, the “Insiders”) are entering into a shareholder support agreement with Parent, the Purchaser and the Company, a copy of which is attached as Exhibit C hereto ( the “Sponsor Support Agreement”), pursuant to which, among other things, such Insiders agreed to vote their Parent Common Stock in favor of the Parent Stockholder Approval Matters (including the approval as a shareholder of the Parent this Agreement and the Additional Agreements to which the Parent is a party or bound, the transactions contemplated hereby and thereby and the performance by the Parent of its obligations hereunder and thereunder), on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

Annex A-1-1

G.          At the Closing: (i) Purchaser and each Shareholder who will own five percent (5%) or more of the issued and outstanding Purchaser Ordinary Shares as of immediately after the Closing (the “Significant Shareholders”) will enter into a lock-up agreement, substantially in the form attached hereto as Exhibit D (each, a “Lock-Up Agreement”), which will, among other things, provide for a 180-day lock-up period after the Closing with respect to the Purchaser Ordinary Shares owned by such Shareholder, and which Lock-Up Agreement shall be effective as of the Closing; and (ii) the Purchaser, the Parent, the Significant Shareholders, the Sponsor and the other Holders under the Registration Rights Agreement (as defined below) will enter into an Amended and Restated Registration Rights Agreement, substantially in the form attached as Exhibit E hereto (the “Amended Registration Rights Agreement”), which will, among other matters, (A) add the Purchaser to the Registration Rights Agreement as the successor to the Parent and (B) provide the Significant Shareholders with registration rights substantially equivalent to the registration rights provided to the Sponsor under the Registration Rights Agreement.

H.          The boards of directors (or equivalent governing bodies) of the Parent, the Purchaser and the Company each (a) have determined that the transactions contemplated by this Agreement and the Additional Agreements are fair, advisable and in the best interests of their respective companies and shareholders, and (b) have approved this Agreement and the Additional Agreements to which such entity is a party or bound, the transactions contemplated hereby and thereby and the performance by such entity of its obligations hereunder and thereunder, upon the terms and subject to the conditions set forth herein.

I.            For U.S. federal income tax purposes, the parties intend, and the Company acknowledges, that the Redomestication Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and the Boards of Directors of Parent and Purchaser have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

Article I
DEFINITIONS

The following terms, as used herein, have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Action” means any legal action, suit, claim, investigation, hearing, arbitration or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), including any audit, claim or assessment for Taxes or otherwise, in each case by or before an Authority.

“Additional Agreements” means each agreement, instrument or document attached hereto as an Exhibit, including the Joinder Agreement, the Shareholder Support Agreement, the Sponsor Support Agreement, the Lock-up Agreements and the Amended Registration Rights Agreement, and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, (i) with respect to all periods prior to the Closing, the Sponsor is an affiliate of the Parent (and after the Redomestication Merger, the Purchaser), and (ii) with respect to all periods subsequent to the Closing, Purchaser is an Affiliate of the Company.

“Antitrust Laws” means any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade including to the extent applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Authority” means any governmental, regulatory, quasi-governmental or administrative body, agency, department or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public or industry regulatory authority, whether international, national, Federal, state, or local, including any supervisory authority or other enforcement agency with respect to Information Privacy and Security Laws.

Annex A-1-2

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, business or transactions are otherwise reflected, other than stock books and minute books.

“Business Combination” means Parent’s initial “Business Combination”, as such term is defined in Parent’s Amended and Restated Certificate of Incorporation, as amended (and which will include the Share Exchange).

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York or Singapore are authorized to close for business; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place” or similar closure of physical branch locations at the direction of any Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Closing Price Per Share” means $10.00 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Equity Valuation” means, in consideration for 100% of the issued and outstanding Company Shares, an amount equal to the sum of (i) One Hundred Forty Million U.S. Dollars ($140,000,000), plus (ii) Twenty Million U.S. Dollars ($20,000,000), which represent the Earnout Shares, for an aggregate total of One Hundred Sixty Million U.S. Dollars ($160,000,000).

“Company Group” means the Company and its Subsidiaries, collectively.

“Company Insider” means a holder of Company Shares who (i) is a director or executive officer of the Company or (ii) owns in the aggregate at least five percent (5%) of the issued and outstanding share capital of the Company.

“Company Material Adverse Effect” means a material adverse change or a material adverse effect on (a) the assets, liabilities, financial condition, business or operations of the Company Group, taken as a whole, or (b) the ability of the Company Group or any Seller on a timely basis to consummate the transactions contemplated by this Agreement or the Additional Agreements to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that “Company Material Adverse Effect” shall not include or take into account any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company Group operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, or currency exchange rates, monetary policy or fiscal policy; (iv) acts of war (whether or not declared), armed hostilities or terrorism, and any pandemic, epidemics or human health crises, including COVID-19, or the continuation or worsening thereof; (v) any action contemplated by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of a Purchaser Party; (vi) any matter of which Parent is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company Group; (ix) any natural or man-made disaster or acts of God, or the conditioning or worsening thereof; or (x) any failure by the Company Group to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded if not otherwise falling within any of clauses (i) though (ix) above.

“Company Privacy Policy” means each external or internal privacy policy or privacy notice of the Company or its Subsidiary, including any policy or notice relating to (a) the privacy, User Data or Personal Data of users of its website, service or any mobile applications; (b) the collection, storage, processing, disclosure, and transfer of any User Data or Personal Data; and (c) any employee or personnel information.

“Company Share Rights” means all options, warrants, rights, or other securities (including debt instruments) to purchase, convert or exchange into Company Shares.

“Company Shares” means the ordinary shares, no par value, of the Company.

Annex A-1-3

“Contracts” means all contracts, agreements, leases (including Real Property leases, equipment leases, car leases and capital leases), licenses, sublicenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company and/or any of its Subsidiaries is a party or by which any of their respective assets are bound or under which the Company and/or any of its Subsidiaries have any express right or obligation.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Creditors’ Rights” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law).

“Data Breach” means any accidental or unauthorized access, acquisition, use, modification, disclosure, loss, destruction of or damage to Personal Data, User Data or IT Systems, or any other data security incident requiring notification to any Persons or Authority under applicable Data Protection Requirements.

“Data Protection Requirements” means all applicable Information Privacy and Security Laws, Company Privacy Policies, judicial orders issued or applicable to the Company Group, and any Contracts and/or any binding industry standards, guidelines and codes of conduct that apply to Company Group, relating to the collection, use, storage, disclosure, transmission, security, disposal, transfer (including cross-border transfer) or other processing of Personal Data or User Data.

“Deferred Underwriting Amount” means an amount equal to the greater of (i) $1,000,000 and (ii) 2.5% of the cash remaining in the Trust Account after completion of the Closing Redemption, subject to a maximum fee of $2,250,000, representing the portion of the underwriting commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Investment Management Trust Agreement and the Underwriting Agreement, dated as of December 8, 2021, by and between the Parent and EF Hutton, a division of Benchmark Investments, LLC, as the representative of the underwriters named therein.

“Earnout Earnings” means any dividends or distributions or other income paid or otherwise accruing to the Earnout Shares during the time such Earnout Shares have not either yet vested or been surrendered by the Sellers, as of the relevant date.

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity.

“Equity Securities” means any (i) shares of capital stock or other equity or voting securities issued, reserved for issuance or outstanding, (ii) securities convertible into or exchangeable for shares of capital stock or other equity or voting interests, (iii) outstanding options, warrants, rights or other commitments or agreements to acquire, or that obligate a Person to issue, any capital stock or other equity or voting interests, or any securities convertible into or exchangeable for shares of capital stock or other equity or voting interests, (iv) obligations to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock or other equity or voting interests, and (v) other obligations to make any payments based on the price or value of any capital stock or other equity or voting interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration Shares” means such number of Purchaser Ordinary Shares equal to the Company Equity Valuation, divided by the Closing Price Per Share.

“Exchange Ratio” means (a) the total number of Exchange Consideration Shares, divided by (b) the total number of Company Shares issued and outstanding immediately prior to the Closing (disregarding any Company Shares held by the Company or any of its Subsidiaries as of immediately prior to the Closing).

“Fraud” means an actual, intentional and knowing common law fraud (and not a constructive fraud, negligent misrepresentation or omission, or any form of fraud premised on imputed knowledge, recklessness or negligence), as finally determined by a court of competent jurisdiction (or by an arbitration proceeding should the parties agree to one), by (a) the Company or any Seller in connection with any representation or warranty of the Company or such

Annex A-1-4

Seller (in each case, as qualified by the Company Disclosure Schedules) contained in this Agreement (including in the Company Disclosure Schedules) or in any Additional Agreement, or (b) a Purchaser Party in connection with any representation or warranty of a Purchaser Party (in each case, as qualified by the Purchaser Parties Disclosure Schedules) contained in this Agreement (including in the Purchaser Parties Disclosure Schedules) or in any Additional Agreement.

“Fraud Claims” means any claim to the extent based on Fraud. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, in any determination of whether a Person has committed Fraud, all relevant materiality and knowledge qualifications specifically provided for in this Agreement shall be taken into account.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Indebtedness” means with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money (including amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable or trade payables to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, and (f) all guarantees by such Person to the extent drawn.

“Information Privacy and Security Laws” means applicable Law of any applicable jurisdiction concerning, as applicable, the privacy, security, data protection, data sharing, direct marketing, consumer protection, facial recognition, location tracking, customer tracking, behavioral marketing, outbound communications, data or web scraping, monitoring, recording, and workplace privacy, including the collection, processing, storage, protection and disclosure of Personal Data or User Data, and all binding guidance issued by Authorities (including staff reports) thereunder.

“Insider Letters” means (i) the letter agreement, dated as of December 8, 2021, as amended, by Sponsor for the benefit of Parent and EF Hutton, a division of Benchmark Investments, LLC, as the representative of the underwriters named therein, and (ii) the letter agreement, dated as of December 8, 2021, as amended, by the officers and directors of Parent for the benefit of Parent and EF Hutton, a division of Benchmark Investments, LLC, as the representative of the underwriters named therein.

“Intellectual Property” means any trademark, service mark, trade name, domain names, trade dress, URLs, logos and other source identifiers, including registration thereof or application for registration therefor, together with the goodwill symbolized by any of the foregoing, invention, patent, patent application (including provisional applications), statutory invention registrations, invention disclosures, trade, secret, know-how, formulae, methods, processes, protocols, specifications, techniques, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as laboratory notebooks, samples, studies and summaries), copyright, copyright registration, application for copyright registration, software programs, data bases, and any other type of proprietary intellectual property right and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company Group, or used or held for use by the Company Group in the Business, whether registered or unregistered, or domestic, foreign or international.

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“Intellectual Property Rights” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name and domain name rights and similar rights associated with source identifiers; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

“Investment Management Trust Agreement” means the investment management trust agreement, dated as of December 8, 2021, as amended, by and between the Parent and the Trustee.

“IPO” means the initial public offering of Parent pursuant to the IPO Prospectus.

“IPO Prospectus” means the prospectus dated December 8, 2021 and filed with the SEC (File No. 333-257426) on December 9, 2021.

“IT Systems” means all computer programs (in both Source Code and object code form), computer hardware and peripherals, and telecommunications and network equipment owned, used, leased, or licensed by the Company or its Subsidiaries.

“Key Employees” means Tony Tay and Francis Lee.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, common law, act, treaty or order of general applicability of any applicable Authority, including any rule or regulation promulgated thereunder, and includes all Privacy Laws.

“Legal Restraint” means any Law that has been adopted or promulgated, or which is in effect, or any temporary, preliminary or permanent Order issued by a court or other Authority of competent jurisdiction.

“Liabilities” means any and all liabilities, Indebtedness, obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Nasdaq” means the Nasdaq Capital Market.

“Order” means any decree, order, judgment, writ, judicial or arbitral award, injunction, verdict, determination, binding decision, rule or consent of or by an Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Parent Common Stock” means the shares of common stock, par value $0.0001 per share, of Parent.

“Parent Private Warrant” means one whole non-redeemable warrant that was issued in a private placement to the Sponsor at a price of $1.00 per warrant at the time of the consummation of the IPO, entitling the holder thereof to purchase one (1) share of Parent Common Stock at a price of $11.50 per whole share of Parent Common Stock.

“Parent Public Warrant” means one whole redeemable warrant of which one-half (½) was included as part of each Parent Unit, entitling the holder thereof to purchase one (1) share of Parent Common Stock at a price of $11.50 per whole share of Parent Common Stock.

“Parent Rights” means the issued and outstanding rights of Parent, each such right to be automatically converted into one-tenth (1/10) of one share of Parent Common Stock at the closing of a Business Combination.

“Parent Securities” means the Parent Common Stock, Parent Rights, Parent Units and Parent Warrants, collectively.

“Parent Unit” means each outstanding unit sold in IPO, consisting of one share of Parent Common Stock, one-half (½) of a Parent Public Warrant and one Parent Right.

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“Parent Warrants” means the Parent Private Warrants and the Parent Public Warrants, collectively.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permitted Liens” means (i) all defects, exceptions, covenants, conditions, restrictions, easements, rights of way encumbrances and other similar matters affecting title to any Real Property and other title defects which do not materially impair the use or occupancy of such Real Property or the operation of the Business; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company Group, either individually or in the aggregate, and (C) that are not resulting from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law; (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance with U.S. GAAP); (iv) zoning, building codes and other land use Laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are imposed by any Authority having jurisdiction over any Real Property which are not violated by the current use or occupancy of such Real Property except for any violations which would have a Company Material Adverse Effect; (v) non-exclusive licenses granted in the ordinary course of business; (vi) other Liens arising or incurred in the ordinary course of business for amounts less than $50,000; and (vii) Liens arising under this Agreement or any Additional Agreement.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Data” means information that relates to, identifies, describes, or is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with an identified or identifiable individual, household or device (such as name, address, telephone number, e-mail address, image, financial account number, Social Security number, government-issued identifier, online identifier, and any other information used or intended to be used to directly or indirectly identify, contact, or precisely locate an individual or device), or that is included in the term “personal data,” “personal information,”‘ or the equivalent under the applicable Data Protection Requirement.

“Privacy Laws” means the Singapore Personal Data Protection Act, the HITECH Act, the European Union’s General Data Protection Regulation (EU) 2016/679, British Virgin Islands’ Data Protection Act, 2021 and any similar or analogous federal, state or foreign privacy laws, in each case, to the extent applicable to the Business as conducted by the Company Group.

“Pro Rata Share” means a fraction, expressed as a percentage, equal to the number of Purchased Shares owned by a Seller, divided by the total number of Purchased Shares owned by all Sellers.

“Purchaser Ordinary Shares” means the ordinary shares of Purchaser, par value $0.0001 per share, including the shares issued in exchange for the Parent Common Stock in the Redomestication Merger, along with any Equity Securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Purchaser Parties Material Adverse Effect” means a material adverse change or a material adverse effect on (a) the assets, liabilities, financial condition, business or operations of the Purchaser Parties (and their respective Subsidiaries), taken as a whole, or (b) the ability of a Purchaser Party on a timely basis to consummate the transactions contemplated by this Agreement or the Additional Agreements to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that “Purchaser Parties Material Adverse Effect” shall not include or take into account any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Purchaser Parties operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, or currency exchange rates, monetary policy or fiscal policy; (iv) acts of war (whether or not declared), armed hostilities or terrorism, and any pandemic, epidemics or human health crises, including COVID-19, or the continuation or worsening thereof; (v) any action contemplated by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; (vi) any matter of which the Company is are aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of

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the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Purchaser Party; (ix) any natural or man-made disaster or acts of God, or the continuation or worsening thereof; or (x) any failure by the Purchaser Parties to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded if not otherwise falling within any of the clauses (i) through (ix) above).

“Purchaser Private Warrant” means one whole non-redeemable warrant of Purchaser to be issued in the Redomestication Merger in exchange for the outstanding Parent Private Warrants, entitling the holder thereof to purchase one (1) Purchaser Ordinary Share at a price of $11.50 per whole Purchaser Ordinary Share.

“Purchaser Public Warrant” means one whole redeemable warrant of Purchaser to be issued in the Redomestication Merger in exchange for the outstanding Parent Public Warrants, entitling the holder thereof to purchase one (1) Purchaser Ordinary Share at a price of $11.50 per whole Purchaser Ordinary Share.

“Purchaser Rights” means the issued and outstanding rights of Purchaser to be issued in the Redomestication Merger in exchange for the outstanding Parent Rights, each such right to be automatically converted into one-tenth (1/10) of one share of Purchaser Common Stock at the closing of a Business Combination.

“Purchaser Securities” means the Purchaser Ordinary Shares, Purchaser Rights and Purchaser Warrants, collectively.

“Purchaser Warrants” means the Purchaser Private Warrants and the Purchaser Public Warrants, collectively.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 8, 2021, by and among the Parent, the Sponsor and the other parties thereto named as Holders therein.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” means the shareholders of the Company, including the Sellers.

“Source Code” means computer software and code, in form other than object code form, including related programmer comments and annotations, help text, data and data structures, instructions, and procedural, object-oriented, and other code, which may be printed out or displayed in human readable form.

“Sponsor” means Soul Venture Partners LLC, the Parent’s sponsor.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

“Tangible Personal Property” means all tangible personal property and interests therein, including manufacturing production devices, machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company Group and other tangible property.

“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached Schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Transfer Taxes” means any and all transfer, documentary, sales, use, real property, stamp, excise, recording, registration, value added and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“User Data” means any data or information (including any non-Personal Data or other data or information) collected by or on behalf of the Company Group from or about users of the Company Group’s websites, online services, or mobile applications.

“$” means U.S. dollars, the legal currency of the United States.

GLOSSARY

Term	Section
AAA Procedures	11.3
Additional Parent SEC Documents	6.11(a)
Agreement	Preamble
AgileAlgo	Recital A
Alternative Proposal	7.3
Alternative Transaction	7.3
Amended Purchaser Organizational Documents	2.4
Amended Registration Rights Agreement	Recital F
Balance Sheet Date	5.11(a)
Business	Recital A
BVI Act	Recital C
BVI Law	2.1
CARES Act	5.27(c)
CFO	3.6(c)
Closing	3.2
Closing Date	3.2
Closing Redemption	7.2(b)(viii)
Company	Preamble
Company Balance Sheet	5.11(a)
Company Certificates	3.5(c)
Company Disclosure Schedules	Article V
Company Group Consent	5.10
Confidential Information	9.6
D&O Indemnified Persons	7.9(a)
D&O Tail Insurance	7.9(b)
Data Partners	5.19(m)(vi)
Delaware Law	2.1
DGCL	Recital C
Disclosing Party	9.6
Disclosure Schedules	Article VI
Disinterested Directors	3.6(c)

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Term	Section
Dispute	11.3
Earnout Period	3.6(a)
Earnout Shares	3.6(a)
Earnout Statement	3.6(c)
Employment Agreements	7.11
Escrow Account	3.6(b)
Escrow Agent	3.6(b)
Escrow Agreement	3.6(b)
Exchange Consideration	3.5(a)
Existing NDAs	9.6
Extension	9.7
Extension Redemption	7.2(b)(viii)
Financial Statements	5.11(a)
Financing Agreements	7.8
Full Earnout Target	3.6(a)
Gross Revenues	3.6(a)
Inbound Licenses	5.19(c)
Insiders	Recital E
Interim Period	7.1(a)
IP Licenses	5.19(c)
IRS	5.27(a)
Joinder Agreement	Preamble
Joining Sellers	Preamble
Labor Agreements	5.24(a)
Lenders	13.5(b)
Lock-Up Agreement	Recital F
Material Contracts	5.16(a)
Minimum Earnout Target	3.6(a)
Money Laundering Laws	5.34
Name Change	2.2
Non-Recourse Parties	13.14
Non-U.S. Subsidiaries	9.2(e)
OFAC	6.16
Outbound Licenses	5.19(c)
Outside Closing Date	12.1(c)
Parent	Preamble
Parent Dissenting Shares	2.6(a)
Parent Dissenting Shareholders	2.6(a)
Parent Financial Statements	6.11(b)
Parent Material Contract	6.23(a)
Parent Related Party	6.19
Parent SEC Documents	6.11(a)
Parent Special Meeting	9.5(a)
Parent Stockholder Approval Matters	9.5(a)
PCAOB Audited Company Financials	8.1(a)
PCAOB Company Financials	8.1(a)
PCAOB Reviewed Quarterly Company Financials	8.1(a)
Permits	5.17
PFIC	9.2(e)
Plan of Merger	2.2

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Term	Section
Post-Closing Purchaser Board	2.5(b)
Proxy Statement	9.5(a)
Publicly Disclosed	Article VI
Purchased Shares	3.1
Purchaser	Preamble
Purchaser Board	3.6(c)
Purchaser Equity Incentive Plan	9.5(a)
Purchaser Parties	Article V
Purchaser Parties Disclosure Schedules	Article VI
Real Property Leases	5.26(b)
Receiving Party	9.6
Redemption Limitation Amendment	9.5(a)
Redomestication Effective Time	2.2
Redomestication Intended Tax Treatment	2.9
Redomestication Merger	Recital C
Redomestication Surviving Company	2.1
Registration Statement	9.5(a)
Related Claim	11.1(a)
Representatives	7.3
Required Parent Stockholder Approval	10.1(e)
Requisite Company Vote	5.2
Resolution Period	11.3
Sellers	Preamble
Share Exchange	Recital D
Shareholder Support Agreement	Recital E
Significant Shareholders	Recital F
Signing Sellers	Preamble
Specified Courts	11.1(a)
Sponsor Loans	13.5(b)
Sponsor Support Agreement	Recital E
Surrendered Earnout Shares	3.6(a)
Transaction Financing	7.8
Trust Account	6.8
Trustee	6.8
Trust Fund	6.8

Article II
REDOMESTICATION MERGER

2.1         Redomestication Merger. Immediately prior to the Share Exchange, at the Redomestication Effective Time (as defined in Section 2.2), and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL and all other Laws of the State of Delaware (“Delaware Law”) and applicable provisions of the BVI Act and all other Laws of the British Virgin Islands (“BVI Law”), respectively, the Parent shall be merged with and into the Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving entity. Purchaser as the surviving entity after the Redomestication Merger is hereinafter sometimes referred to as the “Redomestication Surviving Company”. Any reference in this Agreement to the Parent after the Redomestication Effective Time will be a reference to the Purchaser as the Redomestication Surviving Company.

2.2         Redomestication Effective Time. The parties hereto shall cause the Redomestication Merger to be consummated immediately prior to the Share Exchange by filing or registering the articles and plan of merger or certificate of merger, as the case may be in respect of the applicable jurisdiction, in form and substance agreed by the Parent and the Company acting reasonably and otherwise in accordance with Section 174 of the BVI Act and

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Section 252 of the DGCL and all other applicable aspects of BVI Law and Delaware Law (the “Plan of Merger”) (and other documents required by Delaware Law and BVI Law) with the Secretary of State of the State of Delaware and Registrar of Corporate Affairs in the British Virgin Islands (and other authorities required by Delaware Law and BVI Law), in accordance with the relevant provisions of Delaware Law and BVI Law (the time the articles of merger are registered by the Registrar of Corporate Affairs in the British Virgin Islands and a certificate of merger issued, or such later time as specified in the Plan of Merger, being the “Redomestication Effective Time”). In connection with the Redomestication Merger or as soon thereafter as is practicable, Purchaser shall change its corporate name to “Prodigy, Inc.” (the “Name Change”).

2.3         Effect of the Redomestication Merger. At the Redomestication Effective Time, the effect of the Redomestication Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of Delaware Law and BVI Law. Without limiting the generality of the foregoing, and subject thereto, at the Redomestication Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Parent shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Redomestication Surviving Company, which shall include the assumption by the Redomestication Surviving Company of any and all agreements, covenants, duties and obligations of the Parent set forth in this Agreement and as a matter of BVI Law to be performed after the Redomestication Effective Time, and all securities of the Redomestication Surviving Company issued and outstanding as a result of the conversion under Sections 2.6(a) through (d) hereof shall be listed on the public trading market on which the applicable Parent Securities were trading prior to the Redomestication Merger.

2.4         Organizational Documents of the Redomestication Surviving Company. At the Redomestication Effective Time, the certificate of incorporation and bylaws of the Parent as in effect immediately prior to the Redomestication Effective Time shall cease and at that time, or as soon thereafter as is practicable, the Redomestication Surviving Company shall (to the extent not done prior to the Redomestication Effective Time) adopt the amended and restated memorandum and articles of association in the forms to be determined by the Company after consultation with the Parent (as so amended and restated, the “Amended Purchaser Organizational Documents”).

2.5         Directors and Officers of the Redomestication Surviving Company.

(a)         At the Redomestication Effective Time, the directors and officers of Parent shall become the officers and directors of the Redomestication Surviving Company.

(b)         The parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) consist of at least five (5) directors who shall be designated by the Company and a majority of whom shall qualify as independent directors under Nasdaq rules. At or prior to the Closing, the Purchaser will provide each director on the Post-Closing Purchaser Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.

(c)         The Parties shall take all action necessary, including causing the executive officers of the Purchaser to resign, so that the individuals serving as the executive officers of the Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, with the consent of the Purchaser (not to be unreasonably withheld, delayed or conditioned), the Company desires to appoint another qualified person to any such role, in which case, such other person identified by the Company shall serve in such role).

2.6         Effect on Issued Securities of Parent. By virtue of the Redomestication Merger and without any action on the part of any party or the holders of securities of the Parent, the Purchaser or the Company:

(a)         Conversion of Parent Common Stock. At the Redomestication Effective Time, every issued and outstanding share of Parent Common Stock (other than those described in Section 2.6(e) below) shall be converted automatically into one (1) Purchaser Ordinary Share, following which all shares of Parent Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Parent Common Stock outstanding immediately prior to the Redomestication Effective Time shall cease to have any rights with respect to such Parent Common Stock, except as provided herein or by Law. Each certificate (if any) previously evidencing Parent Common Stock shall be exchanged for a certificate representing the

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same number of Purchaser Ordinary Shares upon the surrender of such certificate in accordance with Section 2.7. Each certificate formerly representing Parent Common Stock (other than those described in Section 2.6(e) below) shall thereafter represent only the right to receive the same number of Purchaser Ordinary Share.

(b)         Parent Units. At the Redomestication Effective Time, every issued and outstanding Parent Unit shall automatically separate into each’s individual components of one (1) share of Parent Common Stock, one-half (½) of one Parent Public Warrant and one (1) Parent Right, which underlying Parent Securities shall be converted into Purchaser Securities in accordance with the applicable terms of this Section 2.6, following which all Parent Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Parent Units outstanding immediately prior to the Redomestication Effective Time shall cease to have any rights with respect to such Parent Units, except as provided herein or by Law.

(c)         Parent Rights. At the Redomestication Effective Time, every issued and outstanding Parent Right shall be converted automatically into one (1) Purchaser Right, following which all Parent Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Parent Rights outstanding immediately prior to the Redomestication Effective Time shall cease to have any rights with respect to such Parent Rights, except as provided herein or by Law. Each certificate (if any) formerly representing Parent Rights shall thereafter represent only the right to receive the same number of Purchaser Rights upon the surrender of such certificate in accordance with Section 2.7.

(d)         Parent Warrants. At the Redomestication Effective Time, every issued and outstanding one-half (½) of a Parent Public Warrant shall be converted automatically into one-half (½) of a Purchaser Public Warrant, and each issued and outstanding Parent Private Warrant shall be converted automatically into one Purchaser Private Warrant, following which all Parent Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each Purchaser Public Warrant (or fraction thereof) shall have, and be subject to, substantially the same terms and conditions set forth in the Parent Public Warrants, and each Purchaser Private Warrant shall have, and be subject to, substantially the same terms and conditions set forth in the Parent Private Warrants, except that in each case they shall represent the right to acquire Purchaser Ordinary Shares in lieu of shares of Parent Common Stock. The holders of certificates previously evidencing Parent Warrants outstanding immediately prior to the Redomestication Effective Time shall cease to have any rights with respect to such Parent Warrants, except as provided herein or by Law. Each certificate previously evidencing Parent Warrants shall be exchanged for a certificate representing the same number and type of Purchaser Warrants upon the surrender of such certificate in accordance with Section 2.7.

(e)         Cancellation of Parent Common Stock Owned by Parent. At the Redomestication Effective Time, if there are any shares of Parent Common Stock that are owned by the Parent as treasury shares or any shares of Parent Common Stock owned by any direct or indirect wholly owned subsidiary of the Parent immediately prior to the Redomestication Effective Time, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(f)          Transfers of Ownership. If any securities of Purchaser are to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

(g)         No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the Redomestication Surviving Company, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7         Surrender of Securities. All securities issued by virtue of the Redomestication Merger for Parent Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of Parent Securities shall also apply to the Purchaser Securities so issued in exchange. Each certificate (if any) formerly representing Parent Securities shall be exchanged for a certificate representing the same number and type of Purchaser Securities.

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2.8         Lost Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof in form and substance reasonably acceptable to the Purchaser; provided, however, that Redomestication Surviving Company may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Redomestication Surviving Company with respect to the certificates alleged to have been lost, stolen or destroyed.

2.9         Section 368 Reorganization. For U.S. Federal income tax purposes, Parent and Purchaser intend that the Redomestication Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of Parent and the Purchaser is a party under Section 368(b) of the Code (the “Redomestication Intended Tax Treatment”). Parent and Purchaser hereby (a) adopt, and the Company acknowledges, this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (b) agree to file and retain such information as shall be required under Treasury Regulation Section 1.368-3, and (c) agree to file all Tax and other informational returns on a basis consistent with the Redomestication Intended Tax Treatment. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of Redomestication Merger for the Redomestication Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Redomestication Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Redomestication Merger is determined not to qualify for the Redomestication Intended Tax Treatment.

2.10       Taking of Necessary Action; Further Action. If, at any time after the Redomestication Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Redomestication Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Parent and the Purchaser, the officers and directors of the Parent and the Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.11       Agreement of Fair Value. Parent, Purchaser and the Company respectively agree that the consideration payable for the Parent Common Stock represents the fair value of such Parent Common Stock for the purposes of Delaware Law.

Article III
SHARE EXCHANGE; CLOSING

3.1         Exchange of Ordinary Shares. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.2), immediately following the Redomestication Merger (including after the completion of the Name Change and the adoption of the Amended Purchaser Organizational Documents, and in accordance with the applicable Law, the Sellers shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Sellers, all of the Company Shares held by the Sellers (collectively, the “Purchased Shares”), free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws, those imposed by the Company’s Organizational Documents and those incurred by the Purchaser).

3.2         Closing. Unless this Agreement is earlier terminated in accordance with Article XII, the consummation of the Share Exchange (the “Closing”) shall take place immediately following the Redomestication Merger (including after the completion of the Name Change and the adoption of the Amended Purchaser Organizational Documents), at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York on a date no later than two (2) Business Days after the satisfaction or waiver of all the conditions set forth in Article X, or at such other place and time as the Company and the Purchaser Parties may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

3.3         Termination of Certain Agreements. The Company and the Sellers hereby agree that, effective at the Closing, other than any Additional Agreements, (a) any shareholders, voting or similar agreement among the Company and any of the Sellers or among the Sellers with respect to the Company’s capital shares, and (b) any

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registration rights agreement between the Company and its shareholders, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the parties, terminate in full and become null and void and of no further force and effect. Further, each Seller and the Company hereby waive any obligations of the parties under the Company’s Organizational Documents or any agreement described in clause (a) or (b) of this Section 3.3 with respect to the transactions contemplated by this Agreement and the Additional Agreements, and any failure of the parties to comply with the terms thereof in connection with the transactions contemplated by this Agreement and the Additional Agreements.

3.4         Conversion of Purchaser Rights. At the Closing, without any action on the part of any party or the holders of securities of the Purchaser or the Company, each holder of Purchaser Rights issued and outstanding immediately prior to the Closing will automatically receive one (1) Purchaser Ordinary Share in exchange for the cancellation of each ten (10) Purchaser Rights owned by such holder; provided that no fractional Purchaser Ordinary Shares will be issued for Purchaser Rights and all fractional Purchaser Ordinary Shares will be rounded down to the nearest whole share.

3.5         Exchange Consideration.

(a)         Subject to and upon the terms and conditions of this Agreement, at the Closing, in full payment for the Purchased Shares in the Share Exchange, each Seller shall be entitled to receive from Purchaser, and the Purchaser shall issue to such Seller, for each Purchased Share, without interest, a number of the Exchange Consideration Shares that is equal to the Exchange Ratio (the “Exchange Consideration”), subject to the withholding of such Seller’s Pro Rata Share of the Earnout Shares in accordance with Section 3.6 below. For avoidance of any doubt, after the Closing, each Seller will cease to have any rights with respect to the Company Shares, except the right to receive the Exchange Consideration (subject to the withholding of the Earnout Shares). Notwithstanding anything to the contrary contained herein, no fraction of a Purchaser Ordinary Share will be issued by Purchaser to a Seller by virtue of this Agreement or the transactions contemplated hereby, and each Seller who would otherwise be entitled to a fraction of a Purchaser Ordinary Share (after aggregating all fractional Purchaser Ordinary Shares that would otherwise be received by such Seller) shall instead have the number of Purchaser Ordinary Shares issued to such Seller rounded up or down in the aggregate to the nearest whole Purchaser Ordinary Share. For the avoidance of doubt, no holder of Company Shares will receive any consideration under or in connection with this Agreement unless they are Sellers hereunder, either as a Signing Seller or as a Joining Seller, and then only with respect to the issued and outstanding Company Shares that they own.

(b)         At the Closing, the Purchaser shall cause the Exchange Consideration to be issued to the Sellers in exchange for their Company Shares based on the Conversion Ratio (subject to the withholding of each Seller’s pro rata portion of the Earnout Shares in accordance with Section 3.6 below).

(c)         At the Closing, each Seller will deliver to the Purchaser the duly executed share transfer form in respect of its Company Shares, and the certificate(s), if any, representing Company Shares (“Company Certificates”), and the Company shall simultaneously deliver a certified copy of the minutes of a meeting or resolutions of its directors approving the registration of such transfers of the Company Shares in favor of the Purchaser or as may otherwise be provided and such other matters as may be agreed beforehand by the Company and Parent. In the event any Company Certificates shall have been lost, stolen or destroyed, the Purchaser shall cause to be issued in exchange for such lost, stolen or destroyed Company Certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof in form and substance reasonably acceptable to the Purchaser; provided, however, that Purchaser may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

(d)         Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Closing, any change in the outstanding securities of the Purchaser Ordinary Shares shall occur (other than the issuance of additional shares of capital stock of Purchaser as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Exchange Consideration Shares, Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Purchaser to take any action with respect to its securities that is prohibited by the terms of this Agreement.

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3.6         Earnout.

(a)         Twelve and one-half percent (12.5%) of the Purchaser Ordinary Shares to be issued by Purchaser to the Sellers as Exchange Consideration in the Share Exchange (such Purchaser Ordinary Shares, subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any Equity Securities into which such shares are exchanged or converted, and together with the Earnout Earnings thereof, the “Earnout Shares”) (which if all Shareholders become Sellers, would be an aggregate of two million (2,000,000) Purchaser Ordinary Shares), allocated among the Sellers pro rata based on their respective Pro Rata Shares, shall be placed in escrow pursuant to Section 3.6(b) hereof and each Seller shall have the right to receive its Pro Rata Share of such Earnout Shares in accordance with the terms of this Section 3.6. All of the Earnout Shares shall vest and be payable from the Escrow Account to the Sellers in accordance with their respective Pro Rata Shares in the event that the consolidated gross revenues of Purchaser and its Subsidiaries (including the Company Group) during the three (3) fiscal quarter period beginning on October 1, 2024 (the “Earnout Period’), as reported in the Purchaser’s quarterly reports on Form 10-Q and/or annual report on Form 10-K as filed with the SEC (the “Gross Revenues”), equals or exceeds Fifteen Million U.S. Dollars ($15,000,000) (the “Full Earnout Target”). In the event that the Gross Revenues are less than the Full Earnout Target, but greater than Seven Million Five Hundred Thousand U.S. Dollars ($7,500,000) (the “Minimum Earnout Target”), a fraction of the Earnout Shares, expressed as a percentage, equal to (i) (A) the Gross Revenues minus (B) the Minimum Earnout Target, divided by (ii) (A) the Full Earnout Target less (B) the Minimum Earnout Target shall vest and be payable from the Escrow Account to the Sellers in accordance with their respective Pro Rata Shares. Any Earnout Shares that do not vest pursuant to this Section 3.6(a) based on the Gross Revenues (the “Surrendered Earnout Shares”) shall be surrendered by the Sellers (based on their respective Pro Rata Shares) to the Purchaser, and the Purchaser shall promptly cancel any such Surrendered Earnout Shares that it so receives. The Purchaser hereby agrees that during the Earnout Period, it will (i) not change its fiscal quarter from a calendar quarter, and (ii) report its consolidated revenues and other financial information in U.S. dollars and in accordance with U.S. GAAP. For the avoidance of doubt, the Gross Revenues will include the revenues generated during the Earnout Period (in accordance with U.S. GAAP) by any entities, businesses or assets acquired by the Purchaser or its Subsidiaries after the Closing.

(b)         At or prior to the Closing, Purchaser and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to Parent and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Closing, in form and substance reasonably satisfactory to Parent and the Company (the “Escrow Agreement”), pursuant to which the Purchaser shall issue the Earnout Shares in the name of the Sellers and shall deposit such Earnout Shares with the Escrow Agent to be held, along with any Earnout Earnings thereon, in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of this Section 3.6 and the Escrow Agreement. The Sellers shall be shown as registered owners of the escrowed Earnout Shares on the books and records of Purchaser, and shall be entitled to exercise voting rights with respect to such escrowed Earnout Shares, but any Earnout Earnings on the Earnout Shares while in the Escrow Account shall be deposited into and retained in the Escrow Account until disbursed therefrom in accordance with the terms of this Section 3.6 and the Escrow Agreement. Any Earnout Shares (including any Earnout Earnings thereon) that are disbursed to Sellers in accordance with the terms of this Section 3.6 and the Escrow Agreement shall also be allocated amongst them based on their respective Pro Rata Shares. If the Earnout Shares are not all uniformly the same type or form of securities, properties or assets, each type or form of securities, properties or assets will be allocated (i) between the vested Earnout Shares and the Surrendered Earnout Shares pro rata based on the percentage of Earnout Shares that have become vested, and (ii) amongst the Sellers pro rata based on their respective Pro Rata Shares. Within ten (10) Business Days after a determination in accordance with Section 3.6(c) below of the amount (if any) of any Earnout Shares that (i) have vested and are payable from the Escrow Account to the Sellers, the Purchaser shall provide written instructions to the Escrow Agent to disburse the applicable Earnout Shares to the Sellers (based on their respective Pro Rata Shares), or (ii) are Surrendered Earnout Shares, the Purchaser shall provide written instructions to the Escrow Agent to disburse the applicable Earnout Shares to the Purchaser. The Purchaser shall promptly cancel any Surrendered Earnout Shares that it receives from the Escrow Account.

(c)         As soon as practicable (but in any event within ten (10) Business Days) after the Purchaser’s quarterly report on Form 10-Q or annual report on Form 10-K covering the last fiscal quarter of the Earnout Period is filed with the SEC, the Purchaser’s Chief Financial Officer (the “CFO”) will prepare and deliver to the Board of Directors of the Purchaser (the “Purchaser Board”), with a copy to the Escrow Agent, a written statement (the “Earnout Statement”) that sets forth the CFO’s determination in accordance with the terms of this Section 3.6 of the Gross Revenue and the percentage of Earnout Shares, if any, that have vested and are payable from the Earnout Account

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to the Sellers. The Purchaser Board (together with any advisors as determined appropriate by the Purchaser Board) will promptly after its receipt thereof review the Earnout Statement and discuss any questions or concerns that they may have regarding the Earnout Statement with the CFO and related personnel and advisors of the Purchaser and its Subsidiaries, and the Purchaser and its Subsidiaries shall provide reasonable cooperation in connection therewith. As soon as practicable (but in any event within twenty (20) Business Days) after the Purchaser Board receives the Earnout Statement, the disinterested independent directors on the Purchaser Board (i.e., independent directors that do not directly or indirectly have a right to receive any Earnout Shares) (the “Disinterested Directors”) shall make a reasonable good faith determination (by a majority of Disinterested Directors) in accordance with the terms of this Section 3.6 of the Gross Revenue and the percentage of Earnout Shares that have vested and are payable from the Earnout Account to the Sellers. Any such reasonable good faith determination by a majority of Disinterested Directors pursuant to this Section 3.6(c) will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for manifest error).

3.7         Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law (provided, that the Purchaser will use its commercially reasonable efforts to cooperate in good faith to reduce or eliminate any such requirement to deduct or withhold to the extent permitted by law, including providing any such Person a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings). To the extent that amounts are so deducted, withheld and timely paid over to the appropriate Taxing Authority in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally and not jointly, hereby represents and warrants to the Purchaser Parties, that, except as set forth in the Company Disclosure Schedules, each of the following representations and warranties is true, correct and complete as of the date of this Agreement (or with respect to a Joining Seller, as of the date such Person became a Joining Seller) and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date).

4.1         Organization and Standing. Such Seller, if not an individual person, is an entity duly organized, validly existing and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of the jurisdiction of its formation, and has all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.2         Authorization. The execution, delivery and performance by such Seller of this Agreement and the Additional Agreements to which it is a party and the consummation by such Seller of the transactions contemplated hereby and thereby are within the powers of such Seller and have been duly authorized by all necessary action on the part of such Seller. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which such Seller is a party will constitute, a valid and legally binding agreement of such Seller enforceable against such Seller in accordance with their respective terms subject to Creditors’ Rights.

4.3         Governmental Authorization. Neither the execution, delivery nor performance by such Seller of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority other than (a) compliance with any applicable requirements of any Antitrust Laws, (b) compliance with any applicable requirements of the Exchange Act or the Securities Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, (c) the appropriate filings and approvals under the rules of Nasdaq, (d) any other flings as expressly contemplated by this Agreement, and (e) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to have a Company Material Adverse Effect with respect to such Seller.

4.4         Non-Contravention. None of the execution, delivery or performance by such Seller of this Agreement or any Additional Agreements to which it is a party does or will (a) if such Seller is an entity, contravene or conflict with the Organizational Documents of such Seller, (b) assuming all of the approvals of Authorities referred to in Section 4.3 are obtained, and any applicable waiting periods referred to herein have expired, violate any provision of any Law or Order binding upon or applicable to such Seller, (c) constitute a default under or breach of (with or without

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the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of such Seller or require any payment or reimbursement or to a loss of any material benefit to which such Seller is entitled under any provision of any permit, Contract or other instrument or obligations binding upon such Seller or by which any of such Seller’s Purchased Shares, or any of such Seller’s assets is or may be bound, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of such Seller’s Purchased Shares or any of such Purchaser’s material assets, other than, in the cases of clauses (a) to (d), as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect with respect to such Seller.

4.5         Ownership. Such Seller owns valid title to the Purchased Shares set forth opposite such Seller’s name on Annex I hereto, free and clear of any and all Liens (other than those imposed by (a) applicable securities Laws or (b) the Company’s Organizational Documents and, in the case of clause (b), as further specified in Schedule 4.5 of the Company Disclosure Schedules). There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which such Seller is a party or by which such Seller is bound, with respect to the voting or transfer of any of such Seller’s Purchased Shares other than this Agreement or the Additional Agreements to which such Seller is a party. Upon delivery of such Seller’s Purchased Shares to the Purchaser on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in such Purchased Shares and valid title to such Purchased Shares, free and clear of all Liens (other than those imposed by applicable securities Laws, the Company’s Organizational Documents or those incurred by the Purchaser), will pass to the Purchaser.

4.6         Litigation. As of the date of this Agreement, there is no Action (or, to such Seller’s knowledge, any reasonable basis therefor) pending against, or to the knowledge of such Seller, threatened against, such Seller by or before any Authority which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, in each case, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect with respect to such Seller.

4.7         Finders’ Fees. With respect to the transactions contemplated by this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Seller who is entitled to any fee or commission from the Parent, Purchaser or any of its Subsidiaries (including the Company Group following the Closing) upon consummation of the transactions contemplated by this Agreement.

4.8         EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PURCHASER PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article IV, AS QUALIFIED BY THE COMPANY DISCLOSURE SCHEDULES, OR THE ADDITIONAL AGREEMENTS, NO SELLER, NOR ANY AFFILIATE OF ANY SELLER, NOR ANY OTHER PERSON MAKES, AND EACH SELLER EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO ANY MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SUCH SELLER OR ITS AFFILIATES THAT HAVE BEEN MADE AVAILABLE TO ANY PURCHASER PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SUCH SELLER BY SUCH SELLER OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY A PURCHASER PARTY OR ANY AFFILIATE THEREOF OR ANY OTHER PARTY HERETO IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article IV, AS QUALIFIED BY THE COMPANY DISCLOSURE SCHEDULES, OR THE ADDITIONAL AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY A SELLER ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SUCH SELLER, ANY AFFILIATE OF SUCH SELLER, NOR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT

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BE DEEMED TO BE RELIED UPON BY ANY OF THE PURCHASER PARTIES OR ANY AFFILIATE THEREOF OR ANY OTHER PARTY HERETO IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Parent and the Purchaser (collectively, the “Purchaser Parties”) that, except as set forth in the Company Disclosure Schedules, each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference in a particular Section in the disclosure Schedules delivered by the Company or a Seller to the Purchaser Parties (the “Company Disclosure Schedules”) shall be deemed to be an exception to the representations and warranties of the Company that are contained in the corresponding Section of this Article V or of a Seller that are contained in the corresponding Section of Article IV; provided that where it is apparent on the face of a disclosure under a particular Section of any Schedule that such disclosure is, or may be reasonably determined to be, relevant to the matters described under any other Sections of this Agreement, such disclosure shall also be deemed to be relevant to such other Sections. For the avoidance of doubt, unless the context otherwise required, the below representations and warranties relate to the Company on a consolidated basis with its Subsidiaries.

5.1         Corporate Existence and Power. The Company is a company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands and its Subsidiaries are duly organized, validly existing and in good standing (to the extent that such concept applies) under the laws of the jurisdiction in which they were formed. Each member of the Company Group has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted by the Company Group, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect. Each member of the Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect. Schedule 5.1 of the Company Disclosure Schedules lists all jurisdiction in which any member of the Company Group is qualified to conduct the business.

5.2         Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, subject to the authorization and approval of this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby by the affirmative vote or consent of holders of Company Shares representing the vote of the holders of Company Shares as required by the Company’s Organizational Documents (the “Requisite Company Vote”). Subject to the Requisite Company Vote, this Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is a party will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms subject to Creditors’ Rights.

5.3         Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority other than (a) compliance with any applicable requirements of any Antitrust Laws, (b) compliance with any applicable requirements of the Exchange Act or the Securities Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, (c) the appropriate filings and approvals under the rules of Nasdaq, (d) any other flings as expressly contemplated by this Agreement, and (e) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to have a Company Material Adverse Effect.

5.4         Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party does or will (a) assuming the Requisite Company Vote is obtained, contravene or conflict with the Organizational Documents of the Company, (b) assuming all of the approvals of Authorities referred to in Section 5.3 are obtained, and any applicable waiting periods referred to herein have expired, violate any provision of any Law or Order binding upon or applicable to the Company Group,

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(c) except for the Contracts listed on Schedule 5.10 of the Company Disclosure Schedules requiring Company Group Consents (but only as to the need to obtain such Company Group Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or by which any of the Company Shares, or any of the Company Group’s assets is or may be bound, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Shares or any of the Company Group’s material assets, other than, in the cases of clauses (a) to (d), as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.5         Capital Structure.

(a)         As of the date of this Agreement, the Company has unlimited authorized number of shares, of which 3,232,272 Company Shares are issued and outstanding. As of the date of this Agreement, (i) no Company Share is held in its treasury, (ii) all of the issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid and non-assessable (to the extent applicable), and, except as set forth in the Company’s Organizational Documents, are not subject to any preemptive rights or have been issued in violation of any preemptive or similar rights of any Person, and (iii) all of the issued and outstanding Company Shares are owned legally and of record by the Persons set forth on Annex I hereto. As of the date of this Agreement, other than the Company Shares, no other ordinary shares or other class of share capital of the Company is authorized or issued or outstanding.

(b)         As of the date of this Agreement, there are no: (i) outstanding Company Share Rights; or (ii) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any share of the Company.

5.6         Charter Documents. Copies of the Organizational Documents of each member of the Company Group have heretofore been made available to the Parent, and such copies are each true and complete copies in all material respects of such instruments as amended and in effect on the date hereof. Each member of the Company Group has not taken any action in violation of its Organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.7         Corporate Records. All proceedings of the board of directors occurring since the date of the Company’s formation, including committees thereof, and all consents to actions taken thereby, are maintained in the ordinary course consistent with past practice in all material respects. The register of members or the equivalent documents of the Company Group are complete and accurate in all material respects. The (a) current register of members or the equivalent documents and (b) minute book records of the Company Group relating to all issuances and transfers of Company Shares and of all other shares by the Company Group have been made available to the Parent, and are true, correct and complete in all material respects.

5.8         Assumed Names. Since the date of the Company’s formation, none of the Company Group has used any other name to conduct the Business. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

5.9         Subsidiaries. Schedule 5.9 of the Company Disclosure Schedules sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other Equity Securities and the record holders thereof. Other than as set forth on Schedule 5.9 of the Company Disclosure Schedules, (i) all of the outstanding Equity Securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents or applicable securities Laws); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of

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any shares or other Equity Securities in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders by Contract or by applicable Law; (vi) the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests in or of, and the Company does not otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any loan or capital contribution to, any other Person.

5.10       Consents. The Contracts listed on Schedule 5.10 of the Company Disclosure Schedules are the only Contracts binding upon the Company Group or by which any of the Company Shares, or any of the Company Group’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Group Consent”), in each case, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.11       Financial Statements.

(a)         Schedule 5.11 of the Company Disclosure Schedules includes (i) the unaudited consolidated financial statements of AgileAlgo as of and for the fiscal years ended September 30, 2021 and September 30, 2022, consisting of the unaudited consolidated balance sheets as of such dates, the unaudited consolidated income statements for the twelve (12) month periods ended on such dates, and the unaudited consolidated cash flow statements for the twelve (12) month periods ended on such dates and (ii) the unaudited consolidated financial statements of AgileAlgo as of and for the nine (9) month period ended June 30, 2023 (the “Balance Sheet Date”) (which financial statements have not been reviewed by an auditor), consisting of the unaudited consolidated balance sheets as of such date (the “Company Balance Sheet”), the unaudited consolidated income statement for the nine (9) month periods ended on such date, and the unaudited consolidated cash flow statements for the nine (9) month periods ended on such date (collectively, with the PCAOB Company Financials when delivered in accordance with Section 8.1(a), the “Financial Statements”).

(b)         The Financial Statements are complete, accurate and fairly present in all material respects, in conformity with its applicable accounting standards applied on a consistent basis in all material respects (except that the unaudited statements exclude the footnote disclosures and other presentation items required for U.S. GAAP and exclude year-end adjustments), the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations of the Company and its Subsidiaries for the periods reflected therein. The Financial Statements (except that the unaudited statements exclude the footnote disclosures and other presentation items required for U.S. GAAP and exclude year-end adjustments) (i) were prepared from the Books and Records of the Company Group; (ii) were prepared on an accrual basis in accordance with its applicable accounting standards consistently applied in all material respects; (iii) contain and reflect substantially all necessary adjustments and accruals for a fair presentation of the Company Group’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all material Liabilities and for all material Taxes applicable to the Company Group with respect to the periods then ended, in each case, in accordance with the requirements of U.S. GAAP.

(c)         Except as specifically disclosed, reflected or reserved against on the Company Balance Sheet, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the Balance Sheet Date, as of the date of this Agreement there are no material liabilities or debts of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unassisted or otherwise) of a type required to be reflected on a balance sheet prepared in accordance with U.S. GAAP or the footnotes thereto, relating to the Company Group. All material debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on the Company Balance Sheet, are included therein or in the notes thereof.

(d)         The Company Balance Sheet included in the Financial Statements accurately reflects in all material respects the outstanding Indebtedness of the Company Group as of the respective dates thereof. Except as set forth on Schedule 5.11(d) of the Company Disclosure Schedules, as of the date of this Agreement, the Company Group does not have any Indebtedness.

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(e)         When delivered in accordance with Section 8.1(a), (i) the PCAOB Company Financials will have been prepared from the Books and Records of the Company Group in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be specifically indicated in the notes thereto), (ii) the PCAOB Audited Company Financials will have been audited in accordance with the standards of the PCAOB and contain a report of the Company’s auditor and (iii) the PCAOB Company Financials will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of date of delivery (including Regulation S-X or Regulation S-K, as applicable).

5.12       Books and Records.

(a)         All Material Contracts, documents, and other papers or copies thereof delivered to the Parent by or on behalf of the Company Group are accurate, complete, and authentic in all material respects.

(b)         The Books and Records accurately and fairly, in all material respects, reflect the transactions and dispositions of assets of and the providing of services by each member of the Company Group. The Company Group maintains a system of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that: (i) transactions are executed only in accordance with the respective management’s authorization; and (ii) transactions are recorded as necessary to permit preparation of the Financial Statements and to maintain accountability for the Company Group’s assets.

(c)         All accounts, books and ledgers of the Company Group that form the basis of the Financial Statements have been properly and accurately kept and completed in all material respects.

5.13       Absence of Certain Changes. Since the Balance Sheet Date to the date of this Agreement, the Company Group has conducted the Business in the ordinary course consistent with past practices in all material respects. Without limiting the generality of the foregoing, except as set forth on Schedule 5.13 of the Company Disclosure Schedules, since the Balance Sheet Date to the date of this Agreement, there has not been:

(a)         any Company Material Adverse Effect with respect to the Company Group;

(b)         any material transaction, Contract or commitment made by the Company Group relating to the Business, any of the Company Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company Group of any Contract or other right, in any case, other than transactions and commitments in the ordinary course of business consistent in all material respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c)         (c)(i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or share capital or other Equity Securities of the Company Group; (ii) any issuance by the Company Group of shares or of shares of capital stock or other Equity Securities of the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company Group of any outstanding shares or shares of capital stock or other Equity Securities;

(d)         (d)(i) any creation or other incurrence of any Lien other than Permitted Liens on the Company Shares or any of the Company Group’s material assets, or (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company Group, in each case, other than in the ordinary course of business consistent with past practice of the Company Group;

(e)         any material Tangible Personal Property damage, destruction or casualty loss in excess of $50,000 not covered by insurance affecting the business or assets of the Company Group;

(f)          any material labor dispute, other than routine individual grievances, or any material activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company Group;

(g)         any sale, transfer, lease to others or other disposition of any of its material assets by the Company Group except for inventory, licenses or services sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

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(h)         (h)(i) any material amendment to or termination of any Material Contract, (ii) any amendment to any material license or material Permit from any Authority held by the Company Group, (iii) any receipt of any notice of termination of any of the items referenced in (i) or (ii); or (iv) a material default by the Company Group under any Material Contract, or any material license or material Permit from any Authority held by the Company Group, other than in the cases of each of clauses (i) through (iv), as provided for in this Agreement or in connection with the transactions contemplated hereunder or as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect;

(i)          other than in the ordinary course of business, any capital expenditure by the Company Group in excess in any fiscal month of $25,000 per one transaction or entering into any lease of capital equipment or property under which the annual lease charges exceed $100,000 in the aggregate by the Company Group;

(j)          any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or Authority relating to the Company Group or its property or suffering of any actual litigation, action, proceeding or investigation before any court or Authority relating to the Company Group or its property, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect;

(k)         any loan of any monies to any Person or guarantee of any obligations of any Person by the Company Group, in excess of $25,000, other than accounts payable and accrued liabilities in the ordinary course of business consistent with past business;

(l)          except as required by U.S. GAAP, any material change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company Group or any material revaluation of any of the assets of the Company Group;

(m)        any material amendment to the Company Group’s Organizational Documents, or any engagement by the Company Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction, other than as provided for in this Agreement or in connection with the transactions contemplated hereunder;

(n)         any acquisition of material assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect;

(o)         any material Tax election made by the Company Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company Group; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company Group; any annual Tax accounting period for any material Taxes changed by the Company Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax (other than an ordinary commercial agreement the principal purpose of which does not relate to Taxes) entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company Group; or

(p)         any undertaking of any legally binding obligation to do any of the foregoing.

5.14       Properties; Title to the Company Group’s Assets.

(a)         The material items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto, in each case, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect. All of the material Tangible Personal Property is in the control of the Company Group or their respective officers, directors, employees or consultants.

(b)         Except with respect to Intellectual Property Rights, (i) the Company Group has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Company Balance Sheet or acquired after Balance Sheet Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (ii) other than as would not be reasonably expected to, individually or in

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the aggregate, have a Company Material Adverse Effect, no such asset is subject to any Liens other than Permitted Liens, and (iii) other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

5.15       Litigation. As of the date of this Agreement, there is no Action (or, to the Company’s knowledge, any reasonable basis therefor) pending against, or to the knowledge of the Company, threatened against, the Company Group or any of its officers or directors, the Business or any Company Shares, or any of the Company Group’s assets by or before any Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, in each case, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There are no outstanding judgments against the Company Group that would reasonably to be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Each member of the Company Group is not, and has not been in the past two (2) years, subject to any proceeding with any Authority, other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

5.16       Contracts.

(a)         Schedule 5.16(a) of the Company Disclosure Schedules lists all material Contracts (collectively, the “Material Contracts”) to which the Company Group is a party and which are currently in effect and constitute the following:

(i)          each Contract that requires annual payments or expenses by, or annual payments or income to, the Company Group of $100,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii)         each sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contract and agreement requiring the payment of any commissions by the Company Group in excess of $75,000 annually;

(iii)        each employment Contract, employee leasing Contract, and consultant and sales representative Contract with any current or former officer, director, employee or individual consultant of the Company Group or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $150,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person (other than COBRA obligations or other obligations required by applicable Law), or (C) has an obligation to make a material payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company Group;

(iv)        each Contract creating a material joint venture, strategic alliance, limited liability company and partnership agreement to which the Company Group is a party;

(v)         each Contract relating to any material acquisitions or dispositions of assets by the Company Group in excess of $50,000;

(vi)        each Contract for a material licensing agreement for material Intellectual Property Rights (including the nature of the use of said Intellectual Property Right), other than (i) “shrink wrap,” off-the-shelf, or other publicly or commercially available licenses, and (ii) non-exclusive licenses granted in the ordinary course of business;

(vii)       each Contract relating to secrecy, confidentiality and nondisclosure obligations that restrict the conduct of the Company Group in any material respect (except for such Contracts entered into in the ordinary course of business) or substantially limit the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(viii)      each Contract providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group to a third party other than any indemnity or similar provisions incidental to any Contract entered into by the Company Group in the ordinary course of business;

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(ix)        each Contract to which any Company Insider is a party (other than those addressed in clause (iii) above);

(x)         each Contract relating to tangible property or tangible assets (whether real or personal) in which the Company Group holds a leasehold interest, and which involves payments to the lessor thereunder in excess of $50,000 per year;

(xi)        each Contract relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding $10,000;

(xii)       each Contract relating to any of the Company Shares or the voting or control of the Equity Securities of the Company Group or the election of directors of the Company (other than the Shareholder Support Agreements and the Organizational Documents of the Company Group), including any voting trust, other voting agreement or proxy with respect thereto;

(xiii)      each material Contract that can be terminated, or the provisions of which are materially altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party; and

(xiv)      each Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or individual consultant of a member of Company Group will be materially increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b)         Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, as of the date of this Agreement, (i) each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, subject to Creditors’ Rights, (ii) the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company Group’s assets, (iii) no Contract (A) requires the Company Group to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Purchaser or any of its Affiliates. The Company Group previously provided to the Parent true and correct copies of each written Material Contract as of the date of this Agreement.

(c)         Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any material obligation of the Company Group or to a loss of any material benefit to which the Company Group is entitled under any provision of any Material Contract.

(d)         Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

5.17       Licenses and Permits. Schedule 5.17 of the Company Disclosure Schedules correctly lists each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, if applicable, be terminated or become terminable as a result of the transactions contemplated hereby. Other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group has all Permits necessary to operate the Business as currently conducted.

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5.18       Compliance with Laws. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, as of the date of this Agreement, the Company Group is not in violation of, has within the last twenty-four (24) months from the date of this Agreement not violated, and to the knowledge of the Company, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, and within the last twenty-four (24) months from the date of this Agreement the Company Group has not received any subpoenas by any Authority.

5.19       Intellectual Property.

(a)         Schedule 5.19(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all registered, patented or applied for Intellectual Property that the Company Group (A) has an ownership interest of any nature (whether exclusively or jointly with another Person) or (B) has an interest of any nature that has been incorporated into any commercial (or proposed commercial) product and has been licensed by any of the Company Group, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; (iv) the applicable registration or serial number of such Intellectual Property Right; and (v) any other Person that has a material ownership interest in such Intellectual Property Rights and the nature of such ownership interest.

(b)         The Company Group exclusively owns all right, title and interest to and in the material Intellectual Property (other than Intellectual Property Rights or Intellectual Property co-owned with a third party or licensed to any member of the Company Group) free and clear of any Liens, except for Permitted Liens. Without limiting the generality of the foregoing:

(i)          all documents and instruments necessary to record the ownership rights (if applicable) of the Company in the registrations, patents and applications for the material Intellectual Property have been validly executed and filed with the appropriate Authority;

(ii)         to the knowledge of the Company, no funding, facilities or personnel of any Authority or any university, college, research institute or other educational institution have been or are being used by the Company Group to develop or create, in whole or in part, any Intellectual Property owned by the Company Group; and

(iii)        the Company Group owns or otherwise has, and immediately after the Closing Date the Purchaser or its Subsidiaries will have, all Intellectual Property Rights needed to conduct the Business of the Company Group as conducted as of the date of this Agreement.

(c)         Section 5.19(c) of the Company Disclosure Schedules sets forth a true and complete list of (i) all Contracts pursuant to which another Person grants material Intellectual Property Rights to, or covenants not to sue regarding material Intellectual Property, or agrees to co-exist in respect of registered trademarks with, the Company (“Inbound Licenses”) and (ii) each Contract pursuant to which the Company grants rights in material Intellectual Property to, or covenants not to sue regarding material Intellectual Property, or agrees to co-exist in respect of registered trademarks with, any other Person (“Outbound Licenses” and, together with Inbound Licenses, “IP Licenses”); provided, however, that Schedule 5.19(c) of the Company Disclosure Schedules need not include any (A) shrink wrap,” off-the-shelf, or other publicly or commercially available licenses, (B) non-exclusive licenses granted by the Company Group in the ordinary course of business, (C) employee confidentiality and invention assignment agreements on the Company Group’s forms thereof that have been made available to the Parent, without modification or exclusions from their scope, or (D) standard non-disclosure agreements entered into in the ordinary course of business.

(d)         There are no options, licenses, agreements, encumbrances, or shared ownership interests of any kind relating to the Intellectual Property, nor is the Company Group bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property or any other Person other than generally available end user licenses or agreements relating to the Company Group’s use rights regarding third party “off the shelf” object code software products that are not and will not be incorporated into, or used to develop or provide, the Company Group’s software, products or services. To the extent that the Company Group uses any “open source” or “copyleft” software or is a party to “open” or “public source” or similar licenses, the Company Group is in compliance with the

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terms of any such licenses in all material respects, and the Company Group is not now required under any such license to either distribute or make available any source code for its (or any of its licensors’) proprietary software other than as the Company Group has distributed, made available, or permitted in all material respects.

(e)         Within the past two (2) years the Company Group has not been sued or charged in writing with, or been a defendant, in any Action and has not received any written notice relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Rights of any third party by the Company Group, (ii) to the knowledge of the Company, there is no other claim currently pending against the Company Group of infringement of any Intellectual Property Rights of a third party by the Company Group, and (iii) to the knowledge of the Company, there is currently no continuing infringement or misappropriation by any other Person of any Intellectual Property Rights owned by the Company Group.

(f)          To the knowledge of the Company, the current use by the Company Group of the Intellectual Property Rights does not infringe the Intellectual Property Rights of any third party.

(g)         To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any Intellectual Property.

(h)         To the knowledge of the Company, all employees, owners, agents, consultants or contractors of the Company Group who have contributed to or participated in the creation or development of any material copyrights, patents or trade secrets on behalf of the Company Group either: (i) is a party to a “work-for-hire” agreement under which a member of the Company Group is deemed to be the owner or author of all property rights therein; or (ii) has executed an assignment in favor of the Company Group all right, title and interest in such copyrights, patents or trade secrets.

(i)          None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company Group immediately prior to the Closing to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing in any material respect.

(j)          The Company Group has taken reasonable measures to safeguard and maintain the confidentiality of all material trade secrets and other material Intellectual Property Rights owned by the Company Group that are confidential and used in the operation of the Business.

(k)         The IT Systems operate and perform in all material respects in accordance with their documentation and functional specifications, and are adequate and sufficient for the operation of the Business as currently conducted. Within the two (2) years prior to the date of this Agreement, there has been no failure, malfunction, or breach with respect to any IT Systems that has had or may have a Company Material Adverse Effect. No Company Group proprietary software included in the Intellectual Property (i) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code, software routine, or instructions designed or intended to have, or capable of performing, any of the following functions: (A) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (B) damaging or destroying any data (including Personal Data and User Data) or file without the user’s consent or (ii) constitutes, contains, or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry), records a user’s actions or location without such user’s or its employer’s knowledge and consent, or employs a user’s Internet connection without such user’s knowledge and consent to gather or transmit information on such user or such user’s behavior.

(l)          The Company Group has complied in all material respects with all applicable Laws and contractual obligations with respect to, and have safeguards and appropriate procedures in place to ensure the protection of, data and the security of the IT Systems, and integrity of all data stored in the IT Systems. All IT Systems are free in all material respects from any hardware components, timer, copy protection device, clock, or counter that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of the IT Systems, data, or other software by a third party. The Company Group has taken commercially reasonable steps designed to safeguard the

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IT Systems utilized in the operation of the Business as such is currently conducted. As of the date of this Agreement, to the Company’s knowledge, there has been no material unauthorized access or misuse of or intrusions or breaches of the security of the IT Systems.

(m)        Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

(i)          A public-facing Company Privacy Policy is and has for the last twelve (12) months been posted and accessible to individuals on each online service, website, or mobile application owned or operated by or on behalf of the Company Group and any other mechanism through which the Company Group collects Personal Data. The Company Privacy Policy has at all times made all statements and disclosures to users required by Data Protection Requirements, and none of such statements or disclosures has been materially inaccurate, misleading or deceptive or otherwise in material violation of any applicable Law. Schedule 5.19(m)(i) of the Company Disclosure Schedules lists each Company Privacy Policy in effect in the past twelve (12) months and identifies, with respect to each Company Privacy Policy: (i) the period of time during which such privacy policy was or has been in effect; (ii) whether the terms of a later Company Privacy Policy apply to the data or information collected under such privacy policy; and (iii) if applicable, the mechanism (such as opt-in, opt-out or notice only) used to apply a later Company Privacy Policy to data or information previously collected under such privacy policy.

(ii)         The Company Group complies, and for the past twelve (12) months has complied, with all applicable Data Protection Requirements in all material respects, including the Payment Card Industry Data Security Standard, to the extent applicable, with respect to any payment card data that the Company, its Subsidiaries, or its software, has stored, processed or transmitted.

(iii)        The Company Group has not, to the knowledge of the Company, experienced any actual or suspected material data breach. The Company Group has taken, and is currently taking, reasonable measures to detect data breaches, and maintain and train applicable personnel on policies and procedures to escalate any such detected data breaches to the attention of the Company’s executives.

(iv)        The Company Group has not notified, nor to the knowledge of the Company been required to notify, any Person or Authority of any actual or suspected Data Breach, including pursuant to applicable Data Protection Requirements. No Person has provided any written notice to, or made any claim or initiated or commenced any Action against, the Company Group with respect to actual or alleged Data Breach, damage, or unauthorized processing, or other misuse of any Personal Data or with respect to any material violation of a Data Protection Requirement.

(v)         The Company Group maintains appropriate procedures and capabilities to respond to and honor requests regarding access, correction, opt-out and deletion requests in respect of Personal Data to the extent required by applicable Privacy Laws. As of the date of this Agreement, there are no unsatisfied requests in respect of Personal Data held by the Company Group or any outstanding applications for rectification or erasure of Personal Data that have not been addressed as required by applicable Privacy Laws.

(vi)        The Company Group has only shared Personal Data with third-party contractors and vendors in accordance with the applicable Data Protection Requirements. The Company has contractually obligated all vendors, service providers, and other Persons whose relationship with the Company Group involves their processing of Personal Data on behalf of the Company (“Data Partners”) to comply with all applicable Laws relating thereto, including applicable Data Protection Requirements. The Company Group has all necessary authority to receive, access, process, and disclose the Personal Data and User Data in the Company Group’s possession or under its control in connection with the operation of the Company Group.

(vii)       The Company Group has made all disclosures to, and obtained any necessary consents and authorizations from, users, customers, employees, contractors, and other applicable Persons required by applicable Data Protection Requirements, and has filed any required registrations (the details of which are correct, proper, and suitable for the purposes for which the Company Group stores or processes the Personal Data that is the subject of such registrations) with the applicable data protection authority, including any consents or authorizations necessary to operate the Business as currently conducted, and any requirements to appoint and register a representative, database manager, or data protection officer as defined by any applicable Information Privacy and Security Law.

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5.20       Suppliers and Vendors.

(a)         Schedule 5.20(a) of the Company Disclosure Schedules sets forth a list of the Company Group’s ten (10) largest suppliers and vendors as measured by the dollar amount of purchases thereby, for the twelve (12) month period ended June 30, 2023, showing the approximate total purchases by the Company Group from each such supplier, during such period.

(b)         To the knowledge of the Company, no supplier or vendor listed on Schedule 5.20(a) of the Company Disclosure Schedules has, within the last twenty-four (24) months from the date of this Agreement, (i) terminated its relationship with the Company Group, (ii) materially reduced its business with the Company Group or materially and adversely modified its relationship with the Company Group, (iii) notified the Company Group in writing of its intention to take any such action, or (iv) to the knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

5.21       Accounts Receivable and Payable; Loans.

(a)         To the knowledge of the Company, all accounts receivable (if any) and notes receivable (if any) of the Company Group reflected on the Financial Statements represent valid obligations arising from services actually performed or goods actually sold by the Company Group in the ordinary course of business consistent with past practice. To the knowledge of the Company, the accounts payable of the Company Group reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice or in connection with the transactions contemplated hereby.

(b)         To the knowledge of the Company, there is no contest, claim, or right of setoff in any agreement with any maker of an accounts receivable or note receivable relating to the amount or validity of such accounts receivable or note receivable that would reasonably be expected to result in a Company Material Adverse Effect. To the knowledge of the Company, all material accounts receivable or notes receivable are collectible in the ordinary course of business.

(c)         The information set forth on Schedule 5.21(c) of the Company Disclosure Schedules separately identifies any accounts receivable (if any) or note receivable (if any), in each case of value greater than $10,000 in the aggregate, of the Company Group which are owed by any Affiliate of the Company Group as of the Balance Sheet Date. The Company Group is not liable to any of its Affiliates, and no Affiliates are liable to the Company Group, for any Indebtedness.

5.22       Pre-payments. The Company Group has not received any material payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

5.23       Employees.

(a)         Schedule 5.23(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of the Key Employees and any other employees of the Company Group with a base compensation in excess of $150,000 per year as of the date hereof, setting forth the name, title and base compensation for each such person.

(b)         There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

5.24       Employment Matters.

(a)         Schedule 5.24(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) any applicable form of employment agreement (the “Labor Agreements”), and (ii) each employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, share option, share purchase, share appreciation right or severance plan of the Company Group now in effect or under which the Company Group has any obligation, or any understanding between the Company Group and any employee concerning any material terms of such employee’s employment that does not apply to the Company Group’s employees generally. The Company Group has previously delivered to the Parent true and complete copies of such forms of the Labor Agreements and each generally applicable employee handbook or policy statement of the Company Group.

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(b)         To the knowledge of the Company, no current employee of the Company Group, in the ordinary course of his or her duties, has breached any obligation to a former employer pursuant to any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer in any material respect. The Company Group is not a party to any collective bargaining agreement, does not have any material labor relations disputes, and, to the knowledge of the Company, there is no pending representation question or union organizing activity respecting employees of the Company Group.

5.25       Withholding. All obligations of the Company Group (other than with respect to Taxes) applicable to its employees, whether arising by operation of Law or by Contract, or attributable to payments by the Company Group to trusts or other funds or to any Authority, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. As of the date hereof, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business and other than with respect to Taxes), whether arising by operation of Law or by contract, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.26       Real Property.

(a)         The Company Group does not own any Real Property which is used in the Business.

(b)         Schedule 5.26(b) of the Company Disclosure Schedules contains a complete and accurate list of all premises currently leased or subleased by the Company Group for the operation of the Business, and of all current leases, lease guarantees, agreements and documents related thereto as of the date of this Agreement, including all material amendments, terminations and modifications thereof or waivers thereto (collectively, the “Real Property Leases”). The Company has provided to Parent a true and complete copy of each of the Real Property Leases.

(c)         With respect to each Real Property Lease: (i) each Real Property Lease is valid, binding and in full force and effect, subject to Creditors’ Rights; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee is in peaceable possession thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor thereof; (v) there exist no default or event of default thereunder by the Company Group; and (vi) the Company Group is not in breach and has not received notice of default or termination thereunder, in cases of each of clauses (i) through (vi), other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company Group holds the leasehold estate on each of the Real Property Leases free and clear of all material Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used in all material respects, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties other than as would, individually or in the aggregate, reasonably be expected to cost the Company Group less than $25,000 to repair or otherwise remediate for any single Real Property.

5.27       Tax Matters.

(a)         (i) The Company Group has duly and timely filed all material Tax Returns which are required to be filed, and has paid all material Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to any amount of material Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any material Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended (other than Permitted Liens or pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) the Company Group has duly withheld or collected and paid over to the applicable Taxing Authority all Taxes required to be withheld or collected by the Company Group in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) the Company

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Group has collected and remitted to the applicable Taxing Authority all sales Taxes required to be collected by the Company Group; (vii) the Company Group has not requested any letter ruling from the U.S. Internal Revenue Service (the “IRS”) (or any comparable ruling from any other Taxing Authority); (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (ix) the Company Group has not received any written request from a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns asserting that the Company Group is or may be subject to Tax in such jurisdiction, and the Company Group does not have a permanent establishment (within the meaning of an applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized; (x) there is no outstanding power of attorney from the Company Group authorizing anyone (other than employees of the Company Group) to act on behalf of the Company Group in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company Group; (xi) the Company Group is not a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (xii) the Company Group has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company Group); (xiii) the Company Group has no liability for the Taxes of any other Person (other than a Subsidiary of the Company Group): (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or (3) otherwise by operation of applicable Law; (xiv) the Company Group is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xv) the Company Group has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(b)         The Company Group will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or non-U.S. income Tax Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(c)         The Company Group has not deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, H.R. 748 (Mar. 27, 2020) (the “CARES Act”) or received or claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, Pub. L. 116-127, H.R. 6201 (Mar. 14, 2020) or Section 2301 of the CARES Act.

(d)         The Company Group is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Redomestication Merger from qualifying for the Redomestication Intended Tax Treatment.

(e)         The Financial Statements reflect accruals in accordance with U.S. GAAP for all current Taxes of the Company Group that are unpaid or payable as of the Balance Sheet Date (except for any inaccuracies that are not material), and the Company Group has not incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business consistent with amounts incurred and paid with respect to the most recent comparable prior period (adjusted for ordinary course changes in operations).

5.28       [reserved].

5.29       Environmental Laws.

(a)         The Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that requires it to guarantee, reimburse, pledge, defend, hold

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harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company Group, except in each case of clauses (i), (ii), and (iii) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)         The Company Group has delivered to the Parent all material records in its possession concerning material Liabilities arising from the Hazardous Materials Activities of the Company Group and all environmental audits and environmental assessments in the possession or reasonable control of the Company Group of any facility currently owned, leased or used by the Company Group which identifies any material violations of Environmental Law or the presence of Hazardous Materials in quantities or concentrations that would reasonably be expected to require corrective or remedial obligation of the Company Group under any Environmental Laws on any property currently owned, leased or used by the Company Group. To the knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company Group such as would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.30       Finders’ Fees. With respect to the transactions contemplated by this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who is entitled to any fee or commission from the Parent, Purchaser or any of its Subsidiaries (including the Company Group following the Closing) upon consummation of the transactions contemplated by this Agreement.

5.31       Powers of Attorney and Suretyships. The Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside the Company Group or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in each case, in respect of the obligation of any Person outside the Company Group or other than as reflected in the Financial Statements.

5.32       Directors and Officers. Schedule 5.32 of the Company Disclosure Schedules sets forth a true, correct and complete list of all directors and officers of the Company as of the date of this Agreement.

5.33       Certain Business Practices. Neither the Company Group, nor any director or officer of the Company Group (nor, to the knowledge of the Company, any employee or other agent acting on behalf of the Company Group), in their capacities as such, has, since the date of the Company Group’s inception, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or similar Law, (iii) made any other unlawful payment or (iv) directly or, to the knowledge of the Company, indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company Group or assist the Company Group in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Company Material Adverse Effect on the Company Group, or which, if not continued in the future, would reasonably be expected to adversely affect the business of the Company Group that would reasonably be expected to subject the Company Group to suit or penalty in any private or governmental litigation or proceeding.

5.34       Money Laundering Laws. The operations of the Company Group are and, since the date of its inception, have been conducted at all times in compliance with applicable laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

5.35       Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.36       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PURCHASER PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article V, AS QUALIFIED BY THE COMPANY DISCLOSURE SCHEDULES, OR THE ADDITIONAL

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AGREEMENTS, NONE OF THE COMPANY, ANY AFFILIATE OF THE COMPANY OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO ANY MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY GROUP OR ITS AFFILIATES THAT HAVE BEEN MADE AVAILABLE TO ANY PURCHASER PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY GROUP BY THE MANAGEMENT OF THE COMPANY GROUP OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY A PURCHASER PARTY OR ANY AFFILIATE THEREOF OR ANY OTHER PARTY HERETO IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article V, AS QUALIFIED BY THE COMPANY DISCLOSURE SCHEDULES, OR THE ADDITIONAL AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE COMPANY GROUP ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY AFFILIATE OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY OF THE PURCHASER PARTIES OR ANY AFFILIATE THEREOF OR ANY OTHER PARTY HERETO IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER PARTIES

The Purchaser Parties hereby, jointly and severally, represent and warrant to the Company Group and the Sellers that, except as disclosed in the Parent SEC Documents publicly available on EDGAR at least two (2) Business Days prior to the date of this Agreement (excluding any disclosures in any “risk factors” Section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature) (the foregoing, referred to as “Publicly Disclosed”), and except as disclosed in the Purchaser Parties Disclosure Schedules, each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference in a particular Section in the disclosure schedules delivered by the Purchaser Parties to the Company and the Sellers (the “Purchaser Parties Disclosure Schedules” and together with the Company Disclosure Schedules, the “Disclosure Schedules”) shall be deemed to be an exception to the representations and warranties of the Purchaser Parties that are contained in the corresponding Section of this Article VI; provided that where it is apparent on the face of a disclosure under a particular Section of any Schedule that such disclosure is, or may be reasonably determined to be, relevant to the matters described under any other Sections of this Agreement, such disclosure shall also be deemed to be relevant to such other Sections.

6.1         Corporate Existence and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. Each of the Purchaser Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Each of the Purchaser Parties has made available to the Company Group accurate and complete copies of its Organizational Documents, each as currently in effect. No Purchaser Party is in violation of any provision of its Organizational Documents.

6.2         Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements (to which it is a party to) and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and

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have been duly authorized by all necessary corporate action on the part of Purchaser Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which either of them is a party or by which their securities are bound other than the Required Parent Stockholder Approval. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon their execution and delivery, the Additional Agreements (to which such Purchaser Party is a party) will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against them in accordance with their representative terms.

6.3         Governmental Authorization. Neither the execution, delivery nor performance by any Purchaser Party of this Agreement or any Additional Agreements to which it is party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority other than (a) compliance with any applicable requirements of any Antitrust Laws, (b) compliance with any applicable requirements of the Exchange Act or the Securities Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, (c) the appropriate filings and approvals under the rules of Nasdaq, (d) any other flings as expressly contemplated by this Agreement, and (e) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to prevent or materially delay or impair the Purchaser Parties’ ability to consummate the transactions contemplated hereunder.

6.4         Non-Contravention. The execution, delivery and performance by the Purchaser Parties of this Agreement or any Additional Agreements do not and will not (i) violate, contravene or conflict with the Organizational Documents of any Purchaser Party, (ii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon the Purchaser Parties, (iii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which any of the Purchaser Parties is a party or bound, or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Purchaser Party, except, in each case of clauses (ii) through (iv), for any contravention or conflicts that would not reasonably be expected to have a Purchaser Parties Material Adverse Effect.

6.5         Finders’ Fees. Except for the Deferred Underwriting Amount, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Purchaser Party or their Affiliates who is entitled to any brokerage, finder’s or other fee or commission from any Purchaser Party, any Seller, any member of the Company Group, or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6         Issuance of Exchange Consideration Shares. The Exchange Consideration Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable and free of preemptive rights.

6.7         Capitalization.

(a)         The authorized capital stock of Parent consists of 26,000,000 shares of Parent Common Stock, par value $0.0001 per share, of which 5,588,391 shares of Parent Common Stock are issued and outstanding as of the date hereof after giving effect to the completion of the Extension Redemption. 10,931,250 shares of Parent Common Stock are reserved for issuance with respect to the Parent Warrants and Parent Rights. No other shares of capital stock or other Equity Securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Law, the Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in the Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Common Stock or any other Equity Securities of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except for the Sponsor Support Agreement, there are no shareholders’ agreements, voting trusts or other agreements or understandings to which Parent is a party with respect to the voting of any shares of Parent.

(b)         The Purchaser is authorized to issue up to 500,000,000 Purchaser Ordinary Shares, par value $0.0001 per share, of which 100 Purchaser Ordinary Shares are issued and outstanding as of the date hereof. No other shares or other Equity Securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Ordinary Shares will, as of the date of the Redomestication Merger, be duly authorized, validly

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issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, BVI Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s Organizational Documents, (a) there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any other Equity Securities of Purchaser and (b) there are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Other than the Insider Letters and as otherwise Publicly Disclosed, there are no shareholders’ agreements, voting trusts or other agreements or understandings to which Parent is a party with respect to the voting of any shares of Parent.

(c)         All Indebtedness of the Purchaser Parties as of the date of this Agreement that is not Publicly Disclosed is disclosed on Schedule 6.7(c) of the Purchaser Parties Disclosure Schedules. Except as Publicly Disclosed, no Indebtedness of a Purchaser Party contains any restriction upon the consummation of the transactions contemplated by this Agreement or the Additional Agreements.

(d)         Since the date of formation of Parent, and except as Publicly Disclosed, no Purchaser Party has declared or paid any distribution or dividend in respect of its shares or repurchased, redeemed (other than the Extension Redemption) or otherwise acquired any of its shares, and the respective board of directors of Parent and the Purchaser have not authorized any of the foregoing.

6.8         Trust Fund. As of the date hereof, after giving effect to the completion of the Extension Redemption, the Parent has at least $31,000,000 in the trust fund established by the Parent in connection with the IPO for the benefit of its public stockholders (the “Trust Fund”) in a trust account maintained by Continental Stock Transfer & Trust Company (the “Trustee”) acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. The Investment Management Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Parent and the Trustee, enforceable in accordance with its terms. Except as otherwise disclosed in the Parent SEC Documents, the Investment Management Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Investment Management Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or, to the knowledge of the Purchaser Parties, that would entitle any Person (other than (i) in respect of the Deferred Underwriting Amount for deferred underwriting commissions or Taxes set forth on Schedule 6.8 of the Purchaser Parties Disclosure Schedules, (ii) the public holders of shares of Parent Common Stock prior to the Closing who shall have elected to redeem their shares of Parent Common Stock pursuant to the Parent’s Organizational Documents in connection with the Extension Redemption or the Closing Redemption or (iii) if Parent fails to complete a Business Combination within the allotted time period and liquidates the Trust Fund, subject to the terms of the Investment Management Trust Agreement, Parent in limited amounts to permit Parent to pay the expenses of the Trust Account’s liquidation and dissolution, and then Parent’s public shareholders) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are required to be released, except to pay Taxes from any interest income earned in the Trust Account in accordance with the terms of the Investment Management Trust Agreement, and to redeem Parent Common Stock pursuant to the Parent’s Organizational Documents in connection with the Extension Redemption or the Closing Redemption. As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Purchaser Parties, threatened, with respect to the Trust Account. As of the date hereof, the Parent has not been notified that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Purchaser (subject to the Closing Redemption and to applicable Law) on the Closing Date. The Parent has not released any money from the Trust Account other than as permitted by the Investment Management Trust Agreement. As of the Closing, the obligations of the Parent to dissolve or liquidate pursuant to its Organizational Documents shall terminate and the Parent shall have no obligation whatsoever pursuant to its Organizational Documents to dissolve and liquidate the assets of the Parent by reason of the consummation of the transactions contemplated herein. Following the Closing, no stockholder of the Purchaser is or shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of Purchaser Common Stock for redemption pursuant to the Closing Redemption in compliance with the Parent’s Organizational Documents.

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6.9         Listing. As of the date hereof, the Parent Units, Parent Common Stock, Parent Public Warrants and Parent Rights are listed on Nasdaq, with trading symbols “IGTAU,” “IGTA,” “IGTAW,” and “IGTAR.”

6.10       Board Approval. Each of the board of directors of Parent and the Purchaser (including any required committee or subgroup of such boards) has, as of the date of this Agreement, (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are fair and in the best interests of the stockholders or shareholders of the Purchaser Parties, as applicable, (iii) solely with respect to the Parent Board, determined that the transactions contemplated hereby constitute a Business Combination, and (iv) approved this Agreement and the Additional Agreements to which such Purchaser Party is a party or bound, the consummation of the transactions contemplated hereby and thereby, and the performance by such Purchaser Party of its obligations hereunder and thereunder.

6.11       Parent SEC Documents and Financial Statements; Internal Controls.

(a)         Except as otherwise disclosed in the Parent SEC Documents, Parent, since its formation, has filed on a timely basis all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) Business Days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year Parent was required to file such a form, (ii) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (iii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) all of its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, (v) Parent’s Form S-1, and (vi) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.11) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 6.11, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)         The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent SEC Documents (collectively, the “Parent Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the consolidated financial position of the Parent and its Subsidiaries as of the dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the periods reflected therein. The Parent Financial Statements (i) were prepared from the Books and Records of the Parent and its Subsidiaries; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the consolidated financial condition of the Parent and its Subsidiaries as of their dates; (iv) were audited in accordance with the standards of the PCAOB by a PCAOB qualified and registered auditor; and (v) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the Parent and its Subsidiaries with respect to the periods then ended.

(c)         Since its IPO, (i) Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with U.S. GAAP and (ii) Parent has established and maintained disclosure controls

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and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Parent and its Subsidiaries is made known to the principal executive officer and principal financial officer by others within Parent. Parent and its Subsidiaries maintain and, for all periods covered by the Parent Financial Statements, have maintained Books and Records in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Parent and its Subsidiaries in all material respects.

(d)         Parent and its Subsidiaries have not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)         Since the IPO, Parent has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Action pending or, to the knowledge of the Purchaser Parties, threatened against Parent by Nasdaq or the SEC, respectively, with respect to any intention to deregister shares of Parent Common Stock or prohibit or terminate the listing of shares of Parent Common Stock on Nasdaq. Parent has not taken any action that is designed to terminate the registration of shares of Parent Common Stock under the Exchange Act.

(f)          Since its incorporation and to the date of this Agreement, Parent has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Parent, (ii) a “material weakness” in the internal controls over financial reporting of Parent or (iii) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

(g)         Except as specifically disclosed, reflected or fully reserved against in the Parent Financial Statements, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the Parent’s formation, there are no material liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unassisted, absolute, determined, determinable or otherwise) of Parent or any of its Subsidiaries. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet (or reflected in the footnotes thereto) are included in the Parent Financial Statements.

6.12       Litigation. There is no Action (or any basis therefore) pending against or, to the knowledge of the Purchaser Parties, threatened against any Purchaser Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments or Orders against the Purchaser Parties. No Purchaser Party is, or has previously been, subject to any legal proceeding with any Authority.

6.13       Business Activities. Since its incorporation, Parent has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of its initial Business Combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreement, the performance of its covenants or agreements in this Agreement or any Additional Agreement or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in Parent’s Organizational Documents, there is no Contract binding upon the Parent or to which the Parent is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing). Since December 31, 2022, there has not been a Purchaser Parties Material Adverse Effect. Since its formation, the Purchaser has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Additional Agreements to which it is a party and the transactions contemplated by this Agreement, and, other than this Agreement and the Additional Agreements to which it is a party, the Purchaser is not party to or bound by any Contract.

6.14       Compliance with Laws; Permits. No Purchaser Party is in violation of, has violated, or is under investigation with respect to any violation or alleged violation of, any Law, or Order entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and no Purchaser Party has previously

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received any subpoenas by any Authority. Each Purchaser Party holds all permits, licenses, consents and authorizations necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such permit, license, consent or authorization, or such permit, license, consent or authorization to be in full force and effect would not reasonably be expected to have a Purchaser Parties Material Adverse Effect.

6.15       Money Laundering Laws. The operations of the Purchaser Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser Parties, threatened.

6.16       OFAC. Neither the Purchaser Parties, nor any director or officer of the Purchaser Parties (nor, to the knowledge of the Purchaser Parties, any agent, employee, Affiliate or Person acting on behalf of the Purchaser Parties) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), the Crimea region of Ukraine, Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country or territory sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

6.17       Not an Investment Company. Neither Purchaser Party is an “investment company” or a Person directly or indirectly controlled by or acting on behalf of an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

6.18       Tax Matters.

(a)(i) Parent has duly and timely filed all material Tax Returns which are required to be filed it, and has paid all Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to any amount of material Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any material Taxes of Parent for which a Lien may be imposed on any of Parent’s assets has been waived or extended (other than Permitted Liens or pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) Parent has duly withheld or collected and paid over to the applicable Taxing Authority all Taxes required to be withheld or collected by Parent in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) Parent has collected and remitted to the applicable Taxing Authority all sales Taxes required to be collected by Parent; (vii) Parent has not requested any letter ruling from the IRS (or any comparable ruling form any other Taxing Authority); (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Parent; (ix) Parent has not received any written request from a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns asserting that Parent is or may be subject to Tax in such jurisdiction, and Parent does not have a permanent establishment (within the meaning of an applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized; (x) there is no outstanding power of attorney from Parent authorizing anyone (other than employees of Parent) to act on behalf of Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (xi) Parent is not a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (xii) Parent has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent); (xiii) Parent has no liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or (3) otherwise by operation of applicable Law; (xiv) Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xv) Parent has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(b)         Parent will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of

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a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or non-U.S. income Tax Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(c)         Parent has not deferred the employer’s share of any “applicable employment taxes” under the “CARES Act or received or claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, Pub. L. 116-127, H.R. 6201 (Mar. 14, 2020) or Section 2301 of the CARES Act.

(d)         Parent is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Redomestication Merger from qualifying for the Redomestication Intended Tax Treatment.

6.19       Transactions with Affiliates. There are no Contracts between (a) any Purchaser Party, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Purchaser Party, on the other hand (each Person identified in this clause (b), a “Parent Related Party”), other than Contracts with respect to a Parent Related Party’s employment with, or the provision of services to, any Purchaser Party that were entered into in the ordinary course of business (including with regard to benefit plans, indemnification arrangements and other ordinary course compensation matters).

6.20       Certain Business Practices. Neither Purchaser Party, nor any director or officer of a Purchaser Party (nor, to the knowledge of the Purchaser Parties, any employee or other agent acting on behalf of a Purchaser Party), in their capacities as such, has, since the date of the applicable Purchaser Party’s inception, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or similar Law, (iii) made any other unlawful payment or (iv) directly or, to the knowledge of the Purchaser Parties, indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser Parties or assist the Purchaser Parties in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Purchaser Parties Material Adverse Effect, or which, if not continued in the future, would reasonably be expected to adversely affect the business of the Purchaser Parties that would reasonably be expected to subject the Purchaser Parties to suit or penalty in any private or governmental litigation or proceeding.

6.21       Employees and Employee Benefit Plans. No Purchaser Party (a) has any paid employees or (b) maintains, sponsors, contributes to or otherwise has any Liability under, any employee benefit plans.

6.22       Properties. No Purchaser Party owns, licenses or otherwise has any right, title or interest in any material Intellectual Property. No Purchaser Party owns or leases any material Real Property or personal property.

6.23       Material Contracts.

(a)         Other than this Agreement and the Additional Agreements, and except as otherwise Publicly Disclosed, there are no Contracts to which a Purchaser Party is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $250,000, (ii) may not be cancelled by Purchaser on less than thirty (30) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of a Purchaser Party as its business is currently conducted, any acquisition of material property by a Purchaser Party, or restricts in any material respect the ability of a Purchaser Party to engage in business as currently conducted by it or to compete with any other Person or to consummate the transactions contemplated by this Agreement or the Additional Agreements to which it is a party (each, a “Parent Material Contract”). All Parent Material Contracts have been made available to the Company other than those that are exhibits to the Parent SEC Documents.

(b)         With respect to each Parent Material Contract: (i) the Parent Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Parent Material Contract is legal, valid, binding and enforceable in all material respects against the applicable Purchaser Party and, to the knowledge of the Purchaser

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Parties, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Creditors’ Rights); (iii) no Purchaser Party is in breach or default in any material respect thereunder; and (iv) to the knowledge of the Purchaser Parties, no other party to any Parent Material Contract is in breach or default in any material respect thereunder.

6.24       Insurance. Schedule 6.24 of the Purchaser Parties Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Purchaser Party relating to a Purchaser Party or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and each Purchaser Party is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the knowledge of Purchaser Parties, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by a Purchaser Party. The Purchaser Parties have each reported to their insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Purchaser Parties Material Adverse Effect.

6.25       Independent Investigation. Each of the Purchaser Parties has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) and assets of the Company Group and the Sellers and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company Group and the Sellers for such purpose. Each of the Purchaser Parties acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and the Sellers set forth in this Agreement (subject to the related portions of the Company Disclosure Schedules) and in any certificate delivered to the Purchaser Parties pursuant hereto, and the information provided by or on behalf of the Company Group or the Sellers for the Registration Statement.

6.26       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY, ANY SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article VI, AS QUALIFIED BY THE PURCHASER PARTIES DISCLOSURE SCHEDULES, OR THE ADDITIONAL AGREEMENTS, NONE OF THE PURCHASER PARTIES OR ANY AFFILIATE THEREOF MAKES, AND EACH SUCH PERSON EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO ANY MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE PURCHASER PARTIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY, ANY SELLER OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE PURCHASER PARTIES BY THE MANAGEMENT OF THE PURCHASER PARTIES OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, ANY SELLER OR ANY AFFILIATE THEREOF IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article VI, AS QUALIFIED BY THE PURCHASER PARTIES DISCLOSURE SCHEDULES, OR THE ADDITIONAL AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY PURCHASER PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY PURCHASER PARTY OR ANY AFFILIATE THEREOF OR ANY OTHER PERSON, AND ARE NOT AND

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SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY. ANY SELLER OR ANY AFFILIATE THEREOF IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article VII
COVENANTS

7.1         Conduct of the Business of the Company.

(a)         From the date hereof through the earlier of the termination of this Agreement in accordance with Section 12.1 or the Closing (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in all material respects only in the ordinary course, consistent with past practices, and the Company shall not, and shall cause its Subsidiaries not to, enter into any material transactions without the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), and shall use their commercially reasonable efforts to preserve substantially intact their respective business relationships with key employees, key suppliers and other Persons with whom they have material business dealings (it being understood that no action or failure to act permitted by Section 7.1(b) shall constitute a breach of this sentence), except as set forth on Schedule 7.1. Notwithstanding anything to the contrary provided in this Agreement, none of the Company and its Subsidiaries shall be required to carry out any action or be prohibited from carrying out any action which would be inconsistent with any Law or which is expressly contemplated in this Agreement.

(b)         During the Interim Period, except as contemplated by the terms of this Agreement (including any Transaction Financing) or as set forth on Schedule 7.1, without the Parent’s prior consent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall not, and shall cause its Subsidiaries not to:

(i)          materially amend, modify or supplement its Organizational Documents other than pursuant to this Agreement or as required by applicable Law;

(ii)         amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of the Company Group or the Purchaser Parties, which involve payments in excess of $100,000;

(iii)        modify, amend or enter into any contract, agreement, license or, commitment, which obligates the payment of more than $150,000 per year or $300,000 in the aggregate over the life of such Contract, other than in the ordinary course of business;

(iv)        make any capital expenditures in excess of $250,000 individually for any project or set of related projects or $500,000 in the aggregate;

(v)         sell, lease, license or otherwise dispose of any of the Company Group’s assets or assets covered by any Contract except (i) pursuant to existing Contracts or commitments disclosed herein, (ii) sales of inventory in the ordinary course consistent with past practice, or (iii) not exceeding $50,000 per asset or $150,000 in the aggregate;

(vi)        pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any stockholder (other than, in the case of any stockholder that is an employee, officer director or consultant of the Company or its Subsidiaries, payments of salary, benefits, leases, commissions and similar payments in the ordinary course of business);

(vii)       authorize any salary increase (A) of more than fifteen percent (15%) for any employee making an annual salary equal to or greater than $150,000 or (B) in excess of ten (10%) for all employees in the aggregate or materially increase the bonus or profit sharing policies of the Company Group other than in the ordinary course of business consistent with past practice;

(viii)      obtain or incur any Indebtedness, including drawings under the Company Group’s existing lines of credit, in an amount that exceeds $6,000,000 in the aggregate;

(ix)        incur any material Lien on the Company Group’s material assets, except for Permitted Liens or the Liens incurred in the ordinary course of business consistent with past practice;

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(x)         merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xi)        permit any material insurance policy protecting any of the Company Group’s material assets with an aggregate coverage amount in excess of $150,000 to lapse unless a replacement policy having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xii)       except as required by U.S. GAAP or applicable Law, make any material change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any inventory or assets other than in the ordinary course of business consistent with past practice;

(xiii)      with respect to the Company only, change the principal place of business or jurisdiction of organization;

(xiv)      extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $50,000, or extend any loans other than travel or other expenses to officers, directors, employees or consultants;

(xv)       issue, redeem or repurchase any share capital or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its share capital;

(xvi)      make or change any material Tax election or change any annual Tax accounting periods relating to material Taxes, except as required by applicable Law; settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; or enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any material Taxes (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); or surrender or forfeit any right to claim a material Tax refund; or knowingly take or fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Redomestication Intended Tax Treatment; or

(xvii)     undertake any legally binding obligation to do any of the foregoing.

(c)         Without limiting Sections 7.1(a) and 7.1(b), during the Interim Period, without the prior written consent of the Parent, (i) the Company shall not issue any Company Shares, and (ii) no Seller shall sell, transfer or dispose of any Company Shares owned by such Seller, in either case of clauses (i) and (ii), unless the recipient or transferee of such Company Shares (x) becomes a Joining Seller hereunder by executing and delivering to the Parent, Purchaser and the Company a Joinder Agreement (after the effective date of the Registration Statement unless such transferee is a Company Insider), which Joinder Agreement contains an acknowledgement by such holder of Company Shares that it has received the definitive Registration Statement, and which Joinder Agreement is accepted in writing and executed and delivered by the Parent, Purchaser and the Company, and (y) executes and delivers to the Parent, Purchaser and the Company any Additional Agreements which such transferee would have been required to be a party or bound if such transferee were a Seller on the date of this Agreement or to which the transferring Seller is otherwise bound. The parties shall make any appropriate adjustments to Annex I and each Seller’s Pro Rata Share to account for any such new Joining Seller.

7.2         Conduct of the Business of the Purchaser Parties.

(a)         During the Interim Period, the Parent (and the Purchaser after the Redomestication Effective Time) shall remain a “blank check company” as defined under the Securities Act, shall keep current and timely file all of its public filings with the SEC, and neither the Parent or the Purchaser shall conduct any business operations or activities other than as required in connection with this Agreement and the Parent’s ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Notwithstanding anything to the contrary provided in this Agreement, none of the Purchaser Parties and their respective Subsidiaries shall be required to carry out any action or be prohibited from carrying out any action which would be inconsistent with any Law or which are expressly contemplated in this Agreement.

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(b)         Without limiting the generality of the foregoing, during the Interim Period, except as contemplated by the terms of this Agreement (including any Transaction Financing), without the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), the Purchaser Parties shall not, and shall cause their respective Subsidiaries, if any, not to:

(i)          amend, waive or otherwise change or fail to comply with the Investment Management Trust Agreement in any manner adverse to the Purchaser Parties or the Purchaser Parties’ ability to consummate the transactions contemplated by this Agreement;

(ii)         amend, modify or supplement its Organizational Documents other than pursuant to this Agreement;

(iii)        make any capital expenditures;

(iv)        split, combine, recapitalize or reclassify any of its Equity Securities or issue any other securities in respect thereof, or pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any stockholder or shareholder;

(v)         waive, release, assign, settle or discharge any claim or Action, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Parent or its Subsidiary) not in excess of $50,000 (individually or in the aggregate);

(vi)        establish any Subsidiary or enter into any new line of business;

(vii)       obtain or incur any Indebtedness or Liability in excess of $350,000 in the aggregate (other than (A) Indebtedness owed to any Lenders pursuant to working capital loans made in accordance with the IPO Prospectus, (B) Trust Account extension fees incurred in accordance with the Investment Management Trust Agreement, or (C) up to $1,200,000 for legal or accounting advisor and/or other professional and regulatory fees incurred in connection with the transactions contemplated by this Agreement);

(viii)      except in connection with any Transaction Financing, issue, sell, pledge, redeem, repurchase or otherwise acquire any of the Equity Securities of a Purchaser Party (other than redemptions of the Parent’s (or after the Redomestication Merger, the Purchaser’s) public shareholders as required by the Parent’s Organizational Documents (or after the Redomestication Merger, the Purchaser’s Organizational Documents) and the IPO Prospectus in connection with the Extension (the “Extension Redemption”) or the Closing (the “Closing Redemption”)), engage in any hedging transaction with a third Person with respect to any Equity Securities of a Purchaser Party or enter into any agreement, understanding or arrangement with respect to the voting of its Equity Securities;

(ix)        make or change any material Tax election or change any annual Tax accounting periods relating to material Taxes, except as required by applicable Law; settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; or enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any material Taxes (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); or surrender or forfeit any right to claim a material Tax refund; or knowingly take or fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Reincorporation Intended Tax Treatment;

(x)         revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting the Parent’s outside auditors;

(xi)        fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii)       terminate, waive or assign any material right under any Parent Material Contract;

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(xiii)      (A) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business or (B) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xiv)      adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Redomestication Merger);

(xv)       take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any Authority to be obtained in connection with this Agreement; or

(xvi)      undertake any legally binding obligation to do any of the foregoing.

7.3         No Solicitation. During the Interim Period, other than in connection with the transactions contemplated hereby (including any Transaction Financing), neither the Company, on the one hand, nor the Purchaser Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents (as applicable to each such Person, such Person’s “Representatives”) not to, directly or indirectly, (i) knowingly encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions to which the Company Group or any Purchaser Party is a party (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of more than 50% of the consolidated assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or more than 50% of the share capital or capital stock of the Company Group or the Purchaser Parties in a single transaction or series of transactions. With respect to the Purchaser Parties, an Alternative Transaction will also include any Business Combination with a Person other than the Company or its Affiliates; and with respect to the Company, an Alternative Transaction will also include any initial business combination with a special purpose acquisition company other than the Purchaser Parties. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or its Subsidiaries or the Parent or its Subsidiaries or any of their respective Representatives (each, an “Alternative Proposal”), the Company or the Parent, as the applicable party that receives such Alternative Proposal (directly or indirectly through its Representatives), shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other such party in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company and the Purchaser Parties shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

7.4         Access to Information. During the Interim Period, the Company and the Purchaser Parties shall, to the best of their abilities and to the extent permitted by Law, (a) continue to give the other party, its legal counsel and other Representatives reasonable access to its offices, properties, and Books and Records, (b) furnish to the other party, its legal counsel and other Representatives such information relating to the business of such party and its Subsidiaries as such Persons may reasonably request and (c) cause its Representatives to cooperate with the other party in such other party’s investigation of its business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Purchaser Parties and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company Group or the Purchaser Parties. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any Contract to which it is a party or to which it is subject or applicable

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Law; provided that the non-disclosing party must advise the other party that it is withholding such access and/or information and (to the extent reasonably practicable) and the basis on which the access not granted and/or information not disclosed.

7.5         Notices of Certain Events. During the Interim Period, each party shall promptly notify the other parties of:

(a)         any notice or other communication from any Person (including any Authority) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Share or Equity Securities of a Purchaser Party or any of the Company Group’s or the Purchaser Parties’ assets;

(b)         any notice containing substantive communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)         the occurrence of any fact(s) or circumstance(s) which constitute or result in, or which would reasonably expected to constitute or result in, with respect to notifications by the Company or any Seller, a Company Material Adverse Effect or, with respect to notifications by a Purchaser Party, a Purchaser Parties Material Adverse Effect;

(d)         any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements; and

(e)         the occurrence of any fact(s) or circumstance(s) which results, or would reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact, in each case that would result in the failure to satisfy the condition to the other party’s obligation to close as set forth in Section 10.2(b) or 10.3(b), as applicable.

7.6         SEC Filings; Section 16 Filings.

(a)         The Company acknowledges that: (i) the Parent’s stockholders must approve the transactions contemplated by this Agreement prior to the Share Exchange contemplated hereby being consummated and that, in connection with such approval, the Parent must call a special meeting of its stockholders requiring Purchaser Parties to prepare and file with the SEC a Proxy Statement and Registration Statement (as defined in Section 9.5); (ii) the Purchaser Parties will be required to file with the SEC quarterly and annual reports that may be required to contain information about the transactions contemplated by this Agreement; and (iii) the Parent will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b)         In connection with any filing the Purchaser Parties make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its commercially reasonable efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their commercially reasonable efforts to (i) cooperate with the Purchaser Parties, (ii) respond to questions about the Company Group required in any filing or requested by the SEC, and (iii) provide any required information reasonably requested by the Purchaser Parties in connection with any filing with the SEC.

(c)         During the Interim Period, the Parent (and after the Redomestication Merger, the Purchaser) shall keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Parent Common Stock, the Parent Rights and the Parent Public Warrants on Nasdaq (and the respective Purchaser Securities issued in exchange for such Parent Securities in the Redomestication Merger); provided, that the parties acknowledge and agree that from and after the Closing, the parties intend to list on Nasdaq only the Purchaser Ordinary Shares and the Purchaser Public Warrants.

(d)         The Purchaser Parties shall use commercially reasonable efforts (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of Purchaser Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the transactions contemplated

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by this Agreement (including any Transaction Financing) by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to the Purchaser, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

7.7         Trust Account. Subject to Section 13.5, the parties agree that after the Closing, the Purchaser shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (i) first, all amounts payable to public stockholders of the Purchaser who have their Purchaser Ordinary Shares redeemed in the Closing Redemption, (ii) second, the Deferred Underwriting Amount to the underwriter in the IPO, (iii) third, the unpaid expenses of the Purchaser Parties and the Company Group (including legal and accounting fees) to the third parties to which they are owed, (iv) fourth, the repayment of any Sponsor Loans in accordance with Section 13.5(b) and (iv) the remaining monies in the Trust Account to either the Purchaser or the Company or its Subsidiaries, as directed by the Company. Except as otherwise provided in the Investment Management Trust Agreement, the Purchaser Parties shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement, or withdraw any funds from the Trust Account, without the prior written consent of the Company.

7.8         Transaction Financing. Without limiting anything to the contrary contained herein, during the Interim Period, the Purchaser Parties shall use their best efforts to enter into financing agreements (any such agreements, “Financing Agreements”) on such terms as the Parent and the Company shall agree (each of the Parent’s and the Company’s agreement thereto not to be unreasonably withheld, conditioned or delayed) (collectively, the “Transaction Financing”) and, if requested by the Parent, the Company shall, and shall cause its Representatives to, reasonably cooperate with the Purchaser Parties in connection with such Financing Agreements (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by the Parent). Except to the extent permitted pursuant to the terms of the Financing Agreements or otherwise approved in writing by the Company (which approval shall not be unreasonably withheld, conditioned or delayed), and except for any of the following actions in clauses (i) or (ii) below that would not materially increase conditionality or impose any new material obligation on the Company Group or the Purchaser Parties, during the Interim Period, the Purchaser Parties shall not (i) reduce the committed investment amount to be received by a Purchaser Party or the Company Group under any Financing Agreement or reduce or impair the rights of a Purchaser Party or the Company Group under any Financing Agreement or (ii) permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Financing Agreements, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision). The Purchaser Parties and the Company shall use their best efforts to consummate the Transaction Financing in accordance with the Financing Agreements. Without limiting the foregoing, the Purchaser Parties and the Company shall use their best efforts to meet the condition to the Closing set forth in Section 10.1(i).

7.9         Directors’ and Officers’ Indemnification and Insurance.

(a)         The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers (or equivalent role) of the Purchaser Parties or the Company or its Subsidiaries (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the Purchaser Parties in effect on the date hereof and disclosed in Schedule 7.9(a), shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing, Purchaser shall cause the Organizational Documents of Purchaser and the Company and its Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the respective Person to the extent permitted by applicable Law. The provisions of this Section 7.9 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and Representatives.

(b)         The Purchaser Parties shall obtain and fully pay at the Closing (or to the extent permitted by such policies while still allowing effectiveness from the Closing, promptly after the Closing) out of the remaining proceeds of the Trust Fund after the Closing Redemption and/or Transaction Financing proceeds the premium for a “tail” insurance policy that provides coverage for up to a six-year period from the Closing Date for the benefit of the

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D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Parent’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall the Purchaser Parties be required to expend for such policies pursuant to this Section 7.9(b) an aggregate amount in excess of 200% of the amount per annum that the Parent paid in its last full fiscal year, which amount is set forth in Schedule 7.9(b). Purchaser shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term and honor all obligations thereunder.

7.10       Reporting and Compliance with Laws. During the Interim Period, each of the Company Group and the Purchaser Parties shall duly and timely file all material Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all material Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

7.11       Employment Agreements. During the Interim Period, each of the Company and the Purchaser Parties shall use their commercially reasonable efforts to cause the individuals set forth on Schedule 7.11 (including the Key Employees) to enter into new employment agreements (the “Employment Agreements”) with the Purchaser, in each case effective as of the Closing, in form and substance reasonably acceptable to Parent and the Company.

Article VIII
COVENANTS OF THE COMPANY

8.1         Annual and Interim Financial Statements.

(a)         The Company shall use its commercially reasonable efforts to deliver to the Purchaser Parties on or prior to October 31, 2023 true and complete copies of (i) the consolidated balance sheets of the Company Group as of September 30, 2022 and September 30, 2021, and the related consolidated statements of income, cash flows and changes in shareholder equity of the Company Group for the year periods then ended, each audited by a PCAOB qualified auditor in accordance with PCAOB standards (the “PCAOB Audited Company Financials”), and (ii) the unaudited consolidated balance sheet of the Company Group as of June 30, 2023, and the related unaudited consolidated statements of income, cash flows and changes in shareholder equity of the Company Group for the nine (9) month period then ended, each reviewed by a PCAOB qualified auditor in accordance with PCAOB standards (the “PCAOB Reviewed Quarterly Company Financials” and, together with the PCAOB Audited Company Financials, the “PCAOB Company Financials”).

(b)         During the Interim Period, within forty (40) calendar days following the end of each three-month fiscal quarterly period, the Company Group shall use its commercially reasonable efforts to deliver to the Purchaser Parties, for the first three fiscal quarters of the year, unaudited consolidated financial statements of the Company and its Subsidiaries reviewed by the Company’s auditor. During the Interim Period, the Company shall also promptly deliver to the Purchaser Parties copies of any audited annual consolidated financial statements of the Company and its Subsidiaries that the Company’s auditor may issue.

8.2         Additional Agreements. The Company will use its commercially reasonable efforts to cause the Significant Shareholders to enter into Lock-Up Agreements and the Amended Registration Rights Agreement.

Article IX
ADDITIONAL COVENANTS

9.1         Efforts; Further Assurances.

(a)         Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement (including the receipt of all approvals, consents or Permits from Authorities or other third parties, including Company Group Consents, that are required for the consummation of the transactions contemplated by this Agreement and the Additional Agreements).

(b)         The parties hereto shall reasonably cooperate with each other and execute and deliver such other documents, certificates, agreements and other writings and use their commercially reasonable efforts to take such other actions as may be necessary, proper or advisable on their part under this Agreement and applicable Laws in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

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(c)         The Purchaser Parties and the Company shall use commercially reasonable efforts to take all actions as may be reasonably requested by any such Authority to obtain all applicable approvals, consents or Permits from such Authority that are required for the consummation of the transactions contemplated by this Agreement and the Additional Agreements. In furtherance and not in limitation of the foregoing, each applicable party hereto agrees, at such party’s sole cost and expense, to make an appropriate filings promptly after the date hereof pursuant to the requirements of any Antitrust Laws with respect to the transactions contemplated hereby, and to supply as promptly as reasonably practicable any additional information or documents that may be requested pursuant to such Antitrust Laws and to reasonably cooperate with the other parties and use commercially reasonable efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under any applicable Antitrust Laws as soon as reasonably practicable.

(d)         As soon as reasonably practicable following the date of this Agreement, the parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Authorities approve the transactions contemplated by this Agreement. Each party shall give prompt written notice to the Parent and the Company, as applicable, if such party or any of its Representatives receives any notice from such Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the Parent and the Company, as applicable, with a copy of such Authority notice. Subject to applicable Law, no party shall initiate or participate in any meeting or discussion with any Authority with respect to any filings, applications, investigations or other inquiry in connection with the transactions contemplated hereby without, to the extent practicable, giving the Company and the Parent, as applicable, reasonable prior notice of the meeting. If any Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, each of the Company Group and the Purchaser Parties shall arrange for Representatives of such party to be present for such hearing or meeting to the extent permitted by the Authority. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Additional Agreement as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Additional Agreements, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by an Authority or private Person challenging the transactions contemplated by this Agreement, or any Additional Agreement, the parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Additional Agreements.

9.2         Tax Matters.

(a)         Parent and Purchaser shall use their reasonable best efforts to cause the Redomestication Merger to qualify for the Redomestication Intended Tax Treatment, and none of Parent, Purchaser, the Company and their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Closing, would reasonably be expected to prevent or impede the Redomestication Merger from qualifying for such intended Tax treatment.

(b)         Each of Parent, Purchaser, the Company, and their respective Affiliates shall file all Tax Returns consistent with the Redomestication Intended Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-(a) on or with the its Tax Return for the taxable year of the Redomestication Merger), and shall take no position inconsistent with the Redomestication Intended Tax Treatment (whether in audits, Tax Returns or otherwise), unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

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(c)         Any and all Transfer Taxes shall be paid fifty percent (50%) by Parent and fifty percent (50%) by the Company. The party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Any expenses incurred in connection with the filing of such Tax Returns or other documentation shall be borne equally by Parent and the Company. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(d)         In the event the SEC requires a tax opinion regarding the Redomestication Intended Tax Treatment, the Purchaser Parties will use their reasonable best efforts to cause Loeb & Loeb LLP to deliver such tax opinion to the Purchaser Parties. Each party shall use commercially reasonable efforts to execute and deliver customary Tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor.

(e)         Within one hundred twenty (120) days after the end of Purchaser’s current taxable year and each subsequent taxable year of Purchaser for which Purchaser reasonably believes that Purchaser may be a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”), the Purchaser shall (1) determine its status as a PFIC, (2) determine the PFIC status of each of its Subsidiaries that at any time during such taxable year was a foreign corporation within the meaning of Section 7701(a) of the Code (the “Non-U.S. Subsidiaries”), and (3) make such PFIC status determinations available to their shareholders as of immediately prior to the Closing. If Purchaser determines that Purchaser was, or could reasonably be deemed to have been, a PFIC in such taxable year, Purchaser shall use commercially reasonable efforts to provide the statements and information (including, a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g)) necessary to enable its shareholders as of immediately prior to the Closing and their direct and/or indirect owners that are United States persons (within the meaning of Section 7701(a)(30) of the Code) to comply with all provisions of the Code with respect to PFICs, including making and complying with the requirements of a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Treasury Regulation Section 1.1295-3 with respect to Purchaser or any of the Non-U.S. Subsidiaries, as applicable. The covenants contained in this Section 9.2(e), notwithstanding any provision elsewhere in this Agreement, shall survive in full force and effect until the later of (x) two (2) years after the end of the current taxable year of Purchaser or (y) such time as Purchaser has reasonably determined that it is not a PFIC for three (3) consecutive taxable years.

9.3         Disclosure Schedule Updates. During the Interim Period, the Company and the Sellers will have the right, but not the duty, to update the Company Disclosure Schedules, and Parent will have the right, but not the duty, to update the Purchaser Parties Disclosure Schedules, in each case by providing notice to the other in accordance with the terms of this Agreement, to add disclosures with respect to actions taken by or on behalf of such party or its Subsidiaries after the date of this Agreement that are either (i) expressly contemplated by the terms of this Agreement or (ii) in the ordinary course of business and expressly permitted under the terms of this Agreement, including under Sections 7.1 and 7.2 hereof, as applicable. Any such update, so long as it is provided at least five (5) Business Days prior to the Closing and otherwise fulfills the requirements of this Section 9.3, will be deemed to cure any inaccuracy or breach as of the Closing Date with respect to such matters, except to the extent that such matters would constitute, individually or in the aggregate, a Purchaser Parties Material Adverse Effect or Company Material Adverse Effect, as applicable.

9.4         Compliance with SPAC Agreements. If required by the counterparties thereto or deemed reasonably appropriate or necessary by the Company or the Parent, the Purchaser shall assume the obligations under each of the applicable agreements entered into in connection with the IPO for which such an assumption is so deemed to be reasonably appropriate or necessary.

9.5         Registration Statement.

(a)         As promptly as practicable after the date hereof, Purchaser Parties shall prepare with the assistance, cooperation and commercially reasonable efforts of the Company Group, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of Purchaser Securities to be issued in the Redomestication Merger and Share Exchange, which Registration Statement will also contain a proxy statement of Parent (as amended, the “Proxy Statement”) for the purpose of soliciting proxies

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from Parent stockholders for the matters to be acted upon at the Parent Special Meeting and providing the public stockholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the IPO Prospectus to have their Parent Common Stock redeemed in conjunction with the stockholder vote on the Parent Stockholder Approval Matters as defined below. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Parent stockholders to vote, at an extraordinary general meeting of Parent stockholders to be called and held for such purpose (the “Parent Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Redomestication Merger and the Share Exchange, by the holders of Parent Common Stock in accordance with the Parent’s Organizational Documents, Delaware Law, BVI Law and the rules and regulations of the SEC and Nasdaq, (ii) if and to the extent required by the Organizational Documents of a Purchaser Party, Delaware Law or BVI Law or the rules and regulations of the SEC or Nasdaq, the issuance of any Purchaser Securities in connection with the Transaction Financing, including adoption and approval of the issuance of more than twenty percent (20%) of the outstanding Purchaser Ordinary Shares, (iii) the adoption and approval of a new post-Closing equity incentive plan for Purchaser in form mutually agreed upon between the Parent and the Company (the “Purchaser Equity Incentive Plan”), (iv) to the extent required to be approved by holders of Parent Common Stock, the adoption and approval of the Amended Purchaser Organizational Documents, (v) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 2.5(b) hereof, (vi) such other matters as the Company and Parent shall hereafter mutually determine to be necessary or appropriate in order to effect the Redomestication Merger, the Share Exchange and the other transactions contemplated by this Agreement and the Additional Agreements (the approvals described in foregoing clauses (i) through (vi), collectively, the “Parent Stockholder Approval Matters”), (vii) an amendment to Parent’s Amended and Restated Certificate of Incorporation, effective immediately prior to the Redomestication Merger, to remove the “Redemption Limitation” requirements set forth in Sections 9.2(a), 9.2(e) and 9.2(f) thereof in connection with the transactions contemplated by this Agreement (the “Redemption Limitation Amendment”), and (viii) the adjournment of the Parent Special Meeting, if necessary or desirable in the reasonable determination of Parent.

(b)         Parent, acting through its board of directors (or a committee thereof), shall (i) recommend to the Parent Stockholders to vote for each of the Parent Stockholder Approval Matters (and shall not change, modify or revoke such recommendation), (ii) use its commercially reasonable efforts to solicit from its stockholders proxies or votes in favor of the approval of the Parent Stockholder Approval Matters, and (iii) take all other action necessary or advisable to secure the approval of the Parent Stockholder Approval Matters as promptly as practicable after the Registration Statement has become effective. If on the date for which the Parent Special Meeting is scheduled, Parent has not received proxies representing a sufficient number of shares to obtain the Required Parent Stockholder Approval (as defined below), whether or not a quorum is present, Parent may make one or more successive postponements or adjournments of the Parent Special Meeting; provided that the Parent Special Meeting may not be postponed or adjourned by an aggregate of more than ten (10) Business Days without the Company’s prior written consent. In connection with the Registration Statement, Parent, Purchaser and the Company will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in Parent’s organizational documents, Delaware Law, BVI Law and the rules and regulations of the SEC and Nasdaq.

(c)         The Purchaser Parties shall cooperate and provide the Company Group and its Representatives with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company Group shall, as promptly as reasonably practicable, provide the Purchaser Parties with such information concerning the Company Group and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company Group shall be true and correct in all material respects, shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company Group), and shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder; and in addition shall contain substantially the same financial and other information about the Company Group and its stockholders or shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company Group understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings.

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The Company Group shall cause their managers, directors, officers and employees to be reasonably available to the Purchaser Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC. If required by applicable SEC rules or regulations, such financial information provided by the Company Group must be reviewed or audited by the Company Group’s auditors. The Parent shall provide such information concerning Parent and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Parent shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. The Purchaser Parties will use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Redomestication Merger, the Share Exchange and the other transactions contemplated hereby.

(d)         The Purchaser Parties shall take any and all commercially reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement and the Parent Special Meeting and to the cause the Registration Statement to become effective. Each party shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available, at a reasonable time and location, to the Company Group, the Purchaser, Parent and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Purchaser Parties shall amend or supplement the Registration Statement for any such corrections and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC.

(e)         As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, the Purchaser Parties shall distribute the Proxy Statement to Parent’s stockholders, and, pursuant thereto, shall call the Parent Special Meeting in accordance with Delaware Law for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(f)          If the Parent’s stockholders approve the Redemption Limitation Amendment at the Parent Special Meeting, then promptly after the Parent Special Meeting and prior to the Redomestication Merger, the Parent shall amend its Amended and Restated Certificate of Incorporation in accordance with the amendments contemplated by the Redemption Limitation Amendment.

(g)         The Purchaser Parties will comply with all applicable Laws, any applicable rules and regulations of Nasdaq, their respective Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement and Proxy Statement, any solicitation of proxies thereunder, the calling and holding of the Parent Special Meeting and the Closing Redemption.

9.6         Confidentiality. Except as necessary to complete the Proxy Statement and Registration Statement (and except solely to the extent required to be disclosed, based on the advice of outside counsel, in any future registration statement of Parent for any future Business Combination subsequent to the termination of this Agreement), during the Interim Period and, in the event that this Agreement is terminated in accordance with Section 12.1, for a period of two (2) years after such termination, the Company, on the one hand, and the Purchaser Parties, on the other hand (for purposes hereof, as applicable, the “Receiving Party”), shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of applicable Law, all documents and information concerning the other set of parties (for purposes hereof, the “Disclosing Party”) or their respective Representatives, shareholders, customers, properties, financial condition, business or operations furnished to it by or on behalf of the Disclosing Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown by the Receiving Party to have been (a) previously known by the Receiving Party without an obligation of confidentiality with respect thereto, (b) in the public domain through no fault of, or breach of this Agreement by, the Receiving Party or its Representatives or (c) later lawfully acquired by the Receiving Party from an unaffiliated third-party source on a non-confidential basis, which source is not a Representative of the Disclosing Party, without any breach by such source of any obligation of confidentiality to the Disclosing Party) (“Confidential Information”),

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and the Receiving Party and its Representatives shall not release or disclose any Confidential Information to any other Person, except its Representatives in connection with this Agreement. In the event that the Receiving Party or its Representatives are required to disclose any Confidential Information pursuant to applicable Laws, to the extent permitted by applicable Law, the Receiving Party shall give timely written notice to the Disclosing Party so that the Disclosing Party may have an opportunity to obtain a protective order or other appropriate relief, and the Disclosing Party and its Representatives shall only disclose the minimum amount of such Confidential Information so required to be disclosed. For the avoidance of doubt, the obligations set forth in this Section 9.6 shall not limit any obligation with respect to any information of any party under any existing confidentiality or non-disclosure agreements (“Existing NDAs”).

9.7         SPAC Extension. Parent has filed its definitive proxy materials to extend the date by which it has to consummate a business combination from September 13, 2023 to June 13, 2024 (the “Extension”). During the Interim Period, Parent will use its best efforts to pursue and preserve the Extension through the Closing, including as promptly as practicable after the date hereof (but in any event on or prior to September 13, 2023), holding a meeting of Parent’s shareholders to approve the Extension and the amendments to the Parent’s Organizational Documents and the Investment Management Trust Agreement in connection therewith, and, upon approval of the Extension by Parent’s stockholders, filing such amendments to the Parent’s amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.

Article X
CONDITIONS TO CLOSING

10.1       Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction or written waiver (where permissible) by the Parent and the Company of all the following conditions:

(a)         No Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making any of the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of any of the transactions contemplated by this Agreement.

(b)         Any waiting period (and any extension thereof) under any applicable Antitrust Laws relating to the transactions contemplated by this Agreement shall have expired or been terminated.

(c)         The Redomestication Merger shall have been consummated and the applicable certificates and documents filed and registered in the appropriate jurisdictions, and prior to the Closing, the Purchaser shall have amended and restated its Organizational Documents to be in substantially the form of the Amended Purchaser Organizational Documents and the Name Change shall have been completed.

(d)         The SEC shall have declared the Registration Statement effective and shall remain effective as of the Closing. No stop Order or similar Order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued.

(e)         The Parent Stockholder Approval Matters that are submitted to the vote of the stockholders of Parent at the Parent Special Meeting in accordance with the Proxy Statement and Parent’s Organizational Documents shall have been approved by the requisite vote of the stockholders of Parent at the Parent Special Meeting in accordance with Parent’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Parent Stockholder Approval”).

(f)          In the event that the Redemption Limitation Amendment is not approved by the Parent’s stockholders at the Parent Special Meeting, the Purchaser shall have upon the consummation of the Closing, after giving effect to the transactions contemplated by this Agreement and the Closing Redemption and any Transaction Financing, net tangible assets of at least $5,000,001 on a consolidated basis (as calculated in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(g)         This Agreement and the transactions contemplated hereby and thereby, including the Share Exchange, shall have been authorized and approved by the Company and by the holders of Company Shares constituting the Requisite Company Vote (whether at a meeting of shareholders or by written consent in lieu thereof) in accordance with BVI Law and the Company’s Organizational Documents.

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(h)         The Company shall have received copies of the Employment Agreements for the Key Employees, duly executed by the Purchaser and each of the Key Employees, in each case effective as of the Closing, in form and substance reasonably acceptable to Parent and the Company.

(i)          The Purchaser Parties and the Company Group, taken together, shall have at least Five Million U.S. Dollars ($5,000,000) in cash and cash equivalents as of the Closing, including funds remaining the Trust Account (after giving effect to the completion and payment of the Closing Redemption) and the proceeds of any Transaction Financing and the cash and cash equivalents of the Company Group as of the Closing, but prior to giving effect to the payment of unpaid transaction expenses or other Liabilities of the parties due at the Closing.

(j)          The Purchaser Ordinary Shares shall remain listed on Nasdaq and the additional listing application for the Exchange Consideration Shares shall have been approved by Nasdaq. As of the Closing Date, the Purchaser Parties shall not have received any written notice from Nasdaq that the Parent (or after the Redomestication Merger, the Purchaser) has failed, or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied.

10.2       Conditions to Obligations of the Purchaser Parties. The obligation of the Purchaser Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Parent’s sole and absolute discretion, of all the following further conditions:

(a)         The Company and the Sellers shall have duly performed all of their respective obligations hereunder required to be performed by them on or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants).

(b)         All of the representations and warranties of the Company contained in Article V in this Agreement and of the Sellers contained in in Article IV of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect shall be true and correct (in each case, as modified by the Company Disclosure Schedules) at and as of the date of this Agreement (except with respect to a Joining Seller, which representations and warrants shall be made as of the date of the Joinder Agreement) and as of the Closing Date (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), in each case, other than as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(c)         There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Company Material Adverse Effect which is continuing and uncured.

(d)         The Parent shall have received (i) a certificate signed by an authorized officer of the Company in such capacity certifying as to the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 10.2 with respect to the Company, and (ii) a certificate signed by each Seller certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 10.2 with respect to such Seller.

(e)         The Parent shall have received (i) a copy of the Organizational Documents of the Company as in effect as of the Closing Date, (ii) copies of resolutions duly adopted by the board of directors of the Company authorizing this Agreement and the transactions contemplated hereby, (iii) copies of resolutions duly adopted by the board of directors of the Company approving, subject to the Closing, the registration of the transfers in respect of the Purchased Shares in favor of the Purchaser as referred to in Section 10.2(g) below and approving such other matters as the Parent and the Company may agree, (iv) evidence reasonably acceptable to the Parent that the Requisite Company Vote has been obtained, and (v) a recent certificate of good standing (or similar documents applicable for such jurisdiction) as of a date no later than thirty (30) days prior to the Closing Date regarding the Company from the jurisdiction in which the Company is incorporated, to the extent that good standing certificates or similar documents are generally available in such jurisdiction.

(f)          The Parent shall have received a copy of each of (i) the Lock-Up Agreements signed by the Significant Shareholders, (ii) the Amended Registration Rights Agreement signed by the Significant Shareholders and (iii) the Escrow Agreement signed by the Escrow Agent, and such Additional Agreements shall be in full force and effect.

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(g)         The Parent have received from the Sellers copies of executed instruments of transfer in respect of the Purchased Shares in favor of the Purchaser and in form reasonably acceptable for transfer on the books of the Company.

(h)         The Company shall have addressed each of the matters described in Schedule 10.2(h) in accordance with the requirements described in Schedule 10.2(h).

10.3       Conditions to Obligations of the Company and the Sellers. The obligations of the Company and the Sellers to consummate the Closing are subject to the satisfaction, or the waiver at the Company’s sole discretion, of all of the following further conditions:

(a)         The Purchaser Parties shall have duly performed all of their respective obligations hereunder required to be performed by them on or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants).

(b)         All of the representations and warranties of the Purchaser Parties contained in Article VI of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Purchaser Parties Material Adverse Effect, shall be true and correct (in each case, as modified by the Purchaser Parties Disclosure Schedules) at and as of the date of this Agreement and as of the Closing Date (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date) other than where the failure of such representations and warranties to be so true and correct taken in the aggregate would not be reasonably expected to have a Purchaser Parties Material Adverse Effect.

(c)         There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Purchaser Parties Material Adverse Effect which is continuing and uncured.

(d)         The Company shall have received a certificate signed by an authorized officer of each Purchaser Party in such capacity certifying as to the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 10.3.

(e)         From the date hereof until the Closing, the Purchaser Parties shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Purchaser Parties.

(f)          The Company shall have received (i) a copy of the Organizational Documents of the Parent as in effect as of the Redomestication Effective Time, (ii) copies of resolutions duly adopted by the board of directors of each of the Purchaser Parties, and the Parent as the sole shareholder of the Purchaser, authorizing this Agreement and the transactions contemplated hereby (including the issue of the Exchange Consideration Shares fully paid and non-assessable subject to receipt of the consideration therefor), (iii) evidence reasonably acceptable to the Company that the Required Parent Stockholder Approval has been obtained, and (iv) a recent certificate of good standing (or similar documents applicable for such jurisdiction) as of a date no later than thirty (30) days prior to the Closing Date regarding each Purchaser Party from the jurisdiction in which such Purchaser Party is incorporated, to the extent that good standing certificates or similar documents are generally available in such jurisdiction.

(g)         The Company shall have received a copy of each of (i) the Lock-Up Agreements signed by the Purchaser, (ii) the Amended Registration Rights Agreement signed by the Purchaser, the Sponsor and the other Holders under the Registration Rights Agreement, and (iii) the Escrow Agreement signed by the Purchaser and the Escrow Agent, and such Additional Agreements shall be in full force and effect.

(h)         The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 2.5(b).

10.4       Frustration of Closing Conditions. Notwithstanding anything contained herein to the contrary, no party may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by the failure of such party or its Affiliates (or with respect to the Company, any Seller) to comply with or perform any of its covenants or obligations set forth in this Agreement.

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Article XI
DISPUTE RESOLUTION

11.1       Submission to Jurisdiction.

(a)         Subject to Sections 3.6 and 11.3, the parties shall submit any dispute, claim, controversy or Action (in each case, whether in contract, tort, equity or otherwise) based upon, arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement), the negotiation, execution performance or any alleged breach thereof (“Related Claim”) to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom), or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (collectively, the “Specified Courts”)), and the parties hereby irrevocably agree that all Related Claims shall be heard and determined in such courts. Subject to Sections 3.6 and 11.3, the parties hereby (a) submit to the exclusive personal and subject matter jurisdiction of any Specified Court any Related Claims and (b) irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any Specified Court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)         The parties hereby consent to process being served by any other party in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 12.1 (other than by email) along with a notification that service of process is being served in conformance with this Section 11.1(b). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

(c)         This submission to jurisdiction Section shall survive the termination of this Agreement.

11.2       Waiver of Jury Trial; Exemplary Damages.

(a)         THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.2(a).

(b)         Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

11.3       Arbitration. Any and all disputes, controversies and claims (other than disputes subject to Section 3.6, applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 11.3) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 11.3. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of
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such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Additional Agreements and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in State of Delaware. The language of the arbitration shall be English.

11.4       Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

Article XII
TERMINATION

12.1       Termination.

(a)         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual written consent of the Parent and the Company.

(b)         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by written notice by either Parent or the Company to the other if any Legal Restraint permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1(b) shall not be available to a party if the failure by such party or its Affiliates to comply with any provision of this Agreement is the principal cause of the Legal Restraint or the failure of the Legal Restraint to be lifted.

(c)         In the event that any of the conditions to the Closing set forth in Article X have not been satisfied or waived on or prior to June 13, 2024 (the “Outside Closing Date”), the Parent or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement. Such right may be exercised by the Parent or the Company, as the case may be, by giving written notice to the other at any time after the Outside Closing Date. Notwithstanding the foregoing, the right to terminate this Agreement under this Section 12.1(c) shall not be available to a party if the breach or violation by such party or its Affiliates (or with respect to the Company, any Seller) of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Closing Date.

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(d)         The Parent may terminate this Agreement by giving notice to the Company prior to the Closing if the Company or any Seller shall have materially breached any of its representations, warranties, agreements or covenants contained herein to be performed on or prior to the Closing and such breach (A) would result in the failure to satisfy any condition set forth in Section 10.2(a) or Section 10.2(b) and (B) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, shall not be cured within thirty (30) days following receipt by the Company of a notice from the Parent describing in reasonable detail the nature of such breach; provided, that the Parent shall not have the right to terminate this Agreement pursuant to this Section 12.1(d) if at such time any Purchaser Party or its Affiliate is in uncured breach of this Agreement which would result in a failure to satisfy any condition set forth in Section 10.3(a) or Section 10.3(b) from being satisfied.

(e)         The Company may terminate this Agreement by giving notice to the Parent if any Purchaser Party shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing and such breach (A) would result in the failure to satisfy any condition set forth in Section 10.3(a) or Section 10.3(a) and (B) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, shall not be cured within thirty (30) days following receipt by Parent of a notice from the Company describing in reasonable detail the nature of such breach; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 12.1(e) if at such time the Company or any Seller is in uncured breach of this Agreement which would result in a failure to satisfy any condition set forth in Section 10.2(a) or Section 10.2(b) from being satisfied.

(f)          This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by written notice by either Parent or the Company to the other if (i) the Required Parent Stockholder Approval is not obtained at a duly convened Parent Special Meeting (subject to any postponement, adjournment or recess thereof) or (ii) the Requisite Company Vote is not obtained by the time that the Parent Special Meeting is concluded (taking into account any postponement, adjournment or recess thereof).

(g)         The Company may terminate this Agreement by giving notice to the Parent if the Parent Common Stock has become delisted from Nasdaq and is not relisted on the Nasdaq or the New York Stock Exchange within sixty (60) days after such delisting.

(h)         Parent may terminate this Agreement by giving notice to the Company at any time after October 31, 2023 if, as of such time, any of the PCAOB Company Financials as required by Section 8.1(a) have not been delivered to the Purchaser Parties (for the avoidance of doubt, Parent’s termination right under this Section 12.1(h) may no longer be exercised by Parent after the Company has delivered to the Purchaser Parties the PCAOB Company Financials); termination pursuant to this Section 12.1(h) shall be effective as of the delivery of such notice.

12.2       Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 12.1, and pursuant to a written notice delivered by the applicable party to the other applicable parties, which sets forth the basis for such termination, including the provision of Section 12.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become null and void, and there shall be no Liability on the part of any party, any of their respective Representatives, and all rights and obligations of each party shall cease, except that: (i) the provisions of Section 9.6, Article XI, Article XIII and this Article XII shall survive any termination hereof and (ii) nothing herein shall relieve any party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in this Section 12.2 (subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 11.4), the parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 12.1.

Article XIII
MISCELLANEOUS

13.1       Notices. Any notice, consent, waiver or other communication hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand or reputable, internationally recognized overnight courier service, by 5:00 P.M. on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (ii) if by fax or email, on the date that transmission is sent electronically with

Annex A-1-57

affirmative confirmation of receipt; or (iii) three (3) Business Days after mailing by certified or registered mail, postage prepaid, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)         if to the Company, to:

AgileAlgo Holdings Ltd.
5008 Ang Mo Kio Avenue 5, #04-09
Techplace II, Singapore 569874
Attn: Tony Tay; Francis Lee
Telephone No.: +65 96808483
Email: tony.tay@agilealgo.com.sg; francis.lee@agilealgo.com.sg with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Barry I. Grossman, Esq.; Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
E-mail: bigrossman@egsllp.com; mgray@egsllp.com

(b)         if to a Purchaser Party prior to the Closing, to:

Inception Growth Acquisition Limited
875 Washington Street
New York, NY 10014
Attn: Cheuk Hang Chow, CEO
Telephone No.: (315) 636-6638
Email: cheukhangchow@inceptiongrowth1.com

with a copy to (which shall not constitute notice):

Lawrence Venick
Loeb & Loeb LLP
2206-19 Jardine House
1 Connaught Place
3 Central, Hong Kong
Email: lvenick@loeb.com

(c)         if to a Purchaser Party after the Closing, to:

Prodigy, Inc.
5008 Ang Mo Kio Avenue 5, #04-09
Techplace II, Singapore 569874
Attn: Tony Tay; Francis Lee
Telephone No.: +65 96808483
Email: tony.tay@agilealgo.com.sg; francis.lee@agilealgo.com.sg with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Barry I. Grossman, Esq.; Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
E-mail: bigrossman@egsllp.com; mgray@egsllp.com

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(d)         if to any Signing Seller, to the address of such Signing Seller as set forth underneath such Signing Seller’s signature on the signature page hereto with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Barry I. Grossman, Esq.; Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
E-mail: bigrossman@egsllp.com; mgray@egsllp.com

(e)         if to any Joining Seller, to the address of such Joining Seller as set forth in the applicable Joinder Agreement with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Barry I. Grossman, Esq.; Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
E-mail: bigrossman@egsllp.com; mgray@egsllp.com

13.2       Amendments; No Waivers; Remedies.

(a)         This Agreement cannot be amended, supplemented or modified, except by a writing signed by each of the Parent and the Company and cannot be amended, supplemented or modified orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given. After the Closing, any amendment or waiver by the Purchaser of this provisions of Section 3.6 of this Agreement (or the related enforcement thereof) shall also require the prior approval of a majority of Disinterested Independent Directors.

(b)         Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)         Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)         Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise based upon this Agreement, relating hereto or arising in connection herewith.

13.3       Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement

Annex A-1-59

creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4       Publicity. Except as required by applicable Law, the parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the Company and the Parent, as applicable. If a party or its Representative is required to make such a disclosure as required by Law, the Purchaser Parties or the Company (as applicable) will be afforded a reasonable opportunity to review and comment on such press release or public announcement prior to its issuance. The foregoing shall not prohibit disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby. In connection with the preparation of the press release announcing the execution of this Agreement, the Current Report(s) on Form 8-K to be filed by the Parent with the SEC announcing such press release and the execution of this Agreement, any press release or Current Reports on Form 8-K announcing the Closing, or any other report, statement, filing notice or application made by or on behalf of a party to any Authority or other third party in connection with the transactions contemplated hereby, each party shall, upon reasonable request by any other party, furnish the parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a party to any third party and/or any Authority in connection with the transactions contemplated hereby.

13.5       Expenses.

(a)         Unless otherwise specified herein, each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Closing is consummated, the Purchaser shall bear all expenses of the Company Group and the Purchaser Parties in connection with this Agreement and the transactions contemplated hereby. At the Closing, expenses shall be paid from the Trust Account pursuant to Section 7.7 (subject to Section 13.5(b) below) and from the proceeds of any Transaction Financing.

(b)         Notwithstanding anything to the contrary contained in this Agreement, the IPO Prospectus or the loan documents for any Sponsor Loans (as defined below), if the Closing occurs, any loans owed by the Parent to the Sponsor or officers or directors of the Parent (the “Lenders”) in accordance with the terms of the IPO Prospectus and the Parent’s Organizational Documents for expenses incurred by the Purchaser Parties and advanced by the Lenders in connection with the Extension, the transactions contemplated by this Agreement or otherwise incurred prior to the date hereof in furtherance of the Parent’s efforts to seek its initial Business Combination (including legal and accounting fees) (“Sponsor Loans”), will, to the extent that the Sponsor does not elect at its option at least one (1) Business Day prior to the Closing to convert at the Closing all or a portion of the aggregate amounts owed under such Sponsor Loans into additional Purchaser Private Warrants at One Dollar ($1.00) per warrant in accordance with the terms of the IPO Prospectus and the loan documents for such Sponsor Loans (up to a maximum principal amount of One Million U.S. Dollars ($1,000,000)), have a portion of such Sponsor Loans repaid by the Purchaser to the Lenders at the Closing based on an amount or formula to be reasonably agreed by Parent and the Company in good faith prior to the filing of the initial Registration Statement with the SEC, and any remaining portion of the obligations under the Sponsor Loans will remain outstanding at the Closing and be repaid by the Purchaser, without interest, within six (6) months after the Closing.

13.6       No Assignment or Delegation; Binding Effect. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the Parent and the Company (and after the Closing, a majority of Disinterested Directors). Any purported assignment or delegation that does not comply with the immediately preceding sentence shall be void ab initio, in addition to constituting a material breach of this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.7       Governing Law. This Agreement and all Related Claims shall be construed and enforced in accordance with and governed by the laws (both substantive and procedural) of the State of Delaware, without giving effect to the conflict of laws principles thereof.

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13.8       Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9       Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein (other than Existing NDAs, which shall continue in accordance with their terms). No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

13.10     Severability. A determination by a court or other legal Authority that any provision that is not of the essence of this Agreement is invalid, illegal or unenforceable shall not affect the validity, legality or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal Authority to substitute) for any provision so held to be invalid, illegal or unenforceable a valid provision, as alike in substance to such provision as is valid, lawful and enforceable.

13.11     Construction. In this Agreement:

(a)         References to Sections and subsections, schedules, and exhibits not otherwise specified are cross-references to Sections and subsections, schedules, and exhibits of this Agreement.

(b)         The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)         Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company Group.

(d)         Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered Schedule means the same-numbered Section of the disclosure schedule.

(e)         If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day. The word “day” means calendar day unless Business Day is expressly specified.

(f)          The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(g)         All references in this agreement to “knowledge” means, with respect to (i) the Company, the actual knowledge of any of Tony Tay or Francis Lee, after reasonable inquiry of their direct reports and records in their possession, or (ii) any other party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such party after reasonable inquiry.

Annex A-1-61

(h)         For the avoidance of doubt, all references in this Agreement to “ordinary course” or “ordinary course consistent with past practice”, shall take into account any material event or change in circumstances that occurs following the date of this Agreement.

(i)          References to the “date hereof” mean the date of this Agreement.

(j)          Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity.

(k)         Any accounting term used and not otherwise defined in this Agreement or any Additional Agreement has the meaning assigned to such term in accordance with U.S. GAAP.

(l)          Any reference in this Agreement or any Additional Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Additional Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form.

13.12     Third Party Beneficiaries. Except for the rights of the D&O Indemnified Persons set forth in Section 7.9, and the rights of the Disinterested Independent Directors under this Agreement, which the parties acknowledge and agree are express third party beneficiaries of this Agreement, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.13     Trust Account Waiver. Reference is made to the IPO Prospectus. The Company and the Sellers understand that the Parent has established the Trust Account for the benefit of the public stockholders of the Parent and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that the Parent may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement (including a portion of the interest earned on the amounts held in the Trust Account in accordance with the Investment Management Trust Agreement). For and in consideration of the Parent agreeing to enter into this Agreement, the Company and the Sellers each hereby agree that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account in connection with this Agreement, the Additional Agreements or the transactions contemplated hereby and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, his Agreement, the Additional Agreements or the transactions contemplated hereby. Notwithstanding anything herein to the contrary in this Section 13.13, but otherwise subject to the terms of this Agreement, (i) the Company, any Seller or any of their respective Affiliates may commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to a Purchaser Party or its Representative, which proceeding seeks, in whole or in part, monetary relief against a Purchaser Party or its Representative, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds other than distributions to Parent’s public stockholders in an Extension Redemption or Closing Redemption or a liquidation of the Parent if it does not consummate its initial Business Combination prior to its deadline to do so), and (ii) nothing in this Section 13.13 shall limit or prohibit the Company, any Seller or any of their respective Affiliates from pursuing a claim against a Purchaser Party for specific performance or other equitable relief.

13.14     No Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the parties acknowledge and agree that no recourse under this Agreement or under any Additional Agreements shall be had against any Person that is not a party to this Agreement or such Additional Agreement, as applicable, including any past, present or future director, officer, agent, employee or other representative of any past, present or future equity holder or of any Affiliate or successor or assignee thereof (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party in connection with or arising out of this Agreement or any Additional Agreement.

Annex A-1-62

13.15     Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the parties pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against any of the parties or their respective Representatives with respect thereto. The covenants and agreements made by the parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

[The remainder of this page intentionally left blank; signature pages to follow]

Annex A-1-63

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Parent:
INCEPTION GROWTH ACQUISITION LIMITED
By:	/s/ Cheuk Hang Chow
	Name:	Cheuk Hang Chow
	Title:	Chief Executive Officer
The Purchaser:
IGTA MERGER SUB LIMITED
By:	/s/ Cheuk Hang Chow
	Name:	Cheuk Hang Chow
	Title:	Sole Director
The Company:
AGILEALGO HOLDINGS LTD.
By:	/s/ Tay Yee Paa Tony
	Name:	Tay Yee Paa Tony (Tony Tay)
	Title:	Director

{Signature Page to Business Combination Agreement}

Annex A-1-64

The Signing Sellers:
/s/ Tay Yee Paa Tony
Tay Yee Paa Tony (Tony Tay)
Address for Notice:
[***]
/s/ Lee Wei Chiang
Lee Wei Chiang (Francis Lee)
Address for Notice:
[***]

{Signature Page to Business Combination Agreement}

Annex A-1-65

ANNEX I
LIST OF SELLERS

Name	Number of Ordinary Shares Held	Current Pro Rata Share	Percentage of Total Outstanding
Signing Sellers
Tay Yee Paa Tony (Tony Tay)	1,443,436	50.000%	44.657%
Lee Wei Chiang (Francis Lee)	1,443,436	50.000%	44.657%
Total Held by Signing Sellers	2,886,872	100.000%	88.314%

Other Company Shareholders
Jonathan Ang Yun Hao	15,000		0.464%
Tay Yee Wee	16,161		0.500%
Zheng, Dingyao Victor	16,161		0.500%
Tan Chun Hao	24,242		0.750%
Seah Chin Siong	144,546		4.472%
Gooi Mooi Chiew	16,161		0.500%
Lim Chee Heong	16,161		0.500%
Loo Choo Leong	16,161		0.500%
Chen Yanfei	32,323		1.000%
Lim Soon Meng	48,484		1.500%
Total Held by Other Company Shareholders	345,400		10.686%

TOTAL ORDINARY SHARES	3,232,272		100.000%

Annex A-1-66

Annex A-2

EXECUTION VERSION

AMENDMENT No. 1 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 1 to Business Combination Agreement, dated as of June 20, 2024 (the “Amendment”), is to amend the Business Combination Agreement (the “Existing BCA”), which was made and entered into as of September 12, 2023, by and among AgileAlgo Holdings Ltd., a British Virgin Islands company (the “Company”), Inception Growth Acquisition Limited, a Delaware corporation (the “Parent”), and IGTA Merger Sub Limited, a British Virgin Islands company (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing BCA.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing BCA, the Existing BCA may be amended by a writing signed by each of Parent and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing BCA to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Section 12.1(c):

The first sentence of Section 12.1(c) is amended in its entirety to read as follows:

“In the event that any of the conditions to the Closing set forth in Article X have not been satisfied or waived on or prior to November 30, 2024 (the “Outside Closing Date”), the Parent or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement.”

2. Miscellaneous.

(a)         Except as expressly provided in this Amendment, the Existing BCA shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing BCA shall mean the Existing BCA as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing BCA, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing BCA.

(b)         This Amendment shall be governed, enforced, interpreted and construed in a manner consistent with the Existing BCA. Without limiting the foregoing, Section 9.6 (Confidentiality), Article XI, Section 13.1 (Notices), Section 13.2 (Amendments; No Waivers; Remedies), Section 13.4 (Publicity), Section 13.7 (Governing Law), Section 13.10 (Severability) and Section 13.11 (Construction) of the Existing BCA shall apply to this Amendment mutatis mutandis as if set out herein.

(c)         This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

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Annex A-2-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

PARENT:
Inception Growth Acquisition Limited, a Delaware corporation
By:
Name:
Title:
COMPANY:
AgileAlgo Holdings Ltd., a British Virgin Islands company
By:
Name:
Title:
PURCHASER:
IGTA Merger Sub Limited, a British Virgin Islands company
By:
Name:
Title:

{Signature Page to Amendent No. 1 to Business Combination Agreement}

Annex A-2-2

Annex A-3

EXECUTION VERSION

AMENDMENT No. 2 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 2 to Business Combination Agreement, dated as of December 16, 2024 (the “Amendment”), is to amend the Business Combination Agreement, which was made and entered into as of September 12, 2023, and amended by Amendment No. 1 thereto as of June 20, 2024 (the “Existing BCA”), by and among AgileAlgo Holdings Ltd., a British Virgin Islands company (the “Company”), Inception Growth Acquisition Limited, a Delaware corporation (the “Parent”), and IGTA Merger Sub Limited, a British Virgin Islands company (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing BCA.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing BCA, the Existing BCA may be amended by a writing signed by each of Parent and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing BCA to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Section 10.1(h):

Section 10.1(h) is amended in its entirety to read as follows:

“Reserved.”

(b) Section 10.1(j):

Section 10.1(j) is amended in its entirety to read as follows:

“The Purchaser Ordinary Shares to be issued pursuant to this Agreement, including the Exchange Shares, shall have been approved for listing on the Nasdaq Capital Market, subject only to the official notice of issuance.”

(c) Section 12.1(c):

The first sentence of Section 12.1(c) is amended in its entirety to read as follows:

“In the event that any of the conditions to the Closing set forth in Article X have not been satisfied or waived on or prior to March 31, 2025 (the “Outside Closing Date”), the Parent or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement.”

(d) Section 12.1(g):

Section 12.1(g) is amended in its entirety to read as follows:

“The Company may terminate this Agreement by giving notice to the Parent if the Parent Common Stock has become delisted from Nasdaq and either the Parent Common Stock is, or the Purchaser Ordinary Shares are, not relisted on the Nasdaq or the New York Stock Exchange on or prior to March 31, 2025 after such delisting.”

2. Miscellaneous.

(a)          Except as expressly provided in this Amendment, the Existing BCA shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing BCA shall mean the Existing BCA as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing BCA, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing BCA.

Annex A-3-1

(b)         This Amendment shall be governed, enforced, interpreted and construed in a manner consistent with the Existing BCA. Without limiting the foregoing, Section 9.6 (Confidentiality), Article XI, Section 13.1 (Notices), Section 13.2 (Amendments; No Waivers; Remedies), Section 13.4 (Publicity), Section 13.7 (Governing Law), Section 13.10 (Severability) and Section 13.11 (Construction) of the Existing BCA shall apply to this Amendment mutatis mutandis as if set out herein.

(c)         This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

Annex A-3-2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

PARENT:
Inception Growth Acquisition Limited, a Delaware corporation
By:	/s/ Cheuk Hang CHOW
Name:	Cheuk Hang CHOW
Title:	CEO
COMPANY:
AgileAlgo Holdings Ltd., a British Virgin Islands company
By:	/s/ Lee Wei Chiang, Francis
Name:	Lee Wei Chiang, Francis
Title:	Company Director
PURCHASER:
IGTA Merger Sub Limited, a British Virgin Islands company
By:	/s/ Cheuk Hang CHOW
Name:	Cheuk Hang CHOW
Title:	Director

{Signature Page to Amendent No. 2 to Business Combination Agreement}

Annex A-3-3

Annex A-4

EXECUTION COPY

AMENDMENT No. 3 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 3 to Business Combination Agreement, dated as of March 27, 2025 (the “Amendment”), is to amend the Business Combination Agreement, which was made and entered into as of September 12, 2023 (the “Original Signing Date”), and amended by Amendment No. 1 thereto as of June 20, 2024 and Amendment No. 2 thereto as of December 16, 2024 (the “Existing BCA”, and as amended by this Amendment and as it may further be amended in accordance with its terms after the date hereof, the “BCA”), by and among AgileAlgo Holdings Ltd., a British Virgin Islands company (the “Company”), Inception Growth Acquisition Limited, a Delaware corporation (the “Parent”), and IGTA Merger Sub Limited, a British Virgin Islands company (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing BCA.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing BCA, the Existing BCA may be amended by a writing signed by each of Parent and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing BCA to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Section 12.1(c):

The first sentence of Section 12.1(c) of the Existing BCA is amended in its entirety to read as follows:

“In the event that any of the conditions to the Closing set forth in Article X have not been satisfied or waived on or prior to May 31, 2025 (the “Outside Closing Date”), the Parent or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement.”

(b) Section 12.1(g):

Section 12.1(g) of the Existing BCA is amended in its entirety to read as follows:

“The Company may terminate this Agreement by giving notice to the Parent if the Parent Common Stock has become delisted from Nasdaq and either the Parent Common Stock is, or the Purchaser Ordinary Shares are, not relisted on the Nasdaq or the New York Stock Exchange on or prior to the Outside Closing Date after such delisting.”

(c) Consent to Transfers and Issuances of Ordinary Shares under Section 7.1 and Amendment to Annex I:

(i) The Parent hereby provides its written consent under Section 7.1 of the BCA for (A) the Signing Sellers to transfer to the transferees as set forth on Schedule 1(c) to this Amendment (collectively, the “Transferees”) such number of Company Shares as set forth on Schedule 1(c) to this Amendment (collectively, the “Transferred Company Shares”) and (B) the Company to issue to the recipient as set forth on Schedule 1(c) to this Amendment (the “New Holder” and together with the Transferees, the “Recipients”) such number of Company Shares as set forth on Schedule 1(c) to this Amendment (collectively, the “New Company Shares”, and together with the Transferred Company Shares, the “Subject Company Shares”), in either case, after the Original Signing Date and prior to the effective date of the Registration Statement, without any of such Recipients becoming Joining Sellers under the BCA by executing and delivering to the Parent, Purchaser and the Company (I) a Joinder Agreement and (II) any Additional Agreements which such Recipient would have been required to be a party or bound if such Recipient were a Seller on the Original Signing Date or, with respect to the Transferees, to which the Signing Sellers are otherwise bound. The parties hereto hereby consent to and waive for all purposes of the BCA any failures by the Company or the Signing Sellers to obtain such any such consent for any such transfers and issuances made prior to the date of this Amendment.

Annex A-4-1

(ii) The parties hereto hereby acknowledge and agree that (A) the Transferred Company Shares shall not be subject to the terms and conditions applicable to the Signing Sellers under the BCA and will not be included as shares covered by the terms of any Lock-Up Agreement or other Additional Agreement signed by the Signing Sellers, and (B) the Recipients will be Company shareholders that are not bound by the terms and conditions of the BCA or any Additional Agreement unless and until they execute and deliver to the Parent, Purchaser and the Company a Joinder Agreement (and, to the extent required by the BCA with respect to such Recipient as a holder of Ordinary Shares and not as a transferee of a Signing Seller, such Additional Agreements) after the effective date of the Registration Statement, and such Joinder Agreement and any such Additional Agreements are accepted in writing and executed and delivered by the Parent, Purchaser and the Company in accordance with the requirements of the BCA applicable to Company shareholders that are not Signing Sellers (or Company Insiders).

(iii) The Parent and Purchaser hereby consent to the foregoing transfers and issuances for all purposes of the BCA, including Article VII thereof, and waive any potential breaches or violations of, or defaults under, the BCA as a result of such transfers or issuances being made in accordance with the terms hereof.

(iv) Annex I of the Existing BCA will be amended upon the transfers and issuances of the Subject Company Shares to the Recipients to reflect such transfers and issuances and such Annex I is hereby replaced and superseded with Annex I set forth on Exhibit A attached hereto for all purposes of the BCA, effective upon the occurrence of such transfers and issuances.

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing BCA shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing BCA shall mean the Existing BCA as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing BCA, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing BCA.

(b) This Amendment shall be governed, enforced, interpreted and construed in a manner consistent with the Existing BCA. Without limiting the foregoing, Section 9.6 (Confidentiality), Article XI, Section 13.1 (Notices), Section 13.2 (Amendments; No Waivers; Remedies), Section 13.4 (Publicity), Section 13.7 (Governing Law), Section 13.10 (Severability) and Section 13.11 (Construction) of the Existing BCA shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

Annex A-4-2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

PARENT:
Inception Growth Acquisition Limited,
a Delaware corporation
By:	/s/ Cheuk Hang CHOW
Name:	Cheuk Hang CHOW
Title:	CEO
COMPANY:
AgileAlgo Holdings Ltd.,
a British Virgin Islands company
By:	/s/ Lee Wei Chiang, Francis
Name:	Lee Wei Chiang, Francis
Title:	Director
PURCHASER:
IGTA Merger Sub Limited,
a British Virgin Islands company
By:	/s/ Cheuk Hang CHOW
Name:	Cheuk Hang CHOW
Title:	Director

{Signature Page to Amendent No. 3 to Business Combination Agreement}

Annex A-4-3

Schedule 1(c)

Subject Company Shares

Company Shareholders	Original Signing Date	New Company Issuances	Transfers from Tony Tay	Transfers from Francis Lee	Transfers from Lim Soon Meng	Total Transfers/ Issuances	Revised Shares Held	Date of Issue/ Transfers
Tay Yee Paa Tony (Tony Tay)	1,443,436	0	(86,691)	0	0	(86,691)	1,356,745
Lee Wei Chiang (Francis Lee)	1,443,436	0	0	(137,421)	0	(137,421)	1,306,015
Jonathan Ang	15,000	0	809	0	0	809	15,809
Tay Yee Wee	16,161	0	0	0	0	0	16,161
Victor Zheng	16,161	0	0	0	0	0	16,161
Tan Chun Hao	24,242	0	0	0	0	0	24,242
Seah Chin Siong	144,546	0	0	0	0	0	144,546
Gooi Mooi Chiew	16,161	0	0	0	0	0	16,161
Lim Chee Heong	16,161	0	0	0	0	0	16,161
Loo Choo Leong	16,161	0	16,161	16,161	0	32,322	48,483
Chen Yanfei	32,323	0	0	0	0	0	32,323
Lim Soon Meng	48,484	0	8,081	8,081	(25,253)	(9,092)	39,392	Oct. 2024
YA II PN Ltd.	0	0	0	0	15,152	15,152	15,152	Oct. 2024
Owen O’Callahan	0	4,045	0	0	0	4,045	4,045	Oct. 2024
Carmen Wee	0	0	24,242	24,242	0	48,483	48,483	Mar. 2025
Alpha Circuit, Ltd.	0	0	0	0	10,101	10,101	10,101	Mar. 2025
Philip Chua	0	0	20,227	20,227	0	40,454	40,454	Mar. 2025
Dickson Ho	0	0	16,161	16,161	0	32,322	32,322	Mar. 2025
Michelle Liaw	0	0	0	16,161	0	16,161	16,161	Mar. 2025
Chye Pang Hsiang	0	0	0	16,161	0	16,161	16,161	Mar. 2025
Vincent Wong	0	0	0	10,114	0	10,114	10,114	Mar. 2025
Tjioe Yeow Chong	0	0	0	10,114	0	10,114	10,114	Mar. 2025
Aaron Tan	0	0	607	0	0	607	607	Mar. 2025
Rowena Victoria	0	0	202	0	0	202	202	Mar. 2025
Mohd. Akhlas Hussain	0	0	202	0	0	202	202	Mar. 2025
TOTAL	3,232,272	4,045	0	0	0	4,045	3,236,317

Annex A-4-4

Exhibit A

Revised Annex I

ANNEX I
LIST OF SELLERS

Name	Number of Ordinary Shares Held	Current Pro Rata Share	Percentage of Total Outstanding
Signing Sellers
Tay Yee Paa Tony (Tony Tay)	1,356,745	50.95%	41.92%
Lee Wei Chiang (Francis Lee)	1,306,015	49.05%	40.35%
Total Held by Signing Sellers	2,662,760	100.00%	82.28%

Other Company Shareholders
Jonathan Ang Yun Hao	15,809		0.49%
Tay Yee Wee	16,161		0.50%
Victor Zheng	16,161		0.50%
Tan Chun Hao	24,242		0.75%
Seah Chin Siong	144,546		4.47%
Gooi Mooi Chiew	16,161		0.50%
Lim Chee Heong	16,161		0.50%
Loo Choo Leong	48,483		1.50%
Chen Yanfei	32,323		1.00%
Lim Soon Meng	39,392		1.22%
YA II PN Ltd. (Yorkville Group)	15,152		0.47%
Alpha Circuit, Ltd.	10,101		0.31%
Owen O’Callahan	4,045		0.12%
Carmen Wee	48,483		1.50%
Philip Chua	40,454		1.25%
Dickson Ho	32,322		1.00%
Michelle Liaw	16,161		0.50%
Chye Pang Hsiang	16,161		0.50%
Vincent Wong	10,114		0.31%
Tjioe Yeow Chong	10,114		0.31%
Aaron Tan	607		0.02%
Rowena Victoria	202		0.01%
Mohd. Akhlas Hussain	202		0.01%
Total Held by Other Company Shareholders	573,557		17.72%

TOTAL ORDINARY SHARES	3,236,317		100.000%

Annex A-4-5

Annex A-5

EXECUTION VERSION

AMENDMENT No. 4 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 4 to Business Combination Agreement, dated as of May 6, 2025 (the “Amendment”), is to amend the Business Combination Agreement, which was made and entered into as of September 12, 2023 (the “Original Signing Date”), and amended by Amendment No. 1 thereto as of June 20, 2024, Amendment No. 2 thereto as of December 16, 2024 and Amendment No. 3 thereto dated as of March 27, 2025 (the “BCA Amendment No. 3 Date”) (the “Existing BCA”, and as amended by this Amendment and as it may further be amended in accordance with its terms after the date hereof, the “BCA”), by and among AgileAlgo Holdings Ltd., a British Virgin Islands company (the “Company”), Inception Growth Acquisition Limited, a Delaware corporation (the “Parent”), and IGTA Merger Sub Limited, a British Virgin Islands company (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing BCA.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing BCA, the Existing BCA may be amended by a writing signed by each of Parent and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing BCA to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Section 12.1(c):

The first sentence of Section 12.1(c) of the Existing BCA is amended in its entirety to read as follows:

“In the event that any of the conditions to the Closing set forth in Article X have not been satisfied or waived on or prior to July 31, 2025 (the “Outside Closing Date”), the Parent or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement.”

(b) Consent to Transfers and Issuances of Ordinary Shares under Section 7.1 and Amendment to Annex I:

(i)     The Parent hereby provides its written consent under Section 7.1 of the BCA for (A) the Signing Sellers to transfer to the transferees as set forth on Schedule 1(c) to this Amendment (collectively, the “Transferees”) such number of Company Shares as set forth on Schedule 1(c) to this Amendment (collectively, the “Transferred Company Shares”) and (B) the Company to issue to the recipient as set forth on Schedule 1(c) to this Amendment (the “New Holder” and together with the Transferees, the “Recipients”) such number of Company Shares as set forth on Schedule 1(c) to this Amendment (collectively, the “New Company Shares”, and together with the Transferred Company Shares, the “Subject Company Shares”), in either case, after the BCA Amendment No. 3 Date and prior to the effective date of the Registration Statement, without any of such Recipients becoming Joining Sellers under the BCA by executing and delivering to the Parent, Purchaser and the Company (I) a Joinder Agreement and (II) any Additional Agreements which such Recipient would have been required to be a party or bound if such Recipient were a Seller on the Original Signing Date or, with respect to the Transferees, to which the Signing Sellers are otherwise bound. The parties hereto hereby consent to and waive for all purposes of the BCA any failures by the Company or the Signing Sellers to obtain such any such consent for any such transfers and issuances made prior to the date of this Amendment.

(ii)    The parties hereto hereby acknowledge and agree that (A) the Transferred Company Shares shall not be subject to the terms and conditions applicable to the Signing Sellers under the BCA and will not be included as shares covered by the terms of any Lock-Up Agreement or other Additional Agreement signed by the Signing Sellers, and (B) the Recipients will be Company shareholders that are not bound by the terms and conditions of the BCA or any Additional Agreement unless and until they execute and deliver to the Parent, Purchaser and the Company a Joinder

Annex A-5-1

Agreement (and, to the extent required by the BCA with respect to such Recipient as a holder of Ordinary Shares and not as a transferee of a Signing Seller, such Additional Agreements) after the effective date of the Registration Statement, and such Joinder Agreement and any such Additional Agreements are accepted in writing and executed and delivered by the Parent, Purchaser and the Company in accordance with the requirements of the BCA applicable to Company shareholders that are not Signing Sellers (or Company Insiders).

(iii)   The Parent and Purchaser hereby consent to the foregoing transfers and issuances for all purposes of the BCA, including Article VII thereof, and waive any potential breaches or violations of, or defaults under, the BCA as a result of such transfers or issuances being made in accordance with the terms hereof.

(iv)   Annex I of the Existing BCA will be amended upon the transfers and issuances of the Subject Company Shares to the Recipients to reflect such transfers and issuances and such Annex I is hereby replaced and superseded with Annex I set forth on Exhibit A attached hereto for all purposes of the BCA, effective upon the occurrence of such transfers and issuances.

2. Miscellaneous.

(a)     Except as expressly provided in this Amendment, the Existing BCA shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing BCA shall mean the Existing BCA as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing BCA, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing BCA.

(b)    This Amendment shall be governed, enforced, interpreted and construed in a manner consistent with the Existing BCA. Without limiting the foregoing, Section 9.6 (Confidentiality), Article XI, Section 13.1 (Notices), Section 13.2 (Amendments; No Waivers; Remedies), Section 13.4 (Publicity), Section 13.7 (Governing Law), Section 13.10 (Severability) and Section 13.11 (Construction) of the Existing BCA shall apply to this Amendment mutatis mutandis as if set out herein.

(c)     This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

Annex A-5-2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

PARENT:
Inception Growth Acquisition Limited,
a Delaware corporation
By:	/s/ Cheuk Hang CHOW
Name:	Cheuk Hang CHOW
Title:	CEO
COMPANY:
AgileAlgo Holdings Ltd.,
a British Virgin Islands company
By:	/s/ Lee Wei Chiang Francis
Name:	Lee Wei Chiang Francis
Title:	Director
PURCHASER:
IGTA Merger Sub Limited,
a British Virgin Islands company
By:	/s/ Cheuk Hang CHOW
Name:	Cheuk Hang CHOW
Title:	Director

{Signature Page to Amendent No. 4 to Business Combination Agreement}

Annex A-5-3

Schedule 1(c)
Subject Company Shares

Company Shareholders	BCA Amendment No. 3 Date	New Company Issuances	Transfers from Tony Tay	Transfers from Francis Lee	Total Transfers/ Issuances	Revised Shares Held	Date of Issue/ Transfers
Tay Yee Paa Tony (Tony Tay)	1,356,745	0	(20,227)	0	(20,227)	1,336,518	Apr. 23, 2025
Lee Wei Chiang (Francis Lee)	1,306,015	0	0	(20,227)	(20,227)	1,285,788	Apr. 23, 2025
Victor Zhang	16,161	0	12,136	0	12,136	28,297	Apr. 23, 2025
Chia Anning	0	0	8,091	0	8,091	8,091	Apr. 23, 2025
Bryan Oon Chin Yong	0	0	0	20,227	20,227	20,227	Apr. 23, 2025
TOTAL		0	0	0	0

Annex A-5-4

Exhibit A

Revised Annex I

ANNEX I
LIST OF SELLERS

Name	Number of Ordinary Shares Held	Current Pro Rata Share	Percentage of Total Outstanding
Signing Sellers
Tay Yee Paa Tony (Tony Tay)	1,336,518	50.97%	41.30%
Lee Wei Chiang (Francis Lee)	1,285,788	49.03%	39.73%
Total Held by Signing Sellers	2,622,306	100.00%	81.03%

Other Company Shareholders
Jonathan Ang Yun Hao	15,809		0.49%
Tay Yee Wee	16,161		0.50%
Victor Zheng	28,297		0.87%
Tan Chun Hao	24,242		0.75%
Seah Chin Siong	144,546		4.47%
Gooi Mooi Chiew	16,161		0.50%
Lim Chee Heong	16,161		0.50%
Loo Choo Leong	48,483		1.50%
Chen Yanfei	32,323		1.00%
Lim Soon Meng	39,392		1.22%
YA II PN Ltd. (Yorkville Group)	15,152		0.47%
Alpha Circuit, Ltd.	10,101		0.31%
Owen O’Callahan	4,045		0.12%
Carmen Wee	48,483		1.50%
Philip Chua	40,454		1.25%
Dickson Ho	32,322		1.00%
Michelle Liaw	16,161		0.50%
Chye Pang Hsiang	16,161		0.50%
Vincent Wong	10,114		0.31%
Tjioe Yeow Chong	10,114		0.31%
Aaron Tan	607		0.02%
Rowena Victoria	202		0.01%
Mohd. Akhlas Hussain	202		0.01%
Chia Anning	8,091		0.25%
Bryan Oon Chin Yong	20,227		0.63%
Total Held by Other Company Shareholders	614,011		18.97%

TOTAL ORDINARY SHARES	3,236,317		100.000%

Annex A-5-5

Annex A-6

Dated [            ]

Inception Growth Acquisition Limited

and

IGTA Merger Sub Limited

the surviving company of the merger being

Prodigy Inc. (formerly known as IGTA Merger Sub Limited)

BVI Business Companies Act, 2004 (as amended)

ARTICLES OF MERGER

Annex A-6-1

Articles of Merger

of

Inception Growth Acquisition Limited

and

IGTA Merger Sub Limited

the surviving company of the merger being

Prodigy Inc. (formerly known as IGTA Merger Sub Limited)

1            We, Inception Growth Acquisition Limited and IGTA Merger Sub Limited, hereby adopt the Plan of Merger appended to these Articles of Merger (the Plan).

2            The Plan was approved by each of the directors and stockholders of Inception Growth Acquisition Limited by way of written resolutions each dated respectively [date] 2024.

3            The Plan was approved by each of the directors and shareholders of IGTA Merger Sub Limited by way of written resolutions each dated respectively [date] 2024.

4            Inception Growth Acquisition Limited is a company incorporated and existing under the laws of the State of Delaware and therefore has not registered any memorandum and articles (or any equivalent constitutional document) with the Registrar of Corporate Affairs in the British Virgin Islands.

5            The Memorandum and Articles of Association of IGTA Merger Sub Limited were registered by the Registrar of Corporate Affairs in the British Virgin Islands on 11 September 2023 under registered number 2131971.

[Signature page follows]

Annex A-6-2

In witness whereof these Articles of Merger have been duly executed on [date] 2024.

Signed for and on behalf of Inception Growth Limited
by

Director
Signed for and on behalf of IGTA Merger Sub Limited
by

Director

Annex A-6-3

APPENDIX 1

The Plan

__________________________________________

Plan of Merger

Between

Inception Growth Acquisition Limited

and

IGTA Merger Sub Limited

the surviving company of the merger being

IGTA Merger Sub Limited

to be renamed

Prodigy, Inc.

Annex A-6-4

This Plan of Merger (Plan of Merger) is made and entered into on [date] 2024, by and between Inception Growth Acquisition Limited (Inception Growth), a corporation incorporated under the laws of Delaware on March 4, 2021 with its registered office at 3411 Silverside Road, Tatnall Building, #104, in the City of Wilmington, County of New Castle, State of Delaware, 19810, and IGTA Merger Sub Limited (the Surviving Company), a British Virgin Islands business company. Incorporated under the laws of the British Virgin Islands on 11 September 2023 under company number 2131971, with its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Town , Tortola, British Virgin Islands, pursuant to pursuant to Title 8, Section 252 of the Delaware General Corporation Law (the Delaware Act) and section 174 of the BVI Business Companies Act, 2004 (the BVI Act and together with the Delaware Act, the Acts).

Whereas, on the date hereof, Inception Growth has in issue [number] shares of common stock outstanding, all of which shares of common stock are entitled to vote on the proposed merger provided for herein.

Whereas, on the date hereof, the Surviving Company has in issue 100 Ordinary Shares, all of which Ordinary Shares are entitled to vote on the proposed merger provided for herein.

Whereas, [reflect the vote of the SPAC stockholders and the PubCo sole shareholder]

Whereas, the directors of Inception Growth and the Surviving Company deem it desirable that Inception Growth be merged with the Surviving Company as the surviving entity, pursuant to the provisions of the Acts as set out above, and upon the terms and conditions hereinafter set forth.

Now, therefore, it is agreed as follows:

Article I — The Merger

Upon the terms and subject to the conditions hereinafter set forth, at the Effective Date (as defined in Article II hereof), Inception Growth shall be simultaneously merged with and into the Surviving Company (the Merger), after which the separate existence of Inception Growth shall cease and the Surviving Company shall be the only surviving entity and shall continue to operate under its current name.

Article II — Effective Date

The Merger shall be effective on [date] 2024 (such date being referred to as the Effective Date).

Article III — Memorandum and Articles of Association

The current memorandum and articles of association of the Surviving Company shall be amended and restated with the memorandum and articles of association of the Surviving Company which are attached hereto as Appendix A (the Charter).

Article IV — Shares

On the Effective Date, (a) each issued and outstanding ordinary share of IGTA Merger Sub Limited shall be, by virtue of the Merger, automatically and without any action on the part of the holder thereof, cancelled and (b) each issued and outstanding share of common stock of Inception Growth shall be, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into one share of the Redomestication Surviving Company. In addition, each issued and outstanding right and warrant to acquire shares of common stock of Inception Growth shall be, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into a right or warrant to acquire an equal number of shares of the Redomestication Surviving Company.

Article V — Directors

The directors of the Surviving Company will be the directors and officers of Inception Growth.

Article VI — Effects of Merger

The Merger shall have the effects set forth in the applicable provisions of the Acts.

In witness whereof this Plan of Merger has been duly executed on [date] 2024.

[Signature page follows]

Annex A-6-5

Signed for and on behalf of Inception Growth Acquisition Limited by

President
Signed for and on behalf of IGTA Merger Sub Limited
by

Director

Annex A-6-6

APPENDIX A

Memorandum and Articles of Association — Charter

Annex A-6-7

Annex B

Territory of the Virgin Islands The BVI Business Companies Act, 2004

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION OF

PRODIGY, INC.
(formerly IGTA Merger Sub Limited)

Incorporated as a BVI business company on the 11 day of
September 2023
Amended and restated on ___2024

Annex B-1

Territory of the British Virgin Islands

The BVI Business Companies Act 2004

Amended and Restated

Memorandum of Association

of

Prodigy, Inc.

a company limited by shares

1            Name

The name of the Company is Prodigy, Inc. (formerly known as IGTA Merger Sub Limited).

2            Status

The Company is a company limited by shares.

3            Registered office and registered agent

3.1         The first registered office of the Company is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, VG1110 British Virgin Islands, the office of the first registered agent.

3.2         The first registered agent of the Company is Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, VG1110 British Virgin Islands.

3.3         The Company may change its registered office or registered agent by a Resolution of Directors or a Resolution of Members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.

4            Capacity and powers

4.1         The Company has, subject to the Act and any other British Virgin Islands legislation for the time being in force, irrespective of corporate benefit:

(a)         full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)         for the purposes of 4.1(a), full rights, powers and privileges.

4.2         There are no limitations on the business that the Company may carry on.

5            Number and classes of Shares

5.1         The Company is authorised to issue a maximum of 500,000,000 of US$0.0001 par value each divided into two classes of shares as follows:

5.2         450,000,000 ordinary shares (Ordinary Shares); and

5.3         50,000,000 preferred shares (Preferred Shares);

5.4         The Company may at the discretion of the Board of Directors, but shall not otherwise be obliged to, issue fractional Shares or round up or down fractional holdings of Shares to its nearest whole number and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

Annex B-2

6            Designations powers preferences of Shares

6.1         Each Ordinary Share in the Company confers upon the Member:

(a)         the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)         the right to an equal share in any dividend paid by the Company on the Ordinary Shares; and

(c)         the right to an equal share in the distribution to the holders of Ordinary Shares of the surplus assets of the Company on its liquidation.

6.2         The rights, privileges, restrictions and conditions attaching to the Preferred Shares shall be stated in this Memorandum, which shall be amended accordingly by Resolution of Directors prior to the issue of such Preferred Shares. Such rights, privileges, restrictions and conditions may include:

(a)         the number of shares and series constituting that class and the distinctive designation of that class;

(b)         the dividend rate of the Shares of that class, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on any other class or classes of Shares;

(c)         whether that class shall have voting rights including enhanced or special voting rights whether generally or in relation to other classes, and, if so, the terms of such voting rights;

(d)         whether that class shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(e)         whether or not the Shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting Shares for redemption if less than all Shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount maybe less than fair value and which may vary under different conditions and at different dates;

(f)          whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of Shares of that class, and, if so, the terms and amounts of such sinking fund;

(g)         the right of the Shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional Shares (including additional Shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition or any subsidiary of any outstanding Shares of the Company;

(h)         the right of the Shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights be in preference to, or in relation to, the comparable rights or any other class or classes of Shares; and

(i)          any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

6.3         The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulations 3 and 6 of the Articles.

6.4         The Directors have the authority and the power by Resolution of Directors:

(a)         to authorise and create additional classes of shares; and

(b)         (subject to the provisions of Clause 6.2) to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, appertaining to any and all classes of shares that may be authorised to be issued under this Memorandum.

Annex B-3

7            Variation of rights

The rights attached to any class of Shares as specified in Clause 6 may only, whether or not the Company is being wound up, be varied by a Resolution of Members, provided that only the holders of the relevant class of Shares shall be entitled to vote thereon, unless otherwise provided by the terms of issue of such class.

8            Rights not varied by the issue of Shares pari passu and no deemed variation

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith and, for the avoidance of doubt, the issue of Shares in any class of the Preferred Shares where such class is authorised under Clause 5.1 hereof shall not be considered to vary the terms of the Ordinary Shares or any other then existing class of Shares unless the express terms of that class provide otherwise.

9            Registered Shares

9.1         The Company shall issue registered Shares only.

9.2         The Company is not authorised to issue or have in issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

10          Transfer of Shares

A Share may be transferred in accordance with Regulation 4 of the Articles.

11          Amendment of Memorandum and Articles

11.1       The Company may amend its Memorandum or Articles by a Resolution of Members or by a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)         to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)         to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)         in circumstances where the Memorandum or Articles cannot be amended by the Members; or

(d)         to Clauses 7 or 8 or this Clause 11.

12          Definitions and interpretation

12.1       In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act, 2004 (as amended) and includes the regulations made under the Act;

Articles means the attached Articles of Association of the Company;

Board of Directors means the board of directors of the Company for the time being;

business day means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close;

Chairman of the Board has the meaning specified in Regulation 13;

clear day means a calendar day, but for the purposes of determining notice to Members with regards to convening a meeting of Members, shall not include the day the notice of a proposed meeting is received by a Member or the date on which a proposed meeting is to be held;

Directors or directors shall mean the directors of the Company;

Annex B-4

Preference Shares has the meaning specified in Clause 5.1;

Distribution in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

Eligible Person means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

Member means an Eligible Person whose name is entered, whether singularly or jointly with others, in the Register of Members of the Company as the holder of one or more Shares or fractional Shares;

Memorandum means this Memorandum of Association of the Company;

Ordinary Shares has the meaning specified in Clause 5.1;

Preferred Shares has the meaning specified in Clause 5.1;

Proposing Person

means the following persons:

(a)     the Member or Requisitioning Members of record providing the notice of Director Nomination(s) or other business proposed to be brought before a meeting; and

(b)    the beneficial owner(s), if different, on whose behalf the Director Nomination(s) or other business proposed to be brought before a meeting is made.

recognised exchange has the meaning specified in the Act;

Register of Members has the meaning specified in Regulation 2.5;

Registrar means the Registrar of Corporate Affairs appointed under the Act and any deputy or assistant thereof;

Resolution of Directors means either:

(a)         a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)         a resolution consented to in writing by a majority of directors or by a majority of members of a committee of directors of the Company, as the case may be;

provided that, in each case, in respect of a resolution relating to the removal of any Director or the vacation of office of any Director, all of the Directors other than the Director who is the subject of such resolution must approve either by voting in favour of, or signing, such Resolution of Directors.

In the case of an even number of directors on the board of directors, and a resolution is approved by only half of such directors and half of such directors fail to approve such resolution, then the Chairman of the Board shall have the right to a determining vote (in addition to any original vote of the Chairman of the Board) in order to reach a majority vote.

Resolution of Members means either:

(a)         a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting (or where proxies are allowed, by proxy) and were voted (and absent Members, Members who are present but do not vote, blanks and abstentions are not counted); or

(b)         a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

Annex B-5

Seal means any seal which has been duly adopted as the common seal of the Company;

Securities means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

Share means a share issued or to be issued by the Company and shall include fractional shares in the Company;

Synthetic Equity Interest means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly:

(a)         give a person or entity economic benefit and/or risk similar to ownership of Shares of any class or series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any Shares of any class or series of the Company;

(b)         mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any Shares of any class or series of the Company;

(c)         otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of the Company; or

(d)         increase or decrease the voting power of any person or entity with respect to any Shares of any class or series of the Company.

Treasury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and in writing shall be construed accordingly.

12.2       In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)         a Regulation is a reference to a regulation of the Articles;

(b)         a Clause is a reference to a clause of the Memorandum;

(c)         voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)         the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)         the singular includes the plural and vice versa.

12.3       Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

12.4       Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

Annex B-6

We, Ogier Global (BVI) Limited of Ritter House, Road Town, Tortola, British Virgin Islands, for the purpose of incorporating a BVI business company under the laws of the British Virgin Islands hereby sign this Memorandum of Association.

Dated the ___th day of _____, 2024

Incorporator

Signed for and on behalf of Ogier Global (BVI) Limited of Ritter House Road Town, Tortola, British Virgin Islands

Signature of authorised signatory	Signature of authorised signatory

Print name	Print name

Title	Title

Annex B-7

Territory of the British Virgin Islands

The BVI Business Companies Act 2004

Amended and Restated

Articles of Association

of

Prodigy, Inc.

a company limited by shares

1            Registered Shares

1.1         The Company may issue certificates signed by a director of the Company or under the Seal specifying the number of Shares held by a Member (and the signature of the director and the Seal may be facsimiles) if the Board of Directors so resolves by a Resolution of Directors.

1.2         Any Member receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

1.3         If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

1.4         Nothing in these Articles shall require title to any Shares or other Securities to be evidenced by a certificate if the Act and the rules of any recognised exchange on which the Shares or other Securities are listed (if so listed) permit otherwise.

1.5         Subject to the Act and the rules of any recognised exchange on which any Shares or other Securities may be listed (if so listed), the Board of Directors without further consultation with the holders of any Shares or Securities may resolve that any class or series of Shares or other Securities in issue or to be issued from time to time may be issued, registered or converted to uncertificated form and be subject to the practices instituted by the operator of the relevant system. No provision of these Articles will apply to any uncertificated shares or Securities to the extent that they are inconsistent with the holding of such shares or securities in uncertificated form or the transfer of title to any such shares or securities by means of a relevant system.

1.6Conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such manner as the Board of Directors, in its absolute discretion, may think fit (subject always to the requirements of the relevant system concerned). The Company or any duly authorised transfer agent shall enter on the Register of Members how many Shares are held by each member in uncertificated form and certificated form and shall maintain the register of members in each case as is required by the relevant system concerned. Notwithstanding any provision of these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class or series comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles which applies only in respect of certificated shares or uncertificated shares.

1.7         Nothing contained in Regulations 1.5 and 1.6 is meant to prohibit the Shares from being able to trade electronically.

2            Shares

2.1         Subject to the provisions of these Articles and, where applicable, the rules of any recognised exchange on which any Shares or other Securities are listed (if so listed), the unissued Shares of the Company shall be at the disposal of the directors and Shares and other Securities may be issued and option to acquire Shares or other Securities may be granted at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

Annex B-8

2.2         Without prejudice to any special rights previously conferred on the holders of any existing Preferred Shares or class of Preferred Shares, any class of Preferred Shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.

2.3         Section 46 of the Act does not apply to the Company.

2.4         A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.5         No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)         the amount to be credited for the issue of the Shares; and

(b)         that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.6         Subject to Regulation 2.9, the Company shall keep a register of members (the Register of Members) containing:

(a)         the names and addresses of the persons who hold Shares;

(b)         the number of each class and series of Shares held by each Member;

(c)         the date on which the name of each Member was entered in the Register of Members; and

(d)         the date on which any Eligible Person ceased to be a Member.

2.7         The Register of Members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, if any magnetic, electronic or other data storage form is used in this respect, that shall be the original Register of Members.

2.8         A Share is deemed to be issued when the name of the Member is entered in the Register of Members.

2.9         Where the Company or any of its Shares is listed on a recognised exchange, the company may keep a share register containing the information referred to in Regulation 2.6 or such other information as these Articles permit or as may be approved by a Resolution of Directors.

2.10       Subject to the provisions of the Act, Shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such Shares may determine. The directors may issue options, warrants, rights or convertible securities or securities or a similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or Securities on such terms as the directors may from time to time determine.

3            Forfeiture

3.1         Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

3.2         A written notice of call specifying the date for payment to be made shall be served on the Member who defaults in making payment in respect of the Shares.

3.3         The written notice of call referred to in Regulation 3.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

Annex B-9

3.4         Where a written notice of call has been issued pursuant to Regulation 3.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

3.5         The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to Regulation 3.3 and that Member shall be discharged from any further obligation to the Company.

4            Transfer of Shares

4.1         Subject to Regulation 4.2, certificated Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

4.2         Where shares are listed on a recognised exchange, Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the recognised exchange.

4.3         The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

4.4         If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)         to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)         that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

4.5         Subject to the Memorandum, the personal representative of a deceased Member may transfer a Share even though the personal representative is not a Member at the time of the transfer.

5            Distributions

5.1         The directors of the Company may, by Resolution of Directors, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

5.2         Dividends may be paid in money, Shares or other property.

5.3         The Company may, by Resolution of Directors, from time to time pay to the Members such interim dividends as appear to the directors to be justified by the profits of the Company, provided always that they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

5.4         Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Regulation 21 and all dividends unclaimed for 3 years after notice shall have been given to a Member may be forfeited by Resolution of Directors for the benefit of the Company.

5.5         No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

6            Redemption of Shares and Treasury Shares

6.1         The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted or required by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

Annex B-10

6.2         The purchase redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where:

(a)         the Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company, or

(b)         the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 176 or section 179 of the Act; or

(c)         the Company acquires its own fully paid Shares pursuant to section 59(1A) of the Act.

6.3         Sections 60, 61 and 62 of the Act shall not apply to the Company.

6.4         Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

6.5         All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

6.6         Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

6.7         Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

7            Mortgages and charges of Shares

7.1         A Member may by an instrument in writing mortgage or charge his Shares.

7.2         There shall be entered in the Register of Members at the written request of the Member:

(a)         a statement that the Shares held by him are mortgaged or charged;

(b)         the name of the mortgagee or chargee; and

(c)         the date on which the particulars specified in Regulations 7.2(a) and 7.2(b) above are entered in the Register of Members.

7.3         Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)         with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)         upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

7.4         Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

(a)         no transfer of any Share the subject of those particulars shall be effected;

(b)         the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)         no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

Annex B-11

8            Meetings and consents of Members

8.1         Any director of the Company may convene meetings of the Members at such times and in such manner and places within or outside the British Virgin Islands as such director considers necessary or desirable. A meeting may also be convened to be held by electronic means, provided that notice thereof includes all necessary joining instructions and that the means for holding the meeting allow all members to speak and be heard simultaneously. A meeting held by electronic means shall be considered to be held at the place where the chairman is at the time the meeting is opened. The Company may, but shall not be obliged to (unless required by any applicable law, rule or regulation), in each year hold a meeting as its annual meeting, and, where called, shall specify the meeting as such in the notices calling it. Any annual meeting of Members shall be held at such time and place as the directors shall appoint. All meetings of the Members of the Company, other than annual meetings of the Members are meetings of Members called by the Members or directors of the Company.

8.2         Upon the written request of Members entitled to exercise 30 percent or more (the “Requisite Percent”) of the voting rights in respect of the matter for which the meeting is requested (such written request being a “Shareholder Meeting Request”) the directors shall convene a meeting of Members to the extent provided in this Regulation 8, and subject to the conditions set forth herein.

8.3         The director convening a meeting of Members shall give not less than 7 clear days’ written notice of a meeting of Members to:

(a)         those Members whose names on the date the notice is given appear as Members in the Register of Members of the Company and are entitled to vote at the meeting; and

(b)         the other directors.

8.4         The convener or conveners of a meeting of Members may fix the date notice is given of a meeting, or such other date as may be specified in the notice, as the record date for determining those Members that are entitled to vote at the meeting.

8.5         A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

8.6         The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Member or another director, does not invalidate the meeting.

8.7         Only those matters set forth in the notice of the meeting or properly the subject of a Shareholder Meeting Request may be considered or resolved upon at a meeting.

8.8         The Shareholder Meeting Request may consist of several documents in like form each signed by one or more requisitionists (each such requisitionist, a “Requisitioning Member”) and must:

(a)         be deposited at the Registered Office within sixty (60) days of the earliest such documents being deposited at the Registered Office;

(b)         state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting of Members, which shall be limited to the business set forth in the Shareholder Meeting Request received by the Company;

(c)         bear the date of signature of each Member (or duly authorized agent) who is a requisitionist submitting the Shareholder Meeting Request;

(d)         set forth the name and address of each Member submitting the Shareholder Meeting Request, as they appear on the Register of Members;

Annex B-12

(e)         contain the information required by Regulation 8.16 with respect to any Director Nomination(s) or with respect to any other business proposed to be presented at the meeting, and as to each Member requesting the meeting and each other person (including any beneficial owner) on whose behalf the Member is acting;

(f)          include documentary evidence that the requisitionists own the Requisite Percent, as of the date, in the case of each Member requisitioning the meeting, that such Member’s requisition was signed; provided, however, that if the requisitioning Members are not the beneficial owners of the Shares representing the Requisite Percent, then to be valid, the Shareholder Meeting Request must also include documentary evidence of the number of Shares owned by the beneficial owners on whose behalf the Shareholder Meeting Request is made, as of the date, in the case of each Member requesting the meeting, that such Member’s requisition was signed; and

(g)         otherwise meet the requirements of these Articles including, as applicable, Regulation 8.14.

8.9         A Shareholder Meeting Request shall not be valid, and the Company shall not call a meeting pursuant to such request if:

(a)         the Shareholder Meeting Request relates to a subject that is not a proper subject for action by Members of the Company under the Act; or

(b)         the Shareholder Meeting Request does not comply with the requirements of this Regulation 8.9 (and Regulation 8.16, as applicable).

8.10       In addition to the requirements stipulated in Regulation 8.9, the Requisitioning Member(s) shall provide proof of their ownership of the Shares.

8.11       If the requirements stipulated in Regulation 8.9 are met, the Chairman of the Board or a Chief Executive Officer shall (or if not done by a Chief Executive Officer, the Company’s directors shall) duly proceed to convene an meeting within sixty (60) days from the date of the deposit of the Shareholder Meeting Request and a meeting shall be held no later than ninety (90) days of, the deposit of the Shareholder Meeting Request.

8.12       Any Requisitioning Member may revoke its requisition by written revocation deposited at the Registered Office at any time prior to the meeting requisitioned. A Shareholder Meeting Request shall be deemed revoked (and any meeting convened in response may be cancelled) if the Requisitioning Members and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the Requisite Percent at all times through the date of the applicable Member requisitioned meeting, and the requisitioning Members shall promptly notify the Company of any decrease in ownership of Shares that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requisitions from the Requisite Percent, the board of Directors shall have the discretion to determine whether or not to proceed with the meeting.

8.13       Business transacted at Member requisitioned meeting shall be limited to:

(a)         the business stated in the valid Shareholder Meeting Request received from Members holding the Requisite Percent; and

(b)         any additional business that the board of directors determines to include in the Company’s notice of meeting (or any supplement thereto).

Annex B-13

8.14       For nominations of candidates for appointment as director (Director Nominations) or other business to be properly requested to be brought (x) by a Member before an annual meeting or (y) by Requisitioning Members before a meeting convened upon a Members’ requisition, the Member or Requisitioning Members must:

(a)         be Member(s) of the Company of record at the time of the giving of the notice for such meeting;

(b)         be entitled to vote at such meeting;

(c)         have given Timely Notice (as defined below) thereof in writing to any director addressed to the Registered Office;

(d)         have provided any updates or supplements to such notice at the times and in these forms required by the Articles;

(e)         together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by the Articles; and

(f)          otherwise meet the requirements of these Articles including, as applicable, Regulation 8.18.

8.15       To be timely, a Member’s written notice in respect of a meeting must be received at the Registered Office not later than the close of business on the date that is 90 days prior to the anniversary of the previous year’s annual meeting date (provided that such notice may not be given earlier than the close of business on the date that is 120 calendar days before the previous year’s annual meeting date (and such annual meeting date following the Closing of the Business Combination shall be deemed to have occurred on January 1, 2025)), except that if the Company did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day on which public announcement of the date of the annual meeting is first made by the Company (such notice within such time periods shall be referred to as “Timely Notice”).

8.16       Any such Timely Notice must set forth, as to each matter the Member or the Requisitioning Members propose to bring before the meeting:

(a)         as to each person whom the Member or Requisitioning Members propose to nominate for appointment as a director:

(i)          the name, age, business address and residence address of the nominee;

(ii)         the principal occupation or employment of the nominee;

(iii)        the class and number of Shares or any other securities of the Company that are held of record or are beneficially owned by the nominee and of its affiliates and any derivative positions held or beneficially held by the nominee and of its affiliates;

(iv)        whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee or any of its affiliates with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of any securities), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee or any of its affiliates;

(v)         a description of all agreements, arrangements or understandings between or among the Member or the Requisitioning Members, as applicable, or any of its or their affiliates and each nominee or any of its affiliates and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Member or the Requisitioning Members or concerning the nominee’s potential service as a Director;

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(vi)        a written statement executed by the nominee acknowledging that if elected as a director the nominee will:

(A)        owe fiduciary duties under the Act with respect to the Company and its Members; and

(B)         comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to directors and in effect during such person’s term in office as a director;

(vii)       all information relating to such nominee that is required to be disclosed in solicitations of proxies for appointment of directors in an appointment contest or otherwise required, in each case pursuant to the Act or other applicable law, rule or regulation (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if appointed);

(b)         as to any other business that the Member or the Requisitioning Members propose to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Memorandum or Articles of Association amendment proposed for adoption, and any material interest in such business of each Proposing Person;

(c)         the name and address of the Member or Requisitioning Members giving the notice, as they appear in the Register of Members and the names and addresses of the other Proposing Persons (if any);

(d)         as to each Proposing Person:

(i)          such Proposing Person’s written consent to the public disclosure of information provided to the Company pursuant to this Regulation 8 and the following information:

(A)        the class or series and number of all Shares of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates, including any Shares of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future;

(B)         all Synthetic Equity Interests in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such Shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such Shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest;

(C)         any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any Shares;

(D)        any rights to dividends or other Distributions on the Shares, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying Shares;

(E)         any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of Shares or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to, collectively, as Material Ownership Interests);

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(F)         a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any Shares;

(G)        all information that would be required to be set forth in a Schedule 13D filed pursuant to the Exchange Act and Rule 13d-1(a) or an amendment pursuant to Rule 13d-2 if such a statement were required to be filed under the Exchange Act by such Proposing Person and/or any of its respective affiliates or associates;

(H)        any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before the meeting pursuant to the Act, the Exchange Act or any other applicable laws, rules or regulations; and

(I)          (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Person and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other Members (and beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and the class and number of Shares owned beneficially or of record by such other Member(s) or other beneficial owner(s);

(e)         a statement whether or not the Member or Requisitioning Members giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the Shares required under applicable law to approve the proposal or, in the case of a Director Nomination, at least the percentage of voting power of all of the Shares reasonably believed by such Proposing Person to be sufficient to appoint the nominee or nominees proposed to be nominated by such Member or Requisitioning Members (such statement, the Solicitation Statement); and

(f)          a supporting statement indicating the reasons for bringing such proposal.

8.17       A Member or Requisitioning Members providing Timely Notice of a Director Nomination or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information (including the Material Ownership Interests information) provided or required to be provided in such notice pursuant to the Articles shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such meeting, and such update and supplement must be received by any Director at the Registered Office not later than the close of business on the fifth (5th) business day after the record date for the meeting and not later than the close of business on the eighth (8th) business day prior to the date of the meeting. If a Member or the Requisitioning Members do not comply with this Regulation 8 in providing notice of Director Nomination or other business proposed to be brought before a meeting, such notice shall not be deemed to be Timely Notice.

8.18       Only such persons who are nominated for appointment as a director in accordance with the provisions of the Articles shall be eligible for appointment and to serve as directors once appointed in accordance with the Articles and only such other business shall be conducted at a meeting as shall have been brought before the meeting in accordance with the provisions of the Articles. The directors, a designated committee thereof or the chairperson of the board of directors shall have the power to determine whether a Director Nomination or any other business proposed to be brought before the meeting was made in accordance with the provisions of the Articles. If no determination is made as to whether any Director Nomination or other proposal was made in accordance with the provisions of the Articles, the presiding person of the meeting shall have the power and duty to determine whether the Director Nomination or other proposal was made in accordance with the provisions of the Articles. If a determination is made that any Director Nomination or other proposal was not made in accordance with the provisions of the Articles, such proposal or nomination shall be disregarded and shall not be presented for action (and no votes shall be counted with respect to such proposal or nomination) at the meeting.

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8.19       Except as otherwise required by applicable law, nothing in this Regulation 8 shall obligate the Company or the directors to include in any proxy statement or other Member communication distributed on behalf of the Company or the directors information with respect to any nominee for appointment of a director or any other business submitted or proposed by a Member.

8.20       Notwithstanding the foregoing provisions of this Regulation 8, if the nominating or proposing Member or the Requisitioning Member(s) (or a qualified representative of the Member or the Requisitioning Members) do not appear at the meeting to present a Director Nomination or any other business, such Director Nomination or other business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Regulation 8, to be considered a qualified representative of the proposing Member or Requisitioning Members, a person must be authorised by a written instrument executed by such Member or Requisitioning Members or an electronic transmission delivered by such Member or Requisitioning Members to act for such Member or Requisitioning Members as proxy at the meeting of Members and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding person at the meeting.

8.21       For purposes of the Articles, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable international or national news service or in a document publicly filed by the Company with the SEC pursuant to section 13, 14 or 15(d) of the Exchange Act or the rules of the Recognised Exchange.

8.22       Notwithstanding the foregoing provisions of these Articles, a Member and the Requisitioning Members shall also comply with all applicable requirements of the Act and all applicable laws, rules and regulations with respect to the matters set forth in the Articles.

8.23       A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

8.24       The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

8.25       The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

Prodigy, Inc.

I/We being a Member of the above Company HEREBY APPOINT [    ] or failing him [    ] of [    ] to be my/our proxy to vote for me/us at the meeting of Members to be held on the [    ] day of [    ], 20[    ] and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 20[ ]

Member

8.26       The following applies where Shares are jointly owned:

(a)         each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)         if only one of the joint owners is present in person or by proxy they may vote on behalf of all joint owners; and

(c)         if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Shares then the vote of the joint owner whose name appears first (or earliest) in the Register of Members in respect of the relevant Shares shall be recorded as the vote attributable to the Shares.

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8.27       A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and the meeting itself may be held generally by electronic means, provided that in all such cases all Members participating in the meeting are able to hear each other.

8.28       A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third of the votes of the Shares entitled to vote on Resolutions of Members to be considered at the meeting. If the Company has two or more classes of Shares, a meeting may be quorate for some purposes and not for others. A quorum may comprise a single Member or proxy and then such person may pass a Resolution of Members and a certificate signed by such person accompanied where such person holds a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Members.

8.29       If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or at such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall either be dissolved or stand further adjourned at the discretion of the Chairman of the Board or, if different, the chairman of the meeting.

8.30       At every meeting of Members, the Chairman of the Board or their nominee shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board or their nominee is not present at the meeting, any Chief Executive Officer shall preside as chairman of the meeting. If the Chief Executive Officer is not present at the meeting then his nominee shall preside as such chairman. If no Chief Executive Officer or such person’s nominee is present at the meeting (nor Chairman of the Board or his nominee), then any director of the Company may act as chairman of the meeting. If no director is willing to act as chairperson or if no director is present within a reasonable period of time after the time appointed for the meeting to commence, the meeting shall be presided over by an officer of the Company, and in the absence of all of the foregoing persons by any Company representative designated by a director or officer of the Company. If none of the foregoing are present or wiling to act as chairperson, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Member or representative of a Member present shall take the chair.

8.31       The chairman may adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. For the avoidance of doubt, a meeting can be adjourned for as many times as may be determined to be necessary by the chairman and a meeting may remain open indefinitely for as long a period as may be determined by the chairman.

8.32       At any meeting of the Members the chairman of the meeting is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.33       Subject to the specific provisions contained in this Regulation for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member or the Company.

8.34       Any Member who is not a natural person may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Members or of any class of Members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Member which he represents as that Member could exercise if it were an individual.

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8.35       The chairman of any meeting at which a vote is cast by proxy or on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such proxy or authority which shall be produced within 7 calendar days of being so requested or the votes cast by such proxy or on behalf of such Member shall be disregarded.

8.36       Directors of the Company may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.

8.37       An action that may be taken by the Members at a meeting may also be taken by a Resolution of Members consented to in writing, without the need for any prior notice. If any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Members have consented to the resolution by signed counterparts.

9            Directors

9.1         The first directors of the Company shall be appointed by the first registered agent within 30 calendar days of the incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Members or by Resolution of Directors for such term as the Members or directors determine.

9.2         No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

9.3         The minimum number of directors shall be one and there shall be no maximum number of directors.

9.4         Each director holds office for the term, if any, fixed by the Resolution of Members or Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

9.5         A director may be removed from office with or without cause by,

(a)         a Resolution of Members passed at a meeting of Members called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75 percent of the Members of the Company entitled to vote; or

(b)         a Resolution of Directors.

9.6         A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

9.7         A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.8         The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.9         A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.10       The Company shall keep a register of directors containing:

(a)         the names and addresses of the persons who are directors of the Company;

(b)         the date on which each person whose name is entered in the register was appointed as a director of the Company;

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(c)         the date on which each person named as a director ceased to be a director of the Company; and

(d)         such other information as may be prescribed by the Act.

9.11       The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.12       The Directors or, if the Shares (or depository receipts therefor) are listed or quoted on any recognised exchange and if required by the rules of such recognised exchange, any committee thereof, may, by a Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

9.13       A director is not required to hold a Share as a qualification to office.

10          Powers of directors

10.1       The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Members.

10.2       If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.3       If the Company is a subsidiary, but not a wholly owned subsidiary, of a holding company, and the shareholders other than the holding company agree in advance, a director of the Company may, when exercising powers or performing duties as a director in connection with the carrying out of the joint venture, act in a manner which he believes is in the best interests of a Member or some Members even though it may not be in the best interests of the Company.

10.4       If the Company is carrying out a joint venture between shareholders, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.5       Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.6       Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.7       The continuing directors may act notwithstanding any vacancy in their body.

10.8       The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.9       All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.10     Section 175 of the Act shall not apply to the Company.

Annex B-20

11          Proceedings of directors

11.1       Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

11.2       The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the notice calling the meeting provides.

11.3       A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4       A director shall be given not less than 2 calendar days’ notice of meetings of directors, but a meeting of directors held without 2 calendar days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5       A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

11.6       A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated.

11.7       If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Members. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.8       At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting. If the directors are unable to choose a chairman for any reason, then the oldest individual director present (and for this purpose an alternate director shall be deemed to be the same age as the director that he represents) shall take the chair.

11.9       An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by a majority of directors entitled to vote thereon, or by all members of the committee of the directors, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.10     In the case of an even number of directors on the board of directors, and a resolution is approved by only half of such directors and half of such directors fail to approve such resolution, then the Chairman of the Board shall have the right to a determining vote (in addition to any original vote of the Chairman of the Board) in order to reach a majority vote.

12          Committees

12.1       The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2       The directors have no power to delegate to a committee of directors any of the following powers:

(a)         to amend the Memorandum or the Articles;

(b)         to designate committees of directors;

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(c)         to delegate powers to a committee of directors;

(d)         to appoint directors or officers;

(e)         to appoint an agent;

(f)          to approve a plan of merger, consolidation or arrangement; or

(g)         to make a declaration of solvency or to approve a liquidation plan.

12.3       Regulations 12.2(b) and 12.2(c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4       The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

13          Officers and agents

13.1       The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors (the Chairman of the Board), a Chief Executive Officer, a President, a Chief Financial Officer, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

13.2       The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Members, the Chief Executive Officer to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the Chief Executive Officer but otherwise to perform such duties as may be delegated to them by the Chief Executive Officer, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

13.3       The emoluments of all officers shall be fixed by Resolution of Directors.

13.4       The officers of the Company shall hold office until their death, resignation or removal. Any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.5       The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Regulation 12.2. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14          Conflict of interests

14.1       A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2       For the purposes of Regulation 14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

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14.3       In respect of any contract or transaction in which a director is interested, the nature of the interest of any director in any such contract or transaction shall be disclosed by such director to the Company prior to its consideration and any vote thereon in order to allow time for consideration of its effect on director independence, Company disclosure and any other relevant considerations under applicable law.

Notwithstanding the foregoing, prior to the taking of any of the foregoing actions or any other action that could affect the independence of a director under applicable law, the director shall notify the Company a reasonable period of time in advance of any such action, in order to allow time for consideration of its effect on director independence, Company disclosure and any other relevant considerations under applicable law.

A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)         not vote on a matter relating to the transaction;

(b)         attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)         sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15          Indemnification

15.1       Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)         is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)         is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

15.2       The Company may only indemnify a person pursuant to Regulation 15.1 if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3       The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.4       The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.5       The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

Annex B-23

16          Records

16.1       The Company shall keep the following documents at the office of its registered agent:

(a)         the Memorandum and the Articles;

(b)         the Register of Members, or a copy of the Register of Members;

(c)         the register of directors, or a copy of the register of directors;

(d)         copies of all annual returns filed by the Company with its registered agent, for a period of 5 years; and

(e)         copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

16.2       If the Company maintains only a copy of the Register of Members or a copy of the register of directors at the office of its registered agent, it shall:

(a)         within 15 calendar days of any change in either register, notify the registered agent in writing of the change; and

(b)         provide the registered agent with a written record of the physical address of the place or places at which the original Register of Members or the original register of directors is kept.

16.3       The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)         minutes of meetings and Resolutions of Members and classes of Members;

(b)         minutes of meetings and Resolutions of Directors and committees of directors; and

(c)         an impression of the Seal, if any.

16.4       Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 calendar days of the change of location.

16.5       The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

17          Registers of charges

17.1       The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)         the date of creation of the charge;

(b)         a short description of the liability secured by the charge;

(c)         a short description of the property charged;

(d)         the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)         unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)          details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

Annex B-24

18          Continuation

The Company may by Resolution of Members or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

19          Seal

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20          Accounts and audit

20.1       The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

20.2       The Company may by Resolution of Members call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

20.3       Notwithstanding Regulation 20.2, the Company shall, within 9 months after the end of each year, file an annual return with its registered agent in the prescribed statutory form, provided that, if the Company has a financial year that is not a calendar year, then the return shall be filed instead within 9 months of the end of that financial year.

20.4       The Company may by Resolution of Directors or Resolution of Members call for the accounts to be examined by auditors.

20.5       The first auditors shall be appointed by Resolution of Directors and subsequent auditors shall be appointed by a Resolution of Members or a Resolution of Directors.

20.6       The auditors may be Members, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

20.7       The remuneration of the auditors of the Company:

(a)         in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b)         subject to the foregoing, shall be fixed by Resolution of Members or in such manner as the Company may by Resolution of Members determine.

20.8       The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Members or otherwise given to Members and shall state in a written report whether or not:

(a)         in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)         all the information and explanations required by the auditors have been obtained.

20.9       The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be otherwise given to the Members.

Annex B-25

20.10     Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

20.11     The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members at which the Company’s profit and loss account and balance sheet are to be presented.

21          Notices

21.1       Any notice, information or written statement to be given by the Company to Members may be given by personal service, mail, facsimile or other similar means of electronic communication, addressed to each Member at the address shown in the Register of Members.

21.2       Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3       Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22          Voluntary winding up

The Company may by a Resolution of Members or by a Resolution of Directors appoint a voluntary liquidator.

We, Ogier Global (BVI) Limited of Ritter House, British Virgin Islands, for the purpose of incorporating a BVI business company under the laws of the British Virgin Islands hereby sign these Articles of Association.

Dated the __th day of _____r, 2024

Incorporator

Signed for and on behalf of Ogier Global (BVI) Limited of Ritter House, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

Signature of authorised signatory	Signature of authorised signatory

Print name	Print name

Title	Title

Annex B-26

Annex C

FIFTH AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
INCEPTION GROWTH ACQUISITION LIMITED

[____], 2025

Inception Growth Acquisition Limited, a corporation (the “Corporation”) organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the Corporation is Inception Growth Acquisition Limited. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware pursuant to the DGCL on March 4, 2021 (the “Original Certificate”).

2. On December 8, 2021, in connection with the IPO, the Company adopted its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”).

3. The First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment to the Amended and Restated Certificate were duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Fifth Amendment to the Amended and Restated Certificate was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

5. The text of Section 9.2(a) of Article IX is hereby amended by deleting the following phrase:

“; provided, however, that the Corporation shall not redeem Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)), or of any entity that succeeds the Corporation as a public company, will be at least $5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination upon consummation of the initial Business Combination and after payment of underwriters’ fees and commissions (such limitation hereinafter called the “Redemption Limitation”).”

6. The text of Section 9.2(e) of Article IX is hereby amended by deleting the numeral “(i)” therefrom and by deleting following phase:

“and (ii) the Redemption Limitation is not exceeded.”

7. Section 9.2(f) is hereby deleted in its entirety from Article IX.

8. The text of Section 9.7 of Article IX is hereby amended by deleting the following phrase:

“provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.”

9. This Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by written consent of stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the DGCL.

Signature on following page.

Annex C-1

WITNESS WHEREOF, Inception Growth Acquisition Limited has caused this Fifth Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of this __ day of _______, 2025.

Inception Growth Acquisition Limited
By:
Name:
Title:

Annex C-2

Annex D

PRODIGY, INC.

2024 EMPLOYEE INCENTIVE PLAN

1. Purpose; Eligibility.

(a) General Purpose. The name of this plan is the Prodigy, Inc. 2024 Employee Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Prodigy, Inc., a British Virgin Islands company (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

(b) Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

(c) Available Awards. Awards that may be granted under the Plan include: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means a committee of at least one Director of the Company as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board, to administer the Plan in accordance with Section 4.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under applicable U.S. state corporate law, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards.

(d) “Award Agreement” means the written or electronic agreement, consistent with the terms of the Plan, between the Company and the Participant, setting forth the terms, conditions, and restrictions applicable to each Award granted under the Plan.

(e) “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a committee to whom the Board has delegated authority to administer any aspect of this Plan.

(f) “Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, consulting, severance, or similar agreement, including any Award Agreement, between the Participant and the Company or any Subsidiary; provided, that in the absence of an offer letter, employment, severance, or similar agreement containing such definition, “Cause” means:

(i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or any Subsidiary or other affiliate of the Company;

(ii) the Participant’s conviction for, or guilty plea or plea of nolo contendere to, a felony (or crime of similar magnitude under Applicable Laws outside the United States) or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, act of material dishonesty, or misappropriation or similar conduct against the Company or any Subsidiary;

(iii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company, any Subsidiary, or any other entity having a business relationship with the Company or any Subsidiary;

(iv) any material breach or violation by the Participant of any provision of any agreement or understanding between the Company or any Subsidiary or other affiliate of the Company and the Participant regarding the terms of the Participant’s service as an Employee, Director, or Consultant to the Company or any Subsidiary

Annex D-1

or other affiliate of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Director, or Consultant of the Company or a Subsidiary or other affiliate of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment, confidentiality, non-competition, non-solicitation, restrictive covenant, or similar agreement between the Company or a Subsidiary or other affiliate of the Company and the Participant;

(v) the Participant’s violation of the code of ethics of the Company or any Subsidiary;

(vi) the Participant’s disregard of the policies of the Company or any Subsidiary or other affiliate of the Company so as to cause loss, harm, damage, or injury to the property, reputation, or employees of the Company or a Subsidiary or other affiliate of the Company; or

(vii) any other misconduct by the Participant which is injurious to the financial condition or business reputation of, or is otherwise injurious to, the Company or a Subsidiary or other affiliate of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;

(ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the Company’s (or such surviving entity or its parent outstanding immediately after such merger or consolidation) outstanding voting securities.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement, the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Company” means Prodigy, Inc., a British Virgin Islands company, or any successor thereto.

(j) “Consultant” means a consultant or adviser who provides bona fide services to the Company, its Parent, or any Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(k) “Director” means a member of the Board.

Annex D-2

(l) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of an Award other than an Incentive Stock Option, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(m) “Effective Date” shall have the meaning set forth in Section 15.

(n) “Employee” means any person, including officers and Directors, employed by the Company, its Parent, or any Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i) if the Shares are readily tradable on an established securities market, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such market for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a Share for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) if the Shares are not readily tradable on an established securities market, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In addition, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A. The Administrator’s determination shall be conclusive and binding on all persons.

(q) “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(r) “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

(s) “Nonqualified Stock Option” means a Stock Option that by its terms, or in operation, does not qualify or is not intended to qualify as an Incentive Stock Option.

(t) “Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 10.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(v) “Participant” means the holder of an outstanding Award granted under the Plan.

(w) “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of certain performance criteria, or the occurrence of other events as determined by the Administrator.

(x) “Plan” means this Prodigy, Inc. 2024 Employee Incentive Plan n.

(y) “Restricted Stock” means Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 or issued pursuant to the early exercise of a Stock Option.

Annex D-3

(z) “Restricted Stock Unit” or “RSU” means an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9.

(aa) “Service” means service as a Service Provider. In the event of any dispute over whether and when Service has terminated, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination. The Participant’s Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service.

(bb) “Service Provider” means an Employee, Director, or Consultant, including any prospective Employee, Director, or Consultant who has accepted an offer of employment or service and will be an Employee, Director, or Consultant after the commencement of their service.

(cc) “Shares” means the Company’s ordinary shares, par value of $0.0001 per share or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

(dd) “Stock Appreciation Right” or “SAR” means an Award pursuant to Section 7 that is designated as a SAR.

(ee) “Stock Option” means an option granted pursuant to the Plan to purchase Shares, whether designated as an Incentive Stock Option or a Nonqualified Stock Option.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Shares Available for Awards.

(a) Basic Limitation. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is initially 15% of the total outstanding issued Shares immediately upon closing of the business combination (the “Plan Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired shares.

(b) Awards Not Settled in Shares Delivered to Participant. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if the Shares are tendered or withheld to satisfy any tax withholding obligations, the number of the Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan, although such Shares shall not again become available for issuance as Incentive Stock Options.

(c) Cash-Settled Awards. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(d) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

(e) Code Section 422 Limitations. No more than the Plan Share Limit Shares (subject to adjustment pursuant to Section 13) may be issued under the Plan upon the exercise of Incentive Stock Options.

(f) Share Reserve. The Company, during the term of the Plan, shall at all times keep available such number of Shares authorized for issuance as will be sufficient to satisfy the requirements of the Plan.

(g) Substitute Awards. Awards may, in the sole discretion of the Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company, its Parent, or any Subsidiary or with which the Company, its Parent, or any Subsidiary combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the Incentive Stock Option limit in Section 3(e).

Annex D-4

4. Administration. The Plan will be administered by the Administrator.

(a) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion t:

(i) determine Fair Market Value;

(ii) select the Service Providers to whom Awards may be granted;

(iii) determine the type or types of Awards to be granted to Participants under the Plan and number of the Shares to be covered by each Award;

(iv) approve forms of Award Agreements for use under the Plan;

(v) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions include, but are not limited to, the exercise price or purchase price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting criteria or Periods of Restriction, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) construe and interpret the terms of the Plan, any Award Agreement, and Awards granted pursuant to the Plan;

(vii) prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable tax laws;

(viii) modify or amend each Award (subject to Section 15(c)), including (A) the discretionary authority to extend the post-termination exercisability period of Awards and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;

(ix) allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of the Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) allow a Participant to defer the receipt of the payment of cash or the delivery of the Shares that would otherwise be due to such Participant under an Award, subject to compliance (or exemption) from Code Section 409A;

(xii) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(xiii) determine whether Awards will be settled in cash, Shares, other securities, other property, or in any combination thereof;

(xiv) determine whether Awards will be adjusted for dividend equivalents;

(xv) create Other Stock-Based Awards for issuance under the Plan;

(xvi) impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any securities issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

Annex D-5

(xvii) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xviii) make all other determinations and take any other action deemed necessary or advisable for administering the Plan and due compliance with Applicable Laws, stock market or exchange rules or regulations or accounting or tax rules or regulations.

(b) Prohibition on Repricing. Notwithstanding anything to the contrary in Section 4(a) and except for an adjustment pursuant to Section 13 or a repricing approved by stockholders, in no case may the Administrator (i) amend an outstanding Stock Option or SAR to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding Stock Option or SAR in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding Stock Option or SAR in exchange for an option or SAR with an exercise price that is less than the exercise price of the original Award.

(c) Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

(d) Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

(e) Delegation of Authority. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with Applicable Laws (except that such delegation shall not apply to any Award for a Participant then covered by Section 16 of the Exchange Act), and the Administrator may delegate to one or more committees of the Board (which may consist solely of one Director) some or all of its authority under this Plan, including the authority to grant all types of Awards, in accordance with Applicable Laws. Such delegation may be revoked at any time. The acts of such delegates shall be treated as acts of the Administrator, and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards granted.

(f) [Deleted]

(g) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all persons, including Participants and any other holders of Awards.

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5. Eligibility.

(a) Eligible Participants. The Administrator has the discretion to select any Service Provider to receive an Award, although Incentive Stock Options may be granted only to Employees. Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

(b) Award Agreements. Awards shall be evidenced by Award Agreements (which need not be identical) in such forms as the Administrator may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreements, the provisions of the Plan shall prevail.

(c) Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator, consistent with Applicable Laws. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

6. Stock Options. The Administrator, at any time and from time to time, may grant Stock Options under the Plan to Service Providers. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the following limitations:

(a) Exercise Price. The per share exercise price for Shares to be issued pursuant to exercise of a Stock Option will be determined by the Administrator, but shall not be less than 100% of the Fair Market Value per Share on the date of grant.

(b) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition.

(c) Payment of Exercise Price. To the extent permitted by Applicable Laws, the Participant may pay the Stock Option exercise price by:

(i) cash;

(ii) check;

(iii) if approved by the Administrator, as determined in its sole discretion, surrender of other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

(iv) if approved by the Administrator, as determined in its sole discretion, by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Shares subject to the Stock Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

(v) if approved by the Administrator, as determined in its sole discretion, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Shares underlying the Stock Option so exercised reduced by the number of Shares equal to the aggregate exercise price of the Stock Option divided by the Fair Market Value on the date of exercise;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

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(d) Exercise of Stock Option.

(i) Procedure for Exercise. Any Stock Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Stock Option may not be exercised for a fraction of a Share. Exercising a Stock Option in any manner will decrease the number of Shares thereafter available for purchase under the Stock Option, by the number of Shares as to which the Stock Option is exercised.

(ii) Exercise Requirements. A Stock Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Option, and (B) full payment of the exercise price (including provision for any applicable tax withholding).

(iii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, the Participant may exercise the Stock Option within such period of time as is specified in the Award Agreement to the extent that the Stock Option is vested on the date of termination (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Option will remain exercisable for three (3) months (or twelve (12) months in the case of termination on account of Disability or death) following the Participant’s termination. If a Participant commits an act of Cause, all vested and unvested Stock Options shall be forfeited as of such date. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to a Stock Option, the Shares covered by the unvested portion of the Stock Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If after termination, the Participant does not exercise a Stock Option as to all of the vested Shares within the time specified by the Administrator, the Stock Option will terminate, and remaining Shares covered by such Stock Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan.

(iv) Extension of Exercisability. A Participant may not exercise a Stock Option at any time that the issuance of Shares upon such exercise would violate Applicable Laws. Except as otherwise provided in the Award Agreement, if a Participant ceases to be a Service Provider for any reason other than for Cause and, at any time during the last thirty (30) days of the applicable post-termination exercise period: (A) the exercise of the Participant’s Stock Option would be prohibited solely because the issuance of Shares upon such exercise would violate Applicable Laws, or (B) the immediate sale of any Shares issued upon such exercise would violate the Company’s trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term.

(v) Beneficiary. If a Participant dies while a Service Provider, the Stock Option may be exercised following the Participant’s death by the Participant’s designated beneficiary, provided such beneficiary has been designated and received by the Administrator prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been properly designated by the Participant, then such Stock Option may be exercised by the personal representative of the Participant’s estate or by the persons to whom the Stock Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(vi) Stockholder Rights. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent or depositary of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Stock Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 or the applicable Award Agreement.

(e) Incentive Stock Option Limitations.

(i) Each Stock Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, its Parent, or any Subsidiary) exceeds $100,000

Annex D-8

(or such other limit established in the Code), such Stock Options will be treated as Nonqualified Stock Options. For purposes of this subsection, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Stock Option is granted.

(ii) In the case of an Incentive Stock Option, the exercise price will be determined by the Administrator, but shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. The term of any Incentive Stock Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent, or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement and the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(iii) No Stock Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1), provided that any Stock Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Stock Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

(iv) In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason a Stock Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

7. Stock Appreciation Rights. The Administrator, at any time and from time to time, may grant SARs to Service Providers. Each SAR shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a) SAR Award Agreement. Each SAR will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any SAR.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a SAR will be determined by the Administrator, but shall not be less than 100% of the Fair Market Value per Share on the date of grant, along with the other the terms and conditions of any SAR granted under the Plan.

(d) Expiration of Stock Appreciation Rights. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and exercise also will apply to SARs.

(e) Payment of Stock Appreciation Right Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(f) Payment Form. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares, other securities, or other property of equivalent value, or in some combination thereof.

(g) Tandem Awards. Any Stock Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Stock Options under this Plan). The Administrator also may award SARs to a Service Provider independent of any Stock Option.

Annex D-9

8. Restricted Stock. The Administrator, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the following limitations:

(a) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Stock may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company, its Parent, or any Subsidiary, or (iii) any other form of legal consideration (including future services) that may be acceptable to the Administrator, in its sole discretion, and permissible under Applicable Laws.

(b) Removal of Restrictions. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c) Voting Rights. During the Period of Restriction, a Participant holding Restricted Stock may exercise the voting rights applicable to those restricted Shares, unless the Administrator determines otherwise.

(d) Dividends and Other Distributions. During the Period of Restriction, a Participant holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

(e) Transferability. Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units (RSUs). The Administrator, at any time and from time to time, may grant RSUs under the Plan to Service Providers. Each RSU shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a) RSU Award Agreement. Each Award of RSUs will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of RSUs and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or Service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned RSUs in cash, Shares, other securities, other property, or a combination of both.

(e) Voting and Dividend Equivalent Rights. The holders of RSUs shall have no voting rights as the Company’s stockholders. Prior to settlement or forfeiture, RSUs awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, Shares, other securities, other property, or in a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they attach.

Annex D-10

(f) Cancellation. On the date set forth in the Award Agreement, all unearned RSUs will be forfeited to the Company.

10. Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards including any dividend and/or voting rights.

11. Vesting.

(a) Vesting Conditions. Each Award may or may not be subject to vesting, a Period of Restriction, and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. Vesting conditions may include Service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. Unless specifically set forth in the Award Agreement, Awards shall not be considered subject to any performance-based condition. An Award Agreement may provide for accelerated vesting upon certain specified events.

(b) Performance Criteria. The Administrator may establish performance-based conditions for an Award as specified in the Award Agreement, which may be based on business criteria or other performance measures determined by the Administration in its discretion. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance criteria specified in this paragraph.

(c) Default Vesting. Unless otherwise set forth in an individual Award Agreement, each Award shall vest over a four (4) year period, with one-quarter (1/4) of the Award vesting on the first annual anniversary of the date of grant, with the remainder of the Award vesting monthly thereafter.

(d) Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any Employee’s unpaid leave of absence, including sick leave, military leave or any other personal or family leave. In such cases, vesting will resume on the date the Employee returns to work on a regular schedule as determined by the Administrator; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence except as required by Applicable Laws. A Service Provider will not cease to be an Employee in the case of any leave of absence approved by the Company or the employing Subsidiary, although any leave of absence not provided for in the applicable employee manual of the Company or employing Subsidiary needs to be approved by the Administrator. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or employing Subsidiary is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for federal tax purposes as a Nonqualified Stock Option.

(e) Reduced Time Commitment. In the event a Service Provider’s regular level of time commitment in the performance of services for the Company, its Parent, or any Subsidiary is reduced (for example, and without limitation, if the Service Provider is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Service Provider, the Administrator has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Service Provider will have no right with respect to any portion of the Award that is so reduced or extended.

12. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to the Participant’s estate or legal representative, and may be exercised, during the lifetime of the Participant, only by the Participant, although the Administrator, in its discretion, may permit Award transfers for purposes of estate planning or charitable giving. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

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13. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding awards, and the numerical limits in Section 3. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator, in its discretion, may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not be vested or otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse one hundred percent (100%), and that any Award vesting shall accelerate one hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per ordinary share received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(ii) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

(iii) Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares, including those as to which it would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. If a Stock Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Stock Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Stock Option or SAR shall terminate upon the expiration of such period.

(iv) For the purposes of this Section 13(c), the Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common shares of the acquiring or successor corporation or its parent, the Administrator may, with the consent of the acquiring or successor corporation, provide for the consideration to be received, for each Share subject to the Award, to be solely common shares of the acquiring or successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control. Payments under this provision may be

Annex D-12

delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks, or any other contingencies. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Taxes.

(a) General. It is a condition to each Award under the Plan that a Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Administrator or the Company, for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Administrator after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. The Company shall not be required to issue any Shares or make any cash payment under the Plan unless such obligations are satisfied.

(b) Share Withholding. To the extent that Applicable Laws subject a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company, its Parent, or a Subsidiary withhold all or a portion of any Share that otherwise would be issued to such Participant or by surrendering all or a portion of any Share that the Participant previously acquired. Such Share shall be valued on the date withheld or surrendered. Any payment of taxes by assigning Shares to the Company, its Parent, or a Subsidiary may be subject to restrictions, including any restrictions required by the Securities and Exchange Commission, accounting, or other rules.

(c) Discretionary Nature of Plan. The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by Applicable Laws, the benefits and rights provided under the Plan are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits, or rights of any kind. By acceptance of an Award, a Participant waives any and all rights to compensation or damages as a result of the termination of Service for any reason whatsoever insofar as those rights result or may result from this Plan or any Award.

(d) Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled, or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(e) Deferral of Award Settlement. The Administrator, in its discretion, may permit selected Participants to elect to defer distributions of Restricted Stock or RSUs in accordance with procedures established by the Administrator to assure that such deferrals comply with applicable requirements of the Code. Any deferred distribution, whether elected by the Participant or specified by the Award Agreement or the Administrator, shall comply with Code Section 409A, to the extent applicable.

(f) Limitation on Liability. Neither the Company, nor its Parent, nor any Subsidiary, nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

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15. Miscellaneous.

(a) No Rights as a Service Provider. Neither the Plan, nor an Award Agreement, nor any Award shall confer upon a Participant any right with respect to continuing a relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company, its Parent, or any Subsidiary to terminate such relationship at any time, with or without cause.

(b) Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Shares issued under the Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with Applicable Laws and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Laws, as well as any implementing regulations and/or listing standards.

(c) Amendment of the Plan and Awards.

(i) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(ii) Stockholder Approval. The Company may obtain stockholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Laws, including any amendment that (i) increases the number of Shares available for issuance under the Plan or (ii) changes the persons or class of persons eligible to receive Awards.

(iii) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, or as required by Applicable Laws. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(iv) Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

(d) Conditions Upon Issuance of Shares.

(i) Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(ii) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or desirable.

(e) Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement, if any one or more of the provisions (or any part thereof) of this Plan or an Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

(f) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

Annex D-14

(g) Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. All Awards hereunder are contingent on approval of the Plan by stockholders. Notwithstanding any other provision of this Plan, if the Plan is not approved by the stockholders within twelve (12) months after the date the Plan is adopted, the Plan and any Awards hereunder shall be automatically terminated.

(h) Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to any choice of law principles.

(i) Effective Date of Plan.

(j) The Plan shall be effective as of [DATE], 2025, the date on which the Plan was adopted by the Board (the “Effective Date”), but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

(k) Termination or Suspension of the Plan.

(l) Unless terminated earlier under Section 15(c), this Plan shall terminate on [DATE], 2035, ten years after the Effective Date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Annex D-15

Annex E

PROXY CARD

INCEPTION GROWTH ACQUISITION LIMITED

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of Inception Growth Acquisition Limited to be held on July 1, 2025. The Proxy Statement is available on the SEC’s website at www.sec.gov.

The undersigned hereby appoints Cheuk Hang Chow and Felix Yun Pun Wong, individually, each with full power of substitution, as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Inception Growth Acquisition Limited, to be held on July 1, 2025 at 10 a.m. local time at the offices of Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated May 27, 2025 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.

PROPOSAL NO. 1. THE REDOMESTICATION MERGER PROPOSAL — the redomestication of Inception Growth from Delaware to the British Virgin Islands, to be accomplished by the merger of Inception Growth with and into IGTA Merger Sub Limited, a British Virgin Islands business company and wholly owned subsidiary of Inception Growth (such company before the Business Combination is referred to as “Purchaser” and upon and following the Share Exchange is hereinafter sometimes referred to as “PubCo”), with PubCo surviving the merger, be approved and authorized in all respects and that the Plan of Merger, a copy of which is included as Annex A-6 to the accompanying proxy statement/prospectus, and any and all transactions provided for in the Plan of Merger, be and is hereby authorized and any director and/or officer of Inception Growth be and is hereby authorized to execute the Plan of Merger, for and on behalf of Inception Growth, with such changes therein and additions thereto as any director and/or officer of Inception Growth may deem necessary, appropriate or advisable, such determinations to be evidenced conclusively by his/her execution thereof.

For ☐	Against ☐	Abstain ☐
2.

PROPOSAL NO. 2. THE SHARE EXCHANGE PROPOSAL — the exchange of up to 16,000,000 PubCo Ordinary Shares for all the issued and outstanding ordinary shares of AgileAlgo, resulting in AgileAlgo becoming a wholly owned subsidiary of PubCo, be approved and authorized in all respect and that PubCo’s board of directors be and is hereby authorized to take any such actions as may be necessary to complete the share exchange merger. We refer to this transaction as the as the “Share Exchange”.

For ☐	Against ☐	Abstain ☐
3.

PROPOSAL NO. 3. THE NASDAQ PROPOSAL — for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of (i) PubCo Ordinary Shares by PubCo as the surviving entity in connection with the Business Combination, and (ii) the issuance of an aggregate of up to $30,000,000 of PubCo Ordinary Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing (a component of which includes, without limitation, the reservation and registration of 4,500,000 PubCo Ordinary Shares for issuance in connection with the Yorkville Notes), be approved and authorized in all respect.

For ☐	Against ☐	Abstain ☐
4.

PROPOSAL NO. 4. THE CHARTER PROPOSAL — at the effective time of the Redomestication Merger, (i) the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to the accompanying proxy statement/prospectus as Annex B, and (ii) the adoption of the new name by PubCo as “Prodigy, Inc.,” be and are hereby approved.

For ☐	Against ☐	Abstain ☐

Annex E-1

5.

PROPOSAL NO. 5. THE GOVERNANCE PROPOSAL — certain governance provisions in the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to the accompanying proxy statement/prospectus as Annex B be and are hereby approved on an advisory and non-binding basis.

For ☐	Against ☐	Abstain ☐
6.

PROPOSAL NO. 6. THE NTA REQUIREMENT AMENDMENT PROPOSAL — the amendment of the certificate of incorporation of Inception Growth by adopting the fifth amendment to the amended and restated certificate of incorporation of Inception Growth in the form attached to the accompanying proxy statement/prospectus as Annex C, in order to eliminate from Inception Growth’s certificate of incorporation the limitation that it shall not redeem Public Shares to the extent that such redemption would cause Inception Growth’s net tangible assets to be less than $5,000,001, be and is hereby approved.

For ☐	Against ☐	Abstain ☐
7.

PROPOSAL NO. 7. THE DIRECTOR APPOINTMENT PROPOSAL — the appointment of six (6) directors of PubCo, namely Tay Yee Paa Tony, Lee Wei Chiang Francis, Lim Chee Heong, Loo Choo Leong, Seah Chin Siong and Wee Carmen Yik Cheng, assuming the Redomestication Merger Proposal, the Share Exchange Proposal and the Nasdaq Proposal are all approved, effective upon the Closing, be and is hereby approved.

(Check one)

FOR all nominees listed below (except as indicated). ☐

WITHHOLD AUTHORITY to vote for all nominees listed below. ☐

If you wish to withhold your vote for any individual nominee, strike a line through that nominee’s name set forth below:

Tay Yee Paa Tony;

Lee Wei Chiang Francis;

Lim Chee Heong;

Loo Choo Leong;

Seah Chin Siong; and

Wee Carmen Yik Cheng.

8.

PROPOSAL NO. 8. THE INCENTIVE PLAN PROPOSAL — the Incentive Plan be and is hereby approved for adoption by PubCo as the surviving entity of the Redomestication Merger with effect from the closing of the Business Combination.

For ☐	Against ☐	Abstain ☐
9.

PROPOSAL NO. 9. THE ADJOURNMENT PROPOSAL — the Special Meeting be adjourned to a later date or dates to be determined by the chairman of the Special Meeting as necessary, including without limitation (a) to permit further solicitation and vote of proxies in the event Inception Growth does not receive the requisite stockholder vote to approve any of the above Proposals; (b) to the extent necessary, to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Inception Growth stockholders, or (c) if, as of the time for which the Special Meeting is scheduled, there are insufficient IGTA Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting

For ☐	Against ☐	Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

Annex E-2

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:

Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your share certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a share certificate is registered in two (2) names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes      No

Number of attendees:

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

Annex E-3